As filed with the Securities and Exchange Commission on March 23, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

W. P. CAREY INC.

(Exact name of registrant as specified in its charter)

Maryland	6798	45-4549771
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

50 Rockefeller Plaza

New York, New York 10020

(212) 492-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Trevor P. Bond

Chief Executive Officer

W. P. Carey Inc.

50 Rockefeller Plaza

New York, New York 10020

(212) 492-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Christopher P. Giordano, Esq. Michael J. Stein, Esq. DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020-1104 Tel: (212) 335-4500 Fax: (212) 335-4501	Kathleen L. Werner, Esq. Audrey S. Leigh, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 Tel: (212) 878-8000 Fax: (212) 878-8375

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.001 par value per share	39,729,018 (1)	N/A	$1,833,494,181 (3)	$210,119 (5)
Common stock, $0.001 par value per share	131,813,786 (2)	N/A	$678,840,998 (4)	$77,796 (5)

(1)	Includes the maximum number of shares of common stock, $0.001 par value per share, of W. P. Carey Inc., a Maryland corporation (“W. P. Carey Inc.”), that may be issuable pursuant to the merger of W. P. Carey & Co. LLC, a Delaware limited liability company (“W. P. Carey”), with and into W. P. Carey Inc. (the “W. P. Carey Merger”) pursuant to the agreement and plan of merger dated February 17, 2012 between W. P. Carey and W. P. Carey REIT, Inc. (now known as W. P. Carey Inc.), as described in the joint proxy statement/prospectus that forms a part of this Registration Statement, based on the number of listed shares, no par value, of W. P. Carey outstanding at the close of business on March 20, 2012 or that may be issuable pursuant to outstanding options or other rights prior to the date the W. P. Carey Merger is expected to be completed. In the W. P. Carey Merger, each outstanding listed share of W. P. Carey will be converted into one share of W. P. Carey Inc. common stock.
(2)

Includes the maximum number of shares of common stock, $0.001 par value per share, of W. P. Carey Inc. that may be issuable pursuant to the merger of an affiliate of Corporate Property Associates 15 Incorporated, a Maryland corporation (“CPA®:15”), with and into a subsidiary of W. P. Carey Inc. (the “Merger”) pursuant to the agreement and plan of merger dated February 17, 2012 by and among CPA®:15, CPA 15 Holdco, Inc., CPA 15 Merger Sub Inc., W. P. Carey, W. P. Carey REIT, Inc. and the other parties thereto, as described in the joint proxy statement/prospectus that forms a part of this Registration Statement, based on the number of shares of common stock, $0.001 par value per share, of CPA®:15 outstanding at the close of business on March 20, 2012 or that may be issuable pursuant to outstanding options or other rights prior to the date the Merger is expected to be completed. In the Merger, each outstanding share of CPA®:15 common stock will be converted into the right to receive (i) $1.25 in cash and (ii) 0.2326 shares of W. P. Carey Inc. common stock.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(c) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum aggregate offering price of the W. P. Carey Inc. common stock was calculated based upon the market value of shares of W. P. Carey listed shares (the securities to be canceled in the W. P. Carey Merger) in accordance with Rule 457(c) and is equal to the product of (i) $46.15, the average of the high and low prices per share of W. P. Carey listed shares on the New York Stock Exchange on March 20, 2012, multiplied by (ii) 39,729,018, the estimated maximum number of W. P. Carey listed shares that may be canceled and exchanged in the W. P. Carey Merger.
(4)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2) promulgated under the Securities Act. The proposed maximum aggregate offering price of the W. P. Carey Inc. common stock was calculated based upon the market value of shares of CPA 15 common stock (the securities to be canceled in the Merger) in accordance with Rule 457(f)(2) and is equal to the product of (i) $5.15, the book value of CPA 15 common stock as of December 31, 2011, multiplied by (ii) 131,813,786, the estimated maximum number of shares of CPA 15 common stock that may be canceled and exchanged in the Merger.
(5)	The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. W. P. Carey Inc. may not sell or exchange these securities until the Registration Statement is effective. This joint proxy statement/prospectus is not an offer to sell or exchange these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 23, 2012

JOINT PROXY STATEMENT/PROSPECTUS

YOUR VOTE IS VERY IMPORTANT

Dear W. P. Carey Shareholders and CPA®:15 Stockholders:

W. P. Carey & Co. LLC (“W. P. Carey”) and Corporate Property Associates 15 Incorporated (“CPA®:15”) are proposing a combination of their companies by a merger and related transactions, which we refer to collectively as the “Merger,” pursuant to a definitive agreement and plan of merger dated as of February 17, 2012, which we refer to as the “Merger Agreement.” In the Merger, each holder of CPA 15 common stock issued and outstanding immediately prior to the effective time of the Merger will receive for each share of CPA 15 common stock consideration consisting of: (i) $1.25 in cash and (ii) 0.2326 shares of W. P. Carey Inc. (as defined below) common stock (the “Merger Consideration”). Based on the closing price of $[—] per W. P. Carey listed share on the New York Stock Exchange (“NYSE”) on [—], 2012, the last practicable date before the printing of this joint proxy statement/prospectus, the Merger Consideration has a total value of approximately $[—] per share of CPA®:15 common stock. We anticipate that the common stock of W. P. Carey Inc. issued in the Merger will be listed on the NYSE at the time of issuance under the symbol “WPC.” Due to the fixed stock component of the Merger Consideration, the value of the Merger Consideration will fluctuate with changes in the market price of W. P. Carey’s listed shares. We urge you to obtain current market quotations of W. P. Carey’s listed shares.

In addition, the board of directors of W. P. Carey has unanimously approved a plan to reorganize the business operations of W. P. Carey to allow W. P. Carey to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The conversion of W. P. Carey to a REIT will be implemented through a series of reorganizations and transactions (the “REIT Conversion”), including, among other things (i) certain mergers of W. P. Carey subsidiaries with and into W. P. Carey Inc., a wholly-owned subsidiary of W. P. Carey (“W. P. Carey Inc.”), (ii) the merger of W. P. Carey with and into W. P. Carey Inc., with W. P. Carey Inc. surviving the merger (the “W. P. Carey Merger”) pursuant to a definitive agreement and plan of merger dated as of February 17, 2012 between W. P. Carey and W. P. Carey Inc., which we refer to as the “REIT Conversion Agreement,” and (iii) the qualification by W. P. Carey Inc. as a REIT for federal income tax purposes. In the W. P. Carey Merger, W. P. Carey shareholders will receive one share of W. P. Carey Inc. common stock for each W. P. Carey listed share that they own.

The affirmative vote of the holders of a majority of the outstanding W. P. Carey listed shares and shares of CPA®:15 common stock entitled to vote is required for the approval of the Merger. The affirmative vote of the holders of a majority of the outstanding W. P. Carey listed shares entitled to vote is required for the adoption of the REIT Conversion Agreement and approval of the W. P. Carey Merger.

After careful consideration, the board of directors of W. P. Carey has unanimously declared both the Merger and the W. P. Carey Merger are advisable and recommends that all W. P. Carey shareholders vote “FOR” approval of the Merger and “FOR” adoption of the REIT Conversion Agreement and approval of the W. P. Carey Merger. After careful consideration, following the recommendation of a special committee of independent directors, the board of directors of CPA®:15 has unanimously declared that the Merger is advisable and recommends that all CPA®:15 stockholders vote “FOR” approval of the Merger.

Your vote is very important regardless of the number of shares you own. Whether or not you plan to attend the special meeting of shareholders of W. P. Carey or of stockholders of CPA®:15, please take the time to vote by completing, signing and mailing the enclosed proxy cards. If you do not vote, in the case of W. P. Carey, the effect will be the same as voting against approval of the Merger and against adoption of the REIT Conversion Agreement and approval of the W. P. Carey Merger, and in the case of CPA®:15, the effect will be the same as voting against approval of the Merger. In addition, failure to vote may result in W. P. Carey or CPA®:15 not having a sufficient quorum of a majority of its outstanding shares represented in person or by proxy at the meetings. A meeting cannot be held unless a quorum is present.

Each of W. P. Carey and CPA®:15 has scheduled a special meeting for its respective shareholders and stockholders to vote on the proposals described in this joint proxy statement/prospectus. The date, place and time of the meetings are as follows:

FOR W. P. CAREY SHAREHOLDERS: [—], 2012, [—], Eastern Time at [—]	FOR CPA®:15 STOCKHOLDERS: [—], 2012, [—], Eastern Time at [—]

This joint proxy statement/prospectus is a prospectus of W. P. Carey Inc. as well as a proxy statement for W. P. Carey and CPA®:15 and provides you with detailed information about the Merger, the REIT Conversion and the special meetings. We encourage you to read carefully this entire joint proxy statement/prospectus, including all its annexes, and we especially encourage you to read the section entitled “Risk Factors” beginning on page 34.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SHARES OF W. P. CAREY INC. COMMON STOCK TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Sincerely,

Trevor P. Bond	Richard J. Pinola
Chief Executive Officer	Director and Co-Chair of the Special Committee
W. P. Carey & Co. LLC	Corporate Property Associates 15 Incorporated

This joint proxy statement/prospectus is dated [—], 2012 and is expected to be first mailed to holders of W. P. Carey listed shares and CPA 15 common stock on or about [—], 2012.

W. P. CAREY & CO. LLC

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [—], 2012

To the shareholders of W. P. Carey & Co. LLC:

A special meeting of shareholders of W. P. Carey & Co. LLC (“W. P. Carey”) will be held on [—], 2012, at [—] Eastern Time, at [—] for the following purposes:

1. To consider and vote upon a proposal to approve the transactions described in the Agreement and Plan of Merger dated as of February 17, 2012 (the “Merger Agreement”) by and among Corporate Property Associates 15 Incorporated (“CPA®:15”), CPA 15 Holdco, Inc., a wholly-owned subsidiary of CPA®:15 (“CPA 15 Holdco”), W. P. Carey, W. P. Carey REIT, Inc. (now named W. P. Carey Inc.), a wholly-owned subsidiary of W. P. Carey (“W. P. Carey Inc.”), CPA 15 Merger Sub Inc., an indirect subsidiary of W. P. Carey Inc. (“CPA 15 Merger Sub”), and the other parties thereto. As contemplated by the Merger Agreement:

•

CPA®:15 will merge with an indirect wholly-owned subsidiary of CPA®:15, with CPA®:15 surviving the merger as a wholly-owned subsidiary of CPA 15 Holdco, and immediately thereafter, CPA 15 Holdco will merge with and into CPA 15 Merger Sub, with CPA 15 Merger Sub surviving the merger as an indirect subsidiary of W. P. Carey Inc. and CPA®:15 becoming a direct subsidiary of CPA 15 Merger Sub and an indirect subsidiary of W. P. Carey Inc.

•

Each issued and outstanding share of CPA®:15 common stock will be converted into one share of common stock of CPA 15 Holdco, and immediately thereafter into the right to receive (i) $1.25 in cash and (ii) 0.2326 shares of W. P. Carey Inc. common stock (the “Merger Consideration”).

•

Based on the closing price of $[—] per W. P. Carey listed share on the New York Stock Exchange on [—], 2012, the last practicable date before the printing of this joint proxy statement/prospectus, the total Merger Consideration was valued at approximately $[—] per share of CPA®:15 common stock.

We refer to the transactions described above collectively as the “Merger.”

2. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated February 17, 2012 (the “REIT Conversion Agreement”) between W. P. Carey and W. P. Carey Inc., and approve the merger of W. P. Carey with and into W. P. Carey Inc., with W. P. Carey Inc. surviving the merger (the “W. P. Carey Merger”), pursuant to the REIT Conversion Agreement, as part of the conversion of W. P. Carey to a real estate investment trust for federal income tax purposes through a series of reorganizations and transactions, including the W. P. Carey Merger (the “REIT Conversion”). In the W. P. Carey Merger, W. P. Carey shareholders will receive one share of W. P. Carey Inc. common stock for each W. P. Carey listed share that they own.

3. To transact such other business as may properly come before W. P. Carey’s special meeting or any adjournments or postponements of the special meeting, including, without limitation, a motion to adjourn the special meeting to another time for the purpose of soliciting additional proxies to approve the proposals above.

AT A MEETING ON FEBRUARY 17, 2012, W. P. CAREY’S BOARD OF DIRECTORS UNANIMOUSLY ADOPTED A RESOLUTION DECLARING THAT BOTH THE MERGER AND THE W. P. CAREY MERGER ARE ADVISABLE AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER AND FOR THE ADOPTION OF THE REIT CONVERSION AGREEMENT AND APPROVAL OF THE W. P. CAREY MERGER.

The Merger and the Merger Agreement and the W. P. Carey Merger and the REIT Conversion Agreement are each described in more detail in the accompanying joint proxy statement/prospectus, which you should read in its entirety before authorizing a proxy to vote. Copies of the Merger Agreement and the REIT Conversion Agreement are attached as Annexes A and B, respectively, to the accompanying joint proxy statement/prospectus. If you do not vote, the effect will be the same as voting against approval of the Merger and against adoption of the REIT Conversion Agreement and approval of the W. P. Carey Merger.

Only those shareholders whose names appear in W. P. Carey’s records as owning W. P. Carey listed shares at the close of business on [—], 2012, referred to as the W. P. Carey record date, are entitled to notice of, and to vote at, W. P. Carey’s special meeting.

The affirmative vote of shareholders entitled to cast a majority of all the votes entitled to be cast by W. P. Carey shareholders on the matter on the W. P. Carey record date is necessary to approve the proposals relating to the approval of the Merger and the adoption of the REIT Conversion Agreement and the approval of the W. P. Carey Merger. If that vote is not obtained, the Merger and the W. P. Carey Merger cannot be completed.

All shareholders of W. P. Carey are cordially invited to attend W. P. Carey’s special meeting in person. To ensure your representation at W. P. Carey’s special meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope or to authorize a proxy via telephone or Internet as instructed in the enclosed proxy card. You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus at any time before it is voted at W. P. Carey’s special meeting.

By Order of the Board of Directors,

Susan C. Hyde

Managing Director and Secretary

New York, New York

[—], 2012

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [—], 2012

To the stockholders of Corporate Property Associates 15 Incorporated:

A special meeting of stockholders of Corporate Property Associates 15 Incorporated (“CPA®:15”) will be held on [—], 2012, at [—] Eastern Time, at [—] for the following purposes:

1. To consider and vote upon a proposal to approve the transactions described in the Agreement and Plan of Merger dated as of February 17, 2012 (the “Merger Agreement”) by and among CPA®:15, CPA 15 Holdco, Inc., a wholly-owned subsidiary of CPA®:15 (“CPA 15 Holdco”), W. P. Carey & Co. LLC (“W. P. Carey”), W. P. Carey REIT, Inc. (now named W. P. Carey Inc.), a wholly-owned subsidiary of W. P. Carey (“W. P. Carey Inc.”), CPA 15 Merger Sub Inc., an indirect subsidiary of W. P. Carey Inc. (“CPA 15 Merger Sub”), and the other parties thereto. As contemplated by the Merger Agreement:

•

CPA®:15 will merge with an indirect wholly-owned subsidiary of CPA®:15, with CPA®:15 surviving the merger as a wholly-owned subsidiary of CPA 15 Holdco, and immediately thereafter, CPA 15 Holdco will merge with and into CPA 15 Merger Sub, with CPA 15 Merger Sub surviving the merger as an indirect subsidiary of W. P. Carey Inc. and CPA®:15 becoming a direct subsidiary of CPA 15 Merger Sub and an indirect subsidiary of W. P. Carey Inc.

•

Each issued and outstanding share of CPA®:15 common stock will be converted into one share of common stock of CPA 15 Holdco, and immediately thereafter, into the right to receive (i) $1.25 in cash and (ii) 0.2326 shares of W. P. Carey Inc. common stock (the “Merger Consideration”).

•

Based on the closing price of $[—] per W. P. Carey listed share on the New York Stock Exchange on [—], 2012, the last practicable date before the printing of this joint proxy statement/prospectus, the total Merger Consideration was valued at approximately $[—] per share of CPA®:15 common stock.

We refer to the transactions described above collectively as the “Merger.”

2. To transact such other business as may properly come before CPA®:15’s special meeting or any adjournments or postponements of the special meeting, including, without limitation, a motion to adjourn the special meeting to another time for the purpose of soliciting additional proxies to approve the proposal above.

AT A MEETING ON FEBRUARY 17, 2012, CPA®:15’S BOARD OF DIRECTORS, AFTER RECEIVING THE RECOMMENDATION OF A SPECIAL COMMITTEE OF INDEPENDENT DIRECTORS OF CPA®:15’S BOARD OF DIRECTORS, UNANIMOUSLY ADOPTED A RESOLUTION DECLARING THAT THE MERGER IS ADVISABLE AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER.

The Merger Agreement and the proposed Merger are each described in more detail in the accompanying joint proxy statement/prospectus, which you should read in its entirety before authorizing a proxy to vote. A copy of the Merger Agreement is attached as Annex A to the accompanying joint proxy statement/prospectus. If you do not vote, the effect will be the same as voting against approval of the Merger.

Only those stockholders whose names appear in CPA®:15’s records as owning shares of CPA®:15 common stock at the close of business on [—], 2012, referred to as the CPA®:15 record date, are entitled to notice of, and to vote at, CPA®:15’s special meeting.

The affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast by holders of CPA®:15 common stock on the matter on the CPA®:15 record date is necessary to approve the Merger. If that vote is not obtained, the Merger cannot be completed. CPA®:15’s bylaws prohibit any of its directors or affiliates, including W. P. Carey, from voting their shares on any matters submitted to stockholders regarding any transaction between CPA®:15 and its advisor, or any of its directors or affiliates, including W. P. Carey; however, these shares are considered to be outstanding and eligible to vote for the purposes of determining whether the requisite stockholder approval has been obtained and therefore will have the effect of counting as votes against the Merger.

All stockholders of CPA®:15 are cordially invited to attend CPA®:15’s special meeting in person. To ensure your representation at CPA®:15’s special meeting, you are urged to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope or to authorize a proxy via telephone or Internet as instructed in the enclosed proxy card. You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus at any time before it is voted at CPA®:15’s special meeting.

By Order of the Board of Directors,

Susan C. Hyde

Managing Director and Secretary

New York, New York

[—], 2012

ANNEXES

Annex A	Agreement and Plan of Merger dated February 17, 2012 by and among Corporate Property Associates 15 Incorporated, CPA 15 Holdco, Inc., W. P. Carey & Co. LLC, W. P. Carey REIT, Inc., CPA 15 Merger Sub Inc., and, for the limited purposes set forth in Section 4.3, Carey Asset Management Corp. and W. P. Carey & Co. B.V. (Merger)
Annex B	Agreement and Plan of Merger dated February 17, 2012 by and between W. P. Carey & Co. LLC and W. P. Carey REIT, Inc. (REIT Conversion)
Annex C	Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated
Annex D	Opinion of Deutsche Bank Securities Inc.
Annex E	Maryland General Corporation Law—Rights of Objecting Stockholders
Annex F	Form of W. P. Carey Inc. Articles of Amendment and Restatement
Annex G	Form of W. P. Carey Inc. Amended and Restated Bylaws

GLOSSARY

In this joint proxy statement/prospectus, unless the context otherwise requires, when used herein, the following terms shall have the meanings set forth below.

•	“Advisory Agreement” means the Amended and Restated Advisory Agreement, dated as of October 1, 2009, between CPA®:15 and CAM.

•

“AFFO” means FFO as modified to also exclude certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries and unrealized foreign currency exchange gains and losses. However, for purposes of the section titled “Opinion of Financial Advisor to W. P. Carey,” “AFFO” means FFO adjusted for company-specific revenue and expense items, as applicable, including recurring capital expenditures, differences in the amount of distributions from equity investments in real estate and pro rata share of FFO from equity investments in real estate, and non-cash revenue amounts. See the section entitled “Prospective Financial Information.”

•	“Asset Management Agreement” means the Asset Management Agreement, dated as of July 1, 2008, between CPA®:15 and BV.

•	“BV” means W. P. Carey & Co. B.V., a private limited liability company organized in the Netherlands.

•	“CAM” means Carey Asset Management Corp., a Delaware corporation and a wholly-owned subsidiary of W. P. Carey.

•	“Carey Storage” means Carey Storage Management LLC, a Delaware limited liability company.

•	“combined company” refers to W. P. Carey Inc. after completion of the Merger.

•	“CPA®:14” means Corporate Property Associates 14 Incorporated, a Maryland corporation.

•	“CPA®:14/16 Merger” means the merger of CPA®:14 with a subsidiary of CPA®:16—Global.

•	“CPA®:15” means Corporate Property Associates 15 Incorporated, a Maryland corporation, and its subsidiaries.

•	“CPA®:15 Advisory Agreements” means the Advisory Agreement and the Asset Management Agreement.

•	“CPA®:15 Bylaws” means the amended and restated bylaws of CPA®:15.

•	“CPA®:15 Charter” means the charter of CPA®:15.

•

“CPA 15 common stock” means, as the context requires, the common stock of CPA®:15 outstanding immediately prior to the effective time of the Merger and/or the common stock of CPA 15 Holdco outstanding immediately prior to the effective time of the merger with and into CPA 15 Merger Sub.

•	“CPA 15 Holdco” means CPA 15 Holdco, Inc., a Maryland corporation and a wholly-owned subsidiary of CPA®:15.

•	“CPA 15 Merger Sub” means CPA 15 Merger Sub Inc., a Maryland corporation and an indirect subsidiary of W. P. Carey Inc.

•	“CPA®:16—Global” means Corporate Property Associates 16—Global Incorporated, a Maryland corporation.

•	“CPA®:17—Global” means Corporate Property Associates 17—Global Incorporated, a Maryland corporation.

•	“CPA® REITs” means CPA®:15, CPA®:16—Global and CPA®:17—Global.

•	“CWI” means Carey Watermark Investors Incorporated, a Maryland corporation.

•

“FFO” means the non-GAAP financial measure defined by NAREIT as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets and extraordinary items; however, FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. See the section entitled “Prospective Financial Information.”

•	“GAAP” means United States generally accepted accounting principles.

•	“Livho” means Livho, Inc., a Delaware corporation.

•

“Merger” means the combination of W. P. Carey and CPA®:15 accomplished by, collectively, the merger of CPA®:15 with and into an indirect, wholly-owned subsidiary of CPA®:15, with CPA®:15 surviving the merger as a wholly-owned subsidiary of CPA 15 Holdco, and the merger immediately thereafter of CPA 15 Holdco with and into CPA 15 Merger Sub, with CPA 15 Merger Sub surviving the merger as an indirect subsidiary of W. P. Carey Inc. and CPA®:15 becoming a direct subsidiary of CPA 15 Merger Sub and an indirect subsidiary of W. P. Carey Inc.

•

“Merger Agreement” means the definitive Agreement and Plan of Merger dated as of February 17, 2012 by and among CPA®:15, CPA 15 Holdco, CPA 15 Merger Sub, W. P. Carey, W. P. Carey Inc. and, for the limited purposes set forth therein, CAM and BV.

•	“Merger Consideration” means the right of each share of CPA 15 common stock to receive (i) $1.25 in cash and (ii) 0.2326 shares of W. P. Carey Inc. common stock.

•

“Merger Sub 2” means WPC REIT Merger Sub, a Maryland corporation and a wholly-owned subsidiary of WPC Holdco LLC, a disregarded limited liability company organized under the laws of Maryland and a wholly-owned subsidiary of W. P. Carey Inc.

•

“MFFO” means the NAREIT computation of FFO as modified in accordance with the guidelines and definition of MFFO of the Investment Program Association (the “IPA”), an industry trade group, and excludes acquisition-related expenses, amortization of above- and below-market leases, fair value adjustments or derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. See the section entitled “Prospective Financial Information.”

•	“NAREIT” means the National Association of Real Estate Investment Trusts.

•	“NAV” means net asset value.

•	“QRS” means a qualified REIT subsidiary.

•	“REIT” means a real estate investment trust.

•

“REIT Conversion” means the conversion of W. P. Carey to a REIT, implemented through a series of reorganizations and transactions, including, among other things, (i) certain mergers of W. P. Carey subsidiaries with and into W. P. Carey Inc., (ii) the W. P. Carey Merger, and (iii) the qualification by W. P. Carey Inc. as a REIT for federal income tax purposes.

•

“REIT Conversion Agreement” means the definitive Agreement and Plan of Merger dated as of February 17, 2012, by and between W. P. Carey and W. P. Carey Inc., whereby W. P. Carey will merge with and into W. P. Carey Inc., with W. P. Carey Inc. surviving the merger.

•	“TRS” means a taxable REIT subsidiary.

•	“W. P. Carey” means W. P. Carey & Co. LLC, a Delaware limited liability company.

•	“W. P. Carey Bylaws” means the amended and restated bylaws of W. P. Carey.

•	“W. P. Carey Inc.” means W. P. Carey Inc., a Maryland corporation formerly named W. P. Carey REIT, Inc. and a wholly-owned subsidiary of W. P. Carey.

•	“W. P. Carey Inc. Bylaws” means the amended and restated bylaws of W. P. Carey Inc.

•	“W. P. Carey Inc. Charter” means the charter of W. P. Carey Inc., including W. P. Carey Inc.’s articles of amendment and restatement.

•	“W. P. Carey Inc. common stock” means the common stock, $0.001 par value per share, of W. P. Carey Inc.

•	“W. P. Carey LLC Agreement” means W. P. Carey’s Amended and Restated Limited Liability Company Agreement.

•	“W. P. Carey listed share” means each outstanding listed share of W. P. Carey.

•	“W. P. Carey Merger” means the merger of W. P. Carey with and into W. P. Carey Inc., with W. P. Carey Inc. surviving the merger.

QUESTIONS AND ANSWERS FOR W. P. CAREY SHAREHOLDERS AND CPA®:15 STOCKHOLDERS REGARDING THE MERGER AND THE SPECIAL MEETINGS

The following questions and answers for W. P. Carey shareholders and CPA®:15 stockholders briefly address some frequently asked questions about the Merger and the special meetings of shareholders of W. P. Carey and of stockholders of CPA®:15. They may not include all the information that is important to you. We urge you to read carefully this entire joint proxy statement/prospectus, including the annexes.

Q.	What are we planning to do?

A.

W. P. Carey and CPA®:15 are proposing a combination of their companies through the Merger. In addition, W. P. Carey is proposing a plan to reorganize the business operations of W. P. Carey to allow W. P. Carey Inc. to qualify as a REIT for federal income tax purposes beginning with its 2012 taxable year. W. P. Carey expects the REIT election to be effective from February 15, 2012, the date of incorporation of W. P. Carey Inc.

Q.	What will holders of CPA 15 common stock receive in connection with the Merger? When will they receive it?

A.	In the Merger, each issued and outstanding share of CPA 15 common stock will be converted into one share of common stock of CPA 15 Holdco, and immediately thereafter, into the right to receive total consideration valued at approximately $ [—] per share of CPA 15 common stock (based on the closing price of $[—] per W. P. Carey listed share on the New York Stock Exchange (the “NYSE”) on [—], 2012, the last practicable date before the printing of this joint proxy statement/prospectus), and consisting of (i) $1.25 in cash and (ii) 0.2326 shares of W. P. Carey Inc. common stock. We anticipate that the shares of W. P. Carey Inc. common stock will trade on the NYSE under the symbol “WPC.”

Q.	How was the Merger Consideration determined?

A.

The Merger Consideration, including the stock component of 0.2326 shares of W. P. Carey Inc. common stock for one share of CPA 15 common stock, was determined by the board of directors of W. P. Carey and a special committee of the board of directors of CPA®:15 following negotiations based in part upon (i) the historical market price of the W. P. Carey listed shares as quoted on the NYSE, and (ii) the estimated NAV per share for CPA®:15 of $10.40 as of September 30, 2011. The estimated NAV was determined by W. P. Carey, based in part upon a valuation of CPA®:15’s real estate portfolio as of September 30, 2011, as prepared by Robert A. Stanger & Co., Inc. (“Stanger”), a third-party valuation firm, with adjustments for indebtedness, cash and other items.

Q.	What is the expected ongoing rate of return of a CPA®:15 stockholder on his or her original investment?

A.

Each CPA®:15 stockholder currently receives $0.729 of annual distributions per share, which represents an annual rate of return of 7.35% on invested capital of $9.92 per share (an original investment of $10.00 per share of CPA®:15 common stock, less a special distribution of $0.08 per share on January 15, 2008). Following the Merger, CPA®:15 stockholders will be entitled to receive ongoing distributions paid by W. P. Carey Inc. Based on W. P. Carey Inc.’s anticipated annualized distribution rate of $2.60 per share following completion of the Merger, divided by the stock component of the Merger Consideration of 0.2326, each holder of CPA 15 common stock is expected to receive $0.605 in distributions on the 0.2326 shares of W. P. Carey Inc. common stock received in exchange for each CPA®:15 share they own. This represents an annual rate of return of 6.98% on invested capital of $8.67 per share (an original investment of $10.00 per share of CPA®:15 common stock less the $0.08 per share special distribution on January 15, 2008 and the $1.25 of cash received as part of the Merger Consideration).

	Current	After the Merger
	Invested Capital of $9.92	Invested Capital of $8.67
Rate of Return on Invested Capital	7.35%	6.98%

On a NAV basis, CPA®:15’s current annual distribution of $0.729 per share represents an annual rate of return of 7.01% on the estimated NAV per share of CPA®:15 common stock of $10.40 as of September 30, 2011. W. P. Carey Inc.’s anticipated annualized distribution of $0.605 per share of W. P. Carey Inc. common stock (calculated as described above) represents an annual rate of return of 6.61% on the estimated NAV per share of CPA 15 common stock of $9.15 (after deducting the $1.25 of cash received as part of the Merger Consideration) as of September 30, 2011.

	Current	After the Merger
	Net Asset Value of $10.40	Net Asset Value of $9.15
Rate of Return on Net Asset Value	7.01%	6.61%

Future distributions by W. P. Carey Inc. are not guaranteed and there can be no assurance of the future returns that CPA®:15 stockholders might receive as stockholders of W. P. Carey Inc. W. P. Carey Inc.’s anticipated distribution rate is based upon its current estimates of its annual REIT taxable income and its intention to qualify as a REIT. While W. P. Carey Inc. believes that its estimates are reasonable, they are subject to uncertainty and to factors outside of its control. See the “Risk Factors” section of this joint proxy statement/prospectus for a discussion of factors which may affect W. P. Carey Inc.’s payment of distributions. Pursuant to the terms of W. P. Carey’s amended and restated credit facility, following the completion of the REIT Conversion, W. P. Carey may make Restricted Payments (as such term is defined in the amended and restated credit facility) in an aggregate amount in any fiscal year not to exceed the greater of 95% of (i) the adjusted funds from operations, and (ii) the amount of Restricted Payments required to be paid in order to maintain its status as a REIT. There is a prohibition on W. P. Carey making Restricted Payments if the obligations under its amended and restated credit facility are declared immediately due and payable upon an event of default, as defined in the amended and restated credit facility. In addition, the ability of W. P. Carey to make Restricted Payments will be either automatically reduced to an amount required in order to maintain W. P. Carey’s status as a REIT, or prohibited, as the case may be, upon the occurrence of certain specified events of default.

Q.	Are there any conditions to completion of the Merger?

A.	Yes. The Merger is subject to a number of conditions, including, among others, the following:

•	approval of the Merger by the requisite vote of the W. P. Carey shareholders and the CPA®:15 stockholders;

•

no stop order will have been issued or threatened by the Securities and Exchange Commission (the “SEC”) with regard to the registration statement, of which this joint proxy statement/prospectus forms a part;

•	no order, injunction or other legal restraint or prohibition preventing the consummation of the Merger will be in effect;

•	all consents and waivers from third parties will have been obtained or waived;

•	the closing of the REIT Conversion will have occurred;

•	the merger of CPA®:15 with and into an indirect wholly-owned subsidiary of CPA®:15 will have occurred; and

•	the shares of W. P. Carey Inc. common stock shall have been approved for listing on the NYSE.

If any of these conditions or any of the other conditions specified in the Merger Agreement are not satisfied, the Merger may be abandoned by either W. P. Carey or CPA®:15.

Q.	Who will be the board of directors and management of the surviving entity after the Merger?

A.	The board of directors and executive management of W. P. Carey immediately prior to the Merger and the REIT Conversion will be the board of directors and executive management, respectively, of W. P. Carey Inc.

Q.	What fees will CPA®:15’s advisor receive in connection with the Merger?

A.

CAM and its affiliates serve as the advisor for CPA®:15. CAM and its affiliates will not receive any subordinated disposition or termination fees in connection with the Merger but will continue to receive all other accrued fees in the ordinary course of business until the closing of the Merger.

Q.	Will W. P. Carey or any of its subsidiaries receive any consideration for the shares of CPA 15 common stock that they own?

A.	No. Each share of CPA 15 common stock that is owned by W. P. Carey or any W. P. Carey subsidiary immediately prior to the effective time of the Merger will automatically be canceled and retired and cease to exist and neither W. P. Carey nor any W. P. Carey subsidiary will receive any Merger Consideration for those shares.

Q.	Will CPA®:15 and W. P. Carey continue to pay distributions prior to the effective time of the Merger?

A.

Yes. The Merger Agreement permits CPA®:15 to continue to pay a regular quarterly distribution and any distribution that is necessary for CPA®:15 to maintain its REIT qualification and to avoid other adverse tax consequences. W. P. Carey intends to continue to pay a regular quarterly distribution to its shareholders with respect to quarters completed prior to the Merger.

Q.

Will CPA®:15 stockholders who participated in CPA®:15’s distribution reinvestment and stock purchase plan immediately prior to its suspension, and who desire to participate in the distribution reinvestment and stock purchase plan of W. P. Carey Inc. following completion of the Merger, be able to continue to participate in such plan?

A.

CPA®:15 has suspended its distribution reinvestment and stock purchase plan (the “CPA®:15 DRIP”) because of the Merger. Each CPA®:15 stockholder who was a participant in the CPA®:15 DRIP immediately prior to its suspension and who desires to take part in the distribution reinvestment and stock purchase plan of W. P. Carey Inc. (the “W. P. Carey Inc. DRIP”) following completion of the Merger will automatically be enrolled in such plan. Each CPA®:15 stockholder who was a participant in the CPA®:15 DRIP but who does not desire to take part in the W. P. Carey Inc. DRIP should contact W. P. Carey’s investor relations department by calling 1-800-WPCAREY. Each CPA®:15 stockholder who desires to take part in the W. P. Carey Inc. DRIP but is not a participant in the CPA®:15 DRIP will be allowed to follow the procedures applicable to participation in the W. P. Carey Inc. DRIP. Such stockholders should contact W. P. Carey’s investor relations department by calling 1-800-WPCAREY.

Q.	When and where are the special meetings?

A.	The special meeting of W. P. Carey shareholders will be held on [—], 2012, at [—], Eastern Time, at [—].

The special meeting of CPA®:15 stockholders will be held on [—], 2012, at [—], Eastern Time, at [—].

Q.	What will I be voting on at the special meetings?

A.

W. P. Carey shareholders are requested to vote on two proposals: (i) to approve the Merger and (ii) to adopt the REIT Conversion Agreement and approve the W. P. Carey Merger. CPA®:15 stockholders are requested to vote on the proposal to approve the Merger. In addition, W. P. Carey shareholders and CPA®:15 stockholders are each requested to vote on the proposal to adjourn the special meetings of the respective entities, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meetings to approve the respective proposals.

Q.	Who can vote at the special meetings?

A.

If you are a shareholder of record of W. P. Carey or a stockholder of record of CPA®:15 at the close of business on [—], 2012, the record date for W. P. Carey’s and CPA®:15’s special meeting, which we refer to as the W. P. Carey record date or the CPA®:15 record date, as applicable, or the record date, you may vote the W. P. Carey listed shares and the shares of CPA 15 common stock, as applicable, that you hold on the record date at each of the respective special meetings.

Q.	Why is my vote important?

A.	If you do not submit a proxy or vote in person at the meetings, it will be more difficult for us to obtain the necessary quorum to hold the special meetings. In addition, if you are a holder of W. P. Carey listed shares, your failure to submit a proxy or to vote in person will have the same effect as a vote against approval of the Merger and against adoption of the REIT Conversion Agreement and approval of the W. P. Carey Merger and if you are a holder of CPA 15 common stock, your failure to submit a proxy or to vote in person will have the same effect as a vote against approval of the Merger.

If you hold your W. P. Carey listed shares through a broker, bank, or other nominee, your broker, bank, or other nominee will not be able to cast a vote on the proposal to approve the Merger or the proposal to adopt the REIT Conversion Agreement and approve the W. P. Carey Merger without instructions from you.

Q.	What constitutes a quorum for the special meetings?

A.

A majority of the outstanding W. P. Carey listed shares being present in person or represented by proxy constitutes a quorum for the W. P. Carey special meeting. A majority of the outstanding shares of CPA 15 common stock being present in person or represented by proxy constitutes a quorum for the CPA®:15 special meeting.

Q.	What vote is required?

A.	The affirmative vote of the holders of a majority of the outstanding W. P. Carey listed shares entitled to vote is required to approve the Merger and to approve the adoption of the REIT Conversion Agreement and approve the W. P. Carey Merger. The affirmative vote of the holders of a majority of the outstanding shares of CPA 15 common stock entitled to vote is required to approve the Merger.

As of the close of business on the W. P. Carey record date and the CPA®:15 record date, respectively, there were [—] W. P. Carey listed shares and [—] shares of CPA 15 common stock outstanding and entitled to vote at the special meetings. Each outstanding W. P. Carey listed share and share of CPA 15 common stock on the record date is entitled to one vote on each proposal submitted to you for consideration. The CPA®:15 Bylaws prohibit any of its directors or affiliates, including W. P. Carey, from voting their shares on any matters submitted to stockholders regarding any transaction between CPA®:15 and its advisor, or any of its directors or affiliates, including W. P. Carey; however, these shares are considered to be outstanding and eligible to vote for the purposes of determining whether the requisite stockholder approval has been obtained and therefore will have the effect of counting as votes against the Merger. As of the close of business on the record date, CPA®:15’s directors and affiliates, including W. P. Carey and its subsidiaries, owned [—] shares of CPA 15 common stock, or approximately [—]% of the outstanding shares of CPA 15 common stock.

Q.	How do the boards of directors recommend I vote on the proposals?

A.	The board of directors of W. P. Carey believes that both the Merger and the W. P. Carey Merger are advisable and in the best interests of W. P. Carey and its shareholders. The W. P. Carey board of directors unanimously recommends that you vote “FOR” approval of the Merger and “FOR” adoption of the REIT Conversion Agreement and approval of the W. P. Carey Merger.

The board of directors of CPA®:15 believes that the Merger is advisable and in the best interests of CPA®:15 and its stockholders. The board of directors of CPA®:15 unanimously recommends that you vote “FOR” approval of the Merger.

Q.	When is the Merger expected to be completed?

A.

W. P. Carey and CPA®:15 expect to complete the Merger by the third quarter of 2012 or as soon as possible thereafter; however, there can be no assurance as to when, or if, the Merger will be completed. W. P. Carey and CPA®:15 reserve the right to abandon the Merger even if W. P. Carey shareholders and CPA®:15 stockholders vote to approve the Merger and other conditions to the completion of the Merger are satisfied or waived, if the boards of directors determine that the Merger is no longer in the best interests of W. P. Carey shareholders or CPA®:15 stockholders, respectively.

Q.	Are there risks associated with the Merger that I should consider in deciding how to vote?

A.	Yes. There are a number of risks related to the Merger that are discussed in this joint proxy statement/prospectus. In evaluating the Merger, you should read carefully the detailed description of the risks associated with the Merger described in the section entitled “Risk Factors” and other information included in this joint proxy statement/prospectus.

Q.	Will holders of W. P. Carey listed shares have to pay federal income taxes as a result of the Merger?

A.	No. Holders of W. P. Carey listed shares (who will become holders of W. P. Carey Inc. common stock in the REIT Conversion) are generally not expected to recognize gain in the Merger for federal income tax purposes.

The federal income tax treatment of holders of W. P. Carey listed shares and W. P. Carey Inc. common stock depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder will depend on that shareholder’s particular tax circumstances. We urge you to consult your tax advisor, particularly if you are a non-U.S. holder, regarding the specific tax consequences, including the federal, state, local, and foreign tax consequences, to you in light of your particular investment in, or the tax circumstances of acquiring, holding, exchanging or otherwise disposing of W. P. Carey Inc. common stock.

Q.	Will holders of CPA 15 common stock have to pay federal income taxes as a result of the Merger?

A.

Although holders of CPA 15 common stock generally will not recognize gain in the Merger for federal income tax purposes with respect to their receipt of W. P. Carey Inc. common stock, they will recognize gain on their CPA 15 common stock for federal income tax purposes up to the amount of cash that they receive in the Merger, which is $1.25 per share for each share of CPA 15 common stock. In addition, a holder of CPA 15 common stock who receives cash in lieu of a fractional share of W. P. Carey Inc. common stock in the Merger will generally be treated as having received the cash in redemption of the fractional share interest. Any gain or loss recognized by a holder of CPA 15 common stock in the Merger will generally be treated as capital gain or loss. Any capital gain or loss recognized in connection with the Merger will be long-term capital gain or loss if a holder of CPA 15 common stock has held the surrendered shares for more than one year.

The federal income tax treatment of holders of CPA 15 common stock in the Merger depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of participating in the Merger and of holding W. P. Carey Inc. common stock to any particular shareholder will depend on that shareholder’s particular tax circumstances. We urge you to consult your tax advisor, particularly if you are a non-U.S. holder, as defined in the section entitled “Material Federal Income Tax Considerations—Taxation of Shareholders—Taxation of Non-U.S. Holders,” regarding the specific tax consequences, including the federal, state, local, and foreign tax consequences, to you in light of your particular investment in, or the tax circumstances of acquiring, holding, exchanging or otherwise disposing of, your shares of CPA 15 common stock or W. P. Carey Inc. common stock.

Q.	Am I entitled to dissenters’ rights of appraisal in connection with the Merger?

A.

CPA®:15 stockholders who vote against the merger of CPA®:15 with its indirect wholly-owned subsidiary are entitled to dissenters’ and appraisal rights with respect to that merger under Maryland law. For holders of CPA 15 common stock, you can vote against approval of that merger by (i) indicating a vote against approval of the Merger on your proxy card and signing and mailing your proxy card in accordance with the instructions provided, (ii) authorizing your proxy by telephone or the Internet and indicating a vote against approval of the Merger or (iii) voting against approval of the Merger in person at CPA®:15’s special meeting. To qualify as an objecting CPA®:15 stockholder, you must deliver to CPA®:15’s corporate secretary, at or prior to CPA®:15’s special meeting, your written objection to the Merger. The written objection must be separate from and in addition to any proxy or vote against the Merger. In addition, if you wish to exercise your right to demand payment of the fair value of your common stock, within 20 days following the date the articles of merger are accepted for record by the State Department of Assessments and Taxation of Maryland, you must make a written demand on W. P. Carey Inc. for the payment of your shares of CPA 15 common stock, stating the number and class of shares for which you demand payment. Strict compliance with statutory procedures is necessary in order to perfect your rights to an appraisal and to receive fair value for your shares of CPA 15 common stock. A copy of the relevant provisions of Maryland law appears as Annex E to this joint proxy statement/prospectus.

Q.	How do I vote without attending the special meetings?

A.	If you are a holder of W. P. Carey listed shares or shares of CPA 15 common stock on the record date, you may vote by completing, signing and promptly returning the proxy card in the self-addressed stamped envelope provided. You may also authorize a proxy to vote your shares by telephone or over the Internet as described in your proxy card. Authorizing a proxy by telephone or over the Internet or by mailing a proxy card will not limit your right to attend the special meetings and vote your shares in person. Those shareholders and stockholders of record who choose to authorize a proxy by telephone or over the Internet must do so no later than 11:59 p.m., Eastern Time, on [—], 2012.

Q.	Can I attend the special meetings and vote my shares in person?

A.	Yes. All holders of W. P. Carey listed shares and all holders of CPA 15 common stock are invited to attend the special meetings for the entity in which they hold shares. Shareholders and stockholders of record at the close of business on the record date are invited to attend and vote at the special meetings. If your W. P. Carey listed shares are held by a broker, bank or other nominee, then you are not the shareholder of record. Therefore, to vote at the W. P. Carey special meeting, you must bring the appropriate documentation from your broker, bank or other nominee confirming your beneficial ownership of the W. P. Carey listed shares.

Q.	If my W. P. Carey listed shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my W. P. Carey listed shares for me?

A.	No. If your W. P. Carey listed shares are held in “street name” by your broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee. Your broker, bank or other nominee will vote your W. P. Carey listed shares only if you provide instructions on how you would like your shares to be voted.

Q.	Once the Merger has been completed, do CPA®:15 stockholders have to do anything to receive their shares of W. P. Carey Inc. common stock?

A.	No. Following completion of the Merger, W. P. Carey Inc. will cause a third party transfer agent to record the issuance of the shares of W. P. Carey Inc. common stock to the holders of CPA 15 common stock on its stock records. We will issue shares of W. P. Carey Inc. common stock to holders of CPA 15 common stock in uncertificated book-entry form. No physical share certificates will be delivered.

Q.	What do I need to do now?

A.

You should carefully read and consider the information contained in this joint proxy statement/prospectus, including its annexes. It contains important information about the factors that the board of directors of each of W. P. Carey and CPA®:15 considered in evaluating whether to vote to approve the Merger.

You should then complete and sign your proxy card and return it in the enclosed envelope as soon as possible so that your shares will be represented at the special meetings, or authorize your proxy by telephone or over the Internet in accordance with the instructions on your proxy card. If your W. P. Carey listed shares are held through a broker, bank or other nominee, you should receive a separate voting instruction form with this joint proxy statement/prospectus.

Q.	Can I change my vote after I have mailed my signed proxy card?

A.

Yes. You can change your vote at any time before your proxy is voted at your special meeting. To revoke your proxy, you must either (i) notify the secretary of either W. P. Carey or CPA®:15, as applicable, in writing, (ii) mail a new proxy card dated after the date of the proxy you wish to revoke, (iii) submit a later dated proxy by telephone or over the Internet by following the instructions on your proxy card or (iv) attend the special meetings and vote your shares in person. Merely attending the special meetings will not constitute revocation of your proxy. If your W. P. Carey listed shares are held through a broker, bank, or other nominee, you should contact your broker, bank or other nominee to change your vote.

Q.	Where will my W. P. Carey Inc. common stock be publicly traded?

A.	W. P. Carey Inc. will apply to have the new shares of W. P. Carey Inc. common stock listed on the NYSE upon the closing of the Merger. We anticipate that the shares of W. P. Carey Inc. common stock issued in the Merger will trade on the NYSE under the symbol “WPC.”

Q.	Will a proxy solicitor be used?

A.	Yes. We may utilize some of the officers and employees of W. P. Carey’s wholly-owned subsidiaries, CAM and Carey Management Services, Inc. (who will receive no compensation in addition to their regular salaries), to solicit proxies personally and by telephone. In addition, we have engaged Computershare Fund Services (“Computershare”) to assist in the solicitation of proxies for the meeting and estimate we will pay Computershare a fee of approximately $115,000. We have also agreed to reimburse Computershare for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Computershare against certain losses, costs and expenses.

Q.	Who can help answer my questions?

A.	If you have more questions about the Merger, or would like additional copies of this joint proxy statement/prospectus, please contact:

For W. P. Carey shareholders:

W. P. CAREY & CO. LLC

Investor Relations Department

50 Rockefeller Plaza

New York, New York 10020

Telephone: (800) WP-CAREY

Facsimile: (212) 492-8922

For CPA®:15 stockholders:

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

Investor Relations Department

50 Rockefeller Plaza

New York, New York 10020

Telephone: (800) WP-CAREY

Facsimile: (212) 492-8922

QUESTIONS AND ANSWERS FOR W. P. CAREY SHAREHOLDERS

REGARDING THE REIT CONVERSION

The following questions and answers for W. P. Carey shareholders briefly address some frequently asked questions about the REIT Conversion. They may not include all the information that is important to you. We urge you to read carefully this entire joint proxy statement/prospectus, including the annexes.

Q.	What are we planning to do?

A.	In addition to the Merger, W. P. Carey is proposing a plan to reorganize its business operations to allow W. P. Carey Inc. to qualify as a REIT for federal income tax purposes beginning with its 2012 taxable year. W. P. Carey expects the REIT election to be effective from February 15, 2012, the date of incorporation of W. P. Carey Inc. W. P. Carey shareholders will not become holders of W. P. Carey Inc. common stock unless and until the Merger and the REIT Conversion are consummated.

Q.	What is a REIT?

A.	A REIT is an entity that qualifies for special treatment for federal income tax purposes provided that it meets certain requirements including, among other things, that it derives most of its income from real estate-based sources and makes a special election under the Internal Revenue Code of 1986, as amended (the “Code”). A corporation that qualifies as a REIT generally is not subject to federal income tax on its corporate income and gains that it distributes to its shareholders, reducing its corporate level income taxes and substantially eliminating the “double taxation” of corporate income.

Even if we qualify as a REIT, we may continue to be required to pay federal income tax on earnings from all or a portion of our non-REIT assets or operations, which consists primarily of the investment management business of W. P. Carey. In addition, our international assets and operations will continue to be subject to taxation in the foreign jurisdictions where those assets are held or those operations are conducted. We also may be subject to federal income and excise taxes in certain circumstances, as well as state, local, and foreign income, franchise, property and other taxes.

Q.	What will happen in the REIT Conversion?

A.	The REIT Conversion involves the following key elements:

REIT Conversion. Following certain reorganizations of most of W. P. Carey’s subsidiaries, W. P. Carey will then merge with and into W. P. Carey Inc. with W. P. Carey Inc. surviving the merger. Effective at the time of the W. P. Carey Merger, W. P. Carey Inc. will hold, directly or indirectly through its subsidiaries, the assets currently held by W. P. Carey and will conduct the existing businesses of W. P. Carey and its subsidiaries and assume the obligations of W. P. Carey. The REIT Conversion will facilitate W. P. Carey’s compliance with REIT tax rules by ensuring the effective adoption of the charter provisions that implement the transfer restrictions that are intended to assist us in meeting the share ownership requirements of the REIT tax rules.

As a consequence of the REIT Conversion, among other things:

•	there will be no change in the assets W. P. Carey holds or in the businesses it conducts;

•	there will be no fundamental change to W. P. Carey’s discretionary capital allocation strategy or current operational strategy;

•

effective at the time of the REIT Conversion, W. P. Carey Inc. will, subject to approval by the NYSE, become a publicly traded NYSE-listed company that will continue to operate, directly or indirectly, all of W. P. Carey’s existing business; and

•	the rights of the stockholders of W. P. Carey Inc. will be governed by the W. P. Carey Inc. Charter and the W. P. Carey Inc. Bylaws.

See the section entitled “Structure of the Merger and the REIT Conversion.”

Other Reorganization Transactions. W. P. Carey’s existing subsidiaries that are taxable as REITs will become QRSs of W. P. Carey Inc., and W. P. Carey’s existing subsidiaries that are taxable as corporations will jointly elect with W. P. Carey Inc. to be treated as TRSs in order to comply with certain REIT qualification requirements. See the section entitled “Material Federal Income Tax Considerations—Subsidiary Entities” for a more detailed description of the requirements and limitations regarding our expected use of TRSs.

The business that we expect to contribute to, or retain in, one or more subsidiaries that will elect to be treated as TRSs effective upon the REIT Conversion principally consists of our investment management business. Net income from our TRSs either will be retained by our TRSs and used to fund their operations, or will be distributed to us, where it either will be reinvested by us into our business or will be contributed to the income available for distribution to our stockholders.

Q.	What are the reasons for the REIT Conversion?

A.	The REIT Conversion, together with the Merger, is being proposed primarily for the following reasons:

•

the Merger and the REIT Conversion are part of a larger transformation that implements W. P. Carey’s overall business strategy of expanding real estate assets under ownership which in turn is expected to provide a platform for future growth;

•	the Merger and the REIT Conversion substantially increase W. P. Carey’s scale and liquidity, which in turn provide a basis for an expected continuation of stable dividend growth;

•	the Merger and the REIT Conversion are expected to provide income contribution from owned properties, while preserving the investment management business; and

•

the Merger and the REIT Conversion are expected to increase analyst coverage and the combined company’s access to capital markets by creating a company with increased scale and trading volume and enhanced liquidity.

To review the background of, and reasons for, the REIT Conversion in greater detail, and the related risks associated with the reorganization, see the sections entitled “The Merger and the REIT Conversion—Background of the Merger and the REIT Conversion,” “The Merger and the REIT Conversion—W. P. Carey’s Reasons for the Merger and the REIT Conversion and the W. P. Carey Merger” and “Risk Factors.”

Q.	What will W. P. Carey shareholders receive in connection with the REIT Conversion and when will they receive it?

A.	At the effective time of the W. P. Carey Merger, W. P. Carey shareholders will receive one share of W. P. Carey Inc. common stock in exchange for each W. P. Carey listed share that they then own. In addition, as a REIT, W. P. Carey Inc. will be required to distribute annually at least 90% of its REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain).

If the REIT Conversion is approved by W. P. Carey shareholders and the Merger is approved by both W. P. Carey shareholders and CPA®:15 stockholders, W. P. Carey Inc. expects to commence declaring regular quarterly distributions beginning in the quarter in which the Merger closes, the amount of which will be determined, and is subject to adjustment, by the board of directors. W. P. Carey Inc. anticipates that its annualized distribution rate will be $2.60 per share of W. P. Carey Inc. common stock. The actual timing and amount of the distributions will be as determined and authorized by the board of directors and will depend on, among other factors, our financial condition, earnings, debt covenants, applicable provisions under the Maryland General Corporation Law (the “MGCL”) and other possible uses of such funds. See the section entitled “Dividend and Distribution Policy.”

If you dispose of your shares before the record date for the first quarterly distribution, you will not receive the first quarterly distribution or any other regular quarterly distribution.

Any W. P. Carey subsidiaries currently taxable as REITs will distribute their current and accumulated earnings and profits to W. P. Carey prior to the REIT Conversion.

Q.	Should I send in my W. P. Carey listed share certificates (or share certificates of W. P. Carey’s predecessor, Carey Diversified, LLC) now or at all?

A.	No. As soon as practicable following the effective time of the W. P. Carey Merger, W. P. Carey Inc. will cause a third party transfer agent to record the transfer on the stock records of W. P. Carey Inc. of the amount of W. P. Carey Inc. common stock issued pursuant to the terms of the REIT Conversion Agreement. We will issue shares of W. P. Carey Inc. common stock to holders of W. P. Carey listed shares in uncertificated book-entry form. No physical share certificates will be delivered. See “Terms of the REIT Conversion—Recordation of Exchange.” Please do not send in your W. P. Carey share certificates (or share certificates of W. P. Carey’s predecessor, Carey Diversified, LLC) with your proxy or following completion of the W. P. Carey Merger. Any share certificate or book entry representing W. P. Carey listed shares or its predecessor, Carey Diversified, LLC, will instead automatically represent shares of W. P. Carey Inc. common stock following completion of the W. P. Carey Merger.

Q.	Will converting to a REIT change W. P. Carey’s business objectives and strategy?

A.	No. W. P. Carey’s business objectives and strategy will remain the same.

Q.	When is the REIT Conversion expected to be completed and the REIT election expected to be made?

A.	We expect to complete the REIT Conversion by the third quarter of 2012, or as soon as possible thereafter, prior to the Merger. However, there can be no assurance as to when, or if, the REIT Conversion will be completed. If the REIT Conversion and the Merger are completed in 2012, we expect W. P. Carey Inc. to elect to qualify as a REIT for federal income tax purposes beginning with its 2012 taxable year. W. P. Carey expects the REIT election to be effective from February 15, 2012, the date of incorporation of W. P. Carey Inc. W. P. Carey reserves the right to abandon the REIT Conversion even if the shareholders of W. P. Carey vote to adopt the REIT Conversion Agreement, which sets forth the terms and conditions of the W. P. Carey Merger, and approve the W. P. Carey Merger, and other conditions to the completion of the REIT Conversion are satisfied or waived, if the W. P. Carey board of directors determines that the REIT Conversion is no longer in the best interests of W. P. Carey and its shareholders. See the section entitled “Terms of the REIT Conversion” for a more detailed description of the REIT Conversion.

Q.	Are there risks associated with the REIT Conversion that I should consider in deciding how to vote?

A.	Yes. There are a number of risks related to the REIT Conversion that are discussed in this joint proxy statement/prospectus. In evaluating the REIT Conversion, you should read carefully the detailed description of the risks associated with the REIT Conversion described under the heading “Risk Factors—Risks Related to the REIT Conversion and REIT Structure” and other information included in this joint proxy statement/prospectus.

Q.	Will I have to pay federal income taxes as a result of the REIT Conversion?

A.	You should not recognize gain or loss for federal income tax purposes as a result of the exchange of W. P. Carey listed shares for shares of W. P. Carey Inc. common stock in the REIT Conversion except to the extent that your allocable share of W. P. Carey indebtedness exceeds your basis in your listed shares of W. P. Carey.

The federal income tax treatment of holders of W. P. Carey shares in the REIT Conversion depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of participating in the REIT Conversion and of holding W. P. Carey Inc. common stock to any particular shareholder will depend on that shareholder’s particular tax circumstances. We urge you to consult your tax advisor, particularly if you are a non-U.S. holder, as defined in the section entitled “Material Federal Income Tax Considerations—Taxation of Shareholders—Taxation of Non-U.S. Holders,” regarding the specific tax consequences, including the federal, state, local, and foreign tax consequences, to you in light of your particular investment in, or the tax circumstances of acquiring, holding, exchanging or otherwise disposing of, W. P. Carey listed shares or W. P. Carey Inc. common stock.

Q.	Am I entitled to dissenters’ rights of appraisal in connection with the REIT Conversion?

A.	No. Under Delaware law, you are not entitled to any dissenters’ rights of appraisal in connection with the REIT Conversion.

Q.	If my W. P. Carey listed shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A.	No. If your W. P. Carey listed shares are held in “street name” by your broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee. Your broker, bank or other nominee will vote your shares only if you provide instructions on how you would like your W. P. Carey listed shares to be voted.

Q.	Where will my W. P. Carey Inc. common stock be publicly traded?

A.	W. P. Carey Inc. will apply to have the new shares of W. P. Carey Inc. common stock listed on the NYSE upon the closing of the REIT Conversion. We anticipate that the shares of W. P. Carey Inc. common stock issued in the W. P. Carey Merger will trade on the NYSE under the symbol “WPC.”

STRUCTURE OF THE MERGER AND THE REIT CONVERSION

The following diagrams summarize the corporate structure of W. P. Carey Inc. before and after the Merger and the REIT Conversion.

Before the Merger and REIT Conversion:

After the Merger and REIT Conversion:

SUMMARY

This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement/prospectus and the other documents to which this joint proxy statement/prospectus refers to fully understand the Merger and the REIT Conversion. In particular, you should read the annexes attached to this joint proxy statement/prospectus, including the Merger Agreement and the REIT Conversion Agreement, which are attached as Annexes A and B, respectively, as they are the legal documents that govern the Merger and the W. P. Carey Merger. You also should read the form of W. P. Carey Inc. Charter and the W. P. Carey Inc. Bylaws, attached as Annexes F and G, respectively, as they are the legal documents that will govern your rights as a stockholder of W. P. Carey Inc. following the Merger and the REIT Conversion. See the section entitled “Where You Can Find More Information.” For a discussion of the risk factors that you should carefully consider, see the section entitled “Risk Factors.”

The Companies

W. P. Carey & Co. LLC

50 Rockefeller Plaza

New York, New York 10020

(212) 492-1100

W. P. Carey provides long-term financing via sale-leaseback and build-to-suit transactions for companies worldwide and manages a global investment portfolio. W. P. Carey invests primarily in commercial properties domestically and internationally that are generally triple-net leased to single corporate tenants, which requires each tenant to pay substantially all of the costs associated with operating and maintaining the property. W. P. Carey also earns revenue as the advisor to the CPA® REITs and invests in similar properties. W. P. Carey is currently the advisor to the following CPA® REITs: CPA®:15, CPA®:16—Global and CPA®:17—Global. W. P. Carey is also the advisor to CWI, which W. P. Carey formed in March 2008 for the purpose of acquiring interests in lodging and lodging-related properties.

Collectively, at December 31, 2011, W. P. Carey owned and managed over 980 properties domestically and internationally, including its owned portfolio. W. P. Carey’s portfolio was comprised of its full or partial ownership interest in 157 properties, substantially all of which were triple-net leased to 73 tenants, and totaled approximately 13.0 million square feet (on a pro rata basis) with an occupancy rate of approximately 93%. In addition, through its Carey Storage and Livho subsidiaries, W. P. Carey had interests in 21 self-storage properties and a hotel property, respectively, with an aggregate of approximately 0.8 million square feet (on a pro rata basis) at December 31, 2011.

Most of W. P. Carey’s properties were either acquired as a result of its consolidation with certain affiliated Corporate Property Associates limited partnerships or subsequently acquired from other CPA® REIT programs in connection with the provision of liquidity to stockholders of those CPA® REITs. Because its advisory agreements with each of the existing CPA® REITs and CWI require that W. P. Carey use its best efforts to present to them a continuing and suitable program of investment opportunities that meet their investment criteria, W. P. Carey generally provides investment opportunities to these funds first and earn revenues from transaction and asset management services performed on their behalf. W. P. Carey’s principal focus on its owned real estate portfolio in recent years has therefore been on enhancing the value of its existing properties. Under the advisory agreements with the CPA® REITs and CWI, W. P. Carey performs various services, including but not limited to the day-to-day management of the CPA® REITs and CWI and transaction-related services, for which W, P. Carey earns revenue. The advisory agreements allow W. P. Carey to elect to receive stock in lieu of cash for any revenue due from the CPA® REITs and CWI. W. P. Carey also receives a percentage of distributions of available cash from the operating partnerships of CPA®:16—Global, CPA®:17—Global and CWI. W. P. Carey may also earn incentive and disposition revenue and receive other compensation in connection with providing liquidity alternatives to the stockholders of the CPA® REITs and CWI. The CPA® REITs and CWI also reimburse W. P. Carey for certain costs, primarily broker-dealer commissions paid on their behalf and marketing and personnel costs. As a result of electing to receive certain payments for services in shares, W. P. Carey holds ownership interests in the CPA® REITs and CWI.

W. P. Carey was formed as a limited liability company under the laws of Delaware on July 15, 1996. On January 1, 1998 the limited partnership interests of nine CPA® partnerships were combined and became listed on the NYSE under the name “Carey Diversified” and the symbol “CDC.” In 2000, Carey Diversified merged with W. P. Carey after W. P. Carey became listed on the NYSE under the symbol “WPC.”

At December 31, 2011, W. P. Carey employed 212 individuals through its wholly-owned subsidiaries. W. P. Carey’s website is www.wpcarey.com. On the website, investors can find press releases, financial filings and other information about W. P. Carey. The SEC website, www.sec.gov, also offers access to reports and documents that W. P. Carey has electronically filed with or furnished to the SEC. These website addresses are not intended to function as hyperlinks, and the information contained on W. P. Carey’s website and in the SEC’s website is not intended to be a part of this joint proxy statement/prospectus.

Corporate Property Associates 15 Incorporated

50 Rockefeller Plaza

New York, New York 10020

(212) 492-1100

CPA®:15 is a publicly owned, non-listed REIT that primarily invests in commercial properties leased to companies both domestically and internationally. At December 31, 2011, CPA®:15’s portfolio consisted of full or partial ownership interest in 315 properties, substantially all of which were triple-net leased to 77 tenants and totaled approximately more than 28.0 million square feet (on a pro rata basis). CPA®:15’s core investment strategy is to own and manage a portfolio of properties leased to a diversified group of companies on a single tenant net lease basis. CPA®:15’s triple-net leases generally require the tenant to pay substantially all of the costs associated with operating and maintaining the property such as maintenance, insurance, taxes, structural repairs and other operating expenses.

CPA®:15 is managed by W. P. Carey through certain of its wholly-owned subsidiaries. W. P. Carey provides both strategic and day-to-day management services for CPA®:15, including capital funding services, investment research and analysis, investment financing and other investment-related services, asset management, disposition of assets, investor relations and administrative services. W. P. Carey also provides office space and other facilities for CPA®:15. CPA®:15 pays asset management fees and certain transactional fees to W. P. Carey and also reimburses W. P. Carey for certain expenses incurred in providing services, including those associated with providing personnel for the administration of CPA®:15’s operations.

CPA®:15 was formed as a Maryland corporation in February 2001. In two offerings, between November 2001 and August 2003, CPA®:15 sold a total of 104,617,606 shares of its common stock for a total of $1.0 billion in gross offering proceeds. Through December 31, 2011, CPA®:15 also issued 15,161,997 shares ($172.3 million) through the CPA®:15 DRIP. CPA®:15 repurchased 16,524,274 shares ($173.9 million) under its redemption plan from inception through December 31, 2011. In June 2009, as a result of redemptions reaching the 5% limitation under the terms of its redemption plan and CPA®:15’s desire to preserve capital and liquidity, CPA®:15’s board of directors suspended its redemption plan, effective for all redemption requests received subsequent to June 1, 2009, with limited exceptions in cases of death, qualifying disability or confinement to a long-term care facility. The suspension will remain in effect until its board of directors, in its discretion, determines to reinstate the plan.

W. P. Carey Inc.

50 Rockefeller Plaza

New York, New York 10020

(212) 492-1100

W. P. Carey Inc. is a wholly-owned subsidiary of W. P. Carey and was incorporated in Maryland as W. P. Carey REIT, Inc. on February 15, 2012 with the purpose of succeeding and continuing the business of W. P. Carey. Prior to the REIT Conversion, W. P. Carey Inc. will conduct no business other than that incident to the REIT Conversion. Following the REIT Conversion, W. P. Carey Inc. will directly or indirectly conduct all of the business currently conducted by W. P. Carey. Upon the effective time of the Merger, W. P. Carey Inc. will directly and indirectly through CPA®:15 hold all of W. P. Carey’s assets.

CPA 15 Holdco, Inc.

50 Rockefeller Plaza

New York, New York 10020

(212) 492-1100

CPA 15 Holdco, Inc. is a wholly-owned subsidiary of CPA®:15 and was incorporated in Maryland on February 16, 2012 with the sole purpose of engaging in the Merger. CPA 15 Holdco will conduct no business other than that incident to the Merger.

The Merger

The board of directors of W. P. Carey has determined that the Merger satisfies many objectives of W. P. Carey for its growth and future return to its shareholders. The principal reasons for the board of directors of W. P. Carey entering into the Merger Agreement are:

•

the Merger and the REIT Conversion are part of a larger transformation that implements W. P. Carey’s overall business strategy of expanding real estate assets under ownership which in turn is expected to provide a platform for future growth;

•	the Merger and the REIT Conversion substantially increase W. P. Carey’s scale and liquidity, which in turn provide a basis for an expected continuation of stable dividend growth;

•	the Merger and the REIT Conversion are expected to provide income contribution from owned properties, while preserving the investment management business; and

•

the Merger and the REIT Conversion are expected to increase analyst coverage and the combined company’s access to capital markets by creating a company with increased scale and trading volume and enhanced liquidity.

The board of directors of W. P. Carey also considered a number of potentially negative factors about the Merger, including:

•	the possibility that the Merger and the REIT Conversion may not be completed, or that completion may be unduly delayed, for reasons beyond the control of W. P. Carey or CPA®:15;

•	the risk that failure to complete the Merger and the REIT Conversion could negatively affect the price of the W. P. Carey listed shares; and

•	the potential risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the Merger and the REIT Conversion.

At a meeting on February 17, 2012, the CPA®:15 board of directors and CPA®:15 special committee unanimously determined that the Merger is advisable and directed that a proposal to approve the Merger be submitted to CPA®:15’s stockholders at a special meeting of stockholders. In making their determination, the CPA®:15 board of directors and CPA®:15 special committee considered a variety of factors, including the following:

•

the fact that the Merger Consideration to be received by CPA®:15’s stockholders, valued at approximately $11.73 based upon the closing price of W. P. Carey’s listed shares on February 17, 2012, represented an approximately 13% premium to CPA®:15’s estimated NAV per share of $10.40 as of September 30, 2011;

•

the decision of W. P. Carey Inc. to elect to qualify as a REIT and the belief that, based upon W. P. Carey’s anticipated dividends per share after its conversion to a REIT, the stock component of the Merger Consideration will enable CPA®:15’s stockholders to continue to receive attractive dividends;

•	the expectation that the proposed transaction with W. P. Carey will provide liquidity to CPA®:15’s stockholders by delivering shares in a publicly-traded listed company with a broad stockholder base;

•	the receipt of the stock component of the Merger Consideration will be tax deferred to CPA®:15 stockholders, until such time as the shares of W. P. Carey Inc. received in the Merger are sold;

•	the fact that the combined company will be self-managed, thereby eliminating the external advisory structure under which CPA®:15 presently operates;

•

the CPA®:15 board of directors and CPA®:15 special committee’s belief that the proposed transaction will be immediately accretive to the combined company’s AFFO per share and cash available for distributions per share and provide the opportunity for continuation of stable dividend growth;

•

the expectation that the combined company will be among the largest publicly-traded REITs with an expected total market capitalization of approximately $5 billion, plus approximately $12 billion in assets under management (including assets owned by the combined company), and a more diversified portfolio of approximately 450 net-leased assets. As a result of its larger size and enhanced balance sheet, the combined company is expected to have greater operating and financial flexibility and better access to capital markets with a lower cost of capital than CPA®:15 on a stand-alone basis;

•

after the proposed transaction, the combined company would have greater geographic diversification and greater tenant diversification than CPA®:15 on a stand-alone basis, which could provide the combined company with greater cash flow stability. In addition, the combined company’s geographic exposure to European countries would be 30% (compared to CPA®:15’s 35.0%) and its exposure to the top two tenants by annualized rent would be 8.2% and 5.7%, respectively (compared to 11.4% and 8.0%, respectively, for CPA®:15);

•

the proposed transaction would increase the combined company’s weighted average debt maturity from 6.0 years to 6.1 years while lowering the average interest rate from approximately 5.7% to 5.1%, in each case compared to CPA®:15;

•

the CPA®:15 board of directors and CPA®:15 special committee’s belief that the current climate for an initial public offering is not favorable, particularly for REITs, and their belief that externally managed entities such as CPA®:15 tend to trade on national securities exchanges at lower valuations than internally managed entities and that it might be difficult to generate sufficient interest among potential purchasers of CPA®:15’s common stock to maintain share value in the range of the appraised value of the properties;

•	a sale of CPA®:15’s entire portfolio to unrelated third parties may involve difficulties and high transaction costs;

•

the provisions in the Merger Agreement that permit the CPA®:15 board of directors under specified circumstances to withdraw its recommendation of the Merger in connection with, or approve or recommend, a CPA®:15 superior competing transaction (as defined in the section titled “The Merger Agreement—No Solicitation of Transactions—CPA®:15”) and to terminate the Merger Agreement in order to enter into an agreement with respect to a CPA®:15 superior competing transaction, upon the payment of the expense reimbursement (see “The Merger Agreement—Expenses”);

•	the absence of a typical “break-up fee” under the Merger Agreement;

•

the provisions in the Merger Agreement that require W. P. Carey to reimburse CPA®:15 for its out-of-pocket expenses incurred in connection with the proposed transaction if W. P. Carey’s stockholders do not approve the Merger and the REIT Conversion;

•	the high likelihood that the Merger and the REIT Conversion will be completed in a timely manner;

•

the financial analyses presented to the CPA®:15 board of directors by Deutsche Bank that, as of February 17, 2012 and based upon and subject to the assumptions and limitations set forth in its opinion, the Merger Consideration was fair, from a financial point of view, to CPA®:15 stockholders, as more fully described elsewhere in this joint proxy statement/prospectus; and

•

the Merger is subject to the approval of CPA®:15’s stockholders who therefore have the option to reject the Merger. In addition, CPA®:15’s stockholders have the right to demand appraisal of their shares in accordance with the procedures established by Maryland law. See “The Merger Agreement—Objecting Stockholders’ Rights of Appraisal.”

The board of directors of CPA®:15 also considered a number of potentially negative factors about the Merger, including:

•

W. P. Carey and its affiliates serve as advisor to other CPA® REITs that have investment and rate of return objectives substantially similar to those of the combined company, and the conflicts of interest that may arise from such advisor’s role as well as the possibility that CPA® REITs may compete with the combined company after the Merger with respect to properties, potential purchasers, sellers and lessees of properties and mortgage financing for properties;

•

the average lease maturity of the combined company’s portfolio would be lowered after the Merger compared to that of CPA®:15. The average lease maturity of CPA®:15’s portfolio is currently approximately 10.4 years. The average lease maturity in the combined company’s portfolio will be approximately 9.2 years, thereby increasing overall risks related to re-leasing or sale of properties upon expiration of such leases;

•	the challenges inherent in the combination of two business enterprises the size of CPA®:15 and W. P. Carey and the risks and costs to CPA®:15 if the Merger does not close;

•

the possibility that the transaction with W. P. Carey would not be completed or may be delayed, and the possible adverse effects on the future liquidity options for CPA®:15 that might result if the proposed transaction with W. P. Carey were announced and not completed;

•	the risk that a different liquidity alternative could ultimately prove to be more beneficial to CPA®:15 stockholders than the proposed transaction with W. P. Carey;

•

the Merger Consideration is fixed and will not be adjusted for changes in the price of W. P. Carey’s listed shares or changes in the NAV of CPA®:15 prior to the Merger, which means that the value of the Merger Consideration could decrease prior to the closing of the Merger if the trading price of W. P. Carey’s listed shares decreases, even if the NAV of CPA®:15 increases;

•	the cash component of the Merger Consideration to be received by CPA®:15 stockholders in the Merger would be taxable to such stockholders to the extent of any gain in such CPA®:15 shares;

•	the risk that the anticipated strategic and financial benefits of the Merger and the REIT Conversion may not be fully realized;

•	the expenses to be incurred in connection with pursuing the Merger;

•	the restrictions on the conduct of CPA®:15’s business between the date of the Merger Agreement and the date of the consummation of the proposed Merger; and

•	the other risks of the Merger described in “Risk Factors—Risks Related to the Merger.”

The foregoing discussion of the factors considered by the CPA®:15 board of directors and the CPA®:15 special committee is not intended to be exhaustive but rather summarizes the material factors considered by the CPA®:15 board of directors and the CPA®:15 special committee. In view of the wide variety of factors considered, the CPA®:15 board of directors and the CPA®:15 special committee did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual directors may have given different weights to different factors. The CPA®:15 board of directors and the CPA®:15 special committee considered the positive and negative factors relating to the Merger and the related transactions and believed the negative factors to be outweighed by the positive factors.

The Merger Agreement

The board of directors of each of W. P. Carey and CPA®:15 have approved the Merger. Each share of CPA 15 common stock outstanding immediately prior to the Merger, other than shares owned by holders of CPA 15 common stock who perfect their appraisal rights, will be converted into one share of common stock of CPA 15 Holdco, and immediately thereafter into consideration valued at approximately $[—] per share (based on the closing price of $[—] per W. P. Carey listed share on the NYSE on [—], 2012, the last practicable date before the printing of this joint proxy statement/prospectus), consisting of (i) $1.25 in cash and (ii) 0.2326 shares of W. P. Carey Inc. common stock. Each share of CPA 15 common stock that is owned by W. P. Carey or any W. P. Carey subsidiary immediately prior to the effective time of the Merger will automatically be canceled and retired and will cease to exist and neither W. P. Carey nor any W. P. Carey subsidiary will receive any Merger Consideration for those shares.

The closing of the Merger is subject to the satisfaction or waiver of several conditions at or prior to the closing date, including:

•	approval of the Merger by the requisite vote of the W. P. Carey shareholders and the CPA®:15 stockholders;

•

the registration statement, of which this joint proxy statement/prospectus forms a part, will have become effective and no stop order will have been issued or threatened by the SEC with regard to the registration statement;

•	no order, injunction or other legal restraint or prohibition preventing the consummation of the Merger will be in effect;

•	all consents, approvals, permits and authorizations required by the Merger Agreement to be obtained from certain specified governmental entities will have been obtained or waived;

•	the closing of the REIT Conversion will have occurred;

•	the closing of the merger of CPA®:15 with its indirect wholly-owned subsidiary will have occurred; and

•	the shares of W. P. Carey Inc. common stock shall have been approved for listing on the NYSE.

Either W. P. Carey or CPA®:15 can terminate the Merger Agreement at any time prior to the effective time of the Merger:

•	by mutual written consent duly authorized by the board of directors of each of W. P. Carey and CPA®:15;

•

by either party, if the other party has breached any representation, warranty, covenant or agreement set forth in the Merger Agreement, or if any representation or warranty by the other party has become untrue, in either case such that either party’s related closing condition would be incapable of being satisfied by September 30, 2012, provided that CPA®:15 and CPA 15 Holdco shall not be deemed to have breached a representation, warranty, covenant or agreement set forth in the Merger Agreement to the extent the actions or inactions of W. P. Carey or any W. P. Carey subsidiary in its capacity as advisor to CPA®:15 pursuant to the CPA®:15 Advisory Agreements resulted in such breach;

•

by either party upon the entry of any judgment, injunction, order, decree or action by any governmental entity or other competent authority preventing the consummation of the Merger that has become final and nonappealable;

•	by either party, if the Merger shall not have been consummated before September 30, 2012; provided, however, that

•

a party that has materially breached a representation, warranty, covenant or agreement of such party set forth in the Merger Agreement is not entitled to exercise its right to terminate under this provision, and

•

W. P. Carey is not entitled to exercise its right to terminate under this provision to the extent it or any of its subsidiaries’ actions or inactions in its capacity as advisor to CPA®:15 pursuant to the CPA®:15 Advisory Agreements resulted in a breach by CPA®:15 or a failure of CPA®:15 to perform its obligations under the Merger Agreement;

provided further that the termination date of September 30, 2012 shall be automatically extended until October 31, 2012 (the “Extended Termination Date”), if the condition to closing with respect to the obtaining of all consents, approvals, permits and authorizations from governmental entities is not capable of being satisfied as of September 30, 2012, but is reasonably likely to be satisfied by the Extended Termination Date;

•	by either party, if, upon a vote at a duly held special meeting of CPA®:15 stockholders or any adjournment or postponement thereof, CPA®:15 stockholders do not approve the Merger;

•

by CPA®:15, if CPA®:15’s board of directors or any committee thereof shall have withdrawn its recommendation of the Merger or the Merger Agreement in connection with, or approved or recommended, a CPA®:15 superior competing transaction and CPA®:15 has paid, or has agreed in writing to pay, W. P. Carey’s out-of-pocket expenses;

•

by W. P. Carey, if (i) prior to CPA®:15’s special meeting, the board of directors of CPA®:15 or any committee thereof shall have withdrawn or modified in any manner adverse to W. P. Carey its approval or recommendation of the Merger or the Merger Agreement in connection with, or approved or recommended, any CPA®:15 superior competing transaction or (ii) CPA®:15 shall have entered into any agreement with respect to any CPA®:15 superior competing transaction; and

•

by either party, if, upon a vote at a duly held special meeting of W. P. Carey shareholders or any adjournment or postponement thereof, W. P. Carey shareholders do not approve the Merger and adopt the REIT Conversion Agreement and approve the W. P. Carey Merger.

CPA®:15 has agreed to pay W. P. Carey’s out-of-pocket expenses (including, without limitation, all attorneys’, accountants’ and investment bankers’ fees and expenses), if the Merger Agreement is terminated

(i) by W. P. Carey, due to a breach of any representation, warranty, covenant or agreement on the part of CPA®:15 or CPA 15 Holdco such that the related closing condition is not satisfied by September 30, 2012, (ii) by CPA®:15, due to CPA®:15’s board of directors withdrawing its recommendation of the Merger or the Merger Agreement in connection with, or approving or recommending, a CPA®:15 superior competing transaction or (iii) by W. P. Carey if (y) prior to the meeting of CPA®:15 stockholders, CPA®:15’s board of directors has withdrawn or modified in any manner adverse to W. P. Carey its approval or recommendation of the Merger or the Merger Agreement in connection with, or approved or recommended, a CPA®:15 superior competing transaction or (z) CPA®:15 has entered into an agreement with respect to a CPA®:15 superior competing transaction.

W. P. Carey has agreed to pay CPA®:15’s out-of-pocket expenses (including, without limitation, all attorneys’, accountants’, investment bankers’ and CPA®:15 special committee fees and expenses), if the Merger Agreement is terminated (i) by CPA®:15, due to a breach of any representation, warranty, covenant or agreement on the part of W. P. Carey, W. P. Carey Inc. or CPA 15 Merger Sub such that the related closing condition is not satisfied by September 30, 2012 or (ii) by CPA®:15 or W. P. Carey, due to the failure of the W. P. Carey shareholders to approve the Merger and the failure to adopt the REIT Conversion Agreement and approve the W. P. Carey Merger.

Except as set forth above, W. P. Carey and CPA®:15 will each pay their own out-of-pocket costs and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. W. P. Carey and CPA®:15 shall each bear one-half of the costs of filing, printing and mailing this joint proxy statement/prospectus.

REIT Conversion

The board of directors of W. P. Carey has approved a plan to reorganize its business operations to facilitate the qualification of W. P. Carey Inc., as the successor of its assets and business operations following the REIT Conversion, as a REIT for federal income tax purposes. The REIT Conversion is designed to enable W. P. Carey Inc. to hold its assets and business operations in a manner that will enable W. P. Carey Inc. to elect to be treated as a REIT for federal income tax purposes. If W. P. Carey Inc. qualifies as a REIT, it generally will not be subject to federal corporate income taxes on that portion of its capital gain and ordinary income from its REIT operations that is distributed to its stockholders. This treatment would substantially eliminate the federal “double taxation” on earnings from REIT operations, or taxation once at the corporate level and again at the stockholder level, that generally results from an investment in a regular C corporation. However, as explained more fully below, W. P. Carey Inc.’s non-REIT operations, which consist primarily of its investment management business, would continue to be subject, as applicable, to federal and state corporate income taxes and to foreign taxes in the jurisdictions in which those operations are located. W. P. Carey Inc. will also own real estate in certain foreign jurisdictions and such assets will be subject to tax in these jurisdictions.

The completion of the REIT Conversion is a condition to the closing of the Merger. The W. P. Carey board of directors reserves the right to abandon the REIT Conversion even if its shareholders vote to adopt the REIT Conversion Agreement and approve the W. P. Carey Merger and the other conditions to the completion of the REIT Conversion are satisfied or waived if the board determines, in its sole discretion, that the REIT Conversion is no longer in the best interests of W. P. Carey and its shareholders.

W. P. Carey estimates that its one-time transaction costs incurred in connection with the Merger and the REIT Conversion will be approximately $18.0 million in the aggregate.

CPA®:15 estimates that its one-time transaction costs incurred in connection with the Merger will be approximately $10.0 million in the aggregate.

Recommendation of the Board of Directors of W. P. Carey

AT A MEETING ON FEBRUARY 17, 2012, W. P. CAREY’S BOARD OF DIRECTORS VOTED UNANIMOUSLY TO APPROVE AND DECLARE ADVISABLE BOTH THE MERGER AND THE W. P. CAREY MERGER. W. P. CAREY’S BOARD OF DIRECTORS BELIEVES THAT BOTH THE MERGER AND THE W. P. CAREY MERGER ARE IN THE BEST INTERESTS OF W. P. CAREY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT W. P. CAREY SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AND FOR THE ADOPTION OF THE REIT CONVERSION AGREEMENT AND APPROVAL OF THE W. P. CAREY MERGER.

Recommendation of the Board of Directors of CPA®:15

AT A MEETING ON FEBRUARY 17, 2012, CPA®:15’S BOARD OF DIRECTORS, AFTER RECEIVING THE RECOMMENDATION OF A SPECIAL COMMITTEE OF INDEPENDENT DIRECTORS OF CPA®:15’S BOARD OF DIRECTORS, VOTED UNANIMOUSLY TO APPROVE AND DECLARED ADVISABLE THE MERGER. CPA®:15’S BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF CPA®:15 AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT CPA®:15 STOCKHOLDERS VOTE FOR THE APPROVAL OF THE MERGER.

Vote Required

The affirmative vote of shareholders entitled to cast a majority of the outstanding W. P. Carey listed shares entitled to vote and the affirmative vote of stockholders entitled to cast a majority of the outstanding shares of CPA 15 common stock entitled to vote are required for the approval of the Merger. The CPA®:15 Bylaws prohibit any of its directors or affiliates, including W. P. Carey, from voting their shares on any matters submitted to stockholders regarding any transaction between CPA®:15 and its advisor, or any of its directors or affiliates, including W. P. Carey; however, these shares are considered to be outstanding and eligible to vote for the purposes of determining whether the requisite stockholder approval has been obtained and therefore will have the effect of counting as votes against the Merger. As of the close of business on the CPA®:15 record date, CPA®:15’s directors and affiliates, including W. P. Carey and its subsidiaries, owned [—] shares of CPA 15 common stock, or approximately [—]% of the outstanding shares of CPA 15 common stock. Abstentions and “broker non-votes,” if any, will have the effect of a vote against the proposal to approve the Merger.

The affirmative vote of shareholders entitled to cast a majority of the outstanding W. P. Carey listed shares entitled to vote is required for the adoption of the REIT Conversion Agreement and approval of the W. P. Carey Merger. Abstentions and “broker non-votes,” if any, will have the effect of a vote against the proposal to adopt the REIT Conversion Agreement and approve the W. P. Carey Merger.

The affirmative vote of shareholders entitled to cast a majority of the outstanding W. P. Carey listed shares entitled to vote and the affirmative vote of stockholders entitled to cast a majority of the outstanding shares of CPA 15 common stock entitled to vote are required for the approval of the proposal to transact such other business as may properly come before W. P. Carey’s and CPA®:15’s special meetings or any adjournment or postponement of such special meetings, including, without limitation, a motion to adjourn the special meetings to another time for the purpose of soliciting additional proxies.

Date, Time, Place and Purpose of Special Meeting

The special meeting of shareholders of W. P. Carey will be held on [—], 2012, at [—] Eastern Time, at [—] for the following purposes: (i) to consider and vote upon a proposal to approve the Merger; (ii) to consider and vote upon a proposal to adopt REIT Conversion Agreement and approve the W. P. Carey Merger; and (iii) to transact such other business as may properly come before W. P. Carey’s special meeting or any adjournments or postponements of the special meeting, including, without limitation, a motion to adjourn the special meeting to another time for the purpose of soliciting additional proxies to approve the various proposals.

The special meeting of stockholders of CPA®:15 will be held on [—], 2012, at [—], Eastern Time, at [—] for the following purposes: (i) to consider and vote upon a proposal to approve the Merger; and (ii) to transact such other business as may properly come before CPA®:15’s special meeting or any adjournments or postponements of the special meeting, including, without limitation, a motion to adjourn the special meeting to another time for the purpose of soliciting additional proxies to approve the various proposals.

W. P. Carey Shareholders and CPA®:15 Stockholders Entitled to Vote

The W. P. Carey board of directors has fixed the close of business on [—], 2012 as the record date for the determination of W. P. Carey shareholders entitled to receive notice of, and to vote at, the W. P. Carey special meeting. As of [—], 2012, there were [—] million W. P. Carey listed shares outstanding and entitled to vote and [—] holders of record.

The CPA®:15 board of directors has fixed the close of business on [—], 2012 as the record date for the determination of CPA®:15 stockholders entitled to receive notice of, and to vote at, the CPA®:15 special meeting. As of [—], 2012, there were [—] million shares of CPA 15 common stock outstanding and entitled to vote and [—] holders of record.

Opinion of Financial Advisor to W. P. Carey

In connection with the Merger, W. P. Carey’s financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”), delivered a written opinion, dated February 17, 2012, to the W. P. Carey board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to W. P. Carey of the Merger Consideration to be paid by W. P. Carey. The full text of BofA Merrill Lynch’s written opinion, dated February 17, 2012, is attached as Annex C to this joint proxy statement/prospectus and sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by BofA Merrill Lynch in rendering its opinion. BofA Merrill Lynch delivered its opinion to the W. P. Carey board of directors for the benefit and use of the W. P. Carey board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the Merger Consideration from a financial point of view to W. P. Carey. BofA Merrill Lynch’s opinion did not address any other aspect of the Merger or any related transactions and no opinion or view was expressed as to the relative merits of the Merger and related transactions in comparison to other strategies or transactions that might be available to W. P. Carey or in which W. P. Carey might engage or as to the underlying business decision of W. P. Carey to proceed with or effect the Merger and related transactions. BofA Merrill Lynch also expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the Merger or any related matter.

Opinion of Financial Advisor to the Special Committee and Board of Directors of CPA®:15

At a meeting of the special committee of CPA®:15’s board of directors on February 17, 2012, Deutsche Bank Securities Inc. (“Deutsche Bank”), delivered its oral opinion, subsequently confirmed in writing, dated as of February 17, 2012, to the special committee and board of directors of CPA®:15 that, as of that date, based upon and subject to the various considerations, assumptions and limitations set forth in the opinion, the Merger Consideration to be received by CPA®:15 stockholders (other than W. P. Carey or any subsidiary of W. P. Carey that holds CPA 15 common stock) in connection with the Merger is fair to such stockholders from a financial point of view.

The full text of Deutsche Bank’s opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered, and limitations of the scope of the review undertaken by Deutsche Bank in rendering its opinion, is attached as Annex D to this joint proxy statement/prospectus. CPA®:15’s stockholders are urged to, and should, read Deutsche Bank’s opinion carefully and in its entirety. Deutsche Bank’s opinion was directed to CPA®:15’s special committee and its board of directors and is not intended to be, and does not constitute, a recommendation to CPA®:15’s special committee, CPA®:15’s board of directors or

CPA®:15 to proceed with the Merger, nor does it constitute a recommendation to any CPA®:15 stockholder as to how they should vote on, or take any other action with respect to, the Merger. The summary of Deutsche Bank’s opinion set forth in this joint proxy statement/prospectus is qualified by reference to the full text of such opinion.

CPA®:15 Real Estate Portfolio Appraisal

Stanger was engaged by CPA®:15 to appraise the CPA®:15 real estate portfolio and has delivered its opinion, based upon the review, analysis, scope and assumptions and limitations described in its report and summarized in this joint proxy statement/prospectus of the market value of the CPA®:15 portfolio as of September 30, 2011. CPA®:15 selected Stanger to provide the appraisal because of its experience and reputation.

The appraisal reflects Stanger’s valuation of the CPA®:15 real estate portfolio as of September 30, 2011 in the context of the information available at or around such date. Events occurring after such date could affect the assumptions used in preparing the appraisal and/or the CPA®:15 portfolio value opinion. Stanger has no obligation to update its appraisal on the basis of subsequent events.

Board of Directors and Management of W. P. Carey Inc.

The board of directors and executive management of W. P. Carey immediately prior to the REIT Conversion and the Merger will be the board of directors and executive management, respectively, of W. P. Carey Inc. immediately following the Merger and the REIT Conversion.

Regulatory Approvals

We are not aware of any federal, state or local regulatory requirements that must be complied with or approvals that must be obtained prior to the effective times of the transactions contemplated by the Merger Agreement and the REIT Conversion Agreement, other than compliance with applicable federal and state securities laws, the filing of a certificate or articles of merger as required under the Delaware Limited Liability Company Act (the “DLLCA”) and the MGCL, respectively, and obtaining various state governmental authorizations.

Comparison of Rights of CPA®:15 Stockholders and W. P. Carey Inc. Stockholders

The rights of holders of CPA 15 common stock are currently governed by the MGCL, the CPA®:15 Charter and the CPA®:15 Bylaws. If the Merger is approved by the shareholders of W. P. Carey and the stockholders of CPA®:15 and subsequently completed, all existing CPA®:15 stockholders will become stockholders of W. P. Carey Inc. and their rights as stockholders of W. P. Carey Inc. will be governed by the MGCL, the W. P. Carey Inc. Charter and the W. P. Carey Inc. Bylaws. Some important differences exist between your rights as a holder of CPA 15 common stock and your rights as a holder of W. P. Carey Inc. common stock. For more detail regarding the differences between your rights as a holder of CPA 15 common stock and your rights as a holder of W. P. Carey Inc. common stock, see the sections entitled “Description of W. P. Carey Inc. Shares” and “Comparison of Rights of CPA®:15 Stockholders and W. P. Carey Inc. Stockholders.”

The forms of the W. P. Carey Inc. Charter and W. P. Carey Inc. Bylaws are attached as Annex F and Annex G to this joint proxy statement/prospectus, respectively.

Comparison of Rights of Shareholders of W. P. Carey and Stockholders of W. P. Carey Inc.

The rights of holders of W. P. Carey listed shares are currently governed by the DLLCA, the W. P. Carey LLC Agreement and the W. P. Carey Bylaws. If the REIT Conversion Agreement is adopted and the W. P. Carey Merger is approved by W. P. Carey’s shareholders and the REIT Conversion is completed, all existing W. P. Carey shareholders will become stockholders of W. P. Carey Inc. and their rights as a stockholder of W. P. Carey Inc. will be governed by the MGCL, the W. P. Carey Inc. Charter and the W. P. Carey Inc. Bylaws. Some important differences exist between your rights as a holder of W. P. Carey listed shares and your rights as a holder of W. P. Carey Inc. common stock.

One major difference is that, to satisfy REIT requirements under the Code and to address other concerns relating to stock ownership in W. P. Carey Inc., the W. P. Carey Inc. Charter generally prohibits any stockholder from either (i) owning more than 7.9% in value or in number of shares, whichever is more restrictive, of the outstanding shares of stock of W. P. Carey Inc. or (ii) owning more than 7.9% in value or in number of shares, whichever is more restrictive, of the outstanding shares of W. P. Carey Inc.’s common stock excluding any outstanding shares of W. P. Carey Inc. common stock not treated as outstanding for federal income tax purposes, other than the estate of Wm. Polk Carey which may own up to 18.0% of the outstanding shares of W. P. Carey Inc. common stock or any other class or series of W. P. Carey Inc.’s stock. These limitations are subject to waiver or modification by the board of directors of W. P. Carey Inc. For more detail regarding the differences between your rights as a holder of W. P. Carey listed shares and your rights as a holder of W. P. Carey Inc. common stock, see the sections entitled “Description of W. P. Carey Inc. Shares” and “Comparison of Rights of Shareholders of W. P. Carey and Stockholders of W. P. Carey Inc.”

The forms of the W. P. Carey Inc. Charter and W. P. Carey Inc. Bylaws are attached as Annex F and Annex G to this joint proxy statement/prospectus, respectively.

Material Federal Income Tax Consequences of the Merger and the REIT Conversion

As a condition to the Merger, (i) W. P. Carey Inc. and CPA 15 Merger Sub shall receive an opinion of Clifford Chance US LLP, relying on customary assumptions and representations of CPA®:15, to the effect that, at all times since its taxable year ended December 31, 2008 through the closing date of the Merger, CPA®:15 has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and (ii) W. P. Carey Inc., W. P. Carey and CPA 15 Merger Sub shall receive an opinion from DLA Piper LLP (US) to the effect that for federal income tax purposes (A) the mergers of Carey REIT II Holdings, Inc., Carey REIT III, Inc., 308 Route 38, Inc. and Keystone Capital Company, Inc. with Merger Sub 2 Inc. in the REIT Conversion will each qualify as a reorganization under Section 368(a) of the Code; (B) the merger of CAM with a wholly-owned subsidiary of W. P. Carey Inc. in the reorganization will qualify as a reorganization within the meaning of Section 368(a) of the Code; (C) the transfer of shares of BV to W. P. Carey Inc. by operation of law pursuant to the REIT Conversion should qualify as a transfer under Section 351 of the Code; and (D) the deemed distribution of voting stock of W. P. Carey Inc. to W. P. Carey’s partners should be tax-free under Treasury Regulation section 1.731-2(d)(1)(ii) to the extent W. P. Carey received the voting shares of W. P. Carey Inc. in non-recognition transactions.

Clifford Chance US LLP is of the opinion that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Accordingly, holders of CPA®:15 common stock will recognize any gain on their CPA®:15 common stock for federal income tax purposes up to the amount of cash that they receive in the Merger. Holders of CPA®:15 common stock generally will not recognize gain in the Merger for federal income tax purposes in excess of the amount of cash received.

As a condition to the Merger, Clifford Chance US LLP will provide an opinion to CPA®:15 and CPA 15 Holdco to the effect that each of the merger of CPA®:15 with and into an indirect and wholly-owned subsidiary of CPA®:15 and the Merger will qualify as a reorganization under Section 368(a) of the Code. The opinion will rely on customary assumptions and representations of CPA®:15, CPA 15 Holdco, W. P. Carey, W. P. Carey Inc. and CPA 15 Merger Sub.

In addition, W. P. Carey’s tax counsel, DLA Piper LLP (US), is of the opinion that the REIT Conversion will be treated for federal income tax purposes as a series of tax-free reorganizations qualifying under Section 368 of the Code followed by a transaction that should be treated as a tax-free contribution of the remaining property of W. P. Carey to

W. P. Carey Inc. under Section 351 of the Code and a distribution in complete liquidation of W. P. Carey under Section 731 of the Code. Accordingly, we expect for federal income tax purposes that no gain or loss will be recognized by W. P. Carey or W. P. Carey Inc. as a result of the REIT Conversion and that you will not recognize any gain or loss upon the conversion of your W. P. Carey listed shares into W. P. Carey Inc. common stock except to the extent that your allocable share of W. P. Carey indebtedness exceeds your tax basis in your W. P. Carey shares.

The federal income tax treatment of the Merger and the REIT Conversion to holders of W. P. Carey listed shares, CPA 15 common stock and W. P. Carey Inc. common stock depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of the Merger and the REIT Conversion to any particular shareholder or stockholder will depend on your particular tax circumstances. We urge you to consult your tax advisor, particularly if you are a non-U.S. holder, regarding the specific tax consequences, including the federal, state, local and foreign tax consequences, to you in light of your particular investment or tax circumstances of the Merger, the REIT Conversion, and acquiring, holding, exchanging or otherwise disposing of W. P. Carey listed shares, CPA 15 common stock and W. P. Carey Inc. common stock.

Qualification of W. P. Carey Inc. Following the REIT Conversion

W. P. Carey Inc. expects to qualify as a REIT for federal income tax purposes beginning with its 2012 taxable year. W. P. Carey Inc. expects the REIT election to be effective from February 15, 2012, the date of incorporation of W. P. Carey Inc. If W. P. Carey Inc. so qualifies, it will be permitted to deduct distributions of taxable income paid to its stockholders, allowing the income represented by such distributions not to be subject to taxation at the entity level and to be taxed only at the stockholder level. Nevertheless, the income of W. P. Carey Inc.’s TRSs, which will hold its assets and operations that may not be REIT compliant as currently structured and operated, and certain REIT assets located in foreign jurisdictions will be subject, as applicable, to federal corporate income tax and to foreign income taxes where those operations are conducted. In addition, W. P. Carey Inc. will be subject to a separate corporate tax on any gain recognized during a specified period (generally ten years) following the REIT Conversion that is attributable to “built-in” gain with respect to its interests in CAM, Carey Management Services, Inc., BV, and Asiainvest LLC, to the extent that interests in W. P. Carey were held, directly or indirectly, by a taxable C corporation at the time of the W. P. Carey Merger.

W. P. Carey Inc.’s ability to qualify as a REIT will depend upon its continuing compliance following the REIT Conversion with various requirements, including requirements related to the nature of its assets, the sources of its income and the distributions to its stockholders. If W. P. Carey Inc. fails to qualify as a REIT, W. P. Carey Inc. will be subject to federal income tax at regular corporate rates. Even if W. P. Carey Inc. qualifies for taxation as a REIT, it may be subject to federal, state, local and foreign taxes on its income and property.

W. P. Carey’s tax counsel, DLA Piper LLP (US), is of the opinion that, after the transactions described in this joint proxy statement/prospectus are completed, W. P. Carey Inc. will be organized in conformity with the requirements for qualification as a REIT under the Code and that its current and anticipated investments and its plan of operation will enable it to meet and continue to meet the requirements for qualification and taxation as a REIT under the Code. W. P. Carey’s tax counsel’s opinions rely on (i) the assumption that the W. P. Carey Inc. Charter, the W. P. Carey Inc. Bylaws, its licenses and all other applicable legal documents have been and will be complied with by all parties to those documents, (ii) the accuracy and completeness of the factual matters described in this joint proxy statement/prospectus, (iii) representations made by W. P. Carey and W. P. Carey Inc. as to certain factual matters relating to W. P. Carey Inc.’s organization and operations and its expected manner of operation and (iv) in part, on an opinion from Clifford Chance US LLP, counsel to CPA®:15, to the effect that at all times since its taxable year ended December 31, 2008, CPA®:15 has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.

The opinions of W. P. Carey’s tax counsel are based upon the law as it exists today, but the law may change in the future, possibly with retroactive effect. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or us that W. P. Carey Inc. will so qualify for any particular year. The opinion of DLA Piper LLP (US) as to our qualification as a REIT will be expressed as of the date issued. DLA Piper LLP (US) will have no obligation to advise W. P. Carey Inc. or its stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Also, the opinions of tax counsel are not binding on either the Internal Revenue Service (the “IRS”) or a court, and either could take a position different from that expressed by tax counsel.

Potential Conflicts

In considering the recommendations of W. P. Carey’s board of directors to approve the Merger and adopt the REIT Conversion and approve the W. P. Carey Merger and CPA®:15’s board of directors to approve the Merger, you should be aware that W. P. Carey, CPA®:15, and their respective officers and directors may have interests in the proposed transactions that are different from or in addition to your interests as shareholders and stockholders generally. These interests include the following:

•

CAM and its affiliates serve as the external advisor for CPA®:15. They will continue to receive advisory fees accrued prior to the closing of the Merger. CAM and its affiliates have waived their right to receive a termination fee and a subordinated disposition fee in connection with the Merger.

•

All of CPA®:15’s officers are officers of W. P. Carey. In addition, prior to his death on January 2, 2012, Wm. Polk Carey, W. P. Carey’s founder and former chairman, served as a director of CPA®:15. Mr. Carey did not serve on the CPA®:15 special committee, which was comprised solely of independent directors of CPA®:15.

•

In its capacity as CPA®:15’s external advisor, CAM performed an initial review of potential liquidity alternatives available to CPA®:15 and recommended the Merger as the best available alternative. In addition, the CPA®:15 special committee’s financial advisor and the third party valuation firm that performed CPA®:15’s real estate portfolio valuation as of September 30, 2011 relied, in part, on financial information and property information provided by W. P. Carey in conducting their respective analyses.

•

CPA®:15 did not solicit third party bids for the company or its assets. The Merger Consideration to be paid by W. P. Carey may be less than CPA®:15’s stockholders could obtain from an unaffiliated third party.

•

As of the CPA®:15 record date, W. P. Carey and its subsidiaries owned [—] shares of CPA 15 common stock, all of which will be cancelled in the Merger. As of the CPA®:15 record date, executive officers and directors of W. P. Carey owned [—] shares of CPA 15 common stock, all of which will be converted into the right to receive the Merger Consideration.

•

After the Merger, W. P. Carey Inc. and its affiliates will continue to manage other CPA® REITs along with other entities that have investment and rate of return objectives substantially similar to those of the combined company and will receive fees for those services. Those entities may compete with the combined company for investment, tenant and financing opportunities.

The members of W. P. Carey’s and CPA®:15’s respective boards of directors and the special committee of CPA®:15’s board of directors were informed of the foregoing potential conflicts, and W. P. Carey’s and CPA®:15’s board of directors and the special committee of CPA®:15’s board of directors considered such potential conflicts when they approved the proposals described in this joint proxy statement/prospectus.

Shares Owned by Directors and Executive Officers

As of [—], 2012, the directors and executive officers of W. P. Carey owned and were entitled to vote [—] W. P. Carey listed shares, or [—]% of the shares outstanding on that date entitled to vote with respect to each of the proposals. As of [—], 2012, the directors and executive officers of W. P. Carey and directors of CPA®:15 owned and were entitled to vote [—] shares of CPA 15 common stock, or [—]% of the shares outstanding on that date entitled to vote with respect to each of the proposals. The CPA®:15 Bylaws prohibit any of its directors or affiliates, including W. P. Carey, from voting their shares on any matters submitted to stockholders regarding any transaction between CPA®:15 and its advisor, or any of its directors or affiliates, including W. P. Carey; however, these shares are considered to be outstanding and eligible to vote for the purposes of determining whether the requisite stockholder approval has been obtained and therefore will have the effect of counting as votes against the Merger.

We currently expect that each director and executive officer of W. P. Carey will vote the shares of CPA 15 common stock beneficially owned by such director or executive officer “FOR” approval of the Merger and “FOR” the proposal to adjourn or postpone the special meeting. We also currently expect that each director and executive officer of W. P. Carey will vote the W. P. Carey listed shares beneficially owned by such director or executive officer “FOR” approval of the Merger and “FOR” adoption of the REIT Conversion Agreement and approval of the W. P. Carey Merger and “FOR” the proposal to adjourn or postpone the special meeting.

The independent directors of CPA®:15 also serve as independent directors of CPA:16—Global and CPA:17—Global. In order to satisfy the independence requirements set forth in the organizational documents of those CPA REITs, the independent directors must divest themselves of the shares of W. P. Carey Inc. common stock that the independent directors will receive in the Merger in respect of their CPA 15 common stock. W. P. Carey Inc. will purchase such shares for cash based on the average closing price of the W. P. Carey Inc. common stock for the five trading days after the closing of the Merger.

Dissenters’ and Appraisal Rights

Under the DLLCA, W. P. Carey shareholders will not be entitled to dissenters’ rights of appraisal as a result of the REIT Conversion.

If you hold CPA 15 common stock and do not wish to receive the consideration in the merger of CPA®:15 with its indirect wholly-owned subsidiary, you are entitled to obtain payment of the fair value of your shares in cash. Your shares will then be known as “objecting shares.” In order to receive payment for objecting shares, you must file a written objection to the Merger, you must not vote in favor of the Merger and you must comply with certain other requirements of the MGCL. A copy of the relevant sections of the MGCL is attached to this joint proxy statement/prospectus as Annex E.

Once a demand for cash payment is filed, holders of objecting shares will cease to have any rights of a stockholder, including the right to vote or to receive W. P. Carey Inc. common stock, except the right to receive payment of the fair value of their shares. If you do not properly file a written objection to the Merger, if you vote in favor of the Merger, or if you otherwise fail to comply with the requirements of the MGCL, then you will receive one share of CPA 15 Holdco common stock, which immediately will be converted into cash in an amount equal to $1.25 per share and 0.2326 shares of W. P. Carey Inc. common stock in the Merger for each share of CPA 15 common stock you hold.

If you object to the Merger and demand payment of the fair value of your shares, the fair value will be determined by a court. How the court will value shares of CPA 15 common stock cannot be predicted, and the fair value may be higher, lower, or equal in value to the Merger Consideration being paid in the Merger. For more information on rights of appraisal, see “The Merger Agreement—Objecting Stockholders’ Rights of Appraisal.”

SUMMARY FINANCIAL INFORMATION

The following information has been derived from the audited consolidated financial statements of each of W. P. Carey and CPA®:15 for the five years ended December 31, 2011. This information is only a summary and should be read in conjunction with the unaudited pro forma financial statements of W. P. Carey Inc. included elsewhere in this joint proxy statement/prospectus, and the historical financial statements and related notes thereto for W. P. Carey and CPA®:15 included in this joint proxy statement/prospectus.

Selected Historical and Pro Forma Financial Data of W. P. Carey

The unaudited pro forma consolidated operating and balance sheet data is presented as if the Merger and the REIT Conversion occurred on December 31, 2011 for the consolidated balance sheet and January 1, 2011 for the consolidated statements of income. THE PRO FORMA INFORMATION BELOW IS HYPOTHETICAL AND DOES NOT NECESSARILY REFLECT THE FINANCIAL PERFORMANCE THAT WOULD HAVE ACTUALLY RESULTED IF THE MERGER AND THE REIT CONVERSION HAD BEEN COMPLETED ON THOSE DATES. FURTHERMORE, THIS INFORMATION DOES NOT NECESSARILY REFLECT FUTURE FINANCIAL POSITION AND RESULTS OF OPERATIONS IF THE MERGER AND THE REIT CONVERSION ACTUALLY OCCUR.

See “W. P. Carey Inc. Pro Forma Consolidated Financial Statements” included in this joint proxy statement/prospectus for a more detailed explanation of this analysis.

	Years Ended December 31,
	Historical—W. P. Carey					Pro Forma—W. P. Carey Inc.
	2011	2010	2009	2008	2007	2011
						(Unaudited)
	(In thousands except per share amounts)
Operating Data (1)
Revenues from continuing operations (2)	$336,409	$269,854	$228,381	$230,714	$249,721	$542,758
Income from continuing operations (2)	141,388	86,241	63,867	68,758	66,955	181,821
Net income	139,138	74,951	70,568	78,605	88,789	N/A
Add: Net loss (income) attributable to noncontrolling interests	1,864	314	713	950	(4,781)	N/A
Less: Net income attributable to redeemable noncontrolling interests	(1,923)	(1,293)	(2,258)	(1,508)	(4,756)	N/A
Net income attributable to W. P. Carey shareholders	139,079	73,972	69,023	78,047	79,252	N/A
Basic Earnings Per Share:
Income from continuing operations attributable to W. P. Carey shareholders	3.50	2.14	1.57	1.73	1.51	2.48
Net income attributable to W. P. Carey shareholders	3.44	1.86	1.74	1.98	2.08	N/A
Diluted Earnings Per Share:
Income from continuing operations attributable to W. P. Carey shareholders	3.47	2.14	1.57	1.71	1.51	2.47
Net income attributable to W. P. Carey shareholders	3.42	1.86	1.74	1.95	2.05	N/A
Cash distributions declared per share (3)	2.19	2.03	2.00	1.96	1.88	N/A
Balance Sheet Data
Net investments in real estate (4)	$1,217,931	$946,975	$884,460	$918,741	$918,734	$3,387,140
Total assets	1,462,623	1,172,326	1,093,336	1,111,136	1,153,284	4,625,311
Long-term obligations (5)	589,369	396,982	326,330	326,874	316,751	2,018,782
Book value per share (6)	14.01	13.62	13.79	13.81	13.63	14.98
Other Information
Cash provided by operating activities	$80,116	$86,417	$74,544	$63,247	$47,471	$ N/A
Cash distributions paid	85,814	92,591	78,618	87,700	71,608	N/A
Payment of mortgage principal (7)	25,327	14,324	9,534	9,678	16,072	N/A

(1)	Certain prior year amounts have been reclassified from continuing operations to discontinued operations.
(2)

The year ended December 31, 2011 includes $52.5 million of incentive, termination and subordinated disposition revenue recognized in connection with the CPA®: 14/16 Merger, and for 2007, includes revenue earned in connection with CPA®:16—Global meeting its performance criterion. Additionally, the pro forma figures presented in this table include the impact of the Merger discussed in this joint proxy statement/prospectus as well as the impact of the CPA®: 14/16 Merger.

(3)	The years ended December 31, 2009 and 2007 exclude special distributions of $0.30 per share and $0.27 per share paid in January 2010 and January 2008 to shareholders of record at December 31, 2009 and December 31, 2007, respectively.
(4)	Net investments in real estate consists of net investments in properties, net investments in direct financing leases, equity investments in real estate and the REITs and assets held for sale, as applicable.
(5)	Represents non-recourse and limited-recourse mortgages and note obligations.
(6)	Represents total assets less net intangible assets, total liabilities and total noncontrolling interests, divided by shares of common stock outstanding at the end of the period.
(7)	Represents scheduled mortgage principal payments.

Selected Historical Financial Data of CPA®:15

The following selected financial data should be read in conjunction with the consolidated financial statements of CPA®:15 and related notes in Item 8 of the accompanying consolidated financial statements of CPA®:15 (in thousands, except per share data):

	Years Ended December 31,
	2011	2010	2009	2008	2007
Operating Data (1)
Total revenues	$249,889	$251,163	$264,789	$270,784	$259,564
Income from continuing operations	78,970	93,954	32,419	79,960	86,686
Net income (2)	76,552	100,256	29,900	51,194	124,124
Less: Net income attributable to noncontrolling interests	(19,859)	(40,479)	(30,148)	(22,500)	(36,934)

Net income (loss) attributable to CPA®:15 stockholders	56,693	59,777	(248)	28,694	87,190

Earnings (loss) per share:
Income from continuing operations attributable to CPA®:15 shareholders	0.44	0.49	0.07	0.39	0.49
Net income (loss) attributable to CPA®:15 stockholders	0.43	0.47	—	0.22	0.68
Cash distributions declared per share (3)	0.7286	0.7246	0.7151	0.6902	0.6691

Balance Sheet Data
Total assets	$2,452,884	$2,694,055	$2,959,088	$3,189,205	$3,464,637
Net investments in real estate (4)	2,034,144	2,297,754	2,540,012	2,715,417	2,882,357
Long-term obligations (5)	1,323,131	1,498,296	1,686,154	1,819,443	1,943,724
Book value per share (6)	5.15	5.23	5.09	5.57	6.14

Other Information
Cash provided by operating activities	$163,566	$168,725	$164,475	$180,789	$162,985
Cash distributions paid	94,272	91,743	88,939	98,153	85,327
Payments of mortgage principal (7)	73,675	79,905	92,765	42,662	54,903

(1)	Certain prior year amounts have been reclassified from continuing operations to discontinued operations.
(2)	Net income in 2011, 2010, 2009 and 2008 reflected impairment charges totaling $31.9 million, $25.3 million, $66.6 million and $42.1 million, respectively, of which $6.7 million, $1.5 million, $4.4 million and $7.6 million were attributable to noncontrolling interests, respectively. In 2007, income from equity investments in real estate included $2.4 million of impairment charges attributable to other- than-temporary declines in the fair market value of two real estate equity investments.

(3)	Cash distributions declared per share for 2007 excluded a special cash distribution of $0.08 per share that was paid in January 2008 to stockholders of record at December 31, 2007.
(4)	Net investments in real estate consists of net investments in properties, net investment in direct financing leases, equity investments in real estate, real estate under construction and assets held for sale, as applicable.
(5)	Represents mortgage obligations and deferred acquisition fee installments.
(6)	Represents total assets less net intangible assets, total liabilities and total noncontrolling interests, divided by shares of common stock outstanding at the end of the period.
(7)	Represents scheduled mortgage principal payments.

W. P. CAREY LISTED SHARES HISTORICAL MARKET PRICE AND DISTRIBUTION INFORMATION

W. P. Carey’s listed shares are listed on the NYSE under the ticker symbol “WPC.” The following table sets forth, for the periods indicated, the high and low sale prices of the common stock on the NYSE and quarterly cash distributions declared. On February 17, 2012, the last full trading day prior to the public announcement of the proposed Merger and REIT Conversion, the closing sale price of W. P. Carey listed shares on the NYSE was $45.07 per share. You should obtain a current stock price quotation for W. P. Carey listed shares.

	High	Low	Distributions
2010
First quarter	$30.32	$24.69	$0.504	(1)
Second quarter	31.00	26.61	0.506
Third quarter	30.86	26.49	0.508
Fourth quarter	33.97	28.83	0.510
2011
First quarter	$38.00	$29.75	$0.512
Second quarter	41.82	34.75	0.550
Third quarter	42.72	32.76	0.560
Fourth quarter	44.71	34.50	0.563
2012
First quarter (through March 22, 2012)	$49.40	$41.28	$0.565

(1)	Excludes a special distribution of $0.30 per share that was paid in January 2010 to shareholders of record at December 31, 2009. The special distribution was approved by W. P. Carey’s board of directors as a result of an increase in its 2009 taxable income.

On [—], 2012, the latest practicable date before the printing of this joint proxy statement/prospectus, the closing sale price of W. P. Carey listed shares on the NYSE was $[—] per share.

It is expected that, at the closing of the REIT Conversion, W. P. Carey Inc. common stock will be listed and traded on the NYSE in the same manner in which W. P. Carey listed shares currently trade on that exchange. The historical trading prices of W. P. Carey listed shares are not necessarily indicative of the future trading prices of W. P. Carey Inc.’s common stock because, among other things, the current stock price of W. P. Carey reflects the current market valuation of W. P. Carey’s current business and assets and may not reflect the proposed transactions. See the section entitled “Risk Factors—Risks Related to the REIT Conversion and the REIT Structure—The current market price of W. P. Carey listed shares may not be indicative of the market price of W. P. Carey Inc.’s common stock following the Merger and the REIT Conversion.”

W. P. Carey is proposing a plan to reorganize the business operations of W. P. Carey to allow W. P. Carey Inc. to qualify as a REIT for federal income tax purposes beginning with its 2012 taxable year. W. P. Carey expects the REIT election to be effective from February 15, 2012, the date of incorporation of W. P. Carey Inc. If the REIT Conversion is approved by W. P. Carey shareholders and the Merger is approved by W. P. Carey shareholders and CPA®:15 stockholders, W. P. Carey Inc. expects to commence declaring regular quarterly distributions beginning in the quarter in which the Merger closes, the amount of which will be determined, and is subject to adjustment, by the board of directors. The actual timing and amount of the distributions will be as determined and authorized by the board of directors and will depend on, among other factors, our financial condition, earnings, debt covenants, applicable provisions under the MGCL and other possible uses of such funds. See the section entitled “Dividend and Distribution Policy.”

CPA®:15 COMMON STOCK DISTRIBUTION INFORMATION

There is no established public trading market for shares of CPA 15 common stock. The following table sets forth, for the periods indicated, the quarterly cash distributions paid on CPA 15 common stock.

	Distributions Declared per Share	Annualized Rate (At $9.92 per Share (1))	Amount per $1,000 Invested
2010
First quarter	$0.1807	7.29%	$18.07
Second quarter	$0.1810	7.30%	$18.10
Third quarter	$0.1813	7.31%	$18.13
Fourth quarter	$0.1816	7.32%	$18.16
2011
First quarter	$0.1819	7.33%	$18.19
Second quarter	$0.1821	7.34%	$18.21
Third quarter	$0.1823	7.35%	$18.23
Fourth quarter	$0.1823	7.35%	$18.23
2012
First quarter (through March 22, 2012)	$0.1823	7.35%	$18.23

(1)	Reflects an original investment of $10.00 per share of CPA 15 common stock, less a special distribution of $0.08 per share on January 15, 2008. The annualized rate equals the quarterly distribution multiplied by four and divided by the per share amounts shown.

RISK FACTORS

In addition to the other information in this joint proxy statement/prospectus, you should carefully consider the following risk factors relating to the proposed Merger and REIT Conversion in determining whether or not to vote for the approval of the Merger and for the adoption of the REIT Conversion Agreement and approval of the W. P. Carey Merger. You should not consider the list below to be exclusive. New risk factors emerge periodically, and you cannot be completely assured that the factors described below list all material risks at any specific period in time. This section includes or refers to certain forward-looking statements. See the section entitled “Cautionary Statement Concerning Forward-Looking Statements” for the qualifications and limitations of these forward-looking statements. When used in this section, unless otherwise specifically stated or the context otherwise requires, the terms “we,” “our” and “us” refer to W. P. Carey Inc. and its subsidiaries, including the taxable REIT subsidiaries, with respect to the period after the Merger and the REIT Conversion.

Risks Related to the Merger

The Merger might fail to qualify as a tax-deferred transaction.

If the Merger were to fail to qualify as a reorganization under the Code and were to be treated as a taxable transaction, then CPA 15 Holdco will be treated as if it had sold all of its assets to W. P. Carey Inc. in exchange for W. P. Carey Inc. common stock and cash in a taxable transaction and liquidated. As a result, CPA 15 Holdco would recognize gain or loss equal to the difference between the amount of cash and the value of the W. P. Carey Inc. common stock received, plus any CPA 15 Holdco liabilities treated as assumed in the Merger, and the basis of its assets, but should generally be entitled to a dividends paid reduction in an equivalent amount. Holders of CPA 15 common stock would generally recognize gain or loss equal to the difference between the amount of cash and the value of the W. P. Carey Inc. common stock received and their basis in their shares of CPA 15 common stock.

The Merger is intended to qualify as a tax-deferred reorganization under Section 368(a)(1)(A) of the Code. There is no guarantee, however, that the IRS will agree with this treatment.

Even if the Merger is treated as a tax-deferred transaction as described above, you will still recognize any gain in either transaction to the extent that you receive cash in the Merger. In addition, special tax rules may trigger tax to non-U.S. holders of W. P. Carey listed shares and/or CPA 15 common stock in the Merger, although these rules are not expected to be applicable.

Failure to complete the Merger could negatively affect W. P. Carey and CPA®:15.

It is possible that the Merger may not be completed. The parties’ respective obligations to complete the Merger are subject to the satisfaction or waiver of specified conditions, some of which are beyond the control of W. P. Carey and CPA®:15. For example, the Merger is conditioned on the receipt of the required approvals of W. P. Carey shareholders and CPA®:15 stockholders. If these approvals are not received, the Merger cannot be completed even if all of the other conditions to the Merger are satisfied or waived. In addition to receiving the required W. P. Carey shareholder and CPA®:15 stockholder approvals, the Merger is also conditioned upon, among other things, the closing of the REIT Conversion.

If the Merger is not completed, W. P. Carey and CPA®:15 may be subject to a number of material risks, including the following:

•

CPA®:15 stockholders will not have had the opportunity to achieve the liquidity event provided by the Merger and the directors of CPA®:15 will have to review other alternatives for liquidity, which may not occur in the near term or on terms as attractive as the terms of the Merger;

•

W. P. Carey and CPA®:15 will have incurred substantial costs related to the Merger, such as legal, accounting and financial advisor fees, which will be payable by W. P. Carey and/or CPA®:15 even if the Merger is not completed and will only be subject to reimbursement under certain circumstances;

•

CPA®:15 may be required to pay W. P. Carey’s out-of-pocket expenses incurred in connection with the Merger if the Merger Agreement is terminated (i) by W. P. Carey, due to a breach of any representation, warranty, covenant or agreement on the part of CPA®:15 or CPA 15 Holdco such that the closing condition relating to the accuracy of CPA®:15’s and CPA 15 Holdco’s representations, warranties, covenants and agreements would be incapable of being satisfied by September 30, 2012, (ii) by CPA®:15, due to CPA®:15’s board of directors withdrawing its recommendation of the Merger or the Merger Agreement in connection with, or approving or recommending, a superior competing transaction, or (iii) by W. P. Carey, due to CPA®:15’s board of directors withdrawing or modifying in any manner adverse to W. P. Carey its approval or recommendation of the Merger or the Merger Agreement in connection with, or approving or recommending, a superior competing transaction or CPA®:15 having entered into any agreement with respect to a superior competing transaction; and

•

W. P. Carey may be required to pay CPA®:15’s out-of-pocket expenses incurred in connection with the Merger Agreement if the Merger Agreement is terminated (i) by CPA®:15, due to a breach of any representation, warranty, covenant or agreement on the part of W. P. Carey, W. P. Carey Inc. or CPA 15 Merger Sub such that the closing condition relating to the accuracy of W. P. Carey’s, W. P. Carey Inc.’s and CPA 15 Merger Sub’s representations, warranties, covenants and agreements would be incapable of being satisfied by September 30, 2012, or (ii) by W. P. Carey or CPA®:15, due to the failure of the W. P. Carey shareholders to approve the Merger and the failure to adopt the REIT Conversion Agreement and approve the W. P. Carey Merger.

The Merger Consideration is fixed and will not be adjusted for changes in share value.

The Merger Consideration, including the stock component of 0.2326 shares of W. P. Carey common stock for one share of CPA 15 common stock, was determined by the board of directors of W. P. Carey and a special committee of the board of directors of CPA®:15 following negotiations based in part upon (i) the historical market price of the W. P. Carey listed shares as quoted on the NYSE, and (ii) the estimated NAV per share for CPA®:15 of $10.40 as of September 30, 2011. The estimated NAV was determined by W. P. Carey, based in part upon a valuation of CPA®:15’s real estate portfolio as of September 30, 2011, as prepared by Stanger, a third-party valuation firm, with adjustments for indebtedness, cash and other items. The Merger Consideration is fixed and will not be adjusted for changes in the price of W. P. Carey’s listed shares or changes in the NAV of CPA®:15 prior to the Merger. There can be no assurance that, either individually or in the aggregate, material changes have not occurred, or will not occur, in the value of W. P. Carey’s listed shares or the NAV of CPA®:15 either before or after the date of the Merger Agreement, and the value of the CPA 15 common stock surrendered in the Merger may be higher or lower than the value of these shares at the time the Merger was negotiated or approved by W. P. Carey’s board of directors and CPA®:15’s special committee and board of directors.

CPA® :15 did not solicit third party bids for the company or its assets and accordingly, the Merger Consideration W. P. Carey Inc. is paying may be less than could be obtained from an unaffiliated third party or parties on an arm’s-length basis.

If CPA®:15 were selling its real estate properties to a non-affiliated third party or parties, either singly or on a portfolio basis, such purchaser or purchasers might assign different values to such properties, either singly or in the aggregate, as a result of using different valuation methodologies or assumptions, or more current market information, and therefore might be willing to pay an aggregate purchase price for such properties greater than the valuations used to determine the Merger Consideration.

In addition, CPA®:15 did not solicit third-party bids for CPA®:15 as a whole, which could have resulted in a purchase price for CPA®:15 greater than the value of the Merger Consideration being received by CPA®:15 stockholders in the Merger.

The terms of the Merger may not be as favorable to the CPA®:15 stockholders as if only independent representatives were involved in analyzing the transactions and providing information.

While the board of directors of CPA®:15 formed a separate committee of independent directors and retained separate legal and financial advisors to assist CPA®:15 in evaluating the Merger, representatives of W. P. Carey, who also serve as officers of CPA®:15, performed an initial review of potential liquidity alternatives for CPA®:15 and analyzed the terms and conditions of the Merger. If only independent representatives of CPA®:15 were involved in considering liquidity alternatives for CPA®:15 and analyzing the transactions, the terms of the Merger might have been different. In addition, the CPA®:15 special committee’s financial advisor and the third party valuation firm that performed CPA®:15’s real estate portfolio valuation at September 30, 2011 relied, in part, on financial information and property information provided by W. P. Carey in conducting their respective analyses.

A substantial number of CPA®:15 stockholders may demand appraisal rights.

Objecting CPA®:15 stockholders may have the right to appraisal of their shares as described elsewhere in this joint proxy statement/prospectus. If an objecting stockholder demands payment of the fair value of its shares, the fair value may be determined by a court. If a substantial number of stockholders demand appraisal rights and the court determines that they are entitled to such rights, the combined company would be required to pay sums out-of-pocket to satisfy the dissenters’ rights to fair value as objecting stockholders will not receive any Merger Consideration. We cannot predict the amount of cash it may be required to provide to any dissenter seeking appraisal rights. If those amounts are substantial, they could have a material adverse effect on the combined company’s ability to pay distributions. Neither W. P. Carey nor CPA®:15 has a right to terminate the Merger Agreement based upon shareholders or stockholders exercising their appraisal rights.

Risks Related to the REIT Conversion and REIT Structure

The REIT Conversion might fail to qualify as a tax-deferred transaction.

The REIT Conversion is intended to qualify in part as (i) a tax-deferred reorganization under Section 368 of the Code, (ii) a tax-deferred contribution under Section 351 of the Code and (iii) a tax-deferred distribution in complete liquidation under Section 731 of the Code. There is no guarantee, however, that the IRS will agree with this treatment.

We intend to take the position that each of the mergers under the REIT Conversion qualifies as a tax-deferred reorganization under Section 368 of the Code. In addition, we intend to take the position that the BV Contribution, as defined on page 260, qualifies as a Section 351 contribution. If these transactions do not qualify as tax-deferred, they would generally be treated as taxable asset sales in which the holders of W. P. Carey listed shares would be required to recognize taxable gain.

Even if the REIT Conversion is treated as a tax-deferred transaction as described above, you will still recognize any gain in the REIT Conversion to the extent that you are deemed to be relieved of liabilities in excess of your adjusted tax basis in your W. P. Carey listed shares. In addition, special tax rules may trigger tax to non-U.S. holders of W. P. Carey listed shares in the REIT Conversion, although these special tax rules are not expected to be applicable.

While we expect our tax counsel to opine that we will be properly organized as a REIT in accordance with applicable law upon effecting the REIT Conversion and the transactions contemplated thereby, those opinions are not binding on the IRS or any court and do not guarantee our qualification as a REIT.

We expect our tax counsel, DLA Piper LLP (US), to provide an opinion that, following completion of the proposed transactions for the REIT Conversion, and we will be organized in conformity with the requirements for qualification as a REIT under the Code beginning with our 2012 taxable year (we expect the REIT election to be effective from February 15, 2012, the date of incorporation of W. P. Carey Inc.), and that our current and anticipated investments and plan of operation will enable us to meet and continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court, and either could take a position different from that expressed by counsel. The opinion of DLA Piper LLP (US) will represent only their view based on a review and analysis of existing law and will rely on (i) the assumption that the W. P. Carey Inc. Charter, the W. P. Carey Inc. Bylaws, our licenses and all other applicable legal documents have been and will be complied with by all parties to those documents; (ii) the accuracy and completeness of the factual matters described in this joint proxy statement/prospectus; (iii) representations made by us as to certain factual matters relating to W. P. Carey Inc.’s (and its subsidiaries’) organization, operations and expected manner of operation; and (iv) in part, upon an opinion from Clifford Chance US LLP, counsel to CPA®:15, to the effect that at all times since its taxable year ended December 31, 2008, CPA®:15 has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or us that we will so qualify for any particular year. Any opinion of DLA Piper LLP (US) as to our qualification and taxation as a REIT will be expressed as of the date issued. DLA Piper LLP (US) will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law.

Furthermore, both the validity of any opinion of DLA Piper LLP (US) and our qualification and taxation as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis. Our ability to satisfy the quarterly asset tests under applicable Code provisions and Treasury Regulations will depend in part upon the W. P. Carey Inc. board of directors’ good faith analysis of the fair market values of our assets, some of which are not susceptible to a precise determination. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. While we believe that we will satisfy these tests, DLA Piper LLP (US) will not review compliance with these tests on a continuing basis.

The current market price of W. P. Carey listed shares may not be indicative of the market price of W. P. Carey Inc.’s common stock following the Merger and the REIT Conversion.

W. P. Carey’s current share price may not be indicative of how the market will value W. P. Carey Inc.’s common stock following the Merger and the REIT Conversion because of the change in W. P. Carey’s organization from a limited liability company to a corporation qualified as a REIT and the change in W. P. Carey’s distribution policy. W. P. Carey’s listed share price does not necessarily take into account these effects, and the stock price after the Merger and the REIT Conversion could be lower than the current price. Furthermore, one of the factors that may influence the price of W. P. Carey Inc. common stock will be the yield from distributions on W. P. Carey Inc. common stock compared to yields on other financial instruments. If, for example, an increase in market interest rates results in higher yields on other financial instruments, the market price of our common stock could be adversely affected. In addition, our use of TRSs may cause the market to value our common stock differently than the shares of other REITs, which may not use TRSs as extensively as we currently expect to do so. The market price of W. P. Carey Inc.’s common stock will also be affected by general market conditions (as the price of the W. P. Carey listed shares currently is) and will be potentially affected by the economic and market perception of REIT securities.

If we fail to qualify as a REIT or fail to remain qualified as a REIT, we would be subject to federal income tax at corporate income tax rates and would not be able to deduct distributions to shareholders when computing our taxable income.

We are currently not treated as a REIT for federal income tax purposes. The W. P. Carey board of directors has authorized us to take the steps necessary to elect to be treated as a REIT for federal income tax purposes beginning with our 2012 taxable year. We expect the REIT election to be effective from February 15, 2012, the date of incorporation of W. P. Carey Inc. In order to qualify as a REIT, we plan to hold our non-qualifying REIT assets and conduct our non-qualifying REIT income activities in or through one or more TRSs.

If, in any taxable year, we fail to qualify for taxation as a REIT, and are not entitled to relief under the Code:

•	we will not be allowed a deduction for distributions to stockholders in computing our taxable income;

•	we will be subject to federal and state income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates; and

•	we would not be eligible to qualify as a REIT for the four taxable years following the year during which we were so disqualified.

Any such corporate tax liability could be substantial and would reduce the amount of cash available for distributions to our stockholders, which in turn could have an adverse impact on the value of our common stock. This adverse impact could last for five or more years because, unless we are entitled to relief under certain statutory provisions, we will be taxed as a corporation, beginning in the year in which the failure occurs, and we will not be allowed to re-elect to be taxed as a REIT for the following four years.

If we fail to qualify for taxation as a REIT, we may need to borrow funds or liquidate some investments to pay the additional tax liability. Were this to occur, funds available for investment would be reduced.

REIT qualification involves the application of highly technical and complex provisions of the Code to our operations, as well as various factual determinations concerning matters and circumstances not entirely within our control. There are limited judicial or administrative interpretations of these provisions. Although we plan to operate in a manner consistent with the REIT qualification rules, we cannot assure you that we will so qualify or remain so qualified.

Failure to make required distributions would subject us to federal corporate income tax.

Following the completion of the Merger and the REIT Conversion, we intend to declare regular quarterly distributions commencing with the quarter in which the Merger closes, the amount of which will be determined, and is subject to adjustment, by the W. P. Carey Inc. board of directors. To qualify and be taxed as a REIT, we will generally be required to distribute at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain) each year to our stockholders. Generally, we expect to distribute all or substantially all of our REIT taxable income. If our cash available for distribution falls short of our estimates, we may be unable to maintain the proposed quarterly distributions that approximate our taxable income, and may fail to qualify for taxation as a REIT. In addition, our cash flows from operations may be insufficient to fund required distributions as a result of differences in timing between the actual receipt of income and the recognition of income for federal income tax purposes, or the effect of nondeductible expenditures, such as capital expenditures, payments of compensation for which Section 162(m) of the Code denies a deduction, the creation of reserves or required debt service or amortization payments.

To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders for a calendar year is less than a minimum amount specified under the Code.

In addition, to qualify as a REIT, any C corporation earnings and profits to which we succeed (such as by a deemed liquidation of a taxable corporate subsidiary) must be distributed as of the close of the taxable year in which the REIT accumulates or acquires such C corporation’s earnings and profits. At a result, we would be required to distribute any earnings and profits acquired from any taxable corporate subsidiary liquidation prior to the close of the taxable year in which the Merger and the REIT Conversion transactions occur, though we do not expect any such earnings and profits to be acquired.

Covenants specified in our existing and future debt instruments may limit our ability to make required REIT distributions.

If the limits set forth in these covenants prevent us from satisfying our REIT distribution requirements, we could fail to qualify for taxation as a REIT. If the limits set forth in these covenants do not jeopardize our qualification for taxation as a REIT but do nevertheless prevent us from distributing 100% of our REIT taxable income, we will be subject to federal corporate income tax, and potentially a nondeductible excise tax, on the retained amounts.

We may be required to borrow funds, sell assets, or raise equity to satisfy our REIT distribution requirements or maintain the asset ownership tests.

In order to meet the REIT distribution requirements and maintain our qualification and taxation as a REIT, we may need to borrow funds, sell assets or raise equity, even if the then-prevailing market conditions are not favorable for these borrowings, sales or offerings. Any insufficiency of our cash flows to cover our REIT distribution requirements could adversely impact our ability to raise short- and long-term debt, to sell assets, or to offer equity securities in order to fund distributions required to maintain our qualification and taxation as a REIT. Furthermore, the REIT distribution requirements may increase the financing we need to fund capital expenditures, future growth and expansion initiatives. This would increase our total leverage. For a discussion of risks related to our level of indebtedness, see “—Risks Related to our Business—Our use of debt to finance investments could adversely affect our cash flow.”

In addition, if we fail to comply with certain asset ownership tests described below under “Material Federal Income Tax Considerations” at the end of any calendar quarter, we must generally correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification. As a result, we may be required to liquidate otherwise attractive investments. These actions may reduce our income and amounts available for distribution to our stockholders.

Complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of W. P. Carey Inc. common stock. Thus, compliance with these tests will require us to refrain from certain activities discussed in “Material Federal Income Tax Considerations” and may hinder our ability to make certain attractive investments, including the purchase of non-qualifying assets, the expansion of non-real estate activities, and investments in the businesses to be conducted by our TRSs, and to that extent limit our opportunities and our flexibility to change our business strategy. Furthermore, acquisition opportunities in domestic and international markets may be adversely affected if we need or require the target company to comply with some REIT requirements prior to closing. In addition, our conversion to a REIT may result in investor pressures not to pursue growth opportunities that are not immediately accretive.

To meet our annual distribution requirements, we may be required to distribute amounts that may otherwise be used for our operations, including amounts that may otherwise be invested in future acquisitions, capital expenditures or repayment of debt and it is possible that we might be required to borrow funds, sell assets or raise equity to fund these distributions, even if the then-prevailing market conditions are not favorable for these borrowings, sales or offerings.

Complying with REIT requirements may limit our ability to hedge effectively and increase the cost of our hedging, and may cause us to incur tax liabilities.

The REIT provisions of the Code limit our ability to hedge assets as well as liabilities which are not incurred to acquire or carry real estate. Generally, income from hedging transactions which have been properly identified for tax purposes and that we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets and income from certain currency hedging transactions related to our non-U.S. operations does not constitute “gross income” for purposes of the REIT gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the REIT gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRSs could be subject to tax on income or gains resulting from hedges entered into by them or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in any of our TRSs generally will not provide any tax benefit, except for being carried forward for use against future taxable income in the TRSs.

As a REIT, we will be limited in our ability to fund distribution payments using cash generated through our TRSs.

Our ability to receive distributions from our TRSs is limited by the rules with which we must comply to maintain our status as a REIT. In particular, at least 75% of our gross income for each taxable year as a REIT must be derived from real estate-related sources, which principally includes gross income from the leasing of our communications sites and rental-related services. Consequently, no more than 25% of our gross income may consist of dividend income from our TRSs and other non-qualifying types of income. Thus, our ability to receive distributions from our TRSs may be limited, and may impact our ability to fund distributions to our stockholders using cash flows from our TRSs. Specifically, if our TRSs became highly profitable, we might become limited in our ability to receive net income from our TRSs in an amount required to fund distributions to our stockholders commensurate with that profitability.

We intend to extensively use TRSs, which may cause us to fail to qualify as a REIT.

The net income of our TRSs is not required to be distributed to us, and income that is not distributed to us generally will not be subject to the REIT income distribution requirement. However, there may be limitations on our ability to accumulate earnings in our TRSs and the accumulation or reinvestment of significant earnings in our TRSs could result in adverse tax treatment. In particular, if the accumulation of cash in our TRSs causes the fair market value of our securities in our TRSs and certain other non-qualifying assets to exceed 25% of the fair market value of our assets, we would fail to qualify as a REIT.

Our ownership of our TRSs will be subject to limitations that could prevent us from growing our investment management business and our transactions with our TRSs could cause us to be subject to a 100% penalty tax on certain income or deductions if those transactions are not conducted on an arm’s-length basis.

Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs, and compliance with this limitation could limit our ability to grow our investment management business. In addition, the Code limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The Code also imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. We will monitor the value of our respective investments in our TRSs for the purpose of ensuring compliance with TRS ownership limitations and will structure our transactions with our TRSs on terms that we believe are arm’s-length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 25% TRS limitation or to avoid application of the 100% excise tax.

Our cash distributions are not guaranteed and may fluctuate.

A REIT generally is required to distribute annually at least 90% of its REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain) to its stockholders. The W. P. Carey Inc. board of directors, in its sole discretion, will determine on a quarterly basis the amount of cash to be distributed to our stockholders based on a number of factors including, but not limited to, our results of operations, cash flow and capital requirements, economic conditions, tax considerations, borrowing capacity, applicable provisions of the MGCL and other factors, including debt covenant restrictions that may impose limitations on cash payments, and future acquisitions and divestitures. Consequently, our distribution levels may fluctuate.

Distributions payable by REITs generally do not qualify for reduced tax rates.

Certain distributions payable by domestic or qualified foreign corporations to individuals, trusts and estates that are U.S. shareholders, as defined below under “Material Federal Income Tax Considerations,” are currently eligible for federal income tax at a maximum rate of 15% and are scheduled to be taxed at ordinary income rates for taxable years beginning after December 31, 2012. Distributions payable by REITs, in contrast, generally are not eligible for the current reduced rates unless the distributions are attributable to dividends received by the REIT from other corporations which would be eligible for the reduced rates. The more favorable rates applicable to regular corporate distributions could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stock of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including W. P. Carey Inc.’s common stock.

Even if we qualify as a REIT, certain of our business activities will be subject to corporate level income tax and foreign taxes, which will continue to reduce our cash flows, and we will have potential deferred and contingent tax liabilities.

Even if we qualify for taxation as a REIT, we may be subject to certain federal, state, local and foreign taxes on our income and assets, including alternative minimum taxes, taxes on any undistributed income, and state, local or foreign income, franchise, property and transfer taxes. In addition, we could in certain circumstances be required to pay an excise or penalty tax, which could be significant in amount, in order to utilize one or more relief provisions under the Code to maintain qualification for taxation as a REIT.

Any TRS assets and operations would continue to be subject, as applicable, to federal and state corporate income taxes and to foreign taxes in the jurisdictions in which those assets and operations are located. Any of these taxes would decrease our earnings and our cash available for distributions to shareholders.

We will also be subject to a federal corporate level tax at the highest regular corporate rate (currently 35%) on all or a portion of the gain recognized from a sale of assets formerly held by any C corporation that we acquire in a carry over basis transaction occurring within a specified period (generally, ten years) after we acquire such assets, to the extent the built-in gain based on the fair market value of those assets on the effective date of the REIT election is in excess of our then tax basis. The tax on subsequently sold assets will be based on the fair market value and built-in gain of those assets as of the beginning of W. P. Carey Inc.’s holding period. Gains from a sale of an asset occurring after the specified period ends will not be subject to this corporate level tax. We expect to have only a de minimis amount of assets subject to these corporate tax rules and do not expect to dispose of any significant assets subject to these corporate tax rules.

Distributions to non-U.S. shareholders generally are subject to tax withholding.

Ordinary dividends received by non-U.S. shareholders that are not effectively connected with the conduct of a United States trade or business generally are subject to United States withholding tax at a rate of 30%, unless reduced by an applicable income tax treaty. Additional rules will apply to any non-U.S. shareholders that will own more than 5% of W. P. Carey Inc. common stock with respect to certain capital gain distributions.

The ability of the W. P. Carey Inc. board of directors to revoke our REIT qualification, without stockholder approval, may cause adverse consequences to our stockholders.

The W. P. Carey Inc. Charter provides that the board of directors may revoke or otherwise terminate the REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we will not be allowed a deduction for dividends paid to stockholders in computing our taxable income, and we will be subject to federal income tax at regular corporate rates and state and local taxes, which may have adverse consequences on our total return to our stockholders.

Your investment in W. P. Carey Inc. common stock is subject to various other tax risks.

Although the provisions of the Code that will be generally relevant to an investment in shares of W. P. Carey Inc. common stock are described below under “Material Federal Income Tax Considerations,” we urge you to consult your tax advisor concerning the federal, state, local and foreign tax consequences to you with regard to an investment in shares of W. P. Carey Inc. common stock.

Legislative or other actions affecting REITs could have a negative effect on us or our stockholders.

At any time, the federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. Federal and state tax laws are constantly under review by persons involved in the legislative process, the IRS, the United States Department of the Treasury, and state taxing authorities. Changes to the tax laws, regulations and administrative interpretations, which may have retroactive application, could adversely affect us or our stockholders. We cannot predict with certainty whether, when, in what forms, or with what effective dates, the tax laws, regulations and administrative interpretations applicable to us or our stockholders may be changed. Accordingly, we cannot assure you that any such change will not significantly affect our ability to qualify for taxation as a REIT or the federal income tax consequences to you or us of such qualification.

Risks Related to Our Business

The recent financial and economic crisis adversely affected our business, and the continued uncertainty in the global economic environment may adversely affect our business in the future.

We and our managed funds are impacted by macro-economic environmental factors, the capital markets, and general conditions in the commercial real estate market, both in the U.S. and globally. During 2011 we saw slow improvement in the U.S. economy following the significant distress experienced in 2008 and 2009. Toward the end of 2011, however, there was an increase in international economic uncertainty as a result of the sovereign debt crisis and a deterioration of economic fundamentals in Europe. To date, these crises have had a limited impact on our business, primarily in that a number of tenants, particularly in the portfolios of the CPA® REITs, have experienced increased levels of financial distress, with several having filed for bankruptcy protection, although our experience in 2011 reflected an improvement from 2009 and 2010. Currently, conditions in the U.S. appear to have stabilized, while the situation in Europe remains uncertain.

If the economic situation worsens, we could in the future experience a number of additional effects on our business, including higher levels of default in the payment of rent by our tenants, additional bankruptcies and impairments in the value of our property investments, as well as difficulties in financing transactions and refinancing existing loans as they come due. Any of these conditions may negatively affect our earnings, as well as our cash flow and, consequently, our ability to sustain the payment of dividends at current levels.

Our managed funds may also be adversely affected by these conditions, and their earnings or cash flow may also be adversely affected by other events, such as increases in the value of the U.S. Dollar relative to other currencies in which they receive rent, as well as the need to expend cash to fund increased redemptions. Additionally, the ability of CPA®:17—Global and CWI to make new investments will be affected by the availability of financing as well as their ability to raise new funds. Decreases in the value of the assets held by the REITs will adversely affect the asset management revenues payable to us, as well as the value of the stock we hold in the REITs, and decreases in these funds’ earnings or ability to pay distributions may also affect their ability to make the payments due to us, as well as our income and cash flow from the REIT distribution payments.

Earnings from our investment management operations are subject to volatility.

Growth in revenue from our investment management operations is dependent in large part on future capital raising in existing or future managed entities, as well as on our ability to make investments that meet the investment criteria of these entities, both of which are subject to uncertainty with respect to capital market and real estate market conditions. This uncertainty creates volatility in our earnings because of the resulting fluctuation in transaction-based revenue. Asset management revenue may be affected by factors that include not only our ability to increase the REITs’ portfolio of properties under management, but also changes in valuation of those properties, as well as sales of the REIT properties. In addition, revenue from our investment management operations, including our ability to earn performance revenue, as well as the value of our holdings of the REIT interests and dividend income from those interests, may be significantly affected by the results of operations of the REITs, in particular, those of CPA®:15 and CPA®:16—Global, since at December 31, 2011 we owned 7.7% and 17.9% of their outstanding shares, respectively. Each of the CPA® REITs has invested substantially all of its assets (other than short-term investments) in triple-net leased properties substantially similar to those we hold, and consequently the results of operations of, and cash available for distribution by, each of the CPA® REITs, is likely to be substantially affected by the same market conditions, and subject to the same risk factors, as the properties we own. Four of the sixteen CPA® funds temporarily reduced the rate of distributions to their investors as a result of adverse developments involving tenants.

Each of the REITs we currently manage may incur significant debt, which either due to liquidity problems or restrictive covenants contained in their borrowing agreements, could restrict their ability to pay revenue owed to us when due. In addition, the revenue payable under each of our current investment advisory agreements is subject to a variable annual cap based on a formula tied to the assets and income of that REIT. This cap may limit the growth of our management revenue. Furthermore, our ability to earn revenue related to the disposition of properties is primarily tied to providing liquidity events for the REIT investors. Our ability to provide that liquidity, and to do so under circumstances that will satisfy the applicable subordination requirements noted below in “Information about W. P. Carey—Business Objectives and Strategy—Investment Management—Other Revenue,” will depend on market conditions at the relevant time, which may vary considerably over a period of years. In any case, liquidity events typically occur several years apart, and income from our investment management operations is likely to be significantly higher in those years in which such events occur.

The revenue streams from the investment advisory agreements with the CPA®REITs are subject to limitation or cancellation.

The agreements under which we provide investment advisory services are renewable annually in September and may generally be terminated by each REIT upon 60 days’ notice, with or without cause, and are currently scheduled to expire on the earlier of September 30, 2012 and the closing date of the Merger, unless otherwise renewed. There can be no assurance that these agreements will not expire or be terminated. If the Merger is consummated, we have agreed to waive fees to which we were formerly entitled to be paid by CPA®:15 in connection with a liquidity event, including termination fees and subordinated disposition fees. CPA®:17—Global, CPA®:16—Global and CWI have the right, but not the obligation, upon certain terminations to repurchase our interests in their operating partnerships at fair market value. If such right is not exercised, we would remain as a limited partner of the operating partnerships. Nonetheless, any such termination could have a material adverse effect on our business, results of operations and financial condition.

Changes in investor preferences or market conditions could limit our ability to raise funds or make new investments.

Substantially all of our and the CPA® REITs’ current investments, as well as the majority of the investments we expect to originate for the CPA® REITs in the near term, are investments in single-tenant commercial properties that are subject to triple-net leases. In addition, we have relied predominantly on raising funds from individual investors through the sale by participating selected dealers to their customers of publicly-registered, non-traded securities of the REITs. Although we have increased the number of broker-dealers we use for fundraising, historically the majority of our fundraising efforts have been through one major selected dealer. If, as a result of changes in market receptivity to investments that are not readily liquid and involve high selected dealer fees, or for other reasons, this capital raising method were to become less available as a source of capital, our ability to raise funds for the REIT programs, and consequently our ability to make investments on their behalf, could be adversely affected. While we are not limited to this particular method of raising funds for investment (and, among other things, the REITs may themselves be able to borrow additional funds to invest), our experience with other means of raising capital is limited. Also, many factors, including changes in tax laws or accounting rules, may make these types of investments less attractive to potential sellers and lessees, which could negatively affect our ability to increase the amount of assets of this type under management.

We face active competition.

In raising funds for investment by the REITs, we face competition from other funds with similar investment objectives that seek to raise funds from investors through publicly registered, non-traded funds, publicly-traded funds and private funds. This competition could adversely affect our ability to make acquisitions and to raise funds for future investments, which in turn could ultimately reduce, or limit the growth of, revenues from our investment management operations.

We face active competition for our investments from many sources, including insurance companies, credit companies, pension funds, private individuals, financial institutions, finance companies and investment companies, among others. These institutions may accept greater risk or lower returns, allowing them to offer more attractive terms to prospective tenants. In addition, our evaluation of the acceptability of rates of return on behalf of the REITs is affected by such factors as the cost of raising capital, the amount of revenue we can earn and the performance hurdle rates of the relevant REITs. Thus, the effect of the cost of raising capital and the revenue we can earn may be to limit the amount of new investments we make on behalf of the REITs, which will in turn limit the growth of revenues from our investment management operations.

A substantial amount of our leases will expire within the next five years, and we may have difficulty in re-leasing or selling our properties if tenants do not renew their leases.

Within the next five years, approximately 27% of the combined company’s leases, based on annualized contractual minimum base rent, are due to expire. If these leases are not renewed, or if the properties cannot be re-leased on terms that yield payments comparable to those currently being received, then the lease revenues of the combined company could be substantially adversely affected. The terms of any new or renewed leases of these properties may depend on market conditions prevailing at the time of lease expiration. In addition, if properties are vacated by the current tenants, the combined company may incur substantial costs in attempting to re-lease such properties. The combined company may also seek to sell these properties, in which event we may incur losses, depending upon market conditions prevailing at the time of sale.

Real estate investments generally lack liquidity compared to other financial assets, and this lack of liquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. Some of our net leases are for properties that are specially suited to the particular needs of the tenant. With these properties, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant. In addition, if we are forced to sell the property, we may have difficulty selling it to a party other than the tenant due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to re-lease or sell properties without adversely affecting returns to shareholders.

Our portfolio growth is constrained by our obligations to offer property transactions to the REITs.

Under our investment advisory agreements with the REITs, we are required to use our best efforts to present a continuing and suitable investment program to them. In recent years, new property investment opportunities have generally been made available by us to the REITs. While the allocation of new investments to the REITs fulfills our duty to present a continuing and suitable investment program and enhances the revenues from our investment management operations, it also restricts the potential growth of revenues from our real estate ownership and our ability to diversify our portfolio.

International investments involve additional risks.

We have invested in and may continue to invest in properties located outside the U.S. At December 31, 2011, our directly-owned real estate properties located outside of the U.S. represented 10% of current annualized contractual minimum base rent. These investments may be affected by factors particular to the laws of the jurisdiction in which the property is located. These investments may expose us to risks that are different from and in addition to those commonly found in the U.S., including:

•	changing governmental rules and policies;

•

enactment of laws relating to the foreign ownership of property and laws relating to the ability of foreign entities to remove invested capital or profits earned from activities within the country to the U.S.;

•	expropriation of investments;

•	legal systems under which the ability to enforce contractual rights and remedies may be more limited than would be the case under U.S. law;

•

difficulty in conforming obligations in other countries and the burden of complying with a wide variety of foreign laws, which may be more stringent than U.S. laws, including tax requirements and land use, zoning, and environmental laws, as well as changes in such laws;

•	adverse market conditions caused by changes in national or local economic or political conditions;

•	tax requirements vary by country and we may be subject to additional taxes as a result of our international investments;

•	changes in relative interest rates;

•	changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•	changes in real estate and other tax rates and other operating expenses in particular countries;

•	changes in land use and zoning laws;

•	more stringent environmental laws or changes in such laws; and.

•	restrictions and/or significant costs in repatriating cash and cash equivalents held in foreign bank accounts.

In addition, the lack of publicly available information in accordance with GAAP could impair our ability to analyze transactions and may cause us to forego an investment opportunity for ourselves or the REITs. It may also impair our ability to receive timely and accurate financial information from tenants necessary to meet our and the REITs’ reporting obligations to financial institutions or governmental or regulatory agencies. Certain of these risks may be greater in emerging markets and less developed countries. Our expertise to date is primarily in the U.S. and Europe, and we have less experience in other international markets. We may not be as familiar with the potential risks to our and the REITs’ investments outside the U.S. and Europe and we could incur losses as a result.

Also, we may rely on third-party asset managers in international jurisdictions to monitor compliance with legal requirements and lending agreements with respect to properties we own or manage on behalf of the REITs. Failure to comply with applicable requirements may expose us or our operating subsidiaries to additional liabilities.

Moreover, we are subject to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. Our principal currency exposure is to the Euro. We attempt to mitigate a portion of the risk of currency fluctuation by financing our properties in the local currency denominations, although there can be no assurance that this will be effective. Because we generally place both our debt obligation to the lender and the tenant’s rental obligation to us in the same currency, our results of foreign operations benefit from a weaker U.S. dollar and are adversely affected by a stronger U.S. dollar relative to foreign currencies; that is, absent other considerations, a weaker U.S. dollar will tend to increase both our revenues and our expenses, while a stronger U.S. dollar will tend to reduce both our revenues and our expenses.

We may recognize substantial impairment charges on our properties.

We have incurred, and may in the future incur, substantial impairment charges, which we are required to recognize whenever we sell a property for less than its carrying value or we determine that the carrying amount of the property is not recoverable and exceeds its fair value (or, for direct financing leases, that the unguaranteed residual value of the underlying property has declined). By their nature, the timing or extent of impairment charges are not predictable. We may incur non-cash impairment charges in the future, which may reduce our net income.

Our use of debt to finance investments could adversely affect our cash flow.

Most of our investments are made by borrowing a portion of the total investment and securing the loan with a mortgage on the property. We generally borrow on a non-recourse basis to limit our exposure on any property to the amount of equity invested in the property. If we are unable to make our debt payments as required, a lender could foreclose on the property or properties securing its debt. Additionally, lenders for our international mortgage loan transactions typically incorporate covenants and other provisions that can cause a loan default, including a loan to value ratio, a debt service coverage ratio and a material adverse change in the borrower’s or tenant’s business. Accordingly, if the real estate value declines or the tenant defaults, the lender would have the right to foreclose on its security. If any of these events were to occur, it could cause us to lose part or all of our investment, which in turn could cause the value of our portfolio, and revenues available for distribution to our stockholders, to be reduced.

Some of our financing may also require us to make a balloon payment at maturity. Our ability to make balloon payments on debt will depend upon our ability either to refinance the obligation when due, invest additional equity in the property or to sell the related property. When the balloon payment is due, we may be unable to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. Our ability to accomplish these goals will be affected by various factors existing at the relevant time, such as the state of the national and regional economies, local real estate conditions, available mortgage rates, availability of credit, our equity in the mortgaged properties, our financial condition, the operating history of the mortgaged properties and tax laws. A refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets.

Our leases may permit tenants to purchase a property at a predetermined price, which could limit our realization of any appreciation or result in a loss.

In some circumstances, we may grant tenants a right to repurchase the property they lease from us. The purchase price may be a fixed price or it may be based on a formula or the market value at the time of exercise. If a tenant exercises its right to purchase the property and the property’s market value has increased beyond that price, we could be limited in fully realizing the appreciation on that property. Additionally, if the price at which the tenant can purchase the property is less than our carrying value (for example, where the purchase price is based on an appraised value), we may incur a loss.

We do not fully control the management of our properties.

The tenants or managers of net leased properties are responsible for maintenance and other day-to-day management of the properties. If a property is not adequately maintained in accordance with the terms of the applicable lease, we may incur expenses for deferred maintenance expenditures or other liabilities once the property becomes free of the lease. While our leases generally provide for recourse against the tenant in these instances, a bankrupt or financially troubled tenant may be more likely to defer maintenance and it may be more difficult to enforce remedies against such a tenant. In addition, to the extent tenants are unable to conduct their operation of the property on a financially successful basis, their ability to pay rent may be adversely affected. Although we endeavor to monitor, on an ongoing basis, compliance by tenants with their lease obligations and other factors that could affect the financial performance of our properties, such monitoring may not in all circumstances ascertain or forestall deterioration either in the condition of a property or the financial circumstances of a tenant.

The value of our real estate is subject to fluctuation.

We are subject to all of the general risks associated with the ownership of real estate. While the revenues from our leases and those of the REITs are not directly dependent upon the value of the real estate owned, significant declines in real estate values could adversely affect us in many ways, including a decline in the residual values of properties at lease expiration; possible lease abandonments by tenants; a decline in the attractiveness of REIT investments that may impede our ability to raise new funds for investment by the REITs and a decline in the attractiveness of triple-net lease transactions to potential sellers. We also face the risk that lease revenue will be insufficient to cover all corporate operating expenses and debt service payments on indebtedness we incur. General risks associated with the ownership of real estate include:

•	adverse changes in general or local economic conditions;

•	changes in the supply of or demand for similar or competing properties;

•	changes in interest rates and operating expenses;

•	competition for tenants;

•	changes in market rental rates;

•	inability to lease or sell properties upon termination of existing leases;

•	renewal of leases at lower rental rates;

•	inability to collect rents from tenants due to financial hardship, including bankruptcy;

•	changes in tax, real estate, zoning and environmental laws that may have an adverse impact upon the value of real estate;

•	uninsured property liability, property damage or casualty losses;

•	unexpected expenditures for capital improvements or to bring properties into compliance with applicable federal, state and local laws;

•	exposure to environmental losses;

•	changes in foreign exchange rates; and

•	acts of God and other factors beyond the control of our management.

The inability of a tenant in a single-tenant property to pay rent will reduce the combined company’s revenues.

Most of the properties of the combined company will be occupied by a single tenant and, therefore, the success of the combined company’s investments is materially dependent on the financial stability of these tenants. Revenues from several of the combined company’s tenants/guarantors will constitute a significant percentage of its lease revenues. The combined company’s five largest tenants/guarantors represented approximately 26% of total lease revenues in 2011. Lease payment defaults by tenants negatively impact our, and will negatively impact the combined company’s, net income and reduce the amounts available for distributions to shareholders. As some of these tenants may not have a recognized credit rating, these tenants may have a higher risk of lease defaults than if those tenants had a recognized credit rating. In addition, the bankruptcy of a tenant could cause the loss of lease payments as well as an increase in the costs incurred to carry the property until it can be re-leased or sold. We have had, and the combined company may have, tenants file for bankruptcy protection. In the event of a default, the combined company may experience delays in enforcing its rights as landlord and may incur substantial costs in protecting the investment and re-leasing the property. If a lease is terminated, there is no assurance that the combined company will be able to re-lease the property for the rent previously received or sell the property without incurring a loss.

The bankruptcy or insolvency of tenants or borrowers may cause a reduction in revenue.

Bankruptcy or insolvency of a tenant or borrower could cause:

•	the loss of lease or interest and principal payments;

•	an increase in the costs incurred to carry the property;

•	litigation;

•	a reduction in the value of our shares; and

•	a decrease in distributions to our stockholders.

Under U.S. bankruptcy law, a tenant who is the subject of bankruptcy proceedings has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, any resulting claim we have for breach of the lease (excluding collateral securing the claim) will be treated as a general unsecured claim. The maximum claim will be capped at the amount owed for unpaid rent prior to the bankruptcy unrelated to the termination, plus the greater of one year’s lease payments or 15% of the remaining lease payments payable under the lease (but no more than three years’ lease payments). In addition, due to the long-term nature of our leases and, in some cases, terms providing for the repurchase of a property by the tenant, a bankruptcy court could recharacterize a net lease transaction as a secured lending transaction. If that were to occur, we would not be treated as the owner of the property, but we might have rights as a secured creditor. Those rights would not include a right to compel the tenant to timely perform its obligations under the lease but may instead entitle us to “adequate protection,” a bankruptcy concept that applies to protect against a decrease in the value of the property if the value of the property is less than the balance owed to us.

Insolvency laws outside of the U.S. may not be as favorable to reorganization or to the protection of a debtor’s rights as tenants under a lease as are the laws in the U.S. Our rights to terminate a lease for default may be more likely to be enforceable in countries other than the U.S., in which a debtor/ tenant or its insolvency representative may be less likely to have rights to force continuation of a lease without our consent. Nonetheless, such laws may permit a tenant or an appointed insolvency representative to terminate a lease if it so chooses.

However, in circumstances where the bankruptcy laws of the U.S. are considered to be more favorable to debtors and to their reorganization, entities that are not ordinarily perceived as U.S. entities may seek to take advantage of the U.S. bankruptcy laws if they are eligible. An entity would be eligible to be a debtor under the U.S. bankruptcy laws if it had a domicile (state of incorporation or registration), place of business or assets in the

U.S. If a tenant became a debtor under the U.S. bankruptcy laws, then it would have the option of assuming or rejecting any unexpired lease. As a general matter, after the commencement of bankruptcy proceedings and prior to assumption or rejection of an expired lease, U.S. bankruptcy laws provide that until an unexpired lease is assumed or rejected, the tenant (or its trustee if one has been appointed) must timely perform obligations of the tenant under the lease. However, under certain circumstances, the time period for performance of such obligations may be extended by an order of the bankruptcy court.

W. P. Carey and the CPA® REITs have had tenants file for bankruptcy protection and have been involved in bankruptcy-related litigation (including several international tenants). Four prior REITs under the Corporate Property Associates brand name reduced the rate of distributions to their investors as a result of adverse developments involving tenants.

Similarly, if a borrower under one of our loan transactions declares bankruptcy, there may not be sufficient funds to satisfy its payment obligations to us, which may adversely affect our revenue and distributions to our stockholders. The mortgage loans in which we may invest and the mortgage loans underlying the mortgage-backed securities in which we may invest may be subject to delinquency, foreclosure and loss, which could result in losses to us.

We are subject to possible liabilities relating to environmental matters.

We own commercial properties and are subject to the risk of liabilities under federal, state and local environmental laws. These responsibilities and liabilities also exist for properties owned by the REITs and if they become liable for these costs, their ability to pay for our services could be materially affected. Some of these laws could impose the following on us:

•

responsibility and liability for the cost of investigation and removal or remediation of hazardous or toxic substances released on or from our property, generally without regard to our knowledge of, or responsibility for, the presence of these contaminants;

•	liability for the costs of investigation and removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of such substances;

•

liability for claims by third parties based on damages to natural resources or property, personal injuries, or costs of removal or remediation of hazardous or toxic substances in, on, or migrating from our property;

•	responsibility for managing asbestos-containing building materials, and third-party claims for exposure to those materials; and

•	claims being made against us by the REITs for inadequate due diligence.

Our costs of investigation, remediation or removal of hazardous or toxic substances, or for third-party claims for damages, may be substantial. The presence of hazardous or toxic substances at any of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination or otherwise adversely affect our ability to sell or lease the property or to borrow using the property as collateral. While we attempt to mitigate identified environmental risks by contractually requiring tenants to acknowledge their responsibility for complying with environmental laws and to assume liability for environmental matters, circumstances may arise in which a tenant fails, or is unable, to fulfill its contractual obligations. In addition, environmental liabilities, or costs or operating limitations imposed on a tenant to comply with environmental laws, could affect its ability to make rental payments to us. Also, and although we endeavor to avoid doing so, we may be required, in connection with any future divestitures of property, to provide buyers with indemnification against potential environmental liabilities.

A potential change in U.S. accounting standards regarding operating leases may make the leasing of facilities less attractive to our potential domestic tenants, which could reduce overall demand for our leasing services.

Under current authoritative accounting guidance for leases, a lease is classified by a tenant as a capital lease if the significant risks and rewards of ownership are considered to reside with the tenant. This situation is considered to be met if, among other things, the non-cancelable lease term is more than 75% of the useful life of the asset or if the present value of the minimum lease payments equals 90% or more of the leased property’s fair value. Under capital lease accounting for a tenant, both the leased asset and liability are reflected on their balance sheet. If the lease does not meet any of the criteria for a capital lease, the lease is considered an operating lease by the tenant and the obligation does not appear on the tenant’s balance sheet; rather, the contractual future minimum payment obligations are only disclosed in the footnotes thereto. Thus, entering into an operating lease can appear to enhance a tenant’s balance sheet in comparison to direct ownership. In response to concerns caused by a 2005 SEC study that the current model does not have sufficient transparency, the Financial Accounting Standards Board (“FASB”) and the International Accounting Standards Board (“IASB”) issued an Exposure Draft on a joint proposal that would dramatically transform lease accounting from the existing model. The FASB and IASB met during July 2011 and voted to re-expose the proposed standard. A revised exposure draft for public comment is currently expected to be issued in the first half of 2012, with a final standard expected to be issued during 2012. As of the date of this joint proxy statement/prospectus, the proposed guidance has not yet been finalized. Changes to the accounting guidance could affect both our and the REITs’ accounting for leases as well as that of our and the REITs’ tenants. These changes would impact most companies but are particularly applicable to those that are significant users of real estate. The proposal outlines a completely new model for accounting by lessees, whereby their rights and obligations under all leases, existing and new, would be capitalized and recorded on the balance sheet. For some companies, the new accounting guidance may influence whether or not, or the extent to which, they may enter into the type of sale-leaseback transactions in which we specialize.

We depend on key personnel for our future success.

We depend on the efforts of our executive officers and key employees. The loss of the services of these executive officers and key employees could have a material adverse effect on our operations.

Our accounting policies and methods are fundamental to how we record and report our financial position and results of operations, and they require management to make estimates, judgments and assumptions about matters that are inherently uncertain.

Our accounting policies and methods are fundamental to how we record and report our financial position and results of operations. We have identified several accounting policies as being critical to the presentation of our financial position and results of operations because they require management to make particularly subjective or complex judgments about matters that are inherently uncertain and because of the likelihood that materially different amounts would be recorded under different conditions or using different assumptions. Because of the inherent uncertainty of the estimates, judgments and assumptions associated with these critical accounting policies, we cannot provide any assurance that we will not make subsequent significant adjustments to our consolidated financial statements. If our judgments, assumptions and allocations prove to be incorrect, or if circumstances change, our business, financial condition, revenues, operating expense, results of operations, liquidity, ability to pay dividends or stock price may be materially adversely affected.

Our governing documents and capital structure, which will govern until the closing of the Merger, may discourage a takeover.

The W. P. Carey LLC Agreement provides that “Control Shares” (as defined below) acquired in a “Control Share Acquisition” (as defined below) have no voting rights, except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. “Control Shares” are defined in the W. P. Carey LLC

Agreement as voting shares that, if aggregated with all other shares owned by an acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power within one of the following ranges of voting power:

•	one-fifth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control Shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A Control Share Acquisition means the acquisition of Control Shares, subject to certain exceptions. A person who has made or proposes to make a Control Share Acquisition may compel our board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any shareholders meeting.

If an acquiring person delivers to us an “Acquiring Person Statement” (the substance of which is described in the W. P. Carey LLC Agreement) within 10 days of acquiring Control Shares, we may redeem, at the fair value, any or all of Control Shares within 60 days of the shareholder meeting where voting rights were not approved, except for those Control Shares where two-thirds of disinterested shareholders have given prior approval for the exercise of the voting rights. If an Acquiring Person does not deliver to us an Acquiring Person statement within 10 days of acquiring Control Shares, we may redeem, at the fair value, all Control Shares, including those for which voting rights have been previously approved, during a period that begins on the 11th day following the acquisition of Control Shares and ending 60 days after the acquiring person delivers the Acquiring Person statement. Fair value is determined as of the date of the last Control Share Acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares were considered. The Control Share Acquisition provision does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction.

The Control Share provision outlined above may discourage a tender offer for our shares or a hostile takeover, even though these may be attractive to shareholders.

The W. P. Carey Inc. Charter and Maryland law contain provisions that may delay or prevent a change of control transaction.

Our charter contains 7.9% ownership limits. Our charter, subject to certain exceptions, authorizes our directors to take such actions as are necessary and desirable to limit any person to actual or constructive ownership of either (i) owning more than 7.9% in value or in number of shares, whichever is more restrictive, of the outstanding shares of stock of W. P. Carey Inc. or (ii) owning more than 7.9% in value or in number of shares, whichever is more restrictive, of the outstanding shares of W. P. Carey Inc.’s common stock excluding any outstanding shares of W. P. Carey Inc. common stock not treated as outstanding for federal income tax purposes, other than the estate of Wm. Polk Carey which may own up to 18.0% of the outstanding shares of W. P. Carey Inc. common stock or any other class or series of W. P. Carey Inc.’s stock. Our board of directors, in its sole discretion, may exempt a person from the ownership limits. However, our board of directors may not grant an exemption from the ownership limits to any person unless our board of directors obtains such representations, covenants and undertakings as our board of directors may deem appropriate in order to determine that granting the exemption would not result in losing our status as a REIT. Our board of directors may also increase or decrease the common stock ownership limit and/or the aggregate stock ownership limit so long as the change would not result in five or fewer persons beneficially owning more than 49.9% in value of our outstanding stock. The ownership limits contained in our charter and the restrictions on ownership of our common stock may delay or prevent a transaction or a change of control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. See “Description of W. P. Carey Inc. Shares—Restrictions on Ownership and Transfer.”

The W. P. Carey Inc. board of directors may create and issue a class or series of preferred stock without stockholder approval. Our board of directors is empowered under our charter from time to time to amend our charter to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue, to designate and issue from time to time one or more classes or series of common stock or preferred stock and to classify any unissued shares of common stock or preferred stock and to or reclassify any previously classified, but unissued, shares of common stock or preferred stock into one or more classes or series of stock, without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of any class or series of preferred stock issued. As a result, we may issue series or classes of common stock or preferred stock with preferences, dividends, powers and rights, voting or otherwise, senior to the rights of holders of our common stock. The issuance of any such classes or series of common stock or preferred stock could also have the effect of delaying or preventing a change of control transaction that might otherwise be in the best interests of our stockholders.

Certain provisions of Maryland law could inhibit changes in control. Certain provisions of the MGCL may have the effect of inhibiting a third party from making a proposal to acquire us or impeding a change of control under circumstances that otherwise could provide our stockholders with the opportunity to realize a premium over the then-prevailing market price of our common stock, including:

•

“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding voting stock), or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter impose special appraisal rights and supermajority voting requirements on these combinations; and

•

“control share” provisions that provide that holders of “control shares” of our company (defined as voting shares which, when aggregated with all other shares owned or controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the “interested stockholder” becomes an interested stockholder. Prior to the consummation of the Merger and the REIT Conversion, our board of directors, by resolution, intends to exempt any business combination between us and any person who is an existing, or becomes in the future an, “interested stockholder.” Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any such person. As a result, such person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. Additionally, this resolution may be altered, revoked or repealed in whole or in part at any time and we may opt back into the business combination provisions of the MGCL. If this resolution is revoked or repealed, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. In the case of the control share provisions of the MGCL, we have elected to opt out of these provisions of the MGCL pursuant to a provision in our bylaws.

Additionally, Title 3, Subtitle 8 of the MGCL, permits our board of directors, without stockholder approval and regardless of what is currently provided in our charter or our bylaws, to implement certain governance provisions, some of which (for example, a classified board) we do not currently have. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change in control of our company under circumstances that otherwise could provide the holders of our common stock with the opportunity to realize a premium over the then-current market price.

The W. P. Carey Inc. Charter, the W. P. Carey Inc. Bylaws and Maryland law also contain other provisions that may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. See “Certain Material Provisions of Maryland Law and of Our Charter and Bylaws—Our Board of Directors,” “—Business Combinations,” “—Control Share Acquisitions,” “—Maryland Unsolicited Takeovers Act,” and “—Advance Notice of Director Nominations and New Business.”

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Except for historical information contained in this joint proxy statement/prospectus, certain of the matters discussed in this joint proxy statement/prospectus constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” “forecast,” and words and terms of similar substance used in connection with any discussion of future plans, actions, or events. These statements are based on the current expectations of the management of W. P. Carey and CPA®: 15, as applicable.

These forward-looking statements include, but are not limited to, statements regarding revenues, regulatory activities, expenses, earnings per share, liquidity and capital resources, trends, synergies, efficiencies, cost savings, projected FFO, projected AFFO, asset portfolios and the completion of and the timetable for completion of the Merger and the REIT Conversion.

These risks and uncertainties include those set forth under the section entitled “Risk Factors,” as well as, among others, the following:

•	legislative, regulatory, or other changes in the real estate industry which increase the costs of, or otherwise affect our operations;

•	competition for tenants with respect to new leases and the renewal or rollover of existing leases;

•	the ability of our tenants to operate their businesses in a manner sufficient to maintain or increase revenue and to generate sufficient income to make rent payments;

•	changes in national or regional economic conditions, including changes in interest rates and the availability and cost of capital;

•	failure to complete the Merger and the REIT Conversion; and

•	potential liability under, and change in, environmental, zoning, tax and other laws.

Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. In light of the foregoing risks, uncertainties, assumptions and factors, the forward-looking events discussed in this joint proxy statement/prospectus may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus. Except as required under the federal securities laws and the rules and regulations of the SEC, neither W. P. Carey nor CPA®: 15 undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events.

THE MERGER AND THE REIT CONVERSION

This joint proxy statement/prospectus constitutes a prospectus of W. P. Carey Inc., which is a part of the registration statement on Form S-4 filed by W. P. Carey Inc. with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), in order to register the shares of W. P. Carey Inc. common stock to be issued to holders of CPA 15 common stock in the Merger and holders of W. P. Carey listed shares in the W. P. Carey Merger. It also constitutes a proxy statement of CPA®:15 in connection with the solicitation of the approval by CPA®:15 stockholders of the Merger, and a proxy statement of W. P. Carey in connection with the solicitation of the approval by W. P. Carey shareholders of the Merger and approval of the adoption of the REIT Conversion Agreement and approval of the W. P. Carey Merger.

The Merger

CPA®:15 will become a subsidiary of W. P. Carey Inc. through the following transactions: CPA®:15 will merge with an indirect, wholly-owned subsidiary of CPA®:15, with CPA®:15 surviving the merger as a wholly-owned subsidiary of CPA 15 Holdco, and immediately thereafter CPA 15 Holdco will merge with and into CPA 15 Merger Sub, with CPA 15 Merger Sub surviving the Merger as an indirect subsidiary of W. P. Carey Inc. and CPA®:15 becoming a direct subsidiary of CPA 15 Merger Sub and an indirect subsidiary of W. P. Carey Inc. Each issued and outstanding share of CPA 15 common stock will be converted into one share of common stock of CPA 15 Holdco, and immediately thereafter, into the right to receive total consideration valued at approximately $[—] per share of CPA 15 common stock (based on the closing price of $[—] per W. P. Carey listed share on the NYSE on [—], 2012, the last practicable date before the printing of this joint proxy statement/prospectus), consisting of (i) $1.25 in cash and (ii) 0.2326 shares of W. P. Carey Inc. common stock. Each share of CPA 15 common stock that is owned by W. P. Carey or any W. P. Carey subsidiary immediately prior to the effective time of the Merger will automatically be canceled and retired and will cease to exist without any conversion thereof or payment therefor. We anticipate that the shares of W. P. Carey Inc. common stock issued in the Merger will trade on the NYSE under the symbol “WPC.”

The REIT Conversion

Prior to the Merger, W. P. Carey will merge with and into W. P. Carey Inc., with W. P. Carey Inc. surviving the merger pursuant to the REIT Conversion Agreement. Each issued and outstanding W. P. Carey listed share will immediately be converted into one share of W. P. Carey Inc. common stock.

We anticipate that the shares of W. P. Carey Inc. common stock issued in the W. P. Carey Merger will trade on the NYSE under the symbol “WPC.”

Background of the Merger and the REIT Conversion

W. P. Carey was formed as a limited liability company under the laws of Delaware on July 15, 1996. The company commenced operations on January 1, 1998 by combining the limited partnership interests of nine CPA® partnerships, at which time it became listed on the NYSE. The company was formed to provide long-term financing via sale-leaseback and build-to-suit transactions for companies worldwide and manages a global investment portfolio. W. P. Carey invests primarily in commercial properties domestically and internationally that are generally triple-net leased to single corporate tenants, which requires each tenant to pay substantially all of the costs associated with operating and maintaining the property. The company also earns revenue as the advisor to publicly-owned, non-listed REITs, which are sponsored by the company under the CPA® brand name, including CPA®:15, and which invest in similar properties.

Most of W. P. Carey’s properties were either acquired as a result of its consolidation with certain affiliated CPA® limited partnerships or subsequently acquired from other CPA® REIT programs in connection with the provision of liquidity to shareholders of those CPA® REITs. W. P. Carey’s advisory agreements with each of the existing CPA® REITs, including its advisory agreement with CPA®:15, require that it use its best efforts to present to the CPA® entity a continuing and suitable program of investment opportunities that meets its investment criteria. Additionally, as the external advisor to each of the CPA® entities, W. P. Carey also reviews potential liquidity alternatives for the CPA® REITs and presents its analyses and recommendations to the Boards of Directors of the CPA® REITs for their consideration.

CPA®:15 was formed in 2001 and raised approximately $1 billion in net investment capital through public offerings of its common stock. CPA®:15 has invested substantially all of the net proceeds from its public offerings in real estate and owns a diversified portfolio of interests in 315 properties as of December 31, 2011.

CPA®:15 was formed to hold its investments for a number of years; therefore, in the early years of its existence, CPA®:15 concentrated on making investments and maximizing the cash flow from its properties, with an intention to begin considering liquidity events for its stockholders generally commencing eight years following the investment of substantially all of the proceeds from its public offerings, which occurred in January 2004.

On March 16, 2011, members of the senior management team of W. P. Carey made a presentation to the Strategic Planning Committee of the board of directors of W. P. Carey outlining various strategic initiatives. The presentation included (i) a review of W. P. Carey’s existing portfolio including the age of the properties in the portfolio, (ii) an overview of the existing business model as well as proposed changes to the business model, and (iii) a review of the means by which W. P. Carey could increase its access to the capital markets, including via the potential conversion of W. P. Carey into a REIT. Following a discussion period, the strategic planning committee of the board of directors of W. P. Carey concluded that W. P. Carey should engage an external financial advisor to assist W. P. Carey with its evaluation of potential strategic alternatives.

At a meeting of the board of directors of W. P. Carey on March 17, 2011, at the recommendation of the strategic planning committee, the board of directors authorized management to engage BofA Merrill Lynch as W. P. Carey’s external financial advisor. Additionally, the senior management team instructed W. P. Carey’s regular external corporate and securities counsel, DLA Piper LLP (US), or DLA Piper, to assist in evaluating the feasibility of the various proposed strategic initiatives, including an exploration of the potential tax implications of such initiatives.

In the second quarter of 2011, W. P. Carey, in its capacity as the external advisor to CPA®:15, began reviewing possible liquidity alternatives for CPA®:15. On May 17, 2011, members of the W. P. Carey senior management team, in the company’s capacity as the external advisor to CPA®:15, made a presentation to the executive committee of the board of directors of W. P. Carey regarding various potential liquidity alternatives for CPA®:15, including the sale of CPA®:15’s portfolio in a single transaction or a series of transactions, the listing of CPA®:15’s shares on a national securities exchange, or the acquisition of CPA®:15 by another CPA® entity, a third party, or W. P. Carey. In evaluating the potential alternatives, the management team reviewed various issues surrounding the previous merger of CPA®:14 with and into a subsidiary of CPA®:16 – Global completed on May 2, 2011. In light of this discussion, the management team highlighted CPA®:15’s greater size relative to CPA®:14 and discussed the challenges of liquidating the entity in a similar manner. Following the presentation, the executive committee of the board of directors of W. P. Carey discussed the potential benefits and risks associated with the various proposed liquidity alternatives, including the potential acquisition of CPA®:15 by W. P. Carey and a concurrent conversion by W. P. Carey into a REIT, as a means by which to provide a liquidity event for CPA®:15 while simultaneously addressing many of the issues discussed with the strategic planning committee of the board of directors of W. P. Carey regarding W. P. Carey’s existing portfolio.

On June 15, 2011, the strategic planning committee of the board of directors of W. P. Carey held a regularly scheduled meeting at W. P. Carey’s offices, together with representatives of management and W. P. Carey’s financial advisor. At the meeting, the strategic planning committee of the board of directors of W. P. Carey discussed with W. P. Carey’s management team and financial advisor various potential liquidity alternatives for CPA®:15, including a discussion of potential benefits and risks associated with various liquidity alternatives for CPA®:15, such as the sale of CPA®:15’s portfolio in a single transaction or a series of transactions, the listing of

CPA®:15’s shares on a national securities exchange, and the acquisition of CPA®:15 by another CPA® entity, a third party, or W. P. Carey and the concurrent conversion of W. P. Carey into a REIT. With respect to the potential acquisition of CPA®:15 by W. P. Carey and the concurrent conversion of W. P. Carey into a REIT, the Strategic Planning Committee discussed with W. P. Carey’s management team and financial advisor various considerations, including potential alternatives for the form of consideration and the structure of the surviving company, the availability of funds and the sources of financing, the timing of the transaction with respect to the state of the domestic capital markets, and the potential pro forma financial impact on W. P. Carey attributable to the proposed acquisition of CPA®:15.

On June 16, 2011, the Strategic Planning Committee of the Board of Directors of W. P. Carey summarized its June 15, 2011 meeting for the entire W. P. Carey Board of Directors and gave an overview of, among other things, the potential acquisition of CPA®:15 by W. P. Carey and the concurrent conversion of W. P. Carey into a REIT. Following a discussion period, the Board of Directors of W. P. Carey instructed the management team of W. P. Carey, as the external advisor to CPA®:15, to review potential liquidity alternatives with CPA®:15’s Board of Directors.

Accordingly, at a meeting on June 23, 2011, members of the W. P. Carey senior management team presented various potential liquidity alternatives to CPA®:15’s Board of Directors for preliminary consideration, including the listing of CPA®:15’s shares on a national securities exchange, selling CPA®:15’s portfolio in a single transaction or a series of transactions, and the acquisition of CPA®:15 by a third party, another CPA® entity, or W. P. Carey and the concurrent conversion of W. P. Carey into a REIT. As part of its presentation, the W. P. Carey management team discussed the potential acquisition of CPA®:15 by W. P. Carey and the concurrent conversion of W. P. Carey into a REIT, and outlined various considerations in connection with this liquidity alternative, including the resulting company’s potential long-term valuation outlook and enhanced access to the capital markets, alternatives for the form of consideration, and the structure of the surviving company. Following the presentation there was a discussion period. The Board of Directors of CPA®:15 expressed an interest in obtaining greater detail about the potential acquisition of CPA®:15 by W. P. Carey and a concurrent conversion of W. P. Carey into a REIT, to assist the Board of Directors of CPA®:15 in its evaluation of the available liquidity alternatives. The analyses presented by the W. P. Carey management team were preliminary and no formal action was taken by the CPA®:15 Board of Directors at this meeting.

On July 18, 2011, CPA®:15’s Board of Directors formed a Special Committee, referred to as the “CPA®:15 Special Committee,” and delegated to it the authority to review possible liquidity alternatives, including a potential business combination involving another CPA® REIT or W. P. Carey. The CPA®:15 Special Committee was delegated the sole authority to negotiate the terms of a transaction and to make a recommendation to the full Board, which could include a recommendation to reject any transaction. The CPA®:15 Special Committee was authorized to retain its own legal and financial advisors. The Board of Directors appointed all of its independent directors to the CPA®:15 Special Committee, namely, Marshall E. Blume, Elizabeth P. Munson, Richard J. Pinola and James D. Price.

During the remainder of July 2011, the CPA®:15 Special Committee interviewed several candidates to be its legal and financial advisors. Following this process, the CPA®:15 Special Committee retained Pepper Hamilton LLP, or Pepper Hamilton, as its legal advisor and Deutsche Bank Securities Inc., or Deutsche Bank, as its financial advisor.

On August 1, 2011, W. P. Carey provided Deutsche Bank with a preliminary outline of selected transaction terms for a proposed acquisition of CPA®:15 via the merger of CPA®:15 with an affiliate of W. P. Carey. The preliminary term sheet set forth a nominal offer price of $10.50 per share of CPA®:15 Common Stock to be paid 100% in stock of W. P. Carey, provided that W. P. Carey would have the right to elect to pay up to 25% of the transaction consideration in cash. The exchange ratio would be set based on W. P. Carey’s stock price at the time of public announcement of the transaction, and adjusted based upon W. P. Carey’s stock price at the time of mailing of the proxy statement for the transaction. The proposed terms also contemplated that W. P. Carey would convert from a publicly-traded limited liability company to a publicly traded REIT as part of the transaction, but would maintain W. P. Carey’s then-current dividend policy, subject to REIT distribution requirements.

On August 8, 2011, the CPA®:15 Special Committee held a teleconference meeting with representatives of Deutsche Bank and Pepper Hamilton and representatives of Clifford Chance US LLP, or Clifford Chance, counsel for CPA®:15. At the meeting, the CPA®:15 Special Committee and other meeting participants discussed W. P. Carey’s preliminary outline of selected transaction terms. The CPA®:15 Special Committee members and their advisors discussed the potential benefits to both parties of the proposed merger and the concurrent conversion of W. P. Carey to a REIT. The CPA®:15 Special Committee noted its preliminary view that a fixed exchange ratio could be preferable because it would enable CPA®:15’s stockholders to participate in any appreciation in W. P. Carey’s stock price between the public announcement and the closing of the transaction. The CPA®:15 Special Committee also noted that the proposed nominal value of the consideration was essentially equivalent to CPA®:15’s estimated net asset value per share as of December 31, 2010 of $10.40 per share. The Deutsche Bank representatives summarized the valuation work being undertaken by their firm, after which they reviewed with the CPA®:15 Special Committee a variety of potential strategic alternatives for CPA®:15 in addition to the transaction proposed by W. P. Carey. The CPA®:15 Special Committee instructed Deutsche Bank to seek clarity on the proposed transaction terms and to continue its due diligence on the potential transaction, its valuation work and its analyses regarding potential strategic alternatives.

For the next several weeks, W. P. Carey and CPA®:15, with the assistance of their respective external legal and financial advisors, continued to discuss various considerations concerning the proposed transaction, including alternatives for the form of consideration and the structure of the surviving company, the availability of funds and the sources of financing, and the timing of the transaction with respect to the state of the domestic capital markets. During this period, the W. P. Carey management team also periodically updated the Executive Committee on the discussions and negotiations between W. P. Carey and CPA®:15.

The CPA®:15 Special Committee held a telephonic meeting on August 22, 2011. Representatives from Deutsche Bank, Pepper Hamilton and Clifford Chance participated in the meeting. The Deutsche Bank representatives updated the CPA®:15 Special Committee on actions taken since the CPA®:15 Special Committee’s last meeting and summarized the status of their outstanding due diligence requests to W. P. Carey’s advisors.

Throughout August 2011, W. P. Carey and DLA Piper worked to refine an initial draft of a proposed Merger Agreement and to outline, from a tax perspective, the requisite internal reorganizational steps required to effect the proposed REIT Conversion.

On September 15, 2011, the W. P. Carey Board of Directors had a regularly scheduled meeting in Baltimore, Maryland. Members of the W. P. Carey senior management team as well as W. P. Carey’s financial advisor were present at the meeting. BofA Merrill Lynch discussed with the W. P. Carey Board of Directors certain financial matters relating to CPA®:15 and W. P. Carey. The W. P. Carey Board of Directors also discussed with W. P. Carey’s management and financial advisor various considerations, including alternatives for the form of consideration and the structure of the surviving company, the availability of funds and the sources of financing, the timing of the transaction with respect to the state of the domestic capital markets, and the potential pro forma financial impact on W. P. Carey attributable to the proposed acquisition of CPA®:15. The W. P. Carey management team then made a presentation that discussed various potential liquidity alternatives for CPA®:15, including the sale of CPA®:15’s portfolio in a single transaction or a series of transactions, the listing of CPA®:15’s shares on a national securities exchange, or the acquisition of CPA®:15 by another CPA® entity, a third party, or W. P. Carey. The W. P. Carey management team also discussed the potential benefits and risks associated with the REIT Conversion, analyzed the strengths and weaknesses of W. P. Carey’s current and proposed future business models, and reviewed strategic options for W. P. Carey. Following this discussion, the general view of the W. P. Carey Board of Directors was that the Merger and REIT Conversion offered the best long term opportunity for W. P. Carey shareholders as well as the best liquidity alternative for CPA®:15 as compared to the other available liquidity alternatives. The meeting of the W. P. Carey Board of Directors was adjourned so that the W. P. Carey Board of Directors could meet with the CPA®:15 Special Committee, which, as noted below, had been meeting separately, to discuss the potential acquisition of CPA®:15 by W. P. Carey and the concurrent conversion of W. P. Carey into a REIT.

The CPA®:15 Special Committee also met on September 15, 2011 prior to its regularly scheduled Board meeting held in Baltimore, Maryland. Representatives of Deutsche Bank, Pepper Hamilton and Clifford Chance were present at the meeting. Deutsche Bank presented preliminary valuation summaries to the CPA®:15 Special Committee regarding each of CPA®:15 and W. P. Carey, as well as preliminary implied exchange ratios based upon those valuations. During the meeting, the CPA®:15 Special Committee took note of CPA®:15’s previously-stated intention to consider liquidity events generally commencing in 2012, and discussed potential liquidity alternatives to the proposed merger with W. P. Carey, including an initial public offering, sales of individual assets and/or portfolios of assets, and a business combination with a party other than W. P. Carey. Based upon discussions with its advisors, the CPA®:15 Special Committee’s general view was that such other alternatives were likely to be less attractive to CPA®:15 than the proposed merger with W. P. Carey and its concurrent conversion to a REIT. The CPA®:15 Special Committee meeting was adjourned so that the CPA®:15 Special Committee could meet with the W. P. Carey Board of Directors, which, as noted above, had been meeting separately, to discuss the potential acquisition of CPA®:15 by W. P. Carey and the concurrent conversion of W. P. Carey into a REIT.

During the joint meeting, the CPA®:15 Special Committee identified to the W. P. Carey Board of Directors certain issues of importance to the CPA®:15 Special Committee, including: (i) the need for CPA®:15 to obtain an updated valuation of its net assets; (ii) the dividend policy of W. P. Carey after the proposed Merger; (iii) clarity regarding any cash component of the merger consideration; and (iv) the desirability of a fixed exchange ratio. The parties did not reach agreement on any proposed transaction terms at this meeting. After the meeting, the CPA®:15 Special Committee instructed W. P. Carey to retain a third-party firm to prepare an appraisal of CPA®:15’s real estate portfolio as of September 30, 2011 to be used by W. P. Carey in preparing an estimated net asset valuation of CPA®:15 as of such date.

On September 21, 2011, W. P. Carey provided the CPA®:15 Special Committee with an updated preliminary transaction proposal. This proposal stated that the nominal value of the consideration would be equal to CPA®:15’s estimated net asset value per share as of September 30, 2011 and would be paid in $1.25 of cash with the balance in W. P. Carey common stock. Similar to the original proposal, the exchange ratio would be set based on W. P. Carey’s stock price prior to the public announcement and would be subject to adjustment prior to mailing the proxy statement. Additionally, at the request of the management team of W. P. Carey, in early October 2011, DLA Piper sent an initial draft of the Merger Agreement to Clifford Chance reflecting the revised offer.

The CPA®:15 Special Committee held a telephonic meeting on October 12, 2011. Representatives of Deutsche Bank, Pepper Hamilton and Clifford Chance participated in the meeting. Deutsche Bank provided the CPA®:15 Special Committee with an update on the status of the real estate appraisal being undertaken by Robert A. Stanger & Co., Inc., a third-party valuation firm. The CPA®:15 Special Committee and its advisors also discussed the management of the combined company after completion of the proposed transaction. The CPA®:15 Special Committee and its advisors also reviewed the updated preliminary proposal made by W. P. Carey on September 21, 2011. The CPA®:15 Special Committee noted its continued preference for a fixed exchange ratio that was based on an historical average of W. P. Carey’s stock price, and also reiterated its view that the stock portion of the merger consideration should deliver CPA®:15’s stockholders a total dividend more consistent with the dividend they received as holders of CPA®:15 common stock. The CPA®:15 Special Committee instructed Deutsche Bank to continue its due diligence and discussions with W. P. Carey and its advisors.

Throughout October and November 2011, members of the senior W. P. Carey management team met, telephonically and in person, with certain members of the W. P. Carey Board of Directors to inform them of the status of discussions regarding the proposed transactions. The W. P. Carey management team continued to discuss various potential liquidity alternatives for CPA®:15, including the sale of CPA®:15’s portfolio in a single transaction or a series of transactions, the listing of CPA®:15’s shares on a national securities exchange, or the acquisition of CPA®:15 by another CPA® entity, a third party, or W. P. Carey. The W. P. Carey management team also discussed the potential benefits and risks associated with the REIT Conversion, analyzed the strengths and weaknesses of W. P. Carey’s current and proposed future business models, and reviewed strategic options for W. P. Carey. Additionally, during this time, W. P. Carey, CPA®:15 and their respective advisors continued

negotiating the terms of the potential acquisition of CPA®:15 by W. P. Carey and the concurrent conversion of W. P. Carey into a REIT, including the exchange ratio and form of consideration. The W. P. Carey management team and DLA Piper also worked together with CPA®:15 and its legal advisors to revise a proposed Merger Agreement, and to refine, from a tax perspective, the requisite internal reorganizational steps that W. P. Carey would be required to implement in order to effect the REIT Conversion.

The CPA®:15 Special Committee held a meeting on December 8, 2011 at the offices of Clifford Chance with representatives of Deutsche Bank, Pepper Hamilton and Clifford Chance. The Deutsche Bank representatives reviewed the results of the appraisal that had been conducted by Robert A. Stanger & Co., Inc. as of September 30, 2011, which W. P. Carey used to derive a preliminary estimated net asset value of $10.30 per CPA®:15 share. After discussion, Deutsche Bank indicated its view that the methodologies employed by Stanger and the market assumptions utilized by Stanger were reasonable. The CPA®:15 Special Committee reviewed a dividend sensitivity analysis prepared by Deutsche Bank and confirmed the committee’s view of the importance of the combined company’s dividend policy, in light of the fact that CPA®:15 had historically delivered an attractive dividend to its shareholders. The CPA®:15 Special Committee instructed Deutsche Bank to seek an improvement in the exchange ratio and to seek, to the extent possible, dividend equivalence on a per share basis for CPA®:15’s stockholders after the transaction.

The CPA®:15 Special Committee met by teleconference on December 16, 2011 together with representatives of Deutsche Bank, Pepper Hamilton and Clifford Chance. The Deutsche Bank representatives provided an update on the valuation, based on an updated estimated net asset value of $10.40 per share, and the dividend model for the combined company after the transaction, which indicated a higher dividend than had previously been assumed. Deutsche Bank also reviewed with the CPA®:15 Special Committee implied valuation ranges for CPA®:15 and W. P. Carey and the implied exchange ratio, based upon various methodologies, including discounted cash flow, dividend yield and historical trading price metrics. The CPA®:15 Special Committee and its advisors noted that CPA®:15 was not under any current or near-term obligation to complete a liquidity event. The CPA®:15 Special Committee instructed Deutsche Bank to pursue a more favorable exchange ratio and to seek a fixed exchange ratio for the proposed transaction, rather than a ratio that would be subject to adjustment.

The CPA®:15 Special Committee and representatives of Deutsche Bank, Pepper Hamilton and Clifford Chance held a teleconference meeting on December 19, 2011. The Deutsche Bank representatives updated the CPA®:15 Special Committee on the negotiations with W. P. Carey. As part of this discussion, the Deutsche Bank representatives informed the CPA®:15 Special Committee that W. P. Carey was willing to proceed with a fixed exchange ratio based upon the six-month average stock price for W. P. Carey. The Deutsche Bank representatives noted that, at the proposed exchange ratio, there would be approximate dividend equivalence for each share of CPA®:15 common stock after the transaction, based on W. P. Carey’s estimate of a $2.60 annualized dividend for the year ending December 31, 2012. The CPA®:15 Special Committee discussed next steps and confirmed that it would seek a voting agreement from W. P. Carey’s principal shareholder if the transaction were to proceed. The CPA®:15 Special Committee also instructed Clifford Chance and Pepper Hamilton to begin reviewing the draft Merger Agreement that had previously been provided by DLA Piper.

At the request of the CPA®:15 Special Committee, representatives of Deutsche Bank organized a meeting on January 12, 2012 with the CPA®:15 Special Committee and representatives of W. P. Carey, together with their respective financial advisors. At this meeting, W. P. Carey reviewed the combined company’s business plan, dividend policy, investment allocation policy, leverage policy, capital raising plans and conflict resolution policies.

The CPA®:15 Special Committee held a teleconference meeting on January 18, 2012. Representatives of Deutsche Bank, Pepper Hamilton and Clifford Chance participated in the meeting. The Deutsche Bank representatives reviewed alternative methodologies proposed by CPA®:15 and W. P. Carey for calculating the exchange ratio. After discussion and consideration, the CPA®:15 Special Committee determined that, since each of the approaches was reasonable, an implied transaction price at either of, or between, the two alternatives could be reasonable and acceptable if the transaction were to proceed. Representatives of Clifford Chance reported on the status of the Merger Agreement and the tax treatment of the transaction to CPA®:15’s stockholders. The CPA®:15 Special Committee noted its prior discussion of alternatives to the proposed transaction with W. P. Carey and requested that the Deutsche Bank representatives prepare an updated review of such alternatives for an upcoming meeting.

On January 20, 2012, certain members of the Board of Directors of W. P. Carey held a telephonic meeting, together with various members of the W. P. Carey senior management team and W. P. Carey’s legal and financial advisors. The members of the Board of Directors of W. P. Carey were updated on the status of the negotiations with the CPA®:15 Special Committee and its financial advisor. The members also discussed the topics reviewed with the CPA®:15 Special Committee and its advisors, including, among other topics, the combined company’s business plan, dividend policy, investment allocation policy, leverage policy, capital raising plans and conflict resolution policies. The members also discussed the potential benefits and risks associated with the potential REIT Conversion and instructed W. P. Carey’s management and advisors to continue negotiations of the terms of the potential transaction with CPA®:15.

On January 25, 2012, the Strategic Planning Committee held its regularly scheduled meeting, together with representatives of W. P. Carey’s management and legal and financial advisors. The Strategic Planning Committee of the Board of Directors of W. P. Carey was updated on the status of the exchange ratio negotiations with CPA®:15. The Strategic Planning Committee discussed with W. P. Carey’s management and advisors the potential benefits and risks of the proposed transaction and reviewed financial metrics, geographic diversification, contract terms, pro forma business mix, and the lease expiration schedule of each of W. P. Carey and CPA®:15. The Strategic Planning Committee also reviewed the timing of the transaction with respect to the state of the domestic capital markets and the pro forma financial impact on W. P. Carey attributable to the proposed acquisition of CPA®:15. Following this discussion, the meeting was adjourned so that the Independent Directors of the Board of Directors of W. P. Carey could meet in order to evaluate the proposed transaction. Following that meeting, the Independent Directors of the Board of Directors of W. P. Carey requested that W. P. Carey’s management and advisors negotiate the final remaining open items, including the proposed stock exchange ratio and the reimbursement of CPA®:15’s expenses in the event that the requisite shareholder approval was not obtained.

The CPA®:15 Special Committee held a meeting at the offices of Clifford Chance on January 25, 2012. Representatives of Deutsche Bank, Pepper Hamilton and Clifford Chance participated in the meeting. Deutsche Bank provided an update on the status of the exchange ratio negotiations with W. P. Carey. Deutsche Bank also reviewed an updated presentation regarding alternatives to the proposed transaction with W. P. Carey, including a liquidation of CPA®:15’s portfolio through sales of assets, a listing of CPA®:15’s shares on a national securities exchange and a merger or other corporate level transaction with a third party. The CPA®:15 Special Committee and its advisors discussed pros and cons of the alternatives, including the challenging conditions in the capital markets generally and, in particular, for initial public offerings of REITs, the challenge of identifying and retaining a management team dedicated to CPA®:15 if the company were to proceed with a stock exchange listing, the potential expense and difficulties in obtaining consents from lenders to a transaction involving a third party, the length of time it could take to liquidate the portfolio in a series of asset sales and the risks of market volatility during that time, and the low probability that a third party would have the appetite or ability to merge with CPA®:15 or otherwise acquire its entire portfolio and related debt at a value comparable to the proposed W. P. Carey transaction. After discussion, the CPA®:15 Special Committee affirmed its view that the proposed transaction with W. P. Carey was superior to each of the alternatives, and that the alternatives should not be pursued currently. During the meeting, representatives of Clifford Chance updated the CPA®:15 Special Committee on the status of negotiations of the Merger Agreement, which were proceeding satisfactorily.

For the remainder of January and the early part of February 2012, various members of the W. P. Carey senior management team, with the assistance of DLA Piper and BofA Merrill Lynch, worked with Clifford Chance and Deutsche Bank to try and reach a mutually agreeable position.

As part of the negotiations, the CPA®:15 special committee and its advisors had inquired as to the possibility of obtaining a voting agreement from the estate of Wm. Polk Carey, the founder and chairman of W. P. Carey, who passed away on January 2, 2012, with regard to the proposed transaction. On January 27, 2012, representatives of W. P. Carey advised representatives of Deutsche Bank and Clifford Chance that the estate had informed W. P. Carey that it was not prepared to enter into a voting agreement at such time because the co-executors of the Estate planned to retain a financial advisor to assist in their review of the proposed transaction.

At a telephonic meeting on February 1, 2012, the CPA®:15 special committee, together with representatives of Deutsche Bank, Pepper Hamilton and Clifford Chance, discussed the position of the estate and the potential merits and detriments of delaying its consideration of the proposed transaction until after the estate completed its review. After discussion, the CPA®:15 special committee determined to continue its consideration without waiting for the estate’s review to be completed primarily based on the CPA®:15 special committee’s conclusion that the proposed transaction was attractive for the CPA®:15 stockholders and superior to other liquidity alternatives and the CPA®:15 special committee’s belief that it would be in the CPA®:15 stockholders’ best interests not to delay the transaction. The CPA®:15 special committee instructed the legal and financial advisors to request that W. P. Carey agree to reimburse CPA®:15’s expenses if the shareholders of W. P. Carey failed to approve the proposed transaction. After discussion and negotiation, W. P. Carey agreed to reimburse CPA®:15 for its transaction expenses if W. P. Carey’s shareholders do not approve the proposed transaction.

The CPA®:15 special committee met by teleconference on February 3, 2012. Representatives from Deutsche Bank, Pepper Hamilton and Clifford Chance participated in the meeting. The Deutsche Bank representatives updated the CPA®:15 special committee on the status of negotiations with respect to the proposed merger, including a revised position expressed by W. P. Carey as to the proposed stock exchange ratio. After discussion, the CPA®:15 special committee determined that the new proposed stock exchange ratio was not acceptable and instructed its advisors to communicate to W. P. Carey’s representatives that CPA®:15 would not proceed on the revised terms at that time.

Following further discussions and negotiations between representatives of W. P. Carey and Deutsche Bank regarding the proposed exchange ratio, the CPA®:15 special committee met by teleconference on February 7, 2012 with representatives of Deutsche Bank, Pepper Hamilton and Clifford Chance. The Deutsche Bank representatives reported positive discussions with representatives of W. P. Carey with respect to the exchange ratio. The CPA®:15 special committee instructed Deutsche Bank to seek to finalize those discussions.

At a telephonic meeting on February 8, 2012, W. P. Carey’s senior management team agreed on a proposed exchange ratio, and asked Deutsche Bank to communicate such exchange ratio to the CPA®:15 special committee. The proposed exchange ratio was a fixed ratio of 0.2326 of a share of W. P. Carey common stock plus $1.25 of cash, for each outstanding share of CPA 15 common stock. W. P. Carey’s senior management team conveyed this development to individual members of the W.P. Carey board of directors. Additionally, at a teleconference meeting later that day, Deutsche Bank reported the proposed exchange ratio to the CPA®:15 special committee. The CPA®:15 special committee noted that, based on W. P. Carey’s closing stock price as of February 3, 2012, the nominal value of the merger consideration represented a premium of approximately 11% to CPA®:15’s NAV per share as of September 30, 2011 and also reflected significantly improved dividend equivalence. The CPA®:15 special committee determined to continue its consideration of the transaction on the terms discussed, subject to receipt of Deutsche Bank’s fairness analysis and opinion and finalization of the Merger Agreement.

On February 17, 2012, W. P. Carey’s board of directors met by teleconference with representatives of W. P. Carey’s management and legal and financial advisors at the offices of W. P. Carey. W. P. Carey’s management and representatives of DLA Piper reviewed with the board of directors the principal terms and conditions of the Merger Agreement. At the meeting, BofA Merrill Lynch reviewed with the W. P. Carey board of directors its financial analysis of the Merger Consideration and delivered to the W. P. Carey board of directors an oral opinion, confirmed by delivery of a written opinion dated February 17, 2012, to the effect that, as of that date and based on and subject to various assumptions and limitations described in the opinion, the Merger Consideration to be paid by W. P. Carey was fair, from a financial point of view, to W. P. Carey. After discussion, the Board of Directors of W. P. Carey unanimously determined that the Merger and the REIT Conversion were in the best interests of W. P. Carey and to recommend that the Merger, the REIT Conversion and the other transactions contemplated by the Merger Agreement and the REIT Conversion Agreement be submitted to the W. P. Carey shareholders for their approval.

On February 17, 2012, CPA®:15’s Special Committee met with its legal and financial advisors at the offices of Clifford Chance. This meeting also constituted a meeting of CPA®:15’s Board of Directors. At the meeting, the representatives of Deutsche Bank delivered the firm’s fairness opinion analysis to CPA®:15’s Special Committee. Following Deutsche Bank’s presentation and a discussion period with the CPA®:15 Special Committee, representatives of Deutsche Bank reviewed the financial terms of the proposed transaction and orally advised the CPA®:15 Special Committee and the CPA®:15 Board of Directors that in Deutsche Bank’s opinion, the proposed merger consideration was fair, from a financial point of view, to CPA®:15’s stockholders (other than W P. Carey and its subsidiaries). The representatives of Deutsche Bank further advised the CPA®:15 Special Committee that they were prepared to confirm their opinion in writing. In addition, representatives of Clifford Chance and Pepper Hamilton reviewed with the Board of Directors the fiduciary duties of CPA®:15’s directors under Maryland law and the principal terms and conditions of the Merger Agreement. After the conclusion of the presentations, the CPA®:15 Special Committee and the CPA®:15 Board determined that the merger was in the best interests of CPA®:15 and voted unanimously to recommend that the merger and other transactions contemplated by the Merger Agreement be submitted to the CPA®:15 stockholders for their approval.

On February 17, 2012, W. P. Carey executed the REIT Conversion Agreement and W. P. Carey and CPA®:15 executed the Merger Agreement.

W. P. Carey’s Reasons For the Merger and the REIT Conversion and the W. P. Carey Merger

After careful consideration, W. P. Carey’s board of directors, by a unanimous vote at a meeting held on February 17, 2012, determined that the Merger and the REIT Conversion, including the W. P. Carey Merger, are advisable and in the best interests of W. P. Carey and its shareholders, and approved the Merger and adopted the REIT Conversion Agreement and approved the W. P. Carey Merger. In its evaluation, the W. P. Carey board of directors consulted with W. P. Carey’s senior management and legal and financial advisors, and considered a number of factors that the board of directors believed supported its decision, including the following material factors:

•

the Merger and the REIT Conversion are part of a larger transformation that implements W. P. Carey’s overall business strategy of expanding real estate assets under ownership, which in turn is expected to provide a platform for future growth;

•	the Merger and the REIT Conversion substantially increase W. P. Carey’s scale and liquidity, which in turn provide a basis for an expected continuation of stable dividend growth;

•	the Merger and the REIT Conversion are expected to provide income contribution from owned properties, while preserving the investment management business;

•

the Merger and the REIT Conversion are expected to increase analyst coverage and the combined company’s access to capital markets by creating a company with increased scale and trading volume and enhanced liquidity;

•

given the increased market capitalization of the combined company, the Merger and the REIT Conversion are expected to enhance W. P. Carey Inc.’s potential acquisition currency and, therefore, expand W. P. Carey Inc.’s growth potential;

•	the REIT Conversion is expected to simplify tax reporting for stockholders of W. P. Carey Inc. and expand the W. P. Carey shareholder base;

•

the Merger and the REIT Conversion are expected to create a company with a high quality combined real estate portfolio of premium assets that is well diversified across tenants, geographies and property types;

•	the Merger and the REIT Conversion will provide liquidity to CPA®:15 stockholders without the incurrence of significant indebtedness by W. P. Carey Inc. or CPA®:15;

•

the high likelihood that the Merger and the REIT Conversion will be completed in a timely manner given the commitment of both parties to complete the Merger and the REIT Conversion pursuant to their respective obligations under the Merger Agreement, the absence of any significant closing conditions under the Merger Agreement, other than the shareholder and stockholder approvals and third-party consents, and the fact that W. P. Carey’s obligation to consummate the Merger is not subject to any financing contingency;

•

because W. P. Carey and its affiliates act as CPA®:15’s advisor and manage the day-to-day activities of CPA®:15, the Merger would require less real estate due diligence than would otherwise occur with an unrelated third party, which would reduce the potential cost of the transaction and make its execution more certain; and

•

the opinion, dated February 17, 2012, of BofA Merrill Lynch to the W. P. Carey board of directors as to the fairness, from a financial point of view and as of such date, to W. P. Carey of the Merger Consideration to be paid by W. P. Carey, which opinion was based on and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken as more fully described below in the section entitled “Opinion of Financial Advisor to W. P. Carey.”

W. P. Carey’s board of directors also considered the following potentially negative factors in its deliberations concerning the Merger and REIT Conversion, including the W. P. Carey Merger:

•	the possibility that the Merger and the REIT Conversion may not be completed, or that completion may be unduly delayed, for reasons beyond the control of W. P. Carey or CPA®:15;

•	the risk that failure to complete the Merger and the REIT Conversion could negatively affect the price of the W. P. Carey listed shares;

•	the risk of not capturing all of the anticipated operational synergies and cost savings and the risk that the other anticipated benefits might not be realized on the expected timeframe, if at all;

•	the substantial costs to be incurred in connection with the Merger and the REIT Conversion, including the costs of integrating the business of CPA®:15;

•	the obligation of W. P. Carey to pay certain expenses upon termination of the Merger if the Merger is terminated under certain conditions;

•	the risk that failure to complete the Merger could negatively affect the future business and financial results of W. P. Carey;

•

the risk that the announcement of the Merger and the REIT Conversion and the efforts necessary to complete the Merger and the REIT Conversion could result in a disruption in the operations of W. P. Carey by, among other things, diverting management focus and other resources of W. P. Carey from operational matters, strategic opportunities and its day-to-day business; and

•	the other factors described under the section titled “Risk Factors.”

CPA®:15’s Reasons for the Merger

At a meeting on February 17, 2012, the CPA®:15 board of directors and CPA®:15 special committee unanimously determined that the Merger is advisable and directed that a proposal to approve the Merger be submitted to CPA®:15’s stockholders at a special meeting of stockholders. In making their determination, the CPA®:15 board of directors and CPA®:15 special committee considered a variety of factors, including the following:

•

the fact that the Merger Consideration to be received by CPA®:15’s stockholders, valued at approximately $11.73 based upon W. P. Carey’s closing stock price on February 17, 2012, represented an approximately 13% premium to CPA®:15’s estimated NAV per share of $10.40 as of September 30, 2011;

•

the decision of W. P. Carey Inc. to elect to qualify as a REIT and the belief that, based upon W. P. Carey’s anticipated dividends per share after its conversion to a REIT, the stock component of the Merger Consideration will enable CPA®:15’s stockholders to continue to receive attractive dividends;

•	the proposed transaction with W. P. Carey will provide liquidity to CPA®:15’s stockholders by delivering shares in a publicly-traded listed company with a broad stockholder base;

•

the CPA®:15 board of directors and CPA®:15 special committee’s review of the financial performance, business operations, financial condition and prospects of each of CPA®:15 and W. P. Carey, independently and as a combined entity after W. P. Carey converts to a REIT, and their belief that the combination of W. P. Carey and CPA®:15 will allow CPA®:15’s stockholders to participate in a stronger combined company based on the anticipated greater operational and financial flexibility of the combined company;

•	the receipt of the stock component of the Merger Consideration will be tax deferred to CPA®:15 stockholders, until such time as the shares of W. P. Carey Inc. received in the Merger are sold;

•

the fact that the combined company will be self-managed, thereby eliminating the external advisory structure under which CPA®:15 presently operates and the CPA®:15 board of directors and CPA®:15 special committee’s belief that internally managed REITs are typically viewed more favorably by the public capital markets than externally managed REITs;

•

the CPA®:15 board of directors and CPA®:15 special committee’s belief that the proposed transaction will be immediately accretive to the combined company’s AFFO per share and cash available for distributions per share and provide for continuation of stable dividend growth;

•

the expectation that the combined company will be among the largest publicly-traded REITs with an expected total market capitalization of approximately $5 billion, plus approximately $12 billion in assets under management (including assets owned by the combined company), and a more diversified portfolio of approximately 450 net-leased assets. As a result of its larger size and enhanced balance sheet, the combined company is expected to have greater operating and financial flexibility and better access to capital markets with a lower cost of capital than CPA®:15 on a stand-alone basis;

•

after the proposed transaction, the combined company would have greater geographic diversification and greater tenant diversification than CPA®:15 on a stand-alone basis, which could provide the combined company with greater cash flow stability. In addition, the combined company’s geographic exposure to European countries would be 30% (compared to CPA®:15’s 35.0%) and its exposure to the top two tenants by annualized rent would be 8.2% and 5.7%, respectively (compared to 11.4% and 8.0%, respectively, for CPA®:15);

•

the proposed transaction would increase the combined company’s weighted average debt maturity from 6.0 years to 6.1 years while lowering the average interest rate from approximately 5.7% to 5.1%, in each case compared to CPA®:15;

•

the stock component of the Merger Consideration is a fixed exchange ratio which will not fluctuate as a result of changes in the price of W. P. Carey listed shares prior to the Merger, which limits the impact of external factors on the transaction and provides certainty to the stockholders of both parties as to their respective pro forma percentage ownership of the combined company;

•

the CPA®:15 board of directors and CPA®:15 special committee’s belief that the current climate for an initial public offering is not favorable, particularly for REITs, and their belief that externally managed entities such as CPA®:15 tend to trade on national securities exchanges at lower valuations than internally managed entities and that it might be difficult to generate sufficient interest among potential purchasers of the listed shares to maintain share value in the range of the appraised value of the properties;

•

the CPA®:15 board of directors and CPA®:15 special committee’s belief that a sale of CPA®:15’s entire portfolio to unrelated third parties may involve difficulties and high transaction costs, including that it might be difficult to liquidate the entire portfolio in a single outside transaction and that it might be possible that portions of the portfolio would be sold over a period of years and that, by selling different properties in different years, CPA®:15’s stockholders would have little control over the timing of the recognition of taxable income, making individual tax planning difficult;

•

over the course of a liquidation that is not conducted all at once, the fixed operating expenses of CPA®:15 not tied to the size of its asset base would become a larger percentage of cash flow and revenues over time, thereby reducing the total net amount realized from the liquidation;

•	the transaction costs associated with separate sales of each property could become significant, thus decreasing return to CPA®:15 stockholders;

•

the provisions in the Merger Agreement that permit the CPA®:15 board of directors under specified circumstances to withdraw its recommendation of the Merger in connection with, or approve or recommend, a CPA®:15 superior competing transaction (as defined in the section titled “The Merger Agreement—No Solicitation of Transactions— CPA®:15”) and to terminate the Merger Agreement in order to enter into an agreement with respect to a CPA®:15 superior competing transaction, upon the payment of the expense reimbursement (see “The Merger Agreement—Expenses”);

•

the absence of a typical “break-up fee” under the Merger Agreement, making it financially more attractive for a third-party to make a competing offer after signing and public announcement, and for CPA®:15 to accept such offer, than would be the case if there were such a “break-up fee”;

•

the provisions in the Merger Agreement that require W. P. Carey to reimburse CPA®:15 for its out-of-pocket expenses incurred in connection with the proposed transaction if W. P. Carey’s shareholders do not approve the Merger and adopt the REIT Conversion Agreement and approve the W. P. Carey Merger;

•

the high likelihood that the Merger and the REIT Conversion will be completed in a timely manner given the commitment of both parties to complete the Merger and the REIT Conversion pursuant to their respective obligations under the Merger Agreement, the absence of any significant closing conditions under the Merger Agreement, other than the shareholder and stockholder approvals and third-party consents, and the fact that W. P. Carey’s obligation to consummate the Merger is not subject to any financing contingency;

•

the financial analyses presented to the CPA®:15 board of directors by Deutsche Bank that, as of February 17, 2012 and based upon and subject to the assumptions and limitations set forth in its opinion, the Merger Consideration was fair, from a financial point of view, to CPA®:15 stockholders, as more fully described elsewhere in this joint proxy statement/prospectus;

•

because W. P. Carey and its affiliates act as CPA®:15’s advisor and manage the day-to-day activities of CPA®:15, the Merger would require less real estate due diligence than would otherwise occur with an unrelated third party, which would reduce the potential cost of the transaction and make its execution more certain; and

•

the Merger is subject to the approval of CPA®:15’s stockholders who therefore have the option to reject the Merger. In addition, CPA®:15’s stockholders have the right to demand appraisal of their shares in accordance with the procedures established by Maryland law. See “The Merger Agreement—Objecting Stockholders’ Rights of Appraisal.”

The CPA®:15 board of directors and CPA®:15 special committee also considered a variety of risks and other potentially negative factors concerning the proposed transaction with W. P. Carey, including the following:

•

W. P. Carey and its affiliates serve as advisor to other CPA® REITs that have investment and rate of return objectives substantially similar to those of the combined company, and the conflicts of interest that may arise in such advisor’s role as well as the possibility that CPA® REITs may compete with the combined company after the Merger with respect to properties, potential purchasers, sellers and lessees of properties and mortgage financing for properties;

•

the average lease maturity of the combined company’s portfolio would be lowered after the Merger compared to that of CPA®:15. The average time to lease maturity of the CPA®:15’s portfolio is currently approximately 10.4 years. The average time remaining on all leases in the combined company’s portfolio will be reduced to approximately 9.2 years, thereby increasing overall risks related to re-leasing or sale of properties upon expiration of such leases;

•	the challenges inherent in the combination of two business enterprises the size of CPA®:15 and W. P. Carey and the risks and costs to CPA®:15 if the Merger does not close;

•

the various conditions to CPA®:15’s obligations to complete the Merger and the possibility that the transaction with W. P. Carey would not be completed and in evaluating this risk, the particular circumstances under which CPA®:15, on the one hand, or W. P. Carey, on the other hand, could terminate the Merger Agreement, and the possible adverse effects on the future liquidity options for CPA®:15 that might result if the proposed transaction with W. P. Carey were announced and not completed;

•	the risk that a different liquidity alternative could ultimately prove to be more beneficial to CPA®:15 stockholders than the proposed transaction with W. P. Carey;

•

the Merger Consideration is fixed and will not be adjusted for changes in the price of W. P. Carey’s listed shares or changes in the NAV of CPA®:15 prior to the Merger, which means that the value of the Merger Consideration could decrease prior to the closing of the Merger if the trading price of W. P. Carey’s listed shares decreases, even if the NAV of CPA®:15 increases;

•	the cash component of the Merger Consideration to be received by CPA®:15 stockholders in the Merger would be taxable to such stockholders to the extent of any gain in such CPA®:15 shares;

•	the possibility that the REIT Conversion or the Merger may not be completed, or that completion may be unduly delayed, for reasons beyond the control of W. P. Carey or CPA®:15;

•	the risk that failure to complete the Merger could negatively affect the future business and financial results of CPA®:15;

•	the risk that the anticipated strategic and financial benefits of the REIT Conversion and the Merger may not be fully realized;

•	the expenses to be incurred in connection with pursuing the Merger;

•	the restrictions on the conduct of CPA®:15’s business between the date of the Merger Agreement and the date of the consummation of the proposed Merger; and

•	the other risks of the Merger described in “Risk Factors—Risks Related to the Merger.”

The foregoing discussion of the factors considered by the CPA®:15 board of directors and CPA®:15 special committee is not intended to be exhaustive but rather summarizes the material factors considered by the CPA®:15 board of directors and CPA®:15 special committee. In view of the wide variety of factors considered, the CPA®:15 board of directors and CPA®:15 special committee did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual directors may have given different weights to different factors. The CPA®:15 board of directors and CPA®:15 special committee considered the positive and negative factors relating to the Merger and the related transactions and believed the negative factors to be outweighed by the positive factors.

OPINION OF FINANCIAL ADVISOR TO W. P. CAREY

W. P. Carey has retained BofA Merrill Lynch to act as W. P. Carey’s financial advisor in connection with the Merger. At a February 17, 2012 meeting of the W. P. Carey board of directors held to evaluate the Merger, BofA Merrill Lynch rendered to the W. P. Carey board of directors an oral opinion, confirmed by delivery of a written opinion, dated February 17, 2012, to the effect that, as of that date and based on and subject to various assumptions and limitations described in the opinion, the Merger Consideration to be paid by W. P. Carey was fair, from a financial point of view, to W. P. Carey.

The full text of BofA Merrill Lynch’s written opinion, dated February 17, 2012, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by BofA Merrill Lynch in rendering its opinion. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the W. P. Carey board of directors for the benefit and use of the W. P. Carey board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the Merger Consideration from a financial point of view to W. P. Carey. BofA Merrill Lynch’s opinion did not address any other aspect of the Merger or any related transactions and no opinion or view was expressed as to the relative merits of the Merger and related transactions in comparison to other strategies or transactions that might be available to W. P. Carey or in which W. P. Carey might engage or as to the underlying business decision of W. P. Carey to proceed with or effect the Merger and related transactions. BofA Merrill Lynch also expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the Merger or any related matter.

In connection with its opinion, BofA Merrill Lynch, among other things:

•	reviewed certain publicly available business and financial information relating to CPA®:15 and W. P. Carey;

•

reviewed certain internal financial and operating information with respect to the business, operations and prospects of CPA®:15 furnished to or discussed with BofA Merrill Lynch by W. P. Carey as the parent of CAM, CPA®:15’s external advisor, including certain financial forecasts relating to CPA®:15 prepared by such external advisor and further discussed with BofA Merrill Lynch by W. P. Carey’s management, referred to as the CPA®:15 forecasts;

•

reviewed an appraisal of CPA®:15’s real estate portfolio as of September 30, 2011 prepared by Stanger, an independent third-party appraiser, provided to BofA Merrill Lynch by W. P. Carey in December 2011, referred to as the appraisal;

•

reviewed certain internal financial and operating information with respect to the business, operations and prospects of W. P. Carey furnished to or discussed with BofA Merrill Lynch by W. P. Carey’s management, including certain financial forecasts relating to W. P. Carey prepared by W. P. Carey’s management, referred to as the W. P. Carey forecasts;

•

discussed the past and current business, operations, financial condition and prospects of CPA®:15 and W. P. Carey and certain trends and recent developments in, and prospects for, the commercial real estate market and related credit and financial markets with members of W. P. Carey’s senior management;

•	reviewed the potential pro forma financial impact of the Merger on the future financial performance of W. P. Carey, including the potential effect on W. P. Carey’s estimated FFO and AFFO;

•

reviewed the trading history of, and indexed total returns relating to, W. P. Carey listed shares and a comparison of such indexed total returns with those of other companies BofA Merrill Lynch deemed relevant;

•	compared certain financial information of CPA®:15 and certain financial and stock market information of W. P. Carey with similar information of other companies BofA Merrill Lynch deemed relevant;

•	reviewed the Merger Agreement and certain related documents; and

•	performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of W. P. Carey’s management that it was not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the CPA®:15 forecasts, BofA Merrill Lynch was advised by W. P. Carey as the parent of CAM, CPA®:15’s external advisor, and assumed, with W. P. Carey’s consent, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of such external advisor and W. P. Carey’s management as to the future financial performance of CPA®:15. With respect to the W. P. Carey forecasts, BofA Merrill Lynch assumed, at W. P. Carey’s direction, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of W. P. Carey’s management as to the future financial performance of W. P. Carey. With respect to the appraisal, BofA Merrill Lynch assumed, with W. P. Carey’s consent, that it was reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the preparer of such appraisal as to CPA®:15’s real estate portfolio. At W. P. Carey’s direction, BofA Merrill Lynch relied upon the assessments of W. P. Carey’s management as to certain trends and recent developments in, and prospects for, the commercial real estate market and related credit and financial markets.

BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of CPA®:15 (other than the appraisal which BofA Merrill Lynch reviewed without independent verification for purposes of its opinion), W. P. Carey or any other entity, nor did BofA Merrill Lynch make any physical inspection of the properties or assets of CPA®:15, W. P. Carey or any other entity. BofA Merrill Lynch also did not make an analysis of, nor did it express any opinion or view as to, the adequacy or sufficiency of allowances for credit losses with respect to leases or any other matters and BofA Merrill Lynch was advised and therefore assumed that any such allowances for losses were, and on a pro forma basis would be, in the aggregate appropriate to cover such losses. BofA Merrill Lynch further did not evaluate the solvency or fair value of CPA®:15, W. P. Carey or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at W. P. Carey’s direction, that the Merger and related transactions would be consummated in accordance with their respective terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger and related transactions, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on CPA®:15, W. P. Carey, W. P. Carey Inc. or the contemplated benefits of the Merger. BofA Merrill Lynch also assumed, at W. P. Carey’s direction, that the Merger would qualify for federal income tax purposes as a reorganization under the provisions of Section 368(a)(1)(A) of the Code. BofA Merrill Lynch was advised that CPA®:15 has operated in conformity with the requirements for qualification as a REIT for federal income tax purposes since its formation as a REIT and further assumed, at W. P. Carey’s direction, that W. P. Carey Inc. would qualify as a REIT for federal income tax purposes and that the Merger would not adversely affect such status or operations of CPA®:15 or W. P. Carey Inc. In addition, BofA Merrill Lynch assumed, with W. P. Carey’s consent, that the value of W. P. Carey Inc. common stock issuable in the Merger would be equivalent to the market value of W. P. Carey listed shares.

BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects or implications of the Merger (other than the Merger Consideration to the extent expressly specified in its opinion) or any related transactions, including, without limitation, the form or structure of the Merger Consideration or the Merger or any terms, aspects or implications of the REIT Conversion, the merger of CPA®:15 with its indirect wholly-owned subsidiary or any other arrangements, agreements or understandings entered into in connection with or related to the Merger or otherwise. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, to W. P. Carey of the Merger Consideration and no opinion or view was expressed with respect to any consideration received in connection with the Merger or related transactions by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any officers, directors or employees of any party to the Merger or related transactions, or class of such persons, relative to the Merger Consideration or otherwise. BofA Merrill Lynch expressed no view or opinion with respect to, and relied, with W. P. Carey’s consent, upon the assessments of W. P. Carey’s representatives regarding, legal, regulatory, accounting, tax and similar matters relating to CPA®:15, W. P. Carey, W. P. Carey Inc., any related entity and the Merger and related transactions (including the contemplated benefits thereof) as to which BofA Merrill Lynch understood that W. P. Carey obtained such advice as it deemed necessary from qualified professionals. BofA Merrill Lynch further did not express any opinion as to what the value of W. P. Carey Inc. common stock actually would be when issued or the prices at which W. P. Carey listed shares or W. P. Carey Inc. common stock would trade at any time.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. The credit, financial and stock markets have been experiencing unusual volatility and BofA Merrill Lynch expressed no opinion or view as to any potential effects of such volatility on W. P. Carey, CPA®:15, W. P. Carey Inc. or the Merger and related transactions. It should be understood that subsequent developments may affect BofA Merrill Lynch’s opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by BofA Merrill Lynch’s Americas Fairness Opinion Review Committee. Except as described in this summary, W. P. Carey imposed no other instructions or limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

The following represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to the W. P. Carey board of directors in connection with its opinion, dated February 17, 2012. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch. For purposes of the financial analyses summarized below, the term “implied consideration value” refers to $11.80 per share calculated as (i) the cash consideration of $1.25 per share and (ii) the implied value of the stock component of the Merger Consideration based on the 0.2326 exchange ratio and the closing stock price of W. P. Carey listed shares of $45.37 per share on February 15, 2012.

Selected Companies Analyses

BofA Merrill Lynch performed separate selected companies analyses of CPA®:15 and W. P. Carey utilizing financial data of the selected publicly traded companies listed below based on Wall Street research consensus estimates, public filings and other publicly available information. Financial data of CPA®:15 and W. P. Carey were based on the CPA®:15 forecasts, the W. P. Carey forecasts, their respective public filings and other publicly available information.

CPA® :15. In performing a selected companies analysis of CPA®:15, BofA Merrill Lynch reviewed financial information of CPA®:15 and the following five selected publicly traded triple net lease REITs, referred to as the selected REITs:

•	CapLease, Inc.

•	Entertainment Properties Trust

•	Lexington Realty Trust

•	National Retail Properties, Inc.

•	Realty Income Corporation

BofA Merrill Lynch reviewed, among other things, enterprise values of the selected REITs, calculated as equity values based on closing stock prices on February 15, 2012, plus debt, less cash and other adjustments, as a multiple of calendar year 2012 estimated earnings before interest, taxes, depreciation and amortization, referred to as EBITDA. BofA Merrill Lynch also reviewed closing stock prices of the selected REITs on February 15, 2012 as a multiple of calendar year 2012 estimated FFO per share. BofA Merrill Lynch further reviewed annualized quarterly dividends of the selected REITs as a percentage of the closing stock prices of the selected REITs on February 15, 2012, referred to as dividend yield, and such dividend yields divided by calendar year 2012 estimated AFFO per share of the selected REITs, referred to as the AFFO payout ratio. The overall observed low to high calendar year 2012 EBITDA and FFO multiples for the selected REITs were 12.0x to 17.1x and 6.6x to 17.9x, respectively, and low to high dividend yields and AFFO payout ratios for the selected REITs were 4.8% to 6.6% and 40% to 88%, respectively. BofA Merrill Lynch then applied a selected range of calendar year 2012 EBITDA multiples of 13.0x to 14.0x and calendar year 2012 FFO multiples of 13.0x to 15.0x derived from the selected REITs to corresponding data of CPA®:15 and a selected range of dividend yields of 5.5% to 6.5% and AFFO payout ratios of 80% to 90% derived from the selected REITs to CPA®:15’s annualized dividend and calendar year 2012 AFFO per share. This implied the following approximate per share equity value reference ranges for CPA®:15 on a standalone basis, as compared to the implied consideration value of $11.80 per share:

Implied Per Share Equity Value Reference Ranges Based On			Implied Consideration Value
2012 EBITDA	2012 FFO	Annual Dividend Yield/2012 AFFO
$12.80 - $14.40	$10.80 - $12.50	$10.20 - $13.60	$11.80

BofA Merrill Lynch noted that, after reduction for liquidation payments by CPA®:15 to CAM, CPA®:15’s external advisor and a wholly owned subsidiary of W. P. Carey, such implied equity value reference ranges for CPA®:15 would be approximately $12.10 to $13.50 per share, $10.40 to $11.90 per share and $9.90 to $12.80 per share, respectively.

W. P. Carey. In performing a selected companies analysis of W. P. Carey, BofA Merrill Lynch reviewed financial and stock market information of W. P. Carey, the selected REITs referred to above under “—Selected Companies Analyses—CPA®:15” and the following 17 selected publicly traded asset managers, referred to as the selected asset managers:

• Affiliated Managers Group, Inc.	• Gamco Investors, Inc.

• AllianceBernstein Holding L.P.	• Invesco Ltd.

• Artio Global Investors Inc.	• Janus Capital Group Inc.

• Blackrock, Inc.	• Legg Mason, Inc.

• Calamos Asset Management, Inc.	• Pzena Investment Management, Inc.

• Cohen & Steers, Inc.	• T. Rowe Price Group, Inc.

• Eaton Vance Corp.	• Waddell & Reed Financial, Inc.

• Federated Investors, Inc.	• WisdomTree Investments, Inc.

• Franklin Resources, Inc.

BofA Merrill Lynch reviewed, among other things, enterprise values of the selected REITs and the selected asset managers, calculated as equity values based on closing stock prices on February 15, 2012, plus debt, less cash and other adjustments, as a multiple of calendar year 2012 estimated EBITDA. BofA Merrill Lynch also reviewed closing stock prices of the selected REITs as a multiple of calendar year 2012 estimated FFO per share and of the selected asset managers as a multiple of calendar year 2012 estimated earnings, referred to as PE. BofA Merrill Lynch further reviewed the dividend yields of the selected REITs based on closing stock prices on February 15, 2012 and the AFFO payout ratios based on calendar year 2012 estimated AFFO per share of the selected REITs. The overall observed low to high calendar year 2012 EBITDA multiples for the selected REITs and the selected asset managers were 12.0x to 17.1x and 5.8x to 14.5x, respectively, low to high calendar year 2012 FFO per share multiples for the selected REITs and calendar year 2012 PE multiples for the selected asset managers were 6.6x to 17.9x and 10.4x to 20.8x, respectively, and low to high dividend yields and AFFO payout ratios for the selected REITs were 4.8% to 6.6% and 40% to 88%, respectively. BofA Merrill Lynch then applied a selected range of calendar year 2012 EBITDA multiples of 12.5x to 13.5x derived from the selected REITs and calendar year 2012 EBITDA multiples of 9.0x to 10.0x derived from the selected asset managers to W. P. Carey’s calendar year 2012 estimated EBITDA attributed to its real estate business and asset management business, respectively. BofA Merrill Lynch also applied a selected range of calendar year 2012 FFO multiples of 12.5x to 14.5x derived from the selected REITs and calendar year 2012 PE multiples of 12.0x to 15.0x derived from the selected asset managers to W. P. Carey’s calendar year 2012 estimated FFO attributed to its real estate business and estimated net earnings attributed to its asset management business, respectively. In addition, BofA Merrill Lynch applied a selected range of dividend yields of 5.5% to 6.5% and AFFO payout ratios of 80% to 90% derived from the selected REITs to W. P. Carey’s annualized dividend and calendar year 2012 AFFO per share. This implied the following approximate per share equity value reference ranges for W. P. Carey, as compared to W. P. Carey’s closing stock price on February 15, 2012:

Implied Per Share Equity Value Reference Ranges Based On			W. P. Carey Closing Stock Price on February 15, 2012
2012 EBITDA	2012 FFO/PE	Annual Dividend Yield/2012 AFFO
$35.50 - $40.10	$41.60 - $49.70	$33.90 - $45.00	$45.37

Based on the standalone implied per share equity value reference ranges for CPA®:15 described above (less the $1.25 per share cash consideration) and the implied per share equity value reference ranges for W. P. Carey described above, BofA Merrill Lynch calculated implied exchange ratio reference ranges. The implied reference ranges derived from the calendar year 2012 EBITDA multiples, calendar year 2012 FFO and PE multiples and annual dividend yield and calendar year 2012 AFFO payout ratios described above indicated implied exchange ratio reference ranges of 0.288x to 0.370x, 0.192x to 0.270x and 0.199x to 0.364x, respectively, as compared to the 0.2326 exchange ratio in the Merger.

No company used in these analyses is identical to CPA®:15 or W. P. Carey. Accordingly, an evaluation of the results of these analyses is not entirely mathematical. Rather, these analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which CPA®:15 and W. P. Carey were compared.

Selected Capitalization Rate Analyses

BofA Merrill Lynch performed separate selected capitalization rate analyses of CPA®:15 and W. P. Carey utilizing financial data of the selected REITs listed above under the heading “—Selected Companies Analyses” based on Wall Street research consensus estimates, public filings and other publicly available information. Financial data of CPA®:15 and W. P. Carey were based on the CPA®:15 forecasts, the W. P. Carey forecasts, their respective public filings and other publicly available information.

CPA® :15. In performing a selected capitalization rate analysis of CPA®:15, BofA Merrill Lynch reviewed implied capitalization rates of the selected REITs calculated as implied market values of the real estate of the selected REITs based on closing stock prices on February 15, 2012 and calendar year 2012 estimated capitalization rates applied to such real estate as reported by Wall Street research analysts. The overall observed low to high implied capitalization rates and estimated capitalization rates for the selected REITs were 6.0% to 8.8% and 6.5% to 9.0%, respectively. BofA Merrill Lynch then applied a selected range of capitalization rates of 8.0% to 9.0% derived from the selected REITs to CPA®:15’s calendar year 2012 estimated net operating income. This implied the following approximate per share equity value reference range for CPA®:15 on a standalone basis, as compared to the implied consideration value of $11.80 per share:

Implied Per Share Equity Value Reference Range	Implied Consideration Value
$10.50 - $12.80	$11.80

BofA Merrill Lynch noted that, after reduction for liquidation payments by CPA®:15 to CAM, CPA®:15’s external advisor and a wholly owned subsidiary of W. P. Carey, such implied per share equity value reference range for CPA®:15 would be approximately $10.20 to $12.10 per share.

W. P. Carey. In performing a selected capitalization rate analysis of W. P. Carey, BofA Merrill Lynch reviewed implied capitalization rates of the selected REITs calculated as implied market values of the real estate of the selected REITs based on closing stock prices on February 15, 2012 and calendar year 2012 estimated capitalization rates applied to such real estate as reported by Wall Street research analysts. BofA Merrill Lynch also reviewed enterprise values of the selected asset managers, calculated as equity values based on closing stock prices on February 15, 2012, plus debt, less cash and other adjustments, as a multiple of calendar year 2012 estimated EBITDA. The overall observed low to high implied capitalization rates and estimated capitalization rates for the selected REITs were 6.0% to 8.8% and 6.5% to 9.0%, respectively, and low to high calendar year 2012 EBITDA multiples for the selected asset managers were 5.8x to 14.5x, respectively. BofA Merrill Lynch then applied a selected range of capitalization rates of 8.0% to 9.0% derived from the selected REITs to W. P. Carey’s calendar year 2012 estimated net operating income attributed to its real estate business and a selected range of calendar year 2012 EBITDA multiples of 9.0x to 10.0x derived from the selected asset managers to W. P. Carey’s calendar year 2012 estimated EBITDA attributed to its asset management business. This implied the following approximate per share equity value reference range for W. P. Carey, as compared to W. P. Carey’s closing stock price on February 15, 2012:

Implied Per Share Equity Value Reference Range	W. P. Carey Closing Stock Price on February 15, 2012
$32.20 - $36.90	$45.37

Based on the standalone implied per share equity value reference range for CPA®:15 described above (less the $1.25 per share cash consideration) and the implied per share equity value reference range for W. P. Carey described above, BofA Merrill Lynch calculated an implied exchange ratio reference range of 0.251x to 0.359x, as compared to the 0.2326 exchange ratio in the Merger.

No company used in these analyses is identical to CPA®:15 or W. P. Carey. Accordingly, an evaluation of the results of these analyses is not entirely mathematical. Rather, these analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which CPA®:15 and W. P. Carey were compared.

Discounted Cash Flow Analyses

BofA Merrill Lynch performed separate discounted cash flow analyses of CPA®:15 and W. P. Carey by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that CPA®:15 and W. P. Carey were forecasted to generate during calendar years 2012 through 2015 based on the CPA®:15 forecasts and the W. P. Carey forecasts, respectively.

CPA® :15. BofA Merrill Lynch calculated terminal values for CPA®:15 by applying to CPA®:15’s 2016 terminal year estimated EBITDA a range of terminal value multiples of 13.0x to 14.0x. The cash flows and terminal values were then discounted to present value as of December 31, 2011 using discount rates ranging from 8.0% to 9.0%. This implied the following approximate per share equity value reference range for CPA®:15 on a standalone basis, as compared to the implied consideration value of $11.80 per share:

Implied Per Share Equity Value Reference Range	Implied Consideration Value
$11.60 - $13.40	$11.80

BofA Merrill Lynch noted that, after reduction for liquidation payments by CPA®:15 to CAM, CPA®:15’s external advisor and a wholly owned subsidiary of W. P. Carey, such implied per share equity value reference range for CPA®:15 would be approximately $11.10 to $12.60 per share.

W. P. Carey. BofA Merrill Lynch calculated terminal values for W. P. Carey by applying to W. P. Carey’s 2016 terminal year estimated EBITDA a range of terminal value multiples of 11.0x to 12.0x. The cash flows and terminal values were then discounted to present value as of December 31, 2011 using discount rates ranging from 8.0% to 10.0%. This implied the following approximate per share equity value reference range for W. P. Carey, as compared to W. P. Carey’s closing stock price on February 15, 2012:

Implied Per Share Equity Value Reference Range	W. P. Carey Closing Stock Price on February 15, 2012
$37.00 - $44.50	$45.37

Based on the standalone implied per share equity value reference range for CPA®:15 described above (less the $1.25 per share cash consideration) and the implied per share equity value reference range for W. P. Carey described above, BofA Merrill Lynch calculated an implied exchange ratio reference range of 0.233x to 0.328x, as compared to the 0.2326 exchange ratio in the Merger.

Other Factors

BofA Merrill Lynch also noted certain additional factors that were not considered part of BofA Merrill Lynch’s financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

•

historical trading performance of W. P. Carey listed shares during the 52-week period ended February 15, 2012, which reflected low and high closing prices for W. P. Carey listed shares during such period of $32.76 to $45.52 per share;

•

a publicly available Wall Street research analyst report relating to W. P. Carey, including a NAV of W. P. Carey and stock price target for W. P. Carey listed shares, which indicated a range of approximately $44.25 to $45.00 per share; and

•

potential pro forma financial effects of the Merger on W. P. Carey’s calendar years 2012 and 2013 estimated FFO per share, FFO per share excluding non-cash rental revenue adjustments from asset step-up, referred to as core FFO, and AFFO per share based on the CPA®:15 forecasts, the W. P. Carey forecasts, their respective public filings and other publicly available information, which indicated that the Merger could be neutral to W. P. Carey’s calendar years 2012 and 2013 estimated FFO per share, accretive to W. P. Carey’s calendar years 2012 and 2013 estimated core FFO per share by approximately 5% and accretive to W. P. Carey’s calendars years 2012 and 2013 estimated AFFO per share by approximately 18% and 17%, respectively. The actual results achieved by the combined company may vary from forecasted results and the variations may be material.

Miscellaneous

As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Merrill Lynch to the W. P. Carey board of directors in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that the analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses considered or focusing on information presented in tabular format, without considering all analyses or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of W. P. Carey and CPA®:15. The estimates of the future performance of W. P. Carey and CPA®:15 in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch’s analyses. These analyses were prepared solely as part of BofA Merrill Lynch’s analysis of the fairness, from a financial point of view, to W. P. Carey of the Merger Consideration to be paid by W. P. Carey and were provided to the W. P. Carey board of directors in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s view of the actual value of W. P. Carey or CPA®:15.

The type and amount of consideration payable in the Merger was determined through negotiations between W. P. Carey and CPA®:15, rather than by any financial advisor, and was approved by the W. P. Carey board of directors. The decision to enter into the Merger Agreement was solely that of the W. P. Carey board of directors. As described above, BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by the W. P. Carey board of directors in its evaluation of the Merger and should not be viewed as determinative of the views of W. P. Carey’s board of directors, management or any other party with respect to the Merger or the Merger Consideration.

In connection with BofA Merrill Lynch’s services as W. P. Carey’s financial advisor, W. P. Carey has agreed to pay BofA Merrill Lynch an aggregate fee of $6.5 million, a portion of which was payable upon delivery of the opinion, a portion of which is payable upon completion of the REIT Conversion and $3.5 million of which is contingent upon consummation of the Merger. W. P. Carey also has agreed to reimburse BofA Merrill Lynch for its expenses, including fees and expenses of BofA Merrill Lynch’s legal counsel, incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch and related persons against liabilities, including liabilities under the federal securities laws, arising out of BofA Merrill Lynch’s engagement.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of its businesses, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of W. P. Carey, CPA®:15, W. P. Carey Inc. and certain of their respective affiliates.

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to W. P. Carey and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as administrative agent, arranger and book runner for, and as a lender under, certain credit facilities, term loans, real estate loans and letters of credit of W. P. Carey and certain of its affiliates, (ii) having provided or providing certain foreign exchange trading services to W. P. Carey and certain of its affiliates and (iii) having provided or providing certain treasury management services and products to W. P. Carey and certain of its affiliates. BofA Merrill Lynch and its affiliates in the future also may provide investment banking, commercial banking and other financial services to W. P. Carey Inc., for which services BofA Merrill Lynch and its affiliates would expect to receive compensation.

BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in providing financial advisory services in connection with mergers and acquisitions. W. P. Carey selected BofA Merrill Lynch to act as its financial advisor in connection with the Merger on the basis of BofA Merrill Lynch’s experience in similar transactions, its reputation in the investment community and its familiarity with W. P. Carey and its business.

OPINION OF FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE AND BOARD OF DIRECTORS OF CPA®:15

Pursuant to an engagement letter dated as of July 26, 2011, Deutsche Bank acted as financial advisor to the special committee of CPA®:15 and the board of directors of CPA®:15 in connection with the Merger. At the February 17, 2012 meeting of the CPA®:15 special committee and board of directors, Deutsche Bank delivered its opinion, subsequently confirmed in writing, to the effect that, as of the date of such opinion, based upon and subject to the assumptions, limitations, qualifications and other conditions set forth in the opinion, the Merger Consideration was fair, from a financial point of view, to the stockholders of CPA®:15, other than W. P. Carey and any W. P. Carey subsidiary that holds CPA 15 common stock.

The full text of Deutsche Bank’s written opinion, dated as of February 17, 2012, which sets forth, among other things, the assumptions made, matters considered and limitations, qualifications and conditions of the review undertaken by Deutsche Bank in connection with its opinion, is attached as Annex D to this joint proxy statement/prospectus and is incorporated herein by reference in its entirety. Deutsche Bank’s opinion has been approved and authorized for issuance by a fairness opinion review committee and is addressed to, and is for the use and benefit of, the board of directors of CPA®:15 in connection with and for the purpose of its evaluation of the Merger. Deutsche Bank’s opinion is limited to the fairness of the Merger Consideration, from a financial point of view, to the stockholders of CPA®:15, other than W. P. Carey and any W. P. Carey subsidiary that holds CPA 15 common stock. Deutsche Bank’s opinion does not address any other terms of the Merger or the Merger Agreement, nor does it address the terms of any other agreement entered into or to be entered into in connection with the Merger. Deutsche Bank was not asked to, and Deutsche Bank’s opinion did not, address the fairness of the Merger, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of CPA®:15, nor did it address the fairness of the contemplated benefits of the Merger. Deutsche Bank expressed no opinion as to the merits of the underlying decision by CPA®:15 to engage in the Merger nor did it express any opinion, and Deutsche Bank’s opinion did not constitute a recommendation, as to how any CPA®:15 stockholders should vote on the Merger. Deutsche Bank did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of CPA®:15’s officers, directors, or employees of any parties to the Merger, or any class of such persons, in connection with the Merger relative to the Merger Consideration to be received by the stockholders of CPA®:15. Deutsche Bank was not requested to, and did not, solicit third party indications of interest in the possible acquisition of all or part of CPA®:15, and Deutsche Bank’s opinion does not address the relative merits of the Merger as compared to any alternative transaction or business strategies. Deutsche Bank’s opinion does not in any manner address the prices at which the common stock of W. P. Carey, W. P. Carey Inc. or other W. P. Carey Inc. securities will trade following the announcement or consummation of the Merger. The summary of Deutsche Bank’s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of Deutsche Bank’s opinion set forth as Annex D to this joint proxy statement/prospectus. CPA®:15 stockholders are urged to read Deutsche Bank’s opinion in its entirety.

In connection with Deutsche Bank’s role as financial advisor to the special committee of CPA®:15, and in arriving at its opinion, Deutsche Bank has, among other things, reviewed certain publicly available financial and other information concerning CPA®:15 and W. P. Carey and certain internal analyses, financial forecasts and other information relating to CPA®:15 and W. P. Carey prepared and furnished to Deutsche Bank by representatives of W. P. Carey and approved for Deutsche Bank’s use by CPA®:15. Deutsche Bank also held discussions with certain senior officers and other representatives and advisors of W. P. Carey regarding the businesses and prospects of CPA®:15 and W. P. Carey. In addition, Deutsche Bank has:

•	reviewed the reported prices and trading activity for the W. P. Carey listed shares;

•

compared certain financial and stock market information for W. P. Carey with, to the extent publicly available, similar information for certain other companies we considered relevant whose securities are publicly traded;

•	reviewed the NAV estimates for CPA®:15 provided by W. P. Carey and derived in part from a third party appraisal of CPA®:15’s real estate portfolio as of September 30, 2011;

•	reviewed, to the extent publicly available, the financial terms of certain recent business combinations which we deemed relevant;

•	reviewed a draft dated February 15, 2012 of the Merger Agreement; and

•	performed such other studies and analyses and considered such other factors as we deemed appropriate.

In preparing its opinion, Deutsche Bank did not assume responsibility for the independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning CPA®:15 or W. P. Carey, including, without limitation, any financial information or the NAV estimates considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, with the permission of CPA®:15’s special committee, Deutsche Bank assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare, obtain or (other than the NAV estimates) review any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of CPA®:15 or W. P. Carey, nor did Deutsche Bank evaluate the solvency or fair value of CPA®:15 or W. P. Carey under any law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to Deutsche Bank, Deutsche Bank, with the knowledge and permission of CPA®:15’s special committee, assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of representatives of W. P. Carey as to the matters covered thereby and that such forecasts will be realized in the amounts and time periods currently estimated by W. P. Carey. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts and projections, or the assumptions on which they are based. Deutsche Bank’s opinion was necessarily based upon the economic, market and other conditions as in effect on, and the information made available to Deutsche Bank as of, the date of such opinion. Deutsche Bank expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Deutsche Bank’s opinion of which it becomes aware after the date of the opinion.

For purposes of rendering its opinion, Deutsche Bank, with the knowledge and permission of CPA®:15’s special committee, has assumed that, in all respects material to its analysis:

•

the Merger will be consummated in accordance with the terms of the Merger Agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to Deutsche Bank’s analysis;

•

all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Merger will be obtained and in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions will be imposed that would be material to Deutsche Bank’s analysis; and

•	the final terms of the Merger Agreement did not differ materially from the terms set forth in the draft Deutsche Bank reviewed; and

•

consistent with information presented to Deutsche Bank by CPA®:15’s special committee, the Merger will be tax-free to CPA®:15 and tax-free, with respect to the stock consideration, to the stockholders of CPA®:15.

Deutsche Bank is not a legal, regulatory, tax or accounting expert and Deutsche Bank relied on the assessments made by CPA®:15’s special committee and its other advisors with respect to these issues.

Deutsche Bank’s Financial Analyses

The following is a summary of the material financial analyses contained in the presentation that was made by Deutsche Bank to the special committee of CPA®:15 and the board of directors of CPA®:15 on February 17, 2012 and that were used by Deutsche Bank in connection with rendering its opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Deutsche Bank, nor does the order of the analyses described below represent the relative importance or weight given to those analyses by Deutsche Bank or the special committee and the board of directors of CPA®:15. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Deutsche Bank’s financial analyses. Certain financial, comparative and other analyses summarized below include information presented in tabular format. The tables must be read together with the text of each summary and are alone not a complete description of Deutsche Bank’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 16, 2012, and is not necessarily indicative of current market conditions. In performing its analyses, Deutsche Bank made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CPA®:15 and W. P. Carey. None of CPA®:15, W. P. Carey, Deutsche Bank or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or to reflect the prices at which the businesses could actually be sold.

Transaction Overview

Based on (i) the $1.25 in cash payment per share of CPA 15 common stock and (ii) the stock component of the Merger Consideration of 0.2326 shares of W. P. Carey Inc. common stock per share of CPA 15 common stock, Deutsche Bank noted that the implied value of the Merger Consideration pursuant to the Merger Agreement was approximately $11.82 per share of CPA 15 common stock based on the closing price per W. P. Carey listed shares on February 16, 2012 of $45.46.

Analysis of Selected Publicly Traded Companies

Deutsche Bank compared certain financial information and commonly used valuation measurements for CPA®:15 and W. P. Carey to corresponding information and measurements of certain publicly traded companies that Deutsche Bank considered relevant for each company. In determining the universe of comparable companies for each of CPA®:15 and W. P. Carey, Deutsche Bank considered a variety of factors, based on publicly available information, including, but not limited to, similarity in company portfolio, size and geographic exposure. However, because of the inherent differences between the businesses, operations and prospects of CPA®:15, W. P. Carey and those of the selected comparable companies, Deutsche Bank believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected publicly traded company analysis. Accordingly, Deutsche Bank also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of CPA®:15, W. P. Carey and the selected comparable companies that could affect the values of each in order to provide a context in which to consider the results of the quantitative analysis for each of CPA®:15 and W. P. Carey. Deutsche Bank selected the following three companies that operate on a triple-net lease basis:

•	Lexington Realty Trust

•	National Retail Properties, Inc.

•	Realty Income Corp.

In addition to the three companies listed above, Deutsche Bank selected W. P. Carey as a comparable company for the CPA®:15 analysis. The comparable companies listed above (together with W. P. Carey only for purposes of the CPA®:15 analysis) are referred to as the selected companies.

To calculate the trading multiples for the selected companies, Deutsche Bank used publicly available information concerning historical and projected financial performance, including published historical financial information and forecasted estimates based on widely used industry data and research providers and public filings made by the selected companies. Using such financial information, Deutsche Bank reviewed for each of these companies, among other things: (i) the ratio of price to FFO estimates for the fiscal year 2012, which we refer to as “P/FFO,” (ii) the ratio of price to AFFO estimates for fiscal year 2012, which we refer to as “P/AFFO,” and (iii) the current dividend yields.

AFFO is generally accepted by the REIT industry to be a more accurate measure of residual cash flow. Deutsche Bank notes that while AFFO is a recognizable measure of operating performance and residual cash flow for REITs created by the REIT industry, measures of AFFO may not be directly in accordance with GAAP and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP, as a measure of liquidity, and AFFO is not necessarily indicative of cash available to fund cash needs.

FFO Multiple Analyses. Based upon the results of the selected publicly traded company analysis, Deutsche Bank developed a range of multiples to apply to each of W. P. Carey’s and CPA®:15’s projected 2012 FFO values provided by W. P. Carey, and calculated an implied per share stock price using a range of multiples for P/FFO of (i) 9.5x through 15.5x for CPA®:15 and (ii) 9.5x through 15.5x for W. P. Carey. The results of the analyses for each of W. P. Carey and CPA®:15 are summarized as follows:

Company	Implied Price per Share
CPA®:15	$7.81 - $12.74
W. P. Carey	$31.35 - $51.16

In addition, Deutsche Bank compared (i) the range of implied stock exchange ratios based on this analysis of 0.1282x—0.3664x to 0.2326x, the stock exchange ratio in the Merger and (ii) the range of implied total exchange ratios based on this analysis of 0.1526x—0.4063x to 0.2601x, the total exchange ratio in the Merger. See “—Implied Exchange Ratio Analysis.”

AFFO Multiple Analyses. Based upon the results of the selected publicly traded company analysis, Deutsche Bank developed a range of multiples to apply to each of CPA®:15’s projected 2012 AFFO values provided by W. P. Carey and calculated an implied per share stock price using a range of multiples for P/AFFO of 10.0x through 15.0x for both W. P. Carey and CPA®:15. The results of the analyses for each of W. P. Carey and CPA®:15 are summarized as follows:

Company	Implied Price per Share
CPA®:15	$8.22 - $12.33
W. P. Carey	$36.03 - $54.04

In addition, Deutsche Bank compared (i) the range of implied stock exchange ratios based on this analysis of 0.1290x—0.3075x to 0.2326x, the stock exchange ratio in the Merger and (ii) the range of implied total exchange ratios based on this analysis of 0.1521x—0.3422x to 0.2601x, the total exchange ratio in the Merger. See “—Implied Exchange Ratio Analysis.”

Dividend Yield Analysis. Based upon the results of the selected publicly traded company analyses, Deutsche Bank determined that the 2012 estimated dividend yields for the selected companies (in the case of both W. P. Carey and CPA®:15) ranged from 4.75% to 5.50%, based on the assumption that 90% to 100% of cash available for distribution would be paid out in dividends. Applying these results to the projected cash available for distribution values provided by W. P. Carey for each of W. P. Carey and CPA®:15, Deutsche Bank calculated a range of implied common equity values per share for each of W. P. Carey and CPA®:15 as follows:

Company	Implied Price per Share
CPA®:15	$9.02 - $11.60
W. P. Carey	$40.45 - $52.04

In addition, Deutsche Bank compared (i) the range of implied stock exchange ratios based on this analysis of 0.1493x—0.2559x to 0.2326x, the stock exchange ratio in the Merger and (ii) the range of implied total exchange ratios based on this analysis of 0.1733x—0.2868x to 0.2601x, the total exchange ratio in the Merger. See below “—Implied Exchange Ratio Analysis.”

None of the selected companies utilized as a comparison is identical to CPA®:15 and none of the selected companies utilized as a comparison (other than W. P. Carey) is identical to W. P. Carey. Accordingly, Deutsche Bank believes that the analysis of selected publicly traded companies is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Bank’s opinion, concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of such selected companies.

Discounted Cash Flow Analysis

CPA®:15 Analysis. As part of its analysis, and in order to estimate the present value of the common stock of CPA®:15, Deutsche Bank performed a discounted cash flow analysis of CPA®:15 based upon the projected unlevered cash flows for CPA®:15 provided by W. P. Carey.

Deutsche Bank calculated a range of NAVs per share of the company’s common stock based upon the sum of the discounted net present values of the company’s unlevered free cash flows for the fiscal years 2012 through 2015, plus the discounted net present value of the company’s terminal value as of year-end 2016. To determine the terminal valuation, a range of capitalization rates of 7.5% to 9.5% were applied to a forward year of projected net operating income. The expected net operating income and future cash flow attributable to each company and its components were determined using information provided by W. P. Carey. Deutsche Bank discounted the unlevered free cash flow streams and the estimated terminal values of each company to present value using a range of discount rates from 8.0% to 10% in each case. The capitalization rates used in these analyses were chosen by Deutsche Bank based on its expertise and experience with the REIT industry and its analysis of triple net lease public selected companies listed above under “—Analysis of Selected Publicly Traded Companies.” The discount ranges were derived from the calculation of the weighted average cost of capital of CPA®:15.

Deutsche Bank calculated per-share NAVs by first determining a range of enterprise values of CPA®:15 by adding the present values of the company’s after-tax unlevered free cash flows and terminal value at each discount rate, subtracting from these enterprise values the net debt (which is total debt minus cash) of $1,055 million as of December 31, 2011 (“CPA®:15 Net Debt”), and then dividing these amounts by the number of outstanding shares of common stock of the company. Deutsche Bank observed that the resulting ranges of implied common NAVs per share for the companies were $8.53 to $13.08, as compared to the estimated NAV at September 30, 2011 of $10.40 per share.

W. P. Carey Analysis. As part of its analysis, and in order to estimate the present value of the common stock of W. P. Carey, Deutsche Bank also performed a discounted cash flow analysis of W. P. Carey based upon the projected unlevered cash flows for the company provided by W. P. Carey.

Deutsche Bank calculated a range of equity values per share of W. P. Carey’s listed shares based upon the sum of the discounted net present values of the company’s unlevered free cash flows for the fiscal years 2012 through 2015, plus the discounted net present value of the company’s terminal value as of year-end 2016. To determine the terminal valuation, Deutsche Bank separately calculated the terminal values of each of the real estate and asset management businesses of W. P. Carey. Deutsche Bank determined the terminal valuation of (i) W. P. Carey’s real estate business by applying a range of capitalization rates of 7.5% to 9.5% to a forward year of projected net operating income from the real estate business and (ii) W. P. Carey’s asset management business by applying a range of EBITDA multiples from 9.0x to 12.0x to a forward year of projected EBITDA for the asset management business. Deutsche Bank then added the terminal values of the real estate business to the terminal values of the asset management business to obtain the estimated terminal values of W. P. Carey. Deutsche Bank discounted the unlevered free cash flow streams and the estimated terminal values of W. P. Carey to present value using two discount rates of 8.0% and 10% in each case.

The expected net operating income, future cash flow and EBITDA attributable to W. P. Carey and its components were determined using information provided by W. P. Carey. The capitalization rates used in these analyses were chosen by Deutsche Bank based on its expertise and experience with the REIT industry and in its analysis of triple-net lease public selected companies listed above in “—Analysis of Selected Publicly Traded Companies.” The EBITDA multiples were chosen by Deutsche Bank based on its expertise in the asset management industry and its analysis of the following asset management companies: The Blackstone Group, Kohlberg Kravis Roberts & Co. and Apollo Global Management. The discount rates were derived from the calculation of the weighted average cost of capital of W. P. Carey.

Deutsche Bank calculated per-share equity values by first determining a range of enterprise values of W. P. Carey by adding the present values of the company’s after-tax unlevered free cash flows and terminal value at each discount rate, subtracting from these enterprise values the net debt (which is total debt minus cash) of $668 million as of December 31, 2011, and then dividing those amounts by the number of outstanding shares of common stock of the company. Deutsche Bank observed that the resulting ranges of implied common equity values per share for the companies were $27.32 to $40.27, as compared to the share price of W. P. Carey as of February 16, 2012 of $45.46 per share.

In addition, Deutsche Bank compared (i) the range of implied stock exchange ratios based on this analysis of 0.1808x—0.4331x to 0.2326x, the stock exchange ratio in the Merger and (ii) the range of implied total exchange ratios based on this analysis of 0.2119x—0.4788x to 0.2601x, the total exchange ratio in the Merger. See “—Implied Exchange Ratio Analysis.”

Net Operating Income Capitalization Analyses

In order to estimate the value of the common stock of CPA®:15, Deutsche Bank performed a net operating income capitalization rate analysis. In this analysis, Deutsche Bank calculated adjusted enterprise values by dividing projected net operating income values of CPA®:15, provided by W. P. Carey, by a range of capitalization rates, based on how W. P. Carey categorizes the tenants and leases of each company. Leases are categorized based on tenant credit quality, length of lease and real estate quality, organized by W. P. Carey on behalf of CPA®:15 into five categories, which in turn results in five categories of net operating income values. Ranges of low, medium and high capitalization rates were applied to each portfolio lease category to calculate adjusted total equity values. The capitalization rates applied to each lease category were adjusted based on the credit quality for the applicable properties. The resulting adjusted enterprise values were used to calculate a range of implied per share prices by subtracting CPA®:15 Net Debt from these values and dividing by the number of shares of common stock outstanding to CPA®:15. The following table presents the results of these analyses:

	Implied Price per Share
Company	Low	High
CPA®:15	$9.24	$12.44

In addition, Deutsche Bank compared the range of implied per share prices for CPA®:15 of $9.24 to $12.44 based on this analysis to $10.40, the estimated NAV per share of CPA®:15 at September 30, 2011.

Analysis of Selected Precedent Transactions

Deutsche Bank reviewed the financial terms, to the extent publicly available, of ten selected real estate portfolio transactions since July 1, 2006 involving companies that operate on a triple-net lease basis where the targeted assets were in industrial, office, retail and other diversified portfolios, which we refer to as the selected transactions. Deutsche Bank calculated various financial multiples based on certain publicly available information for each of the selected transactions. The transactions reviewed were as follows:

Month and Year Announced	Target	Acquiror
August 2011	Washington Real Estate Investment Trust	Area Property Partners
December 2010	Corporate Property Associates 14 Incorporated	Corporate Property Associates 16 - Global Incorporated
October 2010	ProLogis	The Blackstone Group
May 2010	iStar Financial Inc.	Dividend Capital Total Realty Trust, Inc.
June 2009	ProLogis	Various Parties
November 2007	American Financial Realty Trust	Gramercy Capital Corp.
March 2007	Spirit Finance Corporation	Macquarie Bank Limited and other PE
June 2006	Corporate Property Associates 12 Incorporated	Corporate Property Associates 14 Incorporated
October 2006	Government Properties Trust, Inc.	Record Realty Trust
July 2006	NewKirk Realty Trust, Inc.	Lexington Corporate Properties Trust

In its analysis, Deutsche Bank derived and compared, among other things, the mean and median values of multiples for the ratio of price to AFFO and implied net operating income capitalization rates for the selected transactions. To calculate the comparative data for the selected transactions, Deutsche Bank used publicly available information from Wall Street equity research, press releases and filings made by the companies and SNL Financial equity research.

The analysis indicated the following:

Selected Transactions Valuation Multiples
Ratio	Mean	Median
P/AFFO
LTM	12.3x	12.7x
FY + 1	11.2x	12.0x
FY + 2	11.1x	11.9x
Implied cap rate	8.3%	8.0%

The ratio of price to AFFO for 2012 was applied to the estimate of AFFO for fiscal year 2012 for CPA®:15 provided by W. P. Carey, and the determined implied capitalization rates were applied to the estimate of net operating income for 2012 for CPA®:15 that was provided by W. P. Carey. Based upon the transaction multiples, Deutsche Bank calculated the following range of implied share prices for CPA®:15:

Metric	Multiples of Ratio of Price to AFFO (2012E)	Implied Price per Share
AFFO	10.0x -12.5x	$8.22 - $10.27

Net Operating Income Capitalization Rates
Net Operating Income	7.5% - 9.5%	$9.60 - $14.31

In addition, Deutsche Bank compared the range of prices per share based on these analyses of $8.22 to $10.27 and $9.60 to $14.31 to $10.40, the estimated NAV per share of CPA®:15 at September 30, 2011.

Because the reasons for, and circumstances surrounding, including without limitation differing markets and other conditions, each of the precedent transactions analyzed were so diverse, and due to the inherent differences between the operations and financial conditions of CPA®:15 and the companies involved in the selected transactions, Deutsche Bank believes that a comparable transaction analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Bank’s opinion, concerning differences between the characteristics of these selected transactions and the Merger that could affect the value of the subject companies and businesses and W. P. Carey.

Implied Exchange Ratio Analysis

Using the range of implied prices per share for CPA 15 common stock and the range of implied prices per W. P. Carey listed share for each of the trading comparables and discounted cash flow valuation method described above, Deutsche Bank calculated implied stock exchange ratios and implied total exchange ratios for each such valuation method and compared to the stock exchange ratio and total exchange ratio in the Merger. The implied stock exchange ratio is the implied exchange ratio of W. P. Carey listed shares for one share of CPA 15 common stock, without taking into account the $1.25 in cash portion of the Merger Consideration. The implied total exchange ratio is the implied exchange ratio of W. P. Carey listed shares for one share of CPA 15 common stock, taking into account the $1.25 in cash portion of the Merger Consideration.

Implied Stock Exchange Ratio Analysis

Deutsche Bank performed the implied stock exchange ratio analysis by (i) dividing the lowest implied stock price per share of CPA 15 common stock for a given valuation method by the highest implied stock price per W. P. Carey listed share for such valuation method to arrive at the low end of the implied stock exchange ratio range for such valuation method and (ii) dividing the highest implied stock price per share of CPA 15 common stock for a given valuation method by the lowest implied stock price per W. P. Carey listed share for such valuation method to arrive at the high end of the implied stock exchange ratio range for such valuation method. This analysis indicated a range of implied stock exchange ratios for each valuation method as set forth below:

Valuation Method	Implied Stock Exchange Ratio	Stock Exchange Ratio in the Merger
Trading Comparables
P/2012E FFO Multiple	0.1282x – 0.3664x
P/2012E AFFO Multiple	0.1290x – 0.3075x	0.2326x
Dividend Yield—2012E	0.1493x – 0.2559x
Discounted Cash Flow	0.1808x – 0.4331x

Implied Total Exchange Ratio Analysis

Deutsche Bank performed the implied total exchange ratio analysis by (i) dividing the lowest implied total price per share of CPA 15 common stock for a given valuation method by the highest implied total price per W. P. Carey listed share for such valuation method to arrive at the low end of the implied total exchange ratio range for such valuation method and (ii) dividing the highest implied total price per share of CPA 15 common stock for a valuation method by the lowest implied total price per W. P. Carey listed share for such valuation method to arrive at the high end of the implied total exchange ratio range for such valuation method. This analysis indicated a range of implied total exchange ratios for each valuation method as set forth below:

Valuation Method	Implied Total Exchange Ratio	Total Exchange Ratio in the Merger
Trading Comparables
P/2012E FFO Multiple	0.1526x—0.4063x
P/2012E AFFO Multiple	0.1521x—0.3422x	0.2601x
Dividend Yield—2012E	0.1733x—0.2868x
Discounted Cash Flow	0.2119x—0.4788x

The foregoing summary is not a comprehensive description of all analyses performed and factors considered by Deutsche Bank in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to a summary description. Deutsche Bank believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, Deutsche Bank did not assign specific weights to any particular analyses.

In conducting its analyses and arriving at its opinion, Deutsche Bank utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to the special committee of CPA®:15 as to the fairness, from a financial point of view, to the holders of common stock of CPA®:15, of the Merger Consideration consisting of, for each share of common stock of CPA®:15, (i) $1.25 in cash and (ii) 0.2326 shares of common stock of W. P. Carey Inc. In connection with its analyses, Deutsche Bank made, and was provided by representatives of W. P. Carey with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond CPA®:15’s control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of CPA®:15 or its advisor, neither CPA®:15 nor Deutsche Bank nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

The terms of the Merger were determined through negotiations between CPA®:15 and W. P. Carey and were approved by the special committee and board of directors of CPA®:15. Although Deutsche Bank provided advice to the special committee of CPA®:15 during the course of these negotiations, the decision to enter into the Merger was solely that of the special committee of CPA®:15. As described above, the opinion and presentation of Deutsche Bank to the special committee and board of directors of CPA®:15 were only one of a number of factors taken into consideration by CPA®:15’s special committee and board of directors in making its determination to approve the Merger. Deutsche Bank’s opinion was provided to the special committee and board of directors of CPA®:15 to assist it in connection with its consideration of the Merger and does not constitute a recommendation to any CPA®:15 stockholder as to how to vote on any matter.

Additional Information

The special committee of CPA®:15 selected Deutsche Bank as its financial advisor in connection with the Merger based on Deutsche Bank’s qualifications, expertise, reputation and experience in mergers and acquisitions. CPA®:15 has retained Deutsche Bank pursuant to an engagement letter dated as of July 26, 2011. As compensation for Deutsche Bank’s services in connection with the Merger, CPA®:15 has agreed to pay to Deutsche Bank the following fees:

(a)	a transaction fee of $4,000,000 contingent on the consummation of the Merger;

(b)	an opinion fee of $750,000 upon delivery of its fairness opinion (or upon notice from Deutsche Bank that it was unable to render the opinion), which shall reduce the transaction fee paid in connection with the consummation of the Merger or any fee payable pursuant to (d) below;

(c)

in the event that CPA®:15 requests that Deutsche Bank renders an additional opinion with respect to a materially amended or revised offer(s), an additional opinion fee of $250,000 payable upon delivery of such additional opinion (or upon notice from Deutsche Bank that it was unable to render the opinion), which shall reduce the transaction fee paid in connection with the consummation of the Merger or any fee payable pursuant to (d) below; and

(d)

if the transaction is not consummated and CPA®:15 is entitled to any payment (including, without limitation, any termination fee, discounted pricing for services or any settlement in connection with a litigation or other proceeding related to the failure of the Merger), a fee equal to 20% of any such payment, provided that such fee shall not exceed $4,000,000.

Regardless of whether the Merger is consummated, CPA®:15 has agreed to reimburse Deutsche Bank for reasonable fees, expenses and disbursements of Deutsche Bank’s counsel and all of Deutsche Bank’s reasonable travel and other out-of-pocket expenses incurred in connection with the Merger or otherwise arising out of the engagement of Deutsche Bank under the engagement letter, provided that any such fees in excess of $75,000 will only be reimbursed if incurred with the consent of CPA®:15. CPA®:15 has also agreed to indemnify Deutsche Bank and certain related persons to the full extent lawful against certain liabilities arising out of its engagement or the Merger.

Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank is an affiliate of Deutsche Bank AG, which, together with its affiliates, are referred to in this joint proxy statement/prospectus as the DB Group. One or more members of the DB Group have, from time to time, provided, and are currently providing, investment banking and other financial services to W. P. Carey or its affiliates for which they have received, and in the future may receive, compensation, including acting as financial advisor to the special committee of the board of directors of CPA®:16 – Global in December 2010. The DB Group may also provide investment and commercial banking services to CPA®:15 and W. P. Carey Inc. in the future, for which we would expect the DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of W. P. Carey Inc. and their respective affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

PROSPECTIVE FINANCIAL INFORMATION

Certain forecasted operating information, including estimated FFO and AFFO, for both W. P. Carey and CPA®:15 was provided to W. P. Carey’s board of directors and CPA®:15’s special committee and board of directors. This prospective financial information also was provided to the respective financial advisors to W. P. Carey and CPA®:15’s special committee and board of directors. The forecasted information presents, to the best knowledge and belief of W. P. Carey and CPA®:15, their expected results. Neither W. P. Carey nor CPA®:15 can give you any assurance that their forecasted results will be achieved. There will likely be differences between W. P. Carey’s and CPA®:15’s forecasts and actual results, and those differences could be material.

Each of W. P. Carey and CPA®:15 uses the definition of FFO adopted by the National Association of Real Estate Investment Trusts, which is referred to in this joint proxy statement/prospectus as NAREIT, as interpreted by the SEC. FFO is a non-GAAP measure defined by NAREIT as net income or loss (computed in accordance with GAAP), excluding depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets and extraordinary items; however, FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO includes each of W. P. Carey’s and CPA®:15’s share of FFO of unconsolidated real estate ventures and discontinued operations and excludes minority interests in real estate depreciation and amortization expenses. Each of W. P. Carey and CPA®:15 believes that FFO is a meaningful measure as a supplement to net earnings because net earnings assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. Each of W. P. Carey and CPA®:15 believes that the values of real estate assets fluctuate due to market conditions. W. P. Carey’s and CPA®:15 calculation of FFO may not be comparable to similarly titled measures reported by other companies because not all companies calculate FFO in the same manner.

W. P. Carey modifies the NAREIT computation of FFO to include other adjustments to GAAP net income for certain non-cash charges, where applicable, such as non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries and unrealized foreign currency exchange gains and losses. W. P. Carey refers to its modified definition of FFO as AFFO and employs AFFO as one measure of its operating performance when it formulates corporate goals and evaluates the effectiveness of its strategies. CPA®:15 modifies the NAREIT computation of FFO in accordance with the guidelines and definition of MFFO of the IPA, an industry trade group. In calculating MFFO, CPA®:15 excludes acquisition-related expenses, amortization of above- and below-market leases, fair value adjustments or derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. CPA®:15 refers to its modified definition of FFO as MFFO and employs MFFO as one measure of its operating performance when it formulates corporate goals and evaluates the effectiveness of its strategies. Each of W. P. Carey and CPA®:15 excludes these items from GAAP net income as they are not the primary drivers in its decision-making process. Each of W. P. Carey’s and CPA®:15’s assessment of its respective operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. As a result, W. P. Carey believes that AFFO, and CPA®:15 believes MFFO, is a useful supplemental measure for investors to consider because it will help them to better understand and measure the performance of W. P. Carey’s and CPA®:15’s respective business over time without the potentially distorting impact of these short-term fluctuations. See “Information about W. P. Carey—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supplemental Financial Measures—FFO—as Adjusted” and “Information about CPA®:15—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supplemental Financial Measures—FFO and MFFO.”

The forecasted information for W. P. Carey and CPA®:15 has been prepared by and is the responsibility of W. P. Carey’s management and was prepared based on actual tenant lease terms based on expected performance under those leases and in-place fixed rate debt. Such information has been prepared under the same accounting policies used in historical periods for each entity as described in “Information About W. P. Carey—

Management’s Discussion and Analysis of Financial Condition and Results of Operation” and “Information About CPA®:15—Management’s Discussion and Analysis of Financial Condition and Results of Operation.” PricewaterhouseCoopers LLP has neither examined nor compiled the prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP reports included in this joint proxy statement/prospectus relate to each of W. P. Carey’s and CPA®:15’s historical financial information. Such reports do not extend to the prospective financial information and should not be read to do so. This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

REAL ESTATE PORTFOLIO APPRAISAL BY ROBERT A. STANGER & CO., INC.

Robert A. Stanger & Co., Inc. (“Stanger”) was engaged by CPA®:15 to appraise the CPA®:15 real estate portfolio and has delivered its opinion, based upon the review, analysis, scope and limitations described in its report and summarized below, of the market value of the CPA®:15 portfolio as of September 30, 2011. CPA®:15 selected Stanger to provide the appraisal because of its experience and reputation.

Experience of Stanger

Stanger provides consulting and valuation services for real estate assets and investment portfolios owned by individuals or institutions. Stanger’s valuation services relate principally to real estate portfolio valuations, single property appraisals, and the valuation of general partner and limited partner interests. Stanger has valued over $20.0 billion of real estate assets and currently provides confirming opinions or appraisals annually on over $3.0 billion of properties. Properties reviewed are located throughout North America, Europe and Asia and include office, industrial, retail, multifamily, hotels, self-storage, net lease, land and other property types. Stanger maintains a wide range of industry contacts and a database of asset performance information, industry publications, and information on real estate markets.
Summary of Methodology

Pursuant to its engagement agreement with CPA®:15, Stanger provided its opinion of the market value of the real estate portfolio of CPA®:15 as of September 30, 2011 based on the income method of valuation, specifically a discounted cash flow analysis. The income method is a customary valuation method for income-producing properties, such as the corporate tenanted net-leased properties owned by CPA®:15. While Stanger was engaged to provide its opinion of the market value of the CPA®:15 real estate portfolio in the aggregate, the appraisal was based on an analysis of each property in the CPA®:15 portfolio. In performing this analysis, Stanger: (a) reviewed each lease, as provided by CPA®:15, which encumbers the properties in the CPA®:15 portfolio; (b) reviewed, as available and provided by CPA®:15, information related to the credit-quality of the tenants or guarantors under such leases; (c) discussed each property in the CPA®:15 real estate portfolio with CPA®:15’s advisor; (d) visited the properties in the CPA®:15 real estate portfolio; and (e) reviewed information from a variety of sources about market conditions for each individual property in the CPA®:15 real estate portfolio.

After the reviews above, Stanger developed a discounted cash flow analysis for each property in the CPA®:15 real estate portfolio which included: (1) estimated net cash flow for each property in the portfolio during the remaining anticipated lease term unencumbered by mortgage debt; and (2) an estimated residual value of each property from a hypothetical sale of the property upon the assumed expiration of the lease. The hypothetical sale amount was derived by capitalizing the estimated stabilized net operating income of each property for the year following the assumed lease expiration, after considering the re-tenanting of such property at an estimated then current market rental rate, at a selected capitalization rate and deducting costs of sale estimated at 2.0%. Stanger’s discounted cash flow analysis also included re-tenanting costs at the end of the assumed lease term, as appropriate, including downtime costs, tenant improvement allowances, rental concessions and leasing commissions. In the case where a tenant had a purchase option deemed by Stanger to be materially favorable to the tenant, or the tenant had long-term renewal options at rental rates materially below estimated market rental rates, the appraisal assumed the exercise of such purchase option or long-term renewal options in its determination of residual value. Where a property was deemed to have excess land, the discounted cash flow analysis included the estimated excess land value at the assumed expiration of the lease, based upon an analysis of comparable land sales or listings in the general market area of the property grown at estimated market growth rates through the assumed year of lease expiration. For those properties in the CPA®:15 portfolio that were currently under contract for sale, the appraised value of the portfolio reflects the current contractual sale price of such properties.

The discount rates and residual capitalization rates used to value the CPA®:15 real estate portfolio were applied on a property-by-property basis, and were selected based on several factors, including the creditworthiness of the tenants, industry surveys, discussions with industry professionals, property type, location and age, current lease rates relative to estimated market lease rates, and other factors deemed appropriate. The discount rates applied to the estimated net operating cash flow projection of each property for CPA®:15 ranged from approximately 3.75% to 14.00%. The discount rates applied to the estimated residual value of each property for CPA®:15 ranged from approximately 7.75% to 12.50%. The residual capitalization rates applied to the properties in CPA®:15 ranged from approximately 7.00% to 11.75%.

Conclusion as to CPA®:15 Portfolio Value

The result of the analysis outlined above was then adjusted where appropriate to reflect the ownership interest of CPA®:15 in each property and to convert each non-domestically located property value to U.S. dollars based upon foreign exchange rates as of the valuation date. Based on the analyses outlined above, and subject to the assumptions and limitations below, the “as is” market value of the CPA®:15 portfolio as of September 30, 2011 was $2,569,721,000. The resulting imputed capitalization rate based on the estimated net operating income of the CPA®:15 portfolio for the twelve month period following the valuation date was 8.8%.

Assumptions and Limitations of the Appraisal

The appraisal reflects Stanger’s valuation of the CPA®:15 real estate portfolio as of September 30, 2011 in the context of the information available at or around such date. Events occurring after the date of valuation could affect the assumptions used in preparing the appraisal and/or Stanger’s opinion of value. Stanger has no obligation to update its appraisal on the basis of subsequent events.

The appraisal is subject to certain assumptions and limiting conditions, including: (i) Stanger assumes no responsibility for matters of a legal nature affecting any of the properties in the CPA®:15 portfolio and title to each property is assumed to be good and marketable and each property is assumed to be free and clear of all liens unless otherwise stated; (ii) the appraisal assumes (a) responsible ownership and competent management of each property, (b) no hidden or unapparent conditions of any property’s subsoil or structure that would render such property more or less valuable, (c) full compliance with all applicable federal, state and local zoning, access and environmental regulations and laws, and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which Stanger’s opinion of value contained in the appraisal is based; (iii) the information upon which Stanger’s appraisal is based has been provided by or gathered from sources assumed to be reliable and accurate, including information that has been provided to Stanger by CPA®:15 and W. P. Carey, or their representatives, and Stanger shall not be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, exhibits and other factual matters; (iv) any necessary repairs or alterations to any property in the CPA®:15 portfolio are assumed to be completed in a workmanlike manner; (v) the physical condition of the property improvements are based on representations by CPA®:15 and Stanger assumes no responsibility for the soundness of structural members or for the condition of mechanical equipment, plumbing or electrical components; (vi) Stanger has made no survey of the properties in the portfolio and has assumed that there are no soil, drainage or environmental issues that would impair Stanger’s opinion of value; (vii) any projections of income and expenses included in the appraisal and the valuation parameters utilized are not predictions of the future; rather, they are Stanger’ best estimate of current market thinking as of the valuation date relating to future income and expenses and Stanger makes no warranty or representation that any such projections will materialize; (viii) Stanger’s opinion of value represents normal consideration for the CPA®:15 portfolio sold unaffected by special terms, services, fees, costs, or credits incurred in a transaction; (ix) the existence of hazardous materials, which may or may not be present at any property, was not disclosed to Stanger by CPA®:15 or W. P. Carey, and Stanger has no knowledge of the existence of such materials on or in any property, nor is Stanger qualified to detect such hazardous substances and Stanger assumes no responsibility for the detection or existence of such conditions as such considerations are not within the scope of Stanger’s engagement; (x) Stanger has assumed that each property is free of any negative impact with regard to the Environmental Cleanup Responsibility Act or any other environmental problems or with respect to non-compliance with the Americans with Disabilities Act (the “ADA”) and no investigation has been made by Stanger with respect to any potential environmental or ADA problems as such investigation is not within the scope of Stanger’s engagement; (xi) Stanger’s opinion of value does not reflect any potential premium or discount a potential buyer may assign to an assembled portfolio of properties or to a group of properties in a particular local market; and (xii) Stanger’s opinion of the CPA®:15 real estate portfolio value was based upon Stanger’s engagement agreement with CPA®:15 which called for the sole use of the income approach to value, specifically a discounted cash flow analysis, the assumption that the highest and best use of each property was as currently improved, and CPA®:15’s request that any property under contract for sale at or around the valuation date be valued at its contractual sale price, as provided to us by CPA®:15 or its advisor. The use of other valuation methodologies might produce a higher or lower value.

Compensation and Material Relationships

Stanger has been paid an aggregate fee of $360,000 for preparation of the appraisal of the CPA®:15 portfolio. Stanger will also be reimbursed for all related out-of-pocket expenses, and is entitled to indemnification against certain liabilities. Stanger’s engagement in this assignment, including its fee, was not dependent upon developing or reporting predetermined results or upon the consummation of the Merger. Stanger’s appraisal was rendered to CPA®:15 for its sole use and reliance. However, Stanger has agreed that its appraisal may also be relied upon by W. P. Carey in its role as CPA®:15’s advisor for CPA®:15’s financial reporting, determination of NAV and general internal management purposes, and that Stanger’s appraisal may be one of a number of factors taken into consideration by CPA®:15’s financial advisor in connection with the Merger. Stanger has no present or prospective interest in the CPA®:15 real estate portfolio or any specific property therein, nor does it have any interest in CPA®:15, W. P. Carey or any of their affiliates. Stanger has provided other financial advisory and valuation services to W. P. Carey and its affiliates in the past and has been paid normal and customary compensation for such services. Stanger may provide such services to W. P. Carey and its affiliates in the future.

CONFLICTS OF INTEREST

A number of conflicts of interest are inherent in the relationship between W. P. Carey and CPA®:15. The boards of directors of W. P. Carey and CPA®:15 recognized these conflicts and the need to independently determine that the Merger is in the best interests of their respective companies and respective shareholders and stockholders, and therefore CPA®:15 formed a special committee comprised entirely of independent directors. The special committee of CPA®:15 engaged independent legal and financial advisors. In considering the recommendation of the boards of directors of W. P. Carey and CPA®:15 to approve the Merger, W. P. Carey shareholders and CPA®:15 stockholders should be aware that conflicts of interest exist because W. P. Carey and its affiliates serve as the advisor for CPA®:15, and the officers and directors of W. P. Carey and CPA®:15 may have certain interests in the proposed transactions that are different from or in addition to the interests of W. P. Carey shareholders and CPA®:15 stockholders generally. The boards of directors of W. P. Carey and CPA®:15 (including the independent directors of CPA®:15) knew about these additional interests, and considered them, when they approved the Merger and the other transactions described in this joint proxy statement/prospectus. Certain of these interests are set forth below.

Common Management

CAM and its affiliates invest in and serve as the advisor for CPA®:15. Additionally, the executive management of CPA®:15 is comprised of the same individuals as the executive management of W. P. Carey.

The directors of each of W. P. Carey and CPA®:15 have an independent obligation to ensure that the participation in the Merger of each individual company on whose board they serve is fair and equitable, considering all factors unique to each company and without regard to whether the Merger is fair and equitable to the other company. Although the directors have sought to discharge faithfully this obligation to each of the companies, their respective shareholders and stockholders should bear in mind that until his death on January 2, 2012, Mr. Carey, one of the directors of CPA®:15, also served as a director of W. P. Carey and the other CPA® REITs.

Lack of Independent Representation of Shareholders and Stockholders

Representatives of W. P. Carey, who also serve as the officers of CPA®:15, performed an initial review of potential liquidity alternatives for CPA®:15 and recommended the Merger as the best alternative. In addition, the CPA®:15 special committee’s financial advisor and the third party valuation firm that performed CPA®:15’s real estate portfolio valuation at September 30, 2011 relied, in part, on financial information and property information provided by W.P. Carey in conducting their respective analyses.

To help alleviate potential conflicts, the board of directors of CPA®:15 created a special committee comprised of four independent directors which is represented by separate legal counsel and a separate financial advisor. The purpose of the special committee is to evaluate the Merger from an independent perspective and to make a recommendation to the full board of directors of CPA®:15 regarding the Merger. CPA®:15’s special committee is comprised of Dr. Marshall E. Blume, Elizabeth P. Munson, Richard J. Pinola and James D. Price. The financial advisor to CPA®:15’s special committee and board of directors provided the special committee and board of directors with a fairness opinion regarding the Merger Consideration. See “Opinion of Financial Advisor to the Special Committee and Board of Directors of CPA®:15.”

Independent Directors of CPA®:15 Also Serve or Served as Directors of Other CPA® REITs

Directors of CPA®:15 serve, and have served, on the boards of the other CPA® REITs. Dr. Blume has served as an independent director of CPA®:16—Global from June 2011 (having previously served in that capacity from June 2009 to July 2010 and from April 2007 to April 2008) and CPA®:17—Global since 2008. Ms. Munson has also served as an independent director of CPA®:16—Global since April 2004 and CPA®:17—Global since October 2007. Mr. Pinola has also served as an independent director of CPA®:16—Global since August 2006 and as an independent director of CPA®:17—Global since July 2010 (having previously served in that capacity, from October 2007 to June 2009). Mr. Price also served as an independent director of CPA®:16—Global from June 2011 (having previously served in that capacity from September 2005 to September 2007) and CPA®:17—Global since October 2007.

Fees Payable to CPA®:15’s Advisor by CPA®:15 in Connection with the Merger

Concurrently with and as a condition to the closing of the Merger, the CPA®:15 Advisory Agreements will each automatically terminate and in connection with such termination, CAM and BV each will waive its right to receive any subordinated disposition or termination fees. The parties have agreed that CAM and BV will continue to be entitled to receive any and all other accrued fees pursuant to the CPA®:15 Advisory Agreements prior to the closing of the Merger other than the subordinated disposition and termination fees. The term of the Advisory Agreement has been extended to the earlier of the closing of the Merger or September 30, 2012.

Share Ownership of Affiliates

As of the CPA®:15 record date, W. P. Carey and its subsidiaries, and its directors and executive officers, owned [—] shares of CPA 15 common stock (equal to approximately [—]% of the outstanding shares of CPA 15 common stock). As of the CPA®:15 record date, the directors of CPA®:15 beneficially owned [—] shares of CPA 15 common stock in the aggregate, representing approximately [—]% of the outstanding shares of CPA 15 common stock. The CPA®:15 Bylaws, however, prohibit its directors and their affiliates from voting their shares on any matters submitted to stockholders regarding any transaction between the company and its advisor, or any of its directors or affiliates, including W. P. Carey. Although these shares may not be voted, they will be considered to be outstanding and eligible to vote for the purposes of determining whether the requisite stockholder approval has been obtained and therefore will have the effect of counting as votes against the Merger. Each share of CPA 15 common stock that is owned by W. P. Carey or any W. P. Carey subsidiary immediately prior to the effective time of the Merger will automatically be canceled and retired and cease to exist without any conversion thereof or payment therefor.

As described above, the independent directors of CPA®:15 also serve as independent directors of CPA:16—Global and CPA:17—Global. In order to satisfy the independence requirements set forth in the organizational documents of those CPA® REITs, the independent directors must divest themselves of the [—] shares of W. P. Carey Inc. common stock that the independent directors will receive in the Merger in respect of their CPA 15 common stock. W. P. Carey Inc. will purchase such shares for cash based on the average closing price of the W. P. Carey Inc. common stock for the five trading days after the closing of the Merger.

Each of the directors of W. P. Carey beneficially owns W. P. Carey listed shares, but each owns less than [—]% of the total outstanding shares. As of the W. P. Carey record date, the estate of Wm. Polk Carey holds approximately [—]% of W. P. Carey listed shares. Francis J. Carey, Jr., a director of W. P. Carey and co-executor of the estate of Wm. Polk Carey, has shared voting and dispositive power over the W. P. Carey listed shares owned by the estate and therefore may be deemed to beneficially own those shares.

The directors and officers of W. P. Carey immediately prior to the effective time of the Merger will continue to be the directors and officers of the combined company after the Merger. During 2011, the directors of W. P. Carey as a group received cash and equity compensation of $1,708,500.

Lack of Market Bids

If CPA®:15 were selling its real estate properties to a non-affiliated third party or parties, either singly or on a portfolio basis, such purchaser or purchasers might assign different values to such properties, either singly or in the aggregate, as a result of using different valuation methodologies or assumptions, or more current market information, and therefore might be willing to pay an aggregate purchase price for such properties greater than the value of the Merger Consideration being received by CPA®:15 stockholders in the Merger.

In addition, CPA®:15 did not solicit third party bids for CPA®:15 as a whole, which could have resulted in a purchase price for CPA®:15 greater than the value of the Merger Consideration being received by CPA®:15 stockholders in of the Merger.

Competition with W. P. Carey and its Affiliates in the Sale, Lease and Operation of Properties

The advisor to CPA®:15 currently manages, and may in the future manage, public and private real estate investment partnerships and other REITs that have investment and rate of return objectives substantially similar to those of W. P. Carey, CPA®:15 and the combined company. In addition, W. P. Carey expects to manage or advise, directly or through affiliates, additional REITs and other investment entities. Therefore, those entities may be in competition with the combined company after the Merger with respect to properties, potential purchasers, sellers and lessees of properties and mortgage financing for properties.

Following completion of the Merger and the REIT Conversion, W. P. Carey Inc. intends to implement certain procedures to help manage any perceived or actual conflicts among it and the other CPA® REITs, including:

•	allocating funds based on numerous factors, including cash available, diversification / concentration, transaction size, tax, leverage and fund life;

•	all “split transactions” will be subject to the approval of the independent directors of the CPA® REITs;

•	investment allocation among members of W. P. Carey Inc.’s affiliates will be reviewed as part of an annual advisory contract renewal process; and

•

W. P. Carey Inc. will institute a quarterly review of all investment activities of W. P. Carey Inc. and the CPA® REITs by a committee including representatives of the independent directors of the CPA® REITs.

Joint Ventures and Other Transactions with Affiliates

Together with certain affiliates, W. P. Carey and CPA®:15 participate in an entity that leases office space used for the administration of real estate entities. This entity does not have any significant assets, liabilities or operations other than its interest in the office lease. Under the terms of an office cost-sharing agreement among the participants in this entity, rental, occupancy and leasehold improvement costs are allocated among the participants based on gross revenues and are adjusted quarterly.

W. P. Carey and CPA®:15 own interests in entities ranging from 15% to 95%, as well as jointly-controlled tenancy-in-common interests in properties, with the remaining interests generally held by affiliates.

THE W. P. CAREY SPECIAL MEETING

Date, Time and Place

The special meeting of W. P. Carey shareholders will be held at [—], Eastern Time, on [—], 2012, at [—].

Purpose

The purposes of W. P. Carey’s special meeting are to:

•	consider and vote upon a proposal to approve the Merger;

•

consider and vote upon a proposal to adopt the REIT Conversion Agreement and approve the W. P. Carey Merger, as part of the reorganization through which W. P. Carey intends to qualify as a REIT for federal income tax purposes; and

•

transact such other business as may properly come before W. P. Carey’s special meeting or any adjournments or postponements of the special meeting, including, without limitation, a motion to adjourn the special meeting to another time for the purpose of soliciting additional proxies to approve the various proposals.

Recommendation of the Board of Directors of W. P. Carey

W. P. Carey’s board of directors, after careful consideration, at a meeting on February 17, 2012, unanimously adopted a resolution declaring that the Merger and the W. P. Carey Merger are advisable, and unanimously recommends a vote “FOR” approval of the Merger and “FOR” adoption of the REIT Conversion Agreement and approval of the W. P. Carey Merger.

Record Date, Outstanding Shares and Voting Rights

W. P. Carey’s board of directors has fixed the close of business on [—], 2012 as the record date for W. P. Carey’s special meeting. Accordingly, only holders of record of W. P. Carey’s listed shares on the W. P. Carey record date are entitled to notice of, and to vote at, W. P. Carey’s special meeting. As of the W. P. Carey record date, there were [—] outstanding W. P. Carey listed shares held by approximately [—] holders of record. At W. P. Carey’s special meeting, each W. P. Carey listed share will be entitled to one vote.

Quorum

The representation, in person or by properly executed proxy, of the holders of a majority of the W. P. Carey listed shares entitled to vote at W. P. Carey’s special meeting is necessary to constitute a quorum at W. P. Carey’s special meeting. W. P. Carey listed shares represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at W. P. Carey’s special meeting. For the purposes of determining the presence of a quorum, abstentions and “broker non-votes” (i.e., shares represented in person or by proxy at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker does not have discretionary voting power to vote such shares) will be included in determining the number of W. P. Carey listed shares present and entitled to vote at the special meeting.

Vote Required

Approval of the Merger and adoption of the REIT Conversion Agreement and approval of the W. P. Carey Merger each requires the affirmative vote of the holders of at least a majority of the outstanding listed shares of W. P. Carey entitled to vote as of the W. P. Carey record date. Abstentions and “broker non-votes” will have the same effect as votes against approval of the Merger and against the adoption of the REIT Conversion Agreement and approval of the W. P. Carey Merger since these proposals require the affirmative vote of a majority of all the votes entitled to be cast by W. P. Carey shareholders on the matters.

Voting of Proxies

If you are a holder of W. P. Carey listed shares on the record date, you may vote by completing, signing and promptly returning the proxy card in the self-addressed stamped envelope provided. You may also authorize a proxy to vote your shares by telephone or over the Internet as described in your proxy card. Authorizing a proxy to vote your shares by telephone or over the Internet will not limit your right to attend the special meeting and vote your shares in person. Those shareholders of record who choose to authorize a proxy by telephone or over the Internet must do so no later than 11:59 p.m., Eastern Time, on [—], 2012. All W. P. Carey listed shares represented by properly executed proxy cards received before or at the W. P. Carey special meeting and all proxies properly submitted by telephone or over the Internet will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxy cards, telephone or Internet submissions. If no instructions are indicated on a properly executed proxy card, the shares will be voted “FOR” each of the proposals. You are urged to indicate how you vote your shares and whether you authorize a proxy by proxy card, by telephone or over the Internet.

If a properly executed proxy card is returned or properly submitted by telephone or over the Internet and the shareholder has abstained from voting on one or more of the proposals, the W. P. Carey listed shares represented by the proxy will be considered present at the special meeting for purposes of determining a quorum, but will not be considered to have been voted on the abstained proposals. For the proposals to approve the Merger and adopt the REIT Conversion Agreement and approve the W. P. Carey Merger, abstentions will have the same effect as a vote against approval of the Merger and against adoption of the REIT Conversion Agreement and approval of the W. P. Carey Merger. For the proposal to adjourn the meeting to solicit additional proxies, abstentions (which are not considered votes cast) will have no effect on the vote of such proposal.

If your shares are held in an account at a broker, bank or other nominee, you must instruct them on how to vote your shares. If an executed proxy card is returned by a broker, bank or other nominee holding shares that indicates that the broker, bank or other nominee does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted on the proposals. Under applicable rules and regulations of the NYSE, brokers, banks or other nominees have the discretion to vote on routine matters, but do not have the discretion to vote on non-routine matters. The proposals to approve the Merger and adopt the REIT Conversion Agreement and approve the W. P. Carey Merger are non-routine matters. Accordingly, your broker, bank or other nominee will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker, bank or other nominee. If you do not provide voting instructions, your shares will be considered “broker non-votes” because the broker, bank or other nominee will not have discretionary authority to vote your shares. Therefore, your failure to provide voting instructions to the broker, bank, or other nominee will have the same effect as a vote against approval of the Merger and against adoption of the REIT Conversion Agreement and against approval of the W. P. Carey Merger.

Adjournment or Postponement

Although it is not currently expected, the special meeting may be adjourned to solicit additional proxies if there are not sufficient votes to approve the Merger or adopt the REIT Conversion Agreement and approve the W. P. Carey Merger. In that event, W. P. Carey may ask its shareholders to vote upon the proposal to consider the adjournment of the special meeting to solicit additional proxies, but not the proposals to approve the Merger and adopt the REIT Conversion Agreement and approve the W. P. Carey Merger. If W. P. Carey shareholders approve this proposal, we could adjourn the meeting and use the time to solicit additional proxies. Any W. P. Carey listed shares which were voted against approval of the Merger and against adoption of the REIT Conversion Agreement and approval of the W. P. Carey Merger will not be voted in favor of the adjournment or postponement of W. P. Carey’s special meeting in order to solicit additional proxies.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked, and the vote changed, by the person giving it at any time before it is voted. Proxies may be revoked by:

•

delivering to the corporate secretary of W. P. Carey, at or before the vote is taken at W. P. Carey’s special meeting, a later-dated written notice stating that you would like to revoke your proxy and change your vote;

•	properly executing a later-dated proxy relating to the same shares and delivering it to the corporate secretary of W. P. Carey before the vote is taken at W. P. Carey’s special meeting; or

•

attending W. P. Carey’s special meeting and voting in person, although attendance at W. P. Carey’s special meeting will not in and of itself constitute a revocation of a proxy or a change of your vote.

Proxies authorized by telephone or via the Internet may only be revoked in writing in accordance with the above instructions.

Any written notice of revocation or subsequent proxy should be sent to W. P. Carey, 50 Rockefeller Plaza, New York, New York 10020, Attention: Corporate Secretary, so as to be received prior to W. P. Carey’s special meeting, or hand delivered to the corporate secretary of W. P. Carey at or before the taking of the vote at W. P. Carey’s special meeting.

Shares Beneficially Owned by W. P. Carey Directors and Officers

As of the W. P. Carey record date, W. P. Carey’s directors and executive officers and their affiliates, as a group, beneficially owned approximately [—]% of the outstanding W. P. Carey listed shares.

Solicitation of Proxies; Expenses

All expenses of W. P. Carey’s solicitation of proxies from its shareholders, including the cost of mailing this joint proxy statement/prospectus to W. P. Carey shareholders, will be paid by W. P. Carey. We may utilize some of the officers and employees of W. P. Carey’s wholly-owned subsidiaries, CAM and Carey Management Services, Inc. (who will receive no compensation in addition to their regular salaries), to solicit proxies personally and by telephone. In addition, we have engaged Computershare to assist in the solicitation of proxies for the meeting and estimate we will pay Computershare a fee of approximately $115,000. We have also agreed to reimburse Computershare for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Computershare against certain losses, costs and expenses. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and will reimburse such persons for their expenses in so doing.

Absence of Dissenters’ Rights of Appraisal

Under the DLLCA, W. P. Carey shareholders will not be entitled to dissenters’ rights of appraisal as a result of the REIT Conversion.

THE CPA®:15 SPECIAL MEETING

Date, Time and Place

The special meeting of CPA®:15 stockholders will be held at [—], Eastern Time, on [—], 2012, at [—].

Purpose

The purposes of CPA®:15’s special meeting are to:

•	consider and vote upon a proposal to approve the Merger; and

•

transact such other business as may properly come before CPA®:15’s special meeting or any adjournments or postponements of the special meeting, including, without limitation, a motion to adjourn the special meeting to another time for the purpose of soliciting additional proxies to approve the various proposals.

Recommendation of the Board of Directors of CPA®:15

CPA®:15’s board of directors, after careful consideration and based on the recommendation of the CPA®:15 special committee, at a meeting on February 17, 2012, unanimously adopted a resolution declaring that the Merger is advisable and unanimously recommends a vote “FOR” approval of the Merger.

Record Date, Outstanding Shares and Voting Rights

CPA®:15’s board of directors has fixed the close of business on [—], 2012 as the record date for CPA®:15’s special meeting. Accordingly, only holders of record of shares of CPA 15 common stock on the CPA®:15 record date are entitled to notice of, and to vote at, CPA®:15’s special meeting. As of the CPA®:15 record date, there were [—] outstanding shares of CPA 15 common stock held by approximately [—] holders of record. At CPA®:15’s special meeting, each share of CPA 15 common stock will be entitled to one vote.

Quorum

The representation, in person or by properly executed proxy, of the holders of a majority of the shares of CPA 15 common stock entitled to vote at CPA®:15’s special meeting is necessary to constitute a quorum at CPA®:15’s special meeting. Shares of CPA 15 common stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at CPA®:15’s special meeting. For the purposes of determining the presence of a quorum, abstentions and “broker non-votes” will be included in determining the number of shares of CPA 15 common stock present and entitled to vote at the special meeting.

Vote Required

Approval of the Merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of CPA 15 common stock entitled to vote as of the CPA®:15 record date. The CPA®:15 Bylaws prohibit any of its directors or affiliates, including W. P. Carey, from voting their shares on any matters submitted to stockholders regarding any transaction between CPA®:15 and its advisor, or any of its directors or affiliates, including W. P. Carey; however, these shares are considered to be outstanding and eligible to vote for the purposes of determining whether the requisite stockholder approval has been obtained and therefore will have the effect of counting as votes against the Merger. Abstentions and “broker non-votes” will have the same effect as votes against approval of the Merger since the proposal requires the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Voting of Proxies

If you are a holder of CPA 15 common stock on the record date, you may vote by completing, signing and promptly returning the proxy card in the self-addressed stamped envelope provided. You may also authorize a proxy to vote your shares by telephone or over the Internet as described in your proxy card. Authorizing a proxy to vote your shares by telephone or over the Internet will not limit your right to attend the special meeting and vote your shares in person. Those stockholders of record who choose to authorize a proxy by telephone or over the Internet must do so no later than 11:59 p.m., Eastern Time, on [—], 2012. All shares of CPA 15 common stock represented by properly executed proxy cards received before or at the CPA®:15 special meeting and all proxies properly submitted by telephone or over the Internet will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxy cards, telephone or Internet submissions. If no instructions are indicated on a properly executed proxy card, the shares will be voted “FOR” each of the proposals. You are urged to indicate how you vote your shares and whether you authorize a proxy by proxy card, by telephone or over the Internet.

If a properly executed proxy card is returned or properly submitted by telephone or over the Internet and the stockholder has abstained from voting on one or more of the proposals, the shares of CPA 15 common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum, but will not be considered to have been voted on the abstained proposals. For the proposal to approve the Merger, abstentions will have the same effect as a vote against approval of the Merger. For the proposal to adjourn the meeting to solicit additional proxies, abstentions will have the same effect as votes cast against the proposal.

Adjournment or Postponement

Although it is not currently expected, the special meeting may be adjourned to solicit additional proxies if there are not sufficient votes to approve the Merger. In that event, CPA®:15 may ask its stockholders to vote upon the proposal to consider the adjournment of the special meeting to solicit additional proxies, but not the proposal to approve the Merger. If CPA®:15 stockholders approve this proposal, CPA®:15 could adjourn the meeting and use the time to solicit additional proxies. Any shares of CPA 15 common stock which were voted against approval of the Merger will not be voted in favor of the adjournment or postponement of CPA®:15’s special meeting in order to solicit additional proxies.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked, and the vote changed, by the person giving it at any time before it is voted. Proxies may be revoked by:

•

delivering to the corporate secretary of CPA®:15, at or before the vote is taken at CPA®:15’s special meeting, a later-dated written notice stating that you would like to revoke your proxy and change your vote;

•	properly executing a later-dated proxy relating to the same shares and delivering it to the corporate secretary of CPA®:15 before the vote is taken at CPA®:15’s special meeting; or

•	attending CPA®:15’s special meeting and voting in person, although attendance at CPA®:15’s special meeting will not in and of itself constitute a revocation of a proxy or a change of your vote.

Proxies authorized by telephone or via the Internet may only be revoked in writing in accordance with the above instructions.

Any written notice of revocation or subsequent proxy should be sent to CPA®:15, 50 Rockefeller Plaza, New York, New York 10020, Attention: Corporate Secretary, so as to be received prior to CPA®:15’s special meeting, or hand delivered to the corporate secretary of CPA®:15 at or before the taking of the vote at CPA®:15’s special meeting.

Shares Beneficially Owned by CPA®:15 Directors and Officers

As of the CPA®:15 record date, CPA®:15’s directors and executive officers and their affiliates, including W. P. Carey and its subsidiaries as a group, beneficially owned approximately [—]% of the outstanding shares of CPA 15 common stock. The CPA®:15 Bylaws prohibit any of its directors or affiliates from voting their shares on any matters submitted to stockholders regarding any transaction between CPA®:15 and its advisor, or any of its directors or affiliates, including W. P. Carey; however, these shares are considered to be outstanding and eligible to vote for the purposes of determining whether the requisite stockholder approval has been obtained and therefore will have the effect of counting as votes against the Merger.

Solicitation of Proxies; Expenses

All expenses of CPA®:15’s solicitation of proxies from its stockholders, including the cost of mailing this joint proxy statement/prospectus to CPA®:15 stockholders, will be paid by CPA®:15. CPA®:15 may utilize some of the officers and employees of W. P. Carey’s wholly-owned subsidiaries, CAM and Carey Management Services, Inc. (who will receive no compensation in addition to their regular salaries), to solicit proxies personally and by telephone. In addition, W. P. Carey has engaged Computershare to assist in the solicitation of proxies for the meeting and estimate W. P. Carey will pay Computershare a fee of approximately $115,000. W. P. Carey has also agreed to reimburse Computershare for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Computershare against certain losses, costs and expenses.

Objecting Stockholders’ Rights of Appraisal

If you do not wish to receive the consideration in the merger of CPA®:15 with its indirect wholly-owned subsidiary, you are entitled to obtain payment of the fair value of your shares in cash. Your shares will then be known as “objecting shares.” In order to receive payment for objecting shares, you must file a written objection to approval of the Merger, you must not vote in favor of the Merger and you must comply with certain other requirements of the MGCL, a copy of which appears as Annex E to this joint proxy statement/prospectus

Once a demand for cash payment is filed, holders of objecting shares will cease to have any rights of a stockholder, including the right to vote or to receive W. P. Carey Inc. common stock, except the right to receive payment of the fair value of their shares. If you do not properly file a written objection to the Merger, if you vote in favor of the Merger, or if you otherwise fail to comply with the requirements of the MGCL, then you will receive one share of CPA 15 Holdco common stock, which immediately will be converted into cash in an amount equal to $1.25 per share and 0.2326 shares of W. P. Carey Inc. common stock in the Merger for each share of CPA 15 common stock you hold.

If you object to the approval of the Merger and demand payment of the fair value of your shares, the fair value will be determined by a court. CPA®:15 cannot predict how the court will value shares of CPA 15 common stock, and the fair value may be higher, lower or equal in value to the Merger Consideration being paid in the Merger. For more information regarding rights of appraisal see “The Merger Agreement—Objecting Stockholders’ Rights of Appraisal.”

THE MERGER AGREEMENT

The following is a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference in this joint proxy statement/prospectus. This summary is qualified in its entirety by reference to the Merger Agreement. You should read carefully the Merger Agreement in its entirety as it is the legal document that governs the Merger.

The Merger

The Merger Agreement provides that, at the effective time of the Merger, CPA®:15 will merge with and into a wholly-owned subsidiary of CPA 15 Holdco, an indirect, wholly-owned subsidiary of CPA®:15, with CPA®:15 surviving the merger, and immediately thereafter, CPA 15 Holdco will merge with and into CPA 15 Merger Sub, with CPA 15 Merger Sub surviving the Merger as an indirect subsidiary of W. P. Carey Inc. and CPA®:15 becoming a direct subsidiary of CPA 15 Merger Sub and an indirect subsidiary of W. P. Carey Inc., all in accordance with the MGCL.

Closing and Effective Time of the Merger

The Merger Agreement provides that the closing of the Merger will take place commencing at 10:00 a.m., local time, on a date specified by the parties, which will be no later than the third business day after the satisfaction or waiver of the closing conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing), at the offices of DLA Piper LLP (US), 1251 Avenue of the Americas, 27th Floor, New York, New York 10020, or at such other time and place as the parties to the Merger Agreement agree in writing.

The Merger will become effective at such time specified in the articles of merger, provided that such time does not exceed 30 days after the articles of merger are accepted for record by the State Department of Assessments and Taxation of Maryland. The parties have agreed to cause the effective time of the Merger to occur on the closing date.

Conversion of Securities

At the effective time of the Merger, each share of CPA 15 common stock issued and outstanding immediately prior to the effective time of the Merger will be cancelled and converted into one share of common stock of CPA 15 Holdco, and immediately thereafter, into total consideration per share of CPA 15 common stock valued at approximately $[—] per share (based on the closing price of $[—] per W. P. Carey listed share on the NYSE on [—], 2012, the last practicable date before the printing of this joint proxy statement/prospectus), consisting of the right to receive (i) $1.25 in cash and (ii) 0.2326 shares of W. P. Carey Inc. common stock. Each share of CPA 15 common stock that is owned by W. P. Carey or any W. P. Carey subsidiary immediately prior to the effective time of the Merger will automatically be canceled and retired and will cease to exist and neither W. P. Carey nor any W. P. Carey subsidiary will receive any Merger Consideration for those shares. No fractional shares of W. P. Carey Inc. common stock will be issued under the Merger Agreement. To the extent that a holder of CPA 15 common stock would otherwise be entitled to receive a fraction of a share of W. P. Carey Inc. common stock, computed on the basis of the aggregate number of shares of CPA 15 common stock held by such holder, such holder shall instead receive a cash payment in an amount equal to such fraction multiplied by $10.48.

Shares of CPA 15 common stock that are objecting shares, as defined in Subtitle 2 of Title 3 of the MGCL, will not be converted into or represent a right to receive any shares of W. P. Carey Inc. common stock, but the holders thereof will be entitled only to such rights as are granted to dissenting stockholders by the MGCL. However, if a dissenting stockholder, after the effective time of the Merger, withdraws such demand for appraisal or fails to perfect or otherwise loses the right to receive fair value for the objecting shares pursuant to the MGCL, such objecting shares shall be deemed to be converted, as of the effective time of the Merger, into the right to receive cash in an amount of $1.25 per share and 0.2326 shares of W. P. Carey Inc. common stock without interest.

Recordation of Exchange; Payment of Merger Consideration

As soon as practicable following the effective time of the Merger, W. P. Carey Inc. will cause a third party transfer agent to record the issuance of the shares of W. P. Carey Inc. common stock to the holders of CPA 15 common stock on its stock records. No physical share certificates will be delivered. Prior to the effective time of the Merger, W. P. Carey shall designate a bank or trust company reasonably acceptable to CPA®:15 to act as agent for the payment of the Merger Consideration. W. P. Carey shall take all steps necessary to enable, and shall cause, the surviving corporation to provide to the paying and exchange agent immediately following the effective time of the Merger the aggregate cash portion of the Merger Consideration payable upon cancellation of the CPA 15 common stock pursuant to the terms of the Merger Agreement. As soon as practicable after the effective time of the Merger, and in any event not later than the tenth business day after the effective time of the Merger, the paying and exchange agent shall pay to each holder of CPA 15 common stock the amount of cash such holder is entitled to receive pursuant to the Merger Agreement.

Stock Transfer Books

At the close of business on the day on which the closing of the Merger occurs, CPA®:15 and CPA 15 Holdco will close their stock transfer books, and no subsequent transfers of shares of CPA 15 common stock will be recorded on such books.

Representations and Warranties

W. P. Carey, W. P. Carey Inc. and CPA 15 Merger Sub, on the one hand, and CPA®:15 and CPA 15 Holdco, on the other hand, have made representations and warranties in the Merger Agreement, many of which are qualified as to materiality or subject to matters disclosed by the parties, and none of which survive the effective time of the Merger, relating to, among other things:

•	organization, standing and corporate power;

•	capital structures;

•	power and authority to enter into, execute, deliver and enforce the Merger Agreement and all other documents to be executed in connection with the transactions contemplated by the Merger Agreement;

•	no conflicts with, violations of or defaults under organizational documents, material contracts or judgments, orders or laws;

•	consents and regulatory approvals necessary to complete the Merger;

•	absence of certain changes or events (with respect to W. P. Carey only);

•	information supplied relating to the disclosures in the registration statement of which this joint proxy statement/prospectus is a part;

•	opinion of financial advisor (with respect to CPA®:15 only);

•	the requisite vote required;

•	no brokers;

•	the Investment Company Act of 1940, as amended (the “Investment Company Act”);

•	state takeover statutes and the charter waiver (with respect to CPA®:15 only)

•	availability of SEC documents, internal accounting controls, disclosure controls and procedures and significant deficiencies and material weaknesses (with respect to W. P Carey only);

•	no undisclosed material liabilities (with respect to W. P. Carey only);

•	no default (with respect to W. P. Carey only);

•	compliance with applicable laws and regulatory matters (with respect to W. P. Carey only);

•	litigation (with respect to W. P. Carey only);

•	taxes (with respect to W. P. Carey only);

•	pension and benefit plans and employee relations (with respect to W. P. Carey only);

•	intangible property (with respect to W. P. Carey only);

•	environmental matters (with respect to W. P. Carey only);

•	properties (with respect to W. P. Carey only);

•	insurance (with respect to W. P. Carey only);

•	contracts (with respect to W. P. Carey only);

•	related party transactions (with respect to W. P. Carey only):

•	limited business activities (with respect to W. P. Carey only); and

•	availability of funds (with respect to W. P. Carey only).

Certain representations and warranties were made by W. P. Carey only and not CPA®:15 and CPA 15 Holdco because of the advisory role in which W. P. Carey and its affiliates serve with respect to CPA®:15 and the oversight and control W. P. Carey and its affiliates have over such matters to which CPA®:15 would otherwise represent and warrant.

Covenants

W. P. Carey and CPA®:15 have agreed that, until the effective time of the Merger, each company will (i) use and cause each of its subsidiaries to use, all commercially reasonable efforts to operate its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the Merger Agreement, and to preserve intact in all material respects its current business organization, and (ii) not take certain material actions without the other’s consent. W. P. Carey, as the parent of CAM, CPA®:15’s external advisor, also agreed not to cause CPA®:15 to take actions or fail to take any actions which would be in breach of the Merger Agreement.

Each of W. P. Carey Inc., W. P. Carey, CPA 15 Merger Sub, CPA 15 Holdco and CPA®:15 have agreed to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party or its subsidiaries pursuant to the REIT Conversion Agreement and the Merger Agreement and to consummate and make effective, in the most expeditious manner practicable, the Merger, the REIT Conversion and the merger of CPA®:15 with its indirect wholly-owned subsidiary.

During the period from the date of the Merger Agreement to the earlier of the termination of the Merger Agreement or the effective time of the Merger:

•

CPA®:15 and CPA 15 Holdco each agreed that it will not purchase, redeem or otherwise acquire any CPA 15 common stock or stock or other equity interests in any CPA®:15 subsidiary or any options, warrants or rights to acquire, or security convertible into, shares of CPA 15 common stock or stock or other equity interests in any CPA®:15 subsidiary, except that CPA®:15 may complete any qualified redemptions pending as of the date of the Merger Agreement to the extent permitted by applicable law, and

•

W. P. Carey and W. P. Carey Inc. each agreed that it will not, other than in the ordinary course of business or in connection with the REIT Conversion, purchase, redeem or otherwise acquire any W. P. Carey listed shares, W. P. Carey Inc. common stock or stock or other equity interests in any W. P. Carey subsidiary or any options, warrants or rights to acquire, or security convertible into, W. P. Carey listed shares or W. P. Carey Inc. common stock or stock or other equity interests in any W. P. Carey subsidiary, in each case other than repurchases from employees or affiliates of W. P. Carey or any W. P. Carey subsidiary (including any holder of 10% or more of (a) the W. P. Carey listed shares or (b) stock or equity interests of any such W. P. Carey subsidiary).

NYSE Listing and Deregistration

Each of W. P. Carey and W. P. Carey Inc. has agreed to use its reasonable best efforts to cause the W. P. Carey Inc. common stock to be approved for listing on the NYSE, subject to official notice of issuance, prior to the closing of the Merger. W. P. Carey and W. P. Carey Inc. have also agreed to use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary to enable the deregistration of the CPA 15 common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as promptly as practicable after the effective time of the Merger, and in any event no more than 10 days after the closing of the Merger.

Fees Payable to Affiliates

Concurrently with and as a condition to the closing of the Merger, the CPA®:15 Advisory Agreements will each automatically terminate and in connection with such termination, CAM and BV each will waive its right to receive any subordinated disposition or termination fees. The parties have agreed that CAM and BV will continue to be entitled to receive any and all other accrued fees pursuant to the CPA®:15 Advisory Agreements prior to the closing of the Merger other than the subordinated disposition and termination fees. The term of the Advisory Agreement has been extended to the earlier of the closing of the Merger or September 30, 2012.

No Solicitation of Transactions

W. P. Carey

W. P. Carey and its subsidiaries agreed that they will not, and will not authorize or permit, directly or indirectly, any officer, director, investment advisor, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other agent, representative or controlled affiliate of W. P. Carey and its subsidiaries to initiate, solicit, encourage or facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, a W. P. Carey competing transaction (as defined below) or enter into any discussions or negotiate with any third party in furtherance of such inquiries or to obtain a W. P. Carey competing transaction. W. P. Carey must notify CPA®:15 in writing (as promptly as practicable but in any event within 24 hours of receipt) of the relevant details relating to all inquiries and proposals (including the identity of the parties, price and other material terms thereof) which it or any of the W. P. Carey subsidiaries or any of their respective officers, directors, employees, agents, investment bankers, financial advisors, attorneys, accountants, brokers, finders or other representatives or controlled affiliates may receive after the date of the Merger Agreement relating to any of the foregoing matters or otherwise relating to any request for information relating to W. P. Carey or any of the W. P. Carey subsidiaries (other than requests for information unrelated to a W. P. Carey competing transaction). W. P. Carey must keep CPA®:15 reasonably informed on a prompt basis as to any material developments regarding any W. P. Carey competing transaction inquiries or proposals. None of W. P. Carey or any of the W. P. Carey subsidiaries shall, after the date of the Merger Agreement, enter into any confidentiality agreement that would prohibit them from providing such information to CPA®:15. W. P. Carey shall not, and shall not permit any of the W. P. Carey subsidiaries to, terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which W. P. Carey or any of the W. P. Carey subsidiaries is a party, in each case relating to a W. P. Carey competing transaction. W. P. Carey is required to promptly inform CPA®:15 in writing with respect to any such inquiry or proposal that becomes reasonably likely to lead to a proposal for a W. P. Carey competing transaction.

For purposes of the Merger Agreement, a “W. P. Carey competing transaction” means any of the following (other than the transactions expressly provided for in the Merger Agreement): (i) any merger, consolidation, share exchange, business combination or similar transaction involving W. P. Carey (or any of the material W. P. Carey subsidiaries); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of W. P. Carey and the W. P. Carey subsidiaries, taken as a whole, in a single transaction or series of related transactions, excluding any bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets; or (iii) any tender offer or exchange offer for 50% or more of the voting power in the election of directors exercisable by the holders of the outstanding W. P. Carey listed shares (or any of the W. P. Carey subsidiaries), in each case excluding any transaction (x) that is conditioned upon the consummation of the transactions contemplated by the Merger Agreement and the REIT Conversion Agreement or (y) the consummation of which would not reasonably be expected to materially impede, interfere with, prevent or delay the consummation of the transactions contemplated by the Merger Agreement and the REIT Conversion Agreement.

CPA®:15

None of CPA®:15, CPA 15 Holdco or any CPA®:15 subsidiary shall, nor shall it authorize or permit, directly or indirectly, any officer, director, investment advisor, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other agent, representative or controlled affiliate of CPA®:15, CPA 15 Holdco or any CPA®:15 subsidiary to initiate, solicit, encourage or facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any CPA®:15 competing transaction (as defined below), or enter into discussions or negotiate with any third party in furtherance of such inquiries or to obtain a CPA®:15 competing transaction.

CPA®:15 must notify W. P. Carey in writing (as promptly as practicable but in any event within 24 hours of receipt) of the relevant details relating to all inquiries and proposals (including the identity of the parties, price and other material terms thereof) which it, CPA 15 Holdco or any CPA®:15 subsidiary or any of their respective officers, directors, employees, agents, investment bankers, financial advisors, attorneys, accountants, brokers, finders or other representatives or controlled affiliates may receive after February 17, 2012, the date of the Merger Agreement, relating to any of the foregoing matters or otherwise relating to any request for information relating to CPA®:15, CPA 15 Holdco or any CPA®:15 subsidiary (other than requests for information unrelated to a CPA®:15 competing transaction or a CPA®:15 superior competing transaction (as defined below)). CPA®:15 must keep W. P. Carey reasonably informed on a prompt basis as to any material developments regarding any such inquiries or proposals. None of CPA®:15, CPA 15 Holdco or any CPA®:15 subsidiary shall, after the date of the Merger Agreement, enter into any confidentiality agreement that would prohibit them from providing such information to W. P. Carey. CPA®:15 must not, and must not permit CPA 15 Holdco or any of the CPA®:15 subsidiaries to, terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which CPA®:15, CPA 15 Holdco or any CPA®:15 subsidiary is a party, in each case relating to a CPA®:15 competing transaction. CPA®:15 must promptly inform W. P. Carey in writing with respect to any such inquiry or proposal that becomes reasonably likely to lead to a proposal for a CPA®:15 competing transaction, regardless of whether or not such proposal is likely to lead to a CPA®:15 superior competing transaction.

Notwithstanding the no solicitation provisions of the Merger Agreement or any other provision of the Merger Agreement to the contrary, to the extent the board of directors of CPA®:15 determines that the directors’ duties under law so require, as determined by the board of directors in good faith after consultation with outside counsel, CPA®:15 may:

•	disclose to the CPA®:15 stockholders any information required to be disclosed under applicable law;

•

to the extent applicable, comply with Rule 14e-2(a) or Rule 14(d)-9 promulgated under the Exchange Act, with respect to a CPA®:15 competing transaction; provided, however, that neither CPA®:15 nor its board of directors is permitted to approve or recommend a CPA®:15 competing transaction that is not a CPA®:15 superior competing transaction;

•	if it receives a proposal for a CPA®:15 competing transaction (that was not solicited in violation of the no solicitation provisions of the Merger Agreement),

•

furnish non-public information with respect to CPA®:15 and the CPA®:15 subsidiaries to the third party who made such proposal provided that CPA®:15 (i) has previously or concurrently furnished such information to W. P. Carey and (ii) shall furnish such information pursuant to a confidentiality agreement), and

•

contact such third party and its advisors solely for the purpose of clarifying the proposal and any material contingencies and the capability of consummation, so as to determine whether the proposal for a CPA®:15 competing transaction is reasonably likely to lead to a CPA®:15 superior competing transaction;

•

if its board of directors determines in good faith (after consulting with its outside counsel and financial advisors) that a proposal for a CPA®:15 competing transaction (which proposal was not solicited in breach of the no solicitation provisions of the Merger Agreement) is reasonably likely to lead to a CPA®:15 superior competing transaction, continue to furnish non-public information and participate in negotiations regarding such proposal; provided, however, that not fewer than 72 hours prior to any determination by CPA®:15’s board of directors that the proposal for a CPA®:15 competing transaction is reasonably likely to lead to a CPA®:15 superior competing transaction, W. P. Carey must be notified orally and in writing of the CPA®:15 board of directors’ intention to take such action and CPA®:15 must negotiate in good faith with W. P. Carey concerning any such new proposal by W. P. Carey prior to the expiration of such 72-hour period; provided further that CPA®:15 must promptly notify W. P. Carey if the CPA®:15 board of directors determines that a CPA®:15 competing transaction is not, and is unlikely to become, a CPA®:15 superior competing transaction; and

•

approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of the Merger Agreement and the Merger) a CPA®:15 superior competing transaction or enter into an agreement with respect to such CPA®:15 superior competing transaction.

For purposes of the Merger Agreement, a “CPA®:15 competing transaction” means any of the following (other than the transactions expressly provided for in the Merger Agreement): (i) any merger, consolidation, share exchange, business combination or similar transaction involving CPA®:15 (or any of the material CPA®:15 subsidiaries); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of CPA®:15 and the CPA®:15 subsidiaries, taken as a whole, in a single transaction or series of related transactions, excluding any bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets; or (iii) any tender offer or exchange offer for 50% or more of the voting power in the election of directors exercisable by the holders of outstanding CPA 15 common stock (or any of the CPA®:15 subsidiaries).

For purposes of the Merger Agreement, a “CPA®:15 superior competing transaction” means a bona fide proposal for a CPA®:15 competing transaction made by a third party which the board of directors of CPA®:15 determines (after taking into account any amendment of the terms of the Merger or the REIT Conversion and/or any proposal by W. P. Carey to amend the terms of the Merger Agreement and related agreements, the Merger or the REIT Conversion), in good faith and after consultation with its financial and legal advisors, (i) is on terms which are more favorable from a financial point of view to the CPA®:15 stockholders than the Merger and the other transactions contemplated by the Merger Agreement, (ii) would result in such third party owning, directly or indirectly, all or substantially all of the CPA 15 common stock then outstanding (or all or substantially all of the equity of the surviving entity in a merger) or all or substantially all of the assets of CPA®:15 and the CPA®:15 subsidiaries taken as a whole, (iii) is reasonably capable of being consummated and (iv) was not solicited by CPA®:15, any CPA®:15 subsidiary or any of their respective officers, directors, investment advisors, investment bankers, financial advisors, attorneys, accountants, brokers, finders and any other agents, representatives or controlled affiliates in breach of the no solicitation provisions of the Merger Agreement.

Conditions to Obligations to Complete the Merger and Other Transactions

The respective obligations of the parties to the Merger Agreement to complete the Merger are subject to the satisfaction or waiver of several conditions at or prior to the closing date, including:

•	W. P. Carey’s shareholders will have approved the Merger and adopted the REIT Conversion Agreement and approved the W. P. Carey Merger;

•	CPA®:15’s stockholders will have approved the Merger;

•	no stop order will have been issued or threatened by the SEC with regard to the registration statement, of which this joint proxy statement/prospectus forms a part;

•	no order, injunction or other legal restraint or prohibition preventing the consummation of the Merger will be in effect; and

•	all consents, approvals, permits and authorizations required by the Merger Agreement to be obtained from any governmental entity will have been obtained.

The obligations of W. P. Carey to effect the Merger are further subject to the satisfaction or waiver on the closing date of several conditions, including:

•

the representations and warranties of CPA®:15 and CPA 15 Holdco will be true and correct on the closing date (except for such changes resulting from actions permitted under the provisions of the Merger Agreement addressing the conduct of CPA®:15’s business between the execution date of the Merger Agreement and the closing date and to the extent that any representation or warranty is expressly limited by its terms to another date), except where the failure of such representations and warranties to be true and correct (without giving effect to any materiality, CPA®:15 material adverse effect or similar qualification or limitation), in the aggregate, would not reasonably be likely to have a material adverse effect on CPA®:15;

•

CPA®:15 and CPA 15 Holdco will have performed in all material respects all covenants and obligations required to be performed by it under the Merger Agreement at or prior to the effective time of the Merger;

•	since the date of the Merger Agreement, there will have occurred no changes, events or circumstances which, individually or in the aggregate, constitute a material adverse effect on CPA®:15;

•	W. P. Carey Inc. will have received an opinion from CPA®:15’s counsel as to CPA®:15’s REIT qualification;

•

all necessary consents and waivers from third parties will have been obtained, except such consents and waivers from third parties, which, if not obtained, would not reasonably be expected to have a material adverse effect on CPA®:15;

•

W. P. Carey will have received an opinion from its counsel that various transactions being consummated in connection with the REIT Conversion each will qualify as a reorganization under Section 368(a) of the Code or should qualify as a transfer under Section 351 of the Code, as the case may be; and

•	the closing of the merger of CPA®:15 with and into an indirect and wholly-owned subsidiary of CPA®:15 shall have occurred.

The obligations of CPA®:15 and CPA 15 Holdco to effect the Merger are further subject to the satisfaction or waiver on the closing date of several conditions, including:

•

the representations and warranties of W. P. Carey, W. P. Carey Inc. and CPA 15 Merger Sub will be true and correct on the closing date (except for such changes resulting from actions permitted under the provisions of the Merger Agreement addressing the conduct of W. P. Carey’s business between the execution date of the Merger Agreement and the closing date and to the extent that any representation or warranty is expressly limited by its terms to another date), except where the failure of such representations and warranties to be true and correct (without giving effect to any materiality, W. P. Carey material adverse effect or similar qualification or limitation), in the aggregate, would not reasonably be likely to have a material adverse effect on W. P. Carey;

•

W. P. Carey and W. P. Carey Inc. will have performed in all material respects all covenants and obligations required to be performed by it under the Merger Agreement at or prior to the effective time of the Merger;

•	the closing of the REIT Conversion shall have occurred;

•	the W. P. Carey Inc. common stock will have been approved for listing on the NYSE, subject to official notice of issuance;

•	since the date of the Merger Agreement, there will have occurred no changes, events or circumstances which, individually or in the aggregate, constitute a material adverse effect on W. P. Carey;

•	CPA®:15 and CPA 15 Holdco will have received an opinion from DLA Piper LLP (US) as to W. P. Carey Inc.’s REIT qualification and tax status;

•

all necessary consents and waivers from third parties set forth in the Merger Agreement will have been obtained, except such consents and waivers from third parties, which, if not obtained, would not reasonably be expected to have a material adverse effect on W. P. Carey;

•

CPA®:15 and CPA 15 Holdco shall have received an opinion of Clifford Chance US LLP to the effect that for federal income tax purposes (i) the Merger will qualify as a reorganization under Section 368(a) of the Code and (ii) the merger of CPA®:15 with and into an indirect wholly-owned subsidiary of CPA®:15 will qualify as a reorganization under Section 368(a) of the Code; and

•

CPA®:15 and CPA 15 Holdco shall have received an opinion of DLA Piper LLP (US) to the effect that, at all times since 2008, W. P. Carey has been classified as a partnership and not as an association taxable as a corporation for federal income tax purposes.

For purposes of the Merger Agreement, “material adverse effect” means, generally, and subject to the exclusions set forth in the Merger Agreement, (i) with respect to CPA®:15, a material adverse effect (A) on the business, properties, financial condition or results of operations of the company and its subsidiaries or (B) that would, or would be reasonably likely to, prevent or materially delay the performance by the company of its material obligations under the Merger Agreement or the consummation of the Merger or any other transactions contemplated by the Merger Agreement; and (ii) with respect to W. P. Carey, a material adverse effect (A) on the business, properties, financial condition or results of operations of the company and its subsidiaries or (B) that would, or would be reasonably likely to, prevent or materially delay the performance by the company or any of its subsidiaries of its material obligations under the Merger Agreement or the consummation of the Merger or any other transactions contemplated by the Merger Agreement.

Unless prohibited by law, both W. P. Carey and CPA®:15 could elect to waive any condition in its favor that has not been satisfied and complete the Merger. No waiver will be made that by law requires further approval by shareholders without obtaining such approval. For example, if either W. P. Carey or CPA®:15 elects to waive the condition that each party receive agreed-upon tax opinions, the shareholders of W. P. Carey and the stockholders of CPA®:15 will be informed of such waiver prior to being asked to vote on the Merger.

Termination

Either W. P. Carey or CPA®:15 can terminate the Merger Agreement at any time prior to the effective time of the Merger:

•	by mutual written consent duly authorized by the board of directors of each of W. P. Carey and CPA®:15;

•

by either party, if the other party has breached any representation, warranty, covenant or agreement set forth in the Merger Agreement, or if any representation or warranty by the other party has become untrue, in either case such that either party’s related closing condition would be incapable of being satisfied by September 30, 2012, provided that CPA®:15 and CPA 15 Holdco shall not be deemed to have breached a representation, warranty, covenant or agreement set forth in the Merger Agreement to the extent the actions or inactions of W. P. Carey or any W. P. Carey subsidiary in its capacity as advisor to CPA®:15 pursuant to the CPA®:15 Advisory Agreements resulted in such breach;

•

by either party upon the entry of any judgment, injunction, order, decree or action by any governmental entity or other competent authority preventing the consummation of the Merger that has become final and nonappealable;

•	by either party, if the Merger shall not have been consummated before September 30, 2012; provided, however, that

•

a party that has materially breached a representation, warranty, covenant or agreement of such party set forth in the Merger Agreement is not entitled to exercise its right to terminate under this provisions, and

•

W. P. Carey is not entitled to exercise its right to terminate under this provision to the extent it or any of its subsidiaries’ actions or inactions in its capacity as advisor to CPA®:15 pursuant to the CPA®:15 Advisory Agreements resulted in a breach by CPA®:15 or a failure of CPA®:15 to perform its obligations under the Merger Agreement;

provided further that the termination date of September 30, 2012 shall be automatically extended until the Extended Termination Date, if the condition to closing with respect to the obtaining of all consents, approvals, permits and authorizations from governmental entities is not capable of being satisfied as of September 30, 2012, but is reasonably likely to be satisfied by the Extended Termination Date;

•	by either party, if, upon a vote at a duly held special meeting of CPA®:15 stockholders or any adjournment or postponement thereof, CPA®:15 stockholders do not approve the Merger;

•

by CPA®:15, if CPA®:15’s board of directors or any committee thereof shall have withdrawn its recommendation of the Merger or the Merger Agreement in connection with, or approved or recommended, a CPA®:15 superior competing transaction and CPA®:15 has paid, or has agreed in writing to pay, certain W. P. Carey out-of-pocket expenses;

•

by W. P. Carey, if (i) prior to CPA®:15’s special meeting, the board of directors of CPA®:15 or any committee thereof shall have withdrawn or modified in any manner adverse to W. P. Carey its approval or recommendation of the Merger or the Merger Agreement in connection with, or approved or recommended, any CPA®:15 superior competing transaction or (ii) CPA®:15 shall have entered into any agreement with respect to any CPA®:15 superior competing transaction; and

•

by either party, if, upon a vote at a duly held special meeting of W. P. Carey shareholders or any adjournment or postponement thereof, W. P. Carey shareholders do not approve the Merger and adopt the REIT Conversion Agreement and approve the W. P. Carey Merger.

Effect of Termination

If either party terminates the Merger Agreement in a manner described above, all obligations of W. P. Carey and CPA®:15 under the Merger Agreement will terminate without any liability or obligation of any party to the other party, except for any liability of a party for willful breaches of the Merger Agreement, failure or refusal by a party to consummate the transactions contemplated by the Merger Agreement, certain expenses and other obligations as provided in the Merger Agreement.

Expenses

CPA®:15 has agreed to pay W. P. Carey’s out-of-pocket expenses (including, without limitation, all attorneys’, accountants’ and investment bankers’ fees and expenses), if the Merger Agreement is terminated (i) by W. P. Carey, due to a breach of any representation, warranty, covenant or agreement on the part of CPA®:15 or CPA 15 Holdco such that the related closing condition is not satisfied by September 30, 2012, (ii) by CPA®:15, due to CPA®:15’s board of directors withdrawing its recommendation of the Merger or the Merger Agreement in connection with, or approving or recommending, a CPA®:15 superior competing transaction or (iii) by W. P. Carey if (y) prior to the meeting of CPA®:15 stockholders, CPA®:15’s board of directors has withdrawn or modified in any manner adverse to W. P. Carey its approval or recommendation of the Merger or the Merger Agreement in connection with, or approved or recommended, a CPA®:15 superior competing transaction or (z) CPA®:15 has entered into an agreement with respect to a CPA®:15 superior competing transaction.

W. P. Carey has agreed to pay CPA®:15’s out-of-pocket expenses (including, without limitation, all attorneys’, accountants’, investment bankers’ and CPA®:15 special committee fees and expenses), if the Merger Agreement is terminated (i) by CPA®:15, due to a breach of any representation, warranty, covenant or agreement on the part of W. P. Carey, W. P. Carey Inc. or CPA 15 Merger Sub such that the related closing condition is not satisfied by September 30, 2012 or (ii) by CPA®:15 or W. P. Carey, due to the failure of the W. P. Carey shareholders to approve the Merger and the failure to adopt the REIT Conversion Agreement and approve the W. P. Carey Merger.

Except as set forth above, W. P. Carey and CPA®:15 will each pay their own respective out-of-pocket costs and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. W. P. Carey and CPA®:15 shall each bear one-half of the costs of filing, printing and mailing this joint proxy statement/prospectus.

Extension and Waiver

At any time prior to the effective time of the Merger, each of W. P. Carey and CPA®:15 may:

•	extend the time for the performance of any of the obligations or other acts of the other party;

•	waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; and

•	subject to the proviso in the sentence under the caption “—Amendment,” waive compliance with any of the agreements or conditions contained of the other party in the Merger Agreement.

Any agreement on the part of either party to any extension or waiver described above shall be valid only if set forth in writing and signed by the party agreeing to such extension or waiver.

Amendment

The parties to the Merger Agreement may amend the Merger Agreement in writing by action of their respective boards of directors at any time before or after stockholder approval for the Merger is received from CPA®:15 stockholders and prior to the filing of the articles of merger with the State Department of Assessments and Taxation of Maryland; provided that after the approval of the Merger by the CPA®:15 stockholders is obtained, no amendment, modification or supplement may be made that will change the form or amount of the Merger Consideration, or any terms or conditions of the Merger Agreement if such change would adversely affect the CPA®:15 stockholders.

Accounting Treatment of the Merger

The Merger will be treated as a business combination in accordance with current authoritative accounting guidance. The fair value of the consideration given by W. P. Carey in the Merger will be allocated to the assets acquired and liabilities assumed as of the completion of the Merger. Additionally, any goodwill will be recognized and measured. All transaction costs will be expensed. The financial statements of W. P. Carey Inc. will reflect the combined operations of W. P. Carey Inc. and CPA®:15 from the effective time of the Merger.

Determination of Merger Consideration

The Merger Consideration, including the stock component of 0.2326 shares of W. P. Carey common stock for one share of CPA 15 common stock, was determined by the board of directors of W. P. Carey and a special committee of the board of directors of CPA®:15 following negotiations based in part upon (i) the historical market price of the W. P. Carey listed shares as quoted on the NYSE, and (ii) the estimated NAV per share for CPA®:15 of $10.40 as of September 30, 2011. The estimated NAV was determined by W. P. Carey, based in part upon a valuation of CPA®:15’s real estate portfolio as of September 30, 2011, prepared by Stanger, a third-party valuation firm, with adjustments for indebtedness, cash and other items.

Regulatory Matters

W. P. Carey is not aware of any U.S. federal or state regulatory approvals that must be obtained in connection with the Merger or the REIT Conversion. CPA®:15 is also not aware of any U.S. federal or state regulatory approvals that must be obtained in connection with the Merger.

Resales of W. P. Carey Inc. Common Stock Issued in Connection with the Merger

W. P. Carey Inc. common stock issued in connection with the Merger will be freely transferable, except for shares of W. P. Carey Inc. common stock received by persons who are deemed to be “affiliates,” as such term is defined by Rule 144 under the Securities Act, of CPA®:15 at the time the Merger proposal is submitted to CPA®:15 stockholders for approval. Shares of W. P. Carey Inc. common stock held by such affiliates may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or Rule 144 in the case of such persons who become affiliates of W. P. Carey Inc.) or as otherwise permitted under the Securities Act. Persons who may be deemed to be “affiliates” of W. P. Carey or CPA®:15 generally include individuals or entities that control, or are controlled by, or are under the common control with, such party and may include directors and executive officers of such party as well as principal shareholders of such party.

Objecting Stockholders’ Rights of Appraisal

Under Subtitle 2 of Title 3 of the MGCL, a copy of which appears as Annex E to this joint proxy statement/prospectus, CPA®:15 stockholders have the right to demand payment from W. P. Carey Inc. of the fair value of their shares of CPA 15 common stock.

To qualify as an objecting stockholder, you must deliver to the corporate secretary of CPA®:15 at 50 Rockefeller Plaza, New York, New York 10020, at or prior to your special meeting, your written objection to the Merger. The written objection must be separate from and in addition to any proxy or vote against the Merger. A proxy or vote against the Merger does not by itself constitute your written objection or demand for appraisal.

In addition, if you are a CPA®:15 stockholder and wish to exercise your right to demand payment of the fair value of your stock, within 20 days following the date the articles of merger with respect to the merger of CPA®:15 with its indirect wholly-owned subsidiary are accepted for record by the State Department of

Assessments and Taxation of Maryland, you must make a written demand on W. P. Carey Inc. for the payment of your CPA 15 common stock stating the number and class of shares for which you demand payment. In addition to making a written demand for the payment of your stock, you must not vote in favor of the Merger. CPA®:15 stockholders who return executed but unmarked proxies will be deemed to have voted in favor of the Merger. CPA®:15 stockholders who abstain from voting on the Merger will not be deemed to have voted in favor of the Merger.

Once you have filed a demand for payment, you cease to have any rights as a stockholder, including the right to receive the Merger Consideration or vote the W. P. Carey Inc. common stock, as applicable, except the right to receive payment of the fair value of your shares. Once you make a demand for payment, you may withdraw that demand only with the consent of W. P. Carey Inc.

Provided that you do not vote in favor of the Merger, or return an executed but unmarked proxy, and assuming the W. P. Carey shareholders and the CPA®:15 stockholders approve the Merger, then, promptly after the Merger is effective, W. P. Carey Inc. must notify you in writing of the date the articles of merger with respect to the merger of CPA®:15 with its indirect wholly-owned subsidiary are accepted for record by the State Department of Assessments and Taxation of Maryland. As part of that notice, W. P. Carey Inc. may send a written offer to pay to you a specified price deemed by W. P. Carey Inc. to be the fair value for your shares. Each offer will be accompanied by a balance sheet as of a date not more than six months prior to the offer date, a profit and loss statement for the 12 months ending on the date of the balance sheet, and any other information W. P. Carey Inc. considers pertinent. Within 50 days after the date the articles of merger with respect to the merger of CPA®:15 with its indirect wholly-owned subsidiary are accepted for record by the State Department of Assessments and Taxation of Maryland, if you have not received from W. P. Carey Inc. the fair value of your shares, you may file a petition with a court of equity in the county where the principal office of W. P. Carey Inc. is located for an appraisal to determine the fair value of your shares.

IF YOU DO NOT COMPLY WITH THE PROCEDURES FULLY AND THE MERGER IS APPROVED, YOU MAY LOSE YOUR RIGHT TO DEMAND PAYMENT OF THE FAIR VALUE OF YOUR SHARES, AND YOU WILL BE REQUIRED TO ACCEPT THE MERGER CONSIDERATION.

If the court finds you are entitled to an appraisal of your stock, it will appoint three disinterested appraisers to determine the fair value of your stock. Unless the court permits a longer period, the appraisers have 60 days after their appointment to determine the fair value of your stock and file their report with the court, and within 15 days after the appraisers file their report, any party may object to it and request a hearing. The court may, among other things, accept the report or set its own determination of the fair value, and then direct W. P. Carey Inc. to pay the appropriate amount.

Neither W. P. Carey nor CPA®:15 can predict how the court will value the respective shares of W. P. Carey Inc. or CPA®:15 common stock, and the fair value may be higher, lower or equal in value to the Merger Consideration being paid in the Merger. Stockholders should note that opinions of investment banking firms as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, are not opinions as to, and do not otherwise address, fair value under the MGCL.

If the court finds that the failure of a stockholder to accept an offer for the stock was arbitrary and vexatious or not in good faith, the court has the right to apportion among all or some of the parties any expenses of any proceeding to demand the fair or appraised value of shares as it deems equitable.

The above description is a summary of the material provisions of Subtitle 2 of Title 3 of the MGCL. For complete information, you should review the text of Subtitle 2, which appears as Annex E to this joint proxy statement/prospectus.

TERMS OF THE REIT CONVERSION

The following is a brief summary of the material provisions of the REIT Conversion Agreement, a copy of which is attached as Annex B and is incorporated by reference in this joint proxy statement/prospectus. This summary is qualified in its entirety by reference to the REIT Conversion Agreement. You should read carefully the REIT Conversion Agreement in its entirety as it is the legal document that governs the REIT Conversion.

Structure and Completion of the REIT Conversion

W. P. Carey Inc. is a newly formed, wholly-owned subsidiary of W. P. Carey. W. P. Carey Inc. currently holds a small amount of cash as its only asset. The REIT Conversion Agreement provides that W. P. Carey will, after certain mergers of W. P. Carey subsidiaries with and into W. P. Carey Inc., merge with and into W. P. Carey Inc., at which time the separate existence of W. P. Carey as a limited liability company will cease and W. P. Carey Inc. will continue as the surviving corporation. At the effective time of the W. P. Carey Merger, each outstanding W. P. Carey listed share will be converted into one share of W. P. Carey Inc. common stock, and W. P. Carey Inc. will succeed to and continue to operate the existing business of W. P. Carey.

The boards of directors of W. P. Carey and W. P. Carey Inc. have adopted the REIT Conversion Agreement and approved the W. P. Carey Merger, subject to shareholder approval. The W. P. Carey Merger will become effective at the time a certificate of merger and articles of merger are submitted for filing and accepted for record by the Secretary of State of Delaware in accordance with the DLLCA and the State Department of Assessments and Taxation of Maryland in accordance with the MGCL, respectively, or at such later time as specified in the certificate of merger or articles of merger, as the case may be. We anticipate that the REIT Conversion will be completed by the third quarter of 2012 or as soon as possible thereafter. However, there can be no assurance as to when, or if, the REIT Conversion will be completed following the adoption by our shareholders of the REIT Conversion Agreement and approval of the W. P. Carey Merger at the special meeting and the satisfaction or waiver of the other conditions to the W. P. Carey Merger as described in the section “—Conditions to Completion of the REIT Conversion.”

Recordation of Exchange

Recordation of Exchange.

As soon as practicable following the effective time of the W. P. Carey Merger, W. P. Carey Inc. will cause a third party transfer agent to record the transfer on the stock records of W. P. Carey Inc. of the amount of W. P. Carey Inc. common stock issued pursuant to the terms of the REIT Conversion Agreement. No physical share certificates will be delivered. See “—Other Effects of the REIT Conversion.”

Stock Transfer Books.

At the completion of the REIT Conversion, W. P. Carey will close its stock transfer books, and no subsequent transfers of W. P. Carey listed shares will be recorded on such books.

Other Effects of the REIT Conversion

We expect the following to occur in connection with the REIT Conversion:

•

Charter Documents of W. P. Carey Inc. The charter and bylaws of W. P. Carey Inc. in effect immediately prior to the closing of the REIT Conversion will be the charter and bylaws of the surviving corporation, subject to any required amendments. Copies of the form of the W. P. Carey Inc. Charter and W. P. Carey Inc. Bylaws are set forth in Annex F and Annex G, respectively, of this joint proxy statement/prospectus. See also the section entitled “Description of W. P. Carey Inc. Shares.”

•

Directors and Officers. The directors and officers of W. P. Carey serving as directors and officers of W. P. Carey immediately prior to the closing of the REIT Conversion will be the directors and officers of W. P. Carey Inc.

•

Options and Other Rights to Purchase or Acquire W. P. Carey Listed Shares. Each option or other right to purchase or otherwise acquire W. P. Carey listed shares pursuant to stock option or other stock-based plans of W. P. Carey granted and outstanding immediately prior to the effective time of the W. P. Carey Merger shall, without any action on the part of the holder of such option or right, be converted into and become a right to purchase or otherwise acquire the same number of shares of W. P. Carey Inc. common stock at the same price per share and upon the same terms and subject to the same conditions as applicable to such options or other rights immediately prior to the effective time of the W. P. Carey Merger.

•

Distributions. W. P. Carey’s obligations with respect to any dividends or other distributions to the shareholders of W. P. Carey that have been declared by W. P. Carey but not paid prior to the effective time of the W. P. Carey Merger will be assumed by W. P. Carey Inc.

•

Listing of W. P. Carey Inc. Common Stock. We anticipate that the shares of W. P. Carey Inc. common stock issued in the W. P. Carey Merger will trade on the NYSE under the symbol “WPC” following the completion of the REIT Conversion.

Conditions to Completion of the REIT Conversion

The closing of the REIT Conversion is a condition to the closing of the Merger. The board of directors of W. P. Carey has the right to abandon the REIT Conversion even if shareholders of W. P. Carey vote to adopt the REIT Conversion Agreement and approve the W. P. Carey Merger and the other conditions to the completion of the REIT Conversion are satisfied or waived, if it determines that the REIT Conversion is no longer in the best interests of W. P. Carey and its shareholders. The respective obligations of W. P. Carey and W. P. Carey Inc. to complete the REIT Conversion require the satisfaction or, where permitted, waiver, of the following conditions:

•	adoption of the REIT Conversion Agreement and approval of the W. P. Carey Merger by the requisite vote of the shareholders of W. P. Carey;

•	approval of the Merger by the requisite vote of the W. P. Carey shareholders and the CPA®:15 stockholders;

•	no stop order will have been issued or threatened by the SEC with regard to the registration statement, of which this joint proxy statement/prospectus forms a part;

•	approval for listing on the NYSE of W. P. Carey Inc. common stock, subject to official notice of issuance;

•

receipt of all governmental approvals and third-party consents to the REIT Conversion, except for consents as would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of W. P. Carey Inc. and its subsidiaries taken as a whole;

•

determination by the board of directors of W. P. Carey, in its sole discretion, that the transactions constituting the REIT Conversion that have an impact on W. P. Carey Inc.’s qualification as a REIT for federal income tax purposes have occurred or are reasonably likely to occur;

•

the determination by the board of directors of W. P. Carey, in its sole discretion, that no legislation or proposed legislation with a reasonable possibility of being enacted would have the effect of substantially (i) impairing the ability of W. P. Carey Inc. to qualify as a REIT, (ii) increasing the federal tax liabilities of W. P. Carey Inc. resulting from the REIT Conversion or (c) reducing the expected benefits to W. P. Carey Inc. resulting from the REIT Conversion; and

•

execution of a certificate of merger and articles of merger and acceptance for record of such certificate of merger and articles of merger by the Secretary of State of Delaware in accordance with the DLLCA and the State Department of Assessments and Taxation of Maryland in accordance with the MGCL, respectively.

Termination of the REIT Conversion Agreement

The REIT Conversion Agreement provides that it may be terminated and the REIT Conversion abandoned at any time prior to its completion, before or after adoption of the REIT Conversion Agreement and approval of the W. P. Carey Merger by the shareholders of W. P. Carey, by the mutual consent of the board of directors of W. P. Carey and W. P. Carey Inc.

We have no current intention of abandoning the REIT Conversion subsequent to the special meeting if shareholder approval is obtained and the other conditions to the REIT Conversion are satisfied or waived. However, the board of directors of W. P. Carey reserves the right to abandon the REIT Conversion even if shareholders of W. P. Carey vote to adopt the REIT Conversion Agreement and approve the W. P. Carey Merger, which is an important element of the REIT Conversion, and the other conditions to the completion of the REIT Conversion are satisfied or waived, if it determines that the REIT Conversion is no longer in the best interests of W. P. Carey and its shareholders.

Regulatory Approvals

We are not aware of any federal, state, local or foreign regulatory requirements that must be complied with or approvals that must be obtained prior to completion of the REIT Conversion pursuant to the REIT Conversion Agreement, other than compliance with applicable federal and state securities laws and the filing and acceptance of a certificate of merger and articles of merger as required under the DLLCA and the MGCL, respectively.

Absence of Dissenters’ Rights of Appraisal

Under the DLLCA, W. P. Carey shareholders will not be entitled to dissenters’ rights of appraisal as a result of the REIT Conversion.

Restrictions on Sales of W. P. Carey Inc. Common Stock Issued Pursuant to the REIT Conversion

The shares of W. P. Carey Inc. common stock to be issued in connection with the REIT Conversion will, subject to the restrictions on the transfer and ownership of W. P. Carey Inc. common stock set forth in the W. P. Carey Inc. Charter, be freely transferable under the Securities Act, except for shares issued to any shareholder who may be deemed to be an “affiliate” of W. P. Carey for purposes of Rule 144 under the Securities Act. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or under the common control with, W. P. Carey and may include the executive officers, directors and significant shareholders of W. P. Carey.

Accounting Treatment of the REIT Conversion

For accounting purposes, the W. P. Carey Merger will be treated as a transfer of assets and exchange of shares between entities under common control. The accounting basis used to initially record the assets and liabilities in W. P. Carey Inc. is the carryover basis of W. P. Carey. Shareholder’s equity of W. P. Carey Inc. will be that carried over from W. P. Carey.

Formation of the REIT and Other Subsidiaries

We will effect certain structural changes in connection with the proposed REIT Conversion. These reorganization transactions are intended to enable us to qualify as a REIT for federal income tax purposes and to improve our tax efficiency. W. P. Carey has already commenced these reorganization transactions and will continue to pursue them to completion. See “Structure of the Merger and the REIT Conversion.”

Following the Merger and REIT Conversion, CPA®:15 will be a QRS of W. P. Carey Inc. The rental and passive activities held by W. P. Carey Inc. will be housed in QRSs while the historic management business of W. P. Carey will be housed in TRSs under W. P. Carey Inc. A QRS is a wholly-owned, domestic or foreign corporate subsidiary of a REIT that has not elected to be treated as a separate corporation from the REIT for federal income tax purposes. The assets, liabilities and items of income, deduction and credit of a QRS are treated as the REIT’s for federal income tax purposes. In contrast, a TRS is a domestic or foreign corporate subsidiary that has elected to be taxed separately from a REIT, and thus typically pays corporate tax at regular rates on its taxable income.

REITs are generally required to engage primarily in rental and passive activities permitted by the Code. Accordingly, we will, as appropriate, form QRSs or cause existing subsidiaries to become QRSs, and these QRSs will own our rental real estate. In contrast, our management business and other non-REIT activities, will be conducted through one or more TRSs because those activities are expected to generate non-qualifying REIT income as currently structured and operated. As appropriate, we will form TRSs or elect TRS status for existing subsidiaries in order to hold or acquire assets and operations that we believe are best suited for TRSs.

Net income from our TRSs will either be retained by our TRSs and used to fund their operations, or will be distributed to us, where it will either be reinvested by us into our business or contribute to income available for distribution to our stockholders. To the extent a TRS distribution to us constitutes taxable income, it will increase our REIT taxable income and associated REIT distribution requirements.

DIVIDEND AND DISTRIBUTION POLICY

Upon completion of the Merger and the REIT Conversion, we intend to declare regular quarterly distributions to holders of W. P. Carey Inc. common stock commencing in the quarter in which the Merger closes, the amount of which will be determined, and is subject to adjustment by, W. P. Carey Inc.’s board of directors. To qualify as a REIT, we must generally distribute to our stockholders each year an amount at least equal to 90% of our REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gain). Generally, we expect to distribute all or substantially all of our REIT taxable income so as to not be subject to the income or excise tax on undistributed REIT taxable income. See the section entitled “Material Federal Income Tax Considerations.”

We expect that distributions will be declared quarterly. The amount, timing and frequency of distributions, however, will be at the sole discretion of the board of directors and will be declared based upon various factors, many of which are beyond our control, including:

•	our financial condition and operating cash flows;

•	our operating and other expenses;

•	debt service requirements;

•	capital expenditure requirements;

•	the amount required to maintain REIT status and reduce any income and excise taxes that we otherwise would be required to pay;

•	limitations on distributions in our existing and future debt instruments;

•	limitations on our ability to fund distributions using cash generated through our TRSs;

•	applicable provisions under the MGCL; and

•	other factors that the board of directors may deem relevant.

We anticipate that distributions will generally be paid from cash from operations after debt service requirements and non-discretionary capital expenditures. To the extent that our cash available for distribution is insufficient to allow us to satisfy the REIT distribution requirements, we currently intend to borrow funds to make distributions consistent with this policy. Our ability to fund distributions through borrowings is subject to continued compliance with debt covenants, as well as the availability of borrowing capacity under our lending arrangements. If our operations do not generate sufficient cash flows and we are unable to borrow, we may be required to reduce our anticipated quarterly distributions. Our distribution policy enables us to review the alternative funding sources available to us for distributions from time to time. For information regarding risk factors that could materially adversely affect our actual results of operations, please see the section entitled “Risk Factors.”

SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

The following information has been derived from the audited consolidated financial statements of each of W. P. Carey and CPA®:15 for the five years ended December 31, 2011. This information is only a summary and should be read in conjunction with the unaudited pro forma financial statements of W. P. Carey Inc. included elsewhere in this joint proxy statement/prospectus, and the historical financial statements and related notes thereto for W. P. Carey and CPA®:15 included in this joint proxy statement/prospectus.

W. P. Carey

The unaudited pro forma consolidated operating and balance sheet data is presented as if the Merger and REIT Conversion occurred on December 31, 2011 for the consolidated balance sheet and January 1, 2011 for the consolidated statements of income. THE PRO FORMA INFORMATION BELOW IS HYPOTHETICAL AND DOES NOT NECESSARILY REFLECT THE FINANCIAL PERFORMANCE THAT WOULD HAVE ACTUALLY RESULTED IF THE MERGER AND REIT CONVERSION HAD BEEN COMPLETED ON THOSE DATES. FURTHERMORE, THIS INFORMATION DOES NOT NECESSARILY REFLECT FUTURE FINANCIAL POSITION AND RESULTS OF OPERATIONS IF THE MERGER AND THE REIT CONVERSION ACTUALLY OCCUR.

See “W. P. Carey Inc. Unaudited Pro Forma Consolidated Financial Information” included in this joint proxy statement/prospectus for a more detailed explanation of this analysis.

	Years Ended December 31,
	Historical - W. P. Carey					Pro Forma - W. P. Carey Inc.
	2011	2010	2009	2008	2007	2011
						(Unaudited)
	(In thousands except per share amounts)
Operating Data (1)
Revenues from continuing operations (2)	$336,409	$269,854	$228,381	$230,714	$249,721	$542,758
Income from continuing operations(2)	141,388	86,241	63,867	68,758	66,955	182,821
Net income	139,138	74,951	70,568	78,605	88,789	N/A
Add: Net loss (income) attributable to noncontrolling interests	1,864	314	713	950	(4,781)	N/A
Less: Net income attributable to redeemable noncontrolling interests	(1,923)	(1,293)	(2,258)	(1,508)	(4,756)	N/A
Net income attributable to W. P. Carey shareholders	139,079	73,972	69,023	78,047	79,252	N/A
Basic Earnings Per Share:
Income from continuing operations attributable to W. P. Carey shareholders	3.50	2.14	1.57	1.73	1.51	2.48
Net income attributable to W. P. Carey shareholders	3.44	1.86	1.74	1.98	2.08	N/A
Diluted Earnings Per Share:
Income from continuing operations attributable to W. P. Carey shareholders	3.47	2.14	1.57	1.71	1.51	2.47
Net income attributable to W. P. Carey shareholders	3.42	1.86	1.74	1.95	2.05	N/A
Cash distributions declared per share (3)	2.19	2.03	2.00	1.96	1.88	N/A
Balance Sheet Data
Net investments in real estate (4)	$1,217,931	$946,975	$884,460	$918,741	$918,734	$3,387,140
Total assets	1,462,623	1,172,326	1,093,336	1,111,136	1,153,284	4,625,311
Long-term obligations (5)	589,369	396,982	326,330	326,874	316,751	2,018,782
Book value per share (6)	14.01	13.62	13.79	13.81	13.63	14.98
Other Information
Cash provided by operating activities	$80,116	$86,417	$74,544	$63,247	$47,471	$ N/A
Cash distributions paid	85,814	92,591	78,618	87,700	71,608	N/A
Payment of mortgage principal (7)	25,327	14,324	9,534	9,678	16,072	N/A

(1)	Certain prior year amounts have been reclassified from continuing operations to discontinued operations.
(2)

The year ended December 31, 2011 includes $52.5 million of incentive, termination and subordinated disposition revenue recognized in connection with the CPA®: 14/16 Merger, and for 2007, includes revenue earned in connection with CPA®:16—Global meeting its performance criterion. Additionally, the pro forma figures presented in this table include the impact of the Merger discussed in this joint proxy statement/prospectus as well as the impact of the CPA®:14/16 Merger.

(3)	The years ended December 31, 2009 and 2007 exclude special distributions of $0.30 per share and $0.27 per share paid in January 2010 and January 2008 to shareholders of record at December 31, 2009 and December 31, 2007, respectively.
(4)	Net investments in real estate consists of net investments in properties, net investments in direct financing leases, equity investments in real estate and the REITs and assets held for sale, as applicable.
(5)	Represents non-recourse and limited-recourse mortgages and note obligations.
(6)	Represents total assets less net intangible assets, total liabilities and total noncontrolling interests, divided by shares of common stock outstanding at the end of the period.
(7)	Represents scheduled mortgage principal payments.

CPA®:15

The following selected financial data should be read in conjunction with the consolidated financial statements of CPA®:15 and related notes in Item 8 (in thousands, except per share data):

	Years Ended December 31,
	2011	2010	2009	2008	2007
Operating Data (1)
Total revenues	$249,889	$251,163	$264,789	$270,784	$259,564
Income from continuing operations	78,970	93,954	32,419	79,960	86,686
Net income (2)	76,552	100,256	29,900	51,194	124,124
Less: Net income attributable to noncontrolling interests	(19,859)	(40,479)	(30,148)	(22,500)	(36,934)

Net income (loss) attributable to CPA®:15 shareholders	56,693	59,777	(248)	28,694	87,190

Earnings (loss) per share:
Income from continuing operations attributable to CPA®:15 shareholders	0.44	0.49	0.07	0.39	0.49
Net income (loss) attributable to CPA®:15 shareholders	0.43	0.47	—	0.22	0.68
Cash distributions declared per share (3)	0.7286	0.7246	0.7151	0.6902	0.6691

Balance Sheet Data
Total assets	$2,452,884	$2,694,055	$2,959,088	$3,189,205	$3,464,637
Net investments in real estate (4)	2,034,144	2,297,754	2,540,012	2,715,417	2,882,357
Long-term obligations (5)	1,323,131	1,498,296	1,686,154	1,819,443	1,943,724
Book value per share (6)	5.15	5.23	5.09	5.57	6.14

Other Information
Cash provided by operating activities	$163,566	$168,725	$164,475	$180,789	$162,985
Cash distributions paid	94,272	91,743	88,939	98,153	85,327
Payments of mortgage principal (7)	73,675	79,905	92,765	42,662	54,903

(1)	Certain prior year amounts have been reclassified from continuing operations to discontinued operations.
(2)	Net income in 2011, 2010, 2009 and 2008 reflected impairment charges totaling $31.9 million, $25.3 million, $66.6 million and $42.1 million, respectively, of which $6.7 million, $1.5 million, $4.4 million and $7.6 million was attributable to noncontrolling interests, respectively. In 2007, income from equity investments in real estate included $2.4 million of impairment charges attributable to other -than-temporary declines in the fair market value of two real estate equity investments.

(3)	Cash distributions declared per share for 2007 excluded a special cash distribution of $0.08 per share that was paid in January 2008 to stockholders of record at December 31, 2007.
(4)	Net investments in real estate consists of net investments in properties, net investment in direct financing leases, equity investments in real estate, real estate under construction and assets held for sale, as applicable.
(5)	Represents mortgage obligations and deferred acquisition fee installments.
(6)	Represents total assets less net intangible assets, total liabilities and total noncontrolling interests, divided by shares of common stock outstanding at the end of the period.
(7)	Represents scheduled mortgage principal payments.

INFORMATION ABOUT W. P. CAREY

Set forth below is a description of the business of W. P. Carey. W. P. Carey Inc., a wholly-owned subsidiary of W. P. Carey, was incorporated in Maryland on February 15, 2012 to succeed to and continue the business of W. P. Carey, which is described below, upon completion of the W. P. Carey Merger. Effective at the time of the W. P. Carey Merger, W. P. Carey Inc. will hold, directly or indirectly through its subsidiaries, the assets currently held by W. P. Carey and will conduct the existing businesses of W. P. Carey and its subsidiaries. When used in this section, unless otherwise specifically stated or the context requires otherwise, the terms “we,” “us” or “our” refer to W. P. Carey and its consolidated subsidiaries and predecessors.

General Development of Business

Overview

W. P. Carey provides long-term financing via sale-leaseback and build-to-suit transactions for companies worldwide and manages a global investment portfolio. We invest primarily in commercial properties domestically and internationally that are generally triple-net leased to single corporate tenants, which requires each tenant to pay substantially all of the costs associated with operating and maintaining the property. We also earn revenue as the advisor to the CPA® REITs. We are currently the advisor to the following CPA® REITs: CPA®:15, CPA®:16—Global and CPA®:17—Global. We were the advisor to CPA®:14 until the CPA®:14/16 Merger. We are also the advisor to CWI, which we formed in March 2008 for the purpose of acquiring interests in lodging and lodging-related properties.

Most of our properties were either acquired as a result of our consolidation with certain affiliated Corporate Property Associates limited partnerships or subsequently acquired from other CPA® REIT programs in connection with the provision of liquidity to stockholders of those CPA® REITs, as further described below. Because our advisory agreements with each of the existing CPA® REITs and CWI require that we use our best efforts to present to them a continuing and suitable program of investment opportunities that meet their investment criteria, we generally provide investment opportunities to these funds first and earn revenues from transaction and asset management services performed on their behalf. Our principal focus on our owned real estate portfolio in recent years has therefore been on enhancing the value of our existing properties. See “Conflicts of Interest.”

We were formed as a limited liability company under the laws of Delaware on July 15, 1996. On January 1, 1998 the limited partnership interests of nine CPA® partnerships were combined and became listed on the NYSE under the name “Carey Diversified” and the symbol “CDC.” In 2000, Carey Diversified merged with W. P. Carey after W. P. Carey became listed on the NYSE under the symbol “WPC.” As a limited liability company, we are not subject to federal income taxation as long as we satisfy certain requirements relating to our operations and pass through any tax liabilities or benefits to our shareholders; however, certain of our subsidiaries are engaged in investment management operations and are subject to U.S. federal, state and local income taxes, and some of our subsidiaries may also be subject to foreign taxes.

Our principal executive offices are located at 50 Rockefeller Plaza, New York, NY 10020, and our telephone number is (212) 492-1100. At December 31, 2011, we employed 212 individuals through our wholly-owned subsidiaries.

Primary Business Segments

Investment Management—We structure and negotiate investments and debt placement transactions for the REITs, for which we earn structuring revenue, and manage their portfolios of real estate investments, for which we may earn asset-based management and performance revenue. Depending on the arrangement with each REIT, we earn asset-based management revenue based on the value of their real estate-related and lodging-related assets under management. We also receive performance revenue from CPA®:15 and, before the CPA®:14/16 Merger, from CPA®:14 and CPA®:16 – Global. As funds available to the CPA® REITs and CWI are invested, the asset base from which we earn revenue increases. In addition, we also receive a percentage of distributions of available cash from the operating partnerships of CPA®:17—Global and CWI, as well as from the operating partnership of CPA®:16—Global after the CPA®:14/16 Merger. We may also earn incentive and disposition revenue and receive other compensation in connection with providing liquidity alternatives to CPA® REITs and CWI stockholders.

Real Estate Ownership—We own and invest in commercial properties in the U.S. and the European Union that are then leased to companies, primarily on a triple-net lease basis. We may also invest in other properties if opportunities arise. Effective as of January 1, 2011, we include our equity investments in the CPA® REITs and CWI in our Real Estate Ownership segment. The equity income or loss from the CPA® REITs and CWI that is now included in our Real Estate Ownership segment represents our proportionate share of the revenue less expenses of the net-leased properties held by the CPA® REITs and CWI. This treatment is consistent with that of our directly-owned properties.

Significant Developments During 2012

At December 31, 2011, CPA®:15’s portfolio was comprised of full or partial ownership in 315 properties, substantially all of which were triple-net leased with an average remaining life of 10.4 years and an estimated annual contractual minimum base rent of $223.0 million (on a pro rata basis). We expect to assume the related property debt comprised of 74 fixed-rate and seven variable-rate non-recourse mortgage loans with an aggregate fair value of $1.2 billion and a weighted-average annual interest rate of 5.7% at December 31, 2011 (on a pro rata basis). During 2011, we earned $26.0 million in fees from CPA®:15 and recognized $3.4 million in equity earnings based on our ownership of shares in CPA®:15.

On January 2, 2012, our founder and Chairman, Wm. Polk Carey, passed away. Following the passing of Mr. Carey, on January 4, 2012, the Board of Directors elected Benjamin H. Griswold, IV as Non-Executive Chairman of the Board. Mr. Griswold has been a director since 2006 and served as Lead Director from 2010. He also serves as Chairman of the Compensation Committee of our Board of Directors (the “Compensation Committee”).

On February 17, 2012, we entered into an amended and restated credit facility that amended and restated the credit agreement entered into on December 28, 2011 and which includes a new $175.0 million term loan as part of our credit facility in order to pay (in a single draw) for the cash portion of the Merger Consideration. The term loan is available until the earliest of (i) September 30, 2012, (ii) the date (if any) that the Merger occurs, and (iii) the date of the termination of the term facility, pursuant to the terms of the amended and restated credit facility. The term loan draw is subject to a number of closing conditions, including the lenders’ satisfactory completion of due diligence and determination that no material adverse change has occurred, and there can be no assurance that we will be able to obtain the term loan.

Significant Developments During 2011

Acquisition Activity—During 2011, we structured investments on behalf of the CPA® REITs and CWI totaling approximately $1.2 billion. International investments comprised 54% (on a pro rata basis) of these investments. Amounts are based on the exchange rate of the foreign currency at the date of acquisition, as applicable.

Investor Capital Inflows—We raised more than $582.5 million on behalf of CPA®:17—Global during 2011. Of this total, we raised $163.8 million under CPA®:17—Global’s initial public offering and $418.7 million under CPA®:17—Global’s follow-on offering, as described below. Since beginning fundraising for CPA®:17—Global in December 2007 through December 31, 2011, we have raised more than $1.9 billion on its behalf. CPA®:17—Global’s initial public offering was terminated in April 2011 when a registration statement for a continuous public offering of up to an additional $1.0 billion of common stock, which we refer to as the follow-on offering, was declared effective by the SEC on April 7, 2011.

We also raised $47.1 million on behalf of CWI from the beginning of its offering in September 2010 through December 31, 2011.

Credit Facility—In December 2011, we entered into a $450.0 million unsecured revolving credit facility to replace our then-existing $250.0 million unsecured line of credit and $30.0 million secured line of credit, which were both due to expire in June 2012. At our election, the principal amount available under the new line of credit may be increased by up to an additional $125.0 million, subject to the conditions provided in the credit agreement. The new credit facility matures in December 2014 but may be extended for one year at our option, subject to the conditions provided in the credit agreement. The outstanding amounts under our existing credit facilities aggregated $233.2 million at the time, which we rolled over to the new facility.

Financing Activity—During 2011, we obtained mortgage financing totaling $576.0 million on behalf of the CPA® REITs and $69.8 million for our owned real estate portfolio, consisting of financing for new transactions and on unencumbered properties and refinancing of maturing debt. These mortgage financings had a weighted-average annual interest rate of approximately 4.5%. Amounts are based on the exchange rate of the foreign currency at the date of financing and the weighted average interest rate on unhedged variable-rate loans is based on the rate on the date of financing, as applicable.

CPA®:14/16 Merger—In the CPA®:14/16 Merger, CPA®:14 stockholders were entitled to receive $11.50 per share, which was equal to the estimated NAV of CPA®:14 as of September 30, 2010. For each share of CPA®:14 stock owned, each CPA®:14 stockholder received a $1.00 per share special cash dividend and a choice of either (i) $10.50 in cash or (ii) 1.1932 shares of CPA®:16—Global. The merger consideration of $954.5 million was paid by CPA®:16—Global, including payment of $444.0 million to liquidating stockholders and issuing 57,365,145 shares of common stock with a fair value of $510.5 million on the date of closing to stockholders of CPA®:14 in exchange for 48,076,723 shares of CPA®:14 common stock. The $1.00 per share special cash distribution, totaling $90.4 million in the aggregate, was funded from the proceeds of the CPA®:14 Asset Sales described below. In connection with the CPA®:14/16 Merger, we agreed to purchase a sufficient number of shares of CPA®:16—Global common stock from CPA®:16—Global to enable it to pay the merger consideration if the cash on hand and available to CPA®:14 and CPA®:16—Global, including the proceeds of the CPA®:14 Asset Sales and a new $320.0 million senior credit facility of CPA®:16—Global, were not sufficient. Accordingly, we purchased 13,750,000 shares of CPA®:16—Global on May 2, 2011 for $121.0 million, which we funded, along with other obligations, with cash on hand and $121.4 million drawn on our then-existing unsecured line of credit.

In connection with the CPA®:14/16 Merger, on May 2, 2011, we purchased the remaining interests in three ventures from CPA®:14, in which we already had a partial ownership interest, for an aggregate purchase price of $31.8 million, plus the assumption of $87.6 million of indebtedness. The purchase price was based on the appraised values of the ventures’ underlying properties and debt. In connection with the purchase, we recorded a gain of $27.9 million, which represents the difference between our respective carrying values and the fair values of our previously held interests in these ventures. Together with the three properties sold by CPA®:14 to CPA®:17—Global on that date, as well as certain other properties sold to third parties in anticipation of the CPA®:14/16 Merger, these sales are referred to herein as the “CPA®:14 Asset Sales.”

Upon consummation of the CPA®:14/16 Merger, we earned revenues of $31.2 million in connection with the termination of the advisory agreement with CPA®:14 and $21.3 million of subordinated disposition revenues. We elected to receive our termination revenue in 2,717,138 shares of CPA®:14, which were exchanged into 3,242,089 shares of CPA®:16—Global in the CPA®:14/16 Merger. In addition, we received $11.1 million in cash as a result of the $1.00 per share special cash distribution paid by CPA®:14 to its stockholders. Upon closing of the CPA®:14/16 Merger, we received 13,260,091 million shares of common stock of CPA®:16—Global in respect of our shares of CPA®:14.

CAM, our subsidiary that acts as the advisor to the CPA® REITs, waived any acquisition fees payable by CPA®:16—Global under its advisory agreement with CAM in respect of the properties acquired in the

CPA®:14/16 Merger and also waived any disposition fees that may subsequently be payable by CPA®:16—Global upon a sale of such assets. As the advisor to CPA®:14, CAM earned acquisition fees related to those properties acquired by CPA®:14 and disposition fees on those properties upon the liquidation of CPA®:14 and, as a result, CAM and CPA®:16—Global agreed that CAM should not receive fees upon the acquisition or disposition of the same properties by CPA®:16—Global.

CPA®:16—Global UPREIT Reorganization—Immediately following the CPA®:14/16 Merger on May 2, 2011, CPA®:16—Global completed an internal reorganization whereby CPA®:16—Global formed an umbrella partnership real estate investment trust, or UPREIT, which was approved by CPA®:16—Global stockholders in connection with the CPA®:14/16 Merger. In connection with the formation of the UPREIT, CPA®:16—Global contributed substantially all of its assets and liabilities to an operating partnership in exchange for a managing member interest and units of membership interest in that operating partnership, which together represent a 99.985% capital interest of the “Managing Member” (representing the CPA®:16—Global stockholders’ interest). Through our subsidiary, Carey REIT III, Inc. (the “Special General Partner” or “Carey REIT III”), we acquired a special membership interest (“Special Member Interest”) of 0.015% in CPA®:16—Global’s operating partnership for $0.3 million, entitling us to receive certain profit allocations and distributions of cash (Note 3 to the accompanying consolidated financial statements of W. P. Carey).

As consideration for the Special Member Interest, we amended our advisory agreement with CPA®:16—Global to give effect to this UPREIT reorganization and to reflect a revised fee structure whereby (i) our asset management fees are prospectively reduced to 0.5% from 1.0% of the asset value of a property under management, (ii) the former 15% subordinated incentive fee and termination fees have been eliminated and replaced by (iii) a 10% Special General Partner Available Cash Distribution, as described in Note 3 to the accompanying consolidated financial statements of W. P. Carey, and (iv) the 15% Final Distribution, as described in Note 3 to the accompanying consolidated financial statements of W. P. Carey. The sum of the new 0.5% asset management fee and the Available Cash Distribution is expected to be lower than the original 1.0% asset management fee; accordingly, the Available Cash Distribution is contractually limited to 0.5% of the value of CPA®:16—Global’s assets under management. However, the amount of after-tax cash we receive pursuant to this revised structure is anticipated to be greater than the amount we received under the previous arrangement. The fee structure related to initial acquisition fees, subordinated acquisition fees and subordinated disposition fees for CPA®:16—Global remains unchanged.

Impairment Charges—During 2011, we recorded impairment charges on our owned portfolio totaling $10.7 million (see Note 10 to the accompanying consolidated financial statements of W. P. Carey). We currently estimate that the CPA® REITs will record impairment charges aggregating approximately $61.7 million for 2011, of which our proportionate share is approximately $7.8 million (see Note 6 to the accompanying consolidated financial statements of W. P. Carey). Our cash distributions from the CPA® REITs are not affected by the impairment charges recognized by them.

Financial Information About Segments

Refer to Note 17 in the accompanying consolidated financial statements of W. P. Carey for financial information about W. P. Carey’s segments.

Business Objectives and Strategy

We have two primary business segments, Investment Management and Real Estate Ownership. These segments are each described below. Our objective is to increase shareholder value and earnings through expansion of our investment management operations and prudent management of our owned real estate assets.

Investment Management

We earn revenue as the advisor to the CPA® REITs and CWI. Under the advisory agreements with the CPA® REITs and CWI, we perform various services, including but not limited to the day-to-day management of the CPA® REITs and CWI and transaction-related services. The advisory agreements allow us to elect to receive stock for any revenue due from the CPA® REITs or CWI.

Because of limitations on the amount of non-real estate-related income that may be earned by a limited liability company that is taxed as a publicly traded partnership, our investment management operations are currently conducted primarily through taxable subsidiaries.

From time to time, we explore alternatives for expanding our investment management operations beyond advising the CPA® REITs and CWI. Any such expansion could involve the purchase of properties or other investments as principal, either for our owned portfolio or with the intention of transferring such investments to a newly-created fund, as well as the sponsorship of one or more funds to make investments other than primarily net lease investments.

Asset Management Revenue—We earn asset management revenue from the CPA® REITs and CWI, which is based on average invested assets and is calculated according to the advisory agreements for the CPA® REITs and CWI. For CPA®:16—Global prior to the CPA®:14/16 Merger and for CPA®:15, this revenue generally totals 1% per annum, with a portion of this revenue, or 0.5%, contingent upon the achievement of specific performance criteria. For CPA®:16—Global subsequent to the CPA®:14/16 Merger, we earn asset management revenue of 0.5% of average invested assets. For CPA®:17—Global, we earn asset management revenue ranging from 0.5% of average market value for long-term net leases and certain other types of real estate investments up to 1.75% of average equity value for certain types of securities. For CWI, we earn asset management revenue of 0.5% of the average market value of lodging-related investments. We do not earn performance revenue from CPA®:17—Global, CWI and, subsequent to the CPA®:14/16 Merger, from CPA®:16—Global, but we receive up to 10% of distributions of available cash, as defined in the respective advisory agreements, from their operating partnership. We seek to increase our asset management revenue and performance revenue by increasing real estate-related assets under management, both as the CPA® REITs and CWI make new investments and from organizing new investment entities. Such revenue may also increase, or decrease, based on changes in the appraised value of the real estate assets of the individual the CPA® REITs and CWI. Assets under management, and the resulting revenue earned by us, may also decrease if investments are disposed of, either individually or in connection with the liquidation of a CPA® REIT or CWI.

Structuring Revenue—Under the terms of the advisory agreements, we earn revenue in connection with structuring and negotiating investments and related financing for the CPA® REITs and CWI, which we call acquisition revenue. We may receive acquisition revenue of up to an average of 4.5% of the total cost of all investments made by each CPA® REIT. A portion of this revenue (generally 2.5%) is paid when the transaction is completed, while the remainder (generally 2%) is payable in annual installments ranging from three to eight years, provided the relevant CPA® REIT meets its performance criterion. Unpaid installments bear interest at annual rates ranging from 5% to 7%. For certain types of non-long term net lease investments acquired on behalf of CPA®:17—Global, initial acquisition revenue may range from 0% to 1.75% of the equity invested plus the related acquisition revenue, with no deferred acquisition revenue being earned. For CWI, we earn initial acquisition revenue of 2.5% of the total investment cost of the properties acquired and loans originated by us not to exceed 6% of the aggregate contract purchase price of all investments and loans with no deferred acquisition revenue being earned. We may also be entitled, subject to the CPA® REITs and CWI board approval, to fees for structuring loan refinancing of up to 1% of the principal amount. This loan refinancing revenue, together with the acquisition revenue, is referred to as structuring revenue.

Other Revenue—We may also earn revenue related to the disposition of properties, subject to subordination provisions, which will only be recognized as the relevant conditions are met. Such revenue may include subordinated disposition revenue of no more than 3% of the value of any assets sold, payable only after shareholders have received back their initial investment plus a specified preferred return, and subordinated incentive revenue of 15% of the net cash proceeds distributable to shareholders from the disposition of properties, after recoupment by shareholders of their initial investment plus a specified preferred return. If the Merger is consummated, we have agreed to waive certain fees to which we were formerly entitled to be paid by CPA®:15 in connection with a liquidity event, including subordinated disposition and termination fees. In connection with the termination of the advisory agreement for CPA®:14 during 2011, we received a termination payment of $31.2 million. CPA®:17—Global, CPA®:16—Global, and CWI, will have the right, but not the obligation, upon certain terminations to repurchase our interests in their respective operating partnerships at fair market value. We will not receive a termination payment in circumstances where we receive subordinated incentive revenue.

We may earn substantial disposition and incentive or termination revenue in connection with providing liquidity to the stockholders of the CPA® REITs and CWI. In general, we begin evaluating liquidity alternatives for the CPA® REITs and CWI stockholders about eight years after a CPA® REIT or CWI has substantially invested the net proceeds received in its initial public offering. These liquidity alternatives may include listing the CPA® REITs’ and CWI’s shares on a national securities exchange, selling the assets of the CPA® REIT or CWI or merging the affected CPA® REIT or CWI with another entity, which could include another CPA® REIT. However, the timing of liquidity events depends on market conditions and may also depend on other factors, including approval of the proposed course of action by the independent directors, and in some instances the stockholders, of the affected CPA® REIT or CWI, and may occur well after the eighth anniversary of the date that the net proceeds of an offering have been substantially invested. Because of these factors, the CPA® REIT and CWI liquidity events have not typically taken place every year. In consequence, given the relatively substantial amounts of disposition revenue, as compared with the ongoing revenue earned from asset management and structuring investments, income from this business segment may be significantly higher in those years where a liquidity event takes place. During 2011, we earned incentive and disposition revenue and received other compensation in connection with providing a liquidity alternative to the CPA®:14 stockholders with the CPA®:14/16 Merger.

The CPA® REITs and CWI reimburse us for certain costs, primarily broker-dealer commissions paid on their behalf and marketing and personnel costs. The CPA® REITs and CWI also reimburse us for many of our costs associated with the evaluation of transactions on their behalf that are not completed. These reimbursements may be substantial. These reimbursements, together with asset management revenue payable by a specific CPA® REIT, may be subject to deferral or reduction if they exceed a specified percentage of that CPA® REITs income or invested assets.

Pursuant to our advisory agreement with CWI, we perform certain services, including managing CWI’s offering and its overall business, identification, evaluation, negotiation, purchase and disposition of lodging-related properties and the performance of certain administrative duties. We are currently fundraising for CWI. Unreimbursed costs incurred on behalf of CWI totaled $5.1 million through December 31, 2011. We anticipate being reimbursed for all or a portion of these costs in accordance with the terms of the advisory agreement.

Equity Investments in the CPA® REITs—As discussed above, we may elect to receive certain of our revenues from the CPA® REITs in shares of those entities. At December 31, 2011, we owned 7.7% of the outstanding shares of CPA®:15, 17.9% of the outstanding shares of CPA®:16—Global, 0.9% of the outstanding shares of CPA®:17—Global and 0.5% of the outstanding shares of CWI (Note 6 to the accompanying consolidated financial statements of W. P. Carey).

Real Estate Ownership

We own and invest in commercial properties in the U.S. and the European Union that are then leased to companies, primarily on a single-tenant, triple-net leased basis. While our acquisition of new properties is constrained by our obligation to provide a continuing and suitable investment program to the CPA® REITs and

CWI, we seek to maximize the value of our existing portfolio through prudent management of our real estate assets, which may involve follow-on transactions, dispositions and favorable lease modifications, as well as refinancing of existing debt. In connection with providing liquidity alternatives to the CPA® REITs and CWI stockholders, we may acquire additional properties from the liquidating the CPA® REITs and CWI, as we did in 2011 in connection with the CPA®:14/16 Merger. We have also acquired properties and interests in properties through tax-free exchanges and as part of joint ventures with the CPA® REITs and CWI. We may also, in the future, seek to increase our portfolio by making investments, including non-net lease investments and investments in emerging markets, that may not meet the investment criteria of the CPA® REITs and CWI, particularly investments that are not current-income oriented. See “—Our Portfolio” below for an analysis of our portfolio at December 31, 2011.

No single tenant at any of our consolidated investments represented more than 10% of our total lease revenues from our real estate ownership during 2011, 2010 or 2009.

The Investment Strategies, Financing Strategies, Asset Management, Competition and Environmental Matters sections described below pertain to both our Investment Management and Real Estate Ownership segments.

Investment Strategies

The following description of our investment process applies to investments we make on behalf of the CPA® REITs. In general, we would expect to follow a similar process in connection with any investments in triple-net lease, single-tenant commercial properties we may make directly, but we are not required to do so.

In analyzing potential investments, we review all aspects of a transaction, including tenant and real estate fundamentals, to determine whether a potential investment and lease can be structured to satisfy the CPA® REITs’ investment criteria. In evaluating net lease transactions, we generally consider, among other things, the following aspects of each transaction:

Tenant/Borrower Evaluation—We evaluate each potential tenant or borrower for its creditworthiness, typically considering factors such as management experience, industry position and fundamentals, operating history, and capital structure, as well as other factors that may be relevant to a particular investment. We seek opportunities in which we believe the tenant may have a stable or improving credit profile or credit potential that has not been recognized by the market. In evaluating a possible investment, the creditworthiness of a tenant or borrower often will be a more significant factor than the value of the underlying real estate, particularly if the underlying property is specifically suited to the needs of the tenant; however, in certain circumstances where the real estate is attractively valued, the creditworthiness of the tenant may be a secondary consideration. Whether a prospective tenant or borrower is creditworthy will be determined by our investment department and the investment committee, as described below. Creditworthy does not mean “investment grade.”

Properties Important to Tenant/Borrower Operations—We generally will focus on properties that we believe are essential or important to the ongoing operations of the tenant. We believe that these properties provide better protection generally as well as in the event of a bankruptcy, since a tenant/borrower is less likely to risk the loss of a critically important lease or property in a bankruptcy proceeding or otherwise.

Diversification—We attempt to diversify the portfolios of the CPA® REITs to avoid dependence on any one particular tenant, borrower, collateral type, geographic location or tenant/borrower industry. By diversifying these portfolios, we seek to reduce the adverse effect of a single under-performing investment or a downturn in any particular industry or geographic region. While we have not endeavored to maintain any particular standard of diversity in our owned portfolio, we believe that our owned portfolio is reasonably well diversified (see “—Our Portfolio” below).

Lease Terms—Generally, the net leased properties in which the CPA® REITs and we invest will be leased on a full recourse basis to the tenants or their affiliates. In addition, we seek to include a clause in each lease that provides for increases in rent over the term of the lease. These increases are fixed or tied generally to increases in indices such as the Consumer Price Index (“CPI”) or other similar index in the jurisdiction in which the property is located, but may contain caps or other limitations, either on an annual or overall basis. Further, in some jurisdictions (notably Germany), these clauses must provide for rent adjustments based on increases or decreases in the relevant index. In the case of retail stores and hotels, the lease may provide for participation in gross revenues of the tenant at the property above a stated level, or percentage rent; however, percentage rent has been insignificant in the recent years. Alternatively, a lease may provide for mandated rental increases on specific dates, and we may adopt other methods in the future.

Collateral Evaluation—We review the physical condition of the property, and conduct a market evaluation to determine the likelihood of replacing the rental stream if the tenant defaults or of a sale of the property in such circumstances. We also generally engage a third party to conduct, or require the seller to conduct, Phase I or similar environmental site assessments (including a visual inspection for the potential presence of asbestos) in an attempt to identify potential environmental liabilities associated with a property prior to its acquisition. If potential environmental liabilities are identified, we generally require that identified environmental issues be resolved by the seller prior to property acquisition or, where such issues cannot be resolved prior to acquisition, require tenants contractually to assume responsibility for resolving identified environmental issues after the acquisition and provide indemnification protections against any potential claims, losses or expenses arising from such matters. Although we generally rely on our own analysis in determining whether to make an investment on behalf of the CPA® REITs and CWI, each real property to be purchased by them will be appraised by an independent appraiser. The contractual purchase price (plus acquisition fees payable to the advisor, but excluding acquisition expenses, for properties acquired on behalf of the CPA® REITs and CWI) for a real property we acquire for ourselves or on behalf of the CPA® REITs and CWI will not exceed its appraised value. The appraisals may take into consideration, among other things, the terms and conditions of the particular lease transaction, the quality of the lessee’s credit and the conditions of the credit markets at the time the lease transaction is negotiated. The appraised value may be greater than the construction cost or the replacement cost of a property, and the actual sale price of a property if sold may be greater or less than the appraised value. In cases of special purpose real estate, a property is examined in light of the prospects for the tenant/borrower’s enterprise and the financial strength and the role of that asset in the context of the tenant/borrower’s overall viability. Operating results of properties and other collateral may be examined to determine whether or not projected income levels are likely to be met. We will also consider factors particular to the laws of foreign countries, in addition to the risks normally associated with real property investments, when considering an investment outside the U.S.

Transaction Provisions to Enhance and Protect Value—We attempt to include provisions in the leases that we believe may help protect an investment from changes in the operating and financial characteristics of a tenant that may affect its ability to satisfy its obligations to the CPA® REIT or reduce the value of the investment. Such provisions include requiring our consent to specified tenant activity, requiring the tenant to provide indemnification protections, and requiring the tenant to satisfy specific operating tests. We may also seek to enhance the likelihood of a tenant’s lease obligations being satisfied through a guaranty of obligations from the tenant’s corporate parent or other entity or a letter of credit. This credit enhancement, if obtained, provides additional financial security. However, in markets where competition for net lease transactions is strong, some or all of these provisions may be difficult to negotiate. In addition, in some circumstances, tenants may retain the right to repurchase the property leased by the tenant. The option purchase price is generally the greater of the contract purchase price and the fair market value of the property at the time the option is exercised.

Other Equity Enhancements—We may attempt to obtain equity enhancements in connection with transactions. These equity enhancements may involve warrants exercisable at a future time to purchase stock of the tenant or borrower or their parent. If warrants are obtained, and become exercisable, and if the value of the stock subsequently exceeds the exercise price of the warrant, equity enhancements can help achieve the goal of increasing investor returns.

As other opportunities arise, we may also seek to expand the CPA® REIT portfolios to include other types of real estate-related investments, such as:

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equity investments in real properties that are not long-term net leased to a single-tenant and may include partially leased properties, multi-tenanted properties, vacant or undeveloped properties and properties subject to short-term net leases, among others;

•	mortgage loans secured by commercial real properties;

•	subordinated interests in first mortgage real estate loans, or B Notes;

•	mezzanine loans related to commercial real estate, which are senior to the borrower’s equity position but subordinated to other third-party financing;

•	commercial mortgage-backed securities, or CMBS; and

•

equity and debt securities (including preferred equity and other higher-yielding structured debt and equity investments) issued by companies that are engaged in real-estate-related businesses, including other REITs.

To date, our investments on behalf of the CPA® REITs have not included significant amounts of these types of investments.

Investment Committee—We have an investment committee that provides services to the CPA® REITs and may provide services to us. CWI has a separate investment committee. Our investment department, under the oversight of our chief investment officer, is primarily responsible for evaluating, negotiating and structuring potential investment opportunities. Before an investment is made on behalf of a CPA® REIT, the transaction is generally reviewed by the investment committee. The investment committee is not directly involved in originating or negotiating potential investments, but instead functions as a separate and final step in the investment process. We place special emphasis on having experienced individuals serve on our investment committee. We generally will not invest in a transaction on behalf of the CPA® REITs unless it is approved by the investment committee; provided, however, that investments of $10.0 million or less may be approved by either the Chairman of the investment committee or the chief investment officer, up to, in the case of investments other than long-term net leases, a cap of $30.0 million or 5% of the CPA® REIT’s estimated NAV, whichever is greater, provided that such investments may not have a credit rating of less than BBB-. The investment committee retains the authority to identify other categories of transactions that may be entered into without its prior approval. The investment committee may delegate its authority, such as to investment advisory committees with specialized expertise in the particular geographic market, like our Asia advisory committee for potential investments in China. However, we do not currently expect that the investments delegated to these advisory committees will account for a significant portion of the investments we make in the near term.

In addition, the investment committee may at the request of our board of directors or executive committee also review any initial investment in which we propose to engage directly, although it is not required to do so. Our board of directors or executive committee may also determine that certain investments that may not meet the CPA® REITs’ investment criteria (particularly transactions in emerging markets and investments that are not current income oriented) may be acceptable to us. For transactions that meet the investment criteria of more than one CPA® REIT, our chief investment officer may allocate the investment to one of the CPA® REITs or among two or more of the CPA® REITs. In cases where two or more CPA® REITs (or one or more CPA® REITs and us) will hold the investment, a majority of the independent directors of each CPA® REIT investing in the property must also approve the transaction.

The following people currently serve on our investment committee:

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Nathaniel S. Coolidge, Chairman—Former senior vice president and head of the bond and corporate finance department of John Hancock Mutual Life Insurance (currently known as John Hancock Life Insurance Company). Mr. Coolidge’s responsibilities included overseeing its entire portfolio of fixed income investments.

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Axel K.A. Hansing—Currently serving as a senior partner at Coller Capital, Ltd., a global leader in the private equity secondary market, and responsible for investment activity in parts of Europe, Turkey and South Africa.

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Frank J. Hoenemeyer—Former vice chairman and chief investment officer of the Prudential Insurance Company of America. As chief investment officer, he was responsible for all of Prudential Insurance Company of America’s investments including stocks, bonds and real estate.

•	Jean Hoysradt—Currently serving as the chief investment officer of Mousse Partners Limited, an investment office based in New York.

•	Richard C. Marston—Currently the James R.F. Guy professor of finance and economics at the Wharton School of the University of Pennsylvania.

•

Nick J.M. van Ommen—Former chief executive officer of the European Public Real Estate Association (“EPRA”), currently serves on the supervisory boards of several companies, including Babis Vovos International Construction SA, a listed real estate company in Greece, Intervest Retail and Intervest Offices, listed real estate companies in Belgium, BUWOG / ESG, a residential leasing and development company in Austria and IMMOFINANZ, a listed real estate company in Austria.

•

Dr. Karsten von Köller—Currently chairman of Lone Star Germany GmbH, a US private equity firm (“Lone Star”), Chairman of the Supervisory Boards of Düsseldorfer Hypothekenbank AG, a subsidiary of Lone Star, and MHB Bank AG Vice Chairman of the Supervisory Boards of IKB Deutsche Industriebank AG and Corealcredit Bank AG.

Messrs. Coolidge, Hansing, Marston, van Ommen and von Köller also serve as members of our board of directors.

We are required to use our best efforts to present a continuing and suitable investment program to the REITs but we are not required to present to the REITs any particular investment opportunity, even if it is of a character which, if presented, could be taken by one or more of the REITs.

Self-Storage Investments

In November 2006, we formed a subsidiary, Carey Storage, for the purpose of investing in self-storage real estate properties and their related businesses within the U.S. In January 2009, Carey Storage completed a transaction whereby it received cash proceeds, plus a commitment to invest additional equity, from a third party (the “Investor”) to fund the purchase of self-storage assets in the future in exchange for an interest of approximately 60% in its self-storage portfolio. During 2010, Carey Storage amended its agreement with the Investor to, among other things; remove a contingent purchase option held by Carey Storage to repurchase the Investor’s interest in the venture at fair value. Further information about current Carey Storage activity is described in “Note 4. Net Investments in Properties—Operating Real Estate” of the accompanying consolidated financial statements of W. P. Carey.

Our Portfolio

At December 31, 2011, we owned and managed over 980 properties domestically and internationally, including our owned portfolio. Our portfolio was comprised of our full or partial ownership interest in 157 properties, substantially all of which were triple-net leased to 73 tenants, and totaled approximately 13 million square feet (on a pro rata basis) with an occupancy rate of approximately 93%. In addition, through our Carey Storage and Livho subsidiaries, we had interests in 21 self-storage properties and a hotel property, respectively, with an aggregate of approximately 0.8 million square feet (on a pro rata basis) at December 31, 2011. Our net lease portfolio has the following property and lease characteristics:

Geographic Diversification—Information regarding the geographic diversification of our properties at December 31, 2011 is set forth below (dollars in thousands):

	Consolidated Investments		Equity Investments in Real Estate
Region	Annualized Contractual Minimum Base Rent (a)	% of Annualized Contractual Minimum Base Rent	Annualized Contractual Minimum Base Rent (b)	% of Annualized Contractual Minimum Base Rent
United States
South	$33,031	48%	$150	1%
West	18,979	27	3,590	15
East	5,709	8	6,744	28
Midwest	4,776	7	909	4

Total U.S.	62,495	90	11,393	48

International
Europe (c)	7,121	10	12,379	52

Total	$69,616	100%	$23,772	100%

(a)	Reflects annualized contractual minimum base rent for the fourth quarter of 2011.
(b)	Reflects our pro rata share of annualized contractual minimum base rent for the fourth quarter of 2011 from equity investments in real estate.
(c)	Represents investments in France, Germany, Poland and Spain.

Property Diversification—Information regarding our property diversification at December 31, 2011 is set forth below (dollars in thousands):

	Consolidated Investments		Equity Investments in Real Estate
Property Type	Annualized Contractual Minimum Base Rent (a)	% of Annualized Contractual Minimum Base Rent	Annualized Contractual Minimum Base Rent (b)	% of Annualized Contractual Minimum Base Rent
Office	$30,773	44%	$8,579	36%
Industrial	21,078	30	4,448	19
Warehouse/Distribution	11,242	16	7,475	31
Retail	5,412	8	—	—
Other Properties (c)	1,111	2	3,270	14

Total	$69,616	100%	$23,772	100%

(a)	Reflects annualized contractual minimum base rent for the fourth quarter of 2011.
(b)	Reflects our pro rata share of annualized contractual minimum base rent for the fourth quarter of 2011 from equity investments in real estate.
(c)	Other properties include education and childcare, healthcare, land and leisure properties.

Tenant Diversification—Information regarding our tenant diversification at December 31, 2011 is set forth below (dollars in thousands):

	Consolidated Investments		Equity Investments in Real Estate
Tenant Industry (a)	Annualized Contractual Minimum Base Rent (b)	% of Annualized Contractual Minimum Base Rent	Annualized Contractual Minimum Base Rent (c)	% of Annualized Contractual Minimum Base Rent
Business and Commercial Services	$13,378	19%	$791	3%
Transportation—Cargo	7,535	11	—	—
Retail Stores	6,435	9	7,419	31
Telecommunications	5,830	8	—	—
Beverages, Food, and Tobacco	5,026	7	—	—
Aerospace and Defense	4,931	7	—	—
Banking	3,862	6	—	—
Forest Products and Paper	3,772	6	—	—
Electronics	3,055	4	1,374	6
Media: Printing and Publishing	2,580	4	4,423	19
Grocery	2,408	4	—	—
Healthcare, Education and Childcare	2,358	3	3,269	14
Consumer Goods	2,161	3	—	—
Chemicals, Plastics, Rubber, and Glass	1,179	2	—	—
Leisure, Amusement, Entertainment	952	1	—	—
Construction and Building	878	1	—	—
Textiles, Leather, and Apparel	872	1	—	—
Federal, State and Local Government	698	1	—	—
Mining, Metals, and Primary Metal Industries	265	1	948	4
Transportation—Personal	207	—	3,297	14
Machinery	179	—	2,251	9
Other (d)	1,055	2	—	—

	$69,616	100%	$23,772	100%

(a)	Based on the Moody’s Investors Service, Inc.’s classification system and information provided by the tenant.
(b)	Reflects annualized contractual minimum base rent for the fourth quarter of 2011.
(c)	Reflects our pro rata share of annualized contractual minimum base rent for the fourth quarter of 2011 from equity investments in real estate.
(d)	Includes revenue from tenants in our consolidated investments in the following industries: automobile, and hotels and gaming.

Lease Expirations—At December 31, 2011, lease expirations of our properties are as follows (dollars in thousands):

	Consolidated Investments		Equity Investments in Real Estate
Year of Lease Expiration	Annualized Contractual Minimum Base Rent (a)	% of Annualized Contractual Minimum Base Rent	Annualized Contractual Minimum Base Rent (b)	% of Annualized Contractual Minimum Base Rent
2012	$8,862	13%	$—	—%
2013	4,346	6	—	—
2014	8,518	12	3,297	14
2015	6,681	10	6,418	27
2016	5,072	7	1,561	7
2017	6,435	9	—	—
2018	4,626	7	—	—
2019	14,451	21	—	—
2020 - 2030	10,625	15	12,496	52

Total	$69,616	100%	$23,772	100%

(a)	Reflects annualized contractual minimum base rent for the fourth quarter of 2011.
(b)	Reflects our pro rata share of annualized contractual minimum base rent for the fourth quarter of 2011 from equity investments in real estate.

Financing Strategies

Consistent with our investment policies, we use leverage when available on terms we believe are favorable. Substantially all of our mortgage loans, as well as those of the CPA® REITs and CWI, are non-recourse and bear interest at fixed rates, or have been converted to fixed rates through interest rate caps or swap agreements. We may refinance properties or defease a loan when a decline in interest rates makes it profitable to prepay an existing mortgage loan, when an existing mortgage loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate. We may be required to pay a yield maintenance premium to the lender in order to pay off a loan prior to its maturity.

A lender of non-recourse mortgage debt generally has recourse only to the property collateralizing such debt and not to any of our other assets, while full recourse financing would give a lender recourse to all of our assets. The use of non-recourse debt, therefore, helps us to limit the exposure of all of our assets to the equity related to a single investment. Lenders may, however, have recourse to our other assets in limited circumstances not related to the repayment of the indebtedness, such as under an environmental indemnity or in the case of fraud.

We also have an unsecured line of credit that can be used in connection with refinancing existing debt and making new investments, as well as to meet other working capital needs. Our line of credit is discussed below under “—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition—Cash Resources” and “—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition—Line of Credit.”

Some of our financing may require us to make a lump-sum or “balloon” payment at maturity. We are actively seeking to refinance loans that mature within the next several years but believe we have sufficient financing alternatives and/or cash resources to make these payments, if necessary. At December 31, 2011, scheduled balloon payments for the next five years were as follows (in thousands):

2012	$28,260
2013	—
2014 (a) (b)	236,960
2015 (c)	40,182
2016 (a) (c)	51,369

(a)	Excludes our pro rata share of scheduled balloon payments of equity investments in real estate totaling $49.1 million in 2014 and $6.1 million in 2016.
(b)	Includes amounts that will be due upon maturity of our new unsecured $450.0 million revolving line of credit, which is scheduled to occur in December 2014, unless extended pursuant to its terms. At December 31, 2011, we had drawn $233.2 million from this line of credit.
(c)	Inclusive of amounts attributable to noncontrolling interests of $0.2 million in 2015 and $5.2 million in 2016.

Asset Management

We believe that effective management of our assets is essential to maintain and enhance property values. Important aspects of asset management include restructuring transactions to meet the evolving needs of current tenants, re-leasing properties, refinancing debt, selling properties and knowledge of the bankruptcy process.

We monitor, on an ongoing basis, compliance by tenants with their lease obligations and other factors that could affect the financial performance of any of our properties. Monitoring involves receiving assurances that each tenant has paid real estate taxes, assessments and other expenses relating to the properties it occupies and confirming that appropriate insurance coverage is being maintained by the tenant. For international compliance, we often rely on third-party asset managers. We review financial statements of tenants and undertake regular physical inspections of the condition and maintenance of properties. Additionally, we periodically analyze each tenant’s financial condition, the industry in which each tenant operates and each tenant’s relative strength in its industry.

Competition

In our Investment Management segment, we face active competition in raising funds for investment by the CPA® REITs and CWI, from other funds with similar investment objectives that seek to raise funds from investors through publicly registered, non-traded funds, publicly-traded funds and private funds, such as hedge funds. In addition, we face broad competition from other forms of investment. Currently, we raise substantially all of our funds for investment in the CPA® REITs and CWI within the U.S.; however, in the future we may seek to raise funds for investment from outside the U.S.

We face active competition in both our Investment Management segment and our Real Estate Ownership segment from many sources for investment opportunities in commercial properties net leased to major corporations both domestically and internationally. In general, we believe that our management’s experience in real estate, credit underwriting and transaction structuring should allow us to compete effectively for commercial properties. However, competitors may be willing to accept rates of return, lease terms, other transaction terms or levels of risk that we may find unacceptable.

Environmental Matters

We and the CPA® REITs and CWI have invested, and expect to continue to invest, in properties currently or historically used as industrial, manufacturing and commercial properties. Under various federal, state and local environmental laws and regulations, current and former owners and operators of property may have liability for the cost of investigating, cleaning-up or disposing of hazardous materials released at, on, under, in or from the property. These laws typically impose responsibility and liability without regard to whether the owner or operator knew of or was responsible for the presence of hazardous materials or contamination, and liability under these laws is often joint and several. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of hazardous materials. As part of our efforts to mitigate these risks, we typically engage third parties to perform assessments of potential environmental risks when evaluating a new acquisition of property and we frequently obtain contractual protection (indemnities, cash reserves, letters of credit or other instruments) from property sellers, tenants, a tenant’s parent company or another third party to address known or potential environmental issues.

Financial Information About Geographic Areas

See “—Our Portfolio” and Note 17 of the consolidated financial statements of W. P. Carey for financial data pertaining to our geographic operations.

Properties

Our principal corporate offices are located at 50 Rockefeller Plaza, New York, NY 10020 and our primary international investment offices are located in London and Amsterdam. We also have office space domestically in Dallas, Texas and internationally in Shanghai. We lease all of these offices and believe these leases are suitable for our operations for the foreseeable future.

See “—Our Portfolio” for a discussion of the properties we hold for rental operations and Schedule III—Real Estate and Accumulated Depreciation of the accompanying consolidated financial statements of W. P. Carey for a detailed listing of such properties.

Legal Proceedings

At December 31, 2011, we were not involved in any material litigation.

Various claims and lawsuits arising in the normal course of business are pending against us. The results of these proceedings are not expected to have a material adverse effect on our consolidated financial position or results of operations.

Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Listed Shares and Distributions

Our common stock is listed on the NYSE under the ticker symbol “WPC.” At December 31, 2011, there were approximately 39,893 holders of record of our common stock. The following table shows the high and low prices per share and quarterly cash distributions declared for the past two fiscal years:

	2011			2010
Period	High	Low	Cash Distributions Declared	High	Low	Cash Distributions Declared
First quarter	$38.00	$29.75	$0.512	$30.32	$24.69	$0.504
Second quarter	41.82	34.75	0.550	31.00	26.61	0.506
Third quarter	42.72	32.76	0.560	30.86	26.49	0.508
Fourth quarter	44.71	34.50	0.563	33.97	28.83	0.510

Through March 22, 2012, the high and low price per share of our common stock was $49.40 and $41.28, respectively, and we declared cash distributions of $0.565.

As described in Note 11 to the accompanying consolidated financial statements of W. P. Carey, our unsecured line of credit contains covenants that restrict the amount of distributions that we can pay.

Stock Price Performance Graph

The graph below provides an indicator of cumulative total shareholder returns for our common stock for the period December 31, 2006 to December 31, 2011 compared with the S&P 500 Index and the FTSE NAREIT Equity REITs Index. The graph assumes a $100 investment on December 31, 2006, together with the reinvestment of all dividends.

	At December 31,
	2006	2007	2008	2009	2010	2011
W. P. Carey & Co. LLC	$100.00	$117.94	$89.51	$115.42	$139.77	$193.33
S&P 500 Index	100.00	105.49	66.46	84.05	96.71	98.76
FTSE NAREIT Equity REITs Index	100.00	84.31	52.50	67.20	85.98	93.11

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Management’s discussion and analysis of financial condition and results of operations (“MD&A”) is intended to provide the reader with information that will assist in understanding our financial statements and the reasons for changes in certain key components of our financial statements from period to period. MD&A also provides the reader with our perspective on our financial position and liquidity, as well as certain other factors that may affect our future results. The discussion also provides information about the financial results of the segments of our business to provide a better understanding of how these segments and their results affect our financial condition and results of operations.

Business Overview

As described above in “—Business Objectives and Strategy,” we operate in two operating segments, Investment Management and Real Estate Ownership. Within our Investment Management segment, we are currently the advisor to the following affiliated publicly-owned, non-listed real estate investment trusts: CPA®:15, CPA®:16—Global, CPA®:17—Global, and CWI. Effective January 1, 2011, we include our equity investments in the CPA® REITs and CWI in our Real Estate Ownership segment. The equity income or loss from the CPA® REITs and CWI that is now included in our Real Estate Ownership segment represents our proportionate share of the revenue less expenses of the net-leased properties held by the REITs. This treatment is consistent with that of our directly-owned properties. Results for the years ended December 31, 2010 and 2009 have been reclassified to conform to the current year presentation.

Financial Highlights

(in thousands)

	Years Ended December 31,
	2011	2010	2009
Total revenues (excluding reimbursed costs from affiliates)	$271,580	$209,831	$180,847
Net income attributable to W. P. Carey members	139,079	73,972	69,023
Cash flow from operating activities	80,116	86,417	74,544
Distributions paid	85,814	92,591	78,618
Supplemental financial measures:
Funds from operations—as adjusted (AFFO)	188,853	130,870	122,876
Adjusted cash flow from operating activities	98,588	88,634	93,880

We consider the performance metrics listed above, including certain supplemental metrics that are not defined by GAAP (“non-GAAP”), such as AFFO and adjusted cash flow from operating activities, to be important measures in the evaluation of our results of operations, liquidity and capital resources. We evaluate our results of operations with a primary focus on increasing and enhancing the value, quality and amount of assets under management by our Investment Management segment and the ability to generate the cash flow necessary to meet our objectives in our Real Estate Ownership segment. Results of operations by reportable segment are described below in Results of Operations. See “—Supplemental Financial Measures” below for our definition of these non-GAAP measures and reconciliations to their most directly comparable GAAP measure.

Total revenue increased in 2011 as compared to 2010. The incentive, termination and subordinated disposition revenue recognized in connection with providing a liquidity event for CPA®:14 stockholders in May 2011 and a higher volume of investments structured on behalf of the CPA® REITs and CWI contributed to increases in revenues from our Investment Management segment. New investments that we entered into during 2010 and 2011, including the properties we purchased in May 2011 from CPA®:14 in connection with the CPA®:14 Asset Sales (see Note 4 to the accompanying consolidated financial statements of W. P. Carey), contributed to the increases in revenues in our Real Estate Ownership segment.

Net income increased in 2011 as compared to 2010. Results from operations in our Investment Management segment were significantly higher during the current year as a result of the incentive, termination and subordinated disposition revenue recognized in May 2011 in connection with providing a liquidity event for CPA®:14 stockholders and higher volume of investments structured on behalf of the CPA® REITs and CWI. Results from operations in our Real Estate Ownership segment benefited from income generated from and gains recognized on the properties we purchased from CPA®:14 in connection with the CPA®:14 Asset Sales as well as income generated from our equity interests in the CPA® REITs and CWI as a result of our $121.0 million incremental investment in CPA®:16—Global in connection with the CPA®:14/16 Merger.

Cash flow from operating activities decreased in 2011 as compared to 2010, primarily due to a decrease in cash received from providing asset-based management services to the CPA® REITs and CWI as we no longer receive cash asset management fees from CPA®:14 and CPA®:16—Global subsequent to the CPA®:14/16 Merger, partially offset by the disposition revenues received, net of income taxes paid, in connection with providing a liquidity event to CPA®:14 stockholders through the CPA®:14/16 Merger.

Distributions paid decreased in 2011 as compared to 2010, primarily due to a special distribution of $0.30 per share paid in January 2010 to stockholders of record at December 31, 2009.

Our AFFO supplemental measure increased in 2011 as compared to 2010. AFFO attributable to our Investment Management segment benefited from the incentive, termination and subordinated disposition revenue recognized in connection with providing a liquidity event for CPA®:14 stockholders in May 2011. AFFO attributable to our Real Estate Ownership segment increased in the current year as a result of increased income generated from our equity interests in the CPA® REITs and CWI due to our $121.0 million incremental investment in CPA®:16—Global in connection with the CPA®:14/16 Merger as well as investments that we entered into during 2011 and 2010, including the properties that we purchased from CPA®:14 in connection with the CPA®:14 Asset Sales.

Adjusted cash flow from operating activities increased in 2011 as compared to 2010 as a result of the $1.00 per share special distribution received from CPA®:14 in connection with the CPA®:14/16 Merger, higher cash distributions received from CPA®:17—Global’s operating partnership as a result of new investments entered into during 2010 and 2011, and the initial distributions of available cash received from the CPA®:16—Global’s operating partnership. These increases were partially offset by the fact that we no longer receive cash asset management fees from CPA®:14 and CPA®:16—Global subsequent to the CPA®:14/16 Merger.

Significant Developments

On January 2, 2012, our founder and Chairman, Wm. Polk Carey, passed away. Following the passing of Mr. Carey, on January 4, 2012, the Board of Directors elected Benjamin H. Griswold, IV as Non-Executive Chairman of the Board. Mr. Griswold has been a director since 2006 and served as Lead Director from 2010. He also serves as Chairman of the Compensation Committee.

Current Trends

General Economic Environment

We and our managed funds are impacted by macro-economic environmental factors, the capital markets, and general conditions in the commercial real estate market, both in the U.S. and globally. During 2011, we saw slow improvement in the U.S. economy following the significant distress experienced in 2008 and 2009. Towards the end of 2011, however, there was an increase in international economic uncertainty as a result of the sovereign debt crisis and a deterioration of economic fundamentals in Europe. Currently, conditions in the U.S. appear to have stabilized, while the situation in Europe remains uncertain. It is not possible to predict with certainty the outcome of these trends. Nevertheless, our views of the effects of the current financial and economic trends on our business, as well as our response to those trends, are presented below.

Foreign Exchange Rates—Fluctuations in foreign currency exchange rates impact both our Real Estate Ownership and Investment Management segments. In our Real Estate Ownership segment, we are impacted through our ownership of properties in the European Union, primarily France, and through our equity ownership in the CPA® REITs, which each have significant foreign investments, primarily in Euro denominated countries and to a lesser extent in other currencies. In our Investment Management segment, significant unhedged foreign currency exchange rate fluctuations would impact the asset management revenue we receive for managing the portfolios of the CPA® REITs as well as the quarterly distributions of available cash we receive from the operating partnerships of CPA®:16—Global and CPA®:17—Global.

Our results of foreign operations benefit from a weaker U.S. dollar and are adversely affected by a stronger U.S. dollar relative to foreign currencies. Investments denominated in the Euro accounted for approximately 10% of our annualized contractual minimum base rent and 33% of aggregate annualized contractual minimum base rent for the CPA® REITs at December 31, 2011. International investments carried on our balance sheet are marked to the spot exchange rate as of the balance sheet date. The U.S. dollar strengthened at December 31, 2011 versus the spot rate at December 31, 2010. The Euro/U.S. dollar exchange rate at December 31, 2011, $1.2950, represented a 2% decrease from the December 31, 2010 rate of $1.3253. This strengthening had an unfavorable impact on our balance sheet, and especially those of the CPA® REITs, at December 31, 2011 as compared to our balance sheet at December 31, 2010.

The operational impact of our international investments is measured throughout the year. Due to the volatility of the Euro/U.S. dollar exchange rate during 2011, which ranged between a low of $1.3188 and a high of $1.4439, the average rate we utilized to measure these operations increased by 5% versus 2010. This increase had a favorable impact on 2011 results of operations of the CPA® REITs as compared to the prior year period. As a result, our equity in earnings was modestly impacted; however, as a result of hedging, distributions from CPA®:16—Global or CPA®:17—Global were not significantly impacted. While we actively manage our foreign exchange risk, a significant unhedged decline in the value of the Euro could have a material negative impact on our NAVs, future results, financial position and cash flows. Such a decline would particularly impact the CPA® REITs, which have higher levels of international investments than we have in our owned portfolio.

Capital Markets—During 2011, capital markets conditions in the U.S. exhibited some signs of post-crisis improvement, including new issuances of CMBS debt and increasing capital inflows to both commercial real estate debt and equity markets, which helped increase the availability of mortgage financing and sustained transaction volume. Despite increased volatility in the CMBS market as key market participants began to withdraw, and a credit downgrade of U.S. Treasury debt obligations, we have seen the cost for domestic debt stabilize while the Federal Reserve has kept interest rates low and new lenders, including insurers, have introduced capital. Events in the Euro-zone have impacted the price and availability of financing and have affected global commercial real estate capitalization rates, which vary depending on a variety of factors including asset quality, tenant credit quality, geography and lease term.

Investment Opportunities—Through our Investment Management segment, we earn structuring revenue on the investments we structure on behalf of the CPA® REITs and CWI. Our ability to complete these investments on behalf of the CPA® REITs and CWI, and thereby earn structuring revenue, fluctuates based on the pricing and availability of transactions and financing, among other factors.

Times of economic uncertainty may also present opportunities in the sale-leaseback market. We continue to see investment opportunities that we believe will allow us to structure transactions on behalf of the CPA® REITs and CWI on favorable terms. Although capitalization rates have begun to vary widely, we believe that the investment environment remains attractive and that we will be able to achieve the targeted returns of our managed funds. We have benefited from commercial de-leveraging and recent new construction activity that has provided attractive investment opportunities for net lease investors such as W. P. Carey and the CPA® REITs. To the extent that these trends continue and we are able to achieve sufficient levels of fundraising, we believe that our investment volume will benefit. While the investment community continues to remain risk averse, we expect to experience increased competition for investments, both domestically and internationally, because we believe that net lease financing market is perceived as a relatively more conservative investment vehicle, and further capital inflows into the marketplace could put additional pressure on the returns that we can generate from our investments and our willingness and ability to execute transactions. In addition, we expect to continue to expand our ability to source deals in other markets.

We structured investments on behalf of the CPA® REITs and CWI totaling approximately $1.2 billion during 2011, and based on current conditions, we expect that we will be able to continue to take advantage of the investment opportunities we are seeing in the U.S. and internationally through the near term. International investments comprised 54% (on a pro rata basis) of total investments structured during 2011. While international activity fluctuates from quarter to quarter, we currently expect that such transactions will continue to form a significant portion of the investments we structure, although the relative portion of international investments in any given period will vary.

We calculate net operating income for each investment we make as the rent that we receive from a tenant, less debt service for any financing obtained for our investment in such property. The capitalization rate for an investment is a function of the purchase price that we are willing to pay for an investment, the rent that the tenant is willing to pay and the risk we are willing to assume. In our target markets for the CPA® REITs, we have recently seen capitalization rates in the U.S. ranging from 6.25% to 11.0% and ranging from 6.5% to 12.0% internationally. The variability is due largely to the quality of the underlying assets, tenant credit quality, and the terms of the leases.

Financing Conditions—Through our Investment Management segment, we earn structuring revenue related in part to the debt we obtain for the CPA® REITs. In addition, through our Real Estate Ownership segment, we are impacted by the cost and availability of financing for our owned properties and, through our equity interests, for properties owned by the CPA® REITs and CWI. During 2011, we saw continued improvement in the U.S. credit and real estate financing markets despite the U.S. sovereign credit downgrade as new lenders entered the marketplace and the U.S. Treasury kept interest rates low. However, the sovereign debt issues in Europe that began in the second quarter of 2011 had the impact of increasing the cost of debt in certain international markets and made it more challenging for us to obtain debt for certain international deals. During 2011, we obtained non-recourse and limited-recourse mortgage financing totaling $576.0 million on behalf of the CPA® REITs, including $126.9 million on international investments, and $69.8 million for our owned real estate portfolio (each on a pro rata basis).

Real Estate Sector

As noted above, the commercial real estate market is impacted by a variety of macro-economic factors, including but not limited to growth in gross domestic product, unemployment, interest rates, inflation and demographics. We have seen modest improvements in these domestic macro-economic factors since the beginning of the credit crisis. However, internationally these fundamentals have not significantly improved, which may result in higher vacancies, lower rental rates and lower demand for vacant space in future periods related to international properties. We and the CPA® REITs are chiefly affected by changes in the appraised values of our properties, tenant defaults, inflation, lease expirations and occupancy rates.

Net Asset Values of the REITs—We own shares in each of the CPA® REITs and CWI, which we report in our Real Estate Ownership segment, and we earn asset management revenue through our Investment Management segment based on a percentage of average invested assets for each REIT. As such, we benefit from rising investment values and are negatively impacted when these values decrease.

The following table presents recent NAVs for the CPA® REITs:

	December 31, 2011	September 30, 2011	June 30, 2011	December 31, 2010	September 30, 2010	December 31, 2009
CPA®:14	N/A	N/A	N/A	N/A	$11.50	$11.80
CPA®:15	$10.40	$10.40	N/A	$10.40	N/A	10.70
CPA®:16—Global	$9.10	N/A	$8.90	N/A	8.80	9.20

The NAV for CPA®:16—Global at June 30, 2011 was higher than the NAV at September 30, 2010 primarily due to the favorable impact of foreign currency exchange rate fluctuations. The NAVs for CPA®:14 and CPA®:15 in 2010 were lower than those NAVs at December 31, 2009 primarily due to continued weakness in the economy and a weakening of the Euro versus the U.S. dollar during 2010 and 2009. On May 2, 2011,

CPA®:14 merged into a subsidiary of CPA®:16—Global and as a result, we will no longer compute NAV for CPA®:14. We have not computed NAV for CPA®:17—Global as it is still in its offering period. The NAVs of the CPA® REITs are based on a number of variables, including individual tenant credits, lease terms, lending credit spreads, foreign currency exchange rates and tenant defaults, among others. We do not control these variables and, as such, cannot predict how they will change in the future.

Credit Quality of Tenants—The credit quality of tenants primarily impacts our Real Estate Ownership segment. As a net lease investor, we are exposed to credit risk within our tenant portfolio, which can reduce our results of operations and cash flow from operations if our tenants are unable to pay their rent. Within our managed portfolios, tenant defaults can reduce the asset management revenue in our Investment Management segment if they lead to a decline in the appraised value of the assets of the CPA® REITs and can also reduce our income and distributions from equity investments in the CPA® REITs in our Real Estate Ownership segment. Tenants experiencing financial difficulties may become delinquent on their rent and/or default on their leases and, if they file for bankruptcy protection, may reject our lease in bankruptcy court, resulting in reduced cash flow, which may negatively impact NAVs and require us or the CPA® REITs to incur impairment charges. Even where a default has not occurred and a tenant is continuing to make the required lease payments, we may restructure or renew leases on less favorable terms, or the tenant’s credit profile may deteriorate, which could affect the value of the leased asset and could in turn require us or the CPA® REITs to incur impairment charges.

Despite signs of improvement in domestic general business conditions during 2011, which had a favorable impact on the overall credit quality of our tenants, we believe that there still remain significant risks to an economic recovery, particularly in the Euro-zone. As of the date of this joint proxy statement/prospectus, we have no significant exposure to tenants operating under bankruptcy protection in our owned portfolio, while in the CPA® REIT portfolios, tenants operating under bankruptcy protection, administration or receivership account for less than 1% of aggregate annualized contractual minimum base rent, a decrease from levels experienced during the crisis. It is possible, however, that tenants may file for bankruptcy or default on their leases in the future and that economic conditions may again deteriorate.

To mitigate credit risk, we have historically looked to invest in assets that we believe are critically important to our tenants’ operations and have attempted to diversify our owned portfolio and the CPA® REITs portfolios by tenant, tenant industry and geography. We also monitor tenant performance through review of rent delinquencies as a precursor to a potential default, meetings with tenant management and review of tenants’ financial statements and compliance with any financial covenants. When necessary, our asset management process includes restructuring transactions to meet the evolving needs of tenants, re-leasing properties, refinancing debt and selling properties, as well as protecting our rights when tenants default or enter into bankruptcy.

Inflation—Inflation impacts our lease revenues and, through our equity ownership in the CPA® REITs and joint ventures, our equity in earnings within our Real Estate Ownership segment because our leases and those of the CPA® REITs generally have rent adjustments that are either fixed or based on formulas indexed to changes in CPI or other similar indices for the jurisdiction in which the property is located. Because these rent adjustments may be calculated based on changes in the CPI over a multi-year period, changes in inflation rates can have a delayed impact on our results of operations. We have seen a return of moderate inflation during 2011 that we expect will drive increases in our owned portfolio and in the portfolios of the CPA® REITs in coming years.

Lease Expirations and Occupancy—Lease expirations and occupancy rates impact our revenues and, through our equity ownership in the CPA® REITs and joint ventures, our equity in earnings within our Real Estate Ownership segment. Within our managed portfolios, vacancies can reduce the asset management revenue in our Investment Management segment if they lead to a decline in the appraised value of the assets of the CPA® REITs and can also reduce our income and distributions from equity investments in the CPA® REITs.

We actively manage our owned real estate portfolio and the portfolios of the CPA® REITs and begin discussing options with tenants in advance of scheduled lease expirations. In certain cases, we may obtain lease renewals from our tenants; however, tenants may elect to move out at the end of their term or may elect to exercise purchase options, if any, in their leases. In cases where tenants elect not to renew, we may seek replacement tenants or try to sell the property. As of December 31, 2011, 13% of the annualized contractual minimum base rent in our owned portfolio is scheduled to expire in the next twelve months. Subsequent to December 31, 2011 and through the date of this joint proxy statement/prospectus, properties under two leases representing approximately 7% of our annualized contractual minimum base rent at December 31, 2011 have been contracted for sale, although there can be no assurance that the properties can be sold at favorable prices or at all. We currently anticipate that we will be able to renew a majority of the remaining leases scheduled to expire in 2012. For those leases that we believe will be renewed, it is possible that renewed rents may be below the tenants’ existing contractual rents and that lease terms may be shorter than historical norms.

The occupancy rate for our owned real estate portfolio increased from 89% at December 31, 2010 to approximately 93% as of December 31, 2011, reflecting the sales of several vacant properties.

Investor Capital Inflows

Trends for investor capital inflows primarily impact our Real Estate Ownership segment because the REITs we manage that are in an offering period are dependent upon the funds raised to acquire assets and maintain portfolio diversification. Additionally, the presence of sufficient capital enables us to structure investments and earn structuring revenue in our Investment Management segment.

CPA®:17—Global’s initial public offering was terminated when its registration statement for the follow-on offering was declared effective by the SEC on April 7, 2011. Through the termination of CPA®:17—Global’s initial public offering, we raised $163.8 million during 2011 and more than $1.5 billion on its behalf since beginning fundraising in December 2007. From the beginning of the follow-on offering through December 31, 2011, we raised $418.7 million for CPA®:17—Global.

For CWI, we raised $47.1 million from the beginning of its offering in September 2010 through December 31, 2011. CWI filed a registration statement to sell up to $1.0 billion of common stock in an initial public offering for the purpose of acquiring interests in lodging and lodging-related properties and we raised the minimum amount required to commence the issuance of shares on March 3, 2011.

Proposed Accounting Changes

The following proposed accounting changes may potentially impact our Investment Management and Real Estate Ownership segments if the outcome has a significant influence on sale-leaseback demand in the marketplace:

The IASB and FASB have issued an Exposure Draft on a joint proposal that would dramatically transform lease accounting from the existing model. These changes would impact most companies but are particularly applicable to those that are significant users of real estate. The proposal outlines a completely new model for accounting by lessees, whereby their rights and obligations under all leases, existing and new, would be capitalized and recorded on the balance sheet. For some companies, the new accounting guidance may influence whether or not, or the extent to which, they may enter into the type of sale-leaseback transactions in which we specialize. The FASB and IASB met during July 2011 and voted to re-expose the proposed standard. A revised exposure draft for public comment is currently expected to be issued in the first half of 2012, and a final standard is currently expected to be issued by the end of 2012. The boards also reached decisions, which are tentative and subject to change, on a single lessor accounting model and the accounting for variable lease payments, along with several presentation and disclosure issues. As of the date of this joint proxy statement/prospectus, the proposed guidance has not yet been finalized, and as such we are unable to determine whether this proposal will have a material impact on our business.

In October 2011, the FASB issued an exposure draft that proposes a new accounting standard for “investment property entities.” Currently, an entity that invests in real estate properties, but is not an investment company under the definition set forth by GAAP, is required to measure its real estate properties at cost. The proposed amendments would require all entities that meet the criteria to be investment property entities to follow the proposed guidance, under which investment properties acquired by an investment property entity would initially be measured at transaction price, including transaction costs, and subsequently measured at fair value with all changes in fair value recognized in net income. A detailed analysis is required to determine whether an entity is within the scope of the amendments in this proposed update. An entity in which substantially all of its business activities are investing in a real estate property or properties for total return, including an objective to realize capital appreciation (including certain real estate investment trusts and real estate funds) would be affected by the proposed amendments. The proposed amendments also would introduce additional presentation and disclosure requirements for an investment property entity. As of the date of this joint proxy statement/prospectus, the proposed guidance has not yet been finalized, and as such we are unable to determine whether we meet the definition of a real estate property entity and if the proposal will have a material impact on our business.

How We Evaluate Results of Operations

We evaluate our results of operations with a primary focus on increasing and enhancing the value, quality and amount of assets under management by our Investment Management segment and seeking to increase value in our Real Estate Ownership segment. We focus our efforts on improving underperforming assets through re-leasing efforts, including negotiation of lease renewals, or selectively selling assets in order to increase value in our real estate portfolio. The ability to increase assets under management by structuring investments on behalf of the CPA® REITs and CWI is affected, among other things, by the CPA® REITs’ and CWI’s ability to raise capital and our ability to identify and enter into appropriate investments and financing.

Our evaluation of operating results includes our ability to generate necessary cash flow in order to fund distributions to our shareholders. As a result, our assessment of operating results gives less emphasis to the effects of unrealized gains and losses, which may cause fluctuations in net income for comparable periods but have no impact on cash flows, and to other non-cash charges such as depreciation and impairment charges. We do not consider unrealized gains and losses resulting from short-term foreign currency fluctuations when evaluating our ability to fund distributions. Our evaluation of our potential for generating cash flow includes an assessment of the long-term sustainability of both our real estate portfolio and the assets we manage on behalf of the CPA® REITs and CWI.

We consider cash flows from operating activities, cash flows from investing activities, cash flows from financing activities and certain non-GAAP performance metrics to be important measures in the evaluation of our results of operations, liquidity and capital resources. Cash flows from operating activities are sourced primarily by revenues earned from structuring investments and providing asset-based management services on behalf of the CPA® REITs and CWI we manage and long-term lease contracts from our real estate ownership. Our evaluation of the amount and expected fluctuation of cash flows from operating activities is essential in evaluating our ability to fund operating expenses, service debt and fund distributions to shareholders.

We consider adjusted cash flows from operating activities as a supplemental measure of liquidity in evaluating our ability to sustain distributions to shareholders. We consider this measure useful as a supplemental measure to the extent the source of distributions in excess of equity income is the result of non-cash charges, such as depreciation and amortization, because it allows us to evaluate the cash flows from consolidated and unconsolidated investments in a comparable manner. In deriving this measure, we exclude cash distributions from equity investments in real estate and the CPA® REITs and CWI that are sourced from sales of equity investee’s assets or refinancing of debt because they are deemed to be returns on our investment.

We focus on measures of cash flows from investing activities and cash flows from financing activities in our evaluation of our capital resources. Investing activities typically consist of the acquisition or disposition of investments in real property and the funding of capital expenditures with respect to real properties. Financing activities primarily consist of the payment of distributions to shareholders, borrowings and repayments under our lines of credit and the payment of mortgage principal amortization.

Results of Operations

Effective January 1, 2011, we include our equity investments in the CPA® REITs and CWI in our Real Estate Ownership segment. The equity income or loss from the CPA® REITs and CWI that is now included in our Real Estate Ownership segment represents our proportionate share of the revenue less expenses of the net-leased properties held by the CPA® REITs and CWI. This treatment is consistent with that of our directly-owned properties. Results for 2010 and 2009 have been reclassified to conform to the current period presentation. A summary of comparative results of these business segments is as follows:

Investment Management (in thousands)

	Years Ended December 31,
	2011	2010	Change	2010	2009	Change
Revenues
Asset management revenue	$66,808	$76,246	$(9,438)	$76,246	$76,621	$(375)
Structuring revenue	46,831	44,525	2,306	44,525	23,273	21,252
Incentive, termination and subordinated disposition revenue	52,515	—	52,515	—	—	—
Wholesaling revenue	11,664	11,096	568	11,096	7,691	3,405
Reimbursed costs from affiliates	64,829	60,023	4,806	60,023	47,534	12,489

	242,647	191,890	50,757	191,890	155,119	36,771

Operating Expenses
General and administrative	(89,251)	(69,007)	(20,244)	(69,007)	(58,819)	(10,188)
Reimbursable costs	(64,829)	(60,023)	(4,806)	(60,023)	(47,534)	(12,489)
Depreciation and amortization	(3,464)	(4,652)	1,188	(4,652)	(3,807)	(845)

	(157,544)	(133,682)	(23,862)	(133,682)	(110,160)	(23,522)

Other Income and Expenses
Other interest income	1,911	1,145	766	1,145	1,538	(393)
Income from equity investments in the REITs	21,196	4,468	16,728	4,468	2,160	2,308
Other income and (expenses)	140	334	(194)	334	4,099	(3,765)

	23,247	5,947	17,300	5,947	7,797	(1,850)

Income from continuing operations before income taxes	108,350	64,155	44,195	64,155	52,756	11,399
Provision for income taxes	(34,971)	(23,661)	(11,310)	(23,661)	(21,813)	(1,848)

Net income from investment management	73,379	40,494	32,885	40,494	30,943	9,551
Add: Net loss attributable to noncontrolling interests	2,542	2,372	170	2,372	2,374	(2)
Less: Net income attributable to redeemable noncontrolling interest	(1,923)	(1,293)	(630)	(1,293)	(2,258)	965

Net income from investment management attributable to W. P. Carey members	$73,998	$41,573	$32,425	$41,573	$31,059	$10,514

Asset Management Revenue

We earn asset-based management and performance revenue from the CPA® REITs and CWI based on the value of their real estate-related assets under management. This asset management revenue may increase or decrease depending upon (i) increases in the CPA® REITs and CWI asset bases as a result of new investments; (ii) decreases in the CPA® REITs and CWI asset bases as a result of sales of investments; (iii) increases or decreases in the appraised value of the real estate-related assets in the CPA® REITs and CWI investment portfolios; and (iv) whether the CPA® REITs are meeting their performance criteria. Each CPA® REIT met its performance criteria for all periods presented. The availability of funds for new investments is substantially dependent on our ability to raise funds for investment by the CPA® REITs and CWI.

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, asset management revenue decreased by $9.4 million. Asset management decreased by $18.0 million, primarily due to recent property sales by the CPA® REITs and the change in our fee arrangement with CPA®:16—Global under its new UPREIT structure after the CPA®:14/16 Merger. As discussed in Note 3 to the accompanying consolidated financial statements of W. P. Carey, immediately after the CPA®:14/16 Merger, our asset management fee from CPA®:16—Global was reduced from 1% to 0.5% of the property value of the assets under management and we now receive a distribution of up to 10% of the available cash, as defined, of CPA®:16—Global’s operating partnership, which we record as Income from equity investments in the CPA® REITs and CWI within the Investment Management segment. This decrease was partially offset by an increase in revenue of $8.4 million during 2011 from CPA®:17—Global as a result of new investments that it entered into during 2010 and 2011.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, asset management revenue decreased by $0.4 million. Asset management revenue from the CPA® REITs decreased by $3.1 million as a result of declines in the appraised value of the real estate-related assets of CPA®:14, CPA®:15 and CPA®:16—Global at December 31, 2009. This decrease was substantially offset by an increase in revenue of $2.6 million from CPA®:17—Global as a result of new investments entered into during 2009 and 2010.

Structuring Revenue

We earn structuring revenue when we structure and negotiate investments and debt placement transactions for the CPA® REITs and CWI. Structuring revenue is dependent on investment activity, which is subject to significant period-to-period variation. We structured real estate investments on behalf of the CPA® REITs and CWI totaling approximately $1.2 billion during 2011, including a $395.5 million transaction in Italy in the third quarter on behalf of CPA®:17—Global with a capitalization rate of approximately 8.0%, compared to $1.0 billion in 2010 and $507.7 million in 2009. Included in the 2011 investment activity were $169.3 million of self-storage properties acquired on behalf of CPA®:17—Global, for which we earned structuring revenue of 1.75% of total equity invested and $75.9 million of hotel properties acquired on behalf of CWI, for which we earned structuring revenue of 2.5% of the total investment cost of the properties, compared to an average of 4.5% that we generally earn for structuring long-term net lease investments on behalf of the CPA® REITs. Additionally, included in the 2011 and 2010 investment activity were $73.7 million and $91.7 million, respectively, of real estate-related loans originated by us on behalf of CPA®:17—Global, for which we earned structuring revenue of 1%. We waived any structuring revenue due from CPA®:16—Global under its advisory agreement with us in connection with its acquisition of assets from CPA®:14 in the CPA®:14/16 Merger.

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, structuring revenue increased by $2.3 million, primarily due to higher investment volume in the current year, partially offset by a lower rate of structuring revenue earned on the self-storage and hotel properties that we acquired on behalf of the CPA® REITs and CWI in 2011.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, structuring revenue increased by $21.3 million, primarily due to higher investment volume in 2010 compared to 2009.

Incentive, Termination and Subordinated Disposition Revenue

Incentive, termination and subordinated disposition revenue is generally earned in connection with events in which we provide liquidity or alternatives to the CPA® REITs’ and CWI’s stockholders. These events typically do not occur every year, and no such event occurred during 2010 or 2009. However, in connection with providing a liquidity event for CPA®:14 stockholders in May 2011 in the form of the CPA®:14/16 Merger, we earned subordinated disposition revenue of $21.3 million in cash and termination revenue of $31.2 million, which we received in shares of CPA®:14 that were subsequently converted into shares of CPA®:16—Global. As a condition of the Merger, we have agreed to waive our subordinated disposition and termination fees from CPA®:15.

Wholesaling Revenue

We earned a wholesaling fee of $0.15 per share sold in connection with CPA® 17—Global’s initial public offering through April 7, 2011. In addition, as discussed in Note 3 to the accompanying consolidated financial statements of W. P. Carey, we earn a dealer manager fee of up to $0.35 per share sold in connection with CPA® 17—Global’s follow-on offering and $0.30 per share sold in connection with CWI’s initial public offering. We re-allow all or a portion of the dealer manager fees to selected dealers in the offerings. Dealer manager fees that are not re-allowed are classified as wholesaling revenue. Wholesaling revenue earned is generally offset by underwriting costs incurred in connection with the offerings, which are included in general and administrative expenses.

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, wholesaling revenue increased by $0.6 million primarily due to shares sold in connection with CWI’s initial public offering, for which the issuance of shares commenced on March 3, 2011, partially offset by a decrease in the numbers of shares sold related to CPA®:17—Global’s offerings.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, wholesaling revenue increased by $3.4 million primarily due to an increase in the number of shares sold related to CPA®:17—Global’s initial public offering in 2010 compared to 2009.

Reimbursed and Reimbursable Costs

Reimbursed costs from affiliates (revenue) and reimbursable costs (expenses) represent costs incurred by us on behalf of the CPA® REITs and CWI, consisting primarily of broker-dealer commissions and marketing and personnel costs, which are reimbursed by the CPA® REITs and CWI. Revenue from reimbursed costs from affiliates is offset by corresponding charges to reimbursable costs.

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, reimbursed and reimbursable costs increased by $4.8 million, primarily due to $3.9 million of commissions paid to broker-dealers related to CWI’s initial public offering and a $1.7 million increase in personnel costs reimbursed by the CPA® REITs and CWI primarily as a result of increased headcount in 2011.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, reimbursed and reimbursable costs increased by $12.5 million, primarily due to a higher level of commissions paid to broker-dealers related to CPA®:17—Global’s initial public offering related to a corresponding increase in funds raised.

General and Administrative

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, general and administrative expenses increased by $20.2 million, primarily due to increases in compensation-related costs of $15.0 million and professional fees of $2.9 million. Compensation-related costs were higher in 2011 due to several factors, including: an increase of $10.4 million in the amortization of stock-based compensation and an increase of $2.2 million in our expected bonus payout as a result of higher investment volumes in 2011. Stock-based compensation increased in 2011 as a result of changes in the expected vesting of performance share units (“PSUs”) granted in 2009 and 2010 and an increase in the number of restricted share units (“RSUs”) and PSUs awards issued to employees in 2011 in connection with entering into employment agreements with certain key employees during the year. Professional fees increased in 2011 primarily due to costs incurred in connection with exploring liquidity alternatives for certain of the CPA® REITs, including the CPA®:14/16 Merger and the Merger.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, general and administrative expenses increased by $10.2 million, primarily due to increases in compensation-related costs of $5.8 million, underwriting costs of $3.7 million and business development costs of $0.9 million. A $6.8 million increase in compensation-related costs that was primarily due to an increase in commissions to investment officers and our expected bonus payout as a result of the higher investment volume during 2010 was partially offset by a $2.0 million decrease in stock-based compensation expense due to the resignations of two senior officers during 2010. Underwriting costs related to CPA®:17—Global’s offering are generally offset by wholesaling revenue, which we earn based on the number of shares of CPA®:17—Global sold.

Depreciation and Amortization

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, depreciation and amortization expenses decreased by $1.2 million, primarily due to one of the management contracts with CPA®:14 becoming fully amortized in December 2010.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, depreciation and amortization expenses increased by $0.8 million, primarily due to an increase in amortization expense as a result of costs incurred with upgrading our computer equipment and software in 2009.

Income from Equity Investments in the REITs

Distributions of available cash representing a portion of our proportionate share of earnings from the operating partnerships of CPA®:17—Global, CWI and, subsequent to the CPA®:14/16 Merger, CPA®:16—Global are recorded as income from equity investments in the CPA® REITs and CWI within the Investment Management segment. In addition, subsequent to the CPA®:14/16 Merger, amortization of deferred revenue related to our Special Member Interest in CPA®:16—Global’s operating partnership is also included in income from equity investments in the REITs within the Investment Management segment.

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, income from equity investments in the CPA® REITs and CWI increased by $16.7 million. This increase was due in part to $6.2 million of initial cash distributions of our proportionate share of earnings received and earned from CPA®:16—Global’s operating partnership after the CPA®:14/16 Merger and $5.7 million of deferred revenue earned from our Special Member Interest in CPA®:16—Global’s operating partnership during 2011. In addition, cash distributions of our proportionate share of earnings received and earned from CPA®:17—Global’s operating partnership increased by $4.9 million as a result of new investments entered into during 2011 and 2010. As of December 31, 2011, we had not received any cash distributions of our proportionate share of earnings from CWI’s operating partnership as it did not have earnings.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, income from equity investments in the CPA® REITs and CWI increased by $2.3 million, primarily due to higher cash distributions of our proportionate share of earnings from CPA®:17—Global’s operating partnership as a result of higher investment volume.

Other Income and (Expenses)

2011—During 2011, we recognized other income of $0.1 million primarily due to gains realized on foreign currency transactions for the repatriation of cash from foreign countries.

2010—During 2010, we recognized other income of $0.3 million primarily due to gains realized on foreign currency transactions for the repatriation of cash from foreign countries.

2009—During 2009, we recognized other income of $4.1 million primarily related to a settlement of a dispute with a vendor regarding certain fees we paid in prior years for services they performed.

Provision for Income Taxes

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, provision for income taxes increased by $11.3 million, primarily due to $9.3 million of income taxes incurred during 2011 as a result of the $52.5 million incentive, termination and subordinated disposition income that we recognized in connection with the CPA®:14/16 Merger. Provision for income taxes also increased in the current year as a result of increased volume of investments structured on behalf of the CPA® REITs and CWI.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, our provision for income taxes increased by $1.8 million, primarily due to an increase in income from continuing operations before income taxes.

Net Income from Investment Management Attributable to W. P. Carey Members

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, the resulting net income from investment management attributable to W. P. Carey members increased by $32.4 million.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, the resulting net income from investment management attributable to W. P. Carey members increased by $10.5 million.

Funds from Operations—as Adjusted

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, AFFO from our Investment Management segment increased by $51.4 million, primarily as a result of the incentive, termination and subordinated disposition revenue that we recognized in connection with providing a liquidity event for CPA®:14 stockholders in May 2011 in the form of the CPA®:14/16 Merger. AFFO is a non-GAAP measure that we use to evaluate our business. For a definition of AFFO and reconciliation to net income attributable to W. P. Carey members, see “—Supplemental Financial Measures” below.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, AFFO from our Investment Management segment increased by $12.7 million, primarily due to higher investment volume.

Real Estate Ownership (in thousands)

	Years Ended December 31,
	2011	2010	Change	2010	2009	Change
Revenues
Lease revenues	$70,206	$59,881	$10,325	$59,881	$58,564	$1,317
Other real estate income	23,556	18,083	5,473	18,083	14,698	3,385

	93,762	77,964	15,798	77,964	73,262	4,702

Operating Expenses
Depreciation and amortization	(25,054)	(17,952)	(7,102)	(17,952)	(17,072)	(880)
Property expenses	(13,241)	(10,416)	(2,825)	(10,416)	(6,699)	(3,717)
General and administrative	(4,456)	(4,422)	(34)	(4,422)	(4,999)	577
Other real estate expenses	(10,784)	(8,121)	(2,663)	(8,121)	(7,308)	(813)
Impairment charges	(10,432)	(1,140)	(9,292)	(1,140)	(3,516)	2,376

	(63,967)	(42,051)	(21,916)	(42,051)	(39,594)	(2,457)

Other Income and Expenses
Income from equity investments in real estate and the REITs	30,032	26,524	3,508	26,524	11,265	15,259
Gain on change in control of interests	27,859	—	27,859	—	—	—
Other income and (expenses)	4,500	1,196	3,304	1,196	3,433	(2,237)
Interest expense	(21,920)	(15,725)	(6,195)	(15,725)	(14,462)	(1,263)

	40,471	11,995	28,476	11,995	236	11,759

Income from continuing operations before income taxes	70,266	47,908	22,358	47,908	33,904	14,004
Provision for income taxes	(2,257)	(2,161)	(96)	(2,161)	(980)	(1,181)

Income from continuing operations	68,009	45,747	22,262	45,747	32,924	12,823
(Loss) income from discontinued operations	(2,250)	(11,290)	9,040	(11,290)	6,701	(17,991)

Net income from real estate ownership	65,759	34,457	31,302	34,457	39,625	(5,168)
Less: Net income attributable to noncontrolling interests	(678)	(2,058)	1,380	(2,058)	(1,661)	(397)

Net income from real estate ownership attributable to W. P. Carey members	$65,081	$32,399	$32,682	$32,399	$37,964	$(5,565)

The following table presents the components of our lease revenues (in thousands):

	Years Ended December 31,
	2011	2010	2009
Rental income	$59,549	$49,787	$47,945
Interest income from direct financing leases	10,657	10,094	10,619

	$70,206	$59,881	$58,564

The following table sets forth the net lease revenues (i.e., rental income and interest income from direct financing leases) that we earned from lease obligations through our direct ownership of real estate (in thousands):

	Years Ended December 31,
Lessee	2011	2010	2009
CheckFree Holdings, Inc. (a)	$5,216	$5,103	$4,964
The American Bottling Company (b)	4,943	4,390	4,591
Federal Express Corporation (c)	4,922	—	—
Bouygues Telecom, S.A. (a) (d) (e)	4,002	3,852	6,410
JP Morgan Chase Bank, N.A. (f)	3,862	3,448	—
Orbital Sciences Corporation (g)	3,312	3,611	2,771
Eroski Sociedad Cooperativa (a) (d) (h)	3,235	1,710	—
Titan Corporation	2,913	2,912	2,912
Amylin Pharmaceuticals, Inc. (c)	2,908	—	—
AutoZone, Inc. (b)	2,818	2,241	2,228
Google, Inc. (formerly leased to Omnicom Group Inc.) (i)	2,173	1,518	1,251
Quebecor Printing, Inc.	1,936	1,916	1,919
Unisource Worldwide, Inc. (j)	1,926	1,923	1,668
CSS Industries, Inc. (k)	1,855	1,516	1,570
Jarden Corporation	1,614	1,614	1,614
Sybron Dental Specialties Inc. (l)	1,596	1,816	1,953
BE Aerospace, Inc.	1,580	1,580	1,580
Eagle Hardware & Garden, a subsidiary of Lowe’s Companies	1,492	1,568	1,574
Sprint Spectrum, L.P.	1,486	1,425	1,425
Enviro Works, Inc.	1,216	1,255	1,426
Other (d)	15,201	16,483	18,708

	$70,206	$59,881	$58,564

(a)	These revenues are generated in consolidated ventures, generally with our affiliates, and on a combined basis, include lease revenues applicable to noncontrolling interests totaling $2.6 million, $3.8 million and $3.7 million for the years ended December 31, 2011, 2010 and 2009, respectively.
(b)	The increase in 2011 was due to an out-of-period adjustment (Note 2 to the accompanying consolidated financial statements of W. P. Carey).
(c)

In connection with the CPA®:14 Asset Sales, we purchased the remaining interest in this investment from CPA®:14 (Note 4 to the accompanying consolidated financial statements of W. P. Carey). Subsequent to the acquisition, we consolidate this investment. We had previously accounted for this investment under the equity method.

(d)	Amounts are subject to fluctuations in foreign currency exchange rates. The average conversion rate for the U.S. dollar in relation to the Euro increased by approximately 5% during the year ended December 31, 2011 as compared to 2010 and decreased by approximately 5% during the year ended December 31, 2010 as compared to 2009, resulting in a positive impact on lease revenues in 2011 and a negative impact on lease revenues in 2010 for our Euro-denominated investments.
(e)	The decrease in 2010 was due to a lease restructuring in January 2010.
(f)	We acquired this investment in February 2010.
(g)	We completed an expansion at this facility in January 2010, at which time we recognized deferred rental income of $0.3 million.
(h)	We acquired this investment in June 2010.
(i)	In January 2011, we signed a new 15-year lease with Google, Inc. The lease with the former tenant, Omnicom Group Inc., expired in September 2010. The increase in 2010 reflects the accelerated amortization of below-market rent intangibles as a result of the former tenant not renewing its lease with us.
(j)	The increase in 2010 was due to a rent increase as a result of a lease renewal in October 2009.

(k)	A tenant-funded improvement at this facility was completed in 2011, at which time we recognized deferred rental income of $0.3 million.
(l)	The decrease in 2011 was due to an out-of-period adjustment (Note 2 to the accompanying consolidated financial statements of W. P. Carey).

We recognize income from equity investments in real estate, of which lease revenues are a significant component. The following table sets forth the net lease revenues earned by these ventures. Amounts provided are the total amounts attributable to the ventures and do not represent our proportionate share (dollars in thousands):

Lessee	Ownership Interest at December 31, 2011	Years Ended December 31,
		2011	2010	2009
The New York Times Company (a)	18%	$27,796	$26,768	$21,751
Carrefour France, SAS (b)	46%	20,228	19,618	21,481
Medica—France, S.A. (b)	46%	6,789	6,447	6,917
Schuler A.G. (b)	33%	6,555	6,208	6,568
U. S. Airways Group, Inc.	75%	4,421	4,421	4,356
Hologic, Inc.	36%	3,623	3,528	3,387
Federal Express Corporation (c)	100%	2,391	7,121	7,044
Symphony IRI Group, Inc.(d)	33%	2,182	4,164	4,973
Consolidated Systems, Inc.	60%	1,933	1,831	1,831
Amylin Pharmaceuticals, Inc. (c) (e)	100%	1,342	4,027	3,635
Childtime Childcare, Inc.	34%	1,258	1,303	1,332
The Retail Distribution Group (f)	0%	—	206	1,020

		$78,518	$85,642	$84,295

(a)	We acquired our interest in this investment in March 2009.
(b)	Amounts are subject to fluctuations in foreign currency exchange rates. The average conversion rate for the U.S. dollar in relation to the Euro increased by approximately 5% during the year ended December 31, 2011 as compared to 2010 and decreased by approximately 5% during the year ended December 31, 2010 as compared to 2009, resulting in a positive impact on lease revenues in 2011 and a negative impact on lease revenues in 2010 for our Euro-denominated investments.
(c)

In connection with the CPA®:14 Asset Sales, we purchased the remaining interest in this investment from CPA®:14 (Note 4 to the accompanying consolidated financial statements of W. P. Carey). Subsequent to the acquisition, we consolidate this investment.

(d)	In June 2011, this venture sold one of its properties and distributed the proceeds to the venture partners. The decrease in 2010 was due to a lease restructuring.
(e)	The increase in 2010 was due to a CPI-based (or equivalent) rent increase and a lease restructuring.
(f)	In March 2010, the venture completed the sale of this property, and as a result, we have no further economic interest in this venture.

The above table does not reflect our share of interest income from our 5% interest in a venture that has a note receivable (see “—Financial Condition—Equity Method Investments” below). For the years ended December 31, 2011, 2010 and 2009, the venture recognized interest income of $1.9 million, $24.2 million and $27.1 million, respectively. These amounts represent total amounts attributable to the entire venture, not our proportionate share, and are subject to fluctuations in the exchange rate of the Euro.

Lease Revenues

As of December 31, 2011, 66% of our net leases, based on annualized contractual minimum base rent, provide for adjustments based on formulas indexed to changes in the CPI, or other similar indices for the jurisdiction in which the property is located, some of which have caps and/or floors. In addition, 28% of our net leases have fixed rent adjustments. We own international investments and, therefore, lease revenues from these investments are subject to fluctuations in exchange rate movements in foreign currencies.

During the quarter ended December 31, 2011, we entered into one new lease with a total contractual annual minimum base rent of $0.2 million and a term of nine years and we modified five leases. We amended leases with contractual annual minimum base rents aggregating $1.4 million which represented an 11% reduction from the terms of the prior leases. We did not provide for any tenant concessions in connection with these lease amendments.

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, lease revenues increased by $10.3 million, primarily due to $9.4 million of lease revenue generated from new investments we entered into during 2010 and 2011, including the properties we purchased in May 2011 from CPA®:14 in connection with the CPA®:14 Asset Sales. In addition, lease revenues increased by $0.9 million as a result of an out-of-period adjustment recorded in the fourth quarter of 2011 (Note 2 to the accompanying consolidated financial statements of W. P. Carey) and $0.8 million as a result of scheduled rent increases at several properties. These increases were partially offset by the impact of recent tenant activity, including lease restructurings, lease expirations and property sales, which resulted in a reduction to lease revenues of $1.0 million.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, lease revenues increased by $1.3 million, primarily due to $6.0 million in lease revenue from new investments and an expansion we placed into service during 2010, partially offset by the impact of 2010 and 2009 tenant activity (including lease restructurings, lease expirations and property sales), which reduced lease revenues by $4.9 million.

Other Real Estate Income

Other real estate income generally consists of revenue from Carey Storage, a subsidiary that holds investments in 21 domestic self-storage properties, and Livho, a subsidiary that operates a hotel franchise in Livonia, Michigan. Other real estate income also includes lease termination payments and other non-rent related revenues from real estate ownership.

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, other real estate income increased by $5.5 million, primarily due to an increase of $3.2 million in income generated from the eight new self-storage properties acquired during the third quarter of 2010 and an increase in reimbursable tenant costs of $1.9 million. Reimbursable tenant costs are recorded as both revenue and expenses and therefore have no net impact on our results of operations.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, other real estate income increased by $3.4 million, primarily due to increases in reimbursable tenant costs of $2.7 million as well as income of $1.5 million from the eight new self-storage properties acquired in the third quarter of 2010. These increases were partially offset by a decrease in lease termination income of $1.0 million. Reimbursable tenant costs are recorded as both revenue and expenses and therefore have no impact on our results of operations.

Depreciation and Amortization

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, depreciation and amortization increased by $7.1 million. Depreciation and amortization increased by $5.6 million as a result of our 2011 and 2010 investment activity, including $4.7 million attributable to the properties we purchased from CPA®:14 in May 2011 (Note 4 to the accompanying consolidated financial statements of W. P. Carey). In addition, depreciation and amortization increased by $2.2 million as a result of an out-of-period adjustment recorded in the fourth quarter of 2011 (Note 2 to the accompanying consolidated financial statements of W. P. Carey). These increases were partially offset by a decrease in amortization of $0.6 million as a result of lease intangible assets related to two tenants becoming fully amortized in 2010.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, depreciation and amortization increased by $0.9 million primarily due to depreciation and amortization of $2.3 million related to new investments we entered into and an expansion we placed into service during 2010. This increase was partially offset by a $1.0 million write-off of intangible assets as a result of a lease termination in June 2009 that resulted in lower amortization in 2010 and a $0.5 million decrease in depreciation and amortization as a result of several assets becoming fully depreciated or amortized.

Property Expenses

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, property expenses increased by $2.8 million, primarily due to an increase in reimbursable tenant costs of $1.9 million and a $0.6 million performance fee paid to a third-party manager on a foreign property as a result of meeting its performance criteria.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, property expenses increased by $3.7 million, primarily due to an increase in reimbursable tenant costs of $2.7 million. The remainder of the increase was due to two tenants vacating properties during 2010.

Other Real Estate Expenses

Other real estate expenses generally consist of operating expenses related to Carey Storage and Livho as described in “—Other Real Estate Income” above.

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, other real estate expenses increased by $2.7 million, primarily due to an increase of $1.8 million in operating expenses as a result of the eight new self-storage properties acquired during the third quarter of 2010. In addition, operating expenses from Livho increased by $0.9 million in 2011 as compared to 2010.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, other real estate expenses increased by $0.8 million, primarily due to operating expenses from the eight new self-storage properties acquired during the third quarter of 2010.

Impairment Charges

Our impairment charges are more fully described in Note 10 to the accompanying consolidated financial statement of W. P. Carey. Impairment charges related to our continuing real estate ownership operations were as follows (in thousands):

	Years Ended December 31,
Lessee	2011	2010	2009	Triggering Event
The Titan Corporation	$5,833	$—	$—	Tenant not renewing lease; anticipated sale
United States Postal Service	4,934	—	—	Tenant not renewing lease; anticipated sale
The American Bottling Company	(868)	—	1,571	Decline in unguaranteed residual value of properties
Others	533	1,140	1,945	Tenants not renewing leases or vacated; anticipated sales; and decline in unguaranteed residual value of properties

Total	$10,432	$1,140	$3,516

Income from Equity Investments in Real Estate and the CPA® REITs and CWI

Income from equity investments in real estate and the CPA® REITs and CWI represents our proportionate share of net income or loss (revenue less expenses) from our interests in unconsolidated real estate investments and our investments in the CPA® REITs and CWI. However, a portion of our equity earnings from the CPA® REITs and CWI, equivalent to the cash distributions from the related operating partnerships, is included in the Investment Management segment. The net income of the CPA® REITs and CWI fluctuates based on the timing of transactions, such as new leases and property sales, as well as the level of impairment charges.

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, income from equity investments in real estate increased by $3.5 million, primarily due to an increase in equity income from the CPA® REITs totaling $6.4 million. Results of operations from the CPA® REITs and CWI during 2011 included the following gains and expenses: net gains of $78.8 million from the CPA®:14 Asset Sales, of which our share was approximately $7.4 million; a bargain purchase gain for CPA®:16 – Global of $28.7 million because the fair value of CPA®:14 exceeded the CPA®:14/16 Merger consideration, of which our share was approximately $5.0 million; a net gain of $33.5 million on the sales of several properties and the extinguishment of several related mortgage loans, of which our share was approximately $3.7 million; impairment charges totaling $61.7 million, of which our share was approximately $7.8 million; and $13.6 million of expenses incurred in connection with the CPA®:14/16 Merger, of which our share was approximately $2.4 million. Equity income from the CPA® REITs and CWI also increased by approximately $4.1 million in 2011 as a result of our $121.0 million incremental investment in CPA®:16—Global in connection with the CPA®:14/16 Merger. Results of operations for the REITs during 2010 included the following gains and charges: net gains on extinguishment of a mortgage loan and deconsolidation of three subsidiaries totaling $44.0 million, of which our share was approximately $5.6 million; and impairment charges totaling $40.7 million, of which our share was approximately $3.0 million. In addition, we recognized an other-than-temporary impairment charge of $1.4 million on the Schuler venture in 2010. These increases in equity income were partially offset by decreases of $2.5 million as a result of the net gains recognized by the Retail Distribution venture in connection with the sale of its property in March 2010 and $1.7 million related to the Symphony IRI venture reflecting our share of its $8.6 million impairment charge and an other-than-temporary impairment charge recognized by us in 2011 to reflect the decline in fair value of our interest in the venture.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, income from equity investments in real estate and the CPA® REITs and CWI increased by $15.3 million. During 2010, we recognized income from equity investments in the CPA® REITs and CWI of $10.5 million, compared to a loss of $2.5 million in 2009, primarily due to a reduction in impairment charges recognized by the CPA® REITs. Results of operations for the CPA® REITs and CWI during 2010 included the following gains and charges: net gains on extinguishment of a mortgage loan and deconsolidation of three subsidiaries totaling $44.0 million, of which our share was approximately $5.6 million; and impairment charges totaling $40.7 million, of which our share was approximately $3.0 million. Results of operations for the CPA® REITs and CWI during 2009 included impairment charges totaling $170.0 million, of which our share was approximately $11.5 million.

During 2010, we also recognized income of $2.5 million from a venture, Retail Distribution, in connection with the sale of its property in March 2010, as well as an increase in income of $0.7 million due to higher foreign taxes incurred in 2009 on our international ventures. Income from the Amylin venture increased by $0.4 million as a result of its purchase accounting adjustment becoming fully amortized as well as higher rental income recognized in connection with a lease restructuring in 2009. These increases were partially offset by the other-than-temporary impairment charge of $1.4 million recognized during 2010 on the Schuler venture described above.

Gain on Change in Control of Interests

As discussed in Note 4 in the accompanying consolidated financial statements of W. P. Carey, in May 2011 we purchased the remaining interests in the Federal Express and Amylin ventures from CPA®:14, which we had previously accounted for under the equity method. In connection with the purchase of these properties, we recognized a net gain of $27.9 million during the year ended December 31, 2011 to adjust the carrying value of our existing interests in these ventures to their estimated fair values.

Other Income and (Expenses)

Other income and (expenses) consists primarily of gains and losses on foreign currency transactions and derivative instruments, and prior to September 2010 also included the Investor’s profit-sharing interest in income or losses from Carey Storage (Note 4 to the accompanying consolidated financial statements of W. P. Carey). We and certain of our foreign consolidated subsidiaries have intercompany debt and/or advances that are not denominated in the entity’s functional currency. When the intercompany debt or accrued interest thereon is remeasured against the functional currency of the entity, a gain or loss may result. For intercompany transactions that are of a long-term investment nature, the gain or loss is recognized as a cumulative translation adjustment in other comprehensive income. We also recognize gains or losses on foreign currency transactions when we repatriate cash from our foreign investments.

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, other income increased by $3.3 million. In connection with the CPA®:14/16 Merger, we agreed to receive shares of CPA®:16 – Global in respect of our shares of CPA®:14. As a result, during 2011, we recognized a gain of $2.8 million on the conversion of our shares of CPA®:14 to shares of CPA®:16 – Global to reflect the carrying value of our investment at its estimated fair value. In addition, we recognized a gain of $1.0 million on the conversion of our termination revenue to shares of CPA®:14 because the fair value of the shares received exceeded the termination revenue. Other income during 2011 also included a net gain of $0.6 million as a result of exercising certain warrants granted to us by lessees. These gains were partially offset by a net loss of $0.8 million recognized by the Investor during 2010 on its profit sharing interest in Carey Storage.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, other income decreased by $2.2 million. Results for 2009 included a $7.0 million gain recognized by our Carey Storage subsidiary on the repayment of the $35.0 million outstanding balance on its secured credit facility for $28.0 million, partially offset by the Investor’s profit-sharing interest in the gain totaling $4.2 million.

Interest Expense

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, interest expense increased by $6.2 million, primarily as a result of mortgages assumed in connection with the acquisition of properties from CPA®:14 in May 2011(Note 4 to the accompanying consolidated financial statements of W. P. Carey) and mortgage financing obtained in connection with our investment activities during 2011 and 2010, which resulted in increases to interest expense of $3.6 million and $1.8 million, respectively. Additionally, interest expense on our lines of credit increased by $1.0 million as a result of higher average outstanding balances in 2011 as compared to the prior year.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, interest expense increased by $1.3 million, primarily as a result of mortgage financing obtained in connection with our investment activities during 2010.

Provision for Income Taxes

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, provision for income taxes increased by $0.1 million.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, provision for income taxes increased by $1.2 million, primarily due to an increase in equity earnings from the CPA® REITs.

(Loss) Income from Discontinued Operations

(Loss) income from discontinued operations represents the net income or loss (revenue less expenses) from the operations of properties that were sold or held for sale and a subsidiary that we deconsolidated (Note 16 to the accompanying consolidated financial statements of W. P. Carey).

2011—For the year ended December 31, 2011, loss from discontinued operations was $2.3 million primarily due to a net loss on the sale of properties of $3.4 million. This loss was partially offset by a $1.0 million gain recognized during the third quarter of 2011 on the deconsolidation of a subsidiary because we ceased to exercise control over the activities that most significantly impact its economic performance when a receiver took possession of the property.

2010—For the year ended December 31, 2010, loss from discontinued operations was $11.3 million, primarily due to impairment charges recognized of $14.2 million. These charges were partially offset by income generated from the operations of these properties of $2.5 million and a net gain on the sales of these properties of $0.5 million.

2009—For the year ended December 31, 2009, we earned income from discontinued operations of $6.7 million. During 2009, we sold five domestic properties and recognized a net gain of $7.7 million. We also recognized income generated from the operations of these properties of $5.9 million. These increases in income were partially offset by impairment charges recognized on these properties of $6.9 million.

Net Income from Real Estate Ownership Attributable to W. P. Carey Members

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, the resulting net income from real estate ownership attributable to W. P. Carey members increased by $32.7 million.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, the resulting net income from real estate ownership attributable to W. P. Carey members decreased by $5.6 million.

Funds from Operations—as Adjusted

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, AFFO from real estate ownership increased by $6.6 million, primarily as a result of the new investments that we entered into during 2011 and 2010, including the properties we purchased from CPA®:14 in connection with the CPA®:14 Asset Sales, as well as increased income generated from our equity interests in the REITs primarily due to our incremental investment in CPA®:16—Global. AFFO is a non-GAAP measure that we use to evaluate our business. For a definition of AFFO and reconciliation to net income attributable to W. P. Carey members, see “—Supplemental Financial Measures” below.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, AFFO from real estate ownership decreased by $4.7 million reflecting the impact of 2010 and 2009 tenant activity, including lease restructurings, lease expirations and property sales.

Financial Condition

Sources and Uses of Cash During the Year

Our cash flows fluctuate period to period due to a number of factors, which may include, among other things, the nature and timing of receipts of transaction-related and performance revenue, the performance of the CPA® REITs relative to their performance criteria, the timing of purchases and sales of real estate, the timing of proceeds from non-recourse mortgage loans and receipt of lease revenue, the timing and characterization of distributions received from equity investments in real estate and the CPA® REITs and CWI, the timing of certain payments, the receipt of the annual installment of deferred acquisition revenue and interest thereon in the first quarter from certain of the CPA® REITs, and changes in foreign currency exchange rates. Despite these fluctuations, we believe that we will generate sufficient cash from operations and from equity distributions in excess of equity income in real estate to meet our normal recurring short-term and long-term liquidity needs. We may also use existing cash resources, the proceeds of non-recourse mortgage loans, unused capacity on our line of credit and the issuance of additional equity securities to meet these needs. We assess our ability to access capital on an ongoing basis. Our sources and uses of cash during the year are described below.

Operating Activities—Cash flow from operating activities decreased by $6.3 million during 2011 as compared to 2010 primarily due to the following reasons:

•

We received approximately $16.8 million less in cash for providing asset-based management services to the REITs, primarily related to the conversion of our performance fee into a Special Member Interest in CPA®:16—Global’s operating partnership. This decrease was partially offset by $6.2 million of cash distributions received from our Special Member Interest in CPA®:16—Global’s operating partnership as well as an increase of $4.9 million in cash distributions received from CPA®:17—Global’s operating partnership.

•

We received approximately $21.3 million of subordinated disposition revenue in cash from CPA®:14 upon completion of the CPA®:14/16 Merger in May of 2011. We paid taxes of approximately $11.4 million related to the CPA®:14/16 Merger in September 2011. This net increase of $9.9 million in cash flow was substantially offset by an increase in General and administrative expense of approximately $9.0 million as a result of higher compensation—related costs and professional fees.

As described in Note 3 in the accompanying consolidated financial statements of W. P. Carey, in both 2011 and 2010, we elected to receive all asset management revenue in cash, with the exception of CPA®:17—Global’s asset management fee, which we elected to receive in its common shares. For both 2011 and 2010, we also elected to receive performance revenue from CPA®:16—Global in its shares, while for CPA®:14 and CPA®:15 we elected to receive 80% of all performance revenue in their shares, with the remaining 20% payable in cash. Subsequent to CPA®:16—Global’s UPREIT reorganization in May 2011, we no longer earn performance revenue from CPA®:16—Global, but we receive a distribution of available cash from its operating partnership. We also elected to receive asset management revenue from CPA®:16—Global in its shares after the CPA®:14/16 Merger. For CWI, we elected to receive all asset management revenue in cash for 2011.

Investing Activities—Our investing activities are generally comprised of real estate-related transactions (purchases and sales) and capitalized property improvements. During 2011, we used $121.0 million to purchase newly issued shares of CPA®:16—Global to enable it to pay the Merger consideration in the CPA®:14/16 Merger (Note 3 to the accompanying consolidated financial statements of W. P. Carey) and we also made a $0.3 million contribution to its operating partnership. We made contributions to unconsolidated ventures totaling $2.3 million, including $2.1 million to a venture to pay off our share of its maturing non-recourse mortgage loan. We also used $24.3 million to purchase two properties from CPA®:14 in connection with the CPA®:14 Asset Sales and $13.2 million to make capital improvements to various properties. In addition, we used $96.0 million to make three loans to two of our affiliates, CPA®:17—Global and CWI, in order to facilitate certain of their property acquisitions, which were repaid in 2011. Cash inflows during the current year included $20.8 million in distributions from equity investments in real estate and the CPA® REITs and CWI in excess of cumulative equity income, including $11.1 million received on our shares of CPA®:14 as a result of the $1.00 per share special cash distribution paid by CPA®:14 to its stockholders in connection with the CPA®:14/16 Merger. We also received cash proceeds of $12.5 million from the sale of seven properties and recovered $5.0 million of foreign value-added-taxes in connection with an international investment. Funds totaling $6.7 million and $2.6 million were invested in and released from, respectively, lender-held investment accounts.

Financing Activities—During 2011, we paid distributions to shareholders of $85.8 million and paid distributions of $7.3 million to affiliates who hold noncontrolling interests in various entities we consolidate. We used $7.5 million to purchase the noncontrolling interest in an entity from CPA®:14 in connection with the

CPA®:14 Asset Sales. We also made scheduled mortgage principal payments of $25.3 million and obtained mortgage financing of $45.5 million. Net borrowings under our lines of credit increased overall by $91.4 million since December 31, 2010 and were comprised of gross borrowings of $251.4 million and repayments of $160.0 million. Net borrowings under our lines of credit were used primarily to fund the $121.3 million purchase of CPA®:16—Global shares described above and our acquisition of properties in the CPA®:14 Asset Sales (Note 4 to the accompanying consolidated financial statements of W. P. Carey). In connection with modifying our unsecured line of credit and obtaining financing for our properties in 2011, we paid financing fees totaling $7.8 million.

Adjusted Cash Flow from Operating Activities—Adjusted cash flow from operating activities is a non-GAAP measure that we use to evaluate our business. For a definition of adjusted cash flow from operating activities and reconciliation to cash flow from operating activities, see “—Supplemental Financial Measures” below. Our adjusted cash flow from operating activities for 2011 and 2010 was $98.6 million and $88.6 million, respectively. This increase was primarily due to the $8.9 million, net of income tax, we received as a result of the $1.00 per share special cash distribution received from CPA®:14 on our shares of CPA®:14 in connection with the CPA®:14/16 Merger, higher cash distributions received from CPA®:17—Global’s operating partnership as a result of new investments that it entered into during 2010 and 2011, and the initial cash distributions received from CPA®:16—Global’s operating partnership. These increases in adjusted cash flow from operating activities were partially offset by a reduction in cash received from providing asset-based management services to the CPA® REITs and CWI as a result of the fact that we no longer receive cash asset management fees from CPA®:14 after the CPA®:14/16 Merger and CPA®:16—Global as a result of the UPREIT Reorganization.

Summary of Financing

The table below summarizes our non-recourse and limited-recourse debt and credit facility (dollars in thousands):

	December 31,
	2011	2010
Balance
Fixed rate	$258,886	$147,872
Variable rate (a)	330,483	249,110

Total	$589,369	$396,982

Percent of total debt
Fixed rate	44%	37%
Variable rate (a)	56%	63%

	100%	100%

Weighted average interest rate at end of year
Fixed rate	5.6%	6.0%
Variable rate (a) (b)	4.6%	2.5%

(a)	Variable-rate debt at December 31, 2011 included (i) $233.2 million outstanding under our new unsecured line of credit, (ii) $47.0 million that has been effectively converted to fixed rates through interest rate swap derivative instruments and (iii) $42.6 million in mortgage loan obligations that bore interest at fixed rates but have interest rate reset features that may change the interest rates to then-prevailing market fixed rates (subject to specified caps) at certain points during their term.
(b)	The increase was primarily due to a higher interest rate on our new unsecured line of credit, which was 4.0% at December 31, 2011, compared to a rate of 1.2% at December 31, 2010 under our then-existing unsecured line of credit. As discussed in “—Financial Condition—Line of Credit” below, pursuant to its terms, we converted the interest rate on our new line of credit to a Eurocurrency rate on January 3, 2012, at which time the interest rate was 2.0%.

Cash Resources

At December 31, 2011, our cash resources consisted of the following:

•

cash and cash equivalents totaling $29.3 million. Of this amount, $7.4 million, at then-current exchange rates, was held by foreign subsidiaries. We could be subject to restrictions or significant costs should we decide to repatriate these amounts;

•

a line of credit with unused capacity of $210.0 million, excluding amounts reserved for outstanding letters of credit. Our lender has issued letters of credit totaling $6.8 million on our behalf in connection with certain contractual obligations, which reduce amounts that may be drawn under the line of credit; and

•

we also had unleveraged properties that had an aggregate carrying value of $220.6 million at December 31, 2011, although there can be no assurance that we would be able to obtain financing for these properties.

Our cash resources can be used for working capital needs and other commitments and may be used for future investments. We continue to evaluate fixed-rate financing options, such as obtaining non-recourse financing on our unleveraged properties. Any financing obtained may be used for working capital objectives and/or may be used to pay down existing debt balances or to fund acquisitions.

Line of Credit

Our new unsecured credit facility is more fully described in Note 11 to the accompanying consolidated financial statements of W. P. Carey. A summary of our line of credit is provided below (in thousands):

	December 31, 2011		December 31, 2010
	Outstanding Balance	Maximum Available	Outstanding Balance	Maximum Available
Unsecured line of credit	$233,160	$450,000	$141,750	$250,000

At December 31, 2010, we had a $250.0 million unsecured revolving line of credit that was scheduled to mature in June 2012. On May 2, 2011, we obtained a $30.0 million secured revolving line of credit from Bank of America that was coterminous with the unsecured line of credit, expiring in June 2012. In December 2011, we terminated the secured and unsecured lines of credit. We entered into a new unsecured revolving line of credit, in an aggregate principal amount of up to $450.0 million, in order to extend the maturity and to provide for additional commitments as described below and accounted for this transaction as a modification of the original loan and capitalized the related financing costs totaling $6.7 million, which will be amortized to interest expense over the remaining term of the credit facility. The previous unsecured revolving line of credit had an outstanding balance of $233.2 million, which we rolled over to the new unsecured line of credit. The secured line of credit had no outstanding balance on the date of termination.

This new credit facility was amended and restated by an amended and restated credit agreement, dated as of February 17, 2012. The amended and restated credit agreement includes a new term loan facility in an aggregate principal amount of up to $175.0 million, the proceeds of which will be available in a single draw on the Merger closing date and will be used solely to finance in part the Merger and transaction costs and expenses occurred in connection therewith and is available until the earliest of (i) September 30, 2012, (ii) the date (if any) that the Merger occurs, and (iii) the date of the termination of the term facility, pursuant to the terms of the amended and restated credit facility.

As with the credit facility entered into in December 2011, the amendment and restatement of such credit facility provides us with a revolving loan facility with an aggregate principal amount of up to $450.0 million, which matures on December 28, 2014, which maturity date may be extended by one year at our option, subject to the conditions to extension provided in the amended and restated credit facility. The revolving loan facility is expected to be utilized primarily for potential new investments, repayment of existing debt and general corporate purposes. The amended and restated credit facility also permits (i) a sub-limit for up to $150.0 million under the revolving loan facility to be borrowed in certain currencies other than U.S. dollars (ii) a sub-limit for swing line loans of up to $35.0 million under the revolving loan facility, and (iii) a sub-limit for the issuance of letters of credit under the revolving loan facility in an aggregate amount not to exceed $50.0 million.

The aggregate principal amount (of revolving and term loans) available under the amended and restated credit facility is $625.0 million, which, at our election may be increased by up to an additional $125.0 million, which may be allocated as an increase to the revolving loan facility, the term facility, or if the term facility has been terminated, an add-on term loan, in each case subject to the conditions to increase provided in the amended and restated credit facility.

The amended and restated credit facility provides for an annual interest rate, at our election, of either (i) the Eurocurrency Rate or (ii) the Base Rate, in each case plus the Applicable Rate (each as defined in the credit agreement). Prior to us obtaining an Investment Grade Debt Rating (as defined in the credit agreement), the Applicable Rate on Eurocurrency Rate loans and letters of credit ranges from 1.75% to 2.50% and the Applicable Rate on Base Rate loans ranges from 0.75% to 1.50%. After an Investment Grade Debt Rating has been obtained, the Applicable Rate on Eurocurrency Rate loans and letters of credit ranges from 1.10% to 2.00% and the Applicable Rate on Base Rate loans ranges from 0.10% to 1.00%. Swing line loans will bear interest at the Base Rate plus the Applicable Rate then in effect. In addition, prior to obtaining an Investment Grade Debt Rating, we pay a quarterly fee ranging from 0.3% to 0.4% of the unused portion of the line of credit, depending on our leverage ratio. After an Investment Grade Debt Rating has been obtained, we will pay a facility fee ranging from 0.2% to 0.4% of the total commitment. At December 31, 2011, the outstanding balance on this line of credit was $233.2 million with an annual interest rate consisting of a Base Rate of 3.5% plus 0.5%. On January 2, 2012, we converted the interest rate to a Eurocurrency Rate, which is equal to the London inter-bank offered rate of 0.30% plus 1.75%. In addition, as of December 31, 2011, our lenders had issued letters of credit totaling $6.8 million on our behalf in connection with certain contractual obligations. At December 31, 2011, the revolving line of credit had unused capacity of $210.0 million, reflecting outstanding letters of credit, which reduce amounts that may be drawn. The revolving line of credit is expected to be utilized primarily for potential new investments, repayment of existing debt and general corporate purposes.

Pursuant to the amended and restated credit facility, prior to the REIT Conversion, we may make Restricted Payments (as defined in the credit agreement) in a fiscal quarter that, when added to the total for the three preceding fiscal quarters, do not exceed 90% of Adjusted Total EBITDA (as defined in the amended and restated credit agreement), for the four preceding fiscal quarters. From and after the REIT Conversion, we may make Restricted Payments in a aggregate amount in any fiscal year not to exceed the greater of: (i) 95% of the adjusted funds from operations (as such term is defined in the amended and restated credit facility) and (ii) the amount of Restricted Payments required to be paid in order to maintain its status as a REIT. Restricted Payments include quarterly dividends and the total amount of shares repurchased by us, if any, in excess of $10.0 million (or $50.0 million if both the REIT Conversion and Merger have occurred) per year. In addition to placing limitations on dividend distributions and share repurchases, the amended and restated credit agreement stipulates six financial covenants that require us to maintain the following ratios and benchmarks at the end of each quarter (the quoted variables are specifically defined in the amended and restated credit facility agreement):

(i)	a maximum “leverage ratio,” which requires us to maintain a ratio of “total outstanding indebtedness” to “total value” of 60% or less;

(ii)	a maximum secured debt ratio, which requires us to maintain a ratio of “total secured outstanding indebtedness” (inclusive of permitted “indebtedness of subsidiaries”) to “total value” of 40% or less;

(iii)	a minimum “combined equity value,” which requires us to maintain a “total value” less “total outstanding indebtedness” of not less than $850.0 million. This amount must be adjusted in the event of any securities offering by adding 80% of the “fair market value” of all “net offering proceeds;”

(iv)	a minimum fixed charge coverage ratio, which requires us to maintain a ratio for “adjusted total EBITDA” to “fixed charges” of not less than 1.40 to 1.00;

(v)	a minimum unsecured interest coverage ratio, which requires us to maintain a ratio of “unencumbered property NOI” plus “unencumbered management EBITDA” to “interest expense” on “total unsecured outstanding indebtedness” of not less than 2.00 to 1.00; and

(vi)	a limitation on recourse indebtedness, which prohibits us from incurring additional secured indebtedness other than “non-recourse indebtedness” or indebtedness that is recourse to us that exceeds $75.0 million (or $100.0 million after the Merger) or 5% of the “total value,” whichever is greater.

We were in compliance with these covenants at December 31, 2011.

Cash Requirements

During 2012, we expect that cash payments will include paying distributions to our shareholders and to our affiliates who hold noncontrolling interests in entities we control and making scheduled mortgage loan principal payments, including mortgage balloon payments totaling $28.3 million, as well as other normal recurring operating expenses.

We expect to fund future investments, any capital expenditures on existing properties and scheduled debt maturities on non-recourse mortgage loans through cash generated from operations, the use of our cash reserves or unused amount on our line of credit.

Expected Impact of Merger

If consummated, we currently expect the Merger to have the following impact on our liquidity and results of operations by the third quarter of 2012; however there can be no assurance that the transaction will be completed during this time frame or at all.

The estimated total Merger Consideration includes cash of approximately $151.2 million and the issuance of approximately 28,130,934 shares of W. P. Carey Inc. common stock, based on the total shares of CPA®:15 outstanding of 131,566,206, of which 10,153,074 shares were owned by us, on February 17, 2012. We have obtained a commitment for a $175.0 million term loan as part of our credit facility in order to pay for the cash portion of the Merger Consideration.

Impact of CPA®:14/16 Merger and Asset Purchase

The financial impact of the CPA®:14/16 Merger and our purchase of the assets from CPA®:14 in the CPA®:14 Asset Sales (Note 3 of the accompanying consolidated financial statements of W. P. Carey) had the following impact on our 2011 results as compared to 2010:

•	An increase in dividends of approximately $4.7 million associated with our incremental investment in CPA®:16—Global resulting in net cash flow after tax of $4.3 million;

•	An increase in lease revenues and cash flow totaling approximately $7.6 million and $3.1 million, respectively, related to the properties we acquired from CPA®:14 in the CPA®:14 Asset Sales;

•	A tax benefit of approximately $4.2 million related to the change in our advisory fee arrangement with CPA®:16—Global in connection with its UPREIT reorganization;

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A reduction in asset management revenue of approximately $13.0 million as a result of the modification of our advisory agreement with CPA®:16—Global in connection with its UPREIT reorganization and assets sold by CPA®:14 to us and to third parties in the CPA®:14 Asset Sales;

•	A reduction in equity income of approximately $0.4 million related to the consolidation of the two ventures acquired from CPA®:14 in the CPA®:14 Asset Sales;

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An increase in interest expense of approximately $4.4 million related to interest payments on the existing non-recourse mortgages relating to the properties we acquired in the CPA®:14 Asset Sales and incremental borrowings under our prior unsecured credit facility to finance the CPA®:14/16 Merger;

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Increases to our equity earnings of approximately $6.2 million related to cash distributions received and $5.7 million of deferred revenue recognized as a result of acquiring the Special Member Interest in CPA®:16—Global’s operating partnership; and

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A net increase in equity earnings of approximately $2.6 million as a result of our $121.0 million incremental investment in shares of CPA®:16—Global and the assets sold by CPA®:14 to us and to third parties in the CPA®:14 Asset Sales.

The properties we acquired from CPA®:14 have lease expirations between December 2015 and August 2019, renewable at the tenant’s option. There are no scheduled balloon payments on any of the long-term debt obligations that we assumed in connection with the CPA®:14/16 Merger until June 2016.

Off-Balance Sheet Arrangements and Contractual Obligations

The table below summarizes our debt, other contractual obligations, and off-balance sheet arrangements at December 31, 2011 and the effect that these arrangements and obligations are expected to have on our liquidity and cash flow in the specified future periods (in thousands):

	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Non-recourse and limited-recourse debt—Principal (a)	$357,254	$37,518	$22,052	$107,327	$190,357
Line of credit—Principal (b)	233,160	—	233,160	—	—
Interest on borrowings (c)	148,919	29,341	54,562	30,037	34,979
Operating and other lease commitments (d)	9,716	1,017	1,997	1,790	4,912
Property improvement commitments	1,220	1,220	—	—	—

	$750,269	$69,096	$311,771	$139,154	$230,248

(a)

Excludes approximately $1.0 million of purchase accounting adjustments required in connection with the CPA®:14/16 Merger, which are included in Non-recourse and limited-recourse debt at December 31, 2011.

(b)	Our new unsecured line of credit is scheduled to mature in December 2014, unless extended pursuant to its terms.
(c)	Interest on unhedged variable-rate debt obligations was calculated using the applicable annual variable interest rates and balances outstanding at December 31, 2011.
(d)	Operating and other lease commitments consist primarily of the future minimum rents payable on the lease for our principal offices. We are reimbursed by affiliates for their share of the future minimum rents under an office cost-sharing agreement. These amounts are allocated among the entities based on gross revenues and are adjusted quarterly. The table above excludes the rental obligation of a venture in which we own a 46% interest. Our share of this obligation totals approximately $2.7 million over the lease term through January 2063.

Amounts in the table above related to our foreign operations are based on the exchange rate of the local currencies at December 31, 2011, which consisted primarily of the Euro. At December 31, 2011, we had no material capital lease obligations for which we were the lessee, either individually or in the aggregate.

Equity Method Investments

We have investments in unconsolidated ventures that own single-tenant properties that are typically net leased to corporations. Generally, the underlying investments are jointly-owned with our affiliates. Certain financial information for these ventures and our ownership interest in the ventures at December 31, 2011 is presented below. Certain financial information provided represents the total amounts attributable to the ventures and does not represent our proportionate share (dollars in thousands):

Lessee	Ownership Interest at December 31, 2011	Total Assets	Total Third- Party Debt	Maturity Date
U. S. Airways Group, Inc.	75%	$29,586	$17,793	4/2014
The New York Times Company	18%	246,808	122,679	9/2014
Carrefour France, SAS (a)	46%	131,108	96,055	12/2014
Consolidated Systems, Inc.	60%	16,663	11,189	11/2016
Medica—France, S.A. (a)	46%	43,993	34,031	10/2017
Symphony IRI Group, Inc.	33%	22,933	14,783	2/2021
Hologic, Inc.	36%	26,101	13,396	5/2023
Schuler A.G. (a)	33%	66,298	—	N/A
Childtime Childcare, Inc. (b)	34%	8,940	—	N/A

		$592,430	$309,926

(a)	Dollar amounts shown are based on the exchange rate of the Euro at December 31, 2011.
(b)	In January 2011, this venture repaid its maturing non-recourse mortgage loan.

The table above does not reflect our 5% interest in a venture (“Lending Venture”) that holds a note receivable (the “Note Receivable”) from the holder (the “Partner”) of a 75.3% interest in a limited partnership (“Partnership”) owning 37 properties throughout Germany at a total cost of $336.0 million. Concurrently, our affiliates also acquired an interest in a second venture (the “Property Venture”) that acquired the remaining 24.7% ownership interest in the Partnership as well as an option to purchase an additional 75% interest from the Partner by December 2010. Also in connection with this transaction, the Lending Venture obtained non-recourse financing of $284.9 million having a fixed annual interest rate of 5.5%, a term of 10 years and is collateralized by the 37 German properties. In November 2010, the Property Venture exercised a portion of its call option via the Lending Venture whereby the Partner exchanged a 70% interest in the Partnership for a $295.7 million reduction in the Note Receivable. Subsequent to the exercise of the option, the Property Venture now owns a 94.7% interest in the Partnership and retains options to purchase the remaining 5.3% interest from the Partner by December 2012. All dollar amounts are based on the exchange rates of the Euro at the dates of the transactions, and dollar amounts provided represent the total amounts attributable to the ventures and do not represent our proportionate share.

Environmental Obligations

In connection with the purchase of many of our properties, we required the sellers to perform environmental reviews. We believe, based on the results of these reviews, that our properties were in substantial compliance with Federal, state, and foreign environmental statutes at the time the properties were acquired. However, portions of certain properties have been subject to some degree of contamination, principally in connection with leakage from underground storage tanks, surface spills or other on-site activities. In most instances where contamination has been identified, tenants are actively engaged in the remediation process and addressing identified conditions. Tenants are generally subject to environmental statutes and regulations regarding the discharge of hazardous materials and any related remediation obligations. In addition, our leases generally require tenants to indemnify us from all liabilities and losses related to the leased properties and the provisions of such indemnifications specifically address environmental matters. The leases generally include provisions that allow for periodic environmental assessments, paid for by the tenant, and allow us to extend leases until such time as a tenant has satisfied its environmental obligations. Certain of our leases allow us to require financial assurances from tenants, such as performance bonds or letters of credit, if the costs of remediating environmental conditions are, in our estimation, in excess of specified amounts. Accordingly, we believe that the ultimate resolution of environmental matters should not have a material adverse effect on our financial condition, liquidity or results of operations.

Critical Accounting Estimates

Our significant accounting policies are described in Note 2 to the accompanying consolidated financial statements of W. P. Carey. Many of these accounting policies require judgment and the use of estimates and assumptions when applying these policies in the preparation of the consolidated financial statements of W. P. Carey. On a quarterly basis, we evaluate these estimates and judgments based on historical experience as well as other factors that we believe to be reasonable under the circumstances. These estimates are subject to change in the future if underlying assumptions or factors change. Certain accounting policies, while significant, may not require the use of estimates. Those accounting policies that require significant estimation and/or judgment are listed below.

Classification of Real Estate Assets

We classify our directly-owned leased assets for financial reporting purposes at the inception of a lease, or when significant lease terms are amended, as either real estate leased under operating leases or net investment in direct financing leases. This classification is based on several criteria, including, but not limited to, estimates of the remaining economic life of the leased assets and the calculation of the present value of future minimum rents. We estimate remaining economic life relying in part upon third-party appraisals of the leased assets. We calculate the present value of future minimum rents using the lease’s implicit interest rate, which requires an estimate of the residual value of the leased assets as of the end of the non-cancelable lease term. Estimates of residual values are generally determined by us relying in part upon third-party appraisals. Different estimates of residual value result in different implicit interest rates and could possibly affect the financial reporting classification of leased assets. The contractual terms of our leases are not necessarily different for operating and direct financing leases; however, the classification is based on accounting pronouncements that are intended to indicate whether the risks and rewards of ownership are retained by the lessor or substantially transferred to the lessee. We believe that we retain certain risks of ownership regardless of accounting classification. Assets classified as net investment in direct financing leases are not depreciated but are written down to expected residual value over the lease term. Therefore, the classification of assets may have a significant impact on net income even though it has no effect on cash flows.

Identification of Tangible and Intangible Assets in Connection with Real Estate Acquisitions

In connection with our acquisition of properties accounted for as operating leases, we allocate purchase costs to tangible and intangible assets and liabilities acquired based on their estimated fair values. We determine the value of tangible assets, consisting of land and buildings, as if vacant, and record intangible assets, including the above- and below-market value of leases, the value of in-place leases and the value of tenant relationships, at their relative estimated fair values.

We determine the value attributed to tangible assets in part using a discounted cash flow model that is intended to approximate both what a third party would pay to purchase the vacant property and rent at current estimated market rates. In applying the model, we assume that the disinterested party would sell the property at the end of an estimated market lease term. Assumptions used in the model are property-specific where this information is available; however, when certain necessary information is not available, we use available regional and property-type information. Assumptions and estimates include a discount rate or internal rate of return, marketing period necessary to put a lease in place, carrying costs during the marketing period, leasing commissions and tenant improvements allowances, market rents and growth factors of these rents, market lease term and a cap rate to be applied to an estimate of market rent at the end of the market lease term.

We acquire properties subject to net leases and determine the value of above-market and below-market lease intangibles based on the difference between (i) the contractual rents to be paid pursuant to the leases negotiated and in place at the time of acquisition of the properties and (ii) our estimate of fair market lease rates for the property or a similar property, both of which are measured over a period equal to the estimated market lease term. We discount the difference between the estimated market rent and contractual rent to a present value using an interest rate reflecting our current assessment of the risk associated with the lease acquired, which includes a consideration of the credit of the lessee. Estimates of market rent are generally determined by us relying in part upon a third-party appraisal obtained in connection with the property acquisition and can include estimates of market rent increase factors, which are generally provided in the appraisal or by local real estate brokers.

We evaluate the specific characteristics of each tenant’s lease and any pre-existing relationship with each tenant in determining the value of in-place lease and tenant relationship intangibles. To determine the value of in-place lease intangibles, we consider estimated market rent, estimated carrying costs of the property during a hypothetical expected lease-up period, current market conditions and costs to execute similar leases. Estimated carrying costs include real estate taxes, insurance, other property operating costs and estimates of lost rentals at market rates during the hypothetical expected lease-up periods, based on assessments of specific market conditions. In determining the value of tenant relationship intangibles, we consider the expectation of lease renewals, the nature and extent of our existing relationship with the tenant, prospects for developing new business with the tenant and the tenant’s credit profile. We also consider estimated costs to execute a new lease, including estimated leasing commissions and legal costs, as well as estimated carrying costs of the property during a hypothetical expected lease-up period. We determine these values using our estimates or by relying in part upon third-party appraisals conducted by independent appraisal firms.

Basis of Consolidation

When we obtain an economic interest in an entity, we evaluate the entity to determine if it is deemed a variable interest entity (“VIE”) and, if so, whether we are deemed to be the primary beneficiary and are therefore required to consolidate the entity. Significant judgment is required to determine whether a VIE should be consolidated. We review the contractual arrangements provided for in the partnership agreement or other related contracts to determine whether the entity is considered a VIE under current authoritative accounting guidance, and to establish whether we have any variable interests in the VIE. We then compare our variable interests, if any, to those of the other variable interest holders to determine which party is the primary beneficiary of a VIE based on whether the entity (i) has the power to direct the activities that most significantly impact the economic performance of the VIE, and (ii) has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE.

For an entity that is not considered to be a VIE, the general partners in a limited partnership (or similar entity) are presumed to control the entity regardless of the level of their ownership and, accordingly, may be required to consolidate the entity. We evaluate the partnership agreements or other relevant contracts to determine whether there are provisions in the agreements that would overcome this presumption. If the agreements provide the limited partners with either (a) the substantive ability to dissolve or liquidate the limited partnership or otherwise remove the general partners without cause or (b) substantive participating rights, the limited partners’ rights overcome the presumption of control by a general partner of the limited partnership, and, therefore, the general partner must account for its investment in the limited partnership using the equity method of accounting.

When we obtain an economic interest in an entity that is structured at the date of acquisition as a tenancy-in-common interest, we evaluate the tenancy-in-common agreements or other relevant documents to ensure that the entity does not qualify as a VIE and does not meet the control requirement required for consolidation. We also use judgment in determining whether the shared decision-making involved in a tenancy-in-common interest investment creates an opportunity for us to have significant influence on the operating and financial decisions of these investments and thereby creates some responsibility by us for a return on our investment. We account for tenancy-in-common interests under the equity method of accounting.

Impairments

We periodically assess whether there are any indicators that the value of our long-lived assets, including goodwill, may be impaired or that their carrying value may not be recoverable. These impairment indicators include, but are not limited to, the vacancy of a property that is not subject to a lease; a lease default by a tenant that is experiencing financial difficulty; the termination of a lease by a tenant; or the rejection of a lease in a bankruptcy proceeding. We may incur impairment charges on long-lived assets, including real estate, direct financing leases, assets held for sale and equity investments in real estate. We may also incur impairment charges on marketable securities and goodwill. Estimates and judgments used when evaluating whether these assets are impaired are presented below.

Real Estate—For real estate assets in which an impairment indicator is identified, we follow a two-step process to determine whether an asset is impaired and to determine the amount of the charge. First, we compare the carrying value of the property to the future net undiscounted cash flow that we expect the property will generate, including any estimated proceeds from the eventual sale of the property. The undiscounted cash flow analysis requires us to make our best estimate of market rents, residual values and holding periods. We estimate market rents and residual values using market information from outside sources such as broker quotes or recent comparable sales. In cases where the available market information is not deemed appropriate, we perform a future net cash flow analysis discounted for inherent risk associated with each asset to determine an estimated fair value. As our investment objective is to hold properties on a long-term basis, holding periods used in the undiscounted cash flow analysis generally range from five to ten years. Depending on the assumptions made and estimates used, the future cash flow projected in the evaluation of long-lived assets can vary within a range of outcomes. We consider the likelihood of possible outcomes in determining the best possible estimate of future cash flows. If the future net undiscounted cash flow of the property is less than the carrying value, the property is considered to be impaired. We then measure the loss as the excess of the carrying value of the property over its estimated fair value. The property’s estimated fair value is primarily determined using market information from outside sources such as broker quotes or recent comparable sales.

Direct Financing Leases—We review our direct financing leases at least annually to determine whether there has been an other-than-temporary decline in the current estimate of residual value of the property. The residual value is our estimate of what we could realize upon the sale of the property at the end of the lease term, based on market information from outside sources such as broker quotes or recent comparable sales. If this review indicates that a decline in residual value has occurred that is other-than-temporary, we recognize an impairment charge and revise the accounting for the direct financing lease to reflect a portion of the future cash flow from the lessee as a return of principal rather than as revenue.

When we enter into a contract to sell the real estate assets that are recorded as direct financing leases, we evaluate whether we believe it is probable that the disposition will occur. If we determine that the disposition is probable and therefore the asset’s holding period is reduced, we record an allowance for credit losses to reflect the change in the estimate of the undiscounted future rents. Accordingly, the net investment balance is written down to fair value.

Assets Held for Sale—We classify real estate assets that are accounted for as operating leases as held for sale when we have entered into a contract to sell the property, all material due diligence requirements have been satisfied and we believe it is probable that the disposition will occur within one year. When we classify an asset as held for sale, we calculate its estimated fair value as the expected sale price, less expected selling costs. We base the expected sale price on the contract and the expected selling costs on information provided by brokers and legal counsel. We then compare the asset’s estimated fair value to its carrying value, and if the estimated fair value is less than the property’s carrying value, we reduce the carrying value to the estimated fair value. We will continue to review the initial impairment for subsequent changes in the estimated fair value, and may recognize an additional impairment charge if warranted.

If circumstances arise that we previously considered unlikely and, as a result, we decide not to sell a property previously classified as held for sale, we reclassify the property as held and used. We measure and record a property that is reclassified as held and used at the lower of (a) its carrying amount before the property was classified as held for sale, adjusted for any depreciation expense that would have been recognized had the property been continuously classified as held and used, or (b) the estimated fair value at the date of the subsequent decision not to sell.

Equity Investments in Real Estate and the CPA® REITs and CWI—We evaluate our equity investments in real estate and in the CPA® REITs and CWI on a periodic basis to determine if there are any indicators that the value of our equity investment may be impaired and to establish whether or not that impairment is other-than-temporary. To the extent impairment has occurred, we measure the charge as the excess of the carrying value of our investment over its estimated fair value, which is determined by multiplying the estimated fair value of the underlying venture’s net assets by our ownership interest percentage. For our unconsolidated ventures in real estate, we calculate the estimated fair value of the underlying venture’s real estate or net investment in direct financing lease as described in Real Estate and Direct Financing Leases above. The fair value of the underlying venture’s debt, if any, is calculated based on market interest rates and other market information. The fair value of the underlying venture’s other financial assets and liabilities (excluding net investment in direct financing leases) have fair values that approximate their carrying values. For our investments in the CPA® REITs and CWI, we calculate the estimated fair value of our investment using the most recently published NAV of each CPA® REIT and CWI.

Marketable Securities—We evaluate our marketable securities for impairment if a decline in estimated fair value below cost basis is considered other-than-temporary. In determining whether the decline is other-than-temporary, we consider the underlying cause of the decline in value, the estimated recovery period, the severity and duration of the decline, as well as whether we plan to sell the security or will more likely than not be required to sell the security before recovery of its cost basis. If we determine that the decline is other-than-temporary, we record an impairment charge to reduce our cost basis to the estimated fair value of the security. In accordance with current accounting guidance, the credit component of an other-than-temporary impairment is recognized in earnings while the non-credit component is recognized in Other comprehensive income.

Goodwill—We evaluate goodwill recorded by our Investment Management segment for possible impairment at least annually using a two-step process. To identify any impairment, we first compare the estimated fair value of our Investment Management segment with its carrying amount, including goodwill. We calculate the estimated fair value of the Investment Management segment by applying a multiple, based on comparable companies, to earnings. If the fair value of the Investment Management segment exceeds its carrying amount, we do not consider goodwill to be impaired and no further analysis is required. If the carrying amount of the Investment Management segment exceeds its estimated fair value, we then perform the second step to measure the amount of the impairment charge.

For the second step, we determine the impairment charge by comparing the implied fair value of the goodwill with its carrying amount and record an impairment charge equal to the excess of the carrying amount over the implied fair value. We determine the implied fair value of the goodwill by allocating the estimated fair value of the Investment Management segment to its assets and liabilities. The excess of the estimated fair value of the Investment Management segment over the amounts assigned to its assets and liabilities is the implied fair value of the goodwill.

Provision for Uncollected Amounts from Lessees

On an ongoing basis, we assess our ability to collect rent and other tenant-based receivables and determine an appropriate allowance for uncollected amounts. Because we have a limited number of lessees (20 lessees represented 78% of lease revenues during 2011), we believe that it is necessary to evaluate the collectability of these receivables based on the facts and circumstances of each situation rather than solely using statistical methods. Therefore, in recognizing our provision for uncollected rents and other tenant receivables, we evaluate actual past due amounts and make subjective judgments as to the collectability of those amounts based on factors including, but not limited to, our knowledge of a lessee’s circumstances, the age of the receivables, the tenant’s credit profile and prior experience with the tenant. Even if a lessee has been making payments, we may reserve for the entire receivable amount from the lessee if we believe there has been significant or continuing deterioration in the lessee’s ability to meet its lease obligations.

Determination of Certain Asset-Based Management and Performance Revenue

We earn asset-based management revenue, and in certain cases, performance revenue, for providing property management, leasing, advisory and other services to the CPA® REITs and CWI. Pursuant to the terms of the respective advisory agreements, this revenue is based on a percentage of the appraised value of the invested assets of the CPA® REIT or CWI as determined by us, relying in part upon a third-party valuation firm. The valuation uses estimates, including but not limited to market rents, residual values and increases in the CPI and discount rates. Differences in the assumptions applied would affect the amount of revenue that we recognize. The effect of any changes in the annual valuations will affect both revenue and compensation expense and therefore the determination of net income.

Income Taxes

Real Estate Ownership Operations—We have elected to be treated as a partnership for federal income tax purposes. As partnerships, we and our partnership subsidiaries were generally not directly subject to tax and the taxable income or loss of these operations was included in the income tax returns of the members; accordingly, no provision for income tax expense or benefit related to these partnerships was reflected in the consolidated financial statements of W. P. Carey. Our real estate operations have been conducted through a subsidiary that is a real estate investment trust. In order to maintain its qualification as a real estate investment trust, the subsidiary is required to, among other things, distribute at least 90% of its net taxable income to its shareholders (excluding net capital gains) and meet certain tests regarding the nature of its income and assets. As a real estate investment trust, the subsidiary is not subject to federal income tax with respect to the portion of its income that meets certain criteria and is distributed annually to its shareholders. Accordingly, no provision has been made for federal income taxes related to the real estate investment trust subsidiary in the consolidated financial statements of W. P. Carey. We believe we have operated, and we intend to continue to operate, in a manner that allows the subsidiary to continue to meet the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. If we were to fail to meet these requirements, the subsidiary would be subject to federal income tax. These operations are subject to certain state, local and foreign taxes and a provision for such taxes is included in the consolidated financial statements of W. P. Carey.

Investment Management Operations—We conduct our investment management operations primarily through taxable subsidiaries. These operations are subject to federal, state, local and foreign taxes, as applicable. Our financial statements are prepared on a consolidated basis including these taxable subsidiaries and include a provision for current and deferred taxes on these operations.

Our consolidated effective income tax rate is influenced by tax planning opportunities available to us in the various jurisdictions in which we operate. Significant judgment is required in determining our effective tax rate and in evaluating our tax positions. We establish tax reserves in accordance with current authoritative accounting guidance for uncertainty in income taxes. This guidance is based on a benefit recognition model, which we believe could result in a greater amount of benefit (and a lower amount of reserve) being initially recognized in certain circumstances. Provided that the tax position is deemed more likely than not of being sustained, the guidance permits a company to recognize the largest amount of tax benefit that is greater than 50% likely of being ultimately realized upon settlement. The tax position must be derecognized when it is no longer more likely than not of being sustained.

Future Accounting Requirements

The following Accounting Standards Updates promulgated by the FASB are applicable to us in future reports, as indicated:

ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (“IFRS”)—In May 2011, the FASB issued an update to ASC 820, Fair Value Measurements. The amendments in the update explain how to measure fair value and do not require additional fair value measurements, nor are they intended to establish valuation standards or affect valuation practices outside of financial reporting. These new amendments will impact the level of information we provide, particularly for level 3 fair value measurements and the measurement’s sensitivity to changes in unobservable inputs, our use of a nonfinancial asset in a way that differs from that asset’s highest and best use, and the categorization by level of the fair value hierarchy for items that are not measured at fair value in the balance sheet but for which the fair value is required to be disclosed. These amendments are expected to impact the form of our disclosures only, are applicable to us prospectively and are effective for our interim and annual periods beginning in 2012.

ASU 2011-05 and ASU 2011-12, Presentation of Comprehensive Income—In June and December 2011, the FASB issued updates to ASC 220, Comprehensive Income. The amendments in the initial update change the reporting options applicable to the presentation of other comprehensive income and its components in the financial statements. The initial update eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. Additionally, the initial update requires the consecutive presentation of the statement of net income and other comprehensive income. Finally, the initial update required an entity to present reclassification adjustments on the face of the financial statements from other comprehensive income to net income; however, the update issued in December 2011 tabled this requirement for further deliberation. These amendments impact the form of our disclosures only, are applicable to us retrospectively and are effective for our interim and annual periods beginning in 2012.

ASU 2011-08, Testing Goodwill for Impairment—In September 2011, the FASB issued an update to ASC 350, Intangibles—Goodwill and Other. The objective of this ASU is to simplify how entities test goodwill for impairment. The amendments in the ASU permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in topic 350. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. Previous guidance under topic 350 required an entity to test goodwill for impairment, on at least an annual basis, by comparing the fair value of a reporting unit with its carrying amount, including goodwill (step one). If the fair value of a reporting unit is less than its carrying amount, then the second step of the test must be performed to measure the amount of the impairment loss, if any. Under the amendments in this ASU, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount. We are currently assessing the potential impact that the adoption of the new guidance will have on our financial position and results of operations.

ASU 2011-10, Derecognition of in Substance Real Estate—a Scope Clarification—In December 2011, the FASB issued an update to clarify that when a parent (reporting entity) ceases to have a controlling financial interest (as described in ASC subtopic 810-10, Consolidation) in a subsidiary that is in substance real estate as a result of default on the subsidiary’s nonrecourse debt, the reporting entity should apply the guidance in subtopic 360-20, Property, Plant and Equipment, to determine whether it should derecognize the in substance real estate. Generally, a reporting entity would not satisfy the requirements to derecognize the in substance real estate before the legal transfer of the real estate to the lender and the extinguishment of the related nonrecourse indebtedness. Under this new guidance, even if the reporting entity ceases to have a controlling financial interest under subtopic 810-10, the reporting entity would continue to include the real estate, debt, and the results of the subsidiary’s operations in the consolidated financial statements of W. P. Carey until legal title to the real estate is transferred to legally satisfy the debt. This amendment is applicable to us prospectively for deconsolidation events occurring after June 15, 2012 and will impact the timing in which we recognize the impact of such transactions, which may be material, within our results of operations.

ASU 2011-11, Disclosures about Offsetting Assets and Liabilities—In December 2011, the FASB issued an update to ASC 210, Balance Sheet, which enhances current disclosures about financial instruments and derivative instruments that are either offset on the statement of financial position or subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset on the statement of financial position. Entities are required to provide both net and gross information for these assets and liabilities in order to facilitate comparability between financial statements prepared on the basis of U.S. GAAP and financial statements prepared on the basis of IFRS. This standard will be effective for our fiscal quarter beginning January 1, 2014 with retrospective application required. We do not expect the adoption will have a material impact on our statement of financial position.

Supplemental Financial Measures

In the real estate industry, analysts and investors employ certain non-GAAP supplemental financial measures in order to facilitate meaningful comparisons between periods and among peer companies. Additionally, in the formulation of our goals and in the evaluation of the effectiveness of our strategies, we employ the use of supplemental non-GAAP measures, which are uniquely defined by our management. We believe that these measures are useful to investors to consider because they may assist them to better understand and measure the performance of our business over time and against similar companies. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures are provided below.

FFO—as Adjusted

FFO is a non-GAAP measure defined by the NAREIT. NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets and extraordinary items; however, FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries and unrealized foreign currency exchange gains and losses. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows, and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations.

FFO and AFFO for all periods presented are as follows (in thousands):

	Years Ended December 31,
	2011	2010	2009
Investment Management
Net Income from investment management attributable to W. P. Carey members	$73,998	$41,573	$31,059

FFO—as defined by NAREIT (a)	73,998	41,573	31,059

Adjustments:
Amortization and other non-cash charges	33,306	8,666	6,482
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO:
AFFO adjustments to equity earnings from equity investments	(5,661)	—	—

Total adjustments	27,645	8,666	6,482

AFFO—Investment Management	$101,643	$50,239	$37,541

Real Estate Ownership
Net Income from real estate ownership attributable to W. P. Carey members	$65,081	$32,399	$37,964
Adjustments:
Depreciation and amortization of real property	25,324	19,022	18,948
Impairment charges	10,473	15,381	10,424
Loss (gain) on sale of real estate, net	3,391	(460)	(7,701)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO:
Depreciation and amortization of real property	5,257	6,477	10,598
Impairment charges	1,090	1,394	—
Loss (gain) on sale of real estate, net	34	(38)	—
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(1,984)	(727)	(586)

Total adjustments	43,585	41,049	31,683

FFO—as defined by NAREIT (a)	108,666	73,448	69,647

Adjustments:
Gain on change in control of interests (b)	(27,859)	—	—
Gain on deconsolidation of a subsidiary	(1,008)	—	—
Other gains, net	(983)	(755)	(2,796)
Other depreciation, amortization and non-cash charges	(1,780)	(934)	(4,122)
Straight-line and other rent adjustments	(4,255)	295	1,273
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO:
Other depreciation, amortization and non-cash charges	—	25	24
Straight-line and other rent adjustments	(1,641)	(2,260)	(1,371)
AFFO adjustments to equity earnings from equity investments	15,798	10,696	22,675
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	272	116	5

Total adjustments	(21,456)	7,183	15,688

AFFO—Real Estate Ownership	$87,210	$80,631	$85,335

Total Company
FFO—as defined by NAREIT	$182,664	$115,021	$100,706

AFFO	$188,853	$130,870	$122,876

Distributions declared for the applicable year (c)	$88,356	$81,299	$90,475

(a)	The SEC Staff has recently advised that they take no position on the inclusion or exclusion of impairment write-downs in arriving at FFO. Since 2003, NAREIT has taken the position that the exclusion of impairment charges is consistent with its definition of FFO. Accordingly, we have revised our computation of FFO to exclude impairment charges, if any, in arriving at FFO for all periods presented.

(b)

Represents gains recognized on our purchase of the remaining interests in two ventures from CPA®:14 in May 2011, which we had previously accounted for under the equity method. In connection with purchasing these interests, we recognized a net gain of $27.9 million during the year ended December 31, 2011 to adjust the carrying value of our existing interest in these ventures to their estimated fair values.

(c)	Distribution data is presented for comparability; however, management utilizes our “Adjusted Cash Flow from Operating Activities” and other measures to analyze our dividend coverage.

Adjusted Cash Flow from Operating Activities

Adjusted cash flow from operating activities refers to our cash flow from operating activities (as computed in accordance with GAAP) adjusted, where applicable, primarily to: add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity income; subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate; and eliminate changes in working capital. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash flow provided by operating activities to reflect these actual cash receipts and cash payments, as well as eliminating the effect of timing differences between the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized, may give investors additional information about our actual cash flow that is not incorporated in cash flow from operating activities as defined by GAAP.

We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations as it gives investors important information about our liquidity that is not provided within cash flow from operating activities as defined by GAAP, and we use this measure when evaluating distributions to shareholders.

Adjusted cash flow from operating activities for all periods presented is as follows (in thousands):

	Years Ended December 31,
	2011	2010	2009
Cash flow provided by operating activities	$80,116	$86,417	$74,544
Adjustments:
Distributions received from equity investments in real estate in excess of equity income (a)	17,033	9,253	18,503
Distributions paid to noncontrolling interests, net (b)	(946)	(614)	(568)
Changes in working capital (c)	12,718	(6,422)	1,401
CPA®:14/16 Merger—revenue net of costs/taxes (d)	(10,333)	—	—

Adjusted cash flow from operating activities	$98,588	$88,634	$93,880

Distributions declared	$88,356	$81,299	$90,475

(a)

We take a substantial portion of our asset management revenue in shares of the CPA® REITs. To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements.
(c)	Timing differences arising from the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operating activities to record such amounts in the period in which the item was actually recognized.

(d)

Amounts represent subordinated disposition revenue, net of costs and a 45% tax provision, earned in connection with the CPA®:14/16 Merger. This revenue is generally earned in connection with events that provide liquidity alternatives to the CPA® REIT stockholders. In determining cash flow generated from our core operations, we believe it was more appropriate to normalize cash flow for the impact of the net revenue that we earned in connection with the CPA®:14/16 Merger.

While we believe that FFO, AFFO and adjusted cash flow from operating activities are important supplemental measures, they should not be considered as alternatives to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of liquidity. These non-GAAP measures should be used in conjunction with net income and cash flow from operating activities as defined by GAAP. FFO, AFFO and adjusted cash flow from operating activities, or similarly titled measures disclosed by other real estate investment trusts, may not be comparable to our FFO, AFFO and adjusted cash flow from operating activities measures.

Quantitative and Qualitative Disclosures About Market Risk

Market Risk

Market risk is the exposure to loss resulting from changes in interest rates, foreign currency exchange rates and equity prices. The primary risks to which we are exposed are interest rate risk and foreign currency exchange risk. We are exposed to further market risk due to concentrations of tenants in particular industries and/or geographic region. Adverse market factors can affect the ability of tenants in a particular industry/region to meet their respective lease obligations. In order to manage this risk, we view our collective tenant roster as a portfolio, and in our investment decisions we attempt to diversify the portfolio so that we are not overexposed to a particular industry or geographic region.

Generally, we do not use derivative instruments to manage foreign currency exchange rate exposure and do not use derivative instruments to hedge credit/market risks or for speculative purposes.

Interest Rate Risk

The value of our real estate and related fixed rate debt obligations is subject to fluctuations based on changes in interest rates. The value of our real estate is also subject to fluctuations based on local and regional economic conditions and changes in the creditworthiness of lessees, all of which may affect our ability to refinance property-level mortgage debt when balloon payments are scheduled. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political conditions, and other factors beyond our control. An increase in interest rates would likely cause the value of our owned and managed assets to decrease, which would create lower revenues from managed assets and lower investment performance for the managed funds. Increases in interest rates may also have an impact on the credit profile of certain tenants.

We are exposed to the impact of interest rate changes primarily through our borrowing activities. To limit this exposure, we attempt to obtain non-recourse mortgage financing on a long-term, fixed-rate basis. However, from time to time, we or our venture partners may obtain variable-rate non-recourse mortgage loans and, as a result, may enter into interest rate swap agreements or interest rate cap agreements that effectively convert the variable-rate debt service obligations of the loan to a fixed rate. Interest rate swaps are agreements in which one party exchanges a stream of interest payments for a counterparty’s stream of cash flows over a specific period, and interest rate caps limit the effective borrowing rate of variable-rate debt obligations while allowing participants to share in downward shifts in interest rates. These interest rate swaps and caps are derivative instruments designated as cash flow hedges on the forecasted interest payments on the debt obligation. The notional, or face, amount on which the swaps or caps are based is not exchanged. Our objective in using these derivatives is to limit our exposure to interest rate movements. At December 31, 2011, we estimate that the fair value of our interest rate swaps, which are included in Accounts payable, accrued expenses and other liabilities in the consolidated financial statements of W. P. Carey, was in a net liability position of $4.2 million (Note 9 to the accompanying consolidated financial statements of W. P. Carey).

At December 31, 2011, a significant portion (approximately 59%) of our long-term debt either bore interest at fixed rates, was swapped or capped to a fixed rate, or bore interest at fixed rates that were scheduled to convert to then-prevailing market fixed rates at certain future points during their term. The annual interest rates on our fixed-rate debt at December 31, 2011 ranged from 3.1% to 7.8%. The annual interest rates on our variable-rate debt at December 31, 2011 ranged from 2.8% to 7.3%. Our debt obligations are more fully described under “—Management’s Discussion and Analysis of Financial Condition and Results of Operation—Financial Condition” above. The following table presents principal cash flows based upon expected maturity dates of our debt obligations outstanding at December 31, 2011 (in thousands):

	2012	2013	2014	2015	2016	Thereafter	Total	Fair value
Fixed-rate debt	$35,489	$7,021	$7,074	$43,129	$56,173	$110,000	$258,886	$261,783
Variable-rate debt	$2,029	$2,110	$239,007	$6,031	$1,994	$79,312	$330,483	$333,325

The estimated fair value of our fixed-rate debt and our variable-rate debt that currently bears interest at fixed rates or has effectively been converted to a fixed rate through the use of interest rate swaps or caps is affected by changes in interest rates. A decrease or increase in interest rates of 1% would change the estimated fair value of this debt at December 31, 2011 by an aggregate increase of $15.0 million or an aggregate decrease of $14.0 million, respectively. Annual interest expense on our unhedged variable-rate debt that does not bear interest at fixed-rates at December 31, 2011 would increase or decrease by $2.4 million for each respective 1% change in annual interest rates. As more fully described under “—Management’s Discussion and Analysis of Financial Condition and Results of Operation—Financial Condition—Summary of Financing” above, a portion of the debt classified as variable-rate debt in the tables above bore interest at fixed rates at December 31, 2011 but has interest rate reset features that will change the fixed interest rates to then-prevailing market fixed rates at certain points during their term. Such debt is generally not subject to short-term fluctuations in interest rates.

Foreign Currency Exchange Rate Risk

We own investments in the European Union and as a result are subject to risk from the effects of exchange rate movements in various foreign currencies, primarily the Euro, which may affect future costs and cash flows. Investments denominated in the Euro accounted for approximately 10% of our annualized contractual minimum base rent at December 31, 2011. We manage foreign currency exchange rate movements by generally placing both our debt obligation to the lender and the tenant’s rental obligation to us in the same currency. We are generally a net receiver of these currencies (we receive more cash than we pay out), and therefore our foreign operations benefit from a weaker U.S. dollar, and are adversely affected by a stronger U.S. dollar, relative to the foreign currency. For the year ended December 31, 2011, we recognized net realized foreign currency transaction gains of $0.4 million and unrealized foreign currency transaction losses of $0.1 million. These gains and losses are included in Other income and (expenses) in the consolidated financial statements of W. P. Carey and were primarily due to changes in the value of the Euro on accrued interest receivable on notes receivable from consolidated subsidiaries.

Through the date of this joint proxy statement/prospectus, we had not entered into any foreign currency forward exchange contracts to hedge the effects of adverse fluctuations in foreign currency exchange rates. We have obtained mortgage financing in the local currency. To the extent that currency fluctuations increase or decrease rental revenues as translated to dollars, the change in debt service, as translated to dollars, will partially offset the effect of fluctuations in revenue and, to some extent, mitigate the risk from changes in foreign currency rates.

Scheduled future minimum rents, exclusive of renewals, under non-cancelable operating leases and scheduled payments for mortgage notes payable (principal and interest) for our foreign real estate operations during each of the next five years and thereafter are as follows (in thousands):

	2012	2013	2014	2015	2016	Thereafter	Total
Future minimum rents (a)	$7,113	$4,264	$3,669	$3,635	$3,551	$41,774	$64,006
Mortgage notes payable (a) (b)	$3,182	$3,201	$3,242	$6,110	$9,632	$8,213	$33,580

(a)	Based on the exchange rate of the Euro at December 31, 2011.
(b)	Interest on unhedged variable-rate debt obligations was calculated using the applicable annual interest rates and balances outstanding at December 31, 2011.

As a result of scheduled balloon payments on foreign mortgage loans, projected debt service obligations exceed projected lease revenues in 2015 and 2016. A balloon payment of $3.0 million is due in 2015 on one mortgage loan and balloon payments totaling $7.5 million are due in 2016 on two mortgage loans. We currently anticipate that, by their respective due dates, we will have refinanced these loans, but there can be no assurance that we will be able to do so on favorable terms, if at all. If that has not occurred, we would expect to use our cash resources to make these payments, if necessary.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

INFORMATION ABOUT CPA®:15

Set forth below is a description of the business of CPA®:15. When used in this section, unless otherwise specifically stated or the context requires otherwise, the terms “we,” “us” or “our” refer to CPA®:15 and its consolidated subsidiaries and predecessors.

General Development of Business

Overview

CPA®:15 is a publicly owned, non-listed REIT that primarily invests in commercial properties leased to companies domestically and internationally. As a REIT, we are required, among other things, to distribute at least 90% of our REIT net taxable income to our stockholders and meet certain tests regarding the nature of our income and assets, and we are not subject to U.S. federal income tax with respect to the portion of our income that meets certain criteria and is distributed annually to stockholders.

Our core investment strategy is to own and manage a portfolio of properties leased to a diversified group of companies on a single tenant net lease basis. Our net leases generally require the tenant to pay substantially all of the costs associated with operating and maintaining the property such as maintenance, insurance, taxes, structural repairs and other operating expenses. Leases of this type are referred to as triple-net leases. We generally seek to include in our leases:

•

clauses providing for mandated rent increases or periodic rent increases over the term of the lease tied to increases in the CPI or other similar indices for the jurisdiction in which the property is located or, when appropriate, increases tied to the volume of sales at the property;

•	indemnification for environmental and other liabilities;

•	operational or financial covenants of the tenant; and

•	guarantees of lease obligations from parent companies or letters of credit.

We are managed by W. P. Carey through certain of its wholly-owned subsidiaries (for purposes of this section, collectively, the “advisor”).

Pursuant to the CPA®:15 Advisory Agreements, the advisor provides both strategic and day-to-day management services for us, including capital funding services, investment research and analysis, investment financing and other investment-related services, asset management, disposition of assets, investor relations and administrative services. The advisor also provides office space and other facilities for us. We pay asset management fees and certain transactional fees to the advisor and also reimburse the advisor for certain expenses incurred in providing services, including those associated with personnel provided for the administration of our operations. The advisor also currently serves in this capacity for the other CPA® REITs.

We were formed as a Maryland corporation in February 2001. In two offerings, between November 2001 and August 2003, we sold a total of 104,617,606 shares of our common stock for a total of $1.0 billion in gross offering proceeds. Through December 31, 2011, we have also issued 15,161,997 shares ($172.3 million) through the CPA®:15 DRIP. We have repurchased 16,524,274 shares ($173.9 million) under our redemption plan from inception through December 31, 2011. In June 2009, as a result of redemptions reaching the 5% limitation under the terms of our redemption plan and our desire to preserve capital and liquidity, our board of directors suspended our redemption plan, effective for all redemption requests received subsequent to June 1, 2009, with limited exceptions in cases of death, qualifying disability or confinement to a long-term care facility. The suspension will remain in effect until our board of directors, in its discretion, determines to reinstate the plan.

Our principal executive offices are located at 50 Rockefeller Plaza, New York, NY 10020 and our telephone number is (212) 492-1100. We have no employees. At December 31, 2011, the advisor employed 212 individuals who are available to perform services for us.

Significant Developments During 2012

On January 2, 2012, our Chairman, Wm. Polk Carey, passed away. In connection with the Merger, our board of directors voted to reduce the size of the board to four directors and, as a result, there is currently no vacancy.

Significant Developments During 2011

Dispositions—During 2011, we sold 23 domestic properties for a total price of $171.2 million, net of selling costs, and recognized a net gain on the sales of $4.0 million, of which a net gain of $5.0 million was included in discontinued operations and a net loss of $1.0 million was included in continuing operations. Property sales included the sale of six properties formerly leased to Life Time Fitness, Inc. for $108.0 million, net of selling costs and a net gain on the sale of $2.9 million.

Impairment Charges—During 2011, we incurred impairment charges totaling $28.8 million, of which $18.9 million was included in discontinued operations and $9.9 million was included in continuing operations. These impairment charges were primarily recorded to reduce the carrying value of certain of our real estate investments to their estimated fair value (See Note 13 to the consolidated financial statements of CPA®:15). In addition, we recorded $3.1 million of allowance for credit losses related to a decline in the residual value of two direct financing leases.

Financing Activity—During 2011, we refinanced maturing non-recourse mortgage loans with new non-recourse financing of $33.2 million at a weighted-average annual interest rate and term of 6.1% and 9.4 years, respectively. In addition, in connection with the acquisition of a venture, the venture obtained non-recourse financing totaling $98.3 million, of which our share was approximately $14.7 million, which bears interest at a variable rate of three-month Euro inter-bank offered rate (“Euribor”) plus 2% and matures in March 2013. Amounts above are based upon the exchange rate of the Euro at the date of financing, where applicable.

Financial Information About Segments

We operate in one industry segment, real estate ownership, with domestic and foreign investments. Refer to Note 16 to the consolidated financial statements of CPA®:15 for financial information about this segment.

Business Objectives and Strategy

We invest primarily in income-producing commercial real estate properties that are, upon acquisition, improved or developed or that will be developed within a reasonable time after acquisition.

Our objectives are to:

•	own a diversified portfolio of triple-net leased real estate;

•	fund distributions to stockholders; and

•	increase our equity in our real estate by making regular principal payments on mortgage loans for our properties.

We seek to achieve these objectives by investing in and holding commercial properties that are generally triple-net leased to a single corporate tenant. We intend our portfolio to be diversified by tenant, facility type, geographic location and tenant industry.

Our business plan is principally focused on managing our existing portfolio of properties. This may include looking to selectively dispose of properties, obtaining new non-recourse mortgage financing on unencumbered assets or refinancing existing mortgage loans on properties if we can obtain such financing on attractive terms.

Our Portfolio

At December 31, 2011, our portfolio was comprised of our full or partial ownership interest in 315 properties, substantially all of which were triple-net leased to 77 tenants, and totaled approximately 28 million square feet (on a pro rata basis) with an occupancy rate of approximately 96%. Our portfolio had the following property and lease characteristics:

Geographic Diversification—Information regarding the geographic diversification of our properties at December 31, 2011 is set forth below (dollars in thousands):

	Consolidated Investments		Equity Investments in Real Estate
Region	Annualized Contractual Minimum Base Rent (a)	% of Annualized Contractual Minimum Base Rent	Annualized Contractual Minimum Base Rent (b)	% of Annualized Contractual Minimum Base Rent
United States
South	$48,163	20%	$1,967	5%
East	41,507	18	9,064	23
West	31,804	13	5,802	15
Midwest	30,209	13	2,666	7

Total U.S.	151,683	64	19,499	50

International
France	31,226	13	—	—
All other Europe (c)	54,222	23	19,589	50

Total	$237,131	100%	$39,088	100%

(a)	Reflects annualized contractual minimum base rent for the fourth quarter of 2011.
(b)	Reflects our pro rata share of annualized contractual minimum base rent for the fourth quarter of 2011 from equity investments in real estate.
(c)	Represents investments in Belgium, Finland, Germany, Poland, the Netherlands and the United Kingdom.

Property Diversification—Information regarding our property diversification at December 31, 2011 is set forth below (dollars in thousands):

	Consolidated Investments		Equity Investments in Real Estate
Property Type	Annualized Contractual Minimum Base Rent (a)	% of Annualized Contractual Minimum Base Rent	Annualized Contractual Minimum Base Rent (b)	% of Annualized Contractual Minimum Base Rent
Office	$59,299	25%	$265	1%
Warehouse/Distribution	41,231	17	5,466	14
Industrial	38,505	16	11,190	29
Retail	37,412	16	13,762	35
Self-storage	32,486	14	—	—
Other Properties (c)	28,198	12	7,096	18
Hospitality	—	—	1,309	3

Total	$237,131	100%	$39,088	100%

(a)	Reflects annualized contractual minimum base rent for the fourth quarter of 2011.
(b)	Reflects our pro rata share of annualized contractual minimum base rent for the fourth quarter of 2011 from equity investments in real estate.
(c)	Other properties include education, childcare and leisure; amusement; and entertainment properties.

Tenant Diversification—Information regarding our tenant diversification at December 31, 2011 is set forth below (dollars in thousands):

	Consolidated Investments		Equity Investments in Real Estate
Tenant Industry Type (a)	Annualized Contractual Minimum Base Rent (b)	% of Annualized Contractual Minimum Base Rent	Annualized Contractual Minimum Base Rent (c)	% of Annualized Contractual Minimum Base Rent
Retail trade	$54,654	23%	$14,638	37%
Healthcare, education and childcare	23,608	10	—	—
Electronics	22,253	9	6,423	16
Buildings and real estate	21,116	9	—	—
Business and commercial services	14,385	6	—	—
Construction and building	13,924	6	646	2
Chemicals, plastics, rubber, and glass	12,835	5	—	—
Transportation—personal	11,371	4	—	—
Leisure, amusement, entertainment	10,432	4	—	—
Federal, state and local government	9,792	4	—	—
Insurance	8,620	4	—	—
Automobile	6,787	3	1,348	3
Telecommunications	6,018	3	—	—
Media: printing and publishing	5,046	2	—	—
Beverages, food, and tobacco	4,027	2	1,763	5
Consumer and durable goods	3,991	2	—	—
Aerospace and defense	1,672	1	—	—
Hotels and gaming	—	—	8,406	21
Machinery	—	—	2,297	6
Grocery	—	—	2,181	6
Other (d)	6,600	3	1,386	4

Total	$237,131	100%	$39,088	100%

(a)	Based on the Moody’s Investors Service, Inc.’s classification system and information provided by the tenant.
(b)	Reflects annualized contractual minimum base rent for the fourth quarter of 2011.
(c)	Reflects our pro rata share of annualized contractual minimum base rent for the fourth quarter of 2011 from equity investments in real estate.
(d)	Other includes amounts equal to less than 1% of annualized contractual minimum base rent from tenants in our consolidated investments in the following industries: forest products and paper, consumer and non-durable goods, transportation-cargo, machinery, and mining, metals and primary metals. For our equity investments in real estate, Other consists of annualized contract minimum base rent from tenants in the transportation-cargo industry.

Lease Expirations—At December 31, 2011, lease expirations of our properties are as follows (dollars in thousands):

	Consolidated Investments		Equity Investments in Real Estate
Year of Lease Expiration	Annualized Contractual Minimum Base Rent (a)	% of Annualized Contractual Minimum Base Rent	Annualized Contractual Minimum Base Rent (b)	% of Annualized Contractual Minimum Base Rent
2012	$—	—%	$—	—%
2013	3,174	1	—	—
2014	9,296	4	—	—
2015	24,317	9	—	—
2016	13,047	6	1,874	5
2017	5,823	2	536	1
2018	13,403	6	3,981	10
2019	13,355	6	—	—
2020	9,541	4	—	—
2021	13,778	6	1,503	4
2022	28,458	12	2,442	6
2023	20,929	9	8,406	22
2024	57,636	24	720	2
2025—2033	24,374	11	19,626	50

Total	$237,131	100%	$39,088	100%

(a)	Reflects annualized contractual minimum base rent for the fourth quarter of 2011.
(b)	Reflects our pro rata share of annualized contractual minimum base rent for the fourth quarter of 2011 from equity investments in real estate.

Asset Management

We believe that effective management of our assets is essential to maintain and enhance property values. Important aspects of asset management include restructuring transactions to meet the evolving needs of current tenants, re-leasing properties, refinancing debt, selling assets and knowledge of the bankruptcy process.

The advisor monitors, on an ongoing basis, compliance by tenants with their lease obligations and other factors that could affect the financial performance of any of our properties. Monitoring involves verifying that each tenant has paid real estate taxes, assessments and other expenses relating to the properties it occupies and confirming that appropriate insurance coverage is being maintained by the tenant. For international compliance, the advisor also utilizes third-party asset managers for certain investments. The advisor reviews financial statements of our tenants and undertakes regular physical inspections of the condition and maintenance of our properties. Additionally, the advisor periodically analyzes each tenant’s financial condition, the industry in which each tenant operates and each tenant’s relative strength in its industry.

Holding Period

We were formed in 2001 to acquire a diversified portfolio of properties and to hold them for an extended period.

During the third quarter of 2011, our board of directors formed a special committee of independent directors to explore possible liquidity transactions, including transactions proposed by our advisor, and the committee retained legal and financial advisors to assist them in their review. On February 17, 2012 we announced that we entered into the Merger Agreement as described in this joint proxy statement/prospectus.

Financing Strategies

Consistent with our investment policies, we use leverage when available on terms we believe are favorable. We generally borrow in the same currency that is used to pay rent on the property. This enables us to mitigate a portion of our currency risk on international investments. Substantially all of our mortgage loans are non-recourse and provide for monthly or quarterly installments, which include scheduled payments of principal. At December 31, 2011, 81% of our mortgage financing bore interest at fixed rates. At December 31, 2011, approximately 39% of our variable-rate debt bore interest at fixed rates but that are scheduled to reset in the future, pursuant to the terms of the mortgage contracts. Accordingly, our near-term cash flow should not be adversely affected by increases in interest rates. The advisor may refinance properties or defease a loan when a decline in interest rates makes it profitable to prepay an existing mortgage loan, when an existing mortgage loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase the investment. There is no assurance that existing debt will be refinanced at lower rates of interest as the debt matures. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate. We may be required to pay a yield maintenance premium or other prepayment penalty to the lender in order to pay off a loan prior to its maturity.

A lender of non-recourse mortgage debt generally has recourse only to the property collateralizing such debt and not to any of our other assets, while unsecured financing would give a lender recourse to all of our assets. The use of non-recourse debt, therefore, helps us to limit the exposure of our assets to the equity related to a single investment. Lenders may, however, have recourse to our other assets in limited circumstances not related to the repayment of the indebtedness, such as under an environmental indemnity or in the case of fraud. Lenders may also seek to include in the terms of mortgage loans provisions making the termination or replacement of the advisor an event of default or an event requiring the immediate repayment of the full outstanding balance of the loan. We will attempt to negotiate loan terms allowing us to replace or terminate the advisor. Even if we are successful in negotiating such provisions, the replacement or termination of the advisor may require the prior consent of the mortgage lenders.

A majority of our financing requires us to make a lump-sum or “balloon” payments at maturity. At December 31, 2011, scheduled balloon payments for the next five years were as follows (in thousands):

2012 (a) (b)	$103,207
2013 (a) (b)	102,530
2014 (a)	329,392
2015 (a) (b)	160,588
2016 (b)	—

(a)	Inclusive of amounts attributable to noncontrolling interests totaling $7.9 million in 2012, $32.4 million in 2013, $125.6 million in 2014 and $46.9 million in 2015.
(b)	Excludes our pro rata share of scheduled balloon payments of equity investments in real estate totaling $2.5 million in 2012, $13.7 million in 2013, $5.6 million in 2015 and $4.8 million in 2016.

We are currently seeking to refinance certain of these loans due in 2012 and believe we have existing cash resources that can be used to make these payments, if necessary.

Investment Strategies

We invest primarily in income-producing properties that are, upon acquisition, improved or being developed or that are to be developed within a reasonable period after acquisition. While we are not currently seeking to make new significant investments, we may do so if attractive opportunities arise.

Most of our properties are subject to long-term net leases and were acquired through sale-leaseback transactions in which we acquire properties from companies that simultaneously lease the properties back from us. These sale-leaseback transactions provide the lessee company with a source of capital that is an alternative to other financing sources such as corporate borrowing, mortgaging real property, or selling shares of its stock.

Our sale-leaseback transactions may occur in conjunction with acquisitions, recapitalizations or other corporate transactions. We may act as one of several sources of financing for these transactions by purchasing real property from the seller and net leasing it back to the seller or its successor in interest (the lessee).

In analyzing potential net lease investment opportunities, the advisor reviews all aspects of a transaction, including the creditworthiness of the tenant or borrower and the underlying real estate fundamentals, to determine whether a potential acquisition satisfies our investment criteria. The advisor generally considers, among other things, the following aspects of each transaction:

Tenant/Borrower Evaluation—The advisor evaluates each potential tenant or borrower for their creditworthiness, typically considering factors such as management experience, industry position and fundamentals, operating history, and capital structure, as well as other factors that may be relevant to a particular investment. The advisor seeks opportunities in which it believes the tenant may have a stable or improving credit profile or credit potential that has not been recognized by the market. In evaluating a possible investment, the creditworthiness of a tenant or borrower often will be a more significant factor than the value of the underlying real estate, particularly if the underlying property is specifically suited to the needs of the tenant; however, in certain circumstances where the real estate is attractively valued, the creditworthiness of the tenant may be a secondary consideration. Whether a prospective tenant or borrower is creditworthy will be determined by the advisor’s investment department and its investment committee, as described below. Creditworthy does not mean “investment grade.”

Properties Important to Tenant/Borrower Operations—The advisor generally focuses on properties that it believes are essential or important to the ongoing operations of the tenant. The advisor believes that these properties provide better protection generally as well as in the event of a bankruptcy, since a tenant/borrower is less likely to risk the loss of a critically important lease or property in a bankruptcy proceeding or otherwise.

Diversification—The advisor attempts to diversify our portfolio to avoid dependence on any one particular tenant, borrower, collateral type, geographic location or tenant/borrower industry. By diversifying our portfolio, the advisor seeks to reduce the adverse effect of a single under-performing investment or a downturn in any particular industry or geographic region.

Lease Terms—Generally, the net leased properties in which we invest are leased on a full recourse basis to our tenants or their affiliates. In addition, the advisor generally seeks to include a clause in each lease that provides for increases in rent over the term of the lease. These increases are fixed or tied generally to increases in indices such as the CPI, or other similar index in the jurisdiction in which the property is located, but may contain caps or other limitations either on an annual or overall basis. Further, in some jurisdictions (notably Germany), these clauses must provide for rent adjustments based on increases or decreases in the relevant index. In the case of retail stores and hotels, the lease may provide for participation in gross revenues of the tenant at the property above a stated level, or percentage rent; however, percentage rent has been insignificant in recent years. Alternatively, a lease may provide for mandated rental increases on specific dates, and the advisor may adopt other methods in the future.

Collateral Evaluation—The advisor reviews the physical condition of the property and conducts a market evaluation to determine the likelihood of replacing the rental stream if the tenant defaults or of a sale of the property in such circumstances. The advisor will also generally engage third parties to conduct, or requires the seller to conduct, Phase I or similar environmental site assessments (including a visual inspection for the potential presence of asbestos) in an attempt to identify potential environmental liabilities associated with a property prior to its acquisition. If potential environmental liabilities are identified, the advisor generally requires that identified environmental issues be resolved by the seller prior to property acquisition or, where such issues cannot be resolved prior to acquisition, requires tenants contractually to assume responsibility for resolving identified environmental issues after the acquisition and provide indemnification protections against any potential claims, losses or expenses arising from such matters. Although the advisor generally relies on its own analysis in determining whether to make an investment, each real property to be purchased by us will be appraised by an appraiser that is independent of the advisor, prior to the acquisition. The contractual purchase price (plus acquisition fees, but excluding acquisition expenses, payable to the advisor) for a real property we acquire will not exceed its appraised value, unless approved by our independent directors. The appraisals may take into consideration, among other things, the terms and conditions of the particular lease transaction, the quality of the lessee’s credit and the conditions of the credit markets at the time the lease transaction is negotiated. The appraised value may be greater than the construction cost or the replacement cost of a property, and the actual sale price of a property if sold by us may be greater or less than the appraised value. In cases of special purpose real estate, a property is examined in light of the prospects for the tenant/borrower’s enterprise and the financial strength and the role of that asset in the context of the tenant/borrower’s overall viability. Operating results of properties and other collateral may be examined to determine whether or not projected income levels are likely to be met. The advisor considers factors particular to the laws of foreign countries, in addition to the risks normally associated with real property investments, when considering an investment outside the U.S.

Transaction Provisions to Enhance and Protect Value—The advisor attempts to include provisions in our leases it believes may help protect our investment from changes in the operating and financial characteristics of a tenant that may affect its ability to satisfy its obligations to us or reduce the value of our investment. Such provisions include requiring our consent to specified tenant activity, requiring the tenant to provide indemnification protections, and requiring the tenant to satisfy specific operating tests. The advisor may also seek to enhance the likelihood of a tenant’s lease obligations being satisfied through a guarantee of obligations from the tenant’s corporate parent or other entity or a letter of credit. This credit enhancement, if obtained, provides us with additional financial security. However, in markets where competition for net lease transactions is strong, some or all of these provisions may be difficult to negotiate. In addition, in some circumstances, tenants may retain the right to repurchase the property leased by the tenant. The option purchase price is generally the greater of the contract purchase price or the fair market value of the property at the time the option is exercised.

Other Equity Enhancements—The advisor may attempt to obtain equity enhancements in connection with transactions. These equity enhancements may involve warrants exercisable at a future time to purchase stock of the tenant or borrower or their parent. If warrants are obtained, and become exercisable, and if the value of the stock subsequently exceeds the exercise price of the warrant, equity enhancements can help us to achieve our goal of increasing investor returns.

Types of Investments

Substantially all of our investments to date are and will continue to be income-producing properties, which are, upon acquisition, improved or being developed or which will be developed within a reasonable period of time after their acquisition. These investments have primarily been through sale-leaseback transactions, in which we invest in properties from companies that simultaneously lease the properties back from us subject to long-term leases. Investments are not restricted as to geographical areas.

Other Investments—We may invest up to 10% of our net equity in unimproved or non-income-producing real property and in “equity interests.” Investment in equity interests in the aggregate will not exceed five percent of our net equity. Such equity interests are defined generally to mean stock, warrants or other rights to purchase the stock of, or other interests in, a tenant of a property, an entity to which we lend money or a parent or controlling person of a borrower or tenant. We may invest in unimproved or non-income-producing property that the advisor believes will appreciate in value or increase the value of adjoining or neighboring properties we own.

There can be no assurance that these expectations will be realized. Often, equity interests will be “restricted securities,” as defined in Rule 144 under the Securities Act, which means that the securities have not been registered with the SEC and are subject to restrictions on sale or transfer. Under this rule, we may be prohibited from reselling the equity securities until we have fully paid for and held the securities for a period between six months to one year. It is possible that the issuer of equity interests in which we invest may never register the interests under the Securities Act. Whether an issuer registers its securities under the Securities Act may depend on many factors, including the success of its operations.

We will exercise warrants or other rights to purchase stock generally if the value of the stock at the time the rights are exercised exceeds the exercise price. Payment of the exercise price will not be deemed an investment subject to the above described limitations. We may borrow funds to pay the exercise price on warrants or other rights or may pay the exercise price from funds held for working capital and then repay the loan or replenish the working capital upon the sale of the securities or interests purchased. We will not consider paying distributions out of the proceeds of the sale of these interests until any funds borrowed to purchase the interest have been fully repaid.

We will not invest in real estate contracts of sale unless the contracts are in recordable form and are appropriately recorded in the applicable chain of title.

Cash resources will be invested in permitted temporary investments, which include short-term U.S. Government securities, bank certificates of deposit and other short-term liquid investments. To maintain our REIT qualification, we also may invest in securities that qualify as “real estate assets” and produce qualifying income under the REIT provisions of the Code. Any investments in other REITs in which the advisor or any director is an affiliate must be approved as being fair and reasonable by a majority of the directors (which must include a majority of the independent directors) who are not otherwise interested in the transaction.

If at any time the character of our investments would cause us to be deemed an “investment company” for purposes of the Investment Company Act, we will take the necessary action to ensure that we are not deemed to be an investment company. The advisor will continually review our investment activity, including monitoring the proportion of our portfolio that is placed in various investments, to attempt to ensure that we do not come within the application of the Investment Company Act.

Our reserves, if any, will be invested in permitted temporary investments. The advisor will evaluate the relative risks and rate of return, our cash needs and other appropriate considerations when making short-term investments on our behalf. The rate of return of permitted temporary investments may be less than would be obtainable from real estate investments.

Investment Decisions

The advisor’s investment department, under the oversight of its chief investment officer, is primarily responsible for evaluating, negotiating and structuring potential investment opportunities for the CPA® REITs and W. P. Carey. The advisor also has investment committees that provide services to the CPA® REITs. Before an investment is made, the transaction is generally reviewed by the advisor’s investment committee, except under the limited circumstances described below. The investment committee is not directly involved in originating or negotiating potential investments but instead functions as a separate and final step in the investment process. The advisor places special emphasis on having experienced individuals serve on its investment committee. The advisor generally will not invest in a transaction on our behalf unless it is approved by the investment committee, except that investments with a total purchase price of $10.0 million or less may be approved by either the chairman of the investment committee or the advisor’s chief investment officer (up to, in the case of investments other than long-term net leases, a cap of $30.0 million or 5% of our NAV, whichever is greater, provided that such investments may not have a credit rating of less than BBB-). For transactions that meet the investment criteria of more than one CPA® REIT, the chief investment officer has discretion to allocate the investment to or among the CPA® REITs. In cases where two or more CPA® REITs (or one or more of the CPA® REITs and W. P. Carey) will hold the investment, a majority of the independent directors of each CPA® REIT investing in the property must also approve the transaction.

The following people currently serve on the investment committee:

•

Nathaniel S. Coolidge, Chairman—Former senior vice president and head of the bond and corporate finance department of John Hancock Mutual Life Insurance (currently known as John Hancock Life Insurance Company). Mr. Coolidge’s responsibilities included overseeing its entire portfolio of fixed income investments.

•

Axel K.A. Hansing—Currently serving as a senior partner at Coller Capital, Ltd., a global leader in the private equity secondary market, and responsible for investment activity in parts of Europe, Turkey and South Africa.

•

Frank J. Hoenemeyer—Former vice chairman and chief investment officer of the Prudential Insurance Company of America. As chief investment officer, he was responsible for all of Prudential Insurance Company of America’s investments including stocks, bonds and real estate.

•	Jean Hoysradt—Currently serving as the chief investment officer of Mousse Partners Limited, an investment office based in New York.

•	Richard C. Marston—Currently the James R.F. Guy professor of finance and economics at the Wharton School of the University of Pennsylvania.

•

Nick J.M. van Ommen—Former chief executive officer of EPRA, currently serves on the supervisory boards of several companies, including Babis Vovos International Construction SA, a listed real estate company in Greece, Intervest Retail and Intervest Offices, listed real estate companies in Belgium, BUWOG / ESG, a residential leasing and development company in Austria and IMMOFINANZ, a listed real estate company in Austria.

•

Dr. Karsten von Köller—Currently chairman of Lone Star, Chairman of the Supervisory Boards of Düsseldorfer Hypothekenbank AG, a subsidiary of Lone Star, and MHB Bank AG and Vice Chairman of the Supervisory Boards of IKB Deutsche Industriebank AG and Corealcredit Bank AG.

The advisor is required to use its best efforts to present a continuing and suitable investment program to us but is not required to present to us any particular investment opportunity, even if the investment is of a character that, if presented, could be made by us.

Segments

We operate in one industry segment, real estate ownership with domestic and foreign investments. For 2011, Mercury Partners, LP and U-Haul Moving Partners, Inc. jointly represented 13% of our total lease revenue, inclusive of noncontrolling interest.

Competition

We face active competition from many sources for investment opportunities in commercial properties net leased to major corporations both domestically and internationally. In general, we believe that our advisor’s experience in real estate, credit underwriting and transaction structuring should allow us to compete effectively for commercial properties to the extent we make future acquisitions. However, competitors may be willing to accept rates of return, lease terms, other transaction terms or levels of risk that we may find unacceptable.

Environmental Matters

We have invested in properties currently or historically used as industrial, manufacturing and commercial properties. Under various federal, state and local environmental laws and regulations, current and former owners and operators of property may have liability for the cost of investigating, cleaning up or disposing of hazardous materials released at, on, under, in or from the property. These laws typically impose responsibility and liability without regard to whether the owner or operator knew of or was responsible for the presence of hazardous materials or contamination, and liability under these laws is often joint and several. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of hazardous materials. As part of our efforts to mitigate these risks, we typically engage third parties to perform assessments of potential environmental risks when evaluating a new acquisition of property, and we frequently obtain contractual protection (indemnities, cash reserves, letters of credit or other instruments) from property sellers, tenants, a tenant’s parent company or another third party to address known or potential environmental issues.

Transactions with Affiliates

We enter into transactions with our affiliates, including the other CPA® REITs and our advisor or its affiliates, if we believe that doing so is consistent with our investment objectives and we comply with our investment policies and procedures. These transactions typically take the form of jointly-owned ventures, direct purchases of assets, mergers or another type of transaction. Like us, the other CPA® REITs intend to consider alternatives for providing liquidity for their shareholders some years after they have invested substantially all of the net proceeds from their initial public offerings. Ventures with affiliates of W. P. Carey are permitted only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the allocation of the transaction among the affiliates as being fair and reasonable to us and the affiliate makes its investment on substantially the same terms and conditions as us.

Financial Information About Geographic Areas

See “—Our Portfolio” and Note 16 of the consolidated financial statements of CPA®:15 for financial information pertaining to our geographic operations.

Properties

Our principal corporate offices are located at 50 Rockefeller Plaza, New York, NY 10020. The advisor also has its primary international investment offices located in London and Amsterdam. The advisor also has office space domestically in Dallas, Texas and internationally in Shanghai. The advisor leases all of these offices and believes these leases are suitable for our operations for the foreseeable future.

See “—Our Portfolio” for a discussion of the properties we hold for rental operations and Schedule III—Real Estate and Accumulated Depreciation in the accompanying consolidated financial statements of CPA®:15 for a detailed listing of such properties.

Legal Proceedings

At December 31, 2011, we were not involved in any material litigation.

Various claims and lawsuits arising in the normal course of business are pending against us. The results of these proceedings are not expected to have a material adverse effect on our consolidated financial position or results of operations.

Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Unlisted Shares and Distributions

There is no active public trading market for our shares. At February 21, 2012, there were approximately 37,917 holders of record of our shares.

We are required to distribute annually at least 90% of our distributable REIT net taxable income to maintain our status as a REIT. Quarterly distributions declared by us for the past two years are as follows:

	Years Ended December 31,
	2011	2010
First quarter	$0.1819	$0.1807
Second quarter	0.1821	0.1810
Third quarter	0.1823	0.1813
Fourth quarter	0.1823	0.1816

	$0.7286	$0.7246

Through March 22, 2012, we have declared quarterly distributions of $0.1823.

Unregistered Sales of Equity Securities

For the three months ended December 31, 2011, we issued 250,698 shares of common stock to the advisor as consideration for performance fees. These shares were issued at $10.40 per share, which was our most recently published NAV per share as approved by our board of directors at the date of issuance. Since none of these transactions were considered to have involved a “public offering” within the meaning of Section 4(2) of the Securities Act, the shares issued were deemed to be exempt from registration. In acquiring our shares, the advisor represented that such interests were being acquired by it for the purposes of investment and not with a view to the distribution thereof.

Issuer Purchases of Equity Securities

2011 Period	Total number of shares purchased (a)	Average price paid per share	Total number of shares purchased as part of publicly announced plans or program (a)	Maximum number (or approximate dollar value) of shares that may yet be purchased under the plans or program (a)
October	84,060	$10.06	N/A	N/A
November	—	—	N/A	N/A
December	87,342	10.10	N/A	N/A
Total	171,402

(a)

Represents shares of our common stock purchased pursuant to our redemption plan. The amount of shares purchasable in any period depends on the availability of funds generated by the CPA®:15 DRIP and other factors at the discretion of our board of directors. Our board of directors approved the suspension of our redemption plan, subject to limited exceptions in cases of death, qualifying disability or confinement to a long-term care facility. The suspension will remain in effect until our board of directors, in its discretion, determines to reinstate the plan. We cannot give any assurances as to the timing of any further actions by the board with regard to the plan. In February 2012, our Board of Directors suspended participation in the CPA®:15 DRIP in light of the Merger.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

MD&A is intended to provide the reader with information that will assist in understanding our financial statements and the reasons for changes in certain key components of our financial statements from period to period. MD&A also provides the reader with our perspective on our financial position and liquidity, as well as certain other factors that may affect our future results.

Business Overview

As described in more detail above, we are a publicly owned, non-listed REIT that invests in commercial properties leased to companies domestically and internationally. As a REIT, we are not subject to federal income taxation as long as we satisfy certain requirements, principally relating to the nature of our income, the level of our distributions and other factors. We earn revenue principally by leasing the properties we own to single corporate tenants, primarily on a triple-net lease basis, which requires the tenant to pay substantially all of the costs associated with operating and maintaining the property. Revenue is subject to fluctuation because of the timing of new lease transactions, lease terminations, lease expirations, contractual rent adjustments, tenant defaults and sales of properties. We were formed in 2001 and are managed by the advisor.

Financial Highlights

(In thousands)

	Years Ended December 31,
	2011	2010	2009
Total revenues	$249,889	$251,163	$264,789
Net income (loss) attributable to CPA®:15 stockholders	56,693	59,777	(248)
Cash flow from operating activities	163,566	168,725	164,475

Distributions paid	94,272	91,743	88,939

Supplemental financial measures:
Modified funds from operations (MFFO)	115,635	117,768	115,838
Adjusted cash flow from operating activities	141,830	138,333	140,500

We consider the performance metrics listed above, including certain supplemental metrics that are not defined by GAAP (“non-GAAP”), such as MFFO and adjusted cash flow from operating activities, to be important measures in the evaluation of our results of operations, liquidity and capital resources. We evaluate our results of operations with a primary focus on the ability to generate cash flow necessary to meet our objectives of funding distributions to stockholders. See “—Supplemental Financial Measures” for our definition of these non-GAAP measures and reconciliations to their most directly comparable GAAP measure.

Total revenues decreased in 2011 as compared to 2010, primarily due the deconsolidation of a subsidiary and lease restructuring. These decreases were partially offset by favorable foreign currency fluctuations, changes in estimates of the unguaranteed residual value of certain properties carried as net investment in direct financing leases and scheduled increases in rent.

Net income attributable to CPA®:15 stockholders decreased in 2011 as compared to 2010 primarily due to higher impairment charges and lower gains recognized on the sale of properties and the deconsolidation of a subsidiary in 2011. The decreases were partially offset by the increase in income from our equity investments in real estate.

For the year ended December 31, 2011 as compared to 2010, our MFFO supplemental measure decreased primarily due to the impact of lease restructurings and property sales in the current year.

Cash flow from operating activities decreased in 2011 as compared to 2010, primarily due to the decrease in net income.

For the year ended December 31, 2011 as compared to the same period in 2010, adjusted cash flow from operating activities increased primarily due to a net increase in distributions received from our joint venture partners.

Recent Developments

Changes in Management

On January 2, 2012, our Chairman, Wm. Polk Carey, passed away. In connection with the Merger, our board of directors voted to reduce the size of the board to four directors and, as a result, there is currently no vacancy.

Current Trends

General Economic Environment

We are impacted by macro-economic environmental factors, the capital markets, and general conditions in the commercial real estate market, both in the U.S. and globally. During 2011 we saw slow improvement in the U. S. economy following the significant distress experienced in 2008 and 2009. Towards the end of 2011, however, there was an increase in international economic uncertainty as a result of the sovereign debt crisis and a deterioration of economic fundamentals in Europe. Currently, conditions in the U.S. appear to have stabilized, while the situation in Europe remains uncertain. It is not possible to predict with certainty the outcome of these trends. Nevertheless, our views of the effects of the current financial and economic trends on our business, as well as our response to those trends, are presented below.

Foreign Exchange Rates—We have foreign investments and, as a result, are subject to risk from the effects of exchange rate movements. Our results of foreign operations benefit from a weaker U.S. dollar and are adversely affected by a stronger U.S. dollar relative to foreign currencies. Investments denominated in the Euro accounted for approximately 35% of our annualized contractual minimum base rent at December 31, 2011. International investments carried on our balance sheet are marked to the spot exchange rate as of the balance sheet date. The U.S. dollar strengthened at December 31, 2011 versus the spot rate at December 31, 2010. The Euro/U.S. dollar exchange rate at December 31, 2011, $1.2950, represented a 2% decrease from the December 31, 2010 rate of $1.3253. This strengthening had an unfavorable impact on our balance sheet at December 31, 2011 as compared to our balance sheet at December 31, 2010.

The operational impact of our international investments is measured throughout the year. Due to the volatility of the Euro/U.S. dollar exchange rate during 2011, which ranged between a low of $1.3188 and a high of $1.4439, the average rate we utilized to measure these operations increased by 5% versus 2010. This increase had a favorable impact on 2011 results of operations as compared to the prior year. While we actively manage our foreign exchange risk, a significant unhedged decline in the value of the Euro could have a material negative impact on our NAVs, future results, financial position and cash flows.

Capital Markets—During 2011, capital markets conditions in the U.S. exhibited some signs of post-crisis improvement, including new issuances of CMBS debt and increasing capital inflows to both commercial real estate debt and equity markets, which helped increase the availability of mortgage financing and sustained transaction volume. Despite increased volatility in the CMBS market as key market participants began to withdraw, and a credit downgrade of U.S. Treasury debt obligations, we have seen the cost for domestic debt stabilize while the Federal Reserve has kept interest rates low and new lenders, including insurers, have introduced capital. Events in the Euro-zone have impacted the price and availability of financing and have affected global commercial real estate capitalization rates, which vary depending on a variety of factors including asset quality, tenant credit quality, geography and lease term.

Financing Conditions—During 2011, we saw continued improvement in the U.S. credit and real estate financing markets despite the U.S. sovereign credit downgrade as new lenders entered the marketplace and the U.S. Treasury kept interest rates low. However, the sovereign debt issues in Europe that began in the second quarter of 2011 had the impact of increasing the cost of debt in certain international markets and made it more challenging for us to obtain debt for certain international deals. During 2011, we obtained non-recourse mortgage financing totaling $49.7 million (on a pro rata basis).

Real Estate Sector

As noted above, the commercial real estate market is impacted by a variety of macro-economic factors, including but not limited to growth in gross domestic product, unemployment, interest rates, inflation and demographics. We have seen modest improvements in these domestic macro-economic factors since the beginning of the credit crisis. However, internationally these fundamentals have not significantly improved, which may result in higher vacancies, lower rental rates and lower demand for vacant space in future periods related to international properties. We are chiefly affected by changes in the appraised values of our properties, tenant defaults, inflation, lease expirations and occupancy rates.

Net Asset Value—The advisor generally calculates our NAV per share by relying in part on an estimate of the fair market value of our real estate provided by a third party, adjusted to give effect to the estimated fair value of mortgages encumbering our assets (also provided by a third party) as well as other adjustments. Our NAV is based on a number of variables, including individual tenant credits, lease terms, lending credit spreads, foreign currency exchange rates and tenant defaults, among others. We do not control all of these variables and, as such, cannot predict how they will change in the future.

Our NAV per share at September 30, 2011 remained at $10.40, the same as at December 31, 2010.

Credit Quality of Tenants—As a net lease investor, we are exposed to credit risk within our tenant portfolio, which can reduce our results of operations and cash flow from operations if our tenants are unable to pay their rent. Tenants experiencing financial difficulties may become delinquent on their rent and/or default on their leases and, if they file for bankruptcy protection, may reject our lease in bankruptcy court, resulting in reduced cash flow, which may negatively impact our NAV and require us to incur impairment charges. Even where a default has not occurred and a tenant is continuing to make the required lease payments, we may restructure or renew leases on less favorable terms, or the tenant’s credit profile may deteriorate, which could affect the value of the leased asset and could in turn require us to incur impairment charges.

Despite signs of improvement in domestic general business conditions during 2011, which had a favorable impact on the overall credit quality of our tenants, we believe that there still remain significant risks to an economic recovery, particularly in the Euro-zone. As of the date of this joint proxy statement/prospectus, we have no exposure to tenants operating under bankruptcy protection. It is possible, however, that tenants may file for bankruptcy or default on their leases in the future and that economic conditions may again deteriorate.

To mitigate credit risk, we have historically looked to invest in assets that we believe are critically important to our tenants’ operations and have attempted to diversify our portfolio by tenant, tenant industry and geography. We also monitor tenant performance through review of rent delinquencies as a precursor to a potential default, meetings with tenant management and review of tenants’ financial statements and compliance with any financial covenants. When necessary, our asset management process includes restructuring transactions to meet the evolving needs of tenants, re-leasing properties, refinancing debt and selling properties, as well as protecting our rights when tenants default or enter into bankruptcy.

Inflation—Inflation impacts our lease revenues because our leases generally have rent adjustments that are either fixed or based on formulas indexed to changes in the CPI or other similar indices for the jurisdiction in which the property is located. Because these rent adjustments may be calculated based on changes in CPI over a multi-year period, changes in inflation rates can have a delayed impact on our results of operations. We have seen a return of moderate inflation during 2011 that we expect will drive increases in our portfolio in coming years.

Lease Expirations and Occupancy—Lease expirations and occupancy rates impact our revenues. Our advisor begins discussing options with tenants in advance of scheduled lease expirations. In certain cases, we may obtain lease renewals from our tenants; however, tenants may elect to move out at the end of their term or may elect to exercise purchase options, if any, in their leases. In cases where tenants elect not to renew, we may seek replacement tenants or try to sell the property. For those leases that we believe will be renewed, it is possible that renewed rents may be below the tenants’ existing contractual rents and that lease terms may be shorter than historical norms. As of December 31, 2011, we have no significant leases scheduled to expire or renew in the next twelve months.

Our occupancy was approximately 96% at December 31, 2011, a decrease of 1% from December 31, 2010.

Proposed Accounting Changes

The following proposed accounting changes may potentially impact us if the outcome has a significant influence on sale-leaseback demand in the marketplace:

The IASB and FASB have issued an Exposure Draft on a joint proposal that would dramatically transform lease accounting from the existing model. These changes would impact most companies, but are particularly applicable to those that are significant users of real estate. The proposal outlines a completely new model for accounting by lessees, whereby their rights and obligations under all leases, existing and new, would be capitalized and recorded on the balance sheet. For some companies, the new accounting guidance may influence whether or not, or the extent to which, they may enter into the type of sale-leaseback transactions in which we specialize. The FASB and IASB met during July 2011 and voted to re-expose the proposed standard. A revised exposure draft for public comment is currently expected to be issued in the first half of 2012, and a final standard is currently expected to be issued by the end of 2012. The boards also reached decisions, which are tentative and subject to change, on a single lessor accounting model and the accounting for variable lease payments, along with several presentation and disclosure issues. As of the date of this joint proxy statement/prospectus, the proposed guidance has not yet been finalized, and as such we are unable to determine whether this proposal will have a material impact on our business.

In October 2011, the FASB issued an exposure draft that proposes a new accounting standard for “investment property entities.” Currently, an entity that invests in real estate properties, but is not an investment company under the definition set forth by GAAP, is required to measure its real estate properties at cost. The proposed amendments would require all entities that meet the criteria to be investment property entities to follow the proposed guidance, under which investment properties acquired by an investment property entity would initially be measured at transaction price, including transaction costs, and subsequently measured at fair value with all changes in fair value recognized in net income. A detailed analysis is required to determine whether an entity is within the scope of the amendments in this proposed update. An entity in which substantially all of its business activities are investing in a real estate property or properties for total return, including an objective to realize capital appreciation (including certain REITs and real estate funds) would be affected by the proposed amendments. The proposed amendments also would introduce additional presentation and disclosure requirements for an investment property entity. As of the date of this joint proxy statement/prospectus, the proposed guidance has not yet been finalized, and as such we are unable to determine whether we meet the definition of an investment property entity and if the proposal will have a material impact on our business.

How We Evaluate Results of Operations

We evaluate our results of operations with a primary focus on our ability to generate cash flow necessary to meet our objectives of funding distributions to stockholders and increasing our equity in our real estate. As a result, our assessment of operating results gives less emphasis to the effect of unrealized gains and losses, which may cause fluctuations in net income for comparable periods but have no impact on cash flows, and to other non-cash charges, such as depreciation and impairment charges.

We consider cash flows from operating activities, cash flows from investing activities, cash flows from financing activities and certain non-GAAP performance metrics to be important measures in the evaluation of our results of operations, liquidity and capital resources. Cash flows from operating activities are sourced primarily from long-term lease contracts. These leases are generally triple net and mitigate, to an extent, our exposure to certain property operating expenses. Our evaluation of the amount and expected fluctuation of cash flows from operating activities is essential in evaluating our ability to fund operating expenses, service debt and fund distributions to stockholders.

We consider adjusted cash flows from operating activities as a supplemental measure of liquidity in evaluating our ability to sustain distributions to stockholders. We consider this measure useful as a supplemental measure to the extent the source of distributions in excess of equity income in real estate is the result of non-cash charges, such as depreciation and amortization, because it allows us to evaluate the cash flows from consolidated and unconsolidated investments in a comparable manner. In deriving this measure, we exclude cash distributions from equity investments in real estate that are sourced from the sales of the equity investee’s assets or refinancing of debt because we deem them to be returns of investment and not returns on investment.

We focus on measures of cash flows from investing activities and cash flows from financing activities in our evaluation of our capital resources. Investing activities typically consist of the acquisition or disposition of investments in real property and the funding of capital expenditures with respect to real properties. Financing activities primarily consist of the payment of distributions to stockholders, obtaining non-recourse mortgage financing, generally in connection with the acquisition or refinancing of properties, and making mortgage principal payments. Our financing strategy has been to purchase substantially all of our properties with a combination of equity and non-recourse mortgage debt. A lender on a non-recourse mortgage loan generally has recourse only to the property collateralizing such debt and not to any of our other assets. This strategy has allowed us to diversify our portfolio of properties and, thereby, limit our risk. In the event that a balloon payment comes due, we may seek to refinance the loan, restructure the debt with existing lenders, or evaluate our ability to pay the balloon payment from our cash reserves or sell the property and use the proceeds to satisfy the mortgage debt.

Results of Operations

The following table presents the components of our lease revenues (in thousands):

	Years Ended December 31,
	2011	2010	2009
Rental income	$211,930	$214,261	$221,389
Interest income from direct financing leases	30,270	30,329	36,716

	$242,200	$244,590	$258,105

The following table sets forth the net lease revenues (i.e., rental income and interest income from direct financing leases) that we earned from lease obligations through our direct ownership of real estate (in thousands):

	Years Ended December 31,
Lessee	2011	2010	2009
U-Haul Moving Partners, Inc. and Mercury Partners, LP (a) (b)	$32,486	$32,486	$30,589
Carrefour France, S.A. (a) (c)	20,228	19,619	21,481
OBI A.G. (a) (c)	17,141	16,006	16,637
Hellweg Die Profi-Baumarkte GmbH & Co. KG (Hellweg 1) (a) (c)	15,154	14,272	14,881
True Value Company (a)	14,450	14,213	14,492
Universal Technical Institute (d) (e)	10,667	7,101	8,688
Pohjola Non-Life Insurance Company (a) (c)	9,300	8,797	9,240
TietoEnator plc. (a) (c)	8,771	8,223	8,636
Police Prefecture, French Government (a) (c)	8,218	8,030	8,272
Médica—France, S.A. (a) (c)	6,789	6,447	6,916
Foster Wheeler AG	6,369	6,269	6,269
Life Time Fitness, Inc. (a) (f)	4,928	14,208	14,208
Thales S.A. (a) (c)	4,243	4,165	4,375
Oriental Trading Company	4,091	3,954	3,909
Advanced Micro Devices (g)	—	6,621	9,932
Other (a) (c)	79,365	74,179	79,580

	$242,200	$244,590	$258,105

(a)	These revenues are generated in consolidated ventures, generally with our affiliates, and on a combined basis include revenues applicable to noncontrolling interests totaling $65.2 million, $63.4 million and $60.3 million for the years ended December 31, 2011, 2010 and 2009, respectively.
(b)	The increase in 2010 was due to a CPI-based (or equivalent) rent increase.
(c)	Amounts are subject to fluctuations in foreign currency exchange rates. The average conversion rate for the U.S. dollar in relation to the Euro increased by approximately 5% during the year ended December 31, 2011 as compared to 2010 and decreased by approximately 5% during the year ended December 31, 2010 as compared to 2009, resulting in a positive impact on lease revenues in 2011 and a negative impact on lease revenues in 2010 for our Euro-denominated investments.
(d)	The increase in 2011 was primarily due to an out-of-period adjustment made during the third quarter of 2011 (Note 2 to the consolidated financial statements of CPA®:15).
(e)	The decrease in 2010 was due to changes in financing lease adjustments resulting from an impairment charge we recognized in 2009 on a direct financing lease to reflect the decline in the estimate of unguaranteed residual value.
(f)

In December 2011, we sold six properties back to the tenant (Note 15 to the consolidated financial statements of CPA®:15). Results of operations for these properties have been reclassified to discontinued operations. We currently have two remaining properties leased to this tenant.

(g)	In connection with a 2010 debt refinancing, the structure of this venture was modified to a tenancy-in-common. Therefore, during 2010, we recorded an adjustment to deconsolidate this venture and account for it under the equity method of accounting.

We recognize income from equity investments in real estate, of which lease revenues are a significant component. The following table sets forth the net lease revenues earned by these ventures. Amounts provided are the total amounts attributable to the ventures and do not represent our proportionate share (dollars in thousands):

Lessee	Ownership Interest at December 31, 2011	Years Ended December 31,
		2011	2010	2009
Hellweg Die Profi-Baumarkte GmbH & Co. KG (Hellweg 2) (a) (b)	38%	$36,663	$34,408	$35,889
Marriott International, Inc. (c)	47%	19,097	18,296	16,818
C1000 Logistiek Vastgoed B.V. (b) (d)	15%	14,519	—	—
Advanced Micro Devices (e)	33%	11,944	3,311	—
Schuler A.G. (b)	34%	6,555	6,208	6,568
The Talaria Company (Hinckley) (f)	30%	6,175	5,506	4,133
PETsMART, Inc. (g)	30%	5,295	8,164	8,303
Hologic, Inc.	64%	3,623	3,528	3,387
Del Monte Corporation	50%	3,527	3,527	3,529
Waldaschaff Automotive GmbH and Wagon Automotive Nagold GmbH (b) (h)	33%	2,634	2,703	3,662
Builders FirstSource, Inc.	40%	1,394	1,611	1,558
SaarOTEC and Goertz & Schiele Corp. (b) (i)	50%	506	727	3,761
The Upper Deck Company (j)	50%	—	3,194	3,194

		$111,932	$91,183	$90,802

(a)	In addition to lease revenues, the venture also earned interest income of $1.9 million, $24.2 million and $27.1 million on a note receivable during 2011, 2010 and 2009, respectively.
(b)	Amounts are subject to fluctuations in foreign currency exchange rates. The average conversion rate for the U.S. dollar in relation to the Euro increased by approximately 5% during the year ended December 31, 2011 as compared to 2010 and decreased by approximately 5% during the year ended December 31, 2010 as compared to 2009, resulting in a positive impact on lease revenues in 2011 and a negative impact on lease revenues in 2010 for our Euro-denominated investments.
(c)	The increase in 2010 was due to an out-of-period adjustment we made in the fourth quarter of 2010 (Note 2 to the consolidated financial statements of CPA®:15).
(d)	We acquired our interest in this investment in January 2011.
(e)	In connection with a debt refinancing in August 2010, the structure of this venture was modified to a tenancy-in-common. Therefore, during the third quarter of 2010, we recorded an adjustment to deconsolidate this venture and account for it under the equity method of accounting.
(f)	During the second half of 2009, we entered into a lease amendment with the tenant to defer certain rental payments. This deferral period extended through August 2010, however rental payments were gradually increased throughout 2010 which resulted in an increase to lease revenue for 2010 as compared to 2009. In January 2011, the Hinckley investment was restructured whereby the venture received a 27% equity stake in Talaria Holdings, LLC in return for a 5-year restructured rent schedule, which resulted in a reduction in lease revenue for 2011 as compared to 2010.
(g)

In June 2010, the venture sold one property included in the PETsMART portfolio. In July 2011, the venture sold 11 of its retail properties (Note 6 to the consolidated financial statements of CPA®:15). The joint venture continues to own one distribution center.

(h)	The decrease in 2010 was due to a lease restructuring.
(i)	In March 2010, SaarOTEC, a successor tenant to Görtz & Schiele GmbH & Co., signed a new lease with the venture at a significantly reduced rent.
(j)	In December 2010, we filed two civil actions against the tenant, The Upper Deck Company, after it had stopped making rent payments for a year. In February 2011, we reached an agreement with the tenant whereby the tenant will pay us $3.0 million over three years, and pursuant to that agreement the tenant vacated the building in June 2011.

Lease Revenues

As of December 31, 2011, 76% of our net leases, based on annualized contractual minimum base rent, provide for adjustments based on formulas indexed to changes in the CPI, or other similar indices for the jurisdiction in which the property is located, some of which have caps and/or floors. In addition, 24% of our net leases have fixed rent adjustments. We own international investments and, therefore, lease revenues from these investments are subject to fluctuations in exchange rate movements in foreign currencies, primarily the Euro. During the quarter ended December 31, 2011, we entered into three new leases with a total contractual annual minimum base rent of approximately $1.3 million and a weighted average lease term of approximately four years. We did not provide for any tenant concessions in connection with these new leases.

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, lease revenues decreased by $2.4 million. Lease revenues in 2011 was negatively impacted by the deconsolidation of a subsidiary which reduced revenue by $7.4 million (Note 15 to the consolidated financial statements of CPA®:15) as well as a decrease of $3.8 million due to the effects of lease restructurings and lease expirations. These decreases were primarily offset by the effects of favorable foreign currency fluctuations of $4.4 million, changes in estimates of the unguaranteed residual value of certain properties carried as net investment in direct financing leases of $2.0 million, rent increases due to scheduled rent escalations, expansions or fluctuations in percentage rent at certain properties of $2.4 million.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, lease revenues decreased by $13.5 million, primarily due to the effects of lease restructuring transactions, lease rejections and lease expirations, which reduced lease revenues by $8.1 million. Lease revenues were also negatively impacted by fluctuations of foreign currency exchange rates, which resulted in a decrease of $4.6 million. Additionally, lease revenues decreased by $3.7 million as a result of the deconsolidation of a subsidiary and $3.1 million as a result of changes in estimates of the unguaranteed residual value of certain properties carried as net investment in direct financing leases. These decreases were partially offset by the impact of scheduled rent increases at several properties totaling $6.1 million.

Depreciation and Amortization

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, depreciation and amortization expense decreased by $0.9 million, primarily due to a decrease in amortization of $0.8 million as a result of the restructuring of several leases, which extended the terms of the leases and the lives of the related intangible assets.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, depreciation and amortization expense decreased by $1.9 million, primarily due to the negative impact of fluctuations in foreign currency exchange rates, which resulted in a decrease of $2.5 million, partially offset by an increase of $0.5 million as a result of the restructuring of several leases, which shortened the terms of the leases and the lives of the related intangible assets.

Property Expenses

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, property expenses decreased by $0.8 million. The principal factors contributing to the decrease included decreases in asset management and performance fees payable to the advisor of $1.7 million resulting from declines in the appraised value of our real estate assets in both 2010 and 2009 coupled with property sales in both 2011 and 2010. In addition, professional fees decreased by $0.4 million. These decreases were partially offset by an increase in reimbursable property expenses of $0.6 million, an increase in uncollected rent of $0.5 million due to certain tenants experiencing financial difficulties in the current year.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, property expenses decreased by $1.0 million, primarily due to a $1.1 million decrease in asset management and performance fees payable to the advisor as a result of a decline in the appraised value of our real estate assets in 2009 as compared to 2008, and property sales. In addition, uncollected rent expense decreased by $1.0 million as a result of fewer tenants experiencing financial difficulties in the current year. These decreases were partially offset by an increase in professional fees, real estate taxes and utilities of $1.1 million as a result of several tenants vacating the properties in 2010.

Impairment Charges

Our impairment charges are more fully described in Note 13 to the consolidated financial statements of CPA®:15. Impairment charges related to our continuing real estate operations were as follows (in thousands):

	Years Ended December 31,
Lessee	2011	2010	2009	Triggering Event
Lillian Vernon	$11,234	—	—	Tenant vacated
Shires Limited	—	—	$19,610	Tenant filed for bankruptcy and vacated
Lindenmaier A.G.	—	—	8,286	Tenant filed for bankruptcy
Thales S.A.	—	$4,144	779	Decline in property’s estimated fair value
The Kroger Co.	—	—	1,473	Property sold
Various leases (a)	(3,047)	(1,488)	5,918	Decline in properties’ unguaranteed residual values

Impairment charges included in operating expenses from continuing operations	$8,187	$2,656	$36,066

(a)	During 2011 and 2010, we recorded out-of-period adjustments of $3.0 million and $2.1 million, respectively (Note 2 to the consolidated financial statements of CPA®:15).

See “—How We Evaluate Results of Operations—Income from Equity Investments in Real Estate” and “—How We Evaluate Results of Operations—Discontinued Operations” for additional impairment charges incurred during 2011, 2010 and 2009.

Allowance for Credit Losses

For the year ended December 31, 2011, we recorded an allowance for credit losses on direct financing leases totaling $3.1 million related to two tenants. Of this amount, $1.7 million was recorded in connection with the sale of a property and the remaining $1.4 million was recorded as a result of a tenant experiencing financial difficulty.

Income from Equity Investments in Real Estate

Income from equity investments in real estate represents our proportionate share of net income, or loss when applicable (revenue less expenses) from investments entered into with affiliates or third parties in which we have a noncontrolling interest but over which we exercise significant influence. Under current authoritative accounting guidance for investments in unconsolidated ventures, we are required to periodically compare an investment’s carrying value to its estimated fair value and recognize an impairment charge to the extent that the carrying value exceeds fair value.

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, income from equity investments in real estate increased by $15.4 million, primarily due to a $9.6 million gain recognized on the sale of 11 PETsMART, Inc. properties in 2011, a $5.5 million decrease in other-than-temporary impairment charges and an out-of-period adjustment recorded during 2011 to increase equity income by $1.2 million (Note 2 to the consolidated financial statements of CPA®:15). These increases were partially offset by a decrease in income from the Hellweg Die Profi-Baumarkte GmbH investment of $1.4 million which was primarily the result of a benefit recorded in 2010 related to a purchase option exercise.

During 2011, we recognized other-than-temporary impairment charges totaling $1.7 million as compared to $7.2 million recognized in 2010. Impairment charges recognized in 2011 included $1.1 million on the Talaria (Hinckley) investment and $0.6 million on a German investment that leases properties to Waldaschaff Automotive GmbH and Wagon Automotive Nagold GmbH. Impairment charges recognized in 2010 included $4.9 million on the Upper Deck investment, $1.5 million on the Schuler investment, $0.6 million on the Talaria (Hinckley) investment and $0.2 million on the SaarOTEC (formerly Görtz & Schiele GmbH & Co.) investment. These impairments in 2011 and 2010 were taken to reflect the decline in the estimated fair value of these investments’ underlying net assets in comparison with the carrying value of our interests in these ventures.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, income from equity investments in real estate increased by $3.8 million, primarily due to a $3.1 million decrease in other-than-temporary impairment charges recognized on several ventures, as well as distributions received from a joint venture totaling $1.6 million during 2010. In addition, income recognized from the Marriott investment increased by $0.7 million primarily due to an out-of-period adjustment the venture recorded in the fourth quarter of 2010 (Note 2 to the consolidated financial statements of CPA®:15). These increases were partially offset by a $1.6 million reduction in income recognized from the Talaria (Hinckley) investment, primarily due to our portion of the impairment charge recognized on the venture property.

Other Income and (Expenses)

Other income and (expenses) generally consists of gains and losses on foreign currency transactions and derivative instruments. We and certain of our foreign consolidated subsidiaries have intercompany debt and/or advances that are not denominated in the relevant entity’s functional currency. When the intercompany debt or accrued interest thereon is remeasured against the functional currency of the entity, a gain or loss may result. For intercompany transactions that are of a long-term investment nature, the gain or loss is recognized as a cumulative translation adjustment in Other comprehensive income. We also recognize gains or losses on foreign currency transactions when we repatriate cash from our foreign investments. In addition, we have certain derivative instruments, including embedded credit derivatives and common stock warrants, for which realized and unrealized gains and losses are included in earnings. The timing and amount of such gains or losses cannot always be estimated and are subject to fluctuation.

2011 vs. 2010—For the year ended December 31, 2011 we recognized net other income of $4.2 million compared to net other expenses of $0.2 million in 2010, primarily due to a $2.5 million gain on extinguishment of debt related to the Lindenmaier investment and net realized and unrealized gains and losses on foreign currency transactions and derivatives totaling $1.4 million.

2010 vs. 2009—For the year ended December 31, 2010, we recognized net other expenses of $0.2 million compared to net other income of $1.3 million in 2009, primarily due to the net realized and unrealized gains and losses on foreign currency transactions as a result of changes in the exchange rate of the Euro.

(Loss) Gain on Disposition of Direct Financing Leases

2011—During 2011, we sold our net investment in a direct financing lease for $1.0 million, net of selling costs, and recognized a net loss on sale of $1.0 million.

2010—During 2010, we sold our net investment in three direct financing leases for $35.2 million, net of selling costs, and recognized a net gain on the sales of $15.6 million. In July 2010, we repaid the non-recourse mortgage loans encumbering two of these properties, which had an aggregate outstanding balance of $9.4 million. The remaining property was encumbered by non-recourse mortgage debt of $4.0 million, which also was paid off at closing in 2010. All amounts are inclusive of affiliates’ noncontrolling interests in the properties.

Gain on Deconsolidation of a Subsidiary

During 2010, a venture in which we and an affiliate held 33% and 67% interests, respectively, and which we had consolidated, modified its structure in connection with a refinancing to a tenancy-in-common. Therefore, during 2010, we recorded an adjustment to deconsolidate this venture and record it under the equity method of accounting. As such, in 2010 we recognized a gain of $11.5 million in connection with this deconsolidation.

Interest Expense

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, interest expense decreased by $3.4 million, primarily due to a decrease of $4.9 million as a result of making scheduled mortgage principal payments, refinancing or paying off non-recourse mortgages during 2010 and 2011, which cumulatively reduced the balances on which interest was incurred. The decrease was partially offset by the impact of fluctuations in foreign currency exchange rates of $1.7 million.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, interest expense decreased by $8.3 million, primarily due to a decrease of $5.6 million as a result of making scheduled mortgage principal payments, refinancing or paying off non-recourse mortgages during 2010 and 2009, which reduced the balances on which interest was incurred. Interest expense also decreased by $1.8 million as a result of the impact of fluctuations in foreign currency exchange rates. In addition, interest expense decreased in 2010 as a result of our recognition of a $1.1 million charge during the second quarter of 2009 to write off a portion of an interest rate swap derivative that had become ineffective.

Provision for Income Taxes

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, provision for income taxes increased by $1.2 million, primarily due to an out-of-period adjustment recorded during 2011 to increase foreign taxes by $1.0 million (Note 2 to the accompanying consolidated financial statements of CPA®:15).

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, provision for income taxes decreased by $0.8 million, primarily due to lower rent recognized on a French investment as a result of a lease restructuring in July 2009.

Discontinued Operations

2011—For the year ended December 31, 2011, we recognized a loss from discontinued operations of $2.4 million, primarily comprised of impairment charges totaling $18.9 million related to two domestic properties to reduce their carrying values to their estimated fair values based on contracted sales prices (see table below). These charges were partially offset by the following gains and income: income generated from the operations of discontinued properties of $6.0 million, including an out-of-period adjustment to increase lease revenues by $2.9 million (Note 2 in the accompanying consolidated financial statements of CPA®:15); a net gain on the sales of these properties totaling $5.0 million; and a $4.5 million gain on the deconsolidation of a subsidiary, which we recognized when we consented to a court order appointing a receiver on properties previously leased to Advanced Accessory Systems LLC (Note 15 in the accompanying consolidated financial statements of CPA®:15).

2010—For the year ended December 31, 2010, we recognized income from discontinued operations of $6.3 million, primarily due to a net gain of $17.4 million recognized in connection with the sale of two domestic properties and income generated from the operations of discontinued properties of $4.4 million. These increases in income were partially offset by impairment charges of $15.5 million recognized on these properties (see table below).

2009—For the year ended December 31, 2009, we recognized loss from discontinued operations of $2.5 million, primarily comprised of impairment charges totaling $20.3 million related to four domestic properties (see table below), partially offset by net gain on the sale of real estate of $12.4 million and income from operations of discontinued properties of $6.9 million.

	Years Ended December 31,
Lessee	2011	2010	2009	Triggering Event
Best Buy Stores L.P.	$10,360	$15,196	—	Properties sold
Symphony IRI Group, Inc.	8,562	—	—	Property sold
Innovate Holdings Limited	—	—	$7,299	Properties sold
Advanced Accessory Systems, LLC	—	—	8,426	Property sold
Lindenmaier A.G.	—	—	4,054	Anticipated sale
Others	—	324	500	Properties sold

Impairment charges from discontinued operations	$18,922	$15,520	$20,279

Net Income Attributable to CPA®:15 Stockholders

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, the resulting net income attributable to CPA®:15 stockholders decreased by $3.1 million.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, the resulting net income attributable to CPA®:15 stockholders was $59.8 million, as compared with net loss attributable to CPA®:15 stockholders of $0.2 million in 2009.

Modified Funds from Operations

MFFO is a non-GAAP measure we use to evaluate our business. For a definition of MFFO and reconciliation to net income attributable to CPA®:15 stockholders, see “—Supplemental Financial Measures.”

2011 vs. 2010—For the year ended December 31, 2011 as compared to 2010, MFFO decreased by $2.1 million, primarily due to the impact of lease restructurings and property sales.

2010 vs. 2009—For the year ended December 31, 2010 as compared to 2009, MFFO increased by $1.9 million, primarily due to the aforementioned changes in our results of operations.

Financial Condition

Sources and Uses of Cash During the Year

We use the cash flow generated from our investments to meet our operating expenses, service debt and fund distributions to stockholders. Our cash flows fluctuate period to period due to a number of factors, which may include, among other things, the timing of purchases and sales of real estate, the timing of the receipt of proceeds from and the repayment of non-recourse mortgage loans and receipt of lease revenues, the advisor’s annual election to receive fees in shares of our common stock or cash, the timing and characterization of distributions from equity investments in real estate, payment to the advisor of the annual installment of deferred acquisition fees and interest thereon in the first quarter and changes in foreign currency exchange rates. Despite these fluctuations, we believe that we will generate sufficient cash from operations and from equity distributions in excess of equity income in real estate to meet our normal recurring short-term and long-term liquidity needs. We may also use existing cash resources, the proceeds of non-recourse mortgage loans and the issuance of additional equity securities to meet these needs. We assess our ability to access capital on an ongoing basis. Our sources and uses of cash during the year are described below.

Operating Activities—During 2011, we used cash flows from operating activities of $163.6 million primarily to fund cash distributions to stockholders of $75.2 million, which excluded $19.1 million in distributions that were reinvested by stockholders through the CPA®:15 DRIP, and to pay distributions of $61.4 million to affiliates that hold noncontrolling interests in various entities with us. For 2011, the advisor elected to receive 80% of its performance fees in shares of our common stock, and as a result, we paid performance fees of $10.6 million through the issuance of stock rather than in cash.

Investing Activities—Our investing activities are generally comprised of real estate-related transactions (purchases and sales), payment of our annual installment of deferred acquisition fees to the advisor and capitalized property-related costs. During 2011, we received proceeds totaling $171.2 million from the sale of 23 properties and distributions from our equity investments in real estate in excess of cumulative equity income totaling $34.4 million. Funds totaling $114.5 million and $121.6 million, respectively, were invested in and released from lender-held investment accounts. We also made contributions to unconsolidated ventures totaling $35.3 million, including $30.4 million to a venture to acquire six properties from C1000 B.V. and $4.9 million to another venture to pay off its maturing non-recourse mortgage loan. In addition, we used $4.2 million to make capital improvements to various properties. In January 2011, we paid our annual installment of deferred acquisition fees to the advisor, which totaled $2.2 million.

Financing Activities—As noted above, during the year ended December 31, 2011, we paid distributions to stockholders and to affiliates that hold noncontrolling interests in various entities with us. We also made scheduled and prepaid mortgage principal installments of $73.7 million and $110.5 million, respectively. We received $19.1 million as a result of issuing shares through the CPA®:15 DRIP, net of costs, and used $3.3 million to repurchase shares through our redemption plan, as described below. We received a total of $33.2 million in net proceeds from mortgage financings as a result of refinancing four mortgage loans. We also received $8.4 million in contributions from holders of noncontrolling interests in ventures that we consolidate. Funds totaling $62.6 million and $62.8 million, respectively, were released from and placed into lender-held escrow accounts for mortgage-related payments.

We maintain a quarterly redemption plan pursuant to which we may, at the discretion of our board of directors, redeem shares of our common stock from stockholders seeking liquidity. The terms of the plan limit the number of shares we may redeem so that the shares we redeem in any quarter, together with the aggregate number of shares redeemed in the preceding three fiscal quarters, does not exceed a maximum of 5% of our total shares outstanding as of the last day of the immediately preceding quarter. In addition, our ability to effect redemptions is subject to our having available cash to do so. Due to higher levels of redemption requests as compared to prior years, as of the second quarter of 2009 redemptions totaled approximately 5% of total shares outstanding. In light of reaching the 5% limitation and our desire to preserve capital and liquidity, in June 2009 our board of directors approved the suspension of our redemption plan. We have made limited exceptions to the suspension of the plan in cases of death, qualifying disability or confinement to a long-term care facility. The suspension continues as of the date of this joint proxy statement/prospectus and will remain in effect until our board of directors, in its discretion, determines to reinstate the redemption plan. We cannot give any assurances as to the timing of any further actions by the board with regard to the plan.

For the year ended December 31, 2011, we received qualified requests to redeem 332,375 shares of our common stock through our redemption plan, pursuant to the limited exceptions described above, all of which were redeemed during 2011 at an average price per share of $9.88. Of the total 2011 redemptions, we redeemed 171,402 shares during the fourth quarter. We funded these share redemptions from the proceeds of the sale of shares of our common stock pursuant to the CPA®:15 DRIP.

Adjusted Cash Flow from Operating Activities—Adjusted cash flow from operating activities is a non-GAAP measure we use to evaluate our business. For a definition of adjusted cash flow from operating activities and reconciliation to cash flow from operating activities, see “—Supplemental Financial Measures.”

Our adjusted cash flow from operating activities for the year ended December 31, 2011 was $141.8 million, an increase of $3.5 million when compared to 2010. This increase was primarily due to a net increase in distributions received from our joint venture partners.

Summary of Financing

The table below summarizes our non-recourse debt (dollars in thousands):

	December 31,
	2011	2010
Balance
Fixed rate	$1,070,383	$1,229,357
Variable rate (a)	250,575	265,243

Total	$1,320,958	$1,494,600

Percent of total debt
Fixed rate	81%	82%
Variable rate (a)	19%	18%

	100%	100%

Weighted-average interest rate at end of year
Fixed rate	5.7%	5.8%
Variable rate (a)	5.3%	5.3%

(a)	Variable-rate debt at December 31, 2011 included (i) $151.9 million that was effectively converted to fixed rates through interest rate swap derivative instruments and (ii) $98.6 million in non-recourse mortgage loan obligations that bore interest at fixed rates but have interest rate reset features that may change the interest rates to then-prevailing market rates (subject to specific caps) at certain points during their terms. At December 31, 2011, the interest rate on a non-recourse mortgage loan with an outstanding principal balance of $96.1 million was scheduled to reset to a variable-rate during the next 12 months.

Cash Resources

At December 31, 2011, our cash resources consisted of cash and cash equivalents totaling $155.8 million. Of this amount, $19.4 million, at then-current exchange rates, was held by foreign subsidiaries. We could be subject to restrictions or significant costs should we decide to repatriate these amounts. We also had unleveraged properties that had an aggregate carrying value of $63.0 million at December 31, 2011, although there can be no assurance that we would be able to obtain financing for these properties. Our cash resources may be used for working capital needs and other commitments.

Cash Requirements

If the Merger does not occur or is significantly delayed, we expect that cash payments during 2012 will include paying distributions to our stockholders and to our affiliates who hold noncontrolling interests in entities we control and making scheduled mortgage loan principal payments of $141.2 million, as well as other normal recurring operating expenses. The scheduled mortgage principal payments include balloon payments on our mortgage loan obligations totaling $103.2 million, inclusive of amounts attributable to noncontrolling interests of $7.9 million, and exclude our share of balloon payments on our unconsolidated ventures totaling $2.5 million. We are actively seeking to refinance certain of these loans and believe we have sufficient financing alternatives and/or cash resources that can be used to make these payments.

Off-Balance Sheet Arrangements and Contractual Obligations

The table below summarizes our debt, other contractual obligations and off-balance sheet arrangements at December 31, 2011 and the effect that these arrangements and obligations are expected to have on our liquidity and cash flow in the specified future periods (in thousands):

	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Non-recourse debt—Principal (a)	$1,321,944	$141,232	$506,869	$209,503	$464,340
Deferred acquisition fees—Principal	2,173	1,519	482	172	—
Interest on borrowings and deferred acquisition fees (b)	306,220	72,270	110,620	56,371	66,959
Subordinated disposition fees (c)	7,998	7,998	—	—	—
Operating and other lease commitments (d)	21,016	2,009	3,871	3,709	11,427

	$1,659,351	$225,028	$621,842	$269,755	$542,726

(a)	Excludes $1.0 million of unamortized discount on a note, which is included in Non-recourse debt at December 31, 2011.
(b)	Interest on unhedged variable-rate debt obligations was calculated using the applicable annual variable interest rates and balances outstanding at December 31, 2011.
(c)

Payable to the advisor, subject to meeting contingencies, in connection with any liquidity event. There can be no assurance that any liquidity event will be achieved in this time frame or at all. The advisor has waived its right to receive a subordinated disposition or a termination fee in connection with the Merger. See “Conflicts of Interest—Fees Payable to CPA®:15’s Advisor by CPA®:15 in Connection with the Merger.”

(d)	Operating and other lease commitments consist primarily of rent obligations under ground leases and our share of future minimum rents payable under an office cost-sharing agreement with certain affiliates for the purpose of leasing office space used for the administration of real estate entities. Amounts under the cost-sharing agreement are allocated among the entities based on gross revenues and are adjusted quarterly. Rental obligations under ground leases are inclusive of noncontrolling interests of $1.3 million. The table above excludes the rental obligations under ground leases of two ventures in which we own a combined interest of 38%. These obligations total $30.2 million over the lease terms, which extend through 2091. We account for these ventures under the equity method of accounting.

Amounts in the table above related to our foreign operations are based on the exchange rate of the local currencies at December 31, 2011, which consisted primarily of the Euro. At December 31, 2011, we had no material capital lease obligations for which we were the lessee, either individually or in the aggregate.

Equity Method Investments

We have investments in unconsolidated ventures that own single-tenant properties that are typically net leased to corporations. With the exception of the venture that leases properties to Marriott International, Inc., which is owned with an unaffiliated third party, the underlying investments are jointly-owned with our affiliates. Certain financial information for these ventures and our ownership interest in the ventures at December 31, 2011 are presented below. Certain financial information provided represents the total amounts attributable to the ventures and does not represent our proportionate share (dollars in thousands):

Lessee	Ownership Interest at December 31, 2011	Total Assets	Total Third- Party Debt	Maturity Date
C1000 Logistiek Vastgoed B.V. (a)	15%	$195,649	$91,298	3/2013
Waldaschaff Automotive GmbH and Wagon Automotive Nagold GmbH (a)	33%	41,660	19,879	8/2015
Del Monte Corporation	50%	13,413	11,239	8/2016
SaarOTEC and Goertz & Schiele Corp. (a)	50%	6,008	8,843	12/2016 & 1/2017
Builders FirstSource, Inc.	40%	14,079	6,214	3/2017
Hellweg Die Profi-Baumarkte GmbH & Co. KG (Hellweg 2) (a) (b)	38%	433,527	357,206	4/2017
Advanced Micro Devices, Inc.	33%	81,627	56,143	1/2019
PETsMART, Inc. (c)	30%	27,901	19,923	9/2021
Hologic, Inc.	64%	26,100	13,396	5/2023
The Talaria Company (Hinckley)	30%	49,751	28,186	6/2025
Marriott International, Inc.	47%	134,110	—	N/A
Schuler A.G.(a)	34%	66,298	—	N/A
The Upper Deck Company	50%	26,012	—	N/A

		$1,116,135	$612,327

(a)	Dollar amounts shown are based on the exchange rate of the Euro at December 31, 2011.
(b)	Ownership interest represents our combined interest in two ventures. Total assets exclude a note receivable from an unaffiliated third party. Total third-party debt excludes a related noncontrolling interest that is redeemable by the unaffiliated third party. The note receivable and noncontrolling interest each had a carrying value of $21.3 million at December 31, 2011.
(c)	The venture refinanced its maturing mortgage loan in 2011.

Environmental Obligations

In connection with the purchase of many of our properties, we required the sellers to perform environmental reviews. We believe, based on the results of these reviews, that our properties were in substantial compliance with Federal, state, and foreign environmental statutes at the time the properties were acquired. However, portions of certain properties have been subject to some degree of contamination, principally in connection with leakage from underground storage tanks, surface spills or other on-site activities. In most instances where contamination has been identified, tenants are actively engaged in the remediation process and addressing identified conditions. Tenants are generally subject to environmental statutes and regulations regarding the discharge of hazardous materials and any related remediation obligations. In addition, our leases generally require tenants to indemnify us from all liabilities and losses related to the leased properties and the provisions of such indemnifications specifically address environmental matters. The leases generally include provisions that allow for periodic environmental assessments, paid for by the tenant, and allow us to extend leases until such time as a tenant has satisfied its environmental obligations. Certain of our leases allow us to require financial assurances from tenants, such as performance bonds or letters of credit, if the costs of remediating environmental conditions are, in our estimation, in excess of specified amounts. Accordingly, we believe that the ultimate resolution of environmental matters should not have a material adverse effect on our financial condition, liquidity or results of operations.

Critical Accounting Estimates

Our significant accounting policies are described in Note 2 to the accompanying consolidated financial statements of CPA®:15. Many of these accounting policies require judgment and the use of estimates and assumptions when applying these policies in the preparation of our consolidated financial statements of CPA®:15. On a quarterly basis, we evaluate these estimates and judgments based on historical experience as well as other factors that we believe to be reasonable under the circumstances. These estimates are subject to change in the future if underlying assumptions or factors change. Certain accounting policies, while significant, may not require the use of estimates. Those accounting policies that require significant estimation and/or judgment are listed below.

Classification of Real Estate Leases

We classify our leases for financial reporting purposes at the inception of a lease, or when significant lease terms are amended, as either real estate leased under operating leases or net investment in direct financing leases. This classification is based on several criteria, including, but not limited to, estimates of the remaining economic life of the leased assets and the calculation of the present value of future minimum rents. We estimate remaining economic life relying in part upon third-party appraisals of the leased assets. We calculate the present value of future minimum rents using the lease’s implicit interest rate, which requires an estimate of the residual value of the leased assets as of the end of the non-cancelable lease term. Estimates of residual values are generally determined by us relying in part upon third-party appraisals. Different estimates of residual value result in different implicit interest rates and could possibly affect the financial reporting classification of leased assets. The contractual terms of our leases are not necessarily different for operating and direct financing leases; however, the classification is based on accounting pronouncements that are intended to indicate whether the risks and rewards of ownership are retained by the lessor or substantially transferred to the lessee. We believe that we retain certain risks of ownership regardless of accounting classification. Assets related to leases classified as net investment in direct financing leases are not depreciated but are written down to expected residual value over the lease term. Therefore, the classification of leases may have a significant impact on net income even though it has no effect on cash flows.

Identification of Tangible and Intangible Assets in Connection with Real Estate Acquisitions

In connection with our acquisition of properties accounted for as operating leases, we allocate purchase costs to tangible and intangible assets and liabilities acquired based on their estimated fair values. We determine the value of tangible assets, consisting of land and buildings, as if vacant, and record intangible assets, including the above- and below-market value of leases, the value of in-place leases and the value of tenant relationships, at their relative estimated fair values.

We determine the value attributed to tangible assets in part using a discounted cash flow model that is intended to approximate both what a third party would pay to purchase the vacant property and rent at current estimated market rates. In applying the model, we assume that the disinterested party would sell the property at the end of an estimated market lease term. Assumptions used in the model are property-specific where this information is available; however, when certain necessary information is not available, we use available regional and property-type information. Assumptions and estimates include a discount rate or internal rate of return, marketing period necessary to put a lease in place, carrying costs during the marketing period, leasing commissions and tenant improvements allowances, market rents and growth factors of these rents, market lease term and a cap rate to be applied to an estimate of market rent at the end of the market lease term.

We acquire properties subject to net leases and determine the value of above-market and below-market lease intangibles based on the difference between (i) the contractual rents to be paid pursuant to the leases negotiated and in place at the time of acquisition of the properties and (ii) our estimate of fair market lease rates for the property or a similar property, both of which are measured over a period equal to the estimated market lease term. We discount the difference between the estimated market rent and contractual rent to a present value using an interest rate reflecting our current assessment of the risk associated with the lease acquired, which includes a consideration of the credit of the lessee. Estimates of market rent are generally determined by us relying in part upon a third-party appraisal obtained in connection with the property acquisition and can include estimates of market rent increase factors, which are generally provided in the appraisal or by local brokers.

We evaluate the specific characteristics of each tenant’s lease and any pre-existing relationship with each tenant in determining the value of in-place lease and tenant relationship intangibles. To determine the value of in-place lease intangibles, we consider estimated market rent, estimated carrying costs of the property during a hypothetical expected lease-up period, current market conditions and costs to execute similar leases. Estimated carrying costs include real estate taxes, insurance, other property operating costs and estimates of lost rentals at market rates during the hypothetical expected lease-up periods, based on assessments of specific market conditions. In determining the value of tenant relationship intangibles, we consider the expectation of lease renewals, the nature and extent of our existing relationship with the tenant, prospects for developing new business with the tenant and the tenant’s credit profile. We also consider estimated costs to execute a new lease, including estimated leasing commissions and legal costs, as well as estimated carrying costs of the property during a hypothetical expected lease-up period. We determine these values using our estimates or by relying in part upon third-party appraisals.

Basis of Consolidation

When we obtain an economic interest in an entity, we evaluate the entity to determine if it is deemed a VIE and, if so, whether we are deemed to be the primary beneficiary and are therefore required to consolidate the entity. Significant judgment is required to determine whether a VIE should be consolidated. We review the contractual arrangements provided for in the partnership agreement or other related contracts to determine whether the entity is considered a VIE under current authoritative accounting guidance, and to establish whether we have any variable interests in the VIE. We then compare our variable interests, if any, to those of the other variable interest holders to determine which party is the primary beneficiary of a VIE based on whether the entity (i) has the power to direct the activities that most significantly impact the economic performance of the VIE, and (ii) has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE.

For an entity that is not considered to be a VIE, the general partners in a limited partnership (or similar entity) are presumed to control the entity regardless of the level of their ownership and, accordingly, may be required to consolidate the entity. We evaluate the partnership agreements or other relevant contracts to determine whether there are provisions in the agreements that would overcome this presumption. If the agreements provide the limited partners with either (a) the substantive ability to dissolve or liquidate the limited partnership or otherwise remove the general partners without cause or (b) substantive participating rights, the limited partners’ rights overcome the presumption of control by a general partner of the limited partnership, and, therefore, the general partner must account for its investment in the limited partnership using the equity method of accounting.

When we obtain an economic interest in an entity that is structured at the date of acquisition as a tenancy-in-common interest, we evaluate the tenancy-in-common agreements or other relevant documents to ensure that the entity does not qualify as a VIE and does not meet the control requirement required for consolidation. We also use judgment in determining whether the shared decision-making involved in a tenancy-in-common interest investment creates an opportunity for us to have significant influence on the operating and financial decisions of these investments and thereby creates some responsibility by us for a return on our investment. We account for tenancy-in-common interests under the equity method of accounting.

Impairments

On a quarterly basis, we assess whether there are any indicators that the value of our long-lived assets may be impaired or that their carrying value may not be recoverable. These impairment indicators include, but are not limited to, the vacancy of a property that is not subject to a lease; a lease default by a tenant that is experiencing financial difficulty; the termination of a lease by a tenant or the rejection of a lease in a bankruptcy proceeding. We may incur impairment charges on long-lived assets, including real estate, direct financing leases, assets held for sale and equity investments in real estate. We may also incur impairment charges on marketable securities. Estimates and judgments used when evaluating whether these assets are impaired are presented below.

Real Estate—For real estate assets in which an impairment indicator is identified, we follow a two-step process to determine whether an asset is impaired and to determine the amount of the charge. First, we compare the carrying value of the property to the future net undiscounted cash flow that we expect the property will generate, including any estimated proceeds from the eventual sale of the property. The undiscounted cash flow analysis requires us to make our best estimate of market rents, residual values and holding periods. We estimate market rents and residual values using market information from outside sources such as broker quotes or recent comparable sales. In cases where the available market information is not deemed appropriate, we perform a future net cash flow analysis discounted for inherent risk associated with each asset to determine an estimated fair value. As our investment objective is to hold properties on a long-term basis, holding periods used in the undiscounted cash flow analysis generally range from five to ten years. Depending on the assumptions made and estimates used, the future cash flow projected in the evaluation of long-lived assets can vary within a range of outcomes. We consider the likelihood of possible outcomes in determining the best possible estimate of future cash flows. If the future net undiscounted cash flow of the property is less than the carrying value, the property is considered to be impaired. We then measure the loss as the excess of the carrying value of the property over its estimated fair value. The property’s estimated fair value is primarily determined using market information from outside sources such as broker quotes or recent comparable sales.

Direct Financing Leases—We review our direct financing leases at least annually to determine whether there has been an other-than-temporary decline in the current estimate of residual value of the property. The residual value is our estimate of what we could realize upon the sale of the property at the end of the lease term, based on market information from outside sources such as broker quotes or recent comparable sales. If this review indicates that a decline in residual value has occurred that is other-than-temporary, we recognize an impairment charge and revise the accounting for the direct financing lease to reflect a portion of the future cash flow from the lessee as a return of principal rather than as revenue. While we evaluate direct financing leases, if there are any indicators that the residual value may be impaired, the evaluation of a direct financing lease can be affected by changes in long-term market conditions even though the obligations of the lessee are being met.

When we enter into a contract to sell the real estate assets that are recorded as direct financing leases, we evaluate whether we believe it is probable that the disposition will occur. If we determine that the disposition is probable and therefore the asset’s holding period is reduced, we record an allowance for credit losses to reflect the change in the estimate of the undiscounted future rents. Accordingly, the net investment balance is written down to fair value.

Assets Held for Sale—We classify real estate assets that are accounted for as operating leases as held for sale when we have entered into a contract to sell the property, all material due diligence requirements have been satisfied and we believe it is probable that the disposition will occur within one year. When we classify an asset as held for sale, we calculate its estimated fair value as the expected sale price, less expected selling costs. We base the expected sale price on the contract and the expected selling costs on information provided by brokers and legal counsel. We then compare the asset’s estimated fair value to its carrying value, and if the estimated fair value is less than the property’s carrying value, we reduce the carrying value to the estimated fair value. We will continue to review the property for subsequent changes in the estimated fair value, and may recognize an additional impairment charge if warranted.

If circumstances arise that we previously considered unlikely and, as a result, we decide not to sell a property previously classified as held for sale, we reclassify the property as held and used. We measure and record a property that is reclassified as held and used at the lower of (i) its carrying amount before the property was classified as held for sale, adjusted for any depreciation expense that would have been recognized had the property been continuously classified as held and used, or (ii) the estimated fair value at the date of the subsequent decision not to sell.

Equity Investments in Real Estate—We evaluate our equity investments in real estate on a periodic basis to determine if there are any indicators that the value of our equity investment may be impaired and to establish whether or not that impairment is other-than-temporary. To the extent impairment has occurred, we measure the charge as the excess of the carrying value of our investment over its estimated fair value, which is determined by multiplying the estimated fair value of the underlying venture’s net assets by our ownership interest percentage. For our unconsolidated ventures in real estate, we calculate the estimated fair value of the underlying venture’s real estate or net investment in direct financing lease as described in Real Estate and Direct Financing Leases above. The fair value of the underlying venture’s debt, if any, is calculated based on market interest rates and other market information. The fair value of the underlying venture’s other financial assets and liabilities (excluding net investment in direct financing leases) have fair values that approximate their carrying values.

Income Taxes

We have elected to be treated as a REIT under Sections 856 through 860 of the Code. In order to maintain our qualification as a REIT, we are required to, among other things, distribute at least 90% of our REIT net taxable income to our stockholders (excluding net capital gains) and meet certain tests regarding the nature of our income and assets. As a REIT, we are not subject to federal income tax with respect to the portion of our income that meets certain criteria and is distributed annually to stockholders. Accordingly, no provision for federal income taxes is included in the consolidated financial statements of CPA®:15 with respect to these operations. We believe we have operated, and we intend to continue to operate, in a manner that allows us to continue to meet the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. If we were to fail to meet these requirements, we would be subject to federal income tax.

We conduct business in various states and municipalities within the U.S. and internationally and, as a result, we or one or more of our subsidiaries file income tax returns in the U.S. federal jurisdiction and various state and certain foreign jurisdictions. As a result, we are subject to certain state, local and foreign taxes and a provision for such taxes is included in the consolidated financial statements of CPA®:15.

Significant judgment is required in determining our tax provision and in evaluating our tax positions. We establish tax reserves in accordance using a benefit recognition model, which we believe could result in a greater amount of benefit (and a lower amount of reserve) being initially recognized in certain circumstances. Provided that the tax position is deemed more likely than not of being sustained, we recognize the largest amount of tax benefit that is greater than 50 percent likely of being ultimately realized upon settlement. The tax position must be derecognized when it is no longer more likely than not of being sustained.

Supplemental Financial Measures

In the real estate industry, analysts and investors employ certain non-GAAP supplemental financial measures in order to facilitate meaningful comparisons between periods and among peer companies. Additionally, in the formulation of our goals and in the evaluation of the effectiveness of our strategies, we employ the use of supplemental non-GAAP measures, which are uniquely defined by our management. We believe these measures are useful to investors to consider because they may assist them to better understand and measure the performance of our business over time and against similar companies. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures are provided below.

FFO and MFFO

Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, real estate-related impairment charges, depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate-related depreciation and amortization as well as impairment charges of real estate-related assets, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. In particular, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO described above, investors are cautioned that, due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges. However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the operating performance of the company. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) were put into effect in 2009. These other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. In the prospectus for our follow-on offering dated March 19, 2003 (the “Prospectus”), we stated our intention to begin considering liquidity events (i.e., listing of our common stock on a national exchange, a merger or sale of our assets or another similar transaction) for investors generally commencing eight years following the investment of substantially all of the proceeds from our public offerings, which occurred in 2004, and as described in this joint proxy statement/prospectus, we entered into an agreement to merge with our advisor, subject to stockholder approval. Thus, we do not intend to continuously purchase assets and intend to have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance now that our offering has been completed and essentially all of our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance since our offering and essentially all of our acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of a company’s operating performance after a company’s offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on a company’s operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; nonrecurring impairments of real estate-related investments (i.e., infrequent or unusual, not reasonably likely to recur in the ordinary course of business); mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we are responsible for managing interest rate, hedge and foreign exchange risk, we retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such infrequent gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition-related expenses, amortization of above- and below-market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by a company. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as infrequent items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for assessing operating performance.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisition costs were generally funded from the proceeds of our offering and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of our performance.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO accordingly.

FFO and MFFO for all periods presented are as follows (in thousands):

	Years Ended December 31,
	2011	2010	2009
Net income (loss) attributable to CPA®:15—Global stockholders	$56,693	$59,777	$(248)
Adjustments:
Depreciation and amortization of real property	56,677	59,179	63,285
Impairment charges and allowance for credit losses	30,168	18,176	56,345
Gain on sale of real estate, net	(3,984)	(33,001)	(11,332)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO:
Depreciation and amortization of real property	9,566	8,360	8,109
Impairment charges	1,723	9,621	10,284
Gain on sale of real estate	(9,559)	(196)	(3)
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(22,224)	(4,865)	(17,369)

Total adjustments	62,367	57,274	109,319

FFO—as defined by NAREIT (a)	119,060	117,051	109,071

Adjustments:
Other depreciation, amortization and non-cash charges	829	(708)	(1,451)
Straight-line and other rent adjustments	(3,485)	1,133	(604)
(Gain) loss on extinguishment of debt	(3,462)	—	500
Gain on deconsolidation of subsidiary	(4,501)	(11,493)	—
Acquisition expenses (b)	695	694	51
Above (below)-market rent intangible lease amortization, net	5,318	8,529	7,449
(Accretion) amortization of discounts/amortization of premiums on debt investments, net (c)	(61)	49	294
Realized (gains) losses on foreign currency, derivatives and other (d)	(2,525)	893	28
Unrealized losses on mark-to-market adjustments	20	248	477
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at MFFO: (e)
Other depreciation, amortization and non-cash charges (f)	145	329	441
Straight-line and other rent adjustments	(444)	18	771
Loss on extinguishment of debt	88	—	—
Acquisition expenses (b)	144	12	3
Above (below)-market rent intangible lease amortization, net	507	444	241
Realized gains on foreign currency, derivatives and other (d)	(17)	(294)	(338)
Proportionate share of adjustments for noncontrolling interests to arrive at MFFO (e)	3,324	863	(1,095)

Total adjustments	(3,425)	717	6,767

MFFO (b) (c)	$115,635	$117,768	$115,838

Distributions declared for the applicable period (g)	$94,837	$92,378	$89,582

(a)	The SEC Staff has recently stated that they take no position on the inclusion or exclusion of impairment write-downs in arriving at FFO. Since 2003, NAREIT has taken the position that the exclusion of impairment charges is consistent with its definition of FFO. Accordingly, we have revised our computation of FFO to exclude impairment charges, if any, in arriving at FFO for all periods presented.
(b)

Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), management believes that MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, provides insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.
(c)	In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to stockholders, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property.
(d)	Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges relating to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.
(e)	Management believes that adjusting for fair value adjustments for derivatives provides useful information because such fair value adjustments are based on market fluctuations and may not be directly related or attributable to our operations.
(f)	Management believes that adjusting for mark-to-market adjustments is appropriate because they are non-recurring items that may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon current operational issues related to an individual property or industry or general market conditions. The need to reflect mark-to-market adjustments is a continuous process and is analyzed on a quarterly and/or annual basis in accordance with GAAP.
(g)	Distribution data is presented for comparability; however, management utilizes our adjusted cash flow from operating activities measure to analyze our dividend coverage. See below for a discussion of the source of these distributions.

Adjusted Cash Flow from Operating Activities

Adjusted cash flow from operating activities refers to our cash flow from operating activities (as computed in accordance with GAAP) adjusted, where applicable, primarily to: add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity income; subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate; and eliminate changes in working capital. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash flow provided by operating activities to reflect these actual cash receipts and cash payments, as well as eliminating the effect of timing differences between the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized, may give investors additional information about our actual cash flow that is not incorporated in cash flow from operating activities as defined by GAAP.

We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations as it gives investors important information about our liquidity that is not provided within cash flow from operating activities as defined by GAAP, and we use this measure when evaluating distributions to stockholders.

Adjusted cash flow from operating activities for all periods presented is as follows (in thousands):

	Years Ended December 31,
	2011	2010	2009
Cash flow provided by operating activities	$163,566	$168,725	$164,475
Adjustments:
Distributions received from equity investments in real estate in excess of equity income, net	1,946	5,318	7,414
Distributions paid to noncontrolling interests, net	(26,541)	(32,424)	(35,911)
Changes in working capital	2,859	(3,286)	4,522

Adjusted cash flow from operating activities (a)	$141,830	$138,333	$140,500

Distributions declared	$94,837	$92,378	$89,582

(a)	During 2011, we made an adjustment to exclude the impact of escrow funds from adjusted cash flow from operating activities for those escrow funds representing investing and/or financing activities. Adjusted cash flow from operating activities for the years ended December 31, 2010 and 2009 have been adjusted to reflect such reclassifications.

While we believe that adjusted cash flow from operating activities is an important supplemental measure, it should not be considered an alternative to cash flow from operating activities as a measure of liquidity. This non-GAAP measure should be used in conjunction with cash flow from operating activities as defined by GAAP. Adjusted cash flow from operating activities, or similarly titled measures disclosed by other REITs, may not be comparable to our adjusted cash flow from operating activities measure.

Quantitative and Qualitative Disclosures About Market Risk

Market Risk

Market risk is the exposure to loss resulting from changes in interest rates, foreign currency exchange rates and equity prices. The primary risks to which we are exposed are interest rate risk and foreign currency exchange risk. We are exposed to further market risk due to concentrations of tenants in particular industries and/or geographic region. Adverse market factors can affect the ability of tenants in a particular industry/region to meet their respective lease obligations. In order to manage this risk, we view our collective tenant roster as a portfolio, and in its investment decisions the advisor attempts to diversify our portfolio so that we are not overexposed to a particular industry or geographic region.

Generally, we do not use derivative instruments to manage foreign currency exchange rate risk exposure and do not use derivative instruments to hedge credit/market risks or for speculative purposes.

Interest Rate Risk

The value of our real estate and related fixed rate debt obligations is subject to fluctuations based on changes in interest rates. The value of our real estate is also subject to fluctuations based on local and regional economic conditions and changes in the creditworthiness of lessees, all of which may affect our ability to refinance property-level mortgage debt when balloon payments are scheduled. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political conditions, and other factors beyond our control. An increase in interest rates would likely cause the value of our owned assets to decrease. Increases in interest rates may also have an impact on the credit profile of certain tenants.

Although we have not experienced any credit losses on investments in loan participations, in the event of a significant rising interest rate environment, loan defaults could occur and result in our recognition of credit losses, which could adversely affect our liquidity and operating results. Further, such defaults could have an adverse effect on the spreads between interest earning assets and interest bearing liabilities.

We are exposed to the impact of interest rate changes primarily through our borrowing activities. To limit this exposure, we attempt to obtain non-recourse mortgage financing on a long-term, fixed-rate basis. However, from time to time, we or our venture partners may obtain variable-rate non-recourse mortgage loans and, as a result, may enter into interest rate swap agreements or interest rate cap agreements that effectively convert the variable-rate debt service obligations of the loan to a fixed rate. Interest rate swaps are agreements in which one party exchanges a stream of interest payments for a counterparty’s stream of cash flow over a specific period, and interest rate caps limit the effective borrowing rate of variable-rate debt obligations while allowing participants to share in downward shifts in interest rates. These interest rate swaps and caps are derivative instruments designated as cash flow hedges on the forecasted interest payments on the debt obligation. The notional, or face, amount on which the swaps or caps are based is not exchanged. Our objective in using these derivatives is to limit our exposure to interest rate movements.

We estimate that the fair value of our interest rate swaps, which are included in Accounts payable, accrued expenses and other liabilities in the consolidated financial statements of CPA®:15, was in a net liability position of $13.9 million, inclusive of amounts attributable to noncontrolling interests of $3.5 million, at December 31, 2011.

Certain of our unconsolidated ventures, in which we have interests ranging from 30% to 50%, have obtained participation rights in interest rate swaps obtained by the lenders of non-recourse mortgage financing to the ventures. The participation rights are deemed to be embedded credit derivatives. These derivatives generated a total unrealized loss of less than $0.1 million during 2011, representing the total amount attributable to the ventures, not our proportionate share. Because of current market volatility, we are experiencing significant fluctuation in the unrealized gains and losses generated from these derivatives and expect this trend to continue until market conditions stabilize.

At December 31, 2011, substantially all of our long-term debt either bore interest at fixed rates, was swapped or capped to a fixed rate, or bore interest at fixed rates that were scheduled to convert to then-prevailing market fixed rates at certain future points during their term. The annual interest rates on our fixed-rate debt at December 31, 2011 ranged from 3.6% to 10.0%. The annual interest rates on our variable-rate debt at December 31, 2011 ranged from 5.1% to 7.6%. Our debt obligations are more fully described under “—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition” above. The following table presents principal cash flows based upon expected maturity dates of our debt obligations outstanding at December 31, 2011 (in thousands):

	2012	2013	2014	2015	2016	Thereafter	Total	Fair value
Fixed rate debt	$128,705	$133,036	$277,073	$180,486	$21,830	$330,239	$1,071,369	$1,079,957
Variable rate debt	$12,527	$9,724	$87,036	$3,547	$3,640	$134,101	$250,575	$253,529

The estimated fair value of our fixed-rate debt and our variable-rate debt that currently bears interest at fixed rates or has effectively been converted to a fixed rate through the use of interest rate swaps or caps is affected by changes in interest rates. A decrease or increase in interest rates of 1% would change the estimated fair value of this debt at December 31, 2011 by an aggregate increase of $39.9 million or an aggregate decrease of $38.4 million, respectively. This debt is generally not subject to short-term fluctuations in interest rates.

Foreign Currency Exchange Rate Risk

We own investments in the European Union and as a result are subject to risk from the effects of exchange rate movements in various foreign currencies, primarily the Euro and, to a lesser extent, the British Pound Sterling, which may affect future costs and cash flows. Investments denominated in the Euro accounted for approximately 35% of our annualized contractual minimum base rent at December 31, 2011. We manage foreign currency exchange rate movements by generally placing both our debt obligation to the lender and the tenant’s rental obligation to us in the same currency. This reduces our overall exposure to the actual equity that we have invested and the equity portion of our cash flow. In addition, we may use currency hedging to further reduce the exposure to our equity cash flow. We are generally a net receiver of these currencies (we receive more cash than we pay out), and therefore our foreign operations benefit from a weaker U.S. dollar, and are adversely affected by a stronger U.S. dollar, relative to the foreign currency. For 2011, we recognized net realized foreign currency transaction gains of $1.3 million and unrealized foreign currency transaction losses of $0.9 million, respectively. These gains and losses are included in Other income and (expenses) in the consolidated financial statements of CPA®:15 and were primarily due to changes in the value of the foreign currency on accrued interest receivable on notes receivable from consolidated subsidiaries. Through the date of this joint proxy statement/prospectus, we had not entered into any foreign currency forward contracts to hedge the effects of adverse fluctuations in foreign currency exchange rates.

We have obtained mortgage financing in local currency. To the extent that currency fluctuations increase or decrease rental revenues as translated to U.S. dollars, the change in debt service, as translated to U.S. dollars, will partially offset the effect of fluctuations in revenue and, to some extent, mitigate the risk from changes in foreign currency exchange rates.

Scheduled future minimum rents, exclusive of renewals, under non-cancelable operating leases, for our foreign operations during each of the next five years and thereafter, are as follows (in thousands):

Lease Revenues (a)	2012	2013	2014	2015	2016	Thereafter	Total
Euro	$83,893	$83,944	$84,362	$71,924	$59,764	$394,604	$778,491
British pound sterling	1,331	1,376	1,506	1,506	1,506	31,900	39,125

	$85,224	$85,320	$85,868	$73,430	$61,270	$426,504	$817,616

Debt service (a) (b)	2012	2013	2014	2015	2016	Thereafter	Total
Euro	$74,128	$51,330	$194,431	$170,122	$21,848	$258,206	$770,065
British pound sterling	726	719	788	10,578	—	—	12,811

	$74,854	$52,049	$195,219	$180,700	$21,848	$258,206	$782,876

(a)	Based on the applicable exchange rates at December 31, 2011. Contractual rents and debt obligations are denominated in the functional currency of the country of each property.
(b)	Interest on unhedged variable-rate debt obligations was calculated using the applicable annual interest rates and balances outstanding at December 31, 2011.

As a result of scheduled balloon payments on non-recourse mortgage loans, projected debt service obligations exceed projected lease revenues in 2014 and 2015. In 2014 and 2015, balloon payments totaling $147.5 million and $155.2 million, respectively, are due on four and two, respectively, non-recourse mortgage loans that are collateralized by properties that we own with affiliates. We currently anticipate that, by their respective due dates, we will have refinanced certain of these loans, but there can be no assurance that we will be able to do so on favorable terms, if at all. If that has not occurred, we would expect to use our cash resources, including unused capacity on our line of credit, to make these payments, if necessary.

Other

We own stock warrants that were granted to us by lessees in connection with structuring initial lease transactions and that are defined as derivative instruments because they are readily convertible to cash or provide for net settlement upon conversion. Changes in the fair value of these derivative instruments are determined using an option pricing model and are recognized currently in earnings as gains or losses. At December 31, 2011, warrants issued to us were classified as derivative instruments and had an aggregate estimated fair value of $1.7 million, which is included in Other assets, net within the consolidated financial statements of CPA®:15.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

“Beneficial Ownership” as used in this joint proxy statement/prospectus has been determined in accordance with the rules and regulations of the SEC and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person. The following table shows the number of shares of our common stock the directors and executive officers beneficially owned as of February 15, 2012.

No other director or executive officer beneficially owned more than 1% of our common stock. The directors and executive officers as a group owned 0.02% of our common stock as of February 15, 2012. Directors and Named Executive Officers who owned no shares are not listed in the table. The business address of the Directors and Named Executive Officers listed below is the address of our principal executive office, 50 Rockefeller Plaza, New York, NY 10020.

Name and Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Marshall E. Blume	2,994	*
Elizabeth P. Munson	5,933	*
Richard J. Pinola	10,559	0.01%
James D. Price	3,923	*
Thomas E. Zacharias	1,090	*
Trevor P. Bond	1	*
All Directors and Executive Officers as a Group (9 Individuals)	24,500	0.02%

*	Less than 0.01%

THE COMBINED COMPANY

When used in this section, unless otherwise specifically stated or the context otherwise requires, the terms “we,” “our” and “us” refer to W. P. Carey Inc. and its subsidiaries, including the taxable REIT subsidiaries, with respect to the period after the Merger and the REIT Conversion.

Following completion of the Merger and the REIT Conversion, W. P. Carey Inc. will succeed to and continue the businesses of W. P. Carey and CPA®:15. There will be no fundamental change to the core investment strategies and methods of operation of either W. P. Carey or CPA®:15. The combined company’s board of directors and senior management team will consist of members of the board of directors and senior management team of W. P. Carey prior to the Merger and the REIT Conversion, including Benjamin H. Griswold as Non-Executive Chairman and Trevor P. Bond as Chief Executive Officer.

The combined company will own and operate properties encompassing approximately 42.0 million square feet diversified across geographies, industries and property types in U.S. and European markets. As of December 31, 2011, the pro forma combined portfolio was more than 95% leased.

The following tables set forth certain information for the properties and interests in properties to be owned by the combined company as of December 31, 2011.

Combined Property Listing

The Combined Company’s Portfolio

	Pre-Merger Ownership Interests		Square Footage (1)	Rent per Square Foot	Current Annual Rents (1)	Rent Increase Factor (2)	Lease Term	Maximum Term
Tenant/Location	CPA®:15	W. P. Carey
24 Hour Fitness USA, Inc.
Memphis, TN	100.00%		43,311	$23.89	1,034,678	CPI	07/2017	07/2033
Bedford, TX	100.00%		46,658	$17.64	823,004	CPI	10/2019	10/2039
Englewood, CO	100.00%		47,441	$24.43	1,159,101	FIXED	04/2022	04/2032
Austin, TX		100.00%	43,935	$21.67	952,084	CPI	06/2017	06/2037

			181,345		3,968,867

Actuant
Kahl, Germany	50.05%		152,999	$6.91	1,057,384	GPI	01/2021	01/2031

Advanced Micro Devices, Inc.
Sunnyvale, CA	33.33%		120,655	$33.00	3,981,093	CPI	12/2018	12/2038

American Pad & Paper LLC
Mattoon, IL; Morristown, TN	100.00%		486,507	$1.61	780,973	CPI	09/2023	09/2043

Ampad Holdings Corporation
Westfield, MA	100.00%		169,102	$4.16	703,767	CPI	09/2023	09/2043

Amylin Pharmaceuticals, Inc.
San Diego, CA		100.00%	144,311	$25.92	3,740,956	FIXED	07/2019	07/2029

Anthony, Inc. and Anthony Holdings, Inc.
San Fernando, CA		100.00%	182,845	$6.35	1,161,757	CPI	05/2012	05/2012

Arch Chemicals, Inc.
Alpharetta, GA	100.00%		191,975	$8.00	1,536,716	CPI	07/2017	07/2037

	Pre-Merger Ownership Interests		Square Footage (1)	Rent per Square Foot	Current Annual Rents (1)	Rent Increase Factor (2)	Lease Term	Maximum Term
Tenant/Location	CPA®:15	W. P. Carey
AutoZone, Inc.
Albany, Augusta, Brunswick and Macon, GA; Albuquerque and Farmington, NM; Houston and San Antonio, TX; Jacksonville, FL; Lexington, SC		100.00%	59,400	$8.83	524,391	NONE	08/2013	08/2038

Alton, Belleville, Collinsville and Wood River, IL; Baton Rouge, Lake Charles and West Monroe, LA; Bessemer, Chickasaw, Decatur, Mobile, Montgomery and Phenix City, AL; Breckenridge, Maplewood, Overland and St. Louis, MO; Columbus, GA		100.00%	106,920	$7.47	798,668	NONE	02/2016	02/2026

Austin, Corpus Christi, Nederland, San Antonio, Victoria, Waco and West Orange, TX; Charlotte, Gastonia, Lenoir and Statesville		100.00%	63,360	$8.25	522,899	NONE	01/2016	01/2026

Hammond, LA; Jacksonville and Panama City, FL; Shelby, NC; St. Peters, MO		100.00%	35,601	$6.71	238,815	FIXED	08/2012	08/2037
Baton Rouge, LA		100.00%	6,600	$3.27	21,567	FIXED	03/2014	03/2024
Baton Rouge, LA		100.00%	5,401	$4.28	23,124	FIXED	04/2014	04/2019
East Ridge, TN		100.00%	6,480	$3.18	20,602	FIXED	10/2013	10/2023
Kannapolis, NC		100.00%	6,408	$3.76	24,069	FIXED	10/2015	10/2025
Knoxville, TN		100.00%	6,660	$3.45	23,008	FIXED	05/2014	05/2024
Morgantown, NC		100.00%	5,400	$3.60	19,451	FIXED	10/2015	08/2019

			302,230		2,216,594

Barnes & Noble, Inc.
Braintree, MA	100.00%		19,661	$40.41	794,471	FIXED	02/2014	02/2024
Farmington, CT	100.00%		21,600	$41.82	903,320	FIXED	02/2013	02/2028

			41,261		1,697,791

BE Aerospace, Inc.
Miami, FL	100.00%		188,065	$8.89	1,672,343	FIXED	09/2022	09/2042
Dallas, TX; Lenexa, KS; Winston-Salem, NC		100.00%	426,990	$3.80	1,624,648	FIXED	09/2017	09/2037

			615,055		3,296,990

Belgium Government
Mons, Belgium	100.00%		122,335	$12.62	1,543,416	CPI	12/2021	12/2021

BellSouth Corporation
Fort Lauderdale, FL		100.00%	80,450	$7.85	631,586	FIXED	06/2016	06/2021

Benchmark Electronics Manufacturing, Inc.
Rochester, MN	100.00%		260,287	$5.75	1,497,380	FIXED	04/2023	04/2043

	Pre-Merger Ownership Interests		Square Footage (1)	Rent per Square Foot	Current Annual Rents (1)	Rent Increase Factor (2)	Lease Term	Maximum Term
Tenant/Location	CPA®:15	W. P. Carey

Berry Plastics, LLC
Alsip, IL; Solvay, NY; Tolleson, AZ	100.00%		941,132	$4.17	3,925,820	CPI	11/2023	11/2043

Builder’s FirstSource, Inc.
Atlanta, GA; Cincinnati, OH; Elkwood, VA	40.00%		158,024	$4.09	645,891	CPI	12/2016	12/2036

C1000 Logistiek Vastgoed B.V.
Breda, Elst, Gieten, Raalte and Woerden, Netherlands	15.00%		307,029	$7.10	2,181,428	CBS	01/2026	01/2041

Candle Lamp Company, LLC
Memphis, TN		100.00%	75,000	$2.53	189,882	CPI	03/2014	03/2014

Carrefour France SAS

Cholet, Colomiers, Crepy en Valois, Lens, Nimes, Ploufragan, Thiut Hebert and Nimes, France	54.20%		1,382,977	$5.49	7,594,214	FIXED	06/2015	06/2018
Nimes, France	54.20%		210,358	$5.63	1,183,839	FIXED	06/2016	06/2019

Cholet, Colomiers, Crepy en Valois, Lens, Nimes, Ploufragan, Thiut Hebert and Nimes, France		45.80%	1,168,877	$5.49	6,418,543	FIXED	06/2015	06/2018
Nimes, France		45.80%	177,792	$5.63	1,000,567	FIXED	06/2016	06/2019

			2,940,004		14,012,757

Consolidated Systems, Inc.
Columbia, SC		60.00%	338,765	$2.80	947,700	FIXED	10/2026	10/2046

Custom Food Products, LLC
Owingsville, KY	100.00%		37,094	$28.86	1,070,481	CPI	06/2020	06/2035

Danka Office Imaging Company
St. Petersburg, FL	100.00%		337,727	$10.49	3,543,303	CPI	07/2018	07/2038

Datalogic Scanning, Inc.
Eugene, OR	100.00%		110,665	$8.05	891,358	CPI	09/2020	09/2020

Del Monte Corp.
Mendota, IL; Plover, WI; Toppenish and Yakima, WA	50.00%		367,883	$4.79	1,763,403	CPI	06/2016	06/2056
Deloro Stellite Company, Inc.
Goshen, IN		100.00%	52,000	$5.10	265,200	FIXED	02/2018	02/2023

Detroit Diesel Corp.
Hollywood and Orlando, FL	100.00%		81,318	$12.99	1,056,293	CPI	12/2019	12/2039

Dick’s Sporting Goods, Inc.
Buffalo, NY	100.00%		80,312	$8.88	713,195	CPI	01/2024	01/2049
Freehold, NJ	100.00%		100,047	$10.93	1,093,950	CPI	01/2025	01/2055
Greenwood, IN	100.00%		84,482	$8.35	705,805	CPI	01/2024	01/2054
Greenwood, IN	100.00%		76,129	$11.36	864,536	FIXED	01/2025	01/2055

			340,970		3,377,486

	Pre-Merger Ownership Interests		Square Footage (1)	Rent per Square Foot	Current Annual Rents (1)	Rent Increase Factor (2)	Lease Term	Maximum Term
Tenant/Location	CPA®:15	W. P. Carey
Dr. Pepper Snapple Group, Inc.
Irving and Houston, TX		100.00%	721,947	$6.89	4,972,047	CPI	07/2014	07/2029

EADS North America Defense Test & Service
Irvine, CA	100.00%		98,631	$16.85	1,661,972	FIXED	05/2022	05/2052

Eroski Sociedad Cooperativa
Mallorca, ES		70.00%	138,383	$12.18	1,685,837	SPCP	06/2030	06/2045

Fairpoint Communications, Inc.
Milton, VT		100.00%	30,624	$7.23	221,438	FIXED	02/2013	02/2013

Faurecia Exhaust Systems
Toledo, OH		100.00%	61,000	$6.35	387,415	CPI	11/2022	11/2022

Federal Express Corp.
College Station, TX		100.00%	12,080	$5.78	69,768	FIXED	04/2012	04/2017
Collierville, TN		100.00%	390,380	$18.58	7,252,371	CPI	11/2019	08/2039
Corpus Christi, TX		100.00%	30,212	$7.05	212,973	FIXED	05/2012	05/2017

			432,672		7,535,112
Fiserv, Corp.
Norcross, GA		100.00%	220,675	$23.64	5,216,036	CPI	12/2015	12/2030

Fiskars Brands, Inc.
Apopka, FL		100.00%	369,537	$3.19	1,178,750	FIXED	03/2015	03/2015

Foster Wheeler
Clinton, NJ		100.00%	292,000	$22.30	6,510,470	CPI	08/2022	08/2042

Garden Ridge, L.P.
Oklahoma City, OK	100.00%		141,585	$6.06	857,693	CPI	08/2024	08/2044

Gestamp Alabama, LLC
McCalla, AL	100.00%		390,000	$4.72	1,840,502	CPI	12/2018	12/2038

Global Automotive Systems
Pinconning, MI		100.00%	220,588	$1.35	297,684	CPI	07/2018	12/2022

Google, Inc.
Venice, CA		100.00%	67,681	—	—	FIXED	10/2025	10/2035
Grande Communications
Corpus Christi, Odessa, San Marcos and Waco, TX	100.00%		119,609	$13.94	1,667,485	CPI	08/2023	08/2043
San Marcos, TX	100.00%		14,400	$11.46	165,054	CPI	06/2024	06/2044

			134,009		1,832,539

Hellweg Die Profi-Baumärkte GmbH & Co KG
37 locations throughout Germany	40.00%		1,255,872	$10.96	13,762,094	GPI	02/2030	02/2037

Hellweg Die Profi-Baumarkte GmbH Und Co.
16 locations throughout Germany	75.00%		1,052,318	$10.92	11,495,560	GPI	02/2030	02/2035

Hewlett Packard
Louisville, CO	100.00%		403,871	$10.36	4,185,309	CPI	12/2014	12/2034

	Pre-Merger Ownership Interests		Square Footage (1)	Rent per Square Foot	Current Annual Rents (1)	Rent Increase Factor (2)	Lease Term	Maximum Term
Tenant/Location	CPA®:15	W. P. Carey

Hibbett Sports
Birmingham, AL		100.00%	219,312	$4.21	924,023	CPI	12/2014	12/2029

Hologic, Inc. Corporation
Danbury, CT; Bedford, MA	64.00%	36.00%	269,042	$14.18	3,815,616	CPI	08/2022	08/2042

Humco Holding Group, Inc.
Orem, UT; Texarkana, TX	100.00%		164,565	$6.15	1,011,557	CPI	03/2016	03/2016

Integracolor, Ltd.
Mesquite, TX	100.00%		358,987	$5.94	2,132,021	CPI	06/2022	06/2042

JPMorgan Chase Bank, National Assoc.
Fort Worth, TX		100.00%	384,246	$10.05	3,861,540	CPI	02/2030	02/2050

Juniper Networks, Inc.
Sunnyvale, CA		100.00%	50,311	$—	—	—	11/2016	11/2021

Kenyon International Emergency Services
Houston, TX		100.00%	17,725	$5.40	95,715	NONE	10/2014	10/2019

Kerr Corporation
Bowling Green, KY; Jackson, TN	100.00%		367,965	$4.58	1,685,568	FIXED	08/2021	08/2051

L-3 Communications
San Diego, CA		100.00%	166,403	$18.36	3,054,816	CPI	07/2012	07/2017

L-3 Communications SSG-Tinsley, Inc.
Richmond, CA	100.00%		37,696	$17.24	650,024	CPI	11/2022	11/2036

Learning Care Group, Inc.
12 locations throughout the U.S.	66.07%		55,724	$19.58	1,090,800	CPI	01/2016	01/2041
Naperville, IL	100.00%		7,893	$18.93	149,432	CPI	06/2021	06/2021
12 locations throughout the U.S.		33.93%	28,617	$19.58	560,177	CPI	01/2016	01/2041

			92,234		1,800,408

Life Time Fitness, Inc.
Canton and Rochester Hills, MI	100.00%		278,982	$16.75	4,671,812	FIXED	10/2023	10/2053

Lockhaven Drive, Houston, TX
Houston, TX		100.00%	25,125	$8.25	207,240	FIXED	07/2013	07/2013

Lowes Home Improvement Warehouse
Bellevue, WA		100.00%	143,352	$10.97	1,572,426	CPI	08/2018	08/2018

Markus Barth Logistik GmbH
Laupheim, Germany	66.70%		53,840	$4.05	218,135	FIXED	03/2017	03/2027

Marriott Corporation
12 Locations throughout the U.S.	47.35%		490,642	$17.13	8,405,632	OTHER	01/2023	01/2033

	Pre-Merger Ownership Interests		Square Footage (1)	Rent per Square Foot	Current Annual Rents (1)	Rent Increase Factor (2)	Lease Term	Maximum Term
Tenant/Location	CPA®:15	W. P. Carey

Meadow Brook Meat
Lewisville, TX; Orlando, FL; Rocky Mount, NC	100.00%		555,820	$5.32	2,956,944	FIXED	01/2018	01/2038

Medi Media USA
Lower Makefield, PA	100.00%		107,000	$21.79	2,331,175	CPI	12/2017	12/2037

Medica France SA
Chatou; Paris; Poissy; Rosny sous Bois; Rueil Malmaison; Sarcelles, France	54.20%		182,577	$17.56	3,205,587	INSE	09/2021	09/2030

Chatou; Paris; Poissy; Rosny sous Bois; Rueil Malmaison; Sarcelles, France		45.80%	154,312	$17.56	2,709,326	INSE	09/2021	09/2030

			336,889		5,914,913

Mercury Partners, LP
78 locations throughout the U.S.	57.69%		2,180,256	$5.59	12,181,525	CPI	04/2024	04/2044

Merit Medical Systems, Inc.
South Jordan, UT	100.00%		172,925	$10.85	1,876,511	CPI	01/2020	01/2040

Moran Foods, Inc.
Montgomery, AL		100.00%	32,690	$1.64	53,500	NONE	10/2017	10/2037

MSR Technologies GmbH
Laupheim, Germany	66.70%		134,917	$4.80	647,824	GPI	03/2027	03/2047

Northrop Grumman Systems Corporation
San Diego, CA	100.00%		67,285	$17.59	1,183,336	FIXED	10/2015	10/2020

NVR, Inc.
Farmington, NY; Thurmont, MD		100.00%	179,741	$4.89	878,413	CPI	04/2014	04/2039
NYT Real Estate Company LLC
New York, NY		17.75%	126,420	$34.99	4,423,046	FIXED	03/2024	03/2044

OBI Group
15 locations throughout Poland	75.00%		1,216,330	$9.25	11,245,422	HICP	03/2024	03/2039
Rybnik, Poland	75.00%		66,620	$8.68	595,340	HICP	03/2025	03/2040
Wroclaw, Poland		100.00%	113,570	$8.73	991,092	HICP	12/2025	12/2040

			1,398,520		12,831,854

Omnicom Group, Inc.
Playa Vista, CA	100.00%		120,000	$36.00	4,319,438	CPI	09/2018	09/2038

Orbital Sciences Corp.
Chandler, AZ		100.00%	355,307	$9.31	3,306,745	CPI	09/2019	09/2029

Oriental Trading Company, Inc.
La Vista, NE	100.00%		736,209	$5.42	3,990,532	CPI	04/2027	04/2047

Overland Storage Inc.
San Diego, CA	100.00%		91,300	$20.45	1,867,495	FIXED	02/2014	02/2019

Reynolds Group Holdings Limited
Mooresville, NC	100.00%		384,600	$4.41	1,696,165	CPI	03/2023	03/2043

	Pre-Merger Ownership Interests		Square Footage (1)	Rent per Square Foot	Current Annual Rents (1)	Rent Increase Factor (2)	Lease Term	Maximum Term
Tenant/Location	CPA®:15	W. P. Carey

PETsMART, Inc.
Ennis, TX	100.00%		229,950	$2.58	593,670	CPI	08/2017	08/2017
Phoenix, AZ	30.00%		186,051	$4.70	875,303	FIXED	11/2021	11/2041

			416,001		1,468,973

Plexus Corporation
Neenah, WI	100.00%		179,250	$8.84	1,584,114	CPI	08/2014	08/2044

Plumbmaster, Inc.
Concordville, PA;
Oceanside, CA	100.00%		161,458	$6.76	1,091,143	FIXED	01/2024	12/2037

Pohjola Non-Life Insurance Company LTD
Helsinki, Finland	60.00%		510,600	$10.13	5,172,181	FINN	05/2015	05/2020

Prefecture de Police
Paris, France	50.00%		120,668	$34.18	4,124,462	CPI	06/2019	06/2019

Quad/Graphics, Inc.
Doraville, GA		100.00%	432,559	$3.98	1,720,403	CPI	12/2017	12/2042

QualServ Corporation
Fort Smith, AR	100.00%		440,159	$1.60	702,082	CPI	08/2024	08/2038

Qwest Communications, Inc.
Scottsdale, AZ		100.00%	4,460	$61.50	274,304	FIXED	02/2017	02/2017

Rave Reviews LLC
Baton Rouge, LA	100.00%		73,292	$21.54	1,578,644	CPI	08/2023	08/2043
Rexam Consumer Plastics, Inc.
Buffalo Grove, IL; Excelsior Springs, MO; North Versailles, PA; St. Petersburg, FL; West Lafayatte, IN	100.00%		616,031	$5.26	3,242,834	CPI	10/2023	10/2043

S&ME, Inc.
Raleigh, NC		100.00%	27,770	$12.16	337,584	FIXED	07/2016	07/2026

SaarOTEC
St. Ingbert, Germany	50.00%		78,034	$3.07	239,575	GPI	07/2021	07/2026

Schuler AG
Göppingen, Germany	33.67%		251,364	$9.14	2,296,761	GPI	10/2027	10/2047
Göppingen, Germany		33.00%	246,380	$9.14	2,251,225	GPI	10/2027	10/2047

			497,744		4,547,985

Sears Holdings Corporation
Citrus Heights, CA		100.00%	89,760	$2.01	180,000	NONE	05/2016	05/2026
Drayton Plains, MI		100.00%	103,018	$2.04	210,000	NONE	03/2016	03/2026

			192,778		390,000

Shaklee Corporation
Pleasanton, CA	100.00%		112,000	$26.37	2,953,598	FIXED	05/2024	05/2038

Sports Authority
Plano, TX	100.00%		47,054	$11.29	531,380	FIXED	01/2013	01/2033

Sprint Spectrum Realty Company, L. P.
Rio Rancho, NM		100.00%	94,730	$16.15	1,529,889	FIXED	05/2016	05/2021

	Pre-Merger Ownership Interests		Square Footage (1)	Rent per Square Foot	Current Annual Rents (1)	Rent Increase Factor (2)	Lease Term	Maximum Term
Tenant/Location	CPA®:15	W. P. Carey

Superior Telecommunications, Inc.
Brownwood, TX	100.00%		315,252	$2.36	742,664	CPI	12/2018	12/2038

Sybron Dental Specialties, Inc.
Glendora, CA; Romulus, MI		100.00%	245,000	$8.20	2,008,758	CPI	12/2018	12/2043

SymphonyIRI Group, Inc.
Chicago, IL	66.67%		106,405	$14.86	1,581,530	CPI	01/2021	01/2021
Chicago, IL		33.33%	53,195	$14.86	790,646	CPI	01/2021	01/2021

			159,600		2,372,176

The Talaria Company, LLC
Porstmouth, RI; Southwest Harbor, ME; Stuart, FL; Trenton, ME	30.00%		127,841	$10.84	1,386,000	CPI	04/2030	04/2060

Tata Steel UK Limited
Brierley Hill, UK	100.00%		155,809	$8.54	1,330,970	FIXED	11/2033	11/2033

The SI Organization, Inc.
King of Prussia, PA		100.00%	88,578	$9.75	863,636	FIXED	07/2013	07/2023
TietoEnator Plc
Espoo, Finald	60.00%		279,890	$17.58	4,919,818	FINN	12/2016	12/2031

Tower Automotive Products Co., Inc.
Auburn, IN; Blufton, OH; Milan, TN	100.00%		844,166	$3.46	2,919,147	CPI	04/2020	04/2040

Town Sports International Holdings, Inc.
Newton, MA	44.00%		29,920	$17.12	512,286	CPI	02/2023	02/2053

True Value Company
Corsicana, TX; Fogelsville, PA; Jonesboro, GA; Kansas City, MO; Kingman, AZ; Springfield, OR; Woodland, CA	50.00%		1,814,078	$3.84	6,961,796	FIXED	12/2022	11/2042

U-Haul Moving Partners Inc.
78 locations throughout the USA	57.69%		1,173,991	$5.59	6,559,904	CPI	04/2024	04/2034

Unisource Worldwide, Inc.
Anchorage, AK		100.00%	44,712	$8.10	362,068	FIXED	12/2014	12/2029
Commerce, CA		100.00%	411,561	$3.80	1,564,288	FIXED	04/2020	04/2030

			456,273		1,926,356

United Stationers Supply Co.
New Orleans, LA		100.00%	59,560	$4.05	241,267	CPI	09/2012	09/2012
San Antonio, TX		100.00%	63,098	$4.05	255,602	CPI	03/2014	03/2017

			122,658		496,869

US Airways Group, Inc.
Tempe, AZ		74.58%	167,890	$19.64	3,297,279	CPI	04/2014	11/2029

	Pre-Merger Ownership Interests		Square Footage (1)	Rent per Square Foot	Current Annual Rents (1)	Rent Increase Factor (2)	Lease Term	Maximum Term
Tenant/Location	CPA®:15	W. P. Carey

UTI Holdings, Inc.
Avondale, AZ	100.00%		282,658	$10.50	2,966,910	CPI	07/2024	07/2044
Exton, PA	100.00%		200,375	$13.89	2,783,855	CPI	10/2020	02/2040
Glendale Heights, IL	100.00%		101,194	$15.69	1,587,683	CPI	11/2013	11/2032
Glendale Heights, IL	100.00%		38,143	$13.11	500,199	FIXED	09/2015	09/2035
Rancho Cucamonga, CA	100.00%		187,227	$11.82	2,212,153	CPI	09/2019	09/2039

			809,597		10,050,800

Waddington North America, Inc.
Chattanooga, TN	100.00%		238,585	$3.14	748,285	CPI	03/2022	03/2042

Wagon Automotive GmbH
Nagold, GR	33.33%		101,802	$7.08	720,310	GPI	09/2024	09/2039

Waldaschaff Automotive GmbH
Waldaschaff, GR	33.33%		179,122	$2.17	388,461	FIXED	05/2021	05/2031
Wal-Mart Stores, Inc.
Greenfield, IN		100.00%	82,620	$4.00	330,560	NONE	01/2020	01/2025

World Airways, Inc.
Peachtree City, GA	100.00%		59,473	$17.05	1,014,296	CPI	03/2019	03/2039

Xerox Corporation
Hot Springs, AR		100.00%	36,850	$4.85	178,722	FIXED	03/2014	03/2017

Multi-tenant property in Beaumont, TX
Richard Design Services, Inc.		100.00%	34,300	$8.75	300,000	NONE	02/2012	05/2012
Englobal U. S., Inc.		100.00%	8,580	$9.75	83,655	NONE	11/2014	11/2024
Olmsted Kirk Paper Co.		100.00%	5,760	$8.10	46,656	FIXED	12/2017	12/2022

			48,640		430,311

Multi-tenant property in Bloomingdale, IL
Classic Cuisines Catering (Modified NNN)		100.00%	1,000	$10.00	10,000	NONE	04/2012	04/2012
RGIS, LLC (Modified NNN)		100.00%	2,550	$8.82	22,500	FIXED	11/2014	11/2014
United States Postal Service (Modified NNN)		100.00%	60,000	$11.63	697,500	FIXED	04/2016	04/2016

			63,550		730,000

Broomfield Tech Center (Gross Rents)
Broomfield, CO		100.00%	10,952	$3.09	33,842	NONE	04/2013	04/2013
Broomfield, CO		100.00%	25,282	$0.93	23,433	NONE	01/2015	01/2015
Broomfield, CO		100.00%	44,458	$3.39	150,665	NONE	12/2016	12/2016

			80,692		207,940

Multi-tenant property in City of Industry, CA
Jada Toys, Inc. (Modified NNN)		100.00%	92,595	$5.40	499,728	FIXED	04/2012	04/2017
Swat-Fame, Inc. (Modified NNN)		100.00%	233,205	$3.74	872,478	CPI	06/2020	06/2020

			325,800		1,372,206

	Pre-Merger Ownership Interests		Square Footage (1)	Rent per Square Foot	Current Annual Rents (1)	Rent Increase Factor (2)	Lease Term	Maximum Term
Tenant/Location	CPA®:15	W. P. Carey
Multi-tenant property in ConflanStHonorine, France
Grass Valley France S.A.	65.00%		34,983	$10.83	378,788	INSEE	12/2014	12/2020
Marchal	65.00%		36,313	$5.05	183,502	INSEE	12/2014	12/2020
Thomson Broadcast	65.00%		41,462			INSEE	12/2017	12/2020

			112,758		562,290

Multi-tenant property in Erlanger, KY
Alstom Power		100.00%	197,400	$2.46	484,746	FIXED	06/2017	06/2020
The United States Playing Card Company		100.00%	572,204	2.04	1,168,608	FIXED	06/2017	06/2020

			360,004		794,106

Multi-tenant property in Golden, CO
TPG IPB, Inc.	100.00%		26,100	$5.82	151,942	FIXED	04/2013	04/2014
Transportation Management Services, Inc.	100.00%		66,000	—	—	OTHER	02/2012	02/2012

			92,100		151,942

Multi-tenant property in Houston, TX
SBH Holdings, LLC		100.00%	5,632	$8.04	45,281	FIXED	08/2013	08/2016
Knight Security Systems		100.00%	4,456	$3.00	13,368	FIXED	06/2016	06/2021
Golder Associates, Inc.		100.00%	15,796	$6.96	109,940	FIXED	10/2017	10/2022

			25,884		168,589

Multi-tenant property in Illkirch-Graffens, France
Groupe SOFEMO		75.00%	16,631	$17.89	297,591	INSEE	01/2014	01/2020
Bouygues Telecom		75.00%	49,148	$33.85	1,663,899	INSEE	12/2015	05/2020

			65,779		1,961,490

Multi-tenant property in Moorestown, NJ
Pioneer Credit Recovery, Inc.		100.00%	30,000	$13.50	405,000	FIXED	05/2012	05/2017
Lincoln Technical Institute, Inc.		100.00%	35,567	$5.87	208,710	FIXED	04/2025	04/2035

			65,567		613,710

Multi-tenant property in Tours, France
Bouygues Telecom		95.00%	57,264	$15.84	906,982	INSEE	09/2012	09/2012
Caisse Centrale d’Activities Sociales (C.C.A.S.)		95.00%	10,655	$0	$0	INSEE	02/2018	02/2021

			67,919		906,982

Multi-tenant property in Webster, TX (Bay Terrace II)
Lockheed Martin Corporation		100.00%	48,207	$10.00	482,070	FIXED	05/2018	05/2025
Raytheon Company		100.00%	9,138	$10.00	91,380	FIXED	07/2012	09/2016

			87,521		882,754

Multi-tenant property in Webster, TX (Bay Terrace I)
United Space Alliance, LLC		100.00%	69,132	$6.22	430,012	NONE	09/2013	09/2013
Lockheed Martin Corporation		100.00%	8,921	$10.25	91,440	NONE	12/2014	12/2017

			78,053		521,452

Livho, Inc. (Hotel)
Livonia, MI		100.00%	158,000	$—	—	FIXED	12/2014	12/2014

USA Self Storage, LLC (Operating Property)
Pensacola, FL		100.00%	51,867	$3.39	176,003	OTHER	12/2012	12/2012

	Pre-Merger Ownership Interests		Square Footage (1)	Rent per Square Foot	Current Annual Rents (1)	Rent Increase Factor (2)	Lease Term	Maximum Term
Tenant/Location	CPA®:15	W. P. Carey
Vacant
Carlsbad, CA	50.00%		147,930
ConflanStHonorine, France	65.00%		109,389
Golden, CO	100.00%		57,662
Little Germany, UK	100.00%		41,432
Virginia Beach, VA	100.00%		774,473
Bloomingdale, IL		100.00%	37,450
Brewton, AL		100.00%	30,625
Bridgeton, MO		100.00%	78,080
Broomfield, CO		100.00%	32,045
Charlotte, NC		100.00%	437,500
Houston, TX (CC 5)		100.00%	23,756
Jacksonville, FL		100.00%	240,000
Tours, France		95.00%	28,284
Webster, TX (Bay Terrace II)		100.00%	21,057
Webster, TX (Bay Terrace I)		100.00%	13,747

			2,072,891

Total			41,944,046		315,061,175

(1)	Amounts are based on the combined company’s pro rata share.
(2)	Rent increase factors include the following indices:
a.	CPI—Consumer Price Index
b.	GPI—German Consumer Price Index
c.	HICP—Harmonized Index of consumer Prices, an index published by the European Union
d.	INSEE—INSEE construction index, an index published by the French government
e.	RPI—Retail Prices Index, an index published by the British government
f.	CBS—Netherlands Consumer Price Index
g.	SPCP—Spanish Consumer Price Index
h.	FINN—Finnish Consumer Price Index

Our Portfolio

The combined company’s portfolio totaled approximately 42.0 million square feet. In addition, through our Carey Storage and Livho subsidiaries, we had interests in 21 self-storage properties and a hotel property, respectively, for an aggregate of approximately 0.8 million square feet (on a pro rata basis) at December 31, 2011. Our combined portfolio has the following property and lease characteristics:

Combined Company’s Portfolio

Geographic Diversification

Information regarding the geographic diversification of the combined company’s properties at December 31, 2011 is set forth below (dollars in thousands):

	Consolidated Investments		Equity Investments in Real Estate (b)
Region	Annualized Contractual Lease Revenue (a)	% of Annualized Contractual Lease Revenue	Annualized Contractual Lease Revenue (a)	% of Annualized Contractual Lease Revenue
United States
South	$80,058	27%	$1,967	3%
West	60,485	20	12,361	22
East	37,513	12	12,546	22
Midwest	34,986	11	2,667	5

Total U.S.	213,042	70	29,541	52

International
Europe (c)	92,569	30	27,604	48

Total Non-U.S.	92,569	30	27,604	48

Total	$305,611	100%	$57,145	100%

(a)	Reflects annualized contractual minimum base rent for the fourth quarter of 2011.
(b)	Reflects the combined company’s pro rata share of annualized contractual minimum base rent for the fourth quarter of 2011 from equity investments in real estate.
(c)	Reflects investments in Belgium, Finland, France, Germany, Poland, Spain, the Netherlands and the United Kingdom.

Property Diversification

Information regarding the combined company’s property diversification at December 31, 2011 is set forth below (dollars in thousands):

	Consolidated Investments		Equity Investments in Real Estate (b)
Property Type	Annualized Contractual Lease Revenue (a)	% of Annualized Contractual Lease Revenue	Annualized Contractual Lease Revenue (a)	% of Annualized Contractual Lease Revenue
Office	$90,072	29%	$8,053	14%
Industrial	59,583	19	15,637	27
Warehouse/distribution	51,170	17	11,287	20
Retail	42,814	14	13,762	24
Self-storage	32,662	11	—	0
Other Properties (c)	29,310	10	7,097	13
Hospitality	—	0	1,309	2

Total	$305,611	100%	$57,145	100%

(a)	Reflects annualized contractual minimum base rent for the fourth quarter of 2011.
(b)	Reflects the combined company’s pro rata share of annualized contractual minimum base rent for the fourth quarter of 2011 from equity investments in real estate.
(c)	Other properties include healthcare, education, childcare, leisure, entertainment and undeveloped land.

Tenant Diversification

Information regarding the combined company’s tenant diversification at December 31, 2011 is set forth below (dollars in thousands):

	Consolidated Investments		Equity Investments in Real Estate (c)
Tenant Industry (a)	Annualized Contractual Lease Revenue (b)	% of Annualized Contractual Lease Revenue	Annualized Contractual Lease Revenue (b)	% of Annualized Contractual Lease Revenue
Retail trade	$60,796	20%	$20,402	36%
Business and commercial services	27,764	9	—	—
Healthcare, education and childcare	25,966	8	—	—
Electronics	25,307	8	7,797	14
Buildings and real estate	21,292	7	—	—
Construction and building	14,802	5	646	1
Chemicals, plastics, rubber, and glass	14,014	5	—	—
Telecommunications	11,848	4	—	—
Transportation—personal	11,578	4	3,297	6
Leisure, amusement and entertainment	11,384	4	—	—
Federal, state and local government	10,490	3	—	—
Beverages, food, and tobacco	9,053	3	1,763	3
Transportation—cargo	8,876	3	1,386	2
Insurance	8,620	3	—	—
Media: printing and publishing	7,626	2	4,423	8
Automotive	7,472	2	1,348	2
Aerospace and defense	6,604	2	—	—
Consumer and durable goods	5,462	2	—	—
Banking	3,862	1	—	—
Forest products and paper	3,955	1	—	—
Grocery	2,408	1	2,181	4
Machinery	1,531	1	4,548	8
Hotels and gaming	10	—	8,406	14
Other (d)	4,891	2	948	2

Total	$305,611	100%	$57,145	100%

(a)	Based on the Moody’s Investors Service, Inc. classification system and information provided by the tenant.
(b)	Reflects annualized contractual minimum base rent for the fourth quarter of 2011.
(c)	Reflects the combined company’s pro rata share of annualized contractual minimum base rent for the fourth quarter of 2011 from equity investments in real estate.
(d)	Includes revenue from tenants in the combined company’s consolidated investments in the following industries: consumer non-durable goods (1%), mining, metals and primary metal industries (less than 1%) and textiles, leather and apparel (less than 1%). For the combined company’s equity investments in real estate, “Other” consists of revenue from tenants in mining, metals and primary metal industries (2%).

Lease Expirations

At December 31, 2011, lease expirations of the combined company’s properties were as follows (dollars in thousands):

	Consolidated Investments		Equity Investments in Real Estate (b)
Year of Lease Expiration	Annualized Contractual Lease Revenue (a)	% of Annualized Contractual Lease Revenue	Annualized Contractual Lease Revenue (a)	% of Annualized Contractual Lease Revenue
2012	$7,726	3%	$—	—%
2013	7,520	2	—	—
2014	17,815	6	3,297	6
2015	30,998	10	4,764	8
2016	18,119	6	2,874	5
2017	12,258	4	536	1
2018	18,029	6	3,981	7
2019	27,806	9	—	—
2020	12,309	4	—	—
2021	13,778	5	1,503	3
2022-2026	111,362	36	20,494	36
2027-2031	26,560	9	19,696	34
2032 and thereafter	1,331	—	—	—

Total	$305,611	100%	$57,145	100%

(a)	Reflects annualized contractual minimum base rent for the fourth quarter of 2011.
(b)	Reflects the combined company’s pro rata share of annualized contractual minimum base rent for the fourth quarter of 2011 from equity investments in real estate.

Joint Ventures

When an economic interest in an entity is obtained, the combined company evaluates the entity to determine if it is deemed a VIE and, if so, whether the combined company is deemed to be the primary beneficiary and is therefore required to consolidate the entity. Significant judgment is required to determine whether a VIE should be consolidated. The combined company reviews the contractual arrangements provided for in the partnership agreement or other related contracts to determine whether the entity is considered a VIE under current authoritative accounting guidance, and to establish whether it has any variable interests in the VIE. The variable interests of the combined company, if any, are compared to those of the other variable interest holders to determine which party is the primary beneficiary of a VIE based on whether the entity (i) has the power to direct the activities that most significantly impact the economic performance of the VIE, and (ii) has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE.

For an entity that is not considered to be a VIE, the general partners in a limited partnership (or similar entity) are presumed to control the entity regardless of the level of their ownership and, accordingly, may be required to consolidate the entity. The combined company evaluates the partnership agreements or other relevant contracts to determine whether there are provisions in the agreements that would overcome this presumption. If the agreements provide the limited partners with either (a) the substantive ability to dissolve or liquidate the limited partnership or otherwise remove the general partners without cause or (b) substantive participating rights, the limited partners’ rights overcome the presumption of control by a general partner of the limited partnership, and, therefore, the general partner must account for its investment in the limited partnership using the equity method of accounting.

When the combined company obtains an economic interest in an entity that is structured at the date of acquisition as a tenancy-in-common interest, the tenancy-in-common agreements or other relevant documents are evaluated to ensure that the entity does not qualify as a VIE and does not meet the control requirement required for consolidation. Judgment is also used in determining whether the shared decision-making involved in a tenancy-in-common interest investment creates an opportunity for the combined company to have significant influence on the operating and financial decisions of these investments and thereby creates some responsibility by the combined company for a return on our investment. Tenancy-in-common interests are accounted for under the equity method of accounting.

Information regarding the combined company’s investments in joint ventures as of December 31, 2011 is listed below:

Joint Venture or JV (Principal Tenant)	Combined Company Pro Forma % Interest in JV	Remaining Interest in JV	Assets	Total JV	Equity	Combined Company Pro Forma Share of Total JV
				Liabilities		Assets	Liabilities	Equity
Actuant	50.05%	CPA®:16 - 49.95%	$15,926	$11,429	$4,497	$7,971	$5,720	$2,251
Advanced Micro Devices	33.00%	CPA®:16 - 67.00%	81,627	67,542	14,085	27,214	22,519	4,695
Builders Firstsource, Inc.	40.00%	CPA®:16 - 60.00%	14,079	7,202	6,877	5,632	2,881	2,751
C1000 Logistiek Vastgoed B.V.	15.00%	CPA®:17 - 85.00%	195,649	93,963	101,686	29,347	14,094	15,253
Consolidated Systems, Inc.	60.00%	CPA®:16 - 40.00%	16,662	11,427	5,235	9,997	6,856	3,141
Del Monte Corporation	50.00%	CPA®:16 - 50.00%	13,413	11,641	1,772	6,706	5,820	886
Eroski Sociedad Cooperativa	70.00%	CPA®:17 - 30.00%	30,162	99	30,063	21,113	69	21,045
Hellweg Die Profi-Baumarkte GmbH Und Co.	75.00%	CPA®:16 - 25.00%	181,091	100,082	81,009	135,818	75,062	60,756
Hellweg Die Profi-Baumärkte GmbH & Co	40.00%	CPA®:16 - 27.00%; CPA®:17 - 33.00%	433,527	379,264	54,263	173,411	151,706	21,705
LABRADOR (DE) (PETsMART, Inc)	30.00%	CPA®:16 - 70.00%	27,827	20,239	7,588	8,348	6,072	2,276
Marcourt (Courtyard by Marriott)	47.35%	Third-party - 52.65%	134,110	(175)	134,285	63,501	(83)	63,584
Markus Barth Logistik GmbH & Co. KG/MSR Technologies	66.67%	CPA®:16 - 33.33%	14,843	927	13,916	9,896	618	9,278
Multi-tenant property in ConflanStHonorine France	65.00%	CPA®:16 - 35.00%	23,553	24,361	(808)	15,309	15,834	(524)
Multi-tenant property in Illkirch-Graffens, France	75.00%	Third party -25.00%	22,093	16,089	6,004	16,570	12,067	4,503
Multi-tenant property in Tours, France	95.00%	Third party - 5.00%	12,000	8,874	3,126	11,400	8,430	2,970
NYT Real Estate Company LLC	17.75%	CPA®:16 - 27.25%; CPA®:17 - 55.00%	245,060	64,271	180,789	43,498	11,408	32,090
OBI Group	75.00%	CPA®:16 - 25.00%	179,213	168,468	10,745	134,410	126,351	8,059
Pohjola Non-Life Insurance Company LTD	60.00%	CPA®:16 - 40.00%	88,802	77,068	11,734	53,281	46,241	7,040
Prefecture de Police	50.00%	CPA®:16 - 50.00%	92,051	81,265	10,786	46,026	40,632	5,394
SaarOTEC	50.00%	CPA®:16 - 50.00%	6,008	9,302	(3,294)	3,004	4,651	(1,647)
Schuler AG	66.67%	CPA®:16 - 33.33%	66,298	8,304	57,994	44,199	5,536	38,663
TietoEnator Plc	60.00%	CPA®:16 - 40.00%	80,879	64,546	16,333	48,527	38,727	9,800
The Talaria Company, LLC	30.00%	CPA®:16 - 70.00%	49,751	28,847	20,904	14,925	8,654	6,271
Town Sports International Holdings, Inc.	44.00%	CPA®:16 - 56.00%	7,305	7,600	(295)	3,214	3,344	(130)
True Value Company	50.00%	CPA®:16 - 50.00%	126,054	68,292	57,762	63,027	34,146	28,881
U-Haul Moving Partners Inc.	57.69%	CPA®:16 - 30.77%; CPA®:17 - 11.54%	279,711	176,341	103,370	161,365	101,731	59,634
US Airway	74.58%	Third party -25.42%	29,585	19,418	10,167	22,065	14,482	7,583
Vacant – Carlsbad, CA	50.00%	CPA®:16 - 50.00%	26,012	10	26,002	13,006	5	13,001
Wagon Automotive GmBh/ Waldaschaff Automotive GmBh	33.33%	CPA®:17 - 66.67%	41,660	21,744	19,916	13,885	7,247	6,638

Total			$2,534,951	$1,548,440	$986,511	$1,206,665	$770,820	435,847

DESCRIPTION OF W. P. CAREY INC. SHARES

The following contains a summary of certain material provisions of the W. P. Carey Inc. Charter and W. P. Carey Inc. Bylaws relating to the shares of W.P. Carey Inc. common stock, which are attached as Annex F and Annex G to this joint proxy statement/prospectus, respectively. The following description of the shares of W. P. Carey Inc. common stock does not purport to be complete and is qualified in its entirety by reference to W. P. Carey Inc. Charter and W. P. Carey Bylaws.

General

Our charter provides that we have authority to issue 500,000,000 shares of stock, $0.001 par value per share, consisting of 450,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of preferred stock, $0.001 par value per share. A majority of our entire board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of our stock of any class or series that we have authority to issue. As of the closing of the Merger and the REIT Conversion, we expect [—] shares of our common stock will be issued and outstanding. No shares of our preferred stock will be outstanding upon the closing of Merger and the REIT Conversion.

Common Stock

All shares of common stock issued in the Merger and REIT Conversion contemplated by this joint proxy statement/prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter restricting the transfer and ownership of shares of our stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including one vote for each director to be elected in the election of directors, and, except as provided with respect to any other class or series of shares of our stock, the holders of our common stock possess exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

In accordance with Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter requires the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter to approve such matter, except that any amendment to the sections of the charter concerning the removal of directors, restrictions on transfer and ownership of shares and the voting requirements for the amendment of such provisions must be approved by the board of directors and the affirmative vote of stockholders entitled to cast two-thirds of all votes entitled to be cast on the matter.

Maryland law permits the merger of a 90% or more owned subsidiary with or into its parent without stockholder approval provided (a) the charter of the successor is not amended other than in certain minor respects and (b) the contract rights of any stock of the successor issued in the merger in exchange for stock of the other corporation are identical to the contract rights of the stock for which it is exchanged. Also, because Maryland law may not require the stockholders of a parent corporation to approve a merger or sale of all or substantially all of the assets of a subsidiary entity, including where a substantial number of operating assets are held by the subsidiary, as in our situation, our subsidiaries may be able to merge or sell all or substantially all of their assets without a vote of our stockholders.

Holders of our shares of common stock are entitled to receive distributions if and when authorized by our board of directors and declared by us out of assets legally available for the payment of distributions. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision has been made for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock that we may subsequently classify or reclassify and to the provisions of our charter regarding restrictions on transfer and ownership of our stock.

Holders of our shares of common stock generally have no appraisal, preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer and ownership of stock contained in our charter, all shares of common stock have equal distribution, liquidation and other rights.

Preferred Stock; Power to Reclassify Shares of Our Stock

Our charter authorizes our board of directors to classify any unissued shares of common stock or preferred stock and to reclassify any previously classified, but unissued, shares of common stock or preferred stock into one or more classes or series of stock. Prior to issuance of shares of any class or series of stock, our board of directors is required by Maryland law and our charter to fix, subject to our charter restrictions on transfer and ownership, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of stock. Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for you or otherwise be in your best interests. As of the effective time of the Merger and REIT Conversion, we will have only a single class of common stock and no shares of our preferred stock will be outstanding and we have no present plans to issue any preferred stock or to classify or reclassify our common stock into any class or series.

Power to Increase or Decrease Authorized Stock and Issue Additional Shares of Common Stock and Preferred Stock

Our board of directors has the power to amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue, to issue additional shares of common stock or preferred stock and to classify unissued shares of our common stock or preferred stock or to reclassify any previously classified, but unissued, shares of common stock or preferred stock, into other classes or series of stock and thereafter to issue the classified or reclassified shares of stock. We believe this ability provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange on which our securities may be listed or the terms of any classes or series of stock that we may subsequently classify or reclassify. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Restrictions on Ownership and Transfer

Our charter provides that our board of directors may decide whether it is in the best interests of our company to qualify and maintain status as a REIT under the Code. In order to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined by the Code to include certain entities) during the last half of any taxable year. Neither the requirement to be held by 100 or more persons, or the provision disallowing ownership by five or fewer individuals apply to the first taxable year of a REIT.

To help us to qualify as a REIT, among other purposes, our charter, subject to certain exceptions, contains restrictions on the number of shares of our stock that a person may own. Our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either (i) more than 7.9% in value or in number of shares, whichever is more restrictive, of the outstanding shares of stock of W. P. Carey Inc. or (ii) more than 7.9% in value or in number of shares, whichever is more restrictive, of the outstanding shares of W. P. Carey Inc.’s common stock. Our board of directors has elected to exclude from these restrictions any outstanding shares of W. P. Carey Inc. common stock not treated as outstanding for federal income tax purposes, other than the estate of Wm. Polk Carey which may own up to 18.0% of the outstanding shares of W. P. Carey Inc. common stock or any other class or series of W. P. Carey Inc.’s stock.
Our charter also prohibits any person from (a) beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code, (b) transferring shares of our stock if such transfer would result in our stock being beneficially owned by fewer than 100 persons, (c) beneficially or constructively owning shares of our stock if such transfer would cause us to own, directly or indirectly, 10% or more of the ownership interests in a tenant of our company (or a tenant of any entity owned or controlled by us), (d) beneficially or constructively owning shares of our stock if such transfer would cause any independent contractor to not be treated as such under Section 856(d)(3) of the Code, or (e) beneficially or constructively owning shares of stock which will otherwise cause us to fail to qualify as a REIT. Any person who acquires, attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, and any person who would have owned shares of our stock that resulted in a transfer of shares to a charitable trust (as described below), will be required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

Our board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from the above ownership limits and the restrictions described in clauses (c) and (d) above. However, the board of directors may not grant an exemption to any person unless the board of directors obtains such representations, covenants and undertakings as the board of directors may deem appropriate in order to determine that granting the exemption would not result in losing our status as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

Our board of directors may increase or decrease the common stock ownership limit and/or the aggregate stock ownership limit so long as the change would not result in five or fewer persons beneficially owning more than 49.9% in value of our outstanding stock. Any decrease in the common stock ownership limit and/or the aggregate stock ownership limit shall not apply to any person whose percentage ownership of stock is in excess of the decreased ownership limits until such time as such person’s percentage ownership of stock equals or falls below the decreased ownership limits, but any further acquisition of shares of our stock in excess of such percentage ownership will be in violation of the ownership limits.

Pursuant to our charter, if any transfer of our shares of stock occurs that, if effective, would result in any person beneficially or constructively owning shares of stock in excess, or in violation, of the above ownership or transfer limitations, known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be null and void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust’s charitable beneficiary. The prohibited owner will have no voting rights with respect to shares of stock held in the charitable trust, and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee, in its sole discretion, will have the authority to:

•	rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the trustee; and

•	recast such vote in accordance with the desires of the trustee acting for the benefit of the trust’s beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

•

the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

•	such shares will be deemed to have been sold on behalf of the charitable trust; and

•

to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

•	the market price on the date we, or our designee, accept such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We will pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any distributions held by the trustee will be paid to the charitable beneficiary.

All certificates, if any, representing shares of our stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in value of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide to us such additional information as we may request in order to determine the effect, if any, of the owner’s beneficial ownership on our status as a REIT and to ensure compliance with our ownership limitations. In addition, each of our stockholders, whether or not an owner of 5% or more of our stock, must upon demand provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure our compliance with the ownership restrictions in our charter.

The ownership and transfer limitations in our charter could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or might otherwise be in the best interests of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Trust Company, N.A.

CERTAIN MATERIAL PROVISIONS OF MARYLAND LAW AND

OF OUR CHARTER AND BYLAWS

The following description is a summary of certain material provisions of Maryland law and of the W. P. Carey Inc. Charter and W. P. Carey Inc. Bylaws. Certain provisions of Maryland law and the W. P. Carey Inc. Charter and W. P. Carey Inc. Bylaws may have the effect of delaying, deferring or preventing a takeover of our company (including transactions in which stockholders might otherwise receive a premium for their shares over the then current prices). The summary is not complete. We encourage you to read the W. P. Carey Inc. Charter and W. P. Carey Inc. Bylaws, which are attached to this joint proxy statement/prospectus as Annexes F and G, respectively.

Our Board of Directors

Our charter and bylaws provide that the number of directors constituting our full board of directors will be not less than the minimum number required by Maryland law. Our bylaws provide that the number of directors constituting our full board of directors will not exceed 25 and our charter provides that the number of directors constituting our full board of directors may only be increased or decreased by a vote of a majority of our directors. Our charter provides that any and all vacancies on the board of directors (including as a result of an increase in the number of directors constituting our full board of directors) may be filled only by the affirmative vote of a majority of the remaining directors even if the remaining directors constitute less than a quorum. Our charter further provides that, at such time as we become eligible to make the election (which we expect will be upon consummation of the REIT Conversion), we elect to be subject to Subtitle 8 of Title 3 of the MGCL so that any and all vacancies (including as a result of an increase in the number of directors constituting our full board of directors) on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors even if the remaining directors constitute less than a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. Our charter provides that a director may be removed only for cause and only upon the affirmative vote of two-thirds of the votes entitled to be cast generally in the election of directors. “For cause” means, with respect to any particular director, conviction of a felony or a final judgment of court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active deliberate dishonesty. However, because of the board’s exclusive power to fill vacant directorships, stockholders will be precluded from filling the vacancies created by any removal with their own nominees. Each member of our board of directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. If the holders of any class or series of stock that we may subsequently classify or reclassify shall have the right to elect one or more directors separately as a class, then such director or directors so elected shall serve for the remainder of the term in which such vacancy occurred and a successor is duly elected and qualifies. Additionally, any such director or directors may be removed only by the holders of such class or series.

Action by Stockholders

Under the MGCL, stockholder action by common stockholders can be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting, unless the charter provides for a lesser percentage (which our charter does not). Stockholder action by preferred stockholders can be taken only at an annual or special meeting of stockholders or by a consent in lieu of a meeting by the holders of shares entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders’ meeting if the corporation gives notice of the action to each holder of the class of stock not later than 10 days after the effective time of the action, unless the charter provides otherwise (which our charter does). Our charter provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a unanimous consent which sets forth the action is given by each stockholder entitled to vote on the matter. Special meetings of stockholders may be called by our board of directors, the Chairman of our board of directors, our Chief Executive Officer or our President, and must be called, subject to the satisfaction of certain procedural and information requirements by the stockholders requesting the meeting, by our Secretary upon the written request of stockholders entitled to cast a majority of the votes entitled to be cast on any matter that may properly be considered at such meeting. These provisions, combined with the advance notice provisions of our bylaws, which are summarized below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Amendment to Our Charter and Bylaws

Generally, our charter may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of the stockholders entitled to cast not less than a majority of all of the votes entitled to be cast on the matter, unless the amendment is permitted to be made without stockholder approval under the MGCL. As permitted by the MGCL, our charter contains a provision permitting our directors, without any action by our stockholders, to amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue and to classify unissued shares of our common stock or preferred stock or to reclassify any previously classified, but unissued, shares of common stock or preferred stock, into other classes or series of stock. Our board of directors has the exclusive power to adopt, amend, alter or repeal any provision of our bylaws and make new bylaws.

Dissolution

Our dissolution must be approved by a majority of our entire board of directors and by the affirmative vote of stockholders entitled to cast not less than a majority of all of the votes entitled to be cast on the matter.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or transfer of equity securities, liquidation plan or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person or entity who beneficially owns 10% or more of the voting power of our outstanding voting stock; or

•

an affiliate or associate of ours who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

A person is not an interested stockholder if our board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least:

•	80% of the votes entitled to be cast by holders of our then-outstanding shares of voting stock; and

•

two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

Pursuant to the statute, prior to the consummation of the Merger and REIT Conversion, our board of directors intends to exempt any business combinations between us and any person who is an existing, or becomes in the future an, “interested stockholder”. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any such person. As a result, such persons may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. Additionally, this resolution may be altered, revoked or repealed in whole or in part at any time and we may opt back into the business combination provisions of the MGCL. If this resolution is revoked or repealed, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights, except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or by employees who are also our directors are excluded from the shares entitled to vote on the matter. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock currently owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the stockholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock and, consequently, the control share acquisition statute will not apply to us unless our board of directors later amends our bylaws to modify or eliminate this provision, which it may do without stockholder approval, and which it may make effective prospectively or retrospectively.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

In our charter, we have elected that vacancies on the board be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we (a) require a two-thirds vote for the removal of any director from the board, (b) vest in the board the exclusive power to fix the number of directorships and (c) provide that unless called by our Chairman of our board of directors, our President, our Chief Executive Officer or our board of directors, a special meeting of stockholders may only be called by our Secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast on any matter that may be properly considered at the meeting.

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission. Our charter and bylaws also provide that we must indemnify (to the maximum extent permitted by Maryland law), and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, any individual who is a present or former director or officer of W. P. Carey Inc. or a predecessor of W. P. Carey Inc. from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity as a director or officer. Additionally, our charter provides that we may, with the approval of the board of directors, indemnify, if and to the extent determined to be authorized and appropriate in accordance with applicable law, any person permitted, but not required, to be indemnified under Maryland law by W. P. Carey Inc. or a predecessor of W. P. Carey Inc.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she was made, or was threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis of that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Meetings of Stockholders

Special meetings of stockholders may be called only by our board of directors, the Chairman of our board of directors, our Chief Executive Officer, our President or, in the case of a stockholder requested special meeting, by our Secretary upon the written request of the stockholders entitled to cast not less than a majority of all votes entitled to be cast on any matter that may be properly considered at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Interested Director and Officer Transactions

Pursuant to the MGCL, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, if:

•

the fact of the common directorship or interest is disclosed to our board of directors or a committee of our board, and our board or committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•

the fact of the common directorship or interest is disclosed to our stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation or other entity; or

•	the transaction or contract is fair and reasonable to us.

Upon the closing of the REIT Conversion, we intend to adopt a policy which requires that all contracts and transactions between us (including our subsidiaries), on the one hand, and any of our directors or executive officers or any entity in which such director or executive officer is a director or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of the disinterested directors, even if less than a quorum. Where appropriate in the judgment of the disinterested directors, our board of directors may obtain a fairness opinion or engage independent counsel to represent it, although our board of directors will have no obligation to do so.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of the board of directors; or

•

by a stockholder who is a stockholder of record both at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting in the election of the directors then standing for election or on such other business and who has complied with the advance notice procedures of the bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only:

•	pursuant to our notice of the meeting; and

•	by or at the direction of the board of directors; or

•

provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record both at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

Generally, in accordance with our bylaws, a stockholder seeking to nominate a director or bring other business before our annual meeting of stockholders must deliver a notice to our secretary not later than 5:00 p.m., Eastern Time, on the 120th day, nor earlier than the 150th day, prior to the first anniversary of the date of mailing of the notice for the prior year’s annual meeting of stockholders (for purposes of our 2012 annual meeting, to be timely notice by the stockholder, such notice must be delivered not earlier than the 150th day prior to the date of such annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the annual meeting of stockholders is first made by us). For a stockholder seeking to nominate a candidate for our board of directors, the notice must describe various matters regarding the nominee, including name, address, occupation and number of shares held, and other specified matters. For a stockholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.

COMPARISON OF RIGHTS OF CPA®:15 STOCKHOLDERS AND W. P. CAREY INC. STOCKHOLDERS

General

Both CPA®:15 and W. P. Carey Inc. are incorporated in Maryland. Upon the effective time of the Merger, CPA®:15 stockholders will become stockholders of W. P. Carey Inc. The rights of CPA®:15 stockholders are governed currently by the MGCL and the CPA®:15 Charter and the CPA®:15 Bylaws. Once CPA®:15 stockholders become stockholders of W. P. Carey Inc., their rights will continue to be governed by the MGCL, but will be governed by the W. P. Carey Inc. Charter and the W. P. Carey Inc. Bylaws.

Certain Differences Between the Rights of Stockholders of CPA®:15 and W. P. Carey Inc.

The following chart is a summary of the material differences between the rights of CPA®:15 stockholders and the rights of W. P. Carey Inc. stockholders. This summary does not purport to be a complete description of the differences between the rights of CPA®:15 stockholders and W. P. Carey Inc. stockholders.

CPA®:15	W. P. Carey Inc.

Authorized Stock
240,000,000 shares of common stock.	450,000,000 shares of common stock, and 50,000,000 shares of preferred stock authorized. Under the terms of the W. P. Carey Inc. Charter, the board of directors has the power to (i) amend the charter from time to time without stockholder approval so as to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series, (ii) designate and issue one or more classes or series of common stock or preferred stock, with whatever powers, preferences and rights as the board may desire, and (iii) classify or reclassify any unissued shares of our common stock or preferred stock into other classes or series of stock.

Voting Rights
Special meetings of stockholders may be called by a majority of the directors, a majority of independent directors, the chairman or the president of CPA®:15 and must be called by the Secretary upon the written request of stockholders entitled to cast at least 10% of all votes entitled to be cast at such meeting. There are no cumulative voting rights. Generally, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is necessary to take stockholder action, except that a plurality of all votes cast at such a meeting is sufficient to elect a director.

At any meeting of stockholders, the presence (in person or by proxy) of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum.

Generally, a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the W. P. Carey Inc. Charter, listing standards of the NYSE or applicable law or regulation. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director.

Special meetings of stockholders may be called by the Chairman of the board of directors, the President, the Chief Executive Officer or the board of directors and must be called by the Secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast on any matter that may be properly considered at such meeting. There are no cumulative voting rights.

Notice of Stockholder Meetings
Notice of all stockholder meetings will be sent to stockholders not less than 10 days, nor more than 90 days prior to any meeting, except that the notice for special meetings called upon stockholder request will be given within 10 business days of the request and such meetings will be held not less than 20 nor more than 60 days after receipt of the request. For purposes of determining stockholders entitled to notice of any meeting or to vote or to give consent to action without a meeting, a record date will not be more than 60 days nor fewer than 10 days prior to the date of any meeting, nor more than 60 days before any action without a meeting.	Notice of any annual or special stockholder meeting will be sent to stockholders entitled to notice of or vote at such meeting not less than 10 days, nor more than 90 days prior to any meeting. For purposes of determining stockholders entitled to notice of any meeting or to vote or to give consent to action without a meeting, a record date will not be more than 90 days nor fewer than 10 days prior to the date of any meeting.

Size of Board of Directors
The number of directors will be no more than nine nor less than three. There are currently four directors.

The number of directors initially shall be three; however, upon the closing of the REIT Conversion, the size of the board of directors will be expanded to twelve.

The size of board of directors may be increased or decreased by the majority of the entire board of directors, but shall never be less than the minimum number required by the Maryland law nor more than 25.

Independent Directors
At least a majority of the directors must be independent directors, except for a period of 90 days following the death, removal or resignation of an independent director. Independent directors will, among other duties, monitor CPA®:15’s relationship with its advisor, approve all transactions with the advisor, review CPA®:15’s investment policies at least annually, determine that CPA®:15’s total fees and expenses are reasonable at least annually, ensure that the annual report is sent to stockholders, approve independent appraisals, exercise fiduciary responsibility of limiting operating expenses and review aggregate borrowings at least quarterly. Dr. Marshall E. Blume, Elizabeth P. Munson, Richard J. Pinola and James D. Price are CPA®:15’s independent directors.	Under the terms of the W. P. Carey Inc. Bylaws, a majority of the board of directors must be independent. Upon the closing of the REIT Conversion, the board of directors of W. P. Carey, including the independent directors, will become the board of directors of W. P. Carey Inc.

Removal of Directors
A director may be removed by the stockholders only upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for that purpose, and the notice of that meeting must state that the purpose, or one of the purposes of the meeting, is the proposed removal of the director. Any decrease in the number of directors will not cause the removal of any director prior to the expiration of such director’s term of office.	Any director, or the entire board of directors, may be removed from office at any time but only for cause and then only by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors (subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors). Any decrease in the number of directors will not cause the removal of any director prior to the expiration of such director’s term of office. “Cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to W. P. Carey Inc. through bad faith or active and deliberate dishonesty.

Filling Vacancies
An affiliated director may be replaced by a vote of a majority of the remaining affiliated directors. An independent director may be replaced by a vote of a majority of the remaining independent directors. If there are no remaining affiliated directors or independent directors to so fill an affiliated or independent director vacancy, the vacancy will be filled by a majority vote of the remaining directors. If there are no directors, vacancies will be filled by the stockholders.	Any vacancy on the board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum (subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors). Any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.

Exculpation and Indemnification of Directors and Officers

The CPA®:15 Charter limits the liability of CPA®:15’s directors and officers to CPA®:15 and its stockholders for money damages to the fullest extent permitted by the laws of the State of Maryland. The CPA®:15 Charter and the CPA®:15 Bylaws provide that the directors and their affiliates may be indemnified by CPA®:15 for losses arising from the operation of CPA®:15 only if the following conditions are met: (i) the directors and their affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of CPA®:15, (ii) the directors and their affiliates were acting on behalf of or performing services for CPA®:15, (iii) such liability or loss was not the result of negligence or misconduct by the directors or their affiliates (or gross negligence or willful misconduct in the case of independent directors) and (iv) such indemnification is recoverable only out of the net assets of CPA®:15 and not from its stockholders.

CPA®:15 has entered into indemnification agreements with each independent director. Pursuant to the agreements, the directors are indemnified against all judgments, penalties, fines and amounts paid in

The W. P. Carey Inc. Charter contains a provision that limits the liability of its directors and officers to W. P. Carey Inc. and its stockholders for money damages to the maximum extent permitted by Maryland law. W. P. Carey Inc. must indemnify (to the maximum extent permitted by Maryland law), and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, any individual who is a present or former director or officer of W. P. Carey Inc. or a predecessor of W. P. Carey Inc. from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity as a director or officer. W. P. Carey Inc. may, with the approval of the board of directors, indemnify, if and to the extent determined to be authorized and appropriate in accordance with applicable law, any person permitted, but not required to be indemnified under Maryland law, by W. P. Carey Inc. or a predecessor of W. P. Carey Inc.

settlement and all expenses actually and reasonable incurred unless it is established by clear and convincing evidence that (i) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that his or her conduct was unlawful.

Inspection of Books and Records
The CPA®:15 Bylaws are open to inspection by stockholders at CPA®:15’s offices during reasonable business hours. Stockholders have the right to inspect the accounting books and records, including stockholder records, and the minutes of the proceedings of stockholders and directors, as permitted by the laws of the State of Maryland. An alphabetical list of the names, addresses, and telephone numbers of the stockholders along with the shares held by each of them will be available to any stockholder upon request if the stockholder represents that the list will not be used to pursue commercial interests unrelated to the stockholder’s interests in CPA®:15.

In accordance with Section 2-512 of the MGCL, the bylaws, the minutes of the proceedings of stockholders, the annual statement of affairs and any voting trust agreements deposited with the company are open to inspection by stockholders at W. P. Carey Inc.’s offices during reasonable business hours. Section 2-512 of the MGCL also permits any stockholder to present to any officer or resident agent of W. P. Carey Inc. a written request for a statement showing all stock and securities issued by W. P. Carey Inc. during a specified period of not more than 12 months before the date of the request.

In addition, stockholders of record for at least 6 months of at least 5% of the outstanding stock of any class of W. P. Carey Inc. have the right to inspect W. P. Carey Inc.’s accounting books and records and its stock ledger, as permitted by the laws of the State of Maryland, subject to and in accordance with Section 2-513 of the MGCL.

Charter Amendments

A majority of the directors (including a majority of independent directors) may advise to amend or repeal any provision in the charter, subject to approval by a majority of the votes of stockholders entitled to be cast (or, in the case of amendments relating to indemnification, exculpation, ownership and transfer restrictions or amendment, two-thirds of the votes of stockholders entitled to be cast) at the next annual stockholders’ meeting or a special meeting called for that purpose or by unanimous written consent by the stockholders.

Any amendment to the W. P. Carey Inc. Charter will be valid only if declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter, except for (i) amendments to the W. P. Carey Inc. Charter relating to the removal of directors, restrictions on transfer of ownership of shares or the vote required to amend such provisions of the W. P. Carey Inc. Charter, which amendments require the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, or (ii) those amendments to the W. P. Carey Inc. Charter permitted to be made without stockholder approval under Maryland law.

Under the terms of the W. P. Carey Inc. Charter, the board of directors additionally has the power to (i) amend the charter from time to time without stockholder approval so as to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series, (ii) designate and issue one or more classes or series of common stock or preferred stock, with whatever powers, preferences and rights as the board may desire, and (iii) classify or reclassify any unissued shares of our common stock or preferred stock into other classes or series of stock.

Bylaw Amendments

The CPA®:15 Bylaws may be adopted, amended or repealed by the affirmative vote of the stockholders holding a majority of shares voting on a particular matter, provided that no amendment will be adopted which would reduce the priority of payment or amount payable to the stockholders upon liquidation or that would diminish any voting rights, without the affirmative vote of two-thirds of the stockholders entitled to vote thereon. However, a majority of the directors (including a majority of independent directors) may at any time amend the bylaws, without consent of the stockholders, to change the number of directors and to make certain other changes generally not affecting the rights of stockholders.	The board of directors shall have the exclusive power to adopt, alter or repeal any provision of these bylaws and to make new bylaws.

Limits on Ownership and Transfer of Shares

The CPA®:15 Charter contains an ownership limit which prohibits any individual, corporation, partnership, association, joint stock company, trust, unincorporated association or other entities from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of the outstanding shares. Shares owned by a person or entity in excess of the ownership limit are “excess shares.” Any purported issuance or transfer of shares will be valid only with respect to those shares that do not result in the transferee stockholder owning shares in excess of the ownership limit. The excess shares do not have voting rights and are not considered for purposes of any stockholder vote or determining a quorum. If the transferee stockholder acquires excess shares, such person is considered to have acted as an agent for CPA®:15 in acquiring the excess shares and holds such excess shares on behalf of the ultimate stockholder.

The W. P. Carey Inc. Charter, subject to certain exceptions, authorizes the board of directors to take such actions as are necessary and desirable to limit any person to actual or constructive ownership of no more than 7.9% in value or in number of shares, whichever is more restrictive, of the outstanding shares of W. P. Carey Inc. stock, and no more than 7.9% in value or in number of shares, whichever is more restrictive, of the outstanding shares of W. P. Carey Inc. common stock excluding any outstanding shares of W. P. Carey Inc. common stock not treated as outstanding for federal income tax purposes, other than the estate of Wm. Polk Carey which may own up to 18.0% of the outstanding shares of W. P. Carey Inc. common stock or any other class or series of W. P. Carey Inc. stock.

No individual, corporation, partnership, limited liability company, estate, trust, other than an “excepted holder” (defined as a stockholder whom the board of directors in its sole discretion exempts from the following ownership limits), may beneficially own or constructively own shares: (i) in excess of 7.9% in value or in number of shares, whichever is more restrictive, of the outstanding shares of the company’s stock, or in excess of 7.9% in value or in number of shares, whichever is more restrictive, of the deemed outstanding shares of the company’s common stock excluding any outstanding shares of W. P. Carey Inc. common stock not treated as outstanding for federal income tax purposes; (ii) in the case of an excepted holder, the aggregate ownership for such stockholder approved by the board; (iii) to the extent that such ownership would result in W. P. Carey Inc. being “closely held”; (iv) to the extent that such ownership would cause W. P. Carey Inc. stock to be beneficially owned by fewer than 100 persons; (v) to the extent such ownership would cause W. P. Carey Inc. to constructively own 10% or more of the ownership interests in a tenant of W. P. Carey Inc.’s real property; (vi) to the extent that such ownership would cause any independent contractor of W. P. Carey Inc. to not be treated as such; or (vii) to the extent such ownership would otherwise cause W. P. Carey Inc. to fail to qualify as a REIT. The shares transferred in violation of the foregoing restrictions will automatically be transferred to a charitable trust for the benefit of a charitable beneficiary. If this transfer is not effective for any reason, then the transfer shall be null and void and the intended transferee shall acquire no rights in such shares.

Appraisal Rights

Stockholders will be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute. Under this provision, if a court decides that an objecting stockholder is entitled to an appraisal of his or her stock, then the court will appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully. Within 60 days after their appointment, unless the court sets a longer time, the appraisers will determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock. The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered. On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings. Within 15 days after the report is filed, any party may object to it and request a hearing.	Stockholders shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the board of directors, upon the affirmative vote of a majority of the board of directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

COMPARISON OF RIGHTS OF SHAREHOLDERS OF W. P. CAREY AND STOCKHOLDERS OF W. P. CAREY INC.

General

Upon the closing of the REIT Conversion, W. P. Carey shareholders will become stockholders of W. P. Carey Inc. The rights of W. P. Carey shareholders are governed currently by the DLLCA, the W. P. Carey LLC Agreement and the W. P. Carey Bylaws. Once W. P. Carey shareholders become stockholders of W. P. Carey Inc., their rights as stockholders will be governed by the MGCL, the W. P. Carey Inc. Charter and W. P. Carey Inc. Bylaws.

Certain Differences Between the Rights of Shareholders of W. P. Carey and Stockholders of W. P. Carey Inc.

The following chart is a summary of certain differences between the rights of W. P. Carey shareholders and the rights of W. P. Carey Inc. stockholders. This summary does not purport to be a complete description of the differences between the rights of W. P. Carey shareholders and W. P. Carey Inc. stockholders.

W. P. Carey	W. P. Carey Inc.

Authorized Stock

100,000,000 listed shares authorized. Under the terms of the W. P. Carey LLC Agreement, the board of directors has the exclusive authority, without shareholder approval, to designate and issue one or more other classes or series of shares, with whatever powers, preferences and rights as the board may desire.	450,000,000 shares of common stock, and 50,000,000 shares of preferred stock authorized. Under the terms of the W. P. Carey Inc. Charter, the board of directors has the power to (i) amend the charter from time to time without stockholder approval so as to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series, (ii) designate and issue one or more classes or series of common stock or preferred stock, with whatever powers, preferences and rights as the board may desire, and (iii) classify or reclassify any unissued shares of our common stock or preferred stock into other classes or series of stock.

Voting Rights

In order for a meeting of shareholders to be considered duly held, a quorum of more than 50% of the shares entitled to vote at such meeting on the particular question must be present (in person or by proxy).

Generally, the vote of a majority of the total shares actually cast by shareholders present in person or represented by proxy at a meeting of shareholders duly called and at which a quorum is present shall decide any question brought before such meeting, unless a vote by another number or manner is required by express provision of the W. P. Carey LLC Agreement, listing standards of the NYSE or applicable law or regulation. A plurality of all votes cast at a meeting duly called and at which a quorum is present shall be sufficient to elect a director.

At any meeting of stockholders, the presence (in person or by proxy) of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum.

Generally, a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the W. P. Carey Inc. Charter, listing standards of the NYSE or applicable law or regulation. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director.

Special meetings of shareholders may be requested by the board of directors of W. P. Carey or in writing by the holders of at least 10% of the outstanding shares. The listed shares do not have cumulative voting rights.

See also “Control Shares” below.

Special meetings of stockholders may be called by the Chairman of the board of directors, the President, the Chief Executive Officer or the board of directors and must be called by the Secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast on any matter that may be properly considered at such meeting. There are no cumulative voting rights.

Notice of Shareholder and Stockholder Meetings

Notice of any annual or special shareholder meeting will be sent to shareholders not less than 10 days, nor more than 60 days prior to any meeting. For purposes of determining shareholders entitled to notice of any meeting or to vote or to give consent to action without a meeting, a record date will not be more than 60 days nor fewer than 10 days prior to the date of any meeting, nor more than 60 days before any action without a meeting.	Notice of any annual or special stockholder meeting will be sent to stockholders entitled to notice of or vote at such meeting not less than 10 days, nor more than 90 days prior to any meeting. For purposes of determining stockholders entitled to notice of any meeting or to vote or to give consent to action without a meeting, a record date will not be more than 90 days nor fewer than 10 days prior to the date of any meeting.

Corporate Action Without a Meeting

To the fullest extent permitted by the DLLCA, any action that may be taken at an annual or special meeting of shareholders may be taken without a meeting (subject to the W. P. Carey LLC Agreement), without prior notice, and without a vote of shareholders, if a written consent signed by the shareholders of such percentage of the shares entitled to vote under the W. P. Carey LLC Agreement is obtained by W. P. Carey. Prompt written or telephonic notice of the taking of any action without a meeting by less than unanimous written consent of the shareholders entitled to vote shall be given to those shareholders entitled to vote thereon who have not consented in writing.

Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all members of the board of directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the board of directors.

Any action upon which a vote of stockholders is required or permitted may be taken without a meeting or vote of stockholders if a unanimous consent of stockholders which sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter.

Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if a consent in writing or electronic transmission to such action is given by each director and is filed in paper or electronic form with the minutes of the board of directors.

Size of Board of Directors

The number of directors will be at least two, and for so long as W. P. Carey has a class of its securities registered under Section 12(b) or 12(g) of the Exchange Act, at least five and no more than 15, with the exact number of seats on the board of directors to be determined from time to time by resolution of the board of directors. The current board consists of twelve directors.

The number of directors initially shall be three; however, upon the closing of the REIT Conversion, the size of the board of directors will be expanded to twelve.

The size of board of directors may be increased or decreased by the majority of the entire board of directors, but shall never be less than the minimum number required by the Maryland law nor more than 25.

Independent Directors

At least a majority of the directors in office at any point in time while the Company has a class of its securities registered under Section 12(b) or 12(g) of the Exchange Act must be independent directors. Nathaniel S. Coolidge, Eberhard Faber, IV, Benjamin H. Griswold, IV, Dr. Robert E. Mittelstaedt, Jr., Charles E. Parente, Dr. Karsten von Köller, Reginald Winssinger, Axel K.A. Hansing, Dr. Richard C. Marston and Nick J.M. van Ommen, are W. P. Carey’s independent directors.	Under the terms of the W. P. Carey Inc. Bylaws, a majority of the board of directors must be independent. Upon the closing of the REIT Conversion, the board of directors of W. P. Carey, including the independent directors, will become the board of directors of W. P. Carey Inc.

Removal of Directors

A director may be removed, with or without cause at any time. A vote, at a duly held meeting, of more than 50% interest of the total then-issued and outstanding shares (or, in the case of a written consent without a meeting, more than 50% in interest of the total of such then-issued and outstanding shares) will be able to remove any director and elect a replacement therefore. If the shareholders intend to vote to remove a director, the shareholders must provide such director with notice thereof. Any decrease in the size of the board will not cause the removal of any director prior to the expiration of such director’s term of office.	Any director, or the entire board of directors, may be removed from office at any time but only for cause and then only by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors (subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors). Any decrease in the number of directors will not cause the removal of any director prior to the expiration of such director’s term of office. “Cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to W. P. Carey Inc. through bad faith or active and deliberate dishonesty.

Filling Vacancies

Any vacancy by reason of death, resignation, removal or otherwise, or any vacancy caused by the fact that the authorized number of directors has been increased, may be filled by a majority of the directors then in office, even if such number constitutes less than a quorum. A director elected to fill a vacancy or a newly created position on the board will hold office until his or her successor has been elected and qualified or until the earlier of his or her death, resignation or removal. Any such vacancy or newly created position on the board of directors also may be filled at any time by vote of shareholders pursuant to the terms of the W. P. Carey LLC Agreement and W. P. Carey Bylaws. Any such replacement director shall assume the term of his or her predecessor.	Any vacancy on the board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum (subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors). Any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.

Exculpation and Indemnification of Directors and Officers

The W. P. Carey LLC Agreement limits the liability of its directors and officers to the company and the shareholders to the fullest extent permitted by Delaware law, for any act or omission performed or omitted by him or her, or for any decision, except in the case of fraudulent or illegal conduct. Any indemnification	The W. P. Carey Inc. Charter contains a provision that limits the liability of its directors and officers to W. P. Carey Inc. and its stockholders for money damages to the maximum extent permitted by Maryland law. W. P. Carey Inc. must indemnify (to the maximum extent permitted by Maryland law), and pay or reimburse

payment to any director or officer for any loss, damage or claim (including any reasonable attorney’s fees incurred by such person in connection therewith) shall be paid out of the assets of the company only (or any insurance proceeds available therefor), and no shareholder shall have any personal liability on account thereof.	reasonable expenses in advance of final disposition of a proceeding to, any individual who is a present or former director or officer of W. P. Carey Inc. or a predecessor of W. P. Carey Inc. from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity as a director or officer. W. P. Carey Inc. may, with the approval of the board of directors, indemnify, if and to the extent determined to be authorized and appropriate in accordance with applicable law, any person permitted, but not required to be indemnified under Maryland law, by W. P. Carey Inc. or a predecessor of W. P. Carey Inc.

Inspection of Books and Records

Upon written request to either the board of directors or the President, a shareholder will be given access, at the principal business office of W. P. Carey, to certain information relating to W. P. Carey for any purpose reasonably related to the requesting shareholder’s interest as a shareholder. A shareholder’s right to obtain any information is subject to reasonable standards (including standards governing what information and documents are to be furnished at what time and location and at whose expense) as established by the board of directors from time to time. The board of directors has the right to keep confidential from the shareholders, for such period of time as the board of directors or president deems reasonable, any information which the board of directors or president reasonably believes to be in the nature of trade secrets or other information the disclosure of which the board of directors or president in good faith believes is not in the best interest of W. P. Carey or could damage it or its business or which it is required by law or by agreement with a third party to keep confidential.

In accordance with Section 2-512 of the MGCL, the bylaws, the minutes of the proceedings of stockholders, the annual statement of affairs and any voting trust agreements deposited with the company are open to inspection by stockholders at W. P. Carey Inc.’s offices during reasonable business hours. Section 2-512 of the MGCL also permits any stockholder to present to any officer or resident agent of W. P. Carey Inc. a written request for a statement showing all stock and securities issued by W. P. Carey Inc. during a specified period of not more than 12 months before the date of the request.

In addition, stockholders of record for at least 6 months of at least 5% of the outstanding stock of any class of W. P. Carey Inc. have the right to inspect the company’s accounting books and records and its stock ledger, as permitted by the laws of the State of Maryland, subject to and in accordance with Section 2-513 of the MGCL.

Amendments to Organizational Documents

The W. P. Carey LLC Agreement may be amended, modified or supplemented only by the vote, at a duly held meeting, of more than 50% in interest of the then-outstanding shares (or, in the case of a written consent without a meeting, more than 50% in interest of the aggregate then-outstanding shares) voting or acting as one class (and not as separate classes, notwithstanding the fact that there may be shareholders of more than one class voting); provided, however, certain provisions contained in the W. P. Carey LLC Agreement relating to limitations on liability and indemnification of directors and officers will not be amended, modified or supplemented, unless such amendment, modification or	Any amendment to the W. P. Carey Inc. Charter will be valid only if declared advisable by the board of directors and approved by the affirmative vote of the stockholders entitled to cast a majority of all the votes entitled to be cast on the matter, except for (i) amendments to the W. P. Carey Inc. Charter relating to the removal of directors, restrictions on transfer of ownership of shares or the vote required to amend such provisions of the W. P. Carey Inc. Charter, which amendments require the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, or (ii) those amendments to the W. P. Carey Inc. Charter permitted to be made without stockholder approval under Maryland law.

supplement receives the consent of at least 80% in interest of the holders of then-outstanding shares; and provided, further, certain provisions contained in the
W. P. Carey LLC Agreement relating to changes in control and business combinations as well as provisions relating to voting rights of certain control shares may only be amended or repealed by a vote of 80% in interest of all shareholders, excluding shares held by any interested party or any affiliate of an interested party.	Under the terms of the W. P. Carey Inc. Charter, the board of directors additionally has the power to (i) amend the charter from time to time without stockholder approval so as to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series, (ii) designate and issue one or more classes or series of common stock or preferred stock, with whatever powers, preferences and rights as the board may desire, and (iii) classify or reclassify any unissued shares of our common stock or preferred stock into other classes or series of stock.

Bylaw Amendments

The W. P. Carey Bylaws may be amended, modified or repealed, or new bylaws may be adopted, by (i) the affirmative vote of a majority of all members of the board of directors then in office at any regular meeting of the board of directors, or at any special meeting thereof, if notice of such amendment, modification, repeal, or adoption of new bylaws is contained in the notice of such special meeting; or (ii) the affirmative vote of a majority of all shareholders at any regular meeting or at any special meeting thereof, if notice of such amendment, modification, repeal, or adoption of new bylaws is contained in the notice of such special meeting.	The board of directors shall have the exclusive power to adopt, alter or repeal any provision of these bylaws and to make new bylaws.

Limits on Ownership and Transfer of Shares
The W. P. Carey LLC Agreement contains an ownership limit which prohibits any “lender” from owning shares. A “lender” is defined as (i) any person who is currently owed money by W. P. Carey or any one or more of the CPA® REITs, (ii) partnerships in an amount exceeding $1,000,000 and (iii) any person related to a person described in (i) under the rules of Treasury Regulation section 1.752-4(b). Any share acquired by a lender in violation of this provision is deemed to be an “excess share.” Any acquisition of an excess share, subject to certain limited exceptions, is considered null and void. If this provision is determined to be invalid by virtue of any law, such lender will be deemed to have acted as an agent on behalf of W. P. Carey in acquiring the excess shares and to hold such excess shares on behalf of the ultimate owner of such excess shares. Any distributions received by the lender will be held for the ultimate owner of such excess shares. The excess shares do not have voting rights and are not considered for purposes of any shareholder vote or determining a quorum.

The W. P. Carey Inc. Charter, subject to certain exceptions, authorizes the board of directors to take such actions as are necessary and desirable to limit any person to actual or constructive ownership of no more than 7.9% in value or in number of shares, whichever is more restrictive, of the outstanding shares of W. P. Carey Inc’s. stock, and no more than 7.9% in value or in number of shares, whichever is more restrictive, of the outstanding shares of the W. P. Carey Inc. common stock excluding any outstanding shares of W. P. Carey Inc. common stock not treated as outstanding for federal income tax purposes, other than the estate of Wm. Polk Carey which may own up to 18.0% of the outstanding shares of W. P. Carey Inc. common stock or any other class or series of W. P. Carey Inc. stock.

No individual, corporation, partnership, limited liability company, estate, trust, other than an “excepted holder” (defined as a stockholder whom the board of directors in its sole discretion exempts from the following ownership limits), may beneficially own or constructively own shares: (i) in excess of 7.9% in value or in number of shares, whichever is more restrictive, of the outstanding shares of the company’s stock, or in excess of 7.9% in value or in number of
shares, whichever is more restrictive, of the
outstanding shares of the company’s common stock
excluding any outstanding shares of W. P. Carey Inc.
common stock not treated as outstanding for federal
income tax purposes; (ii) in the case of an excepted
holder, the aggregate ownership for such stockholder
approved by the board; (iii) to the extent that such
ownership would result in W. P. Carey Inc. being
“closely held”; (iv) to the extent that such ownership
would cause W. P. Carey Inc. stock to be beneficially
owned by fewer than 100 persons; (v) to the extent
such ownership would cause W. P. Carey Inc. to
constructively own 10% or more of the ownership
interests in a tenant of W. P. Carey Inc.’s real
property; (vi) to the extent that such ownership would
cause any independent contractor of W. P. Carey Inc.
to not be treated as such; or (vii) to the extent such
ownership would otherwise cause W. P. Carey Inc. to
fail to qualify as a REIT. The shares transferred in
violation of the foregoing restrictions will
automatically be transferred to a charitable trust for
the benefit of a charitable beneficiary. If this transfer
is not effective for any reason, then the transfer shall
be null and void and the intended transferee shall
acquire no rights in such shares.

Distributions
The board of directors may declare distributions payable on a distribution date and the shareholders will be entitled to receive all such distributions, with each holder entitled to receive a pro-rata portion of such available distributions. Neither W. P. Carey nor the board of directors on its behalf will make a distribution to any shareholder on account of its shares if such distribution would violate applicable law.	Distributions may be authorized by the board of directors in respect of its outstanding shares of stock and may be in the form of a dividend paid in cash or other property, the purchase or redemption of outstanding shares of stock or the issuance of evidence of indebtedness, subject to the provisions of Maryland law and the W. P. Carey Inc. Charter. Section 2-311 of the MGCL prohibits W. P. Carey Inc. from making any distribution if, after giving effect to the distribution: (i) it would not be able to pay its indebtedness as the indebtedness becomes due in the usual course of business; or (ii) its total assets would be less than the sum of W. P. Carey Inc.’s total liabilities plus, unless the W. P. Carey Inc. Charter permits otherwise, the amount that would be needed, if W. P. Carey Inc. were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

Appraisal Rights
Appraisal rights are not guaranteed to members of a limited liability company under Delaware law. Rather, Section 18-210 of the DLLCA provides that appraisal rights are instead contractual. The W. P. Carey LLC Agreement does not provide for appraisal rights.	Stockholders shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the board of directors, upon the affirmative vote of a majority of the board of directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Control Shares

The W. P. Carey LLC Agreement provides that “Control Shares” (defined as shares representing more than 20% of the voting power of all voting power) have no voting rights, except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding the Control Shares.

A shareholder who acquires Control Shares may deliver an written statement to the company requesting that the board of directors convene a special meeting of the shareholders within 50 days of receiving the statement to consider the voting rights of Control Shares. If the shareholder delivers such a statement within 10 days of acquiring Control Shares, the company may redeem any or all of Control Shares within 60 days of the shareholders meeting where voting rights were not approved, except those Control Shares where two-thirds of disinterested shareholders have given prior approval for the exercise of the voting rights. Conversely, if the shareholder does not deliver such a statement within 10 days of acquiring Control Shares, the company may redeem all Control Shares held by the shareholder, including those for which voting rights have been previously approved, during a period that begins on the 11th day following the acquisition of Control Shares and ending 60 days after the shareholder delivers such a statement.

Section 3-701 through 3-710 of the MGCL contains a similar “control share acquisition statute.” See “Certain Material Provisions of Maryland Law and of Our Charter and Bylaws—Control Share Acquisitions” above. The W. P. Carey Inc. Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock and, consequently, the control share acquisitions statute will not apply to W. P. Carey Inc., unless the company’s board of directors later amends the bylaws so as to modify or eliminate this provision.

Business Combinations

The W. P. Carey LLC Agreement contains a provision which prohibits certain “business combinations” (as defined below) between the company and an “interested party” (defined generally as any person who beneficially owns 10% or more of the outstanding shares or an affiliate thereof) for five years after the most recent date on which the shareholder becomes an interested shareholder unless: (i) the board of directors approved either the business combination or the transaction that resulted in the interested party becoming an interested party prior to the date of such event; and (ii) on or after the date of such event, the business combination is (x) approved by two-thirds of the board of directors, and (y) authorized by at least two-thirds of disinterested shareholders at an annual or special meeting. Furthermore, subject to certain limited exceptions, if an interested party proposes a business combination after the expiration of the five year period, such business combination must be: (i) recommended by the board of directors at a duly-called meeting where a quorum is present; and (ii) approved by at least (x) 80% of all shareholders, voting together as a single voting class, and (y) two-thirds of disinterested shareholders.

A “business combination” is defined generally as: (i) a merger, consolidation, or exchange of shares of W. P. Carey or any interests in a subsidiary; (ii) the sale, lease, or transfer or other disposition of the assets of the company or any of its subsidiaries in one or several transactions over a 12-month period valued at 10% or more of the company; (iii) the issuance or transfer of securities by the company of any of its subsidiaries if the value of such securities is 5% or more of the total market value of the outstanding shares; or (iv) the reclassification of securities which increases the total number of the outstanding shares by 5% or more.

Section 3-601 through Section 3-605 of the MGCL contains a similar “business combination statute.” See “Certain Material Provisions of Maryland Law and Our Charter and Bylaws—Business Combinations” above. The board of directors of W. P. Carey Inc. has adopted a resolution exempting any business combinations between us and any person who is an existing, or becomes in the future an, “interested stockholder,” unless the company’s board of directors, at its sole discretion, later alters, revokes or repeals such resolution in whole or in part.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material federal income tax considerations of the Merger, the REIT Conversion and an investment in W. P. Carey Inc. common stock. The law firm of DLA Piper LLP (US) has acted as counsel and reviewed this summary. For purposes of this section under the heading “Material Federal Income Tax Considerations,” references to “we,” “our” and “us” mean only W. P. Carey Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate W. P. Carey Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons subject to the alternative minimum tax;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•	“S” corporations;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, and local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

The Merger

Clifford Chance US LLP, tax counsel to CPA®:15, will deliver an opinion substantially to the effect that each of the Merger and the merger of CPA®:15 with and into an indirect and wholly-owned subsidiary of CPA®:15 will be treated as a reorganization within the meaning of Sections 368(a)(1)(A) of the Code. Accordingly, no gain or loss will be recognized by W. P. Carey Inc., CPA®:15 or their stockholders as a result of the Merger except to the extent of cash received as consideration in the Merger. In addition, Clifford Chance US LLP will deliver an opinion that at all times since its taxable year ended December 31, 2008, CPA®:15 has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.

It must be emphasized that the opinions of Clifford Chance US LLP will be based on various assumptions relating to the organization and operation of CPA®:15, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this joint proxy statement / prospectus are completed in a timely fashion and that CPA®:15 has at all times operated in accordance with the method of operation described in its organizational documents and this prospectus. Additionally, the opinion of Clifford Chance US LLP will be conditioned upon factual representations and covenants made by the management of CPA®:15 and affiliated entities regarding the organization, assets, conduct of business operations of CPA®:15 and other items regarding CPA®:15’s ability to have met the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that CPA®:15 has taken no action inconsistent with its qualification as a REIT. While CPA®:15 believes that it is organized and has operated so that it has qualified as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or CPA®:15 that it has so qualified for any particular year. Clifford Chance US LLP will have no obligation to advise CPA®:15 or the holders of CPA 15 common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, that no ruling has been or will be sought from the IRS on the tax consequences of the Merger or the REIT qualification of CPA®:15, and no assurance can be given that the IRS will not take, or that a court will not sustain, a position contrary to any of the federal income tax consequences set forth below.

Based on the opinion of the counsel as to the tax status of the Merger, gain or losses will be recognized by a CPA®:15 stockholder as a result of the surrender of shares of stock in exchange for shares of W. P. Carey Inc. stock pursuant to the Merger only the extent of cash received by CPA®:15 stockholders in the Merger. A holder of CPA 15 common stock who receives cash in lieu of a fractional share of W. P. Carey Inc. common stock in the Merger will generally be treated as having received the cash in redemption of the fractional share interest. Such a holder of CPA 15 common stock will generally recognize capital gain or loss on the deemed redemption in an amount equal to the difference between the amount of cash received and such holder’s adjusted tax basis allocable to such fractional share. If any of the cash received in the Merger is treated as essentially equivalent to a dividend, the cash payment will be taxable as a dividend to the extent of the holder’s ratable share of the accumulated earnings and profits as calculated for U.S. federal income tax purposes. Any capital gain or loss will be long-term capital gain or loss if a holder of CPA 15 common stock has held the surrendered shares for more than one year. The aggregate adjusted tax basis of the W. P. Carey Inc. common stock received by a stockholder of CPA®:15 in the Merger will be the same as the aggregate tax basis of the CPA®:15 shares held by such stockholder reduced by the amount of cash received by such stockholder in the Merger and increased by any gain recognized in the Merger. The holding period of the W. P. Carey Inc. common stock received by a stockholder will include such stockholder’s holding period in the CPA 15 common stock exchanged in the Merger.

As a result of the Merger, CPA®:15 will be required to comply with certain reporting requirements in the Treasury Regulations, which will require reporting certain facts regarding the Merger.

The REIT Conversion

The proposed REIT Conversion has been structured in a manner intended to result in no recognition of gain to shareholders for federal income tax purposes. DLA Piper LLP (US), counsel to W. P. Carey, will deliver an opinion, substantially to the effect that the merger transactions forming part of the REIT Conversion (other than the transfer by W. P. Carey of its 50% capital shares of BV to W. P. Carey Inc. solely in exchange for W. P. Carey Inc. shares (the “BV Contribution”) and the contribution of other property, such as the transfer of W. P. Carey’s 92.31% ownership interest in Asiainvest, LLC into W. P. Carey Inc.), will be treated as reorganizations under Section 368(a), and in the case of the BV Contribution, as a transaction that should be governed by Section 351 of the Code, followed by a distribution of the W. P. Carey Inc. common stock by W. P. Carey to its shareholders in complete liquidation of W. P. Carey that will be governed by Section 731 of the Code. For purposes of rendering the opinion expressed in the immediately preceding sentence, DLA Piper LLP (US) will assume, based on representations from W. P. Carey, (i) that each shareholder has a tax basis in its W. P. Carey shares in excess of any anticipated deemed cash distribution that would result from a reduction in a shareholder’s share of W. P. Carey’s liabilities as a result of the REIT Conversion, and that no cash will be distributed in the REIT Conversion and (ii) that the fair market value of the assets transferred to W. P. Carey Inc. in the REIT Conversion exceeds the aggregate adjusted tax basis of such assets. In addition, DLA Piper LLP (US)’s opinion will be based, in part, on certain factual assumptions and on certain customary representations that will be received from W. P. Carey, each of which must be accurate as of the closing of the REIT Conversion. If any such assumptions or representations are inaccurate as of that time, the tax consequences to W. P. Carey shareholders could differ materially from those described below. Opinions of counsel neither bind the IRS or any court, nor preclude the IRS from adopting a contrary position. No ruling has been or will be sought from the IRS on the tax consequences of the REIT Conversion, and no assurance can be given that the IRS will not take, or that a court will not sustain, a position contrary to any of the federal income tax consequences set forth below.

Based on the opinion of special tax counsel as to the tax status of the REIT Conversion, shareholders should not recognize gain or loss upon the deemed distribution by W. P. Carey of W. P. Carey Inc. common stock in liquidation of W. P. Carey. Nevertheless, W. P. Carey Inc.’s assumption of W. P. Carey’s liabilities in the REIT Conversion will reduce each shareholder’s share of W. P. Carey’s liabilities, which reduction will be treated for federal income tax purposes as a deemed cash distribution to shareholders. Accordingly, the adjusted tax basis of each shareholder’s interest in W. P. Carey, which includes a shareholder’s share of W. P. Carey’s liabilities, will be reduced to reflect each shareholder’s share of such deemed distribution. A shareholder would recognize gain to the extent the deemed distribution exceeds the adjusted tax basis of the shareholder’s interest in W. P. Carey before the distribution, but the information available to W. P. Carey indicates that each shareholder has a tax basis in its W. P. Carey shares in excess of any anticipated deemed distribution.

The aggregate adjusted tax basis of the W. P. Carey Inc. common stock received by a shareholder in complete liquidation of W. P. Carey is expected to be the same as the aggregate tax basis of the W. P. Carey shares held by such shareholder (after adjustment for the deemed distribution in respect of liabilities assumed by W. P. Carey Inc., if any). The holding period of the W. P. Carey Inc. common stock received by a stockholder will include W. P. Carey’s holding period in the W. P. Carey Inc. common stock. W. P. Carey’s holding period in the W. P. Carey Inc. common stock, in turn, will include the holding period of the assets that were deemed transferred by W. P. Carey to W. P. Carey Inc. (either REIT stock or stock in corporations that will become TRSs) as a result of the REIT Conversion, provided that such assets were capital assets.

As a result of the REIT Conversion, W. P. Carey will be required to comply with certain reporting requirements in the Treasury Regulations, which will require reporting certain facts regarding the REIT Conversion.

Taxation of W. P. Carey Inc.

We intend to elect to be taxed as a REIT commencing with our 2012 taxable year. We believe that we will have been organized and operate in such a manner as to qualify for taxation as a REIT.

The law firm of DLA Piper LLP (US) is acting as our tax counsel in connection with this offering. In connection with this offering, DLA Piper LLP (US) will render an opinion that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our present and proposed organization, ownership and method of operation will enable us to meet the requirements for qualification and taxation as a REIT beginning with our 2012 taxable year. W. P. Carey expects the REIT election to be effective from February 15, 2012, the date of incorporation of W. P. Carey Inc. It must be emphasized that the opinion of DLA Piper LLP (US) will be based on various assumptions relating to our organization and operation and conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the future conduct of our business operations. While we intend to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued. Counsel has no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by DLA Piper LLP (US). Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for REIT Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from investment in a corporation. In general, the income that we generate and distribute currently is taxed only at the shareholder level upon distribution to our shareholders.

For tax years through 2012, most domestic shareholders that are individuals, trusts or estates are taxed on regular corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. See “—Taxation of Shareholders—Taxation of Taxable Domestic Shareholders—Distributions.”

Any net operating losses and other tax attributes of ours generally do not pass through to our shareholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Shareholders.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we would be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•

If we should fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts of income from the taxable year we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for REIT Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arm’s-length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT and is taxable under subchapter C of the Code in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•

The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS, are subject to federal corporate income tax to the extent that such subsidiaries are taxable as subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for REIT Qualification—General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT. In our case, we intend to elect to be taxed as a REIT commencing with our taxable year ending December 31, 2012. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by U.S. Department of Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our taxable year-end, and thereby satisfy this requirement.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Subsidiary Entities

Ownership of partnership interests

If we are a partner in an entity that is treated as a partnership for federal income tax purposes, U.S. Department of Treasury Regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

Disregarded subsidiaries

If we own a corporate subsidiary that is a QRS, that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A QRS is any corporation, other than a TRS (as described below), that is directly or indirectly (through other disregarded entities) wholly owned by a REIT. Other entities that are wholly owned by us, including single member, domestic limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation.

REIT subsidiaries

Some of our subsidiaries may also be taxable as REITs. Provided such entities qualify as REITs under the Code, our equity in such entities will be a qualifying REIT asset under the quarterly REIT asset tests described below, and any dividends and/or gain on disposition of such equity will be qualifying REIT gross income under both the 75% and 95% gross income tests discussed below.

Taxable REIT subsidiaries

We will jointly elect with certain of our U.S. and non-U.S. subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as TRSs. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not generally treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income, gain, or return of capital, as applicable. This treatment can affect our income and asset test calculations, as described below. Because we do not generally include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we will use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” distributions received from other REITs, and gains from the sale of real estate assets (including REIT shares), as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., generally income that qualifies under the 75% income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

We and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. For purposes of either one or both of the 75% and 95% gross income tests, two categories of foreign currency gain may be excluded from gross income: “real estate foreign exchange gain” and “passive foreign exchange gain.” Real estate foreign exchange gain is not treated as gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain includes gain derived from certain qualified business units of the REIT and foreign currency gain attributable to (i) qualifying income under the 75% gross income test, (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property, or (iii) being an obligor on an obligation secured by mortgages on real property or on interests in real property. In addition, passive foreign exchange gain is not treated as gross income for purposes of the 95% gross income test only. Passive foreign exchange gain includes real estate foreign exchange gain and foreign currency gain attributable to (i) qualifying income under the 95% gross income test, (ii) the acquisition or ownership of obligations, or (iii) being the obligor on obligations and that, in the case of (ii) and (iii), does not fall within the scope of the real estate foreign exchange definition. In all cases, we intend that any foreign currency transactions will be structured in a manner that will not jeopardize our status as a REIT. No assurance can be given that any foreign currency gains that we recognize directly or though pass-through subsidiaries will not adversely affect our ability to satisfy the REIT qualification requirements.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent generally must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue and that meets certain other requirements or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the income from such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or QRSs. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with U.S. Department of Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and some kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s “securities” (defined to exclude “real estate assets”) that we own (other than a TRS or QRS) may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 10% asset tests do not apply to securities of TRSs and QRSs and the 10% asset test by value does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test by value, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code, as well as our equity interest in the partnership, if any.

Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the 10% asset test by value, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test by value, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

We believe that our holdings of securities and other assets comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans we make or acquire may qualify for the safe harbor of Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “—Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor, qualify as “straight debt” securities or qualify for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

Some of our assets will consist of goodwill. We do not expect the value of any such goodwill to be significant, and, in any event, to negatively impact our compliance with the REIT asset tests.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

(1)	the sum of

(i)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends paid deduction, and

(ii)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(2)	the sum of specified items of non-cash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for dividends to provide a tax deduction for us, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our shareholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our shareholders would then increase their adjusted basis of their stock by the difference between (1) the amounts of capital gain distributions that we designated and that they include in their taxable income, and (2) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior REIT tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our shareholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Shareholders—Taxation of Taxable Domestic Shareholders—Distributions.”

If we should fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (i) the amounts actually distributed, and (ii) the amounts of income for the taxable year we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (1) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (2) our inclusion of items in income for federal income tax purposes. Other potential sources of non-cash taxable income include:

•	“residual interests” in a real estate mortgage investment conduit or taxable mortgage pools;

•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•

loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of stock or other property.

We may be able to rectify a failure to pay sufficient dividends for any year by paying “deficiency dividends” to shareholders in a later year. These deficiency dividends may be included in our deduction for dividends paid for the earlier year, but an interest charge would be imposed upon us for the delay in distribution.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct dividends to shareholders in any year in which we do not qualify to be taxed as a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic shareholders that are individuals, trusts and estates will generally be taxable at qualified dividend rates (through 2012). In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Sale-Leaseback Transactions

Our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner, such as a financing arrangement or loan for federal income tax purposes. Even if our sale-lease backs are treated as secured loans, for purposes of the REIT asset tests and the 75% gross income test, each “loan” would likely be considered to be collateralized by real property to the extent of the fair market value of the underlying property. As a result, we believe that we would continue to meet the REIT assets tests and gross income tests. However, other tax attributes associated with the ownership of the real property—principally depreciation—would not be available. The recharacterization of one or more of these transactions might cause us to fail to satisfy the REIT asset tests or gross income tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swaps, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by U.S. Department of Treasury Regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in U.S. Department of Treasury Regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxation of Shareholders

Taxation of Taxable Domestic Shareholders

Definitions—In this section, the phrase “domestic shareholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof

•	an estate, the income of which is subject to federal income taxation regardless of its source; or

•

a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, including for this purpose any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the federal income tax consequences of the acquisition, ownership and disposition of our common stock.

Distributions—So long as we qualify as a REIT, the distributions that we make to our taxable domestic shareholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by shareholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 15% maximum federal rate through 2012) for qualified dividends received by domestic shareholders that are individuals, trusts and estates from taxable C corporations. Such shareholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	qualified dividends received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our shareholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Code will treat our shareholders as having received, solely for tax purposes, our undistributed capital gains, and the shareholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Annual Distribution Requirements.” Corporate shareholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2012) in the case of shareholders that are individuals, trusts and estates, and 35% in the case of shareholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a shareholder to the extent that the amount of such distributions do not exceed the adjusted basis of the shareholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the shareholder’s shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares, the shareholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Annual Distribution Requirements.” Such losses, however, are not passed through to shareholders and do not offset income of shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of shareholders to the extent that we have current or accumulated earnings and profits.

Dispositions of our stock—In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 15% (through 2012) if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2012) if the stock is held for one year or less. Gains recognized by shareholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a shareholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the shareholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of U.S. Department of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that may not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive activity losses and investment interest limitations—Distributions that we make and gain arising from the sale or exchange by a domestic shareholder of our stock will not be treated as passive activity income. As a result, shareholders will not be able to apply any “passive losses” against income or gain relating to our stock. If we make dividends to non-corporate domestic shareholders, the dividends will be treated as investment income for purposes of computing the investment interest limitation. However, net capital gain from the disposition of our stock (or distributions treated as such), capital gain dividends and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the domestic shareholder elects to treat such amounts as ordinary income for federal income tax purposes.

On March 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010, which requires certain domestic shareholders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. Domestic shareholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Taxation of Non-U.S. Holders

The following is a summary of certain federal income and estate tax consequences of the ownership and disposition of our stock applicable to certain non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States;

•

a corporation or partnership (or entity treated as a corporation or partnership for federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for federal income tax purposes regardless of its source; or

•

a trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, including for this purpose any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of federal income and estate taxation.

Ordinary dividends—The portion of distributions received by non-U.S. holders that (1) is payable out of our earnings and profits, (2) is not attributable to our capital gains and (3) is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. We generally plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. holder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the non-U.S. holder. Accordingly, we will withhold at a rate of 30% on any portion of a distribution that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. As required by IRS guidance, we intend to notify our shareholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Subject to the discussion below, in general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax at graduated rates, in the same manner as domestic shareholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-dividend distributions—Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (1) the shareholder’s proportionate share of our earnings and profits, plus (2) the shareholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), at the rate of tax, including any applicable capital gains rates, that would apply to a domestic shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.

Capital gain distributions—Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or “USRPI capital gains,” will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under “—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend, if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. Our shares of common stock have been approved for listing on the NYSE under the symbol “WPC.”

Dispositions of our stock—Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock could be treated as a USRPI if 50% or more of our assets at any time during a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor we expect to meet this 50% test.

Even if the foregoing 50% test is met, however, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA.

In the event that we are not a domestically-controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable U.S. Department of Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock at all times during a specified testing period.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Wash sales—In general, special wash sale rules apply if a shareholder owning more than 5% of our common stock avoids a taxable distribution of gain recognized from the sale or exchange of U.S. real property interests by selling our common stock before the ex-dividend date of the distribution and then, within a designated period, enters into an option or contract to acquire shares of the same or a substantially identical class of our common stock. If a wash sale occurs, then the seller/repurchaser will be treated as having gain recognized from the sale or exchange of U.S. real property interests in the same amount as if the avoided distribution had actually been received. Non-U.S. holders should consult their own tax advisors on the special wash sale rules that apply to non-U.S. holders.

Estate tax—If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

New legislation relating to foreign accounts.

Withholding taxes may be imposed on certain types of payments made to “foreign financial institutions” and certain other non-United States entities. Specifically, a 30% withholding tax will be imposed on dividends and interest on, and gross proceeds from the sale or other disposition of, capital stock or debt securities paid to a foreign financial institution (including payments received on behalf of a U.S. shareholder) or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders.

Although these rules currently apply to applicable payments made after December 31, 2012 (other than payments made on debt securities outstanding on March 18, 2012), in recent guidance, the IRS has indicated that Treasury Regulations will be issued pursuant to which the withholding provisions described above would apply to payments of dividends on our common stock or interest on our debt securities (excluding those debt securities outstanding on March 18, 2012) made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of such stock or debt securities on or after January 1, 2015. Prospective investors should consult their tax advisors regarding these withholding provisions, including this recent IRS guidance.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt employee pension trust do not automatically constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held our stock as “debt financed property” within the meaning of the Code (e.g., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt shareholder.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such shareholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock by value could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a “pension-held REIT.”

Tax-exempt shareholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Backup Withholding and Information Reporting

We will report to our domestic shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic shareholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic shareholder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty. A non-U.S. shareholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s federal income tax liability provided the required information is furnished to the IRS.

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

Recent Legislation—Tax Rates

The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” has generally been reduced to 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” has generally been reduced to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its TRSs) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year) or are properly designated by the REIT as “capital gain dividends.” The currently applicable provisions of the United States federal income tax laws relating to the 15% tax rate are currently scheduled to “sunset” or revert to the provisions of prior law effective for taxable years beginning after December 31, 2012, at which time the 15% capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income.

State, Local and Foreign Taxes

We and our subsidiaries and shareholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We own real property assets located in numerous jurisdictions, and will be required to file tax returns in some of those jurisdictions. Our state, local or foreign tax treatment and that of our shareholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to shareholders as a credit against their federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

LEGAL MATTERS

The validity of the shares of W. P. Carey Inc. common stock to be issued in connection with the Merger and the REIT Conversion will be passed upon for W. P. Carey Inc. by DLA Piper LLP (US). In addition, the description of federal income tax consequences contained in the section of this joint proxy statement/prospectus entitled “Material Federal Income Tax Considerations” is based on the opinion of each of DLA Piper LLP (US) and Clifford Chance US LLP. Certain legal matters relating to the Merger and the REIT Conversion will be passed upon for CPA®:15 by DLA Piper LLP (US) and Clifford Chance US LLP.

EXPERTS

The financial statements as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011 of W. P. Carey & Co. LLC, Corporate Property Associates 16—Global Incorporated and Corporate Property Associates 15 Incorporated, included in this joint proxy statement/prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The appraisal of the CPA®:15 real estate portfolio as of September 30, 2011 referenced in this joint proxy statement/prospectus has been so referenced in reliance on the appraisal report of Robert A. Stanger & Co., Inc., an independent real estate appraisal firm, given on the authority of said firm as experts in real estate appraisal.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

W. P. Carey

W. P. Carey intends to hold its 2012 annual meeting on June 21, 2012. Any proposal which a shareholder intends to present at our 2012 annual meeting must have been received no later than December 31, 2011 in order to be included in our proxy statement and form of proxy relating to the 2012 annual meeting pursuant to Rule 14a-8 under the Exchange Act.

In order for proposals submitted outside of Rule 14a-8 to be considered at the 2012 annual meeting, shareholder proposals, including shareholder nominations for director, must comply with the advance notice and eligibility requirements contained in the W. P. Carey Bylaws. The W. P. Carey Bylaws provide that shareholders are required to give advance notice to W. P. Carey of any business to be brought by a shareholder before an annual shareholders’ meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice thereof to the Secretary of W. P. Carey. In order to be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of W. P. Carey not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, any shareholder proposals, including nominations for directors, submitted outside of Rule 14a-8 to be voted on at the 2012 annual meeting of shareholders must have been received by W. P. Carey not earlier than February 16, 2012 and must have been received not later than March 18, 2012, being, respectively, 120 and 90 days prior to June 16, 2012, which is the first anniversary of the annual meeting. However, in the event that the date of the annual meeting of shareholders in 2012 is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the 120th day prior to such changed annual meeting date and not later than the close of business on the later of the 90th day prior to such changed annual meeting date or the tenth day following the day on which public announcement of the date of such meeting is first made.

A copy of the W. P. Carey Bylaws is available upon request. Such requests and any shareholder proposals should be sent to Susan C. Hyde, Secretary, W. P. Carey, 50 Rockefeller Plaza, New York, NY 10020.

These procedures apply to any matter that a shareholder wishes to raise at any annual meeting, including those matters raised other than pursuant to Rule 14a-8. A shareholder proposal that does not meet the above requirements will be considered untimely, and any proxy solicited by W. P. Carey may confer discretionary authority to vote on such proposal.

CPA®:15

CPA®:15 will hold an annual meeting of its stockholders in 2012 only if the Merger is not completed. CPA®:15 must have received any proposal that a stockholder intends to present at CPA®:15’s 2012 annual meeting no later than January 7, 2012 in order to be included in CPA®:15’s proxy statement and form of proxy relating to the 2012 annual meeting pursuant to Rule 14a-8 under the Exchange Act. Any stockholder proposals or notices submitted to CPA®:15 in connection with the 2012 annual meeting of stockholders should be addressed to: Corporate Secretary, CPA®:15, 50 Rockefeller Plaza, New York, New York 10020.

All stockholder proposals to be presented in connection with CPA®:15’s 2012 annual meeting of stockholders, other than proposals submitted pursuant to Rule 14a-8 of the Exchange Act, must be received by CPA®:15’s corporate secretary not fewer than 120 days before the scheduled date of the 2012 annual meeting. In addition, any stockholder wishing to nominate a director at the 2012 annual meeting must provide timely written notice of such nomination, to CPA®:15’s corporate secretary, as set forth in its bylaws.

Under the CPA®:15 Bylaws, a stockholder’s notice will be timely if it is delivered to, or mailed and received, at the principal office of CPA®:15 not less than 30 days nor more than 60 days prior to the 2012 annual meeting; provided however that if fewer than 40 days’ notice or prior public disclosure of the date of the annual meeting is given or made to the stockholder, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the 2012 annual meeting was mailed or such public disclosure was made. Thus, if the 2012 annual meeting were to occur on June 15, 2012, then stockholder proposals must be received by February 16, 2012 and any stockholder’s notice of a director nomination must be received no earlier than April 16, 2012, nor later than May 16, 2012. CPA®:15’s corporate secretary will provide a copy of the CPA®:15 Bylaws upon written request without charge if the Merger is not completed and an annual meeting is held in 2012.

OTHER MATTERS

Only one joint proxy statement/prospectus is being delivered to multiple security holders who share an address unless W. P. Carey or CPA®:15, as applicable, has received contrary instructions from one or more of the security holders. W. P. Carey or CPA®:15, as applicable, will deliver promptly, upon written or oral request, a separate copy of this joint proxy statement/prospectus to a security holder of a shared address to which a single copy was delivered. Also, security holders sharing an address may request a single copy of annual reports or proxy statements if they are currently receiving multiple copies. Such requests can be made by contacting Susan C. Hyde, W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, New York 10020, or calling 212-492-1100.

WHERE YOU CAN FIND MORE INFORMATION

W. P. Carey and CPA®:15 file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please note that the SEC’s website is included in this joint proxy statement/prospectus as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this joint proxy statement/prospectus and should not be considered to be part of this joint proxy statement/prospectus, except as described in the following paragraph. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference facility.

W. P. Carey Inc. has filed a registration statement on Form S-4 to register with the SEC the W. P. Carey Inc. common stock that W. P. Carey shareholders and CPA®:15 stockholders will receive in connection with the Merger and the REIT Conversion if the Merger is approved and the REIT Conversion Agreement is adopted and the W. P. Carey Merger is approved and the Merger and the REIT Conversion are completed. This joint proxy statement/prospectus is part of the registration statement of W. P. Carey Inc. on Form S-4 and is a prospectus of W. P. Carey Inc. and a proxy statement of W. P. Carey and CPA®:15 for their special meetings.

Upon the effective time of the Merger and the closing of the REIT Conversion, W. P. Carey Inc. will be required to file annual, quarterly and special reports, proxy statements and other information with the SEC.

You should only rely on the information in this joint proxy statement/prospectus. No one has been authorized to provide you with different information. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than the date on the front page. We are not making an offer to exchange or sell (or soliciting any offer to buy) any securities, or soliciting any proxy, in any state where it is unlawful to do so.

INDEX TO FINANCIAL STATEMENTS

W. P. Carey Inc. Pro Forma Consolidated Financial Statements

(Unaudited)

Financial statement schedules other than those listed above are omitted because the required information is given in the financial statements, including the notes thereto, or because the conditions requiring their filing do not exist.

Financial statement schedules other than those listed above are omitted because the required information is given in the financial statements, including the notes thereto, or because the conditions requiring their filing do not exist.

Financial statements of W. P. Carey & Co. LLC, Corporate Property Associates 15 Incorporated and Corporate Property Associates 16—Global Incorporated’s equity investments in real estate and CPA® REITs, except for Corporate Property Associates 16—Global Incorporated (which is deemed significant to W. P. Carey & Co. LLC), have been omitted because they do not meet the significant subsidiary definition of S-X 210.1-02(w).

W. P. CAREY INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

This unaudited pro forma consolidated financial information should be read in conjunction with the audited financial statements of W. P. Carey and CPA®:15 as of and for the year ended December 31, 2011, including the notes thereto, and other financial information and analysis, including the subsections captioned “Information About W. P. Carey—Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information About CPA®:15—Management’s Discussion and Analysis of Financial Condition and Results of Operations” presented elsewhere in the joint proxy statement/prospectus.

The unaudited pro forma consolidated financial information (i) are based on available information and assumptions that management deems reasonable; (ii) are presented for informational purposes only; (iii) do not purport to be indicative of W. P. Carey Inc.’s future results of operations or financial position; and (iv) do not purport to represent the financial position or results of operations that would actually have occurred assuming completion of the activities and transactions described below had occurred on December 31, 2011, for the pro forma consolidated balance sheet or on January 1, 2011 for the pro forma consolidated statement of income.

For purposes of this unaudited pro forma consolidated financial information, the following activities and transactions have been assumed to have occurred simultaneously on January 1, 2011:

1)	W. P. Carey will be converted to a REIT through a series of steps including the merger of W. P. Carey with and into W.P. Carey Inc., a wholly-owned subsidiary of W.P. Carey, with W. P. Carey Inc. surviving the merger. These transactions have no impact to the unaudited pro forma consolidated financial information.

2)

W. P. Carey Inc. will merge with CPA®:15 and acquire the 92.3% equity interest in CPA®:15 it does not already own in exchange for cash and rights to newly issuable W. P. Carey Inc. shares in accordance with the Merger Agreement. Under the terms of the proposed Merger, CPA®:15 stockholders will receive $1.25 in cash and 0.2326 of W. P. Carey Inc.’s common stock for each CPA®:15 share at closing. The pro forma purchase price consideration of $1,456.2 million ($151.2 million of cash and $1,305.0 million in stock) is based on W. P. Carey’s share price at March 15, 2012 of $46.39. W. P. Carey’s share price is subject to change, which would impact the total consideration required to be paid by W. P. Carey in the Merger. A one cent variance in W. P. Carey’s stock price would change the stock consideration by approximately $0.3 million.

3)	W. P. Carey Inc., as the acquirer, will account for the Merger as a business combination and the assets acquired and liabilities assumed of CPA®:15 will be recorded at their estimated fair values.

4)

Simultaneous with the REIT Conversion, W. P. Carey is expected to obtain a term loan of $175.0 million. This loan is expected to be used to pay the cash component of the Merger Consideration and to repay a portion of W. P. Carey’s pre-existing line of credit. The term loan is expected to have an effective interest rate of approximately 2.418% after consideration of the amortization of approximately $1.9 million in loan closing costs.

5)

Separate from the transactions above, on May 2, 2011, CPA®:14 merged with and into a subsidiary of CPA®:16—Global, a publicly owned, non-listed REIT that primarily invests in commercial properties leased to companies domestically and internationally. In connection with the CPA®:14/16 Merger, the following transactions were completed by W. P. Carey:

i.	W. P. Carey acquired an incremental interest in CPA®:16—Global and the acquisition of a special membership interest in CPA®:16—Global’s operating partnership.

ii.	W. P. Carey purchased 13,750,000 shares of CPA®:16—Global common stock for $121.0 million.

iii.

Upon consummation of the CPA®:14/16 Merger, W. P. Carey elected to receive its termination revenue in 2,717,138 shares of CPA®:14, which were exchanged into 3,242,089 shares of CPA®:16—Global. In addition, upon closing of the CPA®:14/16 Merger, W. P. Carey received 13,260,091 shares of common stock of CPA®:16—Global in respect of its shares of CPA®:14.

iv.

W. P. Carey purchased three properties, in which it already had a partial interest, from CPA®:14, for an aggregate purchase price of $31.8 million, plus the assumption of $87.6 million of indebtedness.

W. P. CAREY INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of December 31, 2011

($ in thousands)

	W. P. Carey & Co. LLC (A)	Corporate Property Associates 15 Incorporated (A)	Pro Forma Adjustments		W. P. Carey Inc. Pro Forma Consolidated
				(Notes)
Assets
Investments in real estate:
Real estate, at cost	$646,482	$1,883,131	$(183,299)	B	$2,346,314
Operating real estate, at cost	109,875	—	—		109,875
Accumulated depreciation	(135,175)	(317,932)	317,932	B	(135,175)

Net investments in properties	621,182	1,565,199	134,633		2,321,014

Net investments in direct financing leases	58,000	285,446	70,836	B	414,282
Equity investments in real estate and CPA® REITs	538,749	180,579	59,503	B	651,844
			(93,720)	B(viii)
			(33,267)	B(ix)
Assets held for sale	—	2,920	(2,920)	B	—

Net investments in real estate	1,217,931	2,034,144	135,065		3,387,140

Cash and cash equivalents	29,297	155,841	—	B	94,099
			173,138	E
			(151,176)	E
			(113,000)	E
Due from affiliates	38,369	—	(4,413)	C	33,956
Intangible assets and goodwill, net	125,957	142,331	572,423	B	979,547
			138,836	B(iii)
Other assets, net	51,069	120,568	(42,931)	B(v)	130,569
			1,862	E

Total assets	$1,462,623	$2,452,884	$709,804		$4,625,311

Liabilities and Equity
Liabilities:
Non-recourse and limited-recourse debt	$356,209	$1,320,958	$46,455	B	$1,723,622
Line of credit	233,160	—	175,000	E	295,160
			(113,000)	E
Accounts payable, accrued expenses and other liabilities	82,055	35,081	—	B	143,635
			26,500	D
Prepaid and deferred rental income and security deposits	—	57,190	43,960	B(ii)	97,060
			(4,090)	B(v)
Due to affiliates	—	15,310	(15,310)	B(iv)	—
Income taxes, net	44,783	—	1,717	Q	46,500
Distributions payable	22,314	23,898	—	B	44,362
			(1,851)	C

Total liabilities	738,521	1,452,437	159,381		2,350,339

Redeemable noncontrolling interest	7,700	—	—		7,700

Equity:
Common stock	779,071	147	(147)	F	779,071
Additional paid in capital	—	1,375,958	(1,375,958)	F	1,304,996
			1,304,996	B
Distributions in excess of accumulated earnings	(95,046)	(368,524)	368,524	F	(86,357)
			16,871	B(viii)
			22,597	B(ix)
			(26,500)	D
			(2,562)	C
			(1,717)	Q
Deferred compensation obligation	7,063	—	—		7,063
Accumulated other comprehensive loss	(8,507)	(16,196)	16,196	F	(8,507)
Less treasury stock	—	(173,864)	173,864	F	—

Total stockholders’ equity	682,581	817,521	496,164		1,996,266
Noncontrolling interests	33,821	182,926	54,259	B	271,006

Total equity	716,402	1,000,447	550,423		2,267,272

Total liabilities and equity	$1,462,623	$2,452,884	$709,804		$4,625,311

W. P. CAREY INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

For the Year Ended December 31, 2011

($ in thousands, except share and per share amounts)

	W. P. Carey & Co. LLC (A)	Corporate Property Associates 15 Incorporated (A)	Pro Forma Adjustments				W. P. Carey Inc. Pro Forma Consolidated
			Adjustments related to CPA- 14/16 Merger (G)		Merger of Corporate Property Associates 15 Incorporated
				(Notes)		(Notes)
Revenues
Asset management revenue	$66,808	$—	$(8,133)	G(iii)	$(26,002)	O	$32,673
Structuring revenue	46,831	—	—		(1,938)	O	44,893
Incentive, termination and subordinated disposition revenue	52,515	—	—		—		52,515
Wholesaling revenue	11,664	—	—		—		11,664
Reimbursed costs from affiliates	64,829	—	—		(3,550)	O	61,279
Lease revenues	70,206	211,930	3,733	G(i)	(14,656)	H	274,836
					3,623	P
Other real estate income	23,556	—	—		—		23,556
Interest income from direct financing leases	—	30,270	—		3,383	I	33,653
Other operating income	—	7,689	—		—		7,689

	336,409	249,889	(4,400)		(39,140)		542,758
Operating expenses
General and administrative	(93,707)	(8,846)	—		4,455	O	(96,600)
					1,500	D
					(2)	P
Reimbursable costs	(64,829)	—	—		—		(64,829)
Depreciation and amortization	(28,518)	(54,920)	(2,400)	G(i)	(39,790)	J	(126,332)
					(704)	P
Property expenses	(13,241)	(38,125)	—		26,002	O	(25,365)
					(1)	P
Other real estate expenses	(10,784)	—	—		—		(10,784)
Impairment charges	(10,432)	(8,187)	—		8,187	K	(10,432)
Allowance for credit losses	—	(3,059)	—		3,059	L	—

	(221,511)	(113,137)	(2,400)		2,706		(334,342)

Other income and expenses
Other interest income	2,001	1,862			127	O	3,990
Income from equity investments in real estate and CPA® REITs	51,228	23,270	(267)	G(i)	(6,390)	N	67,288
			1,067	G(ii)	(7,078)	O
			7,467	G(iii)	(2,009)	P
Gain on change in control of interest	27,859	—	—		—		27,859
Gain on sale of investment in direct financing lease	—	(1,041)	—		—		(1,041)
Other income	4,550	4,176	—		—		8,726
Interest expense	(21,920)	(80,753)	(1,734)	G(i)	(1,148)	M	(106,987)
			(400)	G(ii)	(127)	O
					(905)	P

	63,718	(52,486)	6,133		(17,530)		(165)

Income from continuing operations before income taxes	178,616	84,266	(667)		(53,964)		208,251
Provision for income taxes	(37,228)	(5,296)	2,667	G(iii)	(2)	P	(25,430)
					14,429	Q

Income from continuing operations	141,388	78,970	2,000		(39,537)		182,821

Add/Less: Net loss/income attributable to non-controlling interests	1,864	(21,220)	400	G(i)	8,400	R	(10,556)
Add/Less: Net loss/income attributable to redeemable noncontrolling interests	(1,923)	—	—		—		(1,923)

Income from continuing operations attributable to stockholders	$141,329	$57,750	$2,400		$(31,137)		$170,342

Basic earnings per shares:
Income from continuing operations attributable to stockholders	$3.50	$0.44				S	$2.48

Diluted earnings per share:
Income from continuing operations attributable to stockholders	$3.47	$0.44				S	$2.47

Weighted average shares outstanding
Basic	39,819,475	129,966,172					67,950,409

Diluted	40,098,095	129,966,172					68,229,030

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

A.	Amounts derived from the audited consolidated financial statements of W. P. Carey and CPA®:15 as of and for the year ended December 31, 2011.

B.

The combined purchase price consideration of $151.2 million in cash and $1,305.0 million in W. P. Carey Inc. common stock, excludes the pre-existing equity ownership of W. P. Carey in CPA®:15 of approximately 7.7% as of December 31, 2011.

The allocation of the purchase price consideration shown below is based on preliminary estimates and is subject to change based on the final determination of the fair value of CPA®:15’s assets acquired and liabilities assumed and W. P. Carey’s share price on settlement date.

	CPA®:15 Historical (A)	Pro Forma Adjustments	Fair Value of CPA®:15 Assets Acquired and Liabilities Assumed
Assets
Real estate (i)	$1,883,131	$(183,299)	$1,699,832
Accumulated depreciation (i)	(317,932)	317,932	—
Net investments in direct financing leases (i)	285,446	70,836	356,282
Equity investments in real estate and CPA® REITs (i)	180,579	59,503	240,082
Assets held for sale (i)	2,920	(2,920)	—
Cash and cash equivalents	155,841	—	155,841
Intangible assets (ii)	142,331	572,423	714,754
Goodwill (iii)	—	138,836	138,836
Other assets (v)	120,568	(42,931)	77,637

Total assets	$2,452,884	930,380	$3,383,264

Liabilities and Equity
Non-recourse and limited-recourse debt (vi)	1,320,958	46,455	1,367,413
Accounts payable, accrued expenses and other Liabilities	35,081	—	35,081
Prepaid and deferred rental income and security deposits (iia), (v)	57,190	39,870	97,060
Due to affiliates (iv)	15,310	(15,310)	—
Distributions payable	23,898	—	23,898

Total Liabilities	1,452,437	71,015	1,523,452

Noncontrolling interest (i)	182,926	54,259	237,185

Total Equity	$817,521	$805,106	$1,622,627

Non-controlled ownership interest at fair value (vii)			$1,456,172
Existing ownership interest at fair value (viii)			110,591
Existing jointly held interests at fair value (ix)			55,864

Total Equity			$1,622,627

i.	Reflects adjustments to record assets acquired and liabilities assumed at their estimated fair value.

ii.	Intangible assets identified in the transaction have been allocated as follows:

	Historical cost-net	Fair Value	Net Adjustment
In-place lease/tenant relationships	$110,465	$439,445	$328,980
Above-market leases	31,866	275,309	243,443

Total intangibles	$142,331	$714,754	$572,423
Below-market leases (a)	$11,710	$55,670	$43,960

(a)	Below-market lease intangibles are included in Prepaid and deferred rental income and security deposits.

iii.	Reflects the difference between the estimated purchase price and estimated fair value of the assets acquired and liabilities assumed.
iv.	Reflects an adjustment to eliminate the balances CPA®:15 has with W. P. Carey, as all such amounts would have been eliminated in consolidation had the Merger occurred on December 31, 2011.
v.	Reflects an adjustment to eliminate assets of unamortized straight-line rents ($36.9 million) and deferred financing costs ($6.0 million) within Other assets. A liability for deferred rent of $4.1 million is eliminated from Prepaid and deferred rental income and security deposits.
vi.	Reflects an adjustment to record mortgage notes assumed at their estimated fair value.
vii.	Reflects the cost to acquire the 92.3% equity interest in CPA®:15 that W. P. Carey does not already own.
viii.

Prior to the Merger, W. P. Carey held an equity interest in CPA®:15 of approximately 7.7% which had a carrying value of $93.7 million. This adjustment reflects the acquisition of a controlling interest resulting in a gain of $16.9 million as that equity interest was fair valued at $110.6 million and the carrying value was $93.7 million.

ix.

Prior to the REIT Conversion, W. P. Carey had noncontrolling interests in four joint ventures and a tenancy-in-common property majority owned by CPA®:15. This adjustment eliminates the carrying value of W. P. Carey’s prior interests ($33.3 million). The acquisition of the controlling interest was recorded at its fair value of $55.9 million, resulting in a gain of $22.6 million.

C.	Reflects the elimination of W. P. Carey’s balances with CPA®:15 as of December 31, 2011.

D.	Included in Accounts payable, accrued expenses and other liabilities is a $28.0 million accrual for estimated costs to be incurred for the Merger and the REIT Conversion. Additionally, general and administrative expense is adjusted for an accrual of approximately $1.5 million related to costs recorded in the December 31, 2011 financial statements.

E.

Simultaneous with the Merger, W. P. Carey is expected to obtain a term loan of $175.0 million, net of $1.9 million in loan closing costs. The term loan is expected to be used to pay the cash component of the Merger Consideration (approximately $151.2 million). Additionally, $113.0 million of the outstanding cash of the consolidated entity will be used to repay a portion of W. P. Carey’s pre-existing line of credit. The term loan is expected to have a stated interest rate of 2.050% and an effective interest rate of approximately 2.418% after consideration of the loan closing costs.

F.	Reflects elimination of CPA®:15’s acquired equity.

G.	The following adjustments are related to the CPA®:14/16 Merger:

i.

The purchase of three properties from CPA®:14 resulted in an increase in lease revenues of $3.7 million, incremental depreciation expense of $2.4 million and $1.7 million of interest expense related to the debt assumed. Also reflects the elimination of $0.4 million of income formerly attributed to the non-controlling interests, as well as $0.3 million related to the income from equity investments.

ii.	W. P. Carey’s equity interest in CPA®:16—Global increased from 5.6% to approximately 17.2% immediately after the CPA®:14/16 Merger. Therefore, the pro forma adjusts for the increase in equity in earnings of CPA®:16—Global after the acquisition of CPA®:14 of $2.3 million, partially offset by the reversal of the equity in earnings of CPA®:14 and CPA®:16—Global of $0.8 million and $0.4 million, respectively. Also, the pro forma adjusts for an increase to interest expense of $0.4 million related to the cost of the incremental borrowing for the CPA®:14/16 Merger.

iii.

Following the restructuring of the advisory agreement and issuance of the equity interest as further described below, W. P. Carey will no longer receive performance fees from CPA®:16—Global and CPA®:14 resulting in a pro forma reduction of aggregate performance fees of $7.2 million and a reduction in asset management revenues from asset sales fees charged to CPA®:16—Global asset sales of $0.9 million.

Through a newly issued equity interest in CPA®:16—Global following the restructuring of the advisory agreement described above , W. P. Carey will receive estimated cash flow distributions from CPA®:16—Global in the amount of $4.7 million, which increases Income from equity investments in real estate and CPA® REITs. A further increase to Income from equity investments in real estate and CPA® REITs is the amount of deferred revenue related to the special interest that is expected to be recognized during a 12-month period of approximately $2.8 million, which is net of $0.3 million associated with the basis differential generated by the special interest in the operating partnership and W. P. Carey’s underlying claim on the net assets of CPA®:16—Global.

As a result of the expected income tax savings, there is a pro forma tax benefit of $2.7 million.

H.

Reflects the net decrease in rental income due to the amortization of CPA®:15’s acquired intangibles for leases which have rents above or below market rates and the reevaluation of acquired straight-line rents. In connection with the acquisition of the properties subject to leases, $275.3 million of the purchase price has been allocated to reflect the value attributable to the assumption of leases with rents in excess of market rates at acquisition. The intangible assets related to the assumption of these above market leases are amortized as a reduction to rental income over the remaining initial terms of the applicable leases, which range from one to fifteen years. Additionally, $55.7 million of the purchase price has been allocated as deferred rent to reflect the value attributable to the assumption of leases with rents that are below market rates at acquisition. Deferred rent is amortized as an increase to rental income over the extended terms of the applicable leases, or the initial term, if the renewal terms provide for adjustments to market rental rates. Their terms range from four to twenty-one years.

I.	Reflects adjustment to recognize interest income from acquired direct financing leases.

J.	Adjustment to reflect the change in depreciation and amortization of acquired tangible assets (buildings and site improvements) and in-place leases for the difference between the estimated fair value and acquired carrying values. Buildings and site improvements are depreciated over the remaining useful life ranging from twenty-four to thirty-three years. In-place lease values are amortized over the remaining initial, noncancellable terms of the applicable leases, which range from one to fifteen years.

K.	Reflects the elimination of CPA®:15’s impairment charges of $8.2 million for the year ended December 31, 2011, as the related properties have been reflected at fair value.

L.

Reflects the elimination of CPA®:15’s allowance for credit losses of $3.1 million for the year ended December 31, 2011, as the real estate assets underlying direct financing leases have been reflected at fair value.

M.	Reflects the decrease in interest expense of $0.5 million from the fair value adjustment of the carrying value of the assumed mortgage notes payable being amortized over the remaining terms of the mortgages, offset by $1.6 million of additional net interest from the $175.0 million of borrowings from the new line of credit and expected repayment of $113.0 million outstanding under the pre-existing line of credit. A 0.125% change in the interest rate would change aggregate pro forma interest expense by approximately $0.08 million.

N.	Reflects adjustment to recognize the income on the acquired equity investments in real estate.

O.

Reflects adjustments to eliminate activities between W. P. Carey and CPA®:15 in the respective historical financial statements, as all such revenues, expenses and interests would have been eliminated in consolidation had the Merger occurred on January 1, 2011.

P.	Reflects the operations of a tenant in common previously reflected by W. P. Carey and CPA®:15 as income from equity investments in real estate.

Q.

As a result of the Merger, asset management and other taxable revenues have been eliminated. The adjustment of $14.4 million reflects a tax benefit related to the elimination of these transactions. The $1.7 million adjustment to Distributions in excess of accumulated earnings reflects the tax expense related to the recognition of deferred revenue on a tax basis.

R.	Reflects the change in the proportional share of the operations as of the date of the Merger and the difference between the fair value and acquired carrying value of the underlying net assets in acquired noncontrolling interests.

S.	Earnings per share are presented for basic and diluted pro forma earnings per share. The additional shares expected to be issued as part of the Merger are deemed to be outstanding as of January 1, 2011 for the basic and diluted earnings per share calculation. Thus, the outstanding shares are calculated as follows:

	Historical Shares Outstanding	Shares Issued in Merger	Total Shares Outstanding
Basic	39,819,475	28,130,934	67,950,409
Diluted	40,098,095	28,130,934	68,229,030

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of W. P. Carey & Co. LLC:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of W. P. Carey & Co. LLC and its subsidiaries (the “Company”) at December 31, 2011 and December 31, 2010, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 29, 2012

W. P. CAREY & CO. LLC

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31,
	2011	2010
Assets
Investments in real estate:
Real estate, at cost (inclusive of amounts attributable to consolidated VIEs of $41,032 and $39,718, respectively)	$646,482	$560,592
Operating real estate, at cost (inclusive of amounts attributable to consolidated VIEs of $26,318 and $25,665, respectively)	109,875	109,851
Accumulated depreciation (inclusive of amounts attributable to consolidated VIEs of $22,350 and $20,431, respectively)	(135,175)	(122,312)

Net investments in properties	621,182	548,131
Net investments in direct financing leases	58,000	76,550
Equity investments in real estate and the REITs	538,749	322,294

Net investments in real estate	1,217,931	946,975
Cash and cash equivalents (inclusive of amounts attributable to consolidated VIEs of $230 and $86, respectively)	29,297	64,693
Due from affiliates	38,369	38,793
Intangible assets and goodwill, net	125,957	87,768
Other assets, net (inclusive of amounts attributable to consolidated VIEs of $2,773 and $1,845, respectively)	51,069	34,097

Total assets	$1,462,623	$1,172,326

Liabilities and Equity
Liabilities:
Non-recourse and limited-recourse debt (inclusive of amounts attributable to consolidated VIEs of $14,261 and $9,593, respectively)	$356,209	$255,232
Line of credit	233,160	141,750
Accounts payable, accrued expenses and other liabilities (inclusive of amounts attributable to consolidated VIEs of $1,651 and $2,275, respectively)	82,055	40,808
Income taxes, net	44,783	41,443
Distributions payable	22,314	20,073

Total liabilities	738,521	499,306

Redeemable noncontrolling interest	7,700	7,546

Commitments and contingencies (Note 12)

Equity:
W. P. Carey members’ equity:
Listed shares, no par value, 100,000,000 shares authorized; 39,729,018 and 39,454,847 shares issued and outstanding, respectively	779,071	763,734
Distributions in excess of accumulated earnings	(95,046)	(145,769)
Deferred compensation obligation	7,063	10,511
Accumulated other comprehensive loss	(8,507)	(3,463)

Total W. P. Carey members’ equity	682,581	625,013
Noncontrolling interests	33,821	40,461

Total equity	716,402	665,474

Total liabilities and equity	$1,462,623	$1,172,326

See Notes to Consolidated Financial Statements.

W. P. CAREY & CO. LLC

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share amounts)

	Years Ended December 31,
	2011	2010	2009
Revenues
Asset management revenue	$66,808	$76,246	$76,621
Structuring revenue	46,831	44,525	23,273
Incentive, termination and subordinated disposition revenue	52,515	—	—
Wholesaling revenue	11,664	11,096	7,691
Reimbursed costs from affiliates	64,829	60,023	47,534
Lease revenues	70,206	59,881	58,564
Other real estate income	23,556	18,083	14,698

	336,409	269,854	228,381

Operating Expenses
General and administrative	(93,707)	(73,429)	(63,818)
Reimbursable costs	(64,829)	(60,023)	(47,534)
Depreciation and amortization	(28,518)	(22,604)	(20,879)
Property expenses	(13,241)	(10,416)	(6,699)
Other real estate expenses	(10,784)	(8,121)	(7,308)
Impairment charges	(10,432)	(1,140)	(3,516)

	(221,511)	(175,733)	(149,754)

Other Income and Expenses
Other interest income	2,001	1,268	1,713
Income from equity investments in real estate and the REITs	51,228	30,992	13,425
Gain on change in control of interests	27,859	—	—
Other income and (expenses)	4,550	1,407	7,357
Interest expense	(21,920)	(15,725)	(14,462)

	63,718	17,942	8,033

Income from continuing operations before income taxes	178,616	112,063	86,660
Provision for income taxes	(37,228)	(25,822)	(22,793)

Income from continuing operations	141,388	86,241	63,867

Discontinued Operations
Income from operations of discontinued properties	174	2,491	5,908
Gain on deconsolidation of a subsidiary	1,008	—	—
(Loss) gain on sale of real estate	(3,391)	460	7,701
Impairment charges	(41)	(14,241)	(6,908)

(Loss) income from discontinued operations	(2,250)	(11,290)	6,701

Net Income	139,138	74,951	70,568
Add: Net loss attributable to noncontrolling interests	1,864	314	713
Less: Net income attributable to redeemable noncontrolling interest	(1,923)	(1,293)	(2,258)

Net Income Attributable to W. P. Carey Members	$139,079	$73,972	$69,023

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$3.50	$2.14	$1.57
(Loss) income from discontinued operations attributable to W. P. Carey members	(0.06)	(0.28)	0.17

Net income attributable to W. P. Carey members	$3.44	$1.86	$1.74

Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$3.47	$2.14	$1.57
(Loss) income from discontinued operations attributable to W. P. Carey members	(0.05)	(0.28)	0.17

Net income attributable to W. P. Carey members	$3.42	$1.86	$1.74

Weighted Average Shares Outstanding
Basic	39,819,475	39,514,746	39,019,709

Diluted	40,098,095	40,007,894	39,712,735

Amounts Attributable to W. P. Carey Members
Income from continuing operations, net of tax	$141,329	$85,262	$62,322
(Loss) income from discontinued operations, net of tax	(2,250)	(11,290)	6,701

Net income	$139,079	$73,972	$69,023

See Notes to Consolidated Financial Statements.

W. P. CAREY & CO. LLC

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands)

	Years Ended December 31,
	2011	2010	2009
Net Income	$139,138	$74,951	$70,568
Other Comprehensive (Loss) Income:
Foreign currency translation adjustments	(1,796)	(1,227)	619
Unrealized loss on derivative instruments	(3,588)	(757)	(482)
Change in unrealized appreciation on marketable securities	(11)	6	53

	(5,395)	(1,978)	190

Comprehensive Income	133,743	72,973	70,758

Amounts Attributable to Noncontrolling Interests:
Net loss	1,864	314	713
Foreign currency translation adjustments	346	(816)	(31)

Comprehensive loss (income) attributable to noncontrolling interests	2,210	(502)	682

Amounts Attributable to Redeemable Noncontrolling Interest:
Net income	(1,923)	(1,293)	(2,258)
Foreign currency translation adjustments	5	12	(12)

Comprehensive income attributable to redeemable noncontrolling interest	(1,918)	(1,281)	(2,270)

Comprehensive Income Attributable to W. P. Carey Members	$134,035	$71,190	$69,170

See Notes to Consolidated Financial Statements.

W. P. CAREY & CO. LLC

CONSOLIDATED STATEMENTS OF EQUITY

Years Ended December 31, 2011, 2010, and 2009

(in thousands, except share and per share amounts)

		W. P. Carey Members
	Shares	Listed Shares	Distributions in Excess of Accumulated Earnings	Deferred Compensation Obligation	Accumulated Other Comprehensive Loss	Total W. P. Carey Members	Noncontrolling Interests	Total
Balance at January 1, 2009	39,589,594	$757,921	$(116,990)	$—	$(828)	$640,103	$6,232	$646,335
Cash proceeds on issuance of shares, net	84,283	1,507				1,507		1,507
Grants issued in connection with services rendered				787		787		787
Shares issued under share incentive plans	222,600			9,462		9,462		9,462
Contributions		102				102	2,845	2,947
Forfeitures of shares	(2,528)	(77)				(77)		(77)
Distributions declared ($2.00 per share) (a)			(90,475)			(90,475)		(90,475)
Distributions to noncontrolling interests						—	(1,661)	(1,661)
Windfall tax benefits — share incentive plans		143				143		143
Stock-based compensation expense		8,626				8,626		8,626
Repurchase and retirement of shares	(689,344)	(11,759)				(11,759)		(11,759)
Redemption value adjustment		(6,773)				(6,773)		(6,773)
Tax impact of purchase of W. P. Carey International LLC interest		4,817				4,817		4,817
Net income			69,023			69,023	(713)	68,310
Change in other comprehensive loss					147	147	72	219

Balance at December 31, 2009	39,204,605	754,507	(138,442)	10,249	(681)	625,633	6,775	632,408

Cash proceeds on issuance of shares, net	196,802	3,724				3,724		3,724
Grants issued in connection with services rendered				450		450		450
Shares issued under share incentive plans	368,012					—		—
Contributions						—	14,261	14,261
Forfeitures of shares	(47,214)	(1,517)				(1,517)		(1,517)
Distributions declared ($2.03 per share)			(81,299)			(81,299)		(81,299)
Distributions to noncontrolling interests						—	(3,305)	(3,305)
Windfall tax benefits — share incentive plans		2,354				2,354		2,354
Stock-based compensation expense		8,149		(188)		7,961		7,961
Repurchase and retirement of shares	(267,358)	(2,317)				(2,317)		(2,317)
Redemption value adjustment		471				471		471
Tax impact of purchase of W. P. Carey International LLC interest		(1,637)				(1,637)		(1,637)
Reclassification of the Investor’s interest in Carey Storage (Note 4)						—	22,402	22,402
Net income			73,972			73,972	(314)	73,658
Change in other comprehensive loss					(2,782)	(2,782)	642	(2,140)

Balance at December 31, 2010	39,454,847	763,734	(145,769)	10,511	(3,463)	625,013	40,461	665,474

W. P. CAREY & CO. LLC

CONSOLIDATED STATEMENTS OF EQUITY (Continued)

Years Ended December 31, 2011, 2010, and 2009

(in thousands, except share and per share amounts)

		W. P. Carey Members
	Shares	Listed Shares	Distributions in Excess of Accumulated Earnings	Deferred Compensation Obligation	Accumulated Other Comprehensive Loss	Total W. P. Carey Members	Noncontrolling Interests	Total
Cash proceeds on issuance of shares, net	45,674	1,488				1,488		1,488
Grants issued in connection with services rendered	5,285			700		700		700
Shares issued under share incentive plans	576,148					—		—
Contributions						—	3,223	3,223
Forfeitures of shares	(3,562)	(274)				(274)		(274)
Distributions declared ($2.19 per share)			(88,356)	301		(88,055)		(88,055)
Distributions to noncontrolling interests						—	(6,000)	(6,000)
Windfall tax benefits — share incentive plans		2,569				2,569		2,569
Stock-based compensation expense		21,739		(4,449)		17,290		17,290
Repurchase and retirement of shares	(349,374)	(4,761)				(4,761)		(4,761)
Redemption value adjustment		455				455		455
Purchase of noncontrolling interest (Note 4)		(5,879)				(5,879)	(1,612)	(7,491)
Net income			139,079			139,079	(1,864)	137,215
Change in other comprehensive loss					(5,044)	(5,044)	(387)	(5,431)

Balance at December 31, 2011	39,729,018	$779,071	(95,046)	$7,063	$(8,507)	$682,581	$33,821	$716,402

(a)	Distributions declared per share excludes special distribution of $0.30 per share declared in December 2009.

See Notes to Consolidated Financial Statements.

W. P. CAREY & CO. LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2011	2010	2009
Cash Flows — Operating Activities
Net income	$139,138	$74,951	$70,568
Adjustments to net income:
Depreciation and amortization, including intangible assets and deferred financing costs	29,616	24,443	24,476
Loss (income) from equity investments in real estate and the REITs in excess of distributions received	310	(4,920)	(2,258)
Straight-line rent and financing lease adjustments	(3,698)	286	2,223
Amortization of deferred revenue	(6,291)	—	—
Gain on deconsolidation of a subsidiary	(1,008)	—	—
Loss (gain) on sale of real estate	3,391	(460)	(7,701)
Gain on extinguishment of debt	—	—	(6,991)
Unrealized loss (gain) on foreign currency transactions and others	138	300	(174)
Realized gain on foreign currency transactions and others	(965)	(731)	(257)
Allocation of (loss) earnings to profit-sharing interest	—	(781)	3,900
Management and disposition income received in shares of affiliates	(73,936)	(35,235)	(31,721)
Gain on conversion of shares	(3,806)	—	—
Gain on change in control of interests	(27,859)	—	—
Impairment charges	10,473	15,381	10,424
Stock-based compensation expense	17,716	7,082	9,336
Deferred acquisition revenue received	21,546	21,204	25,068
Increase in structuring revenue receivable	(19,537)	(20,237)	(11,672)
Increase (decrease) in income taxes, net	244	(1,288)	(9,276)
Net changes in other operating assets and liabilities	(5,356)	6,422	(1,401)

Net cash provided by operating activities	80,116	86,417	74,544

Cash Flows — Investing Activities
Distributions received from equity investments in real estate and the REITs in excess of equity income	20,807	18,758	39,102
Capital contributions to equity investments	(2,297)	—	(2,872)
Purchase of interests in CPA®:16 — Global	(121,315)	—	—
Purchases of real estate and equity investments in real estate	(24,315)	(96,884)	(39,632)
VAT paid in connection with acquisition of real estate	—	(4,222)	—
VAT refunded in connection with acquisitions of real estate	5,035	—	—
Capital expenditures	(13,239)	(5,135)	(7,775)
Cash acquired on acquisition of subsidiaries	57	—	—
Proceeds from sale of real estate	12,516	14,591	43,487
Proceeds from sale of securities	818	—	—
Proceeds from transfer of profit-sharing interest	—	—	21,928
Funding of short-term loans to affiliates	(96,000)	—	—
Proceeds from repayment of short-term loans to affiliates	96,000	—	—
Funds released from escrow	2,584	36,620	—
Funds placed in escrow	(6,735)	(1,571)	(36,132)

Net cash (used in) provided by investing activities	(126,084)	(37,843)	18,106

(Continued)

W. P. CAREY & CO. LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	Years Ended December 31,
	2011	2010	2009

Cash Flows — Financing Activities
Distributions paid	(85,814)	(92,591)	(78,618)
Contributions from noncontrolling interests	3,223	14,261	2,947
Distributions to noncontrolling interests	(7,258)	(4,360)	(5,505)
Contributions from profit-sharing interest	—	3,694	—
Distributions to profit-sharing interest	—	(693)	(5,645)
Purchase of noncontrolling interest	(7,502)	—	(15,380)
Scheduled payments of mortgage principal	(25,327)	(14,324)	(9,534)
Prepayments of mortgage principal	—	—	(13,974)
Proceeds from mortgage financing	45,491	56,841	42,495
Proceeds from lines of credit	251,410	83,250	150,500
Repayments of lines of credit	(160,000)	(52,500)	(148,518)
Proceeds from loans from affiliates	—	—	1,625
Repayments of loans from affiliates	—	—	(1,770)
Payment of financing costs	(7,778)	(1,204)	(862)
Proceeds from issuance of shares	1,488	3,724	1,507
Windfall tax benefit associated with stock-based compensation awards	2,569	2,354	143
Repurchase and retirement of shares	—	—	(10,686)

Net cash provided by (used in) financing activities	10,502	(1,548)	(91,275)

Change in Cash and Cash Equivalents During the Year
Effect of exchange rate changes on cash	70	(783)	276

Net (decrease) increase in cash and cash equivalents	(35,396)	46,243	1,651
Cash and cash equivalents, beginning of year	64,693	18,450	16,799

Cash and cash equivalents, end of year	$29,297	$64,693	$18,450

Supplemental noncash activities:

On May 2, 2011, in connection with entering into an amended and restated advisory agreement with CPA®:16 — Global as a result of the UPREIT Reorganization, we received a special membership interest in CPA®:16 — Global’s operating partnership and recorded as consideration a $28.3 million adjustment to Equity investments in real estate and the REITs to reflect the fair value of our Special Member Interest in that operating partnership (Note 3).

Also on May 2, 2011, we exchanged 11,113,050 shares of CPA®:14 for 13,260,091 shares of CPA®:16 — Global in connection with the CPA®:14/16 Merger, resulting in a gain of approximately $2.8 million (Note 3).

In connection with the acquisition of properties from CPA®:14 in May 2011, we assumed two non-recourse mortgages on the related properties with an aggregate fair value of $87.6 million at the date of acquisition (Note 4).

W. P. CAREY & CO. LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

In September 2011, we deconsolidated a wholly-owned subsidiary because we no longer had control over the activities that most significantly impact its economic performance following possession of the subsidiary’s property by a receiver (Note 16). The following table presents the assets and liabilities of the subsidiary on the date of deconsolidation (in thousands):

Assets
Net investments in properties	$5,340
Intangible assets and goodwill, net	(15)
Other assets, net	—

Total	$5,325

Liabilities:
Non-recourse debt	$(6,311)
Accounts payable, accrued expenses and other liabilities	(22)

Total	$(6,333)

Supplemental cash flows information (in thousands):

	Years Ended December 31,
	2011	2010	2009
Interest paid	$21,168	$15,351	$14,845

Income taxes paid	$33,641	$24,307	$35,039

See Notes to Consolidated Financial Statements.

W. P. CAREY & CO. LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Business

W. P. Carey provides long-term financing via sale-leaseback and build-to-suit transactions for companies worldwide and manages a global investment portfolio. We invest primarily in commercial properties domestically and internationally that are generally triple-net leased to single corporate tenants, which requires each tenant to pay substantially all of the costs associated with operating and maintaining the property. We also earn revenue as the advisor to publicly-owned, non-listed CPA® REITs and invest in similar properties. At December 31, 2011, we were the advisor to the following CPA® REITs: CPA®:15, CPA®:16 — Global and CPA®:17 – Global, and we were the advisor to CPA®:14 until the CPA®:14/16 Merger (Note 3). We are also the advisor to CWI, which invests in lodging and lodging-related properties. At December 31, 2011, we owned and/or managed more than 980 properties domestically and internationally. Our owned portfolio was comprised of our full or partial ownership interest in 157 properties, substantially all of which were net leased to 73 tenants, and totaled approximately 13 million square feet (on a pro rata basis) with an occupancy rate of approximately 93%. In addition, through our Carey Storage and Livho subsidiaries, we had interests in 21 self-storage properties and a hotel property, respectively, for an aggregate of approximately 0.8 million square feet (on a pro rata basis) at December 31, 2011.

Primary Business Segments

Investment Management — We structure and negotiate investments and debt placement transactions for the REITs, for which we earn structuring revenue, and manage their portfolios of real estate investments, for which we earn asset-based management and performance revenue. We earn asset-based management and performance revenue from the REITs based on the value of their assets related to real estate, lodging, and self-storage under management. As funds available to the REITs are invested, the asset base from which we earn revenue increases. In addition, we also receive a percentage of distributions of available cash from the operating partnerships of CPA®:17 – Global and CWI, as well as from the operating partnership of CPA®:16 — Global after the CPA®:14/16 Merger. We may also earn incentive and disposition revenue and receive other compensation in connection with providing liquidity alternatives to the REIT shareholders.

Real Estate Ownership — We own and invest in commercial properties in the U.S. and the European Union that are then leased to companies, primarily on a triple-net lease basis. We may also invest in other properties if opportunities arise. Effective as of January 1, 2011, we include our equity investments in the REITs in our Real Estate Ownership segment. The equity income or loss from the REITs that is now included in our Real Estate Ownership segment represents our proportionate share of the revenue less expenses of the net-leased properties held by the REITs. This treatment is consistent with that of our directly-owned properties.

Note 2. Summary of Significant Accounting Policies

Basis of Consolidation

The consolidated financial statements reflect all of our accounts, including those of our majority-owned and/or controlled subsidiaries. The portion of equity in a subsidiary that is not attributable, directly or indirectly, to us is presented as noncontrolling interests. All significant intercompany accounts and transactions have been eliminated.

We have investments in tenancy-in-common interests in various domestic and international properties. Consolidation of these investments is not required as they do not qualify as VIEs and do not meet the control requirement required for consolidation. Accordingly, we account for these investments using the equity method of accounting. We use the equity method of accounting because the shared decision-making involved in a tenancy-in-common interest investment creates an opportunity for us to have significant influence on the operating and financial decisions of these investments and thereby creates some responsibility by us for a return on our investment. Additionally, we own interests in single-tenant net leased properties leased to corporations through noncontrolling interests in partnerships and limited liability companies that we do not control but over which we exercise significant influence. We account for these investments under the equity method of accounting. At times the carrying value of our equity investments may fall below zero for certain investments. We intend to fund our share of the ventures’ future operating deficits should the need arise. However, we have no legal obligation to pay for any of the liabilities of such ventures nor do we have any legal obligation to fund operating deficits.

We formed CWI in March 2008 for the purpose of acquiring interests in lodging and lodging-related properties. In April 2010, CWI filed a registration statement with the SEC to sell up to $1.0 billion of its common stock in an initial public offering plus up to an additional $237.5 million of its common stock under a dividend reinvestment plan. This registration statement was declared effective by the SEC in September 2010. Through December 31, 2010, the financial statements of CWI, which had no significant assets, liabilities or operations, were included in our consolidated financial statements, as we owned all of CWI’s outstanding common stock. Beginning in 2011, we have accounted for our interest in CWI under the equity method of accounting because, as the advisor, we do not exert control over, but we have the ability to exercise significant influence on, CWI.

Out-of-Period Adjustment

During the fourth quarter of 2011, we identified an error in the consolidated financial statements related to prior years. The error relates to the misapplication of accounting guidance related to the modifications of certain leases. We concluded this adjustment, with a net impact of $0.2 million on our statement of operations for the fourth quarter of 2011, was not material to our results for the prior year periods or to the period of adjustment. Accordingly, this cumulative change was recorded in the consolidated financial statements in the fourth quarter of 2011 as an out-of-period adjustment as follows: a reduction to Net investment in direct financing leases of $17.6 million and an increase in net Operating real estate of $17.9 million on the consolidated balance sheet; and an increase in Lease revenues of $0.9 million, a reduction of Impairment charges of $1.6 million, and an increase in Depreciation expense of $2.2 million on the consolidated statement of operations.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and the disclosure of contingent amounts in our consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

Reclassifications and Revisions

Certain prior year amounts have been reclassified to conform to the current year presentation. The consolidated financial statements included in this Report have been retrospectively adjusted to reflect the disposition (or planned disposition) of certain properties as discontinued operations for all periods presented.

Purchase Price Allocation

In accordance with the guidance for business combinations, we determine whether a transaction or other event is a business combination, which requires that the assets acquired and liabilities assumed constitute a business. Each business combination is then accounted for by applying the acquisition method. If the assets acquired are not a business, we account for the transaction or other event as an asset acquisition. Under both methods, we recognize the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity, as well as recognizing and measuring goodwill or a gain from a bargain purchase. However, we immediately expense acquisition-related costs and fees associated with business combinations.

When we acquire properties accounted for as operating leases, we allocate the purchase costs to the tangible and intangible assets and liabilities acquired based on their estimated fair values. We determine the value of the tangible assets, consisting of land and buildings, as if vacant, and record intangible assets, including the above-market and below-market value of leases, the value of in-place leases and the value of tenant relationships, at their relative estimated fair values. See Real Estate Leased to Others and Depreciation below for a discussion of our significant accounting policies related to tangible assets. We include the value of below-market leases in Accounts payable, accrued expenses and other liabilities in the consolidated financial statements.

We record above-market and below-market lease values for owned properties based on the present value (using an interest rate reflecting the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the leases negotiated and in place at the time of acquisition of the properties and (ii) our estimate of fair market lease rates for the property or equivalent property, both of which are measured over a period equal to the estimated market lease term. We amortize the capitalized above-market lease value as a reduction of rental income over the estimated market lease term. We amortize the capitalized below-market lease value as an increase to rental income over the initial term and any fixed rate renewal periods in the respective leases.

We allocate the total amount of other intangibles to in-place lease values and tenant relationship intangible values based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with each tenant. The characteristics we consider in allocating these values include estimated market rent, the nature and extent of the existing relationship with the tenant, the expectation of lease renewals, estimated carrying costs of the property if vacant and estimated costs to execute a new lease, among other factors. We determine these values using our estimates or by relying in part upon third-party appraisals. We amortize the capitalized value of in-place lease intangibles to expense over the remaining initial term of each lease. We amortize the capitalized value of tenant relationships to expense over the initial and expected renewal terms of the lease. No amortization period for intangibles will exceed the remaining depreciable life of the building.

If a lease is terminated, we charge the unamortized portion of above-market and below-market lease values to lease revenue, and in-place lease and tenant relationship values to amortization expenses.

Operating Real Estate

We carry land and buildings and personal property at cost less accumulated depreciation. We capitalize improvements, while we expense replacements, maintenance and repairs that do not improve or extend the lives of the respective assets as incurred.

Cash and Cash Equivalents

We consider all short-term, highly liquid investments that are both readily convertible to cash and have a maturity of three months or less at the time of purchase to be cash equivalents. Items classified as cash equivalents include commercial paper and money-market funds. Our cash and cash equivalents are held in the custody of several financial institutions, and these balances, at times, exceed federally insurable limits. We seek to mitigate this risk by depositing funds only with major financial institutions.

Other Assets and Liabilities

We include prepaid expenses, deferred rental income, tenant receivables, deferred charges, escrow balances held by lenders, restricted cash balances, marketable securities, derivative assets and corporate fixed assets in Other assets. We include derivative instruments; miscellaneous amounts held on behalf of tenants; and deferred revenue, including unamortized below-market rent intangibles in Other liabilities. Deferred charges are costs incurred in connection with mortgage financings and refinancings that are amortized over the terms of the mortgages and included in Interest expense in the consolidated financial statements. Deferred rental income is the aggregate cumulative difference for operating leases between scheduled rents that vary during the lease term, and rent recognized on a straight-line basis. Marketable securities are classified as available-for-sale securities and reported at fair value with unrealized gains and losses on these securities reported as a component of Other comprehensive income until realized.

Real Estate Leased to Others

We lease real estate to others primarily on a triple-net leased basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance, repairs, renewals and improvements. We charge expenditures for maintenance and repairs, including routine betterments, to operations as incurred. We capitalize significant renovations that increase the useful life of the properties. For the years ended December 31, 2011, 2010 and 2009, although we are legally obligated for payment pursuant to our lease agreements with our tenants, lessees were responsible for the direct payment to the taxing authorities of real estate taxes of approximately $6.4 million, $7.7 million and $8.8 million, respectively.

We diversify our real estate investments among various corporate tenants engaged in different industries, by property type and by geographic area (Note 9). Substantially all of our leases provide for either scheduled rent increases, periodic rent adjustments based on formulas indexed to changes in the CPI or similar indices or percentage rents. CPI-based adjustments are contingent on future events and are therefore not included in straight-line rent calculations. We recognize rents from percentage rents as reported by the lessees, which is after the level of sales requiring a rental payment to us is reached. Percentage rents were insignificant for the periods presented.

We account for leases as operating or direct financing leases, as described below:

Operating leases — We record real estate at cost less accumulated depreciation; we recognize future minimum rental revenue on a straight-line basis over the term of the related leases and charge expenses (including depreciation) to operations as incurred (Note 4).

Direct financing method — We record leases accounted for under the direct financing method at their net investment (Note 5). We defer and amortize unearned income to income over the lease term so as to produce a constant periodic rate of return on our net investment in the lease.

On an ongoing basis, we assess our ability to collect rent and other tenant-based receivables and determine an appropriate allowance for uncollected amounts. Because we have a limited number of lessees (20 lessees represented 78% of lease revenues during 2011), we believe that it is necessary to evaluate the collectability of these receivables based on the facts and circumstances of each situation rather than solely using statistical methods. Therefore, in recognizing our provision for uncollected rents and other tenant receivables, we evaluate actual past due amounts and make subjective judgments as to the collectability of those amounts based on factors including, but not limited to, our knowledge of a lessee’s circumstances, the age of the receivables, the tenant’s credit profile and prior experience with the tenant. Even if a lessee has been making payments, we may reserve for the entire receivable amount if we believe there has been significant or continuing deterioration in the lessee’s ability to meet its lease obligations.

Revenue Recognition

We earn structuring revenue and asset management revenue in connection with providing services to the REITs. We earn structuring revenue for services we provide in connection with the analysis, negotiation and structuring of transactions, including acquisitions and dispositions and the placement of mortgage financing obtained by the REITs. Asset management revenue consists of property management, leasing and advisory revenue. Receipt of the incentive revenue portion of the asset management revenue or performance revenue, however, is subordinated to the achievement of specified cumulative return requirements by the shareholders of the REITs.

At our option, the performance revenue may be collected in cash or shares of the REIT (Note 3). In addition, we earn subordinated incentive and disposition revenue related to the disposition of properties. We may also earn termination revenue in connection with the termination of the advisory agreements for the REITs.

We recognize all revenue as earned. We earn structuring revenue upon the consummation of a transaction and asset management revenue when services are performed. We recognize revenue subject to subordination only when the performance criteria of the REIT is achieved and contractual limitations are not exceeded.

We earn subordinated disposition and incentive revenue after shareholders have received their initial investment plus a specified preferred return. We earn termination revenue when a liquidity event is consummated.

We are also reimbursed for certain costs incurred in providing services, including broker-dealer commissions paid on behalf of the REITs, marketing costs and the cost of personnel provided for the administration of the REITs. We record reimbursement income as the expenses are incurred, subject to limitations on a REIT’s ability to incur offering costs.

We earned wholesaling revenue of $0.15 per share sold in connection with CPA® 17 — Global’s initial public offering through its termination on April 7, 2011. In addition, as discussed in Note 3 to the consolidated financial statements, we earn a dealer manager fee of up to $0.35 per share sold in connection with CPA® 17 — Global’s follow-on offering commencing April 7, 2011 and $0.30 per share sold in connection with CWI’s initial offering. We re-allow all or a portion of the dealer manager fees to selected dealers in the offerings. Dealer manager fees that are not re-allowed are classified as wholesaling revenue. Wholesaling revenue earned is generally offset by underwriting costs incurred in connection with the offerings, which are included in General and administrative expenses.

Depreciation

We compute depreciation of building and related improvements using the straight-line method over the estimated useful lives of the properties (generally 40 years) and furniture, fixtures and equipment (generally up to seven years). We compute depreciation of tenant improvements using the straight-line method over the lesser of the remaining term of the lease or the estimated useful life.

Impairments

We periodically assess whether there are any indicators that the value of our long-lived assets, including goodwill, may be impaired or that their carrying value may not be recoverable. These impairment indicators include, but are not limited to, the vacancy of a property that is not subject to a lease; a lease default by a tenant that is experiencing financial difficulty; the termination of a lease by a tenant; or the rejection of a lease in a bankruptcy proceeding. We may incur impairment charges on long-lived assets, including real estate, direct financing leases, assets held for sale and equity investments in real estate. We may also incur impairment charges on marketable securities and goodwill. Our policies for evaluating whether these assets are impaired are presented below.

Real Estate

For real estate assets in which an impairment indicator is identified, we follow a two-step process to determine whether an asset is impaired and to determine the amount of the charge. First, we compare the carrying value of the property to the future net undiscounted cash flow that we expect the property will generate, including any estimated proceeds from the eventual sale of the property. The undiscounted cash flow analysis requires us to make our best estimate of market rents, residual values and holding periods. Depending on the assumptions made and estimates used, the future cash flow projected in the evaluation of long-lived assets can vary within a range of outcomes. We consider the likelihood of possible outcomes in determining the best possible estimate of future cash flows. If the future net undiscounted cash flow of the property is less than the carrying value, the property is considered to be impaired. We then measure the loss as the excess of the carrying value of the property over its estimated fair value.

Direct Financing Leases

We review our direct financing leases at least annually to determine whether there has been an other-than-temporary decline in the current estimate of residual value of the property. The residual value is our estimate of what we could realize upon the sale of the property at the end of the lease term, based on market information. If this review indicates that a decline in residual value has occurred that is other-than-temporary, we recognize an impairment charge and revise the accounting for the direct financing lease to reflect a portion of the future cash flow from the lessee as a return of principal rather than as revenue.

When we enter into a contract to sell the real estate assets that are recorded as direct financing leases, we evaluate whether we believe it is probable that the disposition will occur. If we determine that the disposition is probable and therefore the asset’s holding period is reduced, we record an allowance for credit losses to reflect the change in the estimate of the undiscounted future rents. Accordingly, the net investment balance is written down to fair value.

Assets Held for Sale

We classify real estate assets that are accounted for as operating leases as held for sale when we have entered into a contract to sell the property, all material due diligence requirements have been satisfied and we believe it is probable that the disposition will occur within one year. When we classify an asset as held for sale, we calculate its estimated fair value as the expected sale price, less expected selling costs. We then compare the asset’s estimated fair value to its carrying value, and if the estimated fair value is less than the property’s carrying value, we reduce the carrying value to the estimated fair value. We will continue to review the initial impairment for subsequent changes in the estimated fair value, and may recognize an additional impairment charge if warranted.

If circumstances arise that we previously considered unlikely and, as a result, we decide not to sell a property previously classified as held for sale, we reclassify the property as held and used. We measure and record a property that is reclassified as held and used at the lower of (i) its carrying amount before the property was classified as held for sale, adjusted for any depreciation expense that would have been recognized had the property been continuously classified as held and used, or (ii) the estimated fair value at the date of the subsequent decision not to sell.

Equity Investments in Real Estate and the REITs

We evaluate our equity investments in real estate and in the REITs on a periodic basis to determine if there are any indicators that the value of our equity investment may be impaired and whether or not that impairment is other-than-temporary. To the extent impairment has occurred, we measure the charge as the excess of the carrying value of our investment over its estimated fair value. For equity investments in real estate, we calculate estimated fair value by multiplying the estimated fair value of the underlying venture’s net assets by our ownership interest percentage. For our investments in the REITs, we calculate the estimated fair value of our investment using the most recently published NAV of each REIT.

Marketable Securities

We evaluate our marketable securities for impairment if a decline in estimated fair value below cost basis is considered other-than-temporary. In determining whether the decline is other-than-temporary, we consider the underlying cause of the decline in value, the estimated recovery period, the severity and duration of the decline, as well as whether we plan to sell the security or will more likely than not be required to sell the security before recovery of its cost basis. If we determine that the decline is other-than-temporary, we record an impairment charge to reduce our cost basis to the estimated fair value of the security. In accordance with current accounting guidance, the credit component of an other-than-temporary impairment is recognized in earnings while the non-credit component is recognized in Other comprehensive income.

Goodwill

We evaluate goodwill recorded by our Investment Management segment for possible impairment at least annually using a two-step process. To identify any impairment, we first compare the estimated fair value of our Investment Management segment with its carrying amount, including goodwill. We calculate the estimated fair value of the Investment Management segment by applying a multiple, based on comparable companies, to earnings. If the fair value of the Investment Management segment exceeds its carrying amount, we do not consider goodwill to be impaired and no further analysis is required. If the carrying amount of the Investment Management segment exceeds its estimated fair value, we then perform the second step to measure the amount of the impairment charge.

For the second step, we determine the impairment charge by comparing the implied fair value of the goodwill with its carrying amount and record an impairment charge equal to the excess of the carrying amount over the implied fair value. We determine the implied fair value of the goodwill by allocating the estimated fair value of the Investment Management segment to its assets and liabilities. The excess of the estimated fair value of the Investment Management segment over the amounts assigned to its assets and liabilities is the implied fair value of the goodwill.

Assets Held for Sale

We classify assets that are accounted for as operating leases as held for sale when we have entered into a contract to sell the property, all material due diligence requirements have been satisfied and we believe it is probable that the disposition will occur within one year. Assets held for sale are recorded at the lower of carrying value or estimated fair value, which is generally calculated as the expected sale price, less expected selling costs. The results of operations and the related gain or loss on sale of properties that have been sold or that are classified as held for sale are included in discontinued operations (Note 16).

If circumstances arise that we previously considered unlikely and, as a result, we decide not to sell a property previously classified as held for sale, we reclassify the property as held and used. We measure and record a property that is reclassified as held and used at the lower of (i) its carrying amount before the property was classified as held for sale, adjusted for any depreciation expense that would have been recognized had the property been continuously classified as held and used or (ii) the estimated fair value at the date of the subsequent decision not to sell.

We recognize gains and losses on the sale of properties when, among other criteria we no longer have continuing involvement, the parties are bound by the terms of the contract, all consideration has been exchanged and all conditions precedent to closing have been performed. At the time the sale is consummated, a gain or loss is recognized as the difference between the sale price, less any selling costs, and the carrying value of the property.

Stock-Based Compensation

We have granted restricted shares, stock options, RSUs and PSUs to certain employees and independent directors. Grants were awarded in the name of the recipient subject to certain restrictions of transferability and a risk of forfeiture. The forfeiture provisions on the awards generally expire annually, over their respective vesting periods. Stock-based compensation expense for all equity-classified stock-based compensation awards is based on the grant date fair value estimated in accordance with current accounting guidance for share-based payments. We recognize these compensation costs for only those shares expected to vest on a straight-line or graded-vesting basis, as appropriate, over the requisite service period of the award. We include stock-based compensation within the listed shares caption of equity.

Foreign Currency

Translation

We have interests in real estate investments in the European Union for which the functional currency is the Euro. We perform the translation from the Euro to the U.S. dollar for assets and liabilities using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. We report the gains and losses resulting from such translation as a component of other comprehensive income in equity. At December 31, 2011 and 2010, the cumulative foreign currency translation adjustment losses were $3.3 million and $1.9 million, respectively.

Transaction Gains or Losses

Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid. A change in the exchange rates between the functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of that transaction. That increase or decrease in the expected functional currency cash flows is an unrealized foreign currency transaction gain or loss that generally will be included in the determination of net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later), realized upon settlement of a foreign currency transaction generally will be included in net income for the period in which the transaction is settled. Foreign currency transactions that are (i) designated as, and are effective as, economic hedges of a net investment and (ii) inter-company foreign currency transactions that are of a long-term nature (that is, settlement is not planned or anticipated in the foreseeable future), when the entities to the transactions are consolidated or accounted for by the equity method in our financial statements, are not included in determining net income but are accounted for in the same manner as foreign currency translation adjustments and reported as a component of other comprehensive income in equity.

Foreign currency intercompany transactions that are scheduled for settlement, consisting primarily of accrued interest and the translation to the reporting currency of subordinated intercompany debt with scheduled principal payments, are included in the determination of net income. We recognized net unrealized gains (losses) of $(0.1) million, $(0.3) million and $0.2 million from such transactions for the years ended December 31, 2011, 2010 and 2009, respectively. For the years ended December 31, 2011, 2010 and 2009, we recognized net realized (losses) gains of $0.4 million, $(0.1) million and less than $0.1 million, respectively, on foreign currency transactions in connection with the transfer of cash from foreign operations of subsidiaries to the parent company.

Derivative Instruments

We measure derivative instruments at fair value and record them as assets or liabilities, depending on our rights or obligations under the applicable derivative contract. Derivatives that are not designated as hedges must be adjusted to fair value through earnings. If a derivative is designated as a hedge, depending on the nature of the hedge, changes in the fair value of the derivative will either be offset against the change in fair value of the hedged asset, liability, or firm commitment through earnings, or recognized in other comprehensive income until the hedged item is recognized in earnings. For cash flow hedges, any ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings.

Income Taxes

We have elected to be treated as a partnership for U.S. federal income tax purposes. Deferred income taxes are recorded for the corporate subsidiaries based on earnings reported. The provision for income taxes differs from the amounts currently payable because of temporary differences in the recognition of certain income and expense items for financial reporting and tax reporting purposes. Income taxes are computed under the asset and liability method. The asset and liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between tax bases and financial bases of assets and liabilities (Note 15).

Real Estate Ownership Operations

Our real estate operations are conducted through subsidiaries that are real estate investment trusts. As such, our real estate operations are generally not subject to federal tax, and accordingly, no provision has been made for U.S. federal income taxes in the consolidated financial statements for these operations. These operations are subject to certain state, local and foreign taxes, as applicable.

We hold our real estate assets under a subsidiary, Carey REIT II, Inc. (“Carey REIT II”). Carey REIT II has elected to be taxed as a real estate investment trust under the Internal Revenue Code. We believe we have operated, and we intend to continue to operate, in a manner that allows Carey REIT II to continue to qualify as a real estate investment trust. Under the real estate investment trust operating structure, Carey REIT II is permitted to deduct distributions paid to our shareholders and generally will not be required to pay U.S. federal income taxes. Accordingly, no provision has been made for U.S. federal income taxes in the consolidated financial statements related to Carey REIT II.

Investment Management Operations

We conduct our investment management operations primarily through taxable subsidiaries. These operations are subject to federal, state, local and foreign taxes, as applicable. Our financial statements are prepared on a consolidated basis including these taxable subsidiaries and include a provision for current and deferred taxes on these operations.

Earnings Per Share

Basic earnings per share is calculated by dividing net income available to common shareholders, as adjusted for unallocated earnings attributable to the unvested RSUs by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share reflects potentially dilutive securities (options, restricted shares and RSUs) using the treasury stock method, except when the effect would be anti-dilutive.

Future Accounting Requirements

The following Accounting Standards Updates (“ASUs”) promulgated by FASB are applicable to us in future reports, as indicated:

ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs — In May 2011, the FASB issued an update to ASC 820, Fair Value Measurements. The amendments in the update explain how to measure fair value and do not require additional fair value measurements, nor are they intended to establish valuation standards or affect valuation practices outside of financial reporting. These new amendments will impact the level of information we provide, particularly for level 3 fair value measurements and the measurement’s sensitivity to changes in unobservable inputs, our use of a nonfinancial asset in a way that differs from that asset’s highest and best use, and the categorization by level of the fair value hierarchy for items that are not measured at fair value in the balance sheet but for which the fair value is required to be disclosed. These amendments are expected to impact the form of our disclosures only, are applicable to us prospectively and are effective for our interim and annual periods beginning in 2012.

ASU 2011-05 and ASU 2011-12, Presentation of Comprehensive Income — In June and December 2011, the FASB issued updates to ASC 220, Comprehensive Income. The amendments in the initial update change the reporting options applicable to the presentation of other comprehensive income and its components in the financial statements. The initial update eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. Additionally, the initial update requires the consecutive presentation of the statement of net income and other comprehensive income. Finally, the initial update required an entity to present reclassification adjustments on the face of the financial statements from other comprehensive income to net income; however, the update issued in December 2011 tabled this requirement for further deliberation. These amendments impact the form of our disclosures only, are applicable to us retrospectively and are effective for our interim and annual periods beginning in 2012.

ASU 2011-08, Testing Goodwill for Impairment — In September 2011, the FASB issued an update to ASC 350, Intangibles — Goodwill and Other. The objective of this ASU is to simplify how entities test goodwill for impairment. The amendments in the ASU permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in topic 350. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. Previous guidance under topic 350 required an entity to test goodwill for impairment, on at least an annual basis, by comparing the fair value of a reporting unit with its carrying amount, including goodwill (step one). If the fair value of a reporting unit is less than its carrying amount, then the second step of the test must be performed to measure the amount of the impairment loss, if any. Under the amendments in this ASU, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount. We are currently assessing the potential impact that the adoption of the new guidance will have on our financial position and results of operations.

ASU 2011-10, Derecognition of in Substance Real Estate — a Scope Clarification — In December 2011, the FASB issued an update to clarify that when a parent (reporting entity) ceases to have a controlling financial interest (as described in ASC subtopic 810-10, Consolidation) in a subsidiary that is in substance real estate as a result of default on the subsidiary’s nonrecourse debt, the reporting entity should apply the guidance in subtopic 360-20, Property, Plant and Equipment, to determine whether it should derecognize the in substance real estate. Generally, a reporting entity would not satisfy the requirements to derecognize the in substance real estate before the legal transfer of the real estate to the lender and the extinguishment of the related nonrecourse indebtedness. Under this new guidance, even if the reporting entity ceases to have a controlling financial interest under subtopic 810-10, the reporting entity would continue to include the real estate, debt, and the results of the subsidiary’s operations in its consolidated financial statements until legal title to the real estate is transferred to legally satisfy the debt. This amendment is applicable to us prospectively for deconsolidation events occurring after June 15, 2012 and will impact the timing in which we recognize the impact of such transactions, which may be material, within our results of operations.

ASU 2011-11, Disclosures about Offsetting Assets and Liabilities — In December 2011, the FASB issued an update to ASC 210, Balance Sheet, which enhances current disclosures about financial instruments and derivative instruments that are either offset on the statement of financial position or subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset on the statement of financial position. Entities are required to provide both net and gross information for these assets and liabilities in order to facilitate comparability between financial statements prepared on the basis of U.S. GAAP and financial statements prepared on the basis of IFRS. This standard will be effective for our fiscal quarter beginning January 1, 2014 with retrospective application required. We do not expect the adoption will have a material impact on our statement of financial position.

Note 3. Agreements and Transactions with Related Parties

Advisory Agreements with the REITs

We have advisory agreements with each of the REITs pursuant to which we earn certain fees or are entitled to receive distributions of cash flow. In connection with CPA®:16 — Global’s internal reorganization on May 2, 2011 following the CPA®:14/16 Merger, we entered into an amended and restated advisory agreement with CPA®:16 — Global (see “CPA®:16 — Global UPREIT Reorganization” below). The CPA® REIT advisory agreements, which were scheduled to expire on September 30, 2011, were extended twice for three-month periods since that date and are currently scheduled to expire on March 31, 2012 unless otherwise extended. The CWI advisory agreement, which was also scheduled to expire on September 30, 2011, was renewed for an additional year pursuant to its terms, effective as of October 1, 2011. The following table presents a summary of revenue earned and/or cash received from the REITs in connection with providing services as the advisor to the REITs (in thousands):

	Years Ended December 31,
	2011	2010	2009
Asset management revenue	$66,808	$76,246	$76,621
Reimbursed costs from affiliates	64,829	60,023	47,534
Incentive, termination and subordinated disposition revenue	52,515	—	—
Structuring revenue	46,831	44,525	23,273
Wholesaling revenue	11,664	11,096	7,691
Distributions of available cash	15,535	4,468	2,160
Deferred revenue earned	5,662	—	—

	$263,844	$196,358	$157,279

Asset Management Revenue

We earn asset management revenue from each REIT, which is based on average invested assets and is calculated according to the advisory agreement for each REIT. For CPA®:16 — Global prior to the CPA®:14/16 Merger and for CPA®:15, this revenue generally totaled 1% per annum, with a portion of this revenue, or 0.5%, contingent upon the achievement of specific performance criteria. For CPA®:16 — Global subsequent to the CPA®:14/16 Merger, we earn asset management revenue of 0.5% of average invested assets. For CPA®:17 — Global, we earn asset management revenue ranging from 0.5% of average market value for long-term net leases and certain other types of real estate investments up to 1.75% of average equity value for certain types of securities. For CWI, we earn asset management revenue of 0.5% of the average market value of lodging-related investments. We do not earn performance revenue from CPA®:17 — Global, CWI and, subsequent to the CPA®:14/16 Merger, from CPA®:16 — Global.

Under the terms of the advisory agreements, we may elect to receive cash or shares of stock for any revenue due from each REIT. In both 2011 and 2010, we elected to receive all asset management revenue in cash, with the exception of the asset management revenue received from CPA®:17 — Global and CPA®:16 — Global subsequent to the CPA®:14/16 Merger, which we elected to receive in shares. For both 2011 and 2010, we also elected to receive performance revenue from CPA®:16 — Global prior to the CPA®:14/16 Merger in shares, while for CPA®:14 prior to CPA®:14/16 Merger and CPA®:15 we elected to receive 80% of all performance revenue in shares, with the remaining 20% payable in cash.

Reimbursed Costs from Affiliates and Wholesaling Revenue

The REITs reimburse us for certain costs, primarily broker-dealer commissions paid on behalf of the REITs and marketing and personnel costs. Under the terms of a sales agency agreement between our wholly-owned broker-dealer subsidiary and CPA®:17 — Global, we earn a selling commission of up to $0.65 per share sold and a dealer manager fee of up to $0.35 per share sold. We re-allow all or a portion of the selling commissions to selected dealers participating in CPA®:17 — Global’s offering and may re-allow up to the full selected dealer revenue to selected dealers. In addition, our wholly-owned broker-dealer subsidiary entered into a dealer manager agreement with CWI, whereby we receive a selling commission of up to $0.70 per share sold and a dealer manager fee of up to $0.30 per share sold, a portion of which may be re-allowed to the selected broker dealers. Dealer manager fees that are not re-allowed are classified as wholesaling revenue. Total underwriting compensation earned in connection with CPA®:17 — Global and CWI’s offerings, including selling commissions, selected dealer revenue, wholesaling revenue and reimbursements made by us to selected dealers, cannot exceed the limitations prescribed by the Financial Industry Regulatory Authority, Inc. The limit on underwriting compensation is currently 10% of gross offering proceeds. We may also be reimbursed for reasonable bona fide due diligence expenses incurred which are supported by a detailed and itemized invoice. Such reimbursements are subject to the limitations on organization and offering expenses described above.

Pursuant to our advisory agreement with CWI, upon reaching the minimum offering amount of $10.0 million on March 3, 2011, CWI became obligated to reimburse us for all organization and a portion of offering costs incurred in connection with its offering, up to a maximum amount (excluding selling commissions and the dealer manager fee) of 2% of the gross proceeds of its offering and distribution reinvestment plan. Through December 31, 2011, we have incurred organization and offering costs on behalf of CWI of approximately $5.1 million. However, at December 31, 2011, CWI was only obligated to reimburse us $0.9 million of these costs because of the 2% limitation described above, and no such costs had been reimbursed as of that date because CWI had no available cash.

Incentive, Termination and Subordinated Disposition Revenue

We earn revenue related to the disposition of properties by the REITs, subject to subordination provisions, which will only be recognized as the relevant conditions are met. Such revenue may include subordinated disposition revenue of no more than 3% of the value of any assets sold, payable only after shareholders have received back their initial investment plus a specified preferred return, and subordinated incentive revenue of 15% of the net cash proceeds distributable to shareholders from the disposition of properties, after recoupment by shareholders of their initial investment plus a specified preferred return. We may also, in connection with the termination of the advisory agreements for the REITs, be entitled to a termination payment based on the amount by which the fair value of a REITs’ properties, less indebtedness, exceeds investors’ capital plus a specified preferred return.

We waived any acquisition fees payable by CPA®:16 — Global under its advisory agreement with us in respect of the properties it acquired in the CPA®:14/16 Merger and also waived any disposition fees that may subsequently be payable by CPA®:16 — Global upon a sale of such assets. As the advisor to CPA®:14, we earned acquisition fees related to those properties when they were acquired by CPA®:14 and disposition fees on those properties to CPA®:16 — Global by CPA®:14 in the CPA®:14/16 Merger and, as a result, we and CPA®:16 — Global agreed that we should not receive fees upon the acquisition or disposition of the same properties by CPA®:16 — Global. As a condition of the Proposed Merger, we have agreed to waive our subordinated disposition and termination fees from CPA®:15.

Structuring Revenue

Under the terms of the advisory agreements, we earn revenue in connection with structuring and negotiating investments and related financing for the REITs, which we call acquisition revenue. We may receive acquisition revenue of up to an average of 4.5% of the total cost of all investments made by each CPA® REIT. A portion of this revenue (generally 2.5%) is paid when the transaction is completed, while the remainder (generally 2%) is payable in annual installments ranging from three to eight years, provided the relevant CPA® REIT meets its performance criterion. For certain types of non-long term net lease investments acquired on behalf of CPA®:17 — Global, initial acquisition revenue may range from 0% to 1.75% of the equity invested plus the related acquisition revenue, with no deferred acquisition revenue being earned. For CWI, we earn initial acquisition revenue of 2.5% of the total investment cost of the properties acquired and loans originated by us not to exceed 6% of the aggregate contract purchase price of all investments and loans with no deferred acquisition revenue being earned. We may also be entitled, subject to the REIT board approval, to fees for structuring loan refinancing of up to 1% of the principal amount. This loan refinancing revenue, together with the acquisition revenue, is referred to as structuring revenue.

Unpaid transaction fees, including accrued interest, are included in Due from affiliates in the consolidated financial statements. Unpaid transaction fees bear interest at annual rates ranging from 5% to 7%. The following tables present the amount of unpaid transaction fees and interest earned on these fees (in thousands):

	At December 31, 2011	At December 31, 2010
Unpaid deferred acquisition fees	$29,410	$31,419

	Years Ended December 31,
	2011	2010	2009
Interest earned on unpaid deferred acquisition fees	$1,332	$1,136	$1,534

Distributions of Available Cash and Deferred Revenue Earned

We receive distributions of our proportionate share of earnings up to 10% of available cash from CPA®:17 — Global, CWI, and after the UPREIT reorganization, CPA®:16 — Global, as defined in the respective advisory agreements, from their operating partnerships. As discussed under “CPA®:16 — Global UPREIT Reorganization” below, we acquired the Special Member Interest in CPA®:16 — Global’s operating partnership for $0.3 million during the second quarter of 2011. We recorded the Special Member Interest at its fair value of $28.3 million, which is net of approximately $6.0 million related to our ownership interest in CPA®:16 — Global that was eliminated in our consolidated financial statement, to be amortized into earnings over the expected period of performance. Cash distributions of our proportionate share of earnings from the CPA®:16 — Global and CPA®:17 — Global operating partnerships as well as deferred revenue earned from our Special Member Interest in CPA®:16 — Global’s operating partnership are recorded as Income from equity investments in real estate and the REITs within the Investment Management segment. We have not yet received any cash distributions of our proportionate share of earnings from CWI’s operating partnership because CWI had no earnings through December 31, 2011.

Other Transactions with Affiliates

CPA®:14/16 Merger

On May 2, 2011, CPA®:14 merged with and into a subsidiary of CPA®:16 — Global. In connection with the CPA®:14/16 Merger, on May 2, 2011, we purchased the remaining interests in three ventures from CPA®:14, in which we already had a partial ownership interest, for an aggregate purchase price of $31.8 million, plus the assumption of $87.6 million of indebtedness (Note 4). The purchase price was based on the appraised values of the ventures’ underlying properties and debt.

In the CPA®:14/16 Merger, CPA®:14 shareholders were entitled to receive $11.50 per share, which was equal to the estimated NAV of CPA®:14 as of September 30, 2010. For each share of CPA®:14 stock owned, each CPA®:14 shareholder received a $1.00 per share special cash dividend and a choice of either (i) $10.50 in cash or (ii) 1.1932 shares of CPA®:16 — Global. The merger consideration of $954.5 million was paid by CPA®:16 — Global, including payment of $444.0 million to liquidating shareholders and issuing 57,365,145 shares of common stock with a fair value of $510.5 million on the date of closing to shareholders of CPA®:14 in exchange for 48,076,723 shares of CPA®:14 common stock. The $1.00 per share special cash distribution, totaling $90.4 million in the aggregate, was funded from the proceeds of the CPA®:14 Asset Sales. In connection with the CPA®:14/16 Merger, we agreed to purchase a sufficient number of shares of CPA®:16 — Global common stock from CPA®:16 — Global to enable it to pay the merger consideration if the cash on hand and available to CPA®:14 and CPA®:16 — Global, including the proceeds of the CPA®:14 Asset Sales and a new $320.0 million senior credit facility of CPA®:16 — Global, were not sufficient. Accordingly, we purchased 13,750,000 shares of CPA®:16 — Global on May 2, 2011 for $121.0 million, which we funded, along with other obligations, with cash on hand and $121.4 million drawn on our then-existing unsecured line of credit.

Upon consummation of the CPA®:14/16 Merger, we earned revenues of $31.2 million in connection with the termination of the advisory agreement with CPA®:14 and $21.3 million of subordinated disposition revenues. We elected to receive our termination revenue in 2,717,138 shares of CPA®:14, which were exchanged into 3,242,089 shares of CPA®:16 — Global in the CPA®:14/16 Merger. In addition, we received $11.1 million in cash as a result of the $1.00 per share special cash distribution paid by CPA®:14 to its shareholders. Upon closing of the CPA®:14/16 Merger, we received 13,260,091 shares of common stock of CPA®:16 — Global in respect of our shares of CPA®:14.

CAM waived any acquisition fees payable by CPA®:16 — Global under its advisory agreement with CAM in respect of the properties acquired in the CPA®:14/16 Merger and also waived any disposition fees that may subsequently be payable by CPA®:16 — Global upon a sale of such assets. As the advisor to CPA®:14, CAM earned acquisition fees related to those properties acquired by CPA®:14 and disposition fees on those properties upon the liquidation of CPA®:14 and, as a result, CAM and CPA®:16 — Global agreed that CAM should not receive fees upon the acquisition or disposition of the same properties by CPA®:16 — Global.

CPA®:16 — Global UPREIT Reorganization

Immediately following the CPA®:14/16 Merger on May 2, 2011, CPA®:16 — Global completed an internal reorganization whereby CPA®:16 — Global formed an UPREIT, which was approved by CPA®:16 — Global shareholders in connection with the CPA®:14/16 Merger. In connection with the formation of the UPREIT, CPA®:16 — Global contributed substantially all of its assets and liabilities to an operating partnership in exchange for a managing member interest and units of membership interest in the operating partnership, which together represent a 99.985% capital interest of the Managing Member. Through Carey REIT III, we acquired a Special Member Interest of 0.015% in the operating partnership for $0.3 million, entitling us to receive certain profit allocations and distributions of cash.

As consideration for the Special Member Interest, we amended our advisory agreement with CPA®:16 — Global to give effect to this UPREIT reorganization and to reflect a revised fee structure whereby (i) our asset management fees are prospectively reduced to 0.5% from 1.0% of the asset value of a property under management, (ii) the former 15% subordinated incentive fee and termination fees have been eliminated and replaced by (iii) a 10% Special General Partner Available Cash Distribution and (iv) the 15% Final Distribution, each defined below. The sum of the new 0.5% asset management fee and the Available Cash Distribution is expected to be lower than the original 1.0% asset management fee; accordingly, the Available Cash Distribution is contractually limited to 0.5% of the value of CPA®:16 — Global’s assets under management. However, the amount of after-tax cash we receive pursuant to this revised structure is anticipated to be greater than the amount we received under the previous arrangement. The fee structure related to initial acquisition fees, subordinated acquisition fees and subordinated disposition fees for CPA®:16 — Global remains unchanged.

As Special General Partner, we are entitled to 10% of the operating partnership’s available cash (the “Available Cash Distribution”), which is defined as the operating partnership’s cash generated from operations, excluding capital proceeds, as reduced by operating expenses and debt service, excluding prepayments and balloon payments. We may elect to receive our Available Cash Distribution in shares of CPA®:16 — Global’s common stock. In the event of a capital transaction such as a sale, exchange, disposition or refinancing of CPA®:16 — Global’s assets, we are also entitled to receive a Final Distribution equal to 15% of residual returns after giving effect to a 100% return of the Managing Member’s invested capital plus a 6% priority return.

We recorded the Special Member Interest as an equity investment at its fair value of $28.3 million and an equal amount of deferred revenues (Note 6), which is net of approximately $6.0 million related to our ownership interest of approximately 17.5% in CPA®:16 — Global that was eliminated in our consolidated financial statements. We will recognize the deferred revenue earned from our Special Member Interest in CPA®:16 — Global’s operating partnership into earnings on a straight-line basis over the expected period of performance, which is currently estimated at three years based on the stated intended life of CPA®:16 — Global as described in its offering documents. The amount of deferred revenue recognized during the year ended December 31, 2011 was $5.7 million, which is net of $0.6 million in amortization associated with the basis differential generated by the Special Member Interest in CPA®:16 — Global’s operating partnership and our underlying claim on the net assets of CPA®:16 — Global. We determined the fair value of the Special Member Interest based upon a discounted cash flow model, which included assumptions related to estimated future cash flows of CPA®:16 — Global and the estimated duration of the fee stream of three years. The equity investment is evaluated for impairment consistent with the policy described in Note 2.

Other

We are the general partner in a limited partnership (which we consolidate for financial statement purposes) that leases our office space and participates in an agreement with certain affiliates, including the REITs, for the purpose of leasing office space used for the administration of our operations and the operations of our affiliates and for sharing the associated costs. This limited partnership does not have any significant assets, liabilities or operations other than its interest in the office lease. The average estimated minimum lease payments for the office lease, inclusive of noncontrolling interests, at December 31, 2011 approximates $3.0 million annually through 2016. The table below presents income from noncontrolling interest partners related to reimbursements from these affiliates (in thousands):

	Years Ended December 31,
	2011	2010	2009
Income from noncontrolling interest partners	$2,542	$2,372	$2,374

The following table presents deferred rent due to affiliates related to this limited partnership, which are included in Accounts payable, accrued expenses and other liabilities in the consolidated balance sheets (in thousands):

	December 31,
	2011	2010
Deferred rent due to affiliates	$798	$854

We own interests in entities ranging from 5% to 95%, as well as jointly-controlled tenancy-in-common interests in properties, with the remaining interests generally held by affiliates, and own common stock in each of the REITs. We consolidate certain of these investments and account for the remainder under the equity method of accounting.

One of our directors and officers is the sole shareholder of Livho, a subsidiary that operates a hotel investment. We consolidate the accounts of Livho in our consolidated financial statements because it is a VIE and we are its primary beneficiary.

A family member of one of our directors has an ownership interest in certain companies that own a noncontrolling interest in one of our French majority-owned subsidiaries. This ownership interest is subject to substantially the same terms as all other ownership interests in the subsidiary companies.

An officer owns a redeemable noncontrolling interest (Note 13) in W. P. Carey International LLC (“WPCI”), a subsidiary that structures net lease transactions on behalf of the CPA® REITs outside of the U.S., as well as certain related entities.

In February 2011, we loaned $90.0 million at an annual interest rate of 1.15% to CPA®:17 — Global, which was repaid on April 8, 2011. In May 2011, we loaned $4.0 million at an annual interest rate equal to LIBOR plus 2.5% to CWI, which was repaid on June 6, 2011. In September 2011, we loaned $2.0 million at an annual interest rate equal to LIBOR plus 0.9% to CWI, of which $1.0 million was repaid on September 13, 2011 and the remaining $1.0 million was repaid on October 6, 2011. All of these loans were repaid by or before their respective maturity dates. In connection with these loans, we received interest income totaling $0.2 million during the year ended December 31, 2011.

Note 4. Net Investments in Properties

Real Estate

Real estate, which consists of land and buildings leased to others, at cost, and which are subject to operating leases, is summarized as follows (in thousands):

	December 31,
	2011	2010
Land	$111,483	$111,660
Buildings	534,999	448,932
Less: Accumulated depreciation	(118,054)	(108,032)

	$528,428	$452,560

Real Estate Acquired During 2011 — As discussed in Note 3, in connection with the CPA®:14/16 Merger in May 2011, we purchased the remaining interests in certain ventures, in which we already had a joint interest, from CPA®:14 as part of the CPA®:14 Asset Sales. These three ventures, which lease properties to Checkfree, Federal Express and Amylin, had an aggregate fair value of $174.8 million at the date of acquisition. Prior to this purchase, we had consolidated the Checkfree venture and accounted for the Federal Express and Amylin ventures under the equity method. As part of the transaction, we assumed the related non-recourse mortgages on the Federal Express and Amylin ventures. These two mortgages and the mortgage on the Checkfree venture had an aggregate fair value of $117.1 million at the date of acquisition (Note 11). Amounts provided are the total amounts attributable to the venture properties and do not represent the proportionate share that we purchased. Upon acquiring the remaining interests in the ventures leased to Federal Express and Amylin, we owned 100% of these ventures and accounted for these acquisitions as step acquisitions utilizing the purchase method of accounting. Due to the change in control of the ventures that occurred, and in accordance with ASC 810 involving a step acquisition where control is obtained and there is a previously held equity interest, we recorded an aggregate gain of approximately $27.9 million related to the difference between our respective carrying values and the fair values of our previously held interests on the acquisition date. Subsequent to our acquisition, we consolidate all of these wholly-owned ventures. The consolidation of these ventures resulted in an increase of $90.2 million and $40.8 million to Real estate, net and net lease intangibles, respectively, in May 2011.

During 2011, we reclassified real estate with a net carrying value of $17.9 million to Real estate in connection with an out-of-period adjustment (Note 2).

Real Estate Acquired During 2010 — In February 2010, we entered into a domestic investment that was deemed to be a real estate asset acquisition at a total cost of $47.6 million and capitalized acquisition-related costs of $0.1 million. We funded the investment with the escrowed proceeds of $36.1 million from a sale of property in December 2009 in an exchange transaction under Section 1031 of the Internal Revenue Code and $11.5 million from our line of credit.

In June 2010, a venture in which we and an affiliate hold 70% and 30% interests, respectively, and which we consolidate, entered into an investment in Spain for a total cost of $27.2 million, inclusive of a noncontrolling interest of $8.4 million. We funded our share of the purchase price with proceeds from our prior line of credit. In connection with this transaction, which was deemed to be a real estate asset acquisition, we capitalized acquisition-related costs and fees totaling $1.0 million, inclusive of amounts attributable to a noncontrolling interest of $0.6 million. Dollar amounts are based on the exchange rate of the Euro on the date of acquisition.

Operating Real Estate

Operating real estate, which consists primarily of our investments in 21 self-storage properties through Carey Storage and our Livho hotel subsidiary, at cost, is summarized as follows (in thousands):

	December 31,
	2011	2010
Land	$24,031	$24,030
Buildings	85,844	85,821
Less: Accumulated depreciation	(17,121)	(14,280)

	$92,754	$95,571

In January 2009, Carey Storage completed a transaction whereby it received cash proceeds of $21.9 million, plus a commitment to invest up to a further $8.1 million of equity, from the Investor to fund the purchase of self-storage assets in the future in exchange for an interest of approximately 60% in its self-storage portfolio (“Carey Storage Venture”). We reflect the Carey Storage Venture’s operations in our Real Estate Ownership segment. Costs totaling $1.0 million incurred in structuring the transaction and bringing in the Investor into these operations were reflected in General and administrative expenses in our Investment Management segment during 2009. Prior to September 2010, we accounted for this transaction under the profit-sharing method because Carey Storage had a contingent option to repurchase this interest from the Investor at fair value. During the third quarter of 2010, Carey Storage amended its agreement with the Investor to, among other matters, remove the contingent purchase option in the original agreement. However, Carey Storage retained a controlling interest in the Carey Storage Venture. As of September 30, 2010, we have reclassified the Investor’s interest from Accounts payable, accrued expenses and other liabilities to Noncontrolling interests on our consolidated balance sheet.

Operating Real Estate Acquired During 2010 — During 2010, the Carey Storage Venture and an entity owned 100% by Carey Storage acquired eight self-storage properties in the U.S. at a total cost of $22.0 million, inclusive of amounts attributable to the Investor’s interest of $11.5 million. These investments were deemed to be business combinations, and as a result, Carey Storage expensed acquisition-related costs of $0.4 million, inclusive of amounts attributable to the Investor’s interest of $0.2 million.

Scheduled Future Minimum Rents

Scheduled future minimum rents, exclusive of renewals and expenses paid by tenants and future CPI-based increases under non-cancelable operating leases, at December 31, 2011 are as follows (in thousands):

Years Ending December 31,	Total
2012	$61,734
2013	59,039
2014	56,844
2015	49,094
2016	40,352

Note 5. Finance Receivables

Assets representing rights to receive money on demand or at fixed or determinable dates are referred to as finance receivables. Our finance receivable portfolios consist of our Net investments in direct financing leases and deferred acquisition fees. Operating leases are not included in finance receivables as such amounts are not recognized as an asset in the consolidated balance sheets.

Net Investment in Direct Financing Leases

Net investment in direct financing leases is summarized as follows (in thousands):

	December 31,
	2011	2010
Minimum lease payments receivable	$29,986	$57,380
Unguaranteed residual value	57,218	75,595

	87,204	132,975
Less: unearned income	(29,204)	(56,425)

	$58,000	$76,550

During the years ended December 31, 2010 and 2009, in connection with our annual reviews of our estimated residual values of our properties, we recorded impairment charges related to several direct financing leases of $1.1 million and $2.6 million, respectively. Impairment charges related primarily to other-than-temporary declines in the estimated residual values of the underlying properties due to market conditions (Note 10). In the fourth quarter of 2011, we also recorded $1.6 million in connection with an out-of-period adjustment (Note 2). At December 31, 2011 and 2010, Other assets, net included less than $0.1 million and $0.3 million, respectively, of accounts receivable related to amounts billed under these direct financing leases.

During 2011, we reclassified $17.6 million out of Net investments in direct financing leases in connection with an out-of-period adjustment (Note 2).

Scheduled future minimum rents, exclusive of renewals and expenses paid by tenants, percentage of sales rents and future CPI-based adjustments, under non-cancelable direct financing leases at December 31, 2011 are as follows (in thousands):

Years Ending December 31,	Total
2012	$7,999
2013	7,777
2014	5,364
2015	2,831
2016	2,078

Deferred Acquisition Fees Receivable

As described in Note 3, we earn revenue in connection with structuring and negotiating investments and related mortgage financing for the REITs. A portion of this revenue is due in equal annual installments ranging from three to four years, provided the relevant CPA® REIT meets its performance criterion. Unpaid deferred installments, including accrued interest, from all of the CPA® REITs were included in Due from affiliates in the consolidated financial statements.

Credit Quality of Finance Receivables

We generally seek investments in facilities that we believe are critical to a tenant’s business and that we believe have a low risk of tenant defaults. At December 31, 2011 and 2010, none of the balances of our finance receivables were past due and we had not established any allowances for credit losses. Additionally, there have been no modifications of finance receivables. We evaluate the credit quality of our tenant receivables utilizing an internal 5-point credit rating scale, with 1 representing the highest credit quality and 5 representing the lowest. The credit quality evaluation of our tenant receivables was last updated in the fourth quarter of 2011. We believe the credit quality of our deferred acquisition fees receivable falls under category 1, as all of the CPA® REITs are expected to have the available cash to make such payments.

A summary of our finance receivables by internal credit quality rating for the periods presented is as follows (dollars in thousands):

	Number of Tenants		Net Investments in Direct Financing Leases
	at December 31,		at December 31,
Internal Credit Quality Indicator	2011	2010	2011	2010
1	8	9	$46,694	$49,533
2	2	5	11,306	24,447
3	—	—	—	—
4	—	1	—	2,570
5	—	—	—	—

			$58,000	$76,550

Note 6. Equity Investments in Real Estate and the REITs

We own interests in the REITs and unconsolidated real estate investments. We account for our interests in these investments under the equity method of accounting (i.e., at cost, increased or decreased by our share of earnings or losses, less distributions, plus contributions and other adjustments required by equity method accounting, such as basis differences from other-than-temporary impairments). These investments are summarized below.

REITs

We own interests in the REITs and account for these interests under the equity method because, as their advisor and through our ownership in their common shares, we do not exert control over, but have the ability to exercise significant influence on, the REITs. Shares of the REITs are publicly registered and the REITs file periodic reports with the SEC, but the shares are not listed on any exchange and are not actively traded. We earn asset management and performance revenue from the REITs and have elected, in certain cases, to receive a portion of this revenue in the form of common stock of the REITs rather than cash.

The following table sets forth certain information about our investments in the REITs (dollars in thousands):

	% of Outstanding Shares at December 31,		Carrying Amount of Investment at December 31, (a)
Fund	2011	2010	2011	2010
CPA®:14 (b)	0.0%	9.2%	—	$87,209
CPA®:15	7.7%	7.1%	$93,650	87,008
CPA®:16 — Global (c)	17.9%	5.6%	338,964	62,682
CPA®:17 — Global	0.9%	0.6%	21,277	8,156
CWI (d)	0.5%	100.0%	121	—

			$454,012	$245,055

(a)	Includes asset management fees receivable, for which shares that will be issued during the subsequent period.
(b)

In connection with the CPA®:14/16 Merger, we earned termination fees of $31.2 million, which were received in shares of CPA®:14. Upon closing of the CPA®:14/16 Merger (Note 3), our shares of CPA®:14 were exchanged into 13,260,091 shares of CPA®:16 — Global with a fair value of $118.0 million. In connection with this share exchange, we recognized a gain of $2.8 million, which is the difference between the carrying value of our investment in CPA®:14 and the estimated fair value of consideration received in shares of CPA®:16 — Global. This gain is included in Other income and (expenses) within our Investment Management segment.

(c)	Our investment in CPA®:16 — Global exceeded 20% of our total assets at December 31, 2011. As such, audited annual financial statements of CPA®:16 — Global are provided with this Report. In addition to normal operating activities, the increase in carrying value was due to several factors, including (i) our purchase of 13,750,000 shares of CPA®:16 — Global for $121.0 million; (ii) an increase of $118.0 million as a result of the exchange of our shares of CPA®:14 into shares of CPA®:16 — Global in the CPA®:14/16 Merger; (iii) a $0.3 million contribution to acquire the Special Member Interest in CPA®:16 — Global’s operating partnership; and (iv) $28.3 million to reflect the receipt of the Special Member Interest in CPA®:16 — Global’s operating partnership (Note 3).
(d)	Prior to 2011, the operating results of CWI, which had no significant assets, liabilities or operations, were included in our consolidated financial statements, as we owned all of CWI’s outstanding common stock.

The following tables present preliminary combined summarized financial information for the REITs. Amounts provided are expected total amounts attributable to the REITs and do not represent our proportionate share (in thousands):

	December 31,
	2011	2010
Assets	$9,184,111	$8,533,899
Liabilities	(4,896,116)	(4,632,709)
Redeemable noncontrolling interest	(21,306)	(21,805)
Noncontrolling interests	(330,873)	(376,560)

Shareholders’ equity	$3,935,816	$3,502,825

	Years Ended December 31,
	2011	2010	2009
Revenues	$789,933	$737,369	$699,369
Expenses (a)	(599,822)	(501,216)	(603,558)

Net income from continuing operations	$190,111	$236,153	$95,811

Net income (loss) attributable to the REITs (b)	$123,479	$189,155	$(5,173)

(a)

Total net expenses recognized by the REITs during the year ended December 31, 2011 included the following items related to the CPA®:14/16 Merger: (i) $78.8 million of net gains recognized by CPA®:14 in connection with the CPA®:14 Asset Sales, of which our share was approximately $7.4 million; (ii) a net bargain purchase gain of $28.7 million recognized by CPA®:16 — Global in connection with the CPA®:14/16 Merger as a result of the fair value of CPA®:14 exceeding the total merger consideration, of which our share was approximately $5.0 million; (iii) approximately $13.6 million of expenses incurred by CPA®:16 — Global related to the CPA®:14/16 Merger, of which our share was approximately $2.4 million; and (iv) a $2.8 million net loss recognized by CPA®:16 — Global in connection with the prepayment of certain non-recourse mortgages, of which our share was approximately $0.5 million.

(b)	Inclusive of impairment charges recognized by the REITs totalling $61.7 million, $40.7 million and $170.0 million during the years ended December 31, 2011, 2010, and 2009, respectively, which reduced our income earned from these investments by $7.8 million, $3.0 million, and $11.5 million, respectively.

We recognized income (loss) from our equity investments in the REITs of $16.9 million, $10.5 million, and $(2.5) million for the years ended December 31, 2011, 2010, and 2009, respectively. In addition, we received distributions from and recorded fee income from the CPA®:16 — Global and CPA®:17 — Global operating partnerships totaling $15.5 million, $4.5 million, and $2.2 million for the years ended December 31, 2011, 2010, and 2009, respectively, which we recorded as Income from equity investments in the REITs within the Investment Management segment. We also earned deferred revenue related to our Special Member Interest in the operating partnership of CPA®:16 — Global of $5.7 million during the year ended December 31, 2011.

Interests in Unconsolidated Real Estate Investments

We own interests in single-tenant net leased properties that are leased to corporations through noncontrolling interests (i) in partnerships and limited liability companies that we do not control but over which we exercise significant influence or (ii) as tenants-in-common subject to common control. Generally, the underlying investments are jointly-owned with affiliates. We account for these investments under the equity method of accounting.

The following table sets forth our ownership interests in our equity investments in real estate and their respective carrying values. The carrying value of these ventures is affected by the timing and nature of distributions (dollars in thousands):

	Ownership Interest at December 31, 2011	Carrying Value at December 31,
Lessee		2011	2010
Carrefour France, SAS (a)	46%	$20,014	$18,274
Schuler A.G. (a) (b)	33%	19,958	20,493
The New York Times Company	18%	19,647	20,191
U.S. Airways Group, Inc. (b)	75%	7,415	7,934
Medica — France, S.A. (a) (c)	46%	4,430	5,232
Hologic, Inc. (b)	36%	4,429	4,383
Childtime Childcare, Inc. (d)	34%	4,419	1,862
Consolidated Systems, Inc. (b)	60%	3,387	3,388
Hellweg Die Profi-Baumarkte GmbH & Co. KG (a)	5%	1,062	1,086
Symphony IRI Group, Inc. (e) (g)	33%	(24)	3,375
Federal Express Corporation (f) (g) (h)	100%	—	(4,272)
Amylin Pharmaceuticals, Inc. (g) (h) (i)	100%	—	(4,707)

		$84,737	$77,239

(a)	The carrying value of the investment is affected by the impact of fluctuations in the exchange rate of the Euro.
(b)	Represents a tenancy-in-common interest.
(c)	The decrease in carrying value was due to cash distributions made to us by the venture.
(d)	In 2011, we made a contribution of $2.1 million to the venture to pay off our share of its maturing mortgage loan.
(e)	In 2011, this venture sold one of its properties and distributed the proceeds to the venture partners. Our share of the proceeds was approximately $1.4 million, which exceeded our total investment in the venture at that time.
(f)	In 2010, this venture refinanced its maturing non-recourse mortgage debt with new non-recourse financing and distributed the net proceeds to the venture partners. Our share of the distribution was $5.5 million, which exceeded our total investment in the venture at that time.
(g)	At December 31, 2011 or 2010, as applicable, we intended to fund our share of the venture’s future operating deficits if the need arose. However, we had no legal obligation to pay for any of the venture’s liabilities nor did we have any legal obligation to fund operating deficits.
(h)

In connection with the CPA®:14/16 Merger in May 2011, we purchased the remaining interest in this investment from CPA®:14. Subsequent to the acquisition, we consolidate this investment as our ownership interest in the investment is now 100% (Note 4).

(i)	In 2007, this venture refinanced its existing non-recourse mortgage debt with new non-recourse financing based on the appraised value of its underlying real estate and distributed the proceeds to the venture partners. Our share of the distribution was $17.6 million, which exceeded our total investment in the venture at that time.

The following tables present combined summarized financial information of our venture properties. Amounts provided are the total amounts attributable to the venture properties and do not represent our proportionate share (in thousands):

	December 31,
	2011	2010
Assets	$1,026,124	$1,151,859
Liabilities	(706,244)	(818,238)

Partners’/members’ equity	$319,880	$333,621

	Years Ended December 31,
	2011	2010	2009
Revenues	$118,819	$146,214	$119,265
Expenses	(75,992)	(79,665)	(61,519)
Impairment charge (a)	(8,602)	—	—

Net income from continuing operations	$34,225	$66,549	$57,746

Net income attributable to the joint ventures	$34,225	$66,549	$57,746

(a)	Represents an impairment charge incurred by a venture that leases property to the Symphony IRI Group, Inc. in connection with a potential sale of the property, of which our share was approximately $0.4 million. The venture completed the sale in June 2011.

We recognized income from equity investments in real estate of $13.1 million, $16.0 million, and $13.8 million for the years ended December 31, 2011, 2010, and 2009, respectively. Income from equity investments in real estate represents our proportionate share of the income or losses of these ventures as well as certain depreciation and amortization adjustments related to other-than-temporary impairment charges.

Note 7. Intangible Assets and Goodwill

In connection with our acquisitions of properties, we have recorded net lease intangibles of $76.6 million, which are being amortized over periods ranging from one year to 40 years. In-place lease, tenant relationship and above-market rent intangibles are included in Intangible assets and goodwill, net in the consolidated financial statements. Below-market rent intangibles are included in Accounts payable, accrued expenses and other liabilities in the consolidated financial statements.

Intangibles and goodwill are summarized as follows (in thousands):

	December 31,
	2011	2010
Amortizable Intangible Assets
Management contracts	$32,765	$32,765
Less: accumulated amortization	(30,172)	(29,035)

	2,593	3,730

Lease Intangibles: (a)
In-place lease	62,162	23,028
Tenant relationship	10,968	10,251
Above-market rent	9,905	9,737
Less: accumulated amortization	(27,253)	(26,560)

	55,782	16,456

Unamortizable Goodwill and Indefinite-Lived Intangible Assets
Goodwill	63,607	63,607
Trade name	3,975	3,975

	67,582	67,582

	$125,957	$87,768

Amortizable Below-Market Rent Intangible Liabilities
Below-market rent	$(6,455)	$(1,954)
Less: accumulated amortization	1,482	1,270

	$(4,973)	$(684)

(a)	In September 2011, we deconsolidated a wholly-owned subsidiary because we no longer had control over the activities that most significantly impact its economic performance following possession of the subsidiary’s property by a receiver (Note 16). As of the date of deconsolidation, the subsidiary had lease intangibles consisting of the following: $1.5 million of in-place lease; $1.1 million of tenant relationship, $1.8 million of above-market rent and $4.4 million of accumulated amortization.

Current accounting guidance requires that we test for the recoverability of goodwill at the reporting unit level. The test for recoverability must be conducted at least annually or more frequently if events or changes in circumstances indicate that the carrying value of goodwill may not be recoverable. We performed our annual test for impairment during the fourth quarter of 2011 and no impairment was indicated.

Net amortization of intangibles was $6.0 million, $5.6 million and $6.6 million for the years ended December 31, 2011, 2010 and 2009, respectively. Amortization of below-market and above-market rent intangibles is recorded as an adjustment to Lease revenues, while amortization of in-place lease and tenant relationship intangibles is included in Depreciation and amortization.

Based on the intangible assets and liabilities recorded at December 31, 2011, scheduled annual net amortization of intangibles for each of the next five years is as follows (in thousands):

Years Ending December 31,	Total
2012	$6,236
2013	5,231
2014	4,861
2015	4,706
2016	4,621
Thereafter	27,747

$53,402

Note 8. Fair Value Measurements

Under current authoritative accounting guidance for fair value measurements, the fair value of an asset is defined as the exit price, which is the amount that would either be received when an asset is sold or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The guidance establishes a three-tier fair value hierarchy based on the inputs used in measuring fair value. These tiers are: Level 1, for which quoted market prices for identical instruments are available in active markets, such as money market funds, equity securities and U.S. Treasury securities; Level 2, for which there are inputs other than quoted prices included within Level 1 that are observable for the instrument, such as certain derivative instruments including interest rate caps and swaps; and Level 3, for which little or no market data exists, therefore requiring us to develop our own assumptions, such as certain securities.

Items Measured at Fair Value on a Recurring Basis

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Money Market Funds — Our money market funds consisted of government securities and U.S. Treasury bills. These funds were classified as Level 1 as we used quoted prices from active markets to determine their fair values.

Derivative Assets and Liabilities — Our derivative assets and liabilities are primarily comprised of interest rate swaps or caps. These derivative instruments were measured at fair value using readily observable market inputs, such as quotations on interest rates. These derivative instruments were classified as Level 2 because they are custom, over-the-counter contracts with various bank counterparties that are not traded in an active market.

Other Securities — Our other securities are primarily comprised of our investment in an India growth fund and our interest in a commercial mortgage loan securitization. These funds are not traded in an active market. We estimated the fair value of these securities using internal valuation models that incorporate market inputs and our own assumptions about future cash flows. We classified these assets as Level 3.

Redeemable Noncontrolling Interest — We account for our noncontrolling interest in WPCI as a redeemable noncontrolling interest (Note 13). We determined the valuation of the redeemable noncontrolling interest using widely accepted valuation techniques, including expected discounted cash flows of the investment as well as the income capitalization approach, which considers prevailing market capitalization rates. We classified this liability as Level 3.

The following tables set forth our assets and liabilities that were accounted for at fair value on a recurring basis. Assets and liabilities presented below exclude assets and liabilities owned by unconsolidated ventures (in thousands):

		Fair Value Measurements at December 31, 2011 Using:
Description	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Assets:
Money market funds	$35	$35	$—	$—
Other securities	1,535	—	—	1,535

Total	$1,570	$35	$—	$1,535

Liabilities:
Derivative liabilities	$4,175	$—	$4,175	$—
Redeemable noncontrolling interest	7,700	—	—	7,700

Total	$11,875	$—	$4,175	$7,700

Description	Total	Fair Value Measurements at December 31, 2010 Using:
		Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Assets:
Money market funds	$37,154	$37,154	$—	$—
Other securities	1,726	—	—	1,726
Derivative assets	312	—	312	—

Total	$39,192	$37,154	$312	$1,726

Liabilities:
Derivative liabilities	$969	$—	$969	$—
Redeemable noncontrolling interest	7,546	—	—	7,546

Total	$8,515	$—	$969	$7,546

	Fair Value Measurements Using
	Significant Unobservable Inputs (Level 3 Only)
	Year Ended December 31, 2011		Year Ended December 31, 2010
	Assets	Liabilities	Assets	Liabilities
	Other Securities	Redeemable Noncontrolling Interest	Other Securities	Redeemable Noncontrolling Interest
Beginning balance	$1,726	$7,546	$1,687	$7,692
Total gains or losses (realized and unrealized):
Included in earnings	(20)	1,923	4	1,293
Included in other comprehensive (loss) income	(11)	(5)	12	(12)
Purchases	53	—	23	—
Settlements	(213)	—	—	—
Distributions paid	—	(1,309)	—	(956)
Redemption value adjustment	—	(455)	—	(471)

Ending balance	$1,535	$7,700	$1,726	$7,546

The amount of total gains or (losses) for the period included in earnings attributable to the change in unrealized gains or losses relating to assets still held at the reporting date	$(20)	$—	$4	$—

We did not have any transfers into or out of Level 1, Level 2 and Level 3 measurements during the years ended December 31, 2011 and 2010. Gains and losses (realized and unrealized) included in earnings for other securities are reported in Other income and (expenses) in the consolidated financial statements.

Our other financial instruments had the following carrying values and fair values as of the dates shown (in thousands):

	December 31, 2011		December 31, 2010
	Carrying Value	Fair Value	Carrying Value	Fair Value
Non-recourse and limited-recourse debt	$356,209	$361,948	$255,232	$255,460
Line of credit	233,160	233,160	141,750	140,600
Deferred acquisition fees receivable	29,410	31,638	31,419	32,485

We determined the estimated fair value of our debt instruments using a discounted cash flow model with rates that take into account the credit of the tenants and interest rate risk. We estimated that our other financial assets and liabilities (excluding net investments in direct financing leases) had fair values that approximated their carrying values at both December 31, 2011 and 2010.

Items Measured at Fair Value on a Non-Recurring Basis

We perform an assessment, when required, of the value of certain of our real estate investments in accordance with current authoritative accounting guidance. As part of that assessment, we determine the valuation of these assets using widely accepted valuation techniques, including expected discounted cash flows or an income capitalization approach, which considers prevailing market capitalization rates. We review each investment based on the highest and best use of the investment and market participation assumptions. We determined that the significant inputs used to value these investments fall within Level 3. As a result of our assessments, we calculated impairment charges, which were based on market conditions and assumptions that existed at the time. The valuation of real estate is subject to significant judgment and actual results may differ materially if market conditions or the underlying assumptions change.

The following table presents information about our other assets that were measured on a fair value basis for the periods presented. All of the impairment charges were measured using unobservable inputs (Level 3) and were recorded based on market conditions and assumptions that existed at the time (in thousands):

	Year Ended December 31, 2011		Year Ended December 31, 2010		Year Ended December 31, 2009
	Total Fair Value Measurements	Total Impairment Charges	Total Fair Value Measurements	Total Impairment Charges	Total Fair Value Measurements	Total Impairment Charges
Impairment Charges from Continuing Operations:
Real estate	$36,648	$11,778	$—	$—	$823	$900
Net investments in direct financing leases (a)	—	(1,608)	3,548	1,140	23,571	2,616
Equity investments in real estate	1,554	206	22,846	1,394	—	—
Intangible assets	5,699	415	—	—	—	—
Intangible liabilities	(416)	(153)	—	—	—	—

	43,485	10,638	26,394	2,534	24,394	3,516

Impairment Charges from Discontinued Operations:
Real estate	350	41	11,662	14,241	9,719	6,908

	$43,835	$10,679	$38,056	$16,775	$34,113	$10,424

(a)	In the fourth quarter of 2011, we recorded an out-of-period adjustment of $1.6 million (Note 2).

Note 9. Risk Management and Use of Derivative Financial Instruments

Risk Management

In the normal course of our ongoing business operations, we encounter economic risk. There are three main components of economic risk: interest rate risk, credit risk and market risk. We are primarily subject to interest rate risk on our interest-bearing liabilities. Credit risk is the risk of default on our operations and tenants’ inability or unwillingness to make contractually required payments. Market risk includes changes in the value of our properties and related loans, as well as changes in the value of our other securities and the shares we hold in the REITs due to changes in interest rates or other market factors. In addition, we own investments in the European Union and are subject to the risks associated with changing foreign currency exchange rates.

Foreign Currency Exchange

We are exposed to foreign currency exchange rate movements, primarily in the Euro. We manage foreign currency exchange rate movements by generally placing both our debt obligation to the lender and the tenant’s rental obligation to us in the same currency, but we are subject to foreign currency exchange rate movements to the extent there may be a difference in the timing and amount of the rental obligation and the debt service. We also face challenges with repatriating cash from our foreign investments. We may encounter instances where it is difficult to repatriate cash because of jurisdictional restrictions or because repatriating cash may result in current or future tax liabilities. Realized and unrealized gains and losses related to foreign currency transactions are recognized in earnings and are included in Other income and (expenses) in the consolidated financial statements.

Use of Derivative Financial Instruments

When we use derivative instruments, it is generally to reduce our exposure to fluctuations in interest rates. We have not entered, and do not plan to enter into financial instruments for trading or speculative purposes. In addition to derivative instruments that we entered into on our own behalf, we may also be a party to derivative instruments that are embedded in other contracts, and we may own common stock warrants, granted to us by lessees when structuring lease transactions, that are considered to be derivative instruments. The primary risks related to our use of derivative instruments are that a counterparty to a hedging arrangement could default on its obligation or that the credit quality of the counterparty may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction. While we seek to mitigate these risks by entering into hedging arrangements with counterparties that are large financial institutions that we deem to be creditworthy, it is possible that our hedging transactions, which are intended to limit losses, could adversely affect our earnings. Furthermore, if we terminate a hedging arrangement, we may be obligated to pay certain costs, such as transaction or breakage fees. We have established policies and procedures for risk assessment and the approval, reporting and monitoring of derivative financial instrument activities.

We measure derivative instruments at fair value and record them as assets or liabilities, depending on our rights or obligations under the applicable derivative contract. Derivatives that are not designated as hedges must be adjusted to fair value through earnings. For a derivative designated and qualified as a fair value hedge, the change in the fair value of the derivative is offset against the change in fair value of the hedged asset, liability, or firm commitment through earnings. For a derivative designated and qualified as a cash flow hedge, the effective portion of the change in fair value of the derivative is recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative’s change in fair value is immediately recognized in earnings.

The following table sets forth certain information regarding our derivative instruments for the periods presented (in thousands):

		Asset Derivatives Fair Value		Liability Derivatives Fair Value
Derivatives Designated as Hedging Instruments		at December 31,		at December 31,
	Balance Sheet Location	2011	2010	2011	2010
Interest rate swap	Other assets, net	$—	$312	$—	—
Interest rate swaps	Accounts payable, accrued expenses and other liabilities	—	—	(4,175)	(969)

Total derivatives		$—	$312	$(4,175)	$(969)

The following table presents the impact of derivative instruments on Other comprehensive income within our consolidated financial statements (in thousands):

	Amount of Gain (Loss) Recognized in
	Other comprehensive income on Derivatives (Effective Portion)
	Years Ended December 31,
Derivatives in Cash Flow Hedging Relationships	2011	2010	2009
Interest rate swaps (a)	$(3,564)	$(45)	$(243)

Total	$(3,564)	$(45)	$(243)

(a)	During the years ended December 31, 2011, 2010 and 2009, no gains or losses were reclassified from Other comprehensive income into income related to effective or ineffective portions of hedging relationships or amounts excluded from effectiveness testing.

See below for information on our purposes for entering into derivative instruments and for information on derivative instruments owned by unconsolidated ventures, which are excluded from the tables above.

Interest Rate Swaps and Caps

We are exposed to the impact of interest rate changes primarily through our borrowing activities. To limit this exposure, we attempt to obtain mortgage financing on a long-term, fixed-rate basis. However, from time to time, we or our venture partners may obtain variable rate non-recourse mortgage loans and, as a result, may enter into interest rate swap agreements or interest rate cap agreements with counterparties. Interest rate swaps, which effectively convert the variable-rate debt service obligations of the loan to a fixed rate, are agreements in which one party exchanges a stream of interest payments for a counterparty’s stream of cash flow over a specific period. The notional, or face, amount on which the swaps are based is not exchanged. Interest rate caps limit the effective borrowing rate of variable rate debt obligations while allowing participants to share in downward shifts in interest rates. Our objective in using these derivatives is to limit our exposure to interest rate movements.

The interest rate swap derivative instruments that we had outstanding at December 31, 2011 were designated as cash flow hedges and are summarized as follows (dollars in thousands):

Instrument	Type	Notional Amount	Effective Interest Rate	Effective Date	Expiration Date	Fair Value
3-Month Euribor (a)	“Pay-fixed” swap	$8,242	4.2%	3/2008	3/2018	$(1,065)
1-Month LIBOR	“Pay-fixed” swap	4,557	3.0%	4/2010	4/2015	(297)
1-Month LIBOR	“Pay-fixed” swap	34,218	3.0%	7/2010	7/2020	(2,813)

						$(4,175)

(a)	Amounts are based upon the exchange rate of the Euro at December 31, 2011.

The interest rate cap derivative instruments that our unconsolidated ventures had outstanding at December 31, 2011 were designated as cash flow hedges and are summarized as follows (dollars in thousands):

	Ownership Interest
	in Venture at		Notional				Effective	Expiration
Instrument	December 31, 2011	Type	Amount	Cap Rate		Spread	Date	Date	Fair Value
3-Month LIBOR	17.75%	Interest rate cap	$122,679	4.0	%(a)	4.8%	8/2009	8/2014	$80
1-Month LIBOR	78.95%	Interest rate cap	17,793	3.0	%(b)	4.0%	9/2009	4/2014	6

									$86

(a)	The applicable interest rate of the related loan was 2.9% at December 31, 2011; therefore, the interest rate cap was not being utilized at that date.
(b)	The applicable interest rate of the related loan was 4.3% at December 31, 2011; therefore, the interest rate cap was not being utilized at that date.

Other

Amounts reported in Other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on our non-recourse variable-rate debt. At December 31, 2011, we estimate that an additional $1.4 million will be reclassified as interest expense during the next twelve months.

We measure credit exposure on a counterparty basis as the net positive aggregate estimated fair value, net of collateral received, if any. None was received as of December 31, 2011. The total credit exposure as of December 31, 2011 was less than $0.1 million.

Some of the agreements we have with derivative counterparties contain certain credit contingent provisions that could result in a declaration of default against us regarding our derivative obligations if we either default or are capable of being declared in default on certain of our indebtedness. At December 31, 2011, we had not been declared in default on any of our derivative obligations. The estimated fair value of our derivatives that were in a net liability position was $4.3 million at December 31, 2011, which includes accrued interest but excludes any adjustment for nonperformance risk. If we had breached any of these provisions at December 31, 2011, we could have been required to settle our obligations under these agreements at their termination value of $4.8 million.

Portfolio Concentration Risk

Concentrations of credit risk arise when a group of tenants is engaged in similar business activities or is subject to similar economic risks or conditions that could cause them to default on their lease obligations to us. We regularly monitor our portfolio to assess potential concentrations of credit risk. While we believe our portfolio is reasonably well diversified, it does contain concentrations in excess of 10%, based on the percentage of our annualized contractual minimum base rent at December 31, 2011, in certain areas, as shown in the table below. The percentages in the table below represent our directly-owned real estate properties and do not include our pro rata share of equity investments.

December 31, 2011
Region:
Texas	19%
California	17%
Tennessee	13%
Georgia	10%
All other U.S.	31%

Total U.S.	90%
Total Europe	10%
Total	100%

Asset Type:
Office	44%
Industrial	30%
Warehouse/Distribution	16%
All others	10%

Total	100%

Tenant Industry:
Business and commercial services	19%
Transportation — Cargo	11%
All others	70%

Total	100%

Except for our investment in CPA®:16 — Global, there were no significant concentrations, individually or in the aggregate, related to our unconsolidated ventures. At December 31, 2011, we owned 17.9% of CPA®:16 — Global, which had total assets of approximately $3.6 billion consisting of a portfolio comprised of full or partial ownership interests in 512 properties substantially all of which were triple-net leased to 150 tenants, and had certain concentrations within its portfolio, which are outlined in its periodic filings.

Note 10. Impairment Charges

We periodically assess whether there are any indicators that the value of our real estate investments may be impaired or that their carrying value may not be recoverable. For investments in real estate in which an impairment indicator is identified, we follow a two-step process to determine whether the investment is impaired and to determine the amount of the charge. First, we compare the carrying value of the real estate to the future net undiscounted cash flow that we expect the real estate will generate, including any estimated proceeds from the eventual sale of the real estate. If this amount is less than the carrying value, the real estate is considered to be impaired, and we then measure the loss as the excess of the carrying value of the real estate over the estimated fair value of the real estate, which is primarily determined using market information such as recent comparable sales or broker quotes. If relevant market information is not available or is not deemed appropriate, we then perform a future net cash flow analysis discounted for inherent risk associated with each investment.

The following table summarizes impairment charges recognized on our consolidated and unconsolidated real estate investments for all periods presented (in thousands):

	Years Ended December 31,
	2011	2010	2009
Real estate	$12,040	$—	$900
Net investments in direct financing leases	(1,608)	1,140	2,616

Total impairment charges included in expenses	10,432	1,140	3,516
Equity investments in real estate (a)	206	1,394	—

Total impairment charges included in continuing operations	10,638	2,534	3,516
Impairment charges included in discontinued operations	41	14,241	6,908

Total impairment charges	$10,679	$16,775	$10,424

(a)	Impairment charges on our equity investments in real estate are included in Income from equity investments in real estate and the REITs within the consolidated financial statements.

Real Estate

During the years ended December 31, 2011 and 2009, we recognized impairment charges on various properties totaling $12.0 million and $0.9 million, respectively. These impairments were primarily the result of writing down the properties’ carrying values to their respective estimated fair values in connection with potential sales subsequent to tenants vacating or not renewing their leases.

Direct Financing Leases

In connection with our annual review of the estimated residual values on our properties classified as net investments in direct financing leases, we determined that an other-than-temporary decline in estimated residual value had occurred at various properties due to market conditions. The changes in estimates resulted in the recognition of impairment charges totaling $1.1 million and $2.6 million in 2010 and 2009, respectively. In the fourth quarter of 2011, we recorded an out-of-period adjustment of $1.6 million (Note 2).

Equity Investments in Real Estate

During the year ended December 31, 2011, we recognized an other-than-temporary impairment charge of $0.2 million on a venture as a result of the anticipated sale of the venture property. The venture completed the sale of its property in the third quarter of 2011. In connection with our annual review of the fair value of our equity investments, we recognized an other-than-temporary impairment charge of $1.4 million during the year ended December 31, 2010 to reflect the decline in the estimated fair value of the venture’s underlying net assets in comparison with the carrying value of our interest in the venture.

Properties Sold

During the years ended December 31, 2011, 2010 and 2009, we recognized impairment charges on properties sold totaling less than $0.1 million, $14.2 million and $6.9 million, respectively. These impairment charges, which are included in discontinued operations, were the result of reducing these properties’ carrying values to their estimated fair values (Note 16) in connection with anticipated sales.

Note 11. Debt

Line of Credit

At December 31, 2010, we had a $250.0 million unsecured revolving line of credit that was scheduled to mature in June 2012. On May 2, 2011, we obtained a $30.0 million secured revolving line of credit from Bank of America that was coterminous with the unsecured line of credit, expiring in June 2012. In December 2011, we terminated the secured and unsecured lines of credit. We entered into a new unsecured revolving line of credit in order to extend the maturity and to provide for additional commitments as described below and accounted for this transaction as a modification of the original loan and capitalized the related financing costs totaling $6.7 million, which will be amortized to interest expense over the remaining term of the credit facility. The previous unsecured revolving line of credit had an outstanding balance of $233.2 million, which we rolled over to the new unsecured line of credit. The secured line of credit had no outstanding balance on the date of termination.

The new line of credit provides for an aggregate principal amount of up to $450.0 million that matures in December 2014, but may be extended by one year at our option, subject to the conditions provided in the credit agreement. At our election, the principal amount available under the new line of credit may be increased by up to an additional $125.0 million, subject to the conditions provided in the credit facility agreement. The new line of credit also permits (i) up to $150.0 million under the line of credit to be borrowed in certain currencies other than the U.S. dollars, (ii) swing line loans of up to $35.0 million under the line of credit, and (iii) the issuance of letters of credit under the line of credit in an aggregate amount not to exceed $50.0 million.

The new line of credit provides for an annual interest rate, at our election, of either (i) the Eurocurrency Rate or (ii) the Base Rate, in each case plus the Applicable Rate (each as defined in the credit agreement). Prior to us obtaining an Investment Grade Debt Rating (as defined in the credit agreement), the Applicable Rate on Eurocurrency Rate loans and letters of credit ranges from 1.75% to 2.50% and the Applicable Rate on Base Rate loans ranges from 0.75% to 1.50%. After an Investment Grade Debt Rating has been obtained, the Applicable Rate on Eurocurrency Rate loans and letters of credit ranges from 1.10% to 2.00% and the Applicable Rate on Base Rate loans ranges from 0.10% to 1.00%. Swing line loans will bear interest at the Base Rate plus the Applicable Rate then in effect. In addition, prior to obtaining an Investment Grade Debt Rating, we pay a quarterly fee ranging from 0.3% to 0.4% of the unused portion of the line of credit, depending on our leverage ratio. After an Investment Grade Debt Rating has been obtained, we will pay a facility fee ranging from 0.2% to 0.4% of the total commitment. At December 31, 2011, the outstanding balance on this line of credit was $233.2 million with an annual interest rate consisting of a Base Rate of 3.5% plus 0.5%. On January 2, 2012, we converted the interest rate to a Eurocurrency Rate, which is equal to LIBOR of 0.30% plus 1.75%. In addition, as of December 31, 2011, our lenders had issued letters of credit totaling $6.8 million on our behalf in connection with certain contractual obligations. At December 31, 2011, the line of credit had unused capacity of $210.0 million, reflecting outstanding letters of credit, which reduce amounts that may be drawn. The line of credit is expected to be utilized primarily for potential new investments, repayment of existing debt and general corporate purposes.

The line of credit requires us to ensure that the total Restricted Payments (as defined in the credit agreement) made in the current quarter, when added to the total for the three preceding fiscal quarters, does not exceed 90% of Adjusted Total EBITDA (as defined in the credit agreement), for the four preceding fiscal quarters. Restricted Payments include quarterly dividends and the total amount of shares repurchased by us, if any, in excess of $10.0 million per year. In addition to placing limitations on dividend distributions and share repurchases, the credit agreement stipulates six financial covenants that require us to maintain the following ratios and benchmarks at the end of each quarter (the quoted variables are specifically defined in the credit facility agreement):

(i)	a “maximum leverage” ratio, which requires us to maintain a ratio for “total outstanding indebtedness” to “total value” of 60% or less;

(ii)	a “maximum secured debt” ratio, which requires us to maintain a ratio for “total secured outstanding indebtedness” (inclusive of permitted “indebtedness of subsidiaries”) to “total value” of 40% or less;

(iii)	a “minimum combined equity value,” which requires us to maintain a “total value” less “total outstanding indebtedness” of at least $850.0 million. This amount must be adjusted in the event of any securities offering by adding 80% of the “fair market value of all net offering proceeds;”

(iv)	a “minimum fixed charge coverage ratio,” which requires us to maintain a ratio for “adjusted total EBITDA” to “fixed charges” of 1.40 to 1.00;

(v)	a “minimum unsecured interest coverage ratio,” which requires us to maintain a ratio of “unencumbered property NOI plus unencumbered management EBITDA” to “interest expense on total unsecured outstanding indebtedness of 2.00 to 1.00; and

(vi)	a limitation on “recourse indebtedness,” which prohibits us from incurring additional secured indebtedness other than “non-recourse indebtedness” or indebtedness that is recourse to us that exceeds $75.0 million or 5% of the “total value,” whichever is greater.

We were in compliance with these covenants at December 31, 2011.

Non-Recourse and Limited-Recourse Debt

Non-recourse and limited-recourse debt consists of mortgage notes payable, which are collateralized by the assignment of real property, and direct financing leases, with an aggregate carrying value of $458.6 million at December 31, 2011. Our mortgage notes payable had fixed annual interest rates ranging from 3.1% to 7.8% and variable annual interest rates ranging from 2.8% to 7.3% with maturity dates ranging from 2012 to 2025 at December 31, 2011.

2011 — In connection with our acquisition of three properties from CPA®:14 in May 2011 as part of the CPA®:14 Asset Sales (Note 4), we assumed two non-recourse mortgages with an aggregate fair value of $87.6 million (and a carrying value of $88.7 million) on the date of acquisition and recorded a net fair market value adjustment of $1.1 million. The fair market value adjustment will be amortized to interest expense over the remaining lives of the loans. These mortgages have a weighted-average annual fixed interest rate and remaining term of 5.8% and 8.3 years, respectively.

During the year ended December 31, 2011, we refinanced two maturing non-recourse mortgages totaling $10.5 million with new financing totaling $11.9 million and obtained new financing on two unencumbered properties totalling $29.0 million, of which $24.0 million was limited-recourse. These mortgage loans have a weighted-average annual interest rate and term of 5.1% and 10.4 years, respectively. Additionally, during the year ended December 31, 2011, the Carey Storage Venture borrowed a total of $4.6 million, inclusive of amounts attributable to the Investor’s interest of $2.8 million, with a weighted-average annual interest rate and term of 6.7% and 8.2 years, respectively.

2010 — In connection with an acquisition in February 2010, we obtained non-recourse mortgage financing of $35.0 million at an annual interest rate of LIBOR plus 2.5% that has been fixed at 5.5% through the use of an interest rate swap. This financing has a term of 10 years.

In connection with their acquisitions in 2010, the Carey Storage Venture and an entity 100% owned by Carey Storage obtained new non-recourse mortgage financing and assumed existing mortgage loans from the sellers totaling $17.1 million, inclusive of amounts attributable to the Investor’s interest of $8.2 million. The mortgage loans have a weighted-average annual fixed interest rate and term of 6.3% and 8.5 years, respectively.

2009 — In 2009, the Carey Storage Venture repaid in full the $35.0 million outstanding balance on its secured credit facility at a discount for $28.0 million, terminated the facility, and recognized a gain of $7.0 million on the repayment of this debt, inclusive of the Investor’s interest of $4.2 million. The debt repayment was financed with a portion of the proceeds from the exchange of the 60% interest and non-recourse debt with a new lender totaling $25.0 million at an annual fixed interest rate of 7% and term of 10 years with a rate reset after five years. The gain recognized on the debt repayment and the Investor’s interest in this gain are both reflected in Other income and (expenses) in the consolidated financial statements.

Scheduled Debt Principal Payments

Scheduled debt principal payments during each of the next five calendar years following December 31, 2011 and thereafter are as follows (in thousands):

Years Ending December 31,	Total
2012	$37,518
2013	9,131
2014 (a)	246,081
2015	49,160
2016	58,167
Thereafter through 2025	190,357

590,414
Fair market value adjustments	(1,045)

Total	$589,369

(a)	Includes $233.2 million outstanding under our new unsecured line of credit at December 31, 2011, which is scheduled to mature in 2014 unless extended pursuant to its terms.

Certain amounts in the table above are based on the applicable foreign currency exchange rate at December 31, 2011.

Note 12. Commitments and Contingencies

At December 31, 2011, we were not involved in any material litigation.

Various claims and lawsuits arising in the normal course of business are pending against us. The results of these proceedings are not expected to have a material adverse effect on our consolidated financial position or results of operations.

We have provided certain representations in connection with divestitures of certain of our properties. These representations address a variety of matters including environmental liabilities. We are not aware of any claims or other information that would give rise to material payments under such representations.

Note 13. Equity

Distributions Payable

We declared a quarterly distribution of $0.563 per share in December 2011, which was paid in January 2012 to shareholders of record at December 31, 2011; and a quarterly distribution of $0.510 per share in December 2010, which was paid in January 2011 to shareholders of record at December 31, 2010.

Redeemable Noncontrolling Interest

On June 30, 2003, WPCI granted an incentive award to two officers of WPCI consisting of 1,500,000 restricted units, representing an approximate 13% interest in WPCI, and 1,500,000 options for WPCI units with a combined fair value of $2.5 million at that date. Both the options and restricted units vested ratably over five years, with full vesting occurring December 31, 2007. During 2008, the officers exercised all of their 1,500,000 options to purchase 1,500,000 units of WPCI at $1 per unit. Upon the exercise of the WPCI options, the officers had a total interest of approximately 23% in WPCI. The terms of the vested restricted units and units received in connection with the exercise of options of WPCI by noncontrolling interest holders provided that the units could be redeemed, commencing December 31, 2012 and thereafter, solely in exchange for our shares and that any redemption would be subject to a third-party valuation of WPCI. In connection with a reorganization of WPCI into three separate entities in 2008, the officers also owned equivalent interests in the three new entities.

In December 2009, one of those officers resigned from W. P. Carey, WPCI and all affiliated entities pursuant to a mutually agreed separation. As part of this separation, we effected the purchase of all of the interests in WPCI and certain related entities held by that officer for cash, at a negotiated fair market value of $15.4 million. The tax effect of approximately $4.8 million relating to the acquisition of this interest, which resulted in an increase in contributed capital, was recorded as an adjustment to Listed shares in the consolidated balance sheets. The remaining officer currently has a total interest of approximately 7.7% in each of WPCI and the related entities.

We account for the noncontrolling interest in WPCI held by the officer as a redeemable noncontrolling interest, as we have an obligation to repurchase the interest from that officer for shares of our common stock, subject to certain conditions. As the redemption provisions include certain terms that are not solely within our control, the noncontrolling interest is classified as redeemable. The officer’s interest is reflected at estimated redemption value for all periods presented. Redeemable noncontrolling interests, as presented on the consolidated balance sheets, reflect adjustments of $(0.5) million, $(0.5) million and $6.8 million at December 31, 2011, 2010 and 2009, respectively, to present the officer’s interest at redemption value.

The following table presents a reconciliation of redeemable noncontrolling interest (in thousands):

	Years Ended December 31,
	2011	2010	2009
Beginning balance	$7,546	$7,692	$18,085
Redemption value adjustment	(455)	(471)	6,773
Net income	1,923	1,293	2,258
Distributions	(1,309)	(956)	(4,056)
Purchase of noncontrolling interests	—	—	(15,380)
Change in other comprehensive (loss) income	(5)	(12)	12

Ending balance	$7,700	$7,546	$7,692

Accumulated Other Comprehensive Loss

The following table presents the components of accumulated other comprehensive loss reflected in equity, net of tax. Amounts include our proportionate share of other comprehensive income or loss from our unconsolidated investments (in thousands):

	December 31,
	2011	2010
Unrealized gain on marketable securities	$37	$48
Unrealized loss on derivative instruments	(5,246)	(1,658)
Foreign currency translation adjustment	(3,298)	(1,853)

Accumulated other comprehensive loss	$(8,507)	$(3,463)

Earnings Per Share

Under current authoritative guidance for determining earnings per share, all unvested share-based payment awards that contain non-forfeitable rights to distributions are considered to be participating securities and therefore are included in the computation of earnings per share under the two-class method. The two-class method is an earnings allocation formula that determines earnings per share for each class of common shares and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. Our unvested RSUs contain rights to receive non-forfeitable distribution equivalents, and therefore we apply the two-class method of computing earnings per share. The calculation of earnings per share below excludes the income attributable to the unvested RSUs from the numerator. The following table summarizes basic and diluted earnings per share for the periods indicated (in thousands, except share amounts):

	Years Ended December 31,
	2011	2010	2009
Net income attributable to W. P. Carey members	$139,079	$73,972	$69,023
Allocation of earnings to participating unvested RSUs	(2,130)	(440)	(1,127)

Net income — basic	136,949	73,532	67,896
Income effect of dilutive securities, net of taxes	—	724	1,250

Net income — diluted	$136,949	$74,256	$69,146

Weighted average shares outstanding — basic	39,819,475	39,514,746	39,019,709
Effect of dilutive securities	278,620	493,148	693,026

Weighted average shares outstanding — diluted	40,098,095	40,007,894	39,712,735

Securities included in our diluted earnings per share determination consist of stock options and restricted stock awards. Securities totaling 207,258 shares, 247,750 shares and 485,408 shares for the years ended December 31, 2011, 2010 and 2009, respectively, were excluded from the earnings per share computations above as their effect would have been anti-dilutive.

In January 2012, the Compensation Committee approved long-term incentive plan awards to key employees consisting of 168,900 RSUs and 282,400 PSUs that could have a dilutive impact on our earnings per share calculation.

Share Repurchase Programs

In December 2008, the Executive Committee of our board of directors (the “Executive Committee”) approved a program to repurchase up to $10.0 million of our common stock through March 4, 2009 or the date the maximum was reached, if earlier. During the term of this program, we repurchased a total of $9.3 million of our common stock. In March 2009, the Executive Committee approved an additional program to repurchase up to $3.5 million of our common stock through March 27, 2009 or the date the maximum was reached, if earlier. During the term of this program, we repurchased a total of $2.8 million of our common stock.

Note 14. Stock-Based and Other Compensation

Stock-Based Compensation

At December 31, 2011, we maintained several stock-based compensation plans as described below. The total compensation expense (net of forfeitures) for awards issued under these plans was $17.8 million, $7.4 million and $9.3 million for the years ended December 31, 2011, 2010 and 2009, respectively, all of which are included in General and administrative expenses in the consolidated financial instruments. Stock-based compensation expense for the year ended December 31, 2011 included an additional $4.5 million of compensation expense as a result of revising the expected vesting of PSUs granted during 2009 and 2010. Stock-based compensation expense for the year ended December 31, 2010 included net forfeitures of $2.0 million as a result of the resignation of two senior officers. The tax benefit recognized by us related to these awards totaled $7.8 million, $3.3 million and $4.2 million for the years ended December 31, 2011, 2010 and 2009, respectively.

2009 Incentive Plan and 1997 Incentive Plans

We maintain the 1997 Share Incentive Plan (as amended, the “1997 Incentive Plan”), which authorized the issuance of up to 6,200,000 shares of our common stock. In June 2009, our shareholders approved the 2009 Share Incentive Plan (the “2009 Incentive Plan”) to replace the 1997 Incentive Plan, except with respect to outstanding contractual obligations under the 1997 Incentive Plan, so that no further awards can be made under that plan. The 2009 Incentive Plan authorizes the issuance of up to 3,600,000 shares of our common stock, of which 1,102,605 were issued or reserved for issuance upon vesting of RSUs and PSUs at December 31, 2011. The 1997 Incentive Plan provided for the grant of (i) share options, which may or may not qualify as incentive stock options under the Code, (ii) performance shares or PSUs, (iii) dividend equivalent rights and (iv) restricted shares or RSUs. The 2009 Incentive Plan provides for the grant of (i) share options, (ii) restricted shares or RSUs, (iii) performance shares or PSUs, and (iv) dividend equivalent rights. The vesting of grants under both plans is accelerated upon a change in our control and under certain other conditions.

In December 2007, the Compensation Committee approved the long-term incentive plan (“LTIP”) and terminated further contributions to the Partnership Equity Unit Plan described below. The following table presents LTIP awards granted in the past three years:

2009 Incentive Plan			1997 Incentive Plan
Fiscal Year	RSUs awarded	PSUs Awarded	Fiscal Year	RSUs awarded	PSUs Awarded
2010	140,050	159,250	2009	126,050	152,000
2011 (a)	524,550	291,600

(a)	Includes 340,000 RSUs and 100,000 PSUs issued in connection with entering into employment agreements with certain employees, and excludes 20,000 PSUs for which the terms and conditions were not determined at the time of grant.

As a result of issuing the LTIP awards, we currently expect to recognize compensation expense totaling approximately $47.9 million over the vesting period, of which $15.7 million, $5.7 million and $4.2 million was recognized during 2011, 2010 and 2009, respectively.

2009 Non-Employee Directors Incentive Plan and 1997 Non-Employee Directors’ Plan

We maintain the 1997 Non-Employee Directors’ Plan (the “1997 Directors’ Plan”), which authorized the issuance of up to 300,000 shares of our Common Stock. In June 2007, the 1997 Director’s Plan, which had been due to expire in October 2007, was extended through October 2017. In June 2009, our shareholders approved the 2009 Non-Employee Directors’ Incentive Plan (the “2009 Directors’ Plan”) to replace the 1997 Directors’ Plan, except with respect to outstanding contractual obligations under the predecessor plan, so that no further awards can be made under that plan. The 1997 Directors’ Plan provided for the grant of (i) share options, which may or may not qualify as incentive stock options, (ii) performance shares, (iii) dividend equivalent rights and (iv) restricted shares. The 2009 Directors’ Plan authorizes the issuance of 325,000 shares of our common stock in the aggregate and initially provided for the automatic annual grant of RSUs with a total value of $50,000 to each director. In January 2011, the Compensation Committee approved an increase in the value of the annual grant to $70,000 per director, effective as of July 1, 2011. In the discretion of our board of directors, the awards may also be in the form of share options or restricted shares, or any combination of the permitted awards. At December 31, 2011, there were 64,905 shares issued or reserved for issuance upon vesting of RSUs under this plan.

Employee Share Purchase Plan

We sponsor an Employee Share Purchase Plan (“ESPP”) pursuant to which eligible employees may contribute up to 10% of compensation, subject to certain limits, to purchase our common stock. Employees can purchase stock semi-annually at a price equal to 85% of the fair market value at certain plan defined dates. Compensation expense under this plan for the years ended December 31, 2011, 2010 and 2009 was $0.6 million, $0.2 million and $0.4 million, respectively.

Partnership Equity Unit Plan

During 2003, we adopted a non-qualified deferred compensation plan (the “Partnership Equity Plan”, or “PEP”) under which a portion of any participating officer’s cash compensation in excess of designated amounts was deferred and the officer was awarded Partnership Equity Plan Units (“PEP Units”). The value of each PEP Unit was intended to correspond to the value of a share of the CPA® REIT designated at the time of such award. During 2005, further contributions to the initial PEP were terminated and it was succeeded by a second PEP. As amended, payment under these plans will occur at the earlier of December 16, 2013 (in the case of the initial PEP) or twelve years from the date of award. The award is fully vested upon grant. Each of the PEPs is a deferred compensation plan and is therefore considered to be outside the scope of current accounting guidance for stock-based compensation and subject to liability award accounting. The value of each PEP Unit will be adjusted to reflect the underlying appraised value of the designated CPA® REIT. Additionally, each PEP Unit will be entitled to distributions equal to the distribution rate of the CPA® REIT. All issuances of PEP Units, changes in the fair value of PEP Units and distributions paid are included in our compensation expense.

The plans are carried at fair value each quarter and are subject to changes in the fair value of the PEP units. Compensation expense under these Plans for the years ended December 31, 2011, 2010 and 2009 was less than $0.1 million, $0.1 million and $0.2 million, respectively. Further contributions to the second PEP were terminated at December 31, 2007; however, this termination did not affect any awardees’ rights pursuant to awards granted under this plan. In December 2008, participants in the PEPs were required to make an election to either (i) remain in the PEPs, (ii) receive cash for their PEP Units (available to former employees only) or (iii) convert their PEP Units to fully vested RSUs (available to current employees only) to be issued under the 1997 Incentive Plan on June 15, 2009. Substantially all of the PEP participants elected to receive cash or convert their existing PEP Units to RSUs. In January 2009, we paid $2.0 million in cash to former employee participants who elected to receive cash for their PEP Units. As a result of the election to convert PEP Units to RSUs, we derecognized $9.3 million of our existing PEP liability and recorded a deferred compensation obligation within W. P. Carey members’ equity in the same amount during the second quarter of 2009. The PEP participants that elected RSUs received a total of 356,416 RSUs, which was equal to the total value of their PEP Units divided by the closing price of our common stock on June 15, 2009. The PEP participants electing to receive RSUs were required to defer receipt of the underlying shares of our common stock for a minimum of two years. While employed by us, these participants are entitled to receive dividend equivalents equal to the amount of dividends paid on the underlying common stock during the deferral period. At December 31, 2011, we are obligated to issue 108,441 shares of our common stock underlying these RSUs, which is recorded within W. P. Carey members’ equity as a Deferred compensation obligation of $2.8 million. The remaining PEP liability pertaining to participants who elected to remain in the plans was $0.7 million at December 31, 2011.

Stock Options

Option activity and changes for all periods presented were as follows:

	Year Ended December 31, 2011
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in Years)	Aggregate Intrinsic Value
Outstanding at beginning of year	1,699,701	$28.57
Exercised	(449,660)	27.71
Forfeited / Expired	(42,000)	32.85

Outstanding at end of year	1,208,041	$28.73	3.29	$14,582,357

Vested and expected to vest at end of year	1,194,123	$28.81	3.29	$14,484,260

Exercisable at end of year	959,779	$28.36	2.95	$12,073,268

	Years Ended December 31,
	2010			2009
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in Years)	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in Years)
Outstanding at beginning of year	2,255,604	$27.55		2,543,239	$27.16
Exercised	(399,507)	22.26		(201,701)	22.29
Forfeited / Expired	(156,396)	30.24		(85,934)	28.46

Outstanding at end of year	1,699,701	$28.57	4.26	2,255,604	$27.55	4.80

Exercisable at end of year	1,231,683	$27.86		2,220,902	$27.50

Options granted under the 1997 Incentive Plan generally have a 10-year term and generally vest in four equal annual installments. Options granted under the 1997 Directors’ Plan have a 10-year term and vest generally over three years from the date of grant. We have not issued option awards since 2008. The total intrinsic value of options exercised during the years ended December 31, 2011, 2010 and 2009 was $4.6 million, $2.8 million and $1.0 million, respectively.

At December 31, 2011, approximately $24.4 million of total unrecognized compensation expense related to nonvested stock-based compensation awards was expected to be recognized over a weighted-average period of approximately 2.3 years.

We have the ability and intent to issue shares upon stock option exercises. Historically, we have issued authorized but unissued common stock to satisfy such exercises. Cash received from stock option exercises and purchases under the ESPP during the years ended December 31, 2011, 2010 and 2009 was $1.2 million, $3.7 million and $1.5 million, respectively.

Restricted and Conditional Awards

Nonvested restricted stock, RSUs and PSUs at December 31, 2011 and changes during the years ended December 31, 2011 and 2010 were as follows:

	Restricted Stock and RSU Awards		PSU Awards
	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2009	454,452	$30.50	90,469	$37.88
Granted	159,362	23.97	152,000	30.42
Vested (a)	(194,741)	29.77	—	—
Forfeited	(37,195)	23.00	(20,625)	32.33
Adjustment (b)	—	—	(51,469)	26.50

Nonvested at December 31, 2009	381,878	28.87	170,375	32.33
Granted	156,682	28.34	159,250	36.16
Vested (a)	(175,225)	28.58	—	—
Forfeited	(99,515)	29.75	(65,725)	36.26
Adjustment (b)	—	—	(19,906)	28.49

Nonvested at December 31, 2010	263,820	28.42	243,994	36.18
Granted	541,890	34.65	291,600	46.66
Vested (a)	(162,437)	30.48	(48,925)	39.78
Forfeited	(18,480)	29.32	(14,055)	42.14
Adjustment (b)	—	—	200,814	22.65

Nonvested at December 31, 2011	624,793	$33.26	673,428	$36.30

(a)	The total fair value of shares vested during the years ended December 31, 2011, 2010 and 2009 was $6.9 million, $5.0 million and $7.2 million, respectively.
(b)	Vesting and payment of the PSUs is conditional on certain company and market performance goals being met during the relevant three-year performance period. The ultimate number of PSUs to be vested will depend on the extent to which the performance goals are met and can range from zero to three times the original awards. Pursuant to a review of our current and expected performance versus the performance goals, we revised our estimate of the ultimate number of certain of the PSUs to be vested. As a result, we recorded an adjustment in 2011, 2010 and 2009 to reflect the number of shares expected to be issued when the PSUs vest.

At the end of each reporting period, we evaluate the ultimate number of PSUs we expect to vest based upon the extent to which we have met and expect to meet the performance goals and where appropriate revise our estimate and associated expense. We do not adjust the associated expense for revision on PSUs expected to vest based on market performance. Upon vesting, the RSUs and PSUs may be converted into shares of our common stock. Both the RSUs and PSUs carry dividend equivalent rights. Dividend equivalent rights on RSUs are paid in cash on a quarterly basis whereas dividend equivalent rights on PSUs accrue during the performance period and may be converted into additional shares of common stock at the conclusion of the performance period to the extent the PSUs vest. Dividend equivalent rights are accounted for as a reduction to retained earnings to the extent that the awards are expected to vest. For awards that are not expected to vest or do not ultimately vest, dividend equivalent rights are accounted for as additional compensation expense.

Other Compensation

Profit-Sharing Plan

We sponsor a qualified profit-sharing plan and trust that generally permits all employees, as defined by the plan, to make pre-tax contributions into the plan. We are under no obligation to contribute to the plan and the amount of any contribution is determined by and at the discretion of our board of directors. Our board of directors can authorize contributions to a maximum of 15% of an eligible participant’s compensation, limited to less than $0.1 million annually per participant. For the years ended December 31, 2011, 2010 and 2009, amounts expensed for contributions to the trust were $3.8 million, $3.3 million and $3.3 million, respectively, which were included in General and administrative expenses in the accompanying consolidated financial statements. The profit-sharing plan is a deferred compensation plan and is therefore considered to be outside the scope of current accounting guidance for stock-based compensation.

Other

We have employment contracts with certain senior executives. These contracts provide for severance payments in the event of termination under certain conditions including a change of control. During 2011, 2010 and 2009, we recognized severance costs totaling approximately $0.4 million, $1.1 million and $1.7 million, respectively, related to several former employees who did not have employment contracts. Such costs are included in General and administrative expenses in the accompanying consolidated financial statements.

Note 15. Income Taxes

The components of our provision for income taxes for the periods presented are as follows (in thousands):

	Years Ended December 31,
	2011	2010	2009
Federal
Current	$17,834	$17,737	$19,796
Deferred	6,867	(2,409)	(6,388)

	24,701	15,328	13,408

State, Local and Foreign
Current	10,559	12,250	12,722
Deferred	1,968	(1,756)	(3,337)

	12,527	10,494	9,385

Total Provision	$37,228	$25,822	$22,793

Deferred income taxes at December 31, 2011 and 2010 consist of the following (in thousands):

	At December 31,
	2011	2010
Deferred tax assets
Unearned and deferred compensation	$12,598	$14,937
Other	3,465	82

	16,063	15,019

Deferred tax liabilities
Receivables from affiliates	(14,378)	(14,290)
Investments	(45,812)	(35,267)
Other	—	(755)

	(60,190)	(50,312)

Net deferred tax liability	$(44,127)	$(35,293)

A reconciliation of the provision for income taxes with the amount computed by applying the statutory federal income tax rate to income before provision for income taxes for the periods presented is as follows (in thousands):

	Years Ended December 31,
	2011		2010		2009
Pre-tax income from taxable subsidiaries	$78,561		$49,253		$41,943
Federal provision at statutory tax rate (35%)	27,496	35.0%	17,238	35.0%	14,680	35.0%
State and local taxes, net of federal benefit	7,409	9.4%	4,303	8.7%	4,246	10.1%
Amortization of intangible assets	486	0.6%	854	1.7%	855	2.0%
Other	286	0.4%	272	0.6%	101	0.3%

Tax provision — taxable subsidiaries	35,677	45.4%	22,667	46.0%	19,882	47.4%

Other state, local and foreign taxes	1,551		3,155		2,911

Total provision	$37,228		$25,822		$22,793

Included in Income taxes, net in the consolidated balance sheets at December 31, 2011 and 2010 are accrued income taxes totaling $0.7 million and $6.1 million, respectively, and deferred income taxes totaling $44.1 million and $35.3 million, respectively.

We have elected to be treated as a partnership for U.S. federal income tax purposes. As partnerships, we and our partnership subsidiaries are generally not directly subject to tax. We conduct our investment management services primarily through taxable subsidiaries. These operations are subject to federal, state, local and foreign taxes, as applicable. We conduct business in the U.S. and the European Union, and as a result, we or one or more of our subsidiaries file income tax returns in the U.S. federal jurisdiction and various state and certain foreign jurisdictions. Certain of our inter-company transactions that have been eliminated in consolidation for financial accounting purposes are also subject to taxation. Periodically, shares in the REITs that are payable to our taxable subsidiaries in consideration for services rendered are distributed from these subsidiaries to us.

At January 1, 2010, we had unrecognized tax benefits of $0.6 million (net of federal benefits), if recognized, would affect our effective tax rate. During 2010, we reversed the unrecognized tax benefits, including all related interest totaling $0.1 million, as they were no longer required.

Our tax returns are subject to audit by taxing authorities. Such audits can often take years to complete and settle. The tax years 2008 through 2011 remain open to examination by the major taxing jurisdictions to which we are subject.

Our subsidiary, Carey REIT II, owns our real estate assets and has elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code. In connection with the CPA®:14/16 Merger in May 2011, we formed Carey REIT III to hold the Special Member Interest in the newly formed operating partnership of CPA®:16 — Global (Note 3). Carey REIT III has also elected to be taxed as a real estate investment trust under the Internal Revenue Code. We believe we have operated, and we intend to continue to operate, in a manner that allows Carey REIT II and Carey REIT III to continue to qualify as real estate investment trusts. Under the real estate investment trust operating structure, Carey REIT II and Carey REIT III are permitted to deduct distributions paid to our shareholders and generally will not be required to pay U.S. federal income taxes. Accordingly, no provision has been made for U.S. federal income taxes in the consolidated financial statements related to either Carey REIT II or Carey REIT III.

Note 16. Discontinued Operations

From time to time, tenants may vacate space due to lease buy-outs, elections not to renew their leases, insolvency or lease rejection in the bankruptcy process. In these cases, we assess whether we can obtain the highest value from the property by re-leasing or selling it. In addition, in certain cases, we may try to sell a property that is occupied. When it is appropriate to do so under current accounting guidance for the disposal of long-lived assets, we classify the property as an asset held for sale on our consolidated balance sheet and the current and prior period results of operations of the property are reclassified as discontinued operations.

The results of operations for properties that are held for sale or have been sold are reflected in the consolidated financial statements as discontinued operations for all periods presented and are summarized as follows (in thousands):

	Years Ended December 31,
	2011	2010	2009
Revenues	$2,271	$5,716	$12,214
Expenses	(2,097)	(3,225)	(6,306)
Gain on deconsolidation of a subsidiary	1,008	—	—
(Loss) gain on sale of real estate	(3,391)	460	7,701
Impairment charges	(41)	(14,241)	(6,908)

(Loss) income from discontinued operations	$(2,250)	$(11,290)	$6,701

2011 — During the year ended December 31, 2011, we sold seven domestic properties for $12.5 million, net of selling costs, and recognized a net loss on these sales of $3.4 million, excluding impairment charges of less than $0.1 million and $2.7 million previously recognized during the years ended December 31, 2011 and 2010, respectively.

In September 2011, one of our subsidiaries consented to a court order appointing a receiver when it stopped making payments on the non-recourse debt obligation on a property after the tenant, Career Education Institute, vacated it. As we no longer had control over the activities that most significantly impact the economic performance of this subsidiary following possession of the property by the receiver, we deconsolidated the subsidiary during the third quarter of 2011. As of the date of deconsolidation, the property had a carrying value of $5.3 million, reflecting the impact of impairment charges totaling $5.6 million recognized during 2010, and the related non-recourse mortgage loan had an outstanding balance of $6.3 million. In connection with the deconsolidation, we recognized a gain of $1.0 million during the third quarter of 2011. We believe that our retained interest in this deconsolidated entity had no value at the date of deconsolidation.

2010 — We sold seven properties for a total of $14.6 million, net of selling costs, and recognized a net gain on these sales totaling $0.5 million, excluding impairment charges totaling $5.9 million and $6.0 million that were previously recognized in 2010 and 2009, respectively.

2009 — We sold five properties for $43.5 million, net of selling costs, and recognized a net gain on sale of $7.7 million, excluding impairment charges of $0.9 million, $0.5 million and $0.6 million recognized in 2009, 2008 and 2007, respectively.

Note 17. Segment Reporting

We evaluate our results from operations by our two major business segments — Investment Management and Real Estate Ownership (Note 1). Effective January 1, 2011, we include our equity investments in the REITs in our Real Estate Ownership segment. The equity income or loss from the REITs that is now included in our Real Estate Ownership segment represents our proportionate share of the revenue less expenses of the net-leased properties held by the REITs. This treatment is consistent with that of our directly-owned properties. Results for the years ended December 31, 2010 and 2009 have been reclassified to conform to the current period presentation. The following table presents a summary of comparative results of these business segments (in thousands):

	Years Ended December 31,
	2011	2010	2009
Investment Management
Revenues (a)	$242,647	$191,890	$155,119
Operating expenses (a)	(157,544)	(133,682)	(110,160)
Other, net (b)	23,866	7,026	7,913
Provision for income taxes	(34,971)	(23,661)	(21,813)

Income from continuing operations attributable to W. P. Carey members	$73,998	$41,573	$31,059

Real Estate Ownership (c)
Revenues	$93,762	$77,964	$73,262
Operating expenses	(63,967)	(42,051)	(39,594)
Interest expense	(21,920)	(15,725)	(14,462)
Other, net (b)	61,713	25,662	13,037
Provision for income taxes	(2,257)	(2,161)	(980)

Income from continuing operations attributable to W. P. Carey members	$67,331	$43,689	$31,263

Total Company
Revenues (a)	$336,409	$269,854	$228,381
Operating expenses (a)	(221,511)	(175,733)	(149,754)
Interest expense	(21,920)	(15,725)	(14,462)
Other, net (b)	85,579	32,688	20,950
Provision for income taxes	(37,228)	(25,822)	(22,793)

Income from continuing operations attributable to W. P. Carey members	$141,329	$85,262	$62,322

	Total Long-Lived Assets at December 31, (d)		Total Assets at December 31,
	2011	2010	2011	2010
Investment Management	$2,593	$3,730	$128,557	$123,921
Real Estate Ownership	1,217,931	946,975	1,334,066	1,048,405

Total Company	$1,220,524	$950,705	$1,462,623	$1,172,326

(a)	Included in revenues and operating expenses are reimbursable costs from affiliates totaling $64.8 million, $60.0 million, and $47.5 million for the years ended December 31, 2011, 2010, and 2009, respectively.
(b)

Includes Other interest income, Income from equity investments in real estate and the REITs, Gain on change in control of interests, Income (loss) attributable to noncontrolling interests, Income attributable to redeemable noncontrolling interest and Other income and (expenses). Equity earnings that represent our proportionate share of revenue less expenses of the net-leased properties held by the REITs are included in Real Estate Ownership segment. However, cash distributions of our proportionate share of earnings from the operating partnerships of CPA®:16 – Global and CPA®:17 – Global and the amortization of deferred revenue related to our Special Member Interest in the operating partnership of CPA®:16 – Global are included in the Investment Management segment.

(c)	Included within the Real Estate Ownership segment is our total investment in shares of CPA®:16 – Global, which represents approximately 23% of our total assets at December 31, 2011 (Note 6).
(d)	Long-lived assets include Net investments in real estate and intangible assets related to management contracts.

Geographic information for our Real Estate Ownership segment is as follows:

Year Ended December 31, 2011	Domestic	Foreign (a)	Total
Revenues	$84,033	$9,729	$93,762
Operating expenses	(59,108)	(4,859)	(63,967)
Interest expense	(20,225)	(1,695)	(21,920)
Other, net (b)	55,537	6,176	61,713
Provision for income taxes	(2,149)	(108)	(2,257)

Income from continuing operations attributable to W. P. Carey members	$58,088	$9,243	$67,331

Total assets	$1,258,544	$75,522	$1,334,066

Total long-lived assets	$1,151,845	$66,086	$1,217,931

Year Ended December 31, 2010	Domestic	Foreign (a)	Total
Revenues	$70,258	$7,706	$77,964
Operating expenses	(38,309)	(3,742)	(42,051)
Interest expense	(13,983)	(1,742)	(15,725)
Other, net (b)	21,719	3,943	25,662
Provision for income taxes	(2,131)	(30)	(2,161)

Income from continuing operations attributable to W. P. Carey members	$37,554	$6,135	$43,689

Total assets	$965,418	$82,987	$1,048,405

Total long-lived assets	$877,849	$69,126	$946,975

Year Ended December 31, 2009	Domestic	Foreign (a)	Total
Revenues	$65,289	$7,973	$73,262
Operating expenses	(37,175)	(2,419)	(39,594)
Interest expense	(12,411)	(2,051)	(14,462)
Other, net (b)	7,248	5,789	13,037
Provision for income taxes	(17)	(963)	(980)

Income from continuing operations attributable to W. P. Carey members	$22,934	$8,329	$31,263

Total assets	$900,431	$64,865	$965,296

Total long-lived assets	$836,549	$47,911	$884,460

(a)	All years include operations in France, Germany and Poland; and 2010 and 2011 also include operations in Spain.
(b)	Includes Interest income, Income from equity investments in real estate and the REITs, Income (loss) attributable to noncontrolling interests and Other income and (expenses).

Note 18. Selected Quarterly Financial Data (Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
Revenues (a) (b)	$77,012	$117,843	$78,365	$63,189
Expenses (a)	49,940	54,121	58,290	59,160
Net income	23,616	81,060	25,258	9,204
Add: Net loss attributable to noncontrolling interests	330	384	581	569
Less: Net income attributable to redeemable noncontrolling interests	(603)	(1)	(637)	(682)

Net income attributable to W. P. Carey members	23,343	81,443	25,202	9,091

Earnings per share attributable to W. P. Carey members —
Basic	0.58	2.02	0.62	0.22
Diluted	0.58	1.99	0.62	0.23

Distributions declared per share	0.512	0.550	0.560	0.563

	Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Revenues (a)	$61,652	$69,024	$58,047	$81,131
Expenses (a)	42,341	42,971	41,578	48,843
Net income	14,302	23,721	16,371	20,557
Add: Net loss attributable to noncontrolling interests	286	128	81	(181)
Less: Net income attributable to redeemable noncontrolling interests	(175)	(417)	(106)	(595)

Net income attributable to W. P. Carey members	14,413	23,432	16,346	19,781

Earnings per share attributable to W. P. Carey members —
Basic	0.36	0.59	0.41	0.50
Diluted	0.36	0.59	0.41	0.50

Distributions declared per share	0.504	0.506	0.508	0.510

(a)	Certain amounts from previous quarters have been reclassified to discontinued operations (Note 16)
(b)	Amount for the three months ended June 30, 2011 includes $52.5 million of incentive, termination and subordinated disposition revenue recognized in connection with the CPA®:14/16 Merger (Note 3).

Note 19. Subsequent Event

Proposed Merger

On February 17, 2012, we and CPA®:15 entered into a definitive agreement pursuant to which CPA®:15 will merge with and into one of our subsidiaries for a combination of cash and shares of our common stock as described below. In connection with the Proposed Merger, we plan to file a registration statement with the SEC regarding the shares of our common stock to be issued to shareholders of CPA®:15 in the Proposed Merger. Special meetings will be scheduled to obtain the approval of CPA®:15’s shareholders of the Proposed Merger and the approval of our shareholders of the Proposed Merger and the Proposed REIT Reorganization described below. The closing of the Proposed Merger is also subject to customary closing conditions. If the Proposed Merger is approved and the other closing conditions are met, we currently expect that the closing will occur by the third quarter of 2012, although there can be no assurance of such timing.

At December 31, 2011, CPA®:15’s portfolio was comprised of full or partial ownership in 315 properties, substantially all of which were triple-net leased with an average remaining life of 10.4 years and an estimated annual contractual minimum base rent of $223.0 million (on a pro rata basis). We expect to assume the related property debt comprised of 74 fixed-rate and seven variable-rate non- recourse mortgage loans with an aggregate fair value of $1.2 billion and a weighted-average annual interest rate of 5.7% at December 31, 2011 (on a pro rata basis). During 2011, we earned $26.0 million in fees from CPA®:15 and recognized $3.4 million in equity earnings based on our ownership of shares in CPA®:15.

We have also obtained a commitment for a $175.0 million term loan as part of our credit facility in order to pay for the cash portion of the consideration in the Proposed Merger. Our commitment expires on the earlier of the termination or closing of the Proposed Merger or September 30, 2012. The commitment letters are subject to a number of closing conditions, including the lenders’ satisfactory completion of due diligence and determination that no material adverse change has occurred, and there can be no assurance that we will be able to obtain the term loan on acceptable terms or at all.

In the Proposed Merger, CPA®:15 shareholders will be entitled to receive a $1.25 in cash and 0.2326 shares of our common stock for each share of CPA®:15 common stock owned, which equated to $11.73 per share of CPA®:15 common stock based on our $45.07 per share closing price as of February 17, 2012, the date that the merger agreement was signed. The estimated total Proposed Merger consideration includes cash of approximately $151.8 million and the issuance of approximately 28,241,000 of our shares, based on the total shares of CPA®:15 outstanding of 131,566,206, of which 10,153,074 shares were owned by us, on February 17, 2012. As a condition of the Proposed Merger, we have agreed to waive our subordinated disposition and termination fees.

If the Proposed Merger is approved, immediately prior to merging, we plan to reorganize as a real estate investment trust. The Proposed REIT Reorganization is an internal reorganization of our corporate structure into a real estate investment trust to hold substantially all of our real estate assets attributable to our Real Estate Ownership segment while the activities conducted by our Investment Management segment subsidiaries will be organized under taxable real estate investment trust subsidiaries. This Proposed REIT Reorganization is expected to be tax-free for U.S. Federal purposes, except for the cash consideration.

W. P. CAREY & CO. LLC

SCHEDULE III — REAL ESTATE and ACCUMULATED DEPRECIATION

December 31, 2011

(in thousands)

		Initial Cost to Company		Costs Capitalized Subsequent to Acquisition (a)	Increase (Decrease) in Net Investments (b)	Gross Amount at which Carried at Close of Period (c)			Accumulated Depreciation (c)	Date Acquired	Life on which Depreciation in Latest Statement of Income is Computed
Description	Encumbrances	Land	Buildings			Land	Buildings	Total
Real Estate Under Operating Leases:
Office facilities in Broomfield, CO	$—	$248	$2,538	$4,844	$(1,784)	$2,928	$2,918	$5,846	$1,143	Jan. 1998	40 yrs.
Distribution facilities and warehouses in Erlanger, KY	9,323	1,526	21,427	2,966	141	1,526	24,534	26,060	8,681	Jan. 1998	40 yrs.
Retail stores in Montgomery and Brewton, AL	—	855	6,762	143	(6,547)	142	1,071	1,213	759	Jan. 1998	40 yrs.
Warehouse/distribution facilities in Anchorage, AK and Commerce, CA	—	4,905	11,898	—	12	4,905	11,910	16,815	1,041	Jan. 1998	40 yrs.
Office facility in Toledo, OH	2,313	224	2,408	—	—	224	2,408	2,632	903	Jan. 1998	40 yrs.
Industrial facility in Goshen, IN	—	239	940	—	—	239	940	1,179	86	Jan. 1998	40 yrs.
Office facility in Beaumont, TX	—	164	2,344	967	—	164	3,311	3,475	1,323	Jan. 1998	40 yrs.
Office facility in Raleigh, NC	—	1,638	2,844	157	(2,554)	828	1,257	2,085	383	Jan. 1998	20 yrs.
Office facility in King of Prussia, PA	—	1,219	6,283	1,295	—	1,219	7,578	8,797	2,461	Jan. 1998	40 yrs.
Warehouse/distribution facility in Fort Lauderdale, FL	—	1,893	11,077	703	(8,449)	1,173	4,051	5,224	1,325	Jan. 1998	40 yrs.
Industrial facilities in Pinconning, MS	—	32	1,692	—	—	32	1,692	1,724	592	Jan. 1998	40 yrs.
Industrial facilities in San Fernando, CA	8,020	2,052	5,322	—	152	2,052	5,474	7,526	1,906	Jan. 1998	40 yrs.
Land leased in several cities in the following states: Alabama, Florida, Georgia, Illinois, Louisiana, Missouri, New Mexico, North Carolina, South Carolina and Texas	395	9,382	—	—	(172)	9,210	—	9,210	—	Jan. 1998	N/A
Industrial facility in Milton, VT	—	220	1,579	—	—	220	1,579	1,799	553	Jan. 1998	40 yrs.
Land in Glendora, CA	—	1,135	—	—	17	1,152	—	1,152	—	Jan. 1998	N/A
Office facilities in Bloomingdale, IL	—	1,075	11,453	1,050	(4,934)	520	8,124	8,644	4,160	Jan. 1998	40 yrs.

		Initial Cost to Company		Costs Capitalized Subsequent to Acquisition (a)	Increase (Decrease) in Net Investments (b)	Gross Amount at which Carried at Close of Period (c)			Accumulated Depreciation (c)	Date Acquired	Life on which Depreciation in Latest Statement of Income is Computed
Description	Encumbrances	Land	Buildings			Land	Buildings	Total
Industrial facility in Doraville, GA	4,939	3,288	9,864	1,546	274	3,287	11,685	14,972	3,576	Jan. 1998	40 yrs.
Office facilities in Collierville, TN and warehouse/distribution facilities in Corpus Christi and College Station, TX	52,921	3,490	72,497	—	(15,008)	335	60,644	60,979	1,969	Jan. 1998	40 yrs.
Land in Irving and Houston, TX	8,508	9,795	—	—	—	9,795	—	9,795	—	Jan. 1998	N/A
Industrial facility in Chandler, AZ	12,685	5,035	18,957	7,435	541	5,035	26,933	31,968	8,176	Jan. 1998	40 yrs.
Warehouse/distribution facilities in Houston, TX	—	167	885	68	—	167	953	1,120	320	Jan. 1998	40 yrs.
Industrial facility in Prophetstown, IL	—	70	1,477	—	(1,424)	7	116	123	27	Jan. 1998	40 yrs.
Office facilities in Bridgeton, MO	—	842	4,762	1,627	71	842	6,460	7,302	1,272	Jan. 1998	40 yrs.
Industrial facility in Industry, CA	—	3,789	13,164	1,380	318	3,789	14,862	18,651	4,172	Jan. 1998	40 yrs.
Warehouse/distribution facilities in Memphis, TN	—	1,051	14,037	1,519	(3,418)	807	12,382	13,189	10,388	Jan. 1998	7 yrs.
Retail stores in Drayton Plains, MI and Citrus Heights, CA	—	1,039	4,788	165	193	1,039	5,146	6,185	920	Jan. 1998	35 yrs.
Warehouse/distribution facilities in New Orleans, LA; Memphis, TN and San Antonio, TX	—	1,882	3,973	—	—	1,882	3,973	5,855	496	Jan. 1998	15 yrs.
Retail store in Bellevue, WA	8,533	4,125	11,812	393	—	4,494	11,836	16,330	4,056	Apr. 1998	40 yrs.
Office facility in Houston, TX	4,360	3,260	22,574	1,628	(5,947)	2,522	18,993	21,515	6,449	Jun. 1998	40 yrs.
Office facility in Rio Rancho, NM	8,418	1,190	9,353	1,316	—	1,467	10,392	11,859	3,333	Jul. 1998	40 yrs.
Vacant office facility in Moorestown, NJ	—	351	5,981	937	43	351	6,961	7,312	2,689	Feb. 1999	40 yrs.
Office facility in Norcross, GA	28,752	5,200	25,585	11,822	—	5,200	37,407	42,607	11,392	Jun. 1999	40 yrs.
Office facility in Tours, France	5,572	1,034	9,737	323	3,868	1,421	13,541	14,962	3,730	Sep. 2000	40 yrs.
Office facility in Illkirch, France	14,098	—	18,520	—	8,555	—	27,075	27,075	7,971	Dec. 2001	40 yrs.

		Initial Cost to Company		Costs Capitalized Subsequent to Acquisition (a)	Increase (Decrease) in Net Investments (b)	Gross Amount at which Carried at Close of Period (c)			Accumulated Depreciation (c)	Date Acquired	Life on which Depreciation in Latest Statement of Income is Computed
Description	Encumbrances	Land	Buildings			Land	Buildings	Total
Industrial and warehouse/distribution facilities in Lenexa, KS; Winston-Salem, NC and Dallas, TX	7,990	1,860	12,539	—	5	1,860	12,544	14,404	2,989	Sep. 2002	40 yrs.
Office buildings in Venice, CA	24,000	2,032	10,152	13,160	1	2,032	23,313	25,345	1,918	Sep. 2004	40 yrs.
Warehouse/distribution facility in Greenfield, IN	—	2,807	10,335	210	(8,383)	967	4,002	4,969	709	Sep. 2004	40 yrs.
Office facility in San Diego, CA	—	4,647	19,712	8	(5,530)	3,399	15,438	18,837	3,602	Sep. 2004	40 yrs.
Warehouse/distribution facilities in Birmingham, AL	4,557	1,256	7,704	—	—	1,256	7,704	8,960	1,404	Sep. 2004	40 yrs.
Industrial facility in Scottsdale, AZ	1,306	586	46	—	—	586	46	632	8	Sep. 2004	40 yrs.
Retail store in Hot Springs, AR	—	850	2,939	2	(2,614)	—	1,177	1,177	215	Sep. 2004	40 yrs.
Industrial facilities in Apopka, FL	—	362	10,855	576	—	362	11,431	11,793	2,001	Sep. 2004	40 yrs.
Retail facility in Jacksonville, FL	—	975	6,980	20	—	975	7,000	7,975	1,274	Sep. 2004	40 yrs.
Retail facilities in Charlotte, NC	—	1,639	10,608	171	25	1,639	10,804	12,443	2,108	Sep. 2004	40 yrs.
Land in San Leandro, CA	—	1,532	—	—	—	1,532	—	1,532	—	Dec. 2006	N/A
Industrial facility in Sunnyvale, CA	—	1,663	3,571	—	—	1,663	3,571	5,234	672	Dec. 2006	27 yrs.
Fitness and recreational sports center in Austin, TX	3,314	1,725	5,168	—	—	1,725	5,168	6,893	922	Dec. 2006	28.5 yrs.
Retail store in Wroclaw, Poland	8,242	3,600	10,306	—	(2,200)	3,238	8,468	11,706	859	Dec. 2007	40 yrs.
Office facility in Fort Worth, TX	34,218	4,600	37,580	—	—	4,600	37,580	42,180	1,801	Feb. 2010	40 yrs.
Warehouse/distribution facility in Mallorca, Spain	—	11,109	12,636	—	1,693	11,914	13,524	25,438	535	Jun. 2010	40 yrs.
Industrial and office facilities in San Diego, CA	33,752	7,247	29,098	953	(5,514)	4,761	27,023	31,784	785	May 2011	40 yrs.

	$ 286,216	$120,905	$526,762	$57,384	$(58,569)	$111,483	$534,999	$646,482	$118,054

		Initial Cost to Company		Costs Capitalized Subsequent to Acquisition (a)	Decrease in Net Investments (b)	Gross Amount at which Carried at Close of Period Total	Date Acquired
Description	Encumbrances	Land	Buildings
Direct Financing Method:
Retail stores in several cities in the following states: Alabama, Florida, Georgia, Illinois, Louisiana, Missouri, New Mexico, North Carolina, South Carolina and Texas	$577	$—	$16,416	$—	$(384)	$16,032	Jan. 1998
Office and industrial facilities in Glendora, CA and Romulus, MI	—	454	13,251	9	(2,408)	11,306	Jan. 1998
Industrial facilities in Thurmont, MD and Farmington, NY	—	729	6,093	—	(139)	6,683	Jan. 1998
Industrial facilities in Irving and Houston, TX	20,828	—	27,599	—	(3,620)	23,979	Jan. 1998

	$21,405	$1,183	$63,359	$9	$(6,551)	$58,000

		Initial Cost to Company			Costs Capitalized Subsequent to Acquisition (a)	Decrease in Net Investments (b)	Gross Amount at which Carried at Close of Period (c)						Life on which Deprecia- tion in Latest Statement of Income is Computed
Description	Encumbrances	Land	Buildings	Personal Property			Land	Buildings	Personal Property	Total	Accumulated Depreciation (c)	Date Acquired
Operating Real Estate:
Hotel located in Livonia, MI	$—	$2,765	$11,087	$3,816	$18,623	$(9,972)	$2,765	$14,086	$9,468	$26,319	$10,093	Jan. 1998	7-40 yrs.
Self storage facilities in Taunton, North Andover, North Billerica and Brockton, MA	9,722	4,300	12,274	—	223	(478)	4,300	12,019	—	16,319	1,697	Dec. 2006	25-40 yrs.
Self storage facility in Newington, CT	2,115	520	2,973	—	231	(121)	520	3,083	—	3,603	388	Dec. 2006	40 yrs.
Self storage facility in Killeen, TX	3,290	1,230	3,821	—	337	(179)	1,230	3,979	—	5,209	525	Dec. 2006	30 yrs.
Self storage facility in Rohnert Park, CA	3,169	1,761	4,989	—	39	—	1,761	5,028	—	6,789	620	Jan. 2007	40 yrs.
Self storage facility in Fort Worth, TX	2,192	1,030	4,176	—	33	—	1,030	4,209	—	5,239	521	Jan. 2007	40 yrs.
Self storage facility in Augusta, GA	1,912	970	2,442	—	48	—	970	2,490	—	3,460	304	Feb. 2007	39 yrs.

		Initial Cost to Company			Costs Capitalized Subsequent to Acquisition (a)	Decrease in Net Investments (b)	Gross Amount at which Carried at Close of Period (c)						Life on which Deprecia- tion in Latest Statement of Income is Computed
Description	Encumbrances	Land	Buildings	Personal Property			Land	Buildings	Personal Property	Total	Accumulated Depreciation (c)	Date Acquired
Self storage facility in Garland, TX	1,464	880	3,104	—	56	—	880	3,160	—	4,040	381	Feb. 2007	40 yrs.
Self storage facility in Lawrenceville, GA	2,360	1,410	4,477	—	83	—	1,411	4,559	—	5,970	592	Mar. 2007	37 yrs.
Self storage facility in Fairfield, OH	1,860	540	2,640	—	19	—	540	2,659	—	3,199	420	Apr. 2007	30 yrs.
Self storage facility in Tallahassee, FL	3,701	850	5,736	—	7	—	850	5,743	—	6,593	665	Apr. 2007	40 yrs.
Self storage facility in Lincolnshire, IL	1,993	1,477	1,519	—	67	—	1,477	1,586	—	3,063	127	Jul. 2010	18 yrs.
Self storage facility in Chicago, IL	1,715	823	912	—	623	—	823	1,535	—	2,358	154	Jul. 2010	15 yrs.
Self storage facility in Chicago, IL	1,438	700	733	—	512	—	700	1,245	—	1,945	122	Jul. 2010	15 yrs.
Self storage facility in Bedford Park, IL	1,746	809	1,312	—	179	—	809	1,491	—	2,300	112	Jul. 2010	20 yrs.
Self storage facility in Bentonville, AR	2,056	1,050	1,323	—	4	—	1,050	1,327	—	2,377	74	Sep. 2010	24 yrs.
Self storage facility in Tallahassee, FL	3,899	570	3,447	—	26	—	570	3,473	—	4,043	144	Sep. 2010	30 yrs.
Self storage facility in Pensacola, FL	1,838	560	2,082	—	5	—	560	2,087	—	2,647	87	Sep. 2010	30 yrs.
Self storage facility in Chicago, IL	2,118	1,785	2,617	—	—	—	1,785	2,617	—	4,402	95	Oct. 2010	32 yrs.

	$48,588	$24,030	$71,664	$3,816	$21,115	$(10,750)	$24,031	$76,376	$9,468	$109,875	$17,121

W. P. CAREY & CO. LLC

NOTES TO SCHEDULE III — REAL ESTATE AND ACCUMULATED DEPRECIATION

(in thousands)

(a)	Consists of the cost of improvements and acquisition costs subsequent to acquisition, including legal fees, appraisal fees, title costs, other related professional fees and purchases of furniture, fixtures, equipment and improvements at the hotel properties.
(b)	The increase (decrease) in net investment is primarily due to (i) the amortization of unearned income from net investment in direct financing leases, which produces a periodic rate of return that at times may be greater or less than lease payments received, (ii) sales of properties, (iii) impairment charges, (iv) changes in foreign currency exchange rates, and (v) adjustments in connection with purchasing certain noncontrolling interests.
(c)	Reconciliation of real estate and accumulated depreciation (see below):

	Reconciliation of Real Estate Subject to Operating Leases
	Years Ended December 31,
	2011	2010	2009
Balance at beginning of year	$560,592	$525,607	$603,044
Additions	107,484	67,787	4,754
Dispositions	(22,106)	(18,896)	(46,951)
Foreign currency translation adjustment	(1,837)	(2,142)	966
Reclassification from (to) equity investment, direct financing lease, intangible assets or assets held for sale	20,105	1,790	(28,977)
Deconsolidation of real estate asset	(5,938)	—	—
Impairment charges	(11,818)	(13,554)	(7,229)

Balance at end of year	$646,482	$560,592	$525,607

	Reconciliation of Accumulated Depreciation for
	Real Estate Subject to Operating Leases
	Years Ended December 31,
	2011	2010	2009
Balance at beginning of year	$108,032	$100,247	$103,249
Depreciation expense	15,179	13,437	12,841
Dispositions	(5,785)	(5,000)	(9,677)
Foreign currency translation adjustment	(396)	(839)	285
Reclassification from (to) equity investment, direct financing lease, intangible assets or assets held for sale	2,339	187	(6,451)
Deconsolidation of real estate asset	(1,315)	—	—

Balance at end of year	$118,054	$108,032	$100,247

	00.0000000	00.0000000	00.0000000
	Reconciliation of Operating Real Estate
	Years Ended December 31,
	2011	2010	2009
Balance at beginning of year	$109,851	$85,927	$84,547
Additions/Capital expenditures	24	23,924	1,380

Balance at end of year	$109,875	$109,851	$85,927

	00.0000000	00.0000000	00.0000000
	Reconciliation of Accumulated Depreciation for
	Operating Real Estate
	Years Ended December 31,
	2011	2010	2009
Balance at beginning of year	$14,280	$12,039	$10,013
Depreciation expense	2,841	2,241	2,026

Balance at end of year	$17,121	$14,280	$12,039

At December 31, 2011, the aggregate cost of real estate that we and our consolidated subsidiaries own for federal income tax purposes was approximately $824.3 million.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Corporate Property Associates 15 Incorporated:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Corporate Property Associates 15 Incorporated and its subsidiaries (the “Company”) at December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 5, 2012

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31,
	2011	2010
Assets
Investments in real estate:
Real estate, at cost (inclusive of amounts attributable to consolidated VIEs) of $7,861 and $7,861, respectively)	$1,883,131	$2,091,380
Accumulated depreciation (inclusive of amounts attributable to consolidated VIEs of $1,338 and $1,167, respectively)	(317,932)	(298,531)

Net investments in properties	1,565,199	1,792,849
Net investments in direct financing leases	285,446	323,166
Equity investments in real estate	180,579	181,000
Assets held for sale	2,920	739

Net investments in real estate	2,034,144	2,297,754
Cash and cash equivalents (inclusive of amounts attributable to consolidated VIEs of $1,304 and $561, respectively)	155,841	104,673
Intangible assets, net (inclusive of amounts attributable to consolidated VIEs of $592 and $645, respectively)	142,331	163,610
Other assets, net (inclusive of amounts attributable to consolidated VIEs of $699 and $833, respectively)	120,568	128,018

Total assets	$2,452,884	$2,694,055

Liabilities and Equity
Liabilities:
Non-recourse debt (inclusive of amounts attributable to consolidated VIEs of $4,278 and $4,480, respectively)	$1,320,958	$1,494,600
Accounts payable, accrued expenses and other liabilities (inclusive of amounts attributable to consolidated VIEs of $288 and $271, respectively)	35,081	40,587
Prepaid and deferred rental income and security deposits (inclusive of amounts attributable to consolidated VIEs of $131 and $63, respectively)	57,190	65,443
Due to affiliates	15,310	16,003
Distributions payable	23,898	23,333

Total liabilities	1,452,437	1,639,966

Commitments and contingencies (Note 11)
Equity:
CPA®:15 shareholders’ equity:
Common stock $0.001 par value 240,000,000 shares authorized 147,618,595 and 144,680,751 shares issued and outstanding, respectively	147	145
Additional paid-in capital	1,375,958	1,346,230
Distributions in excess of accumulated earnings	(368,524)	(330,380)
Accumulated other comprehensive loss	(16,196)	(10,099)
Less, treasury stock at cost, 16,524,274 and 16,191,899 shares, respectively	(173,864)	(170,580)

Total CPA®:15 shareholders’ equity	817,521	835,316
Noncontrolling interests	182,926	218,773

Total equity	1,000,447	1,054,089

Total liabilities and equity	$2,452,884	$2,694,055

See Notes to Consolidated Financial Statements.

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Years Ended December 31,
	2011	2010	2009
Revenues
Rental income	$211,930	$214,261	$221,389
Interest income from direct financing leases	30,270	30,329	36,716
Other operating income	7,689	6,573	6,684

	249,889	251,163	264,789

Operating Expenses
General and administrative	(8,846)	(8,064)	(8,826)
Depreciation and amortization	(54,920)	(55,799)	(57,697)
Property expenses	(38,125)	(38,911)	(39,929)
Impairment charges	(8,187)	(2,656)	(36,066)
Allowance for credit losses	(3,059)	—	—

	(113,137)	(105,430)	(142,518)

Other Income and Expenses
Other interest income	1,862	1,822	2,319
Income from equity investments in real estate	23,270	7,857	4,010
Other income and (expenses)	4,176	(214)	1,312
(Loss) gain on disposition of direct financing leases	(1,041)	15,592	(41)
Gain on deconsolidation of a subsidiary	—	11,493	—
Interest expense	(80,753)	(84,185)	(92,528)

	(52,486)	(47,635)	(84,928)

Income from continuing operations before income taxes	84,266	98,098	37,343
Provision for income taxes	(5,296)	(4,144)	(4,924)

Income from continuing operations	78,970	93,954	32,419

Discontinued Operations
Income from operations of discontinued properties	5,978	4,413	6,852
Gain on deconsolidation of a subsidiary	4,501	—	—
Gain on sale of real estate	5,025	17,409	12,406
Gain (loss) on extinguishment of debt	1,000	—	(1,498)
Impairment charges	(18,922)	(15,520)	(20,279)

(Loss) income from discontinued operations	(2,418)	6,302	(2,519)

Net Income	76,552	100,256	29,900
Less: Net income attributable to noncontrolling interests	(19,859)	(40,479)	(30,148)

Net Income (Loss) Attributable to CPA® :15 Shareholders	$56,693	$59,777	$(248)

Earnings (Loss) Per Share
Income from continuing operations attributable to CPA® :15 shareholders	$0.44	$0.49	$0.07
Loss from discontinued operations attributable to CPA® :15 shareholders	(0.01)	(0.02)	(0.07)

Net income (loss) attributable to CPA® :15 shareholders	$0.43	$0.47	$—

Weighted Average Shares Outstanding	129,966,172	127,312,274	125,834,605

Amounts Attributable to CPA® :15 Shareholders
Income from continuing operations, net of tax	$57,750	$62,611	$8,167
Loss from discontinued operations, net of tax	(1,057)	(2,834)	(8,415)

Net income (loss)	$56,693	$59,777	$(248)

See Notes to Consolidated Financial Statements.

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands)

	Years Ended December 31,
	2011	2010	2009
Net Income	$76,552	$100,256	$29,900
Other Comprehensive (Loss) Income
Foreign currency translation adjustments	(4,335)	(16,088)	1,618
Change in unrealized appreciation on marketable securities	(259)	776	925
Change in unrealized loss on derivative instruments	(4,163)	(2,841)	(1,863)

	(8,757)	(18,153)	680

Comprehensive Income	67,795	82,103	30,580

Amounts Attributable to Noncontrolling Interests
Net income	(19,859)	(40,479)	(30,148)
Foreign currency translation adjustments	1,605	4,920	509
Change in unrealized loss on derivative instruments	1,055	933	552

Comprehensive income attributable to noncontrolling interests	(17,199)	(34,626)	(29,087)

Comprehensive Income Attributable to CPA®:15 Shareholders	$50,596	$47,477	$1,493

See Notes to Consolidated Financial Statements.

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

CONSOLIDATED STATEMENTS OF EQUITY

Years Ended December 31, 2011, 2010 and 2009

(in thousands, except share amounts)

		CPA®:15 Shareholders
	Total Outstanding Shares	Common Stock	Additional Paid-In Capital	Distributions in Excess of Accumulated Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total CPA®:15 Shareholders	Noncontrolling Interests	Total
Balance at January 1, 2009	126,532,187	$139	$1,282,826	$(207,949)	$460	$(129,233)	$946,243	$271,905	$1,218,148
Shares issued $.001 par, at $10.93 and $11.95 per share, net of offering costs	1,807,202	2	19,969				19,971		19,971
Shares, $.001 par, issued to advisor at $11.50 per share	1,100,634	1	12,726				12,727		12,727
Contributions from noncontrolling interests							—	18,157	18,157
Distributions declared ($0.7151 per share)				(89,582)			(89,582)		(89,582)
Distributions to noncontrolling interests							—	(49,522)	(49,522)
Net (loss) income				(248)			(248)	30,148	29,900
Other comprehensive loss:
Foreign currency translation adjustments					2,127		2,127	(509)	1,618
Change in unrealized gain on marketable securities					925		925		925
Change in unrealized loss on derivative instruments					(1,311)		(1,311)	(552)	(1,863)
Repurchase of shares	(3,614,980)					(38,674)	(38,674)		(38,674)

Balance at December 31, 2009	125,825,043	142	1,315,521	(297,779)	2,201	(167,907)	852,178	269,627	1,121,805

Shares issued $.001 par, at $10.17 and $10.93 per share, net of offering costs	1,891,974	2	19,547				19,549		19,549
Shares, $.001 par, issued to advisor at $10.70 per share	1,040,461	1	11,162				11,163		11,163
Contributions from noncontrolling interests							—	7,731	7,731
Distributions declared ($0.7246 per share)				(92,378)			(92,378)		(92,378)
Deconsolidation of a venture							—	(27,439)	(27,439)
Distributions to noncontrolling interests							—	(65,772)	(65,772)
Net income				59,777			59,777	40,479	100,256
Other comprehensive loss:
Foreign currency translation adjustments					(11,168)		(11,168)	(4,920)	(16,088)
Change in unrealized gain on marketable securities					776		776		776
Change in unrealized loss on derivative instruments					(1,908)		(1,908)	(933)	(2,841)
Repurchase of shares	(268,626)					(2,673)	(2,673)		(2,673)

Balance at December 31, 2010	128,488,852	145	1,346,230	(330,380)	(10,099)	(170,580)	835,316	218,773	1,054,089

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

CONSOLIDATED STATEMENTS OF EQUITY (Continued)

Years Ended December 31, 2011, 2010 and 2009

(in thousands, except share amounts)

		CPA®:15 Shareholders
	Total Outstanding Shares	Common Stock	Additional Paid-In Capital	Distributions in Excess of Accumulated Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total CPA®:15 Shareholders	Noncontrolling Interests	Total
Shares issued $.001 par, at $9.88 and $10.17 per share, net of offering costs	1,926,849	1	19,083				19,084		19,084
Shares issued, $.001 par, to advisor at $10.40 and $10.70 per share	1,010,995	1	10,645				10,646		10,646
Contributions from noncontrolling interests							—	8,402	8,402
Distributions declared ($0.7286 per share)				(94,837)			(94,837)		(94,837)
Distributions to noncontrolling interests							—	(61,448)	(61,448)
Net income				56,693			56,693	19,859	76,552
Other comprehensive loss:
Foreign currency translation adjustments					(2,730)		(2,730)	(1,605)	(4,335)
Change in unrealized gain on marketable securities					(259)		(259)		(259)
Change in unrealized loss on derivative instruments					(3,108)		(3,108)	(1,055)	(4,163)
Repurchase of shares	(332,375)					(3,284)	(3,284)		(3,284)

Balance at December 31, 2011	131,094,321	$147	$1,375,958	$(368,524)	$(16,196)	$(173,864)	$817,521	$182,926	$1,000,447

See Notes to Consolidated Financial Statements.

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2011	2010	2009
Cash Flows — Operating Activities
Net income	$76,552	$100,256	$29,900
Adjustments to net income:
Depreciation and amortization, including intangible assets and deferred financing costs	59,009	62,226	65,294
Loss from equity investments in real estate in excess of distributions received	1,778	8,423	11,244
Issuance of shares to affiliate in satisfaction of fees due	10,646	11,163	12,727
Straight-line rent and financing lease adjustments	1,498	9,443	6,621
Gain on deconsolidation of a subsidiary	(4,501)	(11,493)	—
Gain on sale of real estate	(3,984)	(33,001)	(11,332)
Unrealized loss (gain) on foreign currency transactions and others	1,129	(677)	(1,552)
Realized (gain) loss on foreign currency transactions and others	(2,536)	891	17
Gain on extinguishment of debt	(3,462)	—	—
Impairment charges	27,109	18,176	56,345
Allowance for credit losses	3,059	—	—
Net changes in other operating assets and liabilities	(2,731)	3,318	(4,789)

Net cash provided by operating activities	163,566	168,725	164,475

Cash Flows — Investing Activities
Distributions received from equity investments in real estate in excess of equity income	34,381	14,786	7,412
Capital contributions to equity investments	(35,263)	(736)	—
Acquisitions of real estate and other capital expenditures	(4,192)	(5,161)	(2,379)
VAT paid in connection with acquisition of real estate	(695)	—	—
Proceeds from sale of real estate	171,224	88,862	9,481
Funds placed in escrow	(114,512)	(47,547)	(68,343)
Funds released from escrow	121,570	49,937	58,702
Payment of deferred acquisition fees to an affiliate	(2,212)	(3,530)	(6,903)

Net cash provided by (used in) investing activities	170,301	96,611	(2,030)

Cash Flows — Financing Activities
Distributions paid	(94,272)	(91,743)	(88,939)
Contributions from noncontrolling interests	8,402	7,731	18,157
Distributions to noncontrolling interests	(61,448)	(65,772)	(49,522)
Scheduled payments of mortgage principal	(73,675)	(79,905)	(92,765)
Prepayments of mortgage principal	(110,530)	(24,421)	(14,623)
Proceeds from mortgage financing	33,166	9,315	40,497
Funds placed in escrow	62,821	83,105	105,947
Funds released from escrow	(62,571)	(82,555)	(106,075)
Deferred financing costs and mortgage deposits	(449)	(267)	(1,116)
Proceeds from issuance of shares, net of issuance costs	19,084	19,549	19,971
Purchase of treasury stock	(3,284)	(2,673)	(38,674)

Net cash used in financing activities	(282,756)	(227,636)	(207,142)

(Continued)

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	Years Ended December 31,
	2011	2010	2009
Change in Cash and Cash Equivalents During the Year
Effect of exchange rate changes on cash	57	(2,406)	2,044

Net increase (decrease) in cash and cash equivalents	51,168	35,294	(42,653)
Cash and cash equivalents, beginning of year	104,673	69,379	112,032

Cash and cash equivalents, end of year	$155,841	$104,673	$69,379

Supplemental noncash investing activities

During 2011, we deconsolidated a wholly-owned subsidiary because we no longer had control over the activities that most significantly impact its economic performance following possession of the property by a receiver (Note 15). Also, in August 2010, a subsidiary which we consolidated modified its structure in connection with a refinancing and subsequently began to be accounted for under the equity method (Note 6). The following table presents the assets and liabilities of the subsidiaries on the date of deconsolidation (in thousands):

	December 31,
	2011	2010
Assets:
Net investments in properties	$2,721	$58,743
Equity investments in real estate	—	(24,796)
Intangible assets	—	13,473
Cash and cash equivalents	—	7
Other assets	200	10,728

Total	$2,921	$58,155

Liabilities:
Non-recourse debt	$(6,143)	$(32,670)
Accounts payable, accrued expenses and other liabilities	(272)	(4)
Prepaid and deferred rental income and security deposits	(1,007)	(10,108)
Noncontrolling interests	—	(26,869)
Accumulated other comprehensive income	—	3

Total	$(7,422)	$(69,648)

Supplemental cash flow information

	Years Ended December 31,
	2011	2010	2009
Interest paid	$86,873	$94,517	$103,682

Income taxes paid	$5,300	$4,195	$7,599

See Notes to Consolidated Financial Statements.

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Business and Organization

CPA®:15 is a publicly owned, non-listed REIT that invests primarily in commercial properties leased to companies domestically and internationally. As a REIT, we are not subject to U.S. federal income taxation as long as we satisfy certain requirements, principally relating to the nature of our income, the level of our distributions and other factors. We earn revenue principally by leasing the properties we own to single corporate tenants, primarily on a triple-net leased basis, which requires the tenant to pay substantially all of the costs associated with operating and maintaining the property. Revenue is subject to fluctuation because of the timing of new lease transactions, lease terminations, lease expirations, contractual rent adjustments, tenant defaults and sales of properties. At December 31, 2011, our portfolio was comprised of our full or partial ownership interests in 315 properties, substantially all of which were triple-net leased to 77 tenants, and totaled approximately 28 million square feet (on a pro rata basis), with an occupancy rate of approximately 96%. We were formed in 2001 and are managed by the advisor.

Note 2. Summary of Significant Accounting Policies

Basis of Consolidation

The consolidated financial statements reflect all of our accounts, including those of our majority-owned and/or controlled subsidiaries. The portion of equity in a subsidiary that is not attributable, directly or indirectly, to us is presented as noncontrolling interests. All significant intercompany accounts and transactions have been eliminated.

We have investments in tenancy-in-common interests in various domestic and international properties. Consolidation of these investments is not required as they do not qualify as VIEs and do not meet the control requirement required for consolidation. Accordingly, we account for these investments using the equity method of accounting. We use the equity method of accounting because the shared decision-making involved in a tenancy-in-common interest investment creates an opportunity for us to have significant influence on the operating and financial decisions of these investments and thereby creates some responsibility by us for a return on our investment. Additionally, we own interests in single-tenant net leased properties leased to corporations through noncontrolling interests in partnerships and limited liability companies that we do not control but over which we exercise significant influence. We account for these investments under the equity method of accounting. At times the carrying value of our equity investments may fall below zero for certain investments. We intend to fund our share of the ventures’ future operating deficits should the need arise. However, we have no legal obligation to pay for any of the liabilities of such ventures nor do we have any legal obligation to fund operating deficits.

Out-of-Period Adjustments

2011 — During 2011, we identified several errors in the consolidated financial statements related to prior years. The errors were primarily attributable to the misapplication of guidance in accounting for and clerical errors related to amendments and adjustments to direct finance leases, the understatement of our lease revenues in connection with an operating lease dating back to 2006 and the inconsistencies in calculating foreign taxes. We concluded that these adjustments were not material to our results for this or any of the prior periods, and as such, we recorded out-of-period adjustments to increase our income from operations by $6.5 million primarily attributable to a reduction in impairment charge of $3.0 million, an increase in lease revenues of $2.9 million, inclusive of amounts attributable to noncontrolling interests of $1.6 million, which is included in discontinued operations, an increase in income from equity investments of $1.2 million, an increase in provision for income taxes of $1.0 million and an increase in interest income from direct financing leases of $0.7 million, inclusive of amounts attributable to noncontrolling interests of $0.1 million, due to the errors described above.

Notes to Consolidated Financial Statements

2010 — During 2010, we identified several errors in the consolidated financial statements related to prior years. The errors were primarily attributable to the misapplication of guidance in accounting for amendments and adjustments to direct finance leases, foreign exchange gains and losses, purchase price allocation and recognition of cash received on a note receivable. We concluded that these adjustments were not material to our results for this or any of the prior periods, and as such, we recorded out-of-period adjustments to increase our income from operations by $2.5 million in 2010, including a reduction in impairment charges of $2.1 million.

2009 — During 2009, we identified errors in the consolidated financial statements related to prior years. The errors were attributable to foreign currency translation adjustment of amortization of intangible assets. We concluded that these adjustments were not material to our results for this or any of the prior periods, and as such, we recorded out-of-period adjustments to decrease our income from operations by $1.1 million in 2009.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and the disclosure of contingent amounts in our consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

Reclassifications and Revisions

Certain prior year amounts have been reclassified to conform to the current year presentation. The consolidated financial statements included in this Report have been retrospectively adjusted to reflect the disposition (or planned disposition) of certain properties as discontinued operations for all periods presented.

Purchase Price Allocation

In accordance with the revised guidance for business combinations, we determine whether a transaction or other event is a business combination, which requires that the assets acquired and liabilities assumed constitute a business. Each business combination is then accounted for by applying the acquisition method. If the assets acquired are not a business, we account for the transaction or other event as an asset acquisition. Under the acquisition method, we recognize the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity, as well as recognizing and measuring goodwill or a gain from a bargain purchase. Additionally, we immediately expense acquisition-related costs and fees associated with business combinations.

When we acquire properties accounted for as operating leases, we allocate the purchase costs to the tangible and intangible assets and liabilities acquired based on their estimated fair values. We determine the value of the tangible assets, consisting of land and buildings, as if vacant, and record intangible assets, including the above-market and below-market value of leases, the value of in-place leases and the value of tenant relationships, at their relative estimated fair values. See Real Estate Leased to Others and Depreciation below for a discussion of our significant accounting policies related to tangible assets. We include the value of below-market leases in Prepaid and deferred rental income and security deposits in the consolidated financial statements.

We record above-market and below-market lease values for owned properties based on the present value (using an interest rate reflecting the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the leases negotiated and in place at the time of acquisition of the properties and (ii) our estimate of fair market lease rates for the property or equivalent property, both of which are measured over a period equal to the estimated market lease term. We amortize the capitalized above-market lease value as a reduction of rental income over the estimated market lease term. We amortize the capitalized below-market lease value as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

Notes to Consolidated Financial Statements

We allocate the total amount of other intangibles to in-place lease values and tenant relationship intangible values based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with each tenant. The characteristics we consider in allocating these values include estimated market rent, the nature and extent of the existing relationship with the tenant, the expectation of lease renewals, estimated carrying costs of the property if vacant and estimated costs to execute a new lease, among other factors. We determine these values using our estimates or by relying in part upon third-party appraisals. We amortize the capitalized value of in-place lease intangibles to expense over the remaining initial term of each lease. We amortize the capitalized value of tenant relationships to expense over the initial and expected renewal terms of the lease. No amortization period for intangibles will exceed the remaining depreciable life of the building.

If a lease is terminated, we charge the unamortized portion of above-market and below-market lease values to lease revenue and in-place lease and tenant relationship values, to amortization expenses.

Cash and Cash Equivalents

We consider all short-term, highly liquid investments that are both readily convertible to cash and have a maturity of three months or less at the time of purchase to be cash equivalents. Items classified as cash equivalents include commercial paper and money-market funds. Our cash and cash equivalents are held in the custody of several financial institutions, and these balances, at times, exceed federally insurable limits. We seek to mitigate this risk by depositing funds only with major financial institutions.

Marketable Securities

Marketable securities, which consist of common stock in publicly traded companies, are classified as available for sale securities and reported at fair value, with any unrealized gains and losses on these securities reported as a component of Other comprehensive income until realized.

Other Assets and Other Liabilities

We include accounts receivable, stock warrants, marketable securities, deferred charges and deferral rental income in Other assets. We include derivatives and miscellaneous amounts held on behalf of tenants in Other liabilities. Deferred charges are costs incurred in connection with mortgage financings and refinancings that are amortized over the terms of the mortgages and included in Interest expense in the consolidated financial statements. Deferred rental income is the aggregate cumulative difference for operating leases between scheduled rents that vary during the lease term, and rent recognized on a straight-line basis.

Deferred Acquisition Fees Payable to Affiliate

Fees payable to the advisor for structuring and negotiating investments and related mortgage financing on our behalf are included in Due to affiliates. A portion of these fees is payable in equal annual installments each January of the three calendar years following the date on which a property was purchased. Payment of such fees is subject to the performance criterion (Note 3).

Treasury Stock

Treasury stock is recorded at cost.

Real Estate Leased to Others

We lease real estate to others primarily on a triple-net leased basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance, repairs,

Notes to Consolidated Financial Statements

renewals and improvements. We charge expenditures for maintenance and repairs, including routine betterments, to operations as incurred. We capitalize significant renovations that increase the useful life of the properties. For the years ended December 31, 2011, 2010 and 2009, although we are legally obligated for payment, pursuant to our lease agreements with our tenants, lessees were responsible for the direct payment to the taxing authorities of real estate taxes of approximately $27.9 million, $30.0 million and $28.3 million, respectively.

We diversify our real estate investments among various corporate tenants engaged in different industries, by property type and by geographic area. Substantially all of our leases provide for either scheduled rent increases, periodic rent adjustments based on formulas indexed to changes in the CPI or similar indices or percentage rents. CPI-based adjustments are contingent on future events and are therefore not included in straight-line rent calculations. We recognize rents from percentage rents as reported by the lessees, which is after the level of sales requiring a rental payment to us is reached. Percentage rents were insignificant for the periods presented.

We account for leases as operating or direct financing leases as described below:

Operating leases — We record real estate at cost less accumulated depreciation; we recognize future minimum rental revenue on a straight-line basis over the term of the related leases and charge expenses (including depreciation) to operations as incurred (Note 4).

Direct financing method — We record leases accounted for under the direct financing method at their net investment (Note 5). We defer and amortize unearned income to income over the lease term so as to produce a constant periodic rate of return on our net investment in the lease.

On an ongoing basis, we assess our ability to collect rent and other tenant-based receivables and determine an appropriate allowance for uncollected amounts. Because we have a limited number of lessees (14 lessees represented 67% of lease revenues during 2011), we believe that it is necessary to evaluate the collectability of these receivables based on the facts and circumstances of each situation rather than solely using statistical methods. Therefore, in recognizing our provision for uncollected rents and other tenant receivables, we evaluate actual past due amounts and make subjective judgments as to the collectability of those amounts based on factors including, but not limited to, our knowledge of a lessee’s circumstances, the age of the receivables, the tenant’s credit profile and prior experience with the tenant. Even if a lessee has been making payments, we may reserve for the entire receivable amount if we believe there has been significant or continuing deterioration in the lessee’s ability to meet its lease obligations.

Depreciation

We compute depreciation of building and related improvements using the straight-line method over the estimated useful lives of the properties or improvements, which range from four to 40 years. We compute depreciation of tenant improvements using the straight-line method over the lesser of the remaining term of the lease or the estimated useful life.

Impairments

We periodically assess whether there are any indicators that the value of our long-lived assets may be impaired or that their carrying value may not be recoverable. These impairment indicators include, but are not limited to, the vacancy of a property that is not subject to a lease; a lease default by a tenant that is experiencing financial difficulty; the termination of a lease by a tenant or the rejection of a lease in a bankruptcy proceeding. We may incur impairment charges on long-lived assets, including real estate, direct financing leases, assets held for sale and equity investments in real estate. We may also incur impairment charges on marketable securities. Our policies for evaluating whether these assets are impaired are presented below.

Notes to Consolidated Financial Statements

Real Estate

For real estate assets in which an impairment indicator is identified, we follow a two-step process to determine whether an asset is impaired and to determine the amount of the charge. First, we compare the carrying value of the property to the future net undiscounted cash flow that we expect the property will generate, including any estimated proceeds from the eventual sale of the property. The undiscounted cash flow analysis requires us to make our best estimate of market rents, residual values and holding periods. Depending on the assumptions made and estimates used, the future cash flow projected in the evaluation of long-lived assets can vary within a range of outcomes. We consider the likelihood of possible outcomes in determining the best possible estimate of future cash flows. If the future net undiscounted cash flow of the property is less than the carrying value, the property is considered to be impaired. We then measure the loss as the excess of the carrying value of the property over its estimated fair value.

Direct Financing Leases

We review our direct financing leases at least annually to determine whether there has been an other-than-temporary decline in the current estimate of residual value of the property. The residual value is our estimate of what we could realize upon the sale of the property at the end of the lease term, based on market information. If this review indicates that a decline in residual value has occurred that is other-than-temporary, we recognize an impairment charge and revise the accounting for the direct financing lease to reflect a portion of the future cash flow from the lessee as a return of principal rather than as revenue.

When we enter into a contract to sell the real estate assets that are recorded as direct financing leases, we evaluate whether we believe it is probable that the disposition will occur. If we determine that the disposition is probable and therefore the asset’s holding period is reduced, we record an allowance for credit losses to reflect the change in the estimate of the undiscounted future rents. Accordingly, the net investment balance is written down to fair value.

Assets Held for Sale

We classify real estate assets that are accounted for as operating leases as held for sale when we have entered into a contract to sell the property, all material due diligence requirements have been satisfied and we believe it is probable that the disposition will occur within one year. When we classify an asset as held for sale, we calculate its estimated fair value as the expected sale price, less expected selling costs. We then compare the asset’s estimated fair value to its carrying value, and if the estimated fair value is less than the property’s carrying value, we reduce the carrying value to the estimated fair value. We will continue to review the property for subsequent changes in the estimated fair value and may recognize an additional impairment charge if warranted.

If circumstances arise that we previously considered unlikely and, as a result, we decide not to sell a property previously classified as held for sale, we reclassify the property as held and used. We measure and record a property that is reclassified as held and used at the lower of (i) its carrying amount before the property was classified as held for sale, adjusted for any depreciation expense that would have been recognized had the property been continuously classified as held and used, or (ii) the estimated fair value at the date of the subsequent decision not to sell.

Equity Investments in Real Estate

We evaluate our equity investments in real estate on a periodic basis to determine if there are any indicators that the value of our equity investment may be impaired and whether or not that impairment is other-than-temporary. To the extent impairment has occurred, we measure the charge as the excess of the carrying value of our investment over its estimated fair value, which is determined by multiplying the estimated fair value of the underlying venture’s net assets by our ownership interest percentage.

Notes to Consolidated Financial Statements

Marketable Securities

We evaluate our marketable securities for impairment if a decline in estimated fair value below cost basis is considered other-than-temporary. In determining whether the decline is other-than-temporary, we consider the underlying cause of the decline in value, the estimated recovery period, the severity and duration of the decline, as well as whether we plan to sell the security or will more likely than not be required to sell the security before recovery of its cost basis. If we determine that the decline is other-than-temporary, we record an impairment charge to reduce our cost basis to the estimated fair value of the security. In accordance with current accounting guidance, the credit component of an other-than-temporary impairment is recognized in earnings while the non-credit component is recognized in Other comprehensive income.

Assets Held for Sale

We classify assets that are accounted for as operating leases as held for sale when we have entered into a contract to sell the property, all material due diligence requirements have been satisfied and we believe it is probable that the disposition will occur within one year. Assets held for sale are recorded at the lower of carrying value or estimated fair value, which is generally calculated as the expected sale price, less expected selling costs. The results of operations and the related gain or loss on sale of properties that have been sold or that are classified as held for sale are included in discontinued operations (Note 15).

If circumstances arise that we previously considered unlikely and, as a result, we decide not to sell a property previously classified as held for sale, we reclassify the property as held and used. We measure and record a property that is reclassified as held and used at the lower of (i) its carrying amount before the property was classified as held for sale, adjusted for any depreciation expense that would have been recognized had the property been continuously classified as held and used or (ii) the estimated fair value at the date of the subsequent decision not to sell.

We recognize gains and losses on the sale of properties when, among other criteria, the parties are bound by the terms of the contract, all consideration has been exchanged and all conditions precedent to closing have been performed. At the time the sale is consummated, a gain or loss is recognized as the difference between the sale price, less any selling costs, and the carrying value of the property.

Foreign Currency

Translation

We have interests in real estate investments in the European Union. The functional currencies for these investments are primarily the Euro and the British Pound Sterling. We perform the translation from these local currencies to the U.S. dollar for assets and liabilities using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. We report the gains and losses resulting from this translation as a component of Other comprehensive income in equity. At December 31, 2011 and 2010, the cumulative foreign currency translation adjustment loss was $5.5 million and $2.7 million, respectively.

Transaction Gains or Losses

Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid. A change in the exchange rates between the functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of that transaction. That increase or decrease in the expected functional currency cash flows is an unrealized foreign currency transaction gain or loss that generally will be included in

Notes to Consolidated Financial Statements

the determination of net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later), realized upon settlement of a foreign currency transaction generally will be included in net income for the period in which the transaction is settled. Foreign currency transactions that are (i) designated as, and are effective as, economic hedges of a net investment and (ii) intercompany foreign currency transactions that are of a long-term nature (that is, settlement is not planned or anticipated in the foreseeable future), when the entities to the transactions are consolidated or accounted for by the equity method in our financial statements are not included in determining net income but are accounted for in the same manner as foreign currency translation adjustments and reported as a component of Other comprehensive income in equity.

Derivative Instruments

We measure derivative instruments at fair value and record them as assets or liabilities, depending on our rights or obligations under the applicable derivative contract. Derivatives that are not designated as hedges must be adjusted to fair value through earnings. For a derivative designated and that qualified as a fair value hedge, the change in the fair value of the derivative is offset against the change in fair value of the hedged asset, liability, or firm commitment through earnings. For a derivative designated and that qualified as a cash flow hedge, the effective portion of the change in fair value of the derivative is recognized in Other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative’s change in fair value is immediately recognized in earnings.

Income Taxes

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code. In order to maintain our qualification as a REIT, we are required, among other things, to distribute at least 90% of our REIT net taxable income to our shareholders and meet certain tests regarding the nature of our income and assets. As a REIT, we are not subject to federal income tax with respect to the portion of our income that meets certain criteria and is distributed annually to shareholders. Accordingly, no provision for federal income taxes is included in the consolidated financial statements with respect to these operations. We believe we have operated, and we intend to continue to operate, in a manner that allows us to continue to meet the requirements for taxation as a REIT.

We conduct business in various states and municipalities within the U.S. and the European Union and, as a result, we or one or more of our subsidiaries file income tax returns in the U.S. federal jurisdiction and various state and certain foreign jurisdictions. As a result, we are subject to certain foreign, state and local taxes and a provision for such taxes is included in the consolidated financial statements.

Significant judgment is required in determining our tax provision and in evaluating our tax positions. We establish tax reserves based on a benefit recognition model, which we believe could result in a greater amount of benefit (and a lower amount of reserve) being initially recognized in certain circumstances. Provided that the tax position is deemed more likely than not of being sustained, we recognize the largest amount of tax benefit that is greater than 50 percent likely of being ultimately realized upon settlement. We derecognize the tax position when it is no longer more likely than not of being sustained.

Earnings (Loss) Per Share

We have a simple equity capital structure with only common stock outstanding. As a result, earnings (loss) per share, as presented, represents both basic and dilutive per share amounts for all periods presented in the consolidated financial statements.

Notes to Consolidated Financial Statements

Future Accounting Requirements

The following Accounting Standards Updates (“ASUs”) promulgated by FASB are applicable to us in future reports, as indicated:

ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs — In May 2011, the FASB issued an update to ASC 820, Fair Value Measurements. The amendments in the update explain how to measure fair value and do not require additional fair value measurements, nor are they intended to establish valuation standards or affect valuation practices outside of financial reporting. These new amendments will impact the level of information we provide, particularly for level 3 fair value measurements and the measurement’s sensitivity to changes in unobservable inputs, our use of a nonfinancial asset in a way that differs from that asset’s highest and best use, and the categorization by level of the fair value hierarchy for items that are not measured at fair value in the balance sheet but for which the fair value is required to be disclosed. These amendments are expected to impact the form of our disclosures only, are applicable to us prospectively and are effective for our interim and annual periods beginning in 2012.

ASU 2011-05 and ASU 2011-12, Presentation of Comprehensive Income — In June and December 2011, the FASB issued updates to ASC 220, Comprehensive Income. The amendments in the initial update change the reporting options applicable to the presentation of other comprehensive income and its components in the financial statements. The initial update eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. Additionally, the initial update requires the consecutive presentation of the statement of net income and other comprehensive income. Finally, the initial update required an entity to present reclassification adjustments on the face of the financial statements from other comprehensive income to net income; however, the update issued in December 2011 tabled this requirement for further deliberation. These amendments impact the form of our disclosures only, are applicable to us retrospectively and are effective for our interim and annual periods beginning in 2012.

ASU 2011-10, Derecognition of in Substance Real Estate - a Scope Clarification — In December 2011, the FASB issued an update to clarify that when a parent (reporting entity) ceases to have a controlling financial interest (as described in ASC subtopic 810-10, Consolidation) in a subsidiary that is in substance real estate as a result of default on the subsidiary’s nonrecourse debt, the reporting entity should apply the guidance in subtopic 360-20, Property, Plant and Equipment, to determine whether it should derecognize the in substance real estate. Generally, a reporting entity would not satisfy the requirements to derecognize the in substance real estate before the legal transfer of the real estate to the lender and the extinguishment of the related nonrecourse indebtedness. Under this new guidance, even if the reporting entity ceases to have a controlling financial interest under subtopic 810-10, the reporting entity would continue to include the real estate, debt, and the results of the subsidiary’s operations in its consolidated financial statements until legal title to the real estate is transferred to legally satisfy the debt. This amendment is applicable to us prospectively for deconsolidation events occurring after June 15, 2012 and will impact the timing in which we recognize the impact of such transactions, which may be material, within our results of operations.

ASU 2011-11, Disclosures about Offsetting Assets and Liabilities — In December 2011, the FASB issued an update to ASC 210, Balance Sheet, which enhances current disclosures about financial instruments and derivative instruments that are either offset on the statement of financial position or subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset on the statement of financial position. Entities are required to provide both net and gross information for these assets and liabilities in order to facilitate comparability between financial statements prepared on the basis of U.S. GAAP and financial statements prepared on the basis of IFRS. This standard will be effective for our fiscal quarter beginning January 1, 2014 with retrospective application required. We do not expect the adoption will have a material impact on our statement of financial position.

Notes to Consolidated Financial Statements

Note 3. Agreements and Transactions with Related Parties

Transactions with the Advisor

We have an advisory agreement with the advisor whereby the advisor performs certain services for us for a fee. The agreement that is currently in place is scheduled to expire on the earlier of the date that the Proposed Merger is consummated or September 30, 2012 unless otherwise renewed. Under the terms of this agreement, the advisor manages our day-to-day operations, for which we pay the advisor asset management and performance fees, and structures and negotiates the purchase and sale of investments and debt placement transactions for us, for which we pay the advisor structuring and subordinated disposition fees. In addition, we reimburse the advisor for certain administrative duties performed on our behalf. We also have certain agreements with joint ventures. The following tables present a summary of fees we paid and expenses we reimbursed to the advisor in accordance with the advisory agreement (in thousands):

	Years Ended December 31,
	2011	2010	2009
Amounts included in operating expenses:
Asset management fees	$13,001	$13,832	$14,365
Performance fees	13,001	13,832	14,365
Personnel reimbursements	3,550	3,364	3,057
Office rent reimbursements	737	757	810

	$30,289	$31,785	$32,597

Transaction fees incurred:
Current acquisition fees	$861	$—	$104
Deferred acquisition fees	689	—	83
Mortgage refinancing fees	387	143	102

	$1,937	$143	$289

	December 31, 2011	December 31, 2010
Unpaid transaction fees:
Deferred acquisition fees	$2,173	$3,696
Subordinated disposition fees	7,998	7,249
Other fees due to affiliates	5,139	5,058

	$15,310	$16,003

Asset Management and Performance Fees

We pay the advisor asset management and performance fees, each of which are 1/2 of 1% per annum of our average invested assets and are computed as provided for in the advisory agreement. The performance fees are subordinated to the performance criterion, a cumulative rate of cash flow from operations of 6% per annum. The asset management and performance fees are payable in cash or shares of our common stock at the advisor’s option. If the advisor elects to receive all or a portion of its fees in shares, the number of shares issued is determined by dividing the dollar amount of fees by our most recently published NAV per share as approved by our board of directors. For 2011, 2010 and 2009, the advisor elected to receive our asset management fees in cash. For 2011, 2010 and 2009, the advisor elected to receive 80% of our performance fees in shares, with the remaining 20% payable in cash. At December 31, 2011, the advisor owned 10,153,074 shares (7.7%) of our common stock.

Notes to Consolidated Financial Statements

Transaction Fees

We also pay the advisor acquisition fees for structuring and negotiating investments and related mortgage financing on our behalf. Acquisition fees average 4.5% or less of the aggregate costs of investments acquired and are comprised of a current portion of 2.5%, which is paid at the date the property is purchased, and a deferred portion of 2%, which is payable in equal annual installments each January of the three calendar years following the date on which a property was purchased, subject to satisfaction of the 6% performance criterion. Interest on unpaid installments is 6% per year. During the years ended December 31, 2011, 2010 and 2009, we made payments of deferred acquisition fees to the advisor totaling $2.2 million, $3.5 million, and $6.9 million, respectively. Unpaid installments of deferred acquisition fees are included in Due to affiliates in the consolidated financial statements.

We also pay fees to the advisor for services provided to us in connection with the disposition of investments. These fees, which are subordinated to the performance criterion and certain other provisions included in the advisory agreement, are deferred and are payable to the advisor only in connection with a liquidity event.

Personnel and Office Rent Reimbursements

We reimburse the advisor for various expenses it incurs in the course of providing services to us. We reimburse certain third-party expenses paid by the advisor on our behalf including property-specific costs, professional fees, office expenses and business development expenses. In addition, we reimburse the advisor for the allocated costs of personnel and overhead in providing management of our day-to-day operations, including accounting services, shareholder services, corporate management, and property management and operations. We do not reimburse the advisor for the cost of personnel if these personnel provide services for transactions for which the advisor receives a transaction fee, such as acquisitions, dispositions and refinancings. Personnel and office rent reimbursements are included in General and administrative expenses in the consolidated financial statements.

The advisor is obligated to reimburse us for the amount by which our operating expenses exceed the 2%/25% guidelines (the greater of 2% of average invested assets or 25% of net income) as defined in the advisory agreement for any twelve-month period. If in any year our operating expenses exceed the 2%/25% guidelines, the advisor will have an obligation to reimburse us for such excess, subject to certain conditions. If our independent directors find that the excess expenses were justified based on any unusual and nonrecurring factors that they deem sufficient, the advisor may be paid in future years for the full amount or any portion of such excess expenses, but only to the extent that the reimbursement would not cause our operating expenses to exceed this limit in any such year. We will record any reimbursement of operating expenses as a liability until any contingencies are resolved and will record the reimbursement as a reduction of asset management and performance fees at such time that a reimbursement is fixed, determinable and irrevocable. Our operating expenses have not exceeded the amount that would require the advisor to reimburse us.

Joint Ventures and Other Transactions with Affiliates

Together with certain affiliates, we participate in an entity that leases office space used for the administration of real estate entities. This entity does not have any significant assets, liabilities or operations other than its interest in the office lease. Under the terms of an office cost-sharing agreement among the participants in this entity, rental, occupancy and leasehold improvement costs are allocated among the participants based on gross revenues and are adjusted quarterly.

We own interests in entities ranging from 15% to 75%, as well as jointly-controlled tenancy-in-common interests in properties, with the remaining interests generally held by affiliates. We consolidate certain of these investments (Note 2) and account for the remainder under the equity method of accounting (Note 6).

Notes to Consolidated Financial Statements

Note 4.  Net Investments in Properties

Net Investments in Properties

Net investments in properties, which consists of land and buildings leased to others, at cost, and which are subject to operating leases, is summarized as follows (in thousands):

	December 31,
	2011	2010
Land	$386,016	$461,495
Buildings	1,497,115	1,629,885
Less: Accumulated depreciation	(317,932)	(298,531)

	$1,565,199	$1,792,849

We did not acquire any real estate assets during 2011 or 2010. Assets disposed of during the current year are discussed in Note 15. See Note 13 for a discussion of impairment.

Scheduled Future Minimum Rents

Scheduled future minimum rents, exclusive of renewals and expenses paid by tenants, percentage of sales rents and future CPI-based increases under non-cancelable operating leases at December 31, 2011 are as follows (in thousands):

Years Ending December 31,	Total
2012	$205,097
2013	205,786
2014	205,484
2015	187,710
2016	173,988

Note 5. Finance Receivables

Assets representing rights to receive money on demand or at fixed or determinable dates are referred to as finance receivables. Our finance receivable portfolio consists of direct financing leases. Operating leases are not included in finance receivables as such amounts are not recognized as an asset in the consolidated balance sheets.

Net Investment in Direct Financing Leases

Net investment in direct financing leases is summarized as follows (in thousands):

	December 31,
	2011	2010
Minimum lease payments receivable	$452,291	$493,788
Unguaranteed residual value	229,652	248,320

	681,943	742,108
Less: unearned income	(396,497)	(418,942)

	$285,446	$323,166

Notes to Consolidated Financial Statements

Dispositions of Net Investments in Direct Financing Leases

2011 — During 2011, we sold our net investment in a direct financing lease for $1.0 million, net of selling costs, and recognized a net loss on the sale of $1.0 million, excluding an allowance for credit loss of $1.4 million recognized in 2011 described below and impairment charges totaling $0.5 million recognized in prior years.

Additionally, in September 2011, a venture in which we and an affiliate hold interests of 63% and 37%, respectively, and which we consolidate, sold a portfolio of properties leased to Best Buy Stores L.P. for $52.5 million (Note 15). The buildings in the portfolio were previously accounted for as an investment in direct financing lease, but the land was accounted for as an operating lease. As a result, results of operations for this venture have been reclassified to discontinued operations in all periods presented.

2010 — In December 2010, we sold our net investment in three direct financing leases for $35.2 million, net of selling costs, and recognized a net gain on the sales of $15.6 million. In July 2010, we repaid the non-recourse mortgage loans encumbering two of these properties, which had an aggregate outstanding balance of $9.4 million. The remaining property was encumbered by non-recourse mortgage debt of $4.0 million, which was paid off at closing. All amounts are inclusive of affiliates’ noncontrolling interests in the properties.

Impairments

During the years ended December 31, 2010 and 2009, in connection with our annual reviews of our estimated residual values of our properties, we recorded impairment charges related to several direct financing leases totaling $13.7 million, inclusive of an out-of-period adjustment recorded in the fourth quarter of 2010 totaling $2.1 million (Note 2), and $27.0 million, respectively, of which $15.2 million of the 2010 balance related to Best Buy Stores L.P. and was reclassified to discontinued operations. Impairment charges relate primarily to other-than-temporary declines in the estimated residual values of the underlying properties due to market conditions (Note 13). In the fourth quarter of 2011, we recorded an out-of-period adjustment of $3.0 million (Note 2).

At December 31, 2011 and 2010, Other assets, net included $0.1 million and $1.4 million, respectively, of accounts receivable related to amounts billed under these direct financing leases.

Scheduled Future Minimum Rents

Scheduled future minimum rents, exclusive of renewals and expenses paid by tenants, percentage of sales rents and future CPI-based adjustments, under non-cancelable direct financing leases at December 31, 2011 are as follows (in thousands):

Years Ending December 31,	Total
2012	$32,627
2013	31,778
2014	30,261
2015	30,266
2016	29,202

Credit Quality of Finance Receivables

We generally seek investments in facilities that we believe are critical each tenant’s business and that we believe have a low risk of tenant defaults. At December 31, 2010, none of the balances of our finance receivables were past due and we had not established any allowances for credit losses. During the year ended December 31, 2011, we established an allowance for credit losses of $1.4 million on a direct financing lease as a result of tenant not renewing its lease with us. We subsequently sold this property in December 2011 (see “Dispositions of Direct

Notes to Consolidated Financial Statements

Financing Leases” above). Additionally, during the year ended December 31, 2011, we established an allowance for credit losses of $1.7 million on another direct financing lease as a result of tenant vacating the property. For both 2011 and 2010, there have been no modifications of finance receivables. We evaluate the credit quality of our tenant receivables utilizing an internal 5-point credit rating scale, with 1 representing the highest credit quality and 5 representing the lowest. The credit quality evaluation of our tenant receivables was last updated in the fourth quarter of 2011.

A summary of our finance receivables by internal credit quality rating for the periods presented is as follows (dollars in thousands):

	Number of Tenants at December 31,		Net Investments in Direct Financing Leases at December 31,
Internal Credit Quality Rating	2011	2010	2011	2010
1	1	2	$10,160	$36,605
2	4	8	35,691	58,653
3	9	5	232,263	214,908
4	2	3	7,332	13,000
5	—	—	—	—

			$285,446	$323,166

Note 6. Equity Investments in Real Estate

We own interests in single-tenant net lease properties leased to corporations through noncontrolling interests (i) in partnerships and limited liability companies that we do not control but over which we exercise significant influence and (ii) as tenants-in-common subject to common control. Generally, the underlying investments are jointly-owned with affiliates. We account for these investments under the equity method of accounting (i.e., at cost, increased or decreased by our share of earnings or losses, less distributions, plus contributions and other adjustments required by equity method accounting, such as basis differences from other-than-temporary impairments).

The following table sets forth our ownership interests in our equity investments in real estate and their respective carrying values. The carrying value of these ventures is affected by the timing and nature of distributions (dollars in thousands):

Lessee	Ownership Interest at December 31, 2011	Carrying Value at December 31,
		2011	2010
Marriott International, Inc. (a)	47%	$63,913	$65,081
Schuler A.G. (a) (b)	34%	40,229	42,365
C1000 Logistiek Vastgoed B.V. (a) (b) (c)	15%	15,425	—
Advanced Micro Devices (a) (d)	33%	12,613	15,296
Hellweg Die Profi-Baumarkte GmbH & Co. KG (b) (d)	38%	12,094	16,104
The Upper Deck Company (a) (e)	50%	10,642	6,656
Hologic, Inc. (a)	64%	8,449	8,391
Waldaschaff Automotive GmbH and Wagon Automotive Nagold GmbH (b) (f)	33%	5,829	6,214
The Talaria Company (Hinckley) (g)	30%	4,841	5,568
Del Monte Corporation (a) (h)	50%	4,156	5,481
Builders FirstSource, Inc.	40%	1,538	1,568
PETsMART, Inc. (i)	30%	738	8,241
SaarOTEC and Goertz & Schiele Corp. (b)	50%	112	35

		$180,579	$181,000

Notes to Consolidated Financial Statements

(a)	Represents a tenancy-in-common interest.
(b)	The carrying value of this investment is affected by the impact of fluctuations in the exchange rate of the Euro.
(c)	As described below, we acquired our tenancy-in-common interest, under which the venture is under common control by us and our venture partner, in this investment in January 2011.
(d)	The decrease in carrying value was primarily due to cash distributions made to us by the venture.
(e)	In February 2011, we made a contribution of $4.9 million to the venture to repay in full its maturing mortgage loan.
(f)	During the third quarter of 2011, we recognized an other-than-temporary impairment charge of $0.6 million on this property.
(g)	During the second quarter of 2011, we recognized an other-than-temporary impairment charge of $1.1 million on this property.
(h)	In August 2011, the venture refinanced its existing non-recourse mortgage with new non-recourse mortgage financing and distributed the proceeds to the venture partners, of which our share was approximately $0.6 million.
(i)	In July 2011, the venture sold 11 of its retail properties for $74.0 million and distributed the proceeds to the venture partners, of which our share was $14.7 million. Our share of the gain was $9.6 million related to the sale of the assets. The venture still owns a distribution center.

The following tables present combined summarized financial information of our venture properties. Amounts provided are the total amounts attributable to the venture properties and do not represent our proportionate share (in thousands):

	December 31,
	2011	2010
Assets	$1,116,135	$979,051
Liabilities	(661,922)	(606,385)

Partners’/members’ equity	$454,213	$372,666

	Years Ended December 31,
	2011	2010	2009
Revenues	$113,869	$115,246	$118,713
Expenses	(68,308)	(53,385)	(59,002)
Impairment charges (a)	(655)	(8,238)	(34,157)

Net income from continuing operations	$44,906	$53,623	$25,554

Net income attributable to the joint ventures	$44,906	$53,623	$25,554

(a)	Represents impairment charges incurred by several ventures to reduce the carrying values of net investments in properties to their estimated fair values as a result of anticipated sales and to reflect declines in the estimated residual values of net investments in direct financing leases. See Note 13 for a discussion of other-than-temporary impairment charges incurred on our equity investments in real estate.

Notes to Consolidated Financial Statements

We recognized income from equity investments in real estate of $23.3 million, $7.9 million and $4.0 million for the years ended December 31, 2011, 2010 and 2009, respectively. Income (loss) from equity investments in real estate represents our proportionate share of the income or losses of these ventures as well as certain depreciation and amortization adjustments related to other-than-temporary impairment charges.

Equity Investment in Real Estate Acquired

In January 2011, we and our affiliate, CPA®:17 — Global, acquired a venture as a tenancy-in-common in which we and CPA®:17 — Global hold interests of 15% and 85%, respectively, which we account for under the equity method of accounting. The venture purchased properties from C1000, a leading Dutch supermarket chain, for $207.6 million. Our share of the purchase price was $31.1 million, which was funded with our existing cash resources. In connection with this transaction, the venture capitalized acquisition-related costs and fees totaling $12.5 million, of which our share was approximately $1.9 million. In March 2011, the venture obtained non-recourse financing totaling $98.3 million, of which our share was approximately $14.7 million, which bears interest at a variable rate of three-month Euribor plus 2% and matures in March 2013. Amounts above are based upon the exchange rate of the Euro versus the U.S. dollar at the dates of acquisition and financing, respectively.

Note 7. Intangibles

In connection with our prior acquisitions of properties, we have recorded net lease intangibles of $267.4 million, which are being amortized over periods ranging from two to 40 years. In-place lease, tenant relationship and above-market rent intangibles are included in Intangible assets, net in the consolidated financial statements. Below-market rent intangibles are included in Prepaid and deferred rental income and security deposits in the consolidated financial statements. Amortization of below-market and above-market rent intangibles is recorded as an adjustment to Lease revenues, while amortization of in-place lease and tenant relationship intangibles is included in Depreciation and amortization.

Intangibles are summarized as follows (in thousands):

	December 31,
	2011	2010
Amortizable Intangible Assets
Lease Intangibles:
In-place lease	$176,735	$179,191
Tenant relationship	29,664	30,305
Above-market rent	76,472	77,336
Less: accumulated amortization	(140,540)	(123,222)

	$142,331	$163,610

Amortizable Below-Market Rent Intangible Liabilities
Below-market rent	$(15,471)	$(15,609)
Less: accumulated amortization	3,761	3,255

	$(11,710)	$(12,354)

Net amortization of intangibles, including the effect of foreign currency translation, was $18.2 million, $22.5 million and $22.6 million for 2011, 2010, and 2009, respectively. Amortization of below-market and above-market rent intangibles is recorded as an adjustment to Lease revenues, while amortization of in-place lease and tenant relationship intangibles is included in Depreciation and amortization.

Notes to Consolidated Financial Statements

Based on the intangible assets and liabilities recorded at December 31, 2011, scheduled annual net amortization of intangibles for each of the next five years is as follows (in thousands):

Years Ending December 31,	Total
2012	$17,046
2013	16,479
2014	15,804
2015	12,948
2016	11,658
Thereafter	56,686

$130,621

Note 8. Fair Value Measurements

Under current authoritative accounting guidance for fair value measurements, the fair value of an asset is defined as the exit price, which is the amount that would either be received when an asset is sold or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The guidance establishes a three-tier fair value hierarchy based on the inputs used in measuring fair value. These tiers are: Level 1, for which quoted market prices for identical instruments are available in active markets, such as money market funds, equity securities and U.S. Treasury securities; Level 2, for which there are inputs other than quoted prices included within Level 1 that are observable for the instrument, such as certain derivative instruments including interest rate caps and swaps; and Level 3, for which little or no market data exists, therefore requiring us to develop our own assumptions, such as certain securities.

Items Measured at Fair Value on a Recurring Basis

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Money Market Funds — Our money market funds consisted of government securities and U.S. Treasury bills. These funds were classified as Level 1 as we used quoted prices from active markets to determine their fair values.

Other Securities and Derivative Assets — Our other securities are comprised of our interest in a commercial mortgage loan securitization and our investments in equity units in Rave Reviews Cinemas, LLC. Our derivative assets consisted of stock warrants that were granted to us by lessees in connection with structuring initial lease transactions. These assets are not traded in an active market. We estimated the fair value of these assets using internal valuation models that incorporate market inputs and our own assumptions about future cash flows. We classified these assets as Level 3.

Derivative Liabilities — Our derivative liabilities are comprised of interest rate swaps. These derivative instruments were measured at fair value using readily observable market inputs, such as quotations on interest rates. These derivative instruments were classified as Level 2 as these instruments are custom, over-the-counter contracts with various bank counterparties that are not traded in an active market.

Notes to Consolidated Financial Statements

The following tables set forth our assets and liabilities that were accounted for at fair value on a recurring basis. Assets and liabilities presented below exclude assets and liabilities owned by unconsolidated ventures (in thousands):

		Fair Value Measurements at December 31, 2011 Using:
Description	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Assets:
Other securities	$10,292	$—	$—	$10,292
Derivative assets	1,720	—	—	1,720

Total	$12,012	$—	$—	$12,012

Liabilities:
Derivative liabilities	$(13,930)	$—	$(13,930)	$—

Total	$(13,930)	$—	$(13,930)	$—

		Fair Value Measurements at December 31, 2010 Using:
Description	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Assets:
Money market funds	$51,229	$51,229	$—	$—
Other securities	10,513	—	—	10,513
Derivative assets	1,960	—	—	1,960

Total	$63,702	$51,229	$—	$12,473

Liabilities:
Derivative liabilities	$(10,378)	$—	$(10,378)	$—

Total	$(10,378)	$—	$(10,378)	$—

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3 Only)
	Year Ended December 31, 2011			Year Ended December 31, 2010
	Other Securities	Derivative Assets	Total Assets	Other Securities	Derivative Assets	Total Assets
Beginning balance	$10,513	$1,960	$12,473	$9,865	$1,800	$11,665
Total gains or losses (realized and unrealized):
Included in earnings	(25)	(240)	(265)	(60)	160	100
Included in other comprehensive (loss) income	(258)	—	(258)	758	—	758
Amortization and accretion	62	—	62	(50)	—	(50)

Ending balance	$10,292	$1,720	$12,012	$10,513	$1,960	$12,473

The amount of total gains or losses for the period included in earnings attributable to the change in unrealized gains or losses relating to assets still held at the reporting date	$(25)	$(240)	$(265)	$(60)	$160	$100

Notes to Consolidated Financial Statements

We did not have any transfers into or out of Level 1, Level 2 and Level 3 measurements during the years ended December 31, 2011 and 2010. Gains and losses (realized and unrealized) included in earnings are reported in Other income and (expenses) in the consolidated financial statements.

Our other financial instruments had the following carrying values and fair values as of the dates shown (in thousands):

	December 31, 2011		December 31, 2010
	Carrying Value	Fair Value	Carrying Value	Fair Value
Non-recourse debt	$1,320,958	$1,333,486	$1,494,600	$1,479,740

We determined the estimated fair value of our debt instruments using a discounted cash flow model with rates that take into account the credit of the tenants and interest rate risk. We estimated that our other financial assets and liabilities (excluding net investments in direct financing leases) had fair values that approximated their carrying values at both December 31, 2011 and 2010.

Items Measured at Fair Value on a Non-Recurring Basis

We perform an assessment, when required, of the value of certain of our real estate investments in accordance with current authoritative accounting guidance. As part of that assessment, we determine the valuation of these assets using widely accepted valuation techniques, including expected discounted cash flows or an income capitalization approach, which considers prevailing market capitalization rates. We review each investment based on the highest and best use of the investment and market participation assumptions. We determined that the significant inputs used to value these investments fall within Level 3. As a result of our assessments, we calculated impairment charges based on market conditions and assumptions that existed at the time. The valuation of real estate is subject to significant judgment and actual results may differ materially if market conditions or the underlying assumptions change.

Notes to Consolidated Financial Statements

The following table presents information about our assets and liabilities that were measured on a fair value basis for the periods presented. All of the impairment charges and allowance for credit losses were measured using unobservable inputs (Level 3) and were recorded based on market conditions and assumptions that existed at the time (in thousands):

	Year Ended December 31, 2011		Year Ended December 31, 2010		Year Ended December 31, 2009
	Total Fair Value Measurements	Total Impairment Charges or Allowance for Credit Losses	Total Fair Value Measurements	Total Impairment Charges or Allowance for Credit Losses	Total Fair Value Measurements	Total Impairment Charges or Allowance for Credit Losses
Impairment Charges and Allowance for Credit Losses From Continuing Operations:
Net investments in properties	$19,250	$11,234	$20,041	$3,992	$52,148	$9,032
Net investments in direct financing leases (a)	4,700	12	3,589	(1,488)	56,587	27,001
Equity investments in real estate	10,773	1,708	60,206	7,150	16,685	10,284
Intangible assets	—	—	529	152	2,287	33

	$34,723	$12,954	$84,365	$9,806	$127,707	$46,350

Impairment Charges From Discontinued Operations:
Net investments in properties	$31,314	$18,922	$739	$324	$13,465	$20,280
Net investments in direct financing leases	—	—	24,900	15,196	—	—
Intangible assets	—	—	—	—	888	70
Intangible liabilities	—	—	—	—	(901)	(71)

	$31,314	$18,922	$25,639	$15,520	$13,452	$20,279

(a)	In 2011 and 2010, we recorded an out-of-period adjustment to reduce impairment charges by $3.0 million and $2.1 million, respectively (Note 2).

Note 9. Risk Management and Use of Derivative Financial Instruments

Risk Management

In the normal course of our ongoing business operations, we encounter economic risk. There are three main components of economic risk: interest rate risk, credit risk and market risk. We are primarily subject to interest rate risk on our interest-bearing liabilities. Credit risk is the risk of default on our operations and tenants’ inability or unwillingness to make contractually required payments. Market risk includes changes in the value of our properties and related loans as well as changes in the value of our other securities due to changes in interest rates or other market factors. In addition, we own investments in the European Union and are subject to the risks associated with changing foreign currency exchange rates.

Notes to Consolidated Financial Statements

Foreign Currency Contracts

We are exposed to foreign currency exchange rate movements, primarily in the Euro and, to a lesser extent, the British Pound Sterling. We manage foreign currency exchange rate movements by generally placing both our debt obligation to the lender and the tenant’s rental obligation to us in the same currency. This reduces our overall exposure to the actual equity that we have invested and the equity portion of our cash flow. However, we are subject to foreign currency exchange rate movements to the extent of the difference in the timing and amount of the rental obligation and the debt service. We may also face challenges with repatriating cash from our foreign investments. We may encounter instances where it is difficult to repatriate cash because of jurisdictional restrictions or because repatriating cash may result in current or future tax liabilities. Realized and unrealized gains and losses recognized in earnings related to foreign currency transactions are included in Other income and (expenses) in the consolidated financial statements.

When we use derivative instruments, it is generally to reduce our exposure to fluctuations in interest rates and foreign currency exchange rate movements. We have not entered, and do not plan to enter into financial instruments for trading or speculative purposes. In addition to derivative instruments that we entered into on our own behalf, we may also be a party to derivative instruments that are embedded in other contracts, and we may own common stock warrants, granted to us by lessees when structuring lease transactions, that are considered to be derivative instruments. The primary risks related to our use of derivative instruments are that a counterparty to a hedging arrangement could default on its obligation or that the credit quality of the counterparty may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction. While we seek to mitigate these risks by entering into hedging arrangements with counterparties that are large financial institutions that we deem to be creditworthy, it is possible that our hedging transactions, which are intended to limit losses, could adversely affect our earnings. Furthermore, if we terminate a hedging arrangement, we may be obligated to pay certain costs, such as transaction or breakage fees. We have established policies and procedures for risk assessment and the approval, reporting and monitoring of derivative financial instrument activities.

We measure derivative instruments at fair value and record them as assets or liabilities, depending on our rights or obligations under the applicable derivative contract. Derivatives that are not designated as hedges must be adjusted to fair value through earnings. For a derivative designated and qualified as a fair value hedge, the change in the fair value of the derivative is offset against the change in fair value of the hedged asset, liability, or firm commitment through earnings. For a derivative designated and qualified as a cash flow hedge, the effective portion of the change in fair value of the derivative is recognized in Other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative’s change in fair value is immediately recognized in earnings.

The following tables set forth certain information regarding our derivative instruments for the periods presented (in thousands):

Derivatives Designated as Hedging Instruments	Balance Sheet Location	Asset Derivatives Fair Value at December 31,		Liability Derivatives Fair Value at December 31,
		2011	2010	2011	2010
Interest rate swaps	Accounts payable, accrued expenses and other liabilities	$—	$—	$(13,930)	$(10,378)

Derivatives Not Designated as Hedging Instruments
Stock warrants	Other assets, net	1,720	1,960	—	—

Total derivatives		$1,720	$1,960	$(13,930)	$(10,378)

Notes to Consolidated Financial Statements

The following tables present the impact of derivative instruments on the consolidated financial statements (in thousands):

	Amount of Gain (Loss) Recognized in Other Comprehensive Income on Derivatives (Effective Portion)
	Years Ended December 31,
Derivatives in Cash Flow Hedging Relationships	2011	2010	2009
Interest rate cap	$—	$(27)	$(4)
Interest rate swaps (a)	(4,163)	(2,868)	(1,859)

Total	$(4,163)	$(2,895)	$(1,863)

(a)	For the years ended December 31, 2011, 2010 and 2009, unrealized losses of $1.1 million, $1.0 million and $0.6 million, respectively, were attributable to noncontrolling interests.

		Amount of Gain (Loss) Recognized in Income on Derivatives
	Location of Gain (Loss) Recognized in Income	Years Ended December 31,
Derivatives Not in Cash Flow Hedging Relationships		2011	2010	2009
Stock warrants	Other income and (expenses)	$(240)	$160	$511

See below for information on our purposes for entering into derivative instruments, including those not designated as hedging instruments, and for information on derivative instruments owned by unconsolidated ventures, which are excluded from the tables above.

Interest Rate Swaps and Caps

We are exposed to the impact of interest rate changes primarily through our borrowing activities. To limit this exposure, we attempt to obtain mortgage financing on a long-term, fixed-rate basis. However, from time to time, we or our venture partners may obtain variable-rate non-recourse mortgage loans and, as a result, may enter into interest rate swap agreements or interest rate cap agreements with counterparties. Interest rate swaps, which effectively convert the variable-rate debt service obligations of the loan to a fixed rate, are agreements in which one party exchanges a stream of interest payments for a counterparty’s stream of cash flow over a specific period. The notional, or face, amount on which the swaps are based is not exchanged. Interest rate caps limit the effective borrowing rate of variable-rate debt obligations while allowing participants to share in downward shifts in interest rates. Our objective in using these derivatives is to limit our exposure to interest rate movements.

The derivative instruments that we had outstanding on our consolidated ventures at December 31, 2011 were designated as cash flow hedges and are summarized as follows (dollars in thousands):

Instrument	Type	Notional Amount	Effective Interest Rate (a)	Effective Date	Expiration Date	Fair Value at December 31, 2011
3-Month Euribor (b) (c)	“Pay-fixed” swap	$132,525	5.6%	7/2006	7/2016	$(12,370)
3-Month Euribor (b) (c)	“Pay-fixed” swap	8,871	5.0%	4/2007	7/2016	(828)
3-Month Euribor (b) (c)	“Pay-fixed” swap	7,382	5.6%	4/2008	10/2015	(689)
1-Month LIBOR	“Pay-fixed” swap	3,149	6.5%	8/2009	9/2012	(43)

						$(13,930)

(a)	The effective interest rate represents the total of the swapped rate and the contractual margin.
(b)	Amounts are based upon the applicable exchange rate at December 31, 2011.
(c)	Notional and fair value amounts include, on a combined basis, portions attributable to noncontrolling interests totaling $37.2 million and $3.5 million, respectively.

Notes to Consolidated Financial Statements

Stock Warrants

We own stock warrants that were generally granted to us by lessees in connection with structuring initial lease transactions. These warrants are defined as derivative instruments because they are readily convertible to cash or provide for net cash settlement upon conversion. At December 31, 2011, warrants issued to us had an aggregate estimated fair value of $1.7 million, which is included in Other assets, net, within the consolidated financial statements.

Embedded Credit Derivative

We own interests in certain German unconsolidated ventures that obtained non-recourse mortgage financing for which the interest rate has both fixed and variable components. We account for these ventures under the equity method of accounting. In connection with providing the financing, the lenders entered into interest rate swap agreements on their own behalf through which the fixed interest rate component on the financing was converted into a variable interest rate instrument. Through the venture, we have the right, at our sole discretion, to prepay the debt at any time and to participate in any realized gain or loss on the interest rate swap at that time. These participation rights are deemed to be embedded credit derivatives. Based on valuations obtained at both December 31, 2011 and 2010 and including the effect of foreign currency translation, the embedded credit derivatives had a total fair value of less than $0.1 million, with is included in Other assets, net, within the consolidated financial statements. For the years ended December 31, 2011 and 2010, these derivatives generated unrealized losses of less than $0.1 million and $0.8 million, respectively. Amounts provided are the total amounts attributable to the venture and do not represent our proportionate share. Changes in the fair value of the embedded credit derivatives are recognized in the ventures’ earnings.

Other

Amounts reported in Other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on our variable-rate debt. At December 31, 2011, we estimate that an additional $3.8 million, inclusive of amounts attributable to noncontrolling interests of $0.9 million, will be reclassified as interest expense during the next twelve months.

Some of the agreements we have with our derivative counterparties contain certain credit contingent provisions that could result in a declaration of default against us regarding our derivative obligations if we either default or are capable of being declared in default on certain of our indebtedness. At December 31, 2011, we had not been declared in default on any of our derivative obligations. The estimated fair value of our derivatives that were in a net liability position was $14.5 million and $10.4 million at December 31, 2011 and 2010, respectively, which included accrued interest but excluded any adjustment for nonperformance risk. If we had breached any of these provisions at either December 31, 2011 or 2010, we could have been required to settle our obligations under these agreements at their aggregate termination value of $15.7 million or $12.3 million, respectively, inclusive of amounts attributable to noncontrolling interests totaling $3.9 million and $3.1 million, respectively.

Notes to Consolidated Financial Statements

Portfolio Concentration Risk

Concentrations of credit risk arise when a group of tenants is engaged in similar business activities or is subject to similar economic risks or conditions that could cause them to default on their lease obligations to us. We regularly monitor our portfolio to assess potential concentrations of credit risk. While we believe our portfolio is reasonably well diversified, it does contain concentrations in excess of 10%, based on the percentage of our annualized contractual minimum base rent at December 31, 2011, in certain areas, as shown in the tables below. The percentages in the tables below represent our directly-owned real estate properties and do not include our pro rata share of equity investments.

December 31, 2011
Region:
Total U.S.	64%

France	13%
Other Europe	23%

Total Europe	36%

Total	100%

Property Type:
Office	25%
Warehouse/Distribution	17%
Retail	16%
Industrial	16%
Self-storage	14%
All others	12%

Total	100%

Tenant Industry:
Retail	23%
Healthcare, education and child care	10%
All others	67%

Total	100%

Tenant:
Mercury Partners/U-Haul Moving (US)	16%

There were no significant concentrations, individually or in the aggregate, related to our unconsolidated ventures.

Note 10. Non-Recourse Debt

Non-recourse debt consists of mortgage notes payable, which are collateralized by an assignment of real property, and direct financing leases with an aggregate carrying value of $1.8 billion and $2.1 billion at December 31, 2011 and 2010, respectively. Our mortgage notes payable bore interest at fixed annual rates ranging from 3.6% to 10.0% and variable annual interest rates ranging from 5.1% to 7.6%, with maturity dates ranging from 2012 to 2026 at December 31, 2011.

Notes to Consolidated Financial Statements

Scheduled debt principal payments during each of the next five years following December 31, 2011 and thereafter are as follows (in thousands):

Years Ending December 31,	Total
2012	$141,232
2013	142,760
2014	364,109
2015	184,033
2016	25,470
Thereafter through 2026	464,340

1,321,944
Unamortized discount	(986)

Total	$1,320,958

Financing Activity

2011 — We refinanced maturing non-recourse mortgage loans with new non-recourse financing of $33.2 million at a weighted-average annual interest rate and term of 6.1% and 9.4 years, respectively. In addition, in connection with the acquisition of a venture as a tenancy-in-common in which we and an affiliate hold interests of 15% and 85%, respectively, which we account for under the equity method of accounting, the venture obtained non-recourse financing totaling $98.3 million, of which our share was approximately $14.7 million. This financing bears interest at a variable rate of three-month Euribor plus 2% and matures in March 2013. Amounts above are based upon the exchange rate of the Euro at the date of financing.

2010 — We refinanced maturing non-recourse mortgage loans with new non-recourse financing of $9.3 million at a weighted average annual interest rate and term of 6.5% and 6.5 years, respectively. In addition, an unconsolidated venture in which we and an affiliate hold a 33% and 67% ownership interest, respectively, refinanced its existing non-recourse mortgage loan with new non-recourse financing of $57.5 million at a fixed annual interest rate and term of 5.8% and 8.3 years, respectively.

Note 11. Commitments and Contingencies

At December 31, 2011, we were not involved in any material litigation.

Various claims and lawsuits arising in the normal course of business are pending against us. The results of these proceedings are not expected to have a material adverse effect on our consolidated financial position or results of operations.

Note 12. Equity

Distributions

Distributions paid to shareholders consist of ordinary income, capital gains, return of capital or a combination thereof for income tax purposes. The following table presents distributions per share reported for tax purposes:

	Years Ended December 31,
	2011	2010	2009
Ordinary income	$0.49	$0.43	$0.34
Capital gains	0.21	0.17	—
Return of capital	0.03	0.12	0.38

	$0.73	$0.72	$0.72

Notes to Consolidated Financial Statements

We declared a quarterly distribution of $0.1823 per share in December 2011, which was paid in January 2012 to shareholders of record at December 31, 2011.

Accumulated Other Comprehensive Loss

The following table presents the components of accumulated other comprehensive loss reflected in equity. Amounts include our proportionate share of other comprehensive income or loss from our unconsolidated investments (in thousands):

	December 31,
	2011	2010
Unrealized gain on marketable securities	$173	$432
Foreign currency translation adjustment	(5,468)	(2,738)
Unrealized loss on derivative instruments	(10,901)	(7,793)

Accumulated other comprehensive loss	$(16,196)	$(10,099)

Note 13. Impairment Charges

We periodically assess whether there are any indicators that the value of our real estate investments may be impaired or that their carrying value may not be recoverable. For investments in real estate in which an impairment indicator is identified, we follow a two-step process to determine whether the investment is impaired and to determine the amount of the charge. First, we compare the carrying value of the real estate to the future net undiscounted cash flow that we expect the real estate will generate, including any estimated proceeds from the eventual sale of the real estate. If this amount is less than the carrying value, the real estate is considered to be impaired, and we then measure the loss as the excess of the carrying value of the real estate over the estimated fair value of the real estate, which is primarily determined using market information such as recent comparable sales or broker quotes. If relevant market information is not available or is not deemed appropriate, we then perform a future net cash flow analysis discounted for inherent risk associated with each investment.

The following table summarizes impairment charges recognized on our consolidated and unconsolidated real estate investments for all periods presented (in thousands):

	Years Ended December 31,
	2011	2010	2009
Net investments in properties	$11,234	$4,144	$9,065
Net investments in direct financing leases	(3,047)	(1,488)	27,001

Total impairment charges included in expenses	8,187	2,656	36,066
Equity investments in real estate (a)	1,708	7,150	10,284

Total impairment charges included in income from continuing operations	9,895	9,806	46,350
Impairment charges included in discontinued operations	18,922	15,520	20,279

Total impairment charges	$28,817	$25,326	$66,629

(a)	Other-than-temporary impairment charges on our equity investments in real estate are included in Income from equity investments in real estate in the consolidated financial statements.

Notes to Consolidated Financial Statements

2011 Impairment Charges

Current USA, Inc.

In September 2011, we recognized an impairment charge of $11.2 million on a property previously leased to Current USA, Inc. in order to reduce its carrying value to its estimated fair value as the property was vacant and attempts to re-lease it were unsuccessful. In February 2012, this property was sold to a third party. At December 31, 2011, this property was classified as Net investments in properties in the consolidated financial statements.

Other

During 2011, we recorded an out-of-period adjustment to reduce impairment charges by $3.0 million (Note 2) related to properties classified as Net investments in direct financing leases in the consolidated financial statements.

The Talaria Company (Hinckley)

During the second quarter of 2011, we recognized an other-than-temporary impairment charge of $1.1 million on our interest in a venture that leased properties to Hinckley in order to reduce the carrying value of our interest to its estimated fair value. We also recognized an other-than-temporary impairment charge on our interest in this venture in 2010 as described below. At December 31, 2011, this venture was classified as Equity investments in real estate in the consolidated financial statements.

Waldaschaff Automotive GmbH

In September 2011, we recognized an other-than-temporary impairment charge of $0.6 million on our interest in a venture that leased properties to Waldaschaff Automotive GmbH in order to reduce the carrying value of our interest to its estimated fair value. At December 31, 2011, this venture was classified as Equity investments in real estate in the consolidated financial statements.

Best Buy Stores, L.P.

During the second quarter of 2011, we recognized an impairment charge totaling $10.4 million, inclusive of amounts attributable to noncontrolling interests of $3.8 million, on several properties leased to Best Buy Stores, L.P. in order to reduce their carrying values to their estimated fair values based upon the potential sale of the properties, which was consummated in July 2011 (Note 13). We also recognized an impairment charge totaling $15.2 million on these properties during the fourth quarter of 2010. The results of operations of these properties are included in (Loss) income from discontinued operations in the consolidated financial statements.

Symphony IRI Group, Inc.

During the first quarter of 2011, we recognized an impairment charge of $8.6 million, inclusive of amounts attributable to noncontrolling interests of $2.9 million, on a property leased to Symphony IRI Group, Inc. in order to reduce its carrying value to its estimated fair value, which reflected the contracted selling price. In June 2011, the property was sold (Note 15). The results of operations of this property are included in (Loss) income from discontinued operations in the consolidated financial statements.

Notes to Consolidated Financial Statements

2010 Impairment Charges

Thales S.A.

During 2010 and 2009, we recognized impairment charges of $4.1 million and $0.8 million, respectively, inclusive of amounts attributable to noncontrolling interests of $1.5 million and $0.3 million, respectively, on a French property leased to Thales S.A. to reduce its carrying value to its estimated fair value, which reflected the appraised value. At December 31, 2010 and 2009, this property was classified as Net investments in properties in the consolidated financial statements.

The Upper Deck Company

During 2010 and 2009, we recognized other-than-temporary impairment charges of $4.8 million and $0.7 million, respectively, to reflect the decline in the estimated fair value of the venture’s underlying net assets in comparison with the carrying value of our interest in the venture. At December 31, 2010 and 2009, this venture was classified as Equity investments in real estate in the consolidated financial statements.

Schuler A.G.

During 2010, we recognized an other-than-temporary impairment charge of $1.5 million to reflect the decline in the estimated fair value of the venture’s underlying net assets in comparison with the carrying value of our interest in the venture. At December 31, 2010, this venture was classified as Equity investments in real estate in the consolidated financial statements.

The Talaria Company (Hinckley)

During 2010, we recognized an other-than-temporary impairment charge of $0.6 million to reduce the carrying value of the venture to its estimated fair value based on a potential sale of the property as a result of tenant financial difficulties. At December 31, 2010, this venture was classified as Equity investments in real estate in the consolidated financial statements.

Görtz & Schiele GmbH & Co. and Goertz & Schiele Corp.

During 2010 and 2009, we recognized other-than-temporary impairment charges of $0.2 million and $5.8 million, respectively, to reflect declines in the estimated fair value of two ventures’ underlying net assets in comparison with the carrying values of our interest in the ventures. The ventures lease properties in Germany to Görtz & Schiele GmbH & Co. and in the U.S. to Goertz & Schiele Corp., which filed for bankruptcy in November 2008 and September 2009, respectively. Both tenants ceased making rent payments during the second quarter of 2009, and as a result, the ventures suspended the debt service payments on the related mortgage loans beginning in July 2009. In January 2010, Goertz & Schiele Corp. terminated its lease with us in bankruptcy proceedings and in March 2010, a successor tenant to Görtz & Schiele GmbH & Co. signed a new lease with the venture on substantially the same terms. These ventures are classified as Equity investments in real estate in the consolidated financial statements.

Best Buy Stores, L. P.

We perform an annual valuation of our assets, relying in part upon third-party appraisals. In connection with this valuation, during 2010, we recognized an impairment charge of $15.2 million on a net investment in direct financing leases as a result of the declines in the current estimate of the residual value of the properties leased to Best Buy Stores, L. P.

Notes to Consolidated Financial Statements

Childtime Childcare, Inc.

During 2010, we recognized an impairment charge of $0.3 million on a property leased to Childtime Childcare, Inc. to reduce its carrying value to its estimated fair value, which reflected the contracted selling price. At December 31, 2010, this property was classified as Assets held for sale in the consolidated financial statements. We completed the sale of this property in March 2011. The results of operations of this property are included in (Loss) income from discontinued operations in the consolidated financial statements.

Other

In connection with our annual valuation of real estate assets, during 2010, we recognized impairment charges totaling $0.6 million on two net investments in direct financing leases as a result of declines in the current estimate of the residual value of the properties. In addition, during 2010, we recorded an out-of-period adjustment to reduce impairment charges by $2.1 million (Note 2).

2009 Impairment Charges

In addition to the impairment charges of $5.8 million, $0.8 million and $0.7 million described above in Görtz & Schiele GmbH & Co. and Goertz & Schiele Corp., Thales S.A. and The Upper Deck Company, respectively, impairment charges recognized during 2009 were as follows:

Advanced Accessory Systems LLC

During 2009, we recognized an impairment charge of $8.4 million on a domestic property formerly leased to Advanced Accessory Systems, LLC to reduce its carrying value of $11.3 million to its estimated fair value of $2.9 million. We calculated the estimated fair value of this property based on management’s consideration of cash flow projections and data provided by external brokers. Advanced Accessory Systems entered into liquidation proceedings and vacated the property during the first half of 2009. The lender of the non-recourse mortgage debt related to this property held escrow deposits previously funded by Advanced Accessory Systems, including a security deposit, that were being used to fund debt service payments. In May 2010, the escrow deposits were fully exhausted and debt service payments on the related mortgage debt were suspended. In February 2011, the court appointed a receiver on the property, and as a result the subsidiary that holds the property was deconsolidated as we no longer have control over the activities that most significantly impact the economic performance of this subsidiary following possession of the property by the receiver. We expect to recognize a gain on the deconsolidation of this subsidiary. At December 31, 2009, this property was classified as Net investment in properties in the consolidated financial statements.

Shires Limited

During 2009, we recognized impairment charges of $19.6 million to reduce the carrying values of several properties leased to Shires Limited to their estimated fair values. In April 2009, Shires Limited filed for bankruptcy and subsequently vacated four of the six properties it leased from us in the United Kingdom and Ireland. As a result, beginning in July 2009, we suspended debt service payments on the related non-recourse mortgage loan and used proceeds of $3.6 million drawn from a letter of credit provided by Shires Limited to prepay a portion of the mortgage loan. In September 2009, we sold one of the properties to a third party for $1.0 million and recognized a loss on the sale of $2.1 million. In October 2009, we turned over the remaining five properties to the lender in exchange for the lenders’ agreement to relieve us of all obligations under the related mortgage loan. These five properties and related mortgage loan had carrying values of $13.7 million and $13.4 million, respectively, at the date of disposition. In connection with the disposition of these properties, we recognized gains on the disposition of real estate and extinguishment of debt of $1.1 million and $1.0 million,

Notes to Consolidated Financial Statements

respectively, in 2009, which are included in Other income and (expenses) in the consolidated financial statements. Prior to their disposition, substantially all of these properties were classified as Net investments in direct financing leases in the consolidated financial statements.

Other

We perform an annual valuation of our assets, relying in part upon third-party appraisals. In connection with this valuation during 2009, we recognized impairment charges totaling $5.9 million on several net investments in direct financing leases as a result of declines in the current estimate of the residual value of the properties. In addition, we recognized impairment charges totaling $1.5 million on two domestic properties to reduce their carrying values to the estimated sale prices. These two properties, which were classified as Net investments in direct financing leases in the consolidated financial statements, were sold during the fourth quarter of 2009 for aggregate sales proceeds of $4.4 million, net of selling costs. We recognized an aggregate net loss of less than $0.1 million in connection with the sale of these properties, which is included in Other income and (expenses) in the consolidated financial statements.

Lindenmaier A.G.

During 2009, we recognized impairment charges of $12.3 million, inclusive of amounts attributable to noncontrolling interests of $4.1 million, related to two German properties where the tenant, Lindenmaier A.G., filed for bankruptcy in April 2009. In July 2009, we entered into an interim lease agreement with Lindenmaier that provided for substantially lower rental income than the original lease through February 2010, when it converted to a month-to-month agreement. In April 2010, a new lease was signed with a new tenant for one of the properties, and in August 2010 the remaining property was leased to a separate new tenant for substantially the same lower rental income. We calculated the estimated fair value of these properties based on a discounted cash flow analysis. The results of operations of these properties are included in (Loss) income from discontinued operations on the consolidated financial statements.

Wagon Automotive GmbH and Wagon Automotive Nagold GmbH

During 2009, we recognized other-than-temporary impairment charges of $3.8 million to reduce the carrying value of a venture to the estimated fair value of its underlying net assets. The venture leases properties in Germany to Waldaschaff Automotive GmbH (the successor entity to Wagon Automotive GmbH) and Wagon Automotive Nagold GmbH. Wagon Automotive GmbH terminated its lease in bankruptcy proceedings effective May 2009 and Waldaschaff Automotive GmbH began paying rent to us at a significantly reduced rate. Subsequently, in April 2010, Waldaschaff Automotive GmbH executed a temporary lease under which monthly rent is unchanged. These ventures are classified as Equity investments in real estate in the consolidated financial statements.

Innovate Holdings Limited

During 2009, we recognized impairment charges of $7.3 million related to a property in the United Kingdom formerly leased to Innovate Holdings Limited, which terminated its lease in bankruptcy court and vacated the property. Beginning in July 2009, we suspended debt service payments on the related non-recourse mortgage loan, and in October 2009 we returned the property to the lender in exchange for the lender’s agreement to relieve us of all mortgage obligations. The property and related mortgage loan had carrying values of $14.4 million and $15.0 million, respectively, at the date of disposition. In connection with this disposition, we recognized gains on the disposition of real estate and extinguishment of debt of $0.3 million and $0.6 million, respectively, in 2009, which, together with the impairment charges, are included in (Loss) income from discontinued operations in the consolidated financial statements.

Notes to Consolidated Financial Statements

Garden Ridge Corporation

During 2009, we recognized an impairment charge of $0.5 million on a property leased to Garden Ridge Corporation to reduce its carrying value to its estimated fair value, which reflected the proposed selling price. In March 2010, this property was sold to a third party for $6.4 million. The results of operations of this property are included in (Loss) income from discontinued operations in the consolidated financial statements.

Note 14. Income Taxes

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code. We believe we have operated, and we intend to continue to operate, in a manner that allows us to continue to qualify as a REIT. Under the REIT operating structure, we are permitted to deduct distributions paid to our shareholders and generally will not be required to pay U.S. federal income taxes. Accordingly, no provision has been made for U.S. federal income taxes in the consolidated financial statements.

We conduct business in the various states and municipalities within the U.S. and in the European Union, and as a result, we file income tax returns in the U.S. federal jurisdiction and various state and certain foreign jurisdictions.

We account for uncertain tax positions in accordance with current authoritative accounting guidance. The following table presents a reconciliation of the beginning and ending amount of unrecognized tax benefits (in thousands):

	Years Ended December 31,
	2011	2010
Balance, beginning of year	$247	$357
Additions based on tax positions related to the current year	51	13
Reductions for tax positions of prior years	—	(78)
Reductions for expiration of statute of limitations	—	(45)

Balance, end of year	$298	$247

At December 31, 2011, we had unrecognized tax benefits as presented in the table above that, if recognized, would have a favorable impact on the effective income tax rate in future periods. We recognize interest and penalties related to uncertain tax positions in income tax expense. At both December 31, 2011 and 2010, we had less than $0.1 million of accrued interest related to uncertain tax positions.

Our tax returns are subject to audit by taxing authorities. Such audits can often take years to complete and settle. The tax years 2006-2011 remain open to examination by the major taxing jurisdictions to which we are subject.

As of December 31, 2011 and 2010, we had net operating losses (“NOLs”) in foreign jurisdictions of approximately $45.2 million and $48.8 million, respectively, translating to a deferred tax asset before valuation allowance of $11.4 million and $11.7 million, respectively. Our NOLs began expiring in 2011 in certain foreign jurisdictions. The utilization of NOLs may be subject to certain limitations under the tax laws of the relevant jurisdiction. Management determined that as of December 31, 2011 and 2010, $11.4 million and $11.7 million, respectively, of deferred tax assets related to losses in foreign jurisdictions did not satisfy the recognition criteria set forth in accounting guidance for income taxes and established valuation allowances for these amounts.

Notes to Consolidated Financial Statements

Note 15. Discontinued Operations

From time to time, tenants may vacate space due to lease buy-outs, elections not to renew their leases, insolvency or lease rejection in the bankruptcy process. In these cases, we assess whether we can obtain the highest value from the property by re-leasing or selling it. In addition, in certain cases, we may try to sell a property that is occupied. When it is appropriate to do so under current accounting guidance for the disposal of long-lived assets, we classify the property as an asset held for sale on our consolidated balance sheet and the current and prior period results of operations of the property are reclassified as discontinued operations.

The results of operations for properties that are held for sale or have been sold are reflected in the consolidated financial statements as discontinued operations for all periods presented and are summarized as follows (in thousands):

	Years Ended December 31,
	2011	2010	2009
Revenues	$15,735	$19,576	$28,181
Expenses	(9,757)	(15,163)	(21,329)
Gain on sale of real estate	5,025	17,409	12,406
Gain on deconsolidation of a subsidiary	4,501	—	—
Gain (loss) on extinguishment of debt	1,000	—	(1,498)
Impairment charges	(18,922)	(15,520)	(20,279)

(Loss) income from discontinued operations	$(2,418)	$6,302	$(2,519)

2011 — Throughout 2011, we sold four properties leased to Childtime Childcare, Inc. for $5.7 million, net of selling costs, and recognized a net gain on these sales of $1.9 million, excluding impairment charges of $0.3 million recognized in the fourth quarter of 2010.

In December, 2011, we sold properties formerly leased to Life Time for $108.0 million, net of selling costs, and recognized a net gain on the sale of $2.9 million.

In September 2011, we sold several properties leased to Best Buy Stores L.P. for $52.5 million, net of selling costs, including amounts attributable to noncontrolling interests of $19.4 million. Our share of the proceeds was $33.1 million, and we recognized a net gain on the sale of the real estate of $0.3 million and a net loss on the defeasance of the related loan of $0.3 million. In connection with the sale, we also recognized an impairment charge of $10.4 million on this investment, inclusive of amounts attributable to noncontrolling interests of $3.8 million.

In June 2011, we sold a property leased to Symphony IRI Group, Inc. for $4.1 million, net of selling costs, inclusive of amounts attributable to noncontrolling interests of $1.4 million, and recognized a net loss on this sale of less than $0.1 million. This amount excluded an impairment charge of $8.6 million, inclusive of amounts attributable to noncontrolling interests of $2.9 million, that we recognized to reduce its carrying value to the estimated fair value of the property, which reflected the contracted sale price.

In February 2011, when we stopped making payments on the related non-recourse debt obligation, a consolidated subsidiary consented to a court order appointing a receiver involving properties that were previously leased to Advanced Accessory Systems LLC. As we no longer had control over the activities that most significantly impact the economic performance of this subsidiary following possession of the properties by the receiver in February 2011, the subsidiary was deconsolidated during the first quarter of 2011. At the date of deconsolidation, the properties had a carrying value of $2.7 million, reflecting the impact of impairment charges of $8.4 million recognized in prior years, and the related non-recourse mortgage loan had an outstanding balance of $6.1 million.

Notes to Consolidated Financial Statements

In connection with this deconsolidation, we recognized a gain of $4.5 million during the first quarter of 2011. We believe that our retained interest in this deconsolidated entity had no value at the date of deconsolidation. We have recorded income (loss) from operations and gain recognized upon deconsolidation as discontinued operations, as we have no significant influence on the entity and there are no continuing cash flows from the properties.

In addition, during 2011, we entered into an agreement to sell a property leased to Barth Europa Transporte for approximately $4.0 million. This sale is expected to be completed in March 2012. At December 31, 2011, this property was classified as Assets held for sale on our consolidated balance sheet. Included in the discontinued operations was $1.3 million of gain on extinguishment of debt as a result of the loan buy back. We reclassified the $4.1 million impairment charge we recorded on this property in 2009 to discontinued operations.

2010 — As described above, we sold several properties leased to Best Buy Stores L.P. in 2011, and as a result, $15.2 million of impairment charge was reclassified to discontinued operations in 2010.

In December 2010, we sold a domestic property for a total price of $46.4 million, net of selling costs, and recognized a net gain on the sale of $17.6 million. In connection with the sale, we used a portion of the sales proceeds to prepay the existing non-recourse mortgage debt of $20.5 million and incurred a breakage cost of $0.3 million as a result of terminating the related interest rate swap. All amounts are inclusive of affiliates’ noncontrolling interests in the properties.

In addition, during 2010, we entered into an agreement to sell a property leased to Childtime Childcare, Inc. for approximately $0.8 million. In connection with the planned sale, we recognized an impairment charge of $0.3 million to reduce the carrying value of the property to its estimated fair value, which reflected the contracted selling price. We completed the sale of this property in February 2011. At December 31, 2010, this property was classified as Assets held for sale on our consolidated balance sheet.

In March 2010, we sold a domestic property leased to Garden Ridge Corporation for $6.2 million, net of selling costs, and recognized a loss on the sale of $0.2 million, excluding impairment charge of $0.5 million recognized in 2009. Prior to this sale, we repaid the non-recourse mortgage loan encumbering the property, which had an outstanding balance of $5.8 million.

2009 — In July 2009, a venture that owned a portfolio of five properties in France leased to Thales S.A. and in which we and an affiliate have 65% and 35% interests, respectively, and which we consolidate, sold four properties back to Thales for $46.6 million and recognized a gain on sale of $11.3 million, inclusive of the impact of impairment charges recognized during 2008 totaling $35.4 million. As required by the lender, we used the sales proceeds to repay a portion of the existing non-recourse mortgage loan on these properties, which had an outstanding balance of $74.7 million as of the date of sale. The remaining loan balance of $28.1 million is collateralized by the unsold fifth property. In connection with the repayment of a portion of the outstanding loan balance in accordance with the provisions of the loan, we were required to pay the lender additional interest charges of $2.1 million to reimburse certain breakage costs, which we recorded as loss on extinguishment of debt. All amounts are inclusive of the 35% interest in the venture owned by our affiliate as the noncontrolling interest partner.

In March 2009, we sold a property for proceeds of $4.1 million, net of selling costs, for a gain of $0.9 million. Concurrent with the sale, we used $2.7 million to defease a portion of the existing non-recourse mortgage obligation of $8.5 million that was collateralized by four properties (including the property sold) and incurred defeasance charges totaling $0.6 million.

Income (loss) from discontinued operations also includes the operations of a property formerly leased to Innovate Holdings Limited, including impairment charges of $7.3 million recognized in 2009. Innovate Holdings Limited

Notes to Consolidated Financial Statements

terminated its lease in bankruptcy court during 2008 and vacated the property during 2009. Beginning in July 2009, we suspended debt service payments on the related non-recourse mortgage loan, and in October 2009 we returned the property to the lender in exchange for the lender’s agreement to relieve us of all mortgage obligations. The property and related mortgage loan had carrying values of $14.4 million and $15.0 million, respectively, at the date of disposition. In connection with this disposition, we recognized gains on the disposition of real estate and extinguishment of debt of $0.2 million and $0.6 million, respectively, in 2009.

Note 16. Segment Information

We have determined that we operate in one business segment, real estate ownership, with domestic and foreign investments. Geographic information for this segment is as follows (in thousands):

Year Ended December 31, 2011	Domestic	Foreign (a)	Total Company
Revenues	$147,738	$102,151	$249,889
Total long-lived assets (b)	1,155,031	879,113	2,034,144

Year Ended December 31, 2010	Domestic	Foreign (a)	Total Company
Revenues	$161,858	$89,305	$251,163
Total long-lived assets (b)	1,389,211	908,543	2,297,754

Year Ended December 31, 2009	Domestic	Foreign (a)	Total Company
Revenues	$152,626	$112,163	$264,789
Total long-lived assets (b)	1,541,615	998,397	2,540,012

(a)	Consists of operations in the European Union.
(b)	Consists of Real estate, net; Net investments in direct financing leases; and Equity investments in real estate.

Note 17. Selected Quarterly Financial Data (Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
Revenues (a)	$60,913	$62,552	$66,274	$60,150
Expenses (a)	(26,498)	(25,445)	(39,540)	(21,654)
Net income (b)	16,120	14,219	22,225	23,988
Less: Net income attributable to noncontrolling interests	(3,592)	(4,238)	(4,957)	(7,072)

Net income attributable to CPA®15 Shareholders	12,528	9,981	17,268	16,916

Earnings per share attributable to CPA®15 Shareholders	0.10	0.08	0.13	0.12
Distributions declared per share	0.1819	0.1821	0.1823	0.1823

Notes to Consolidated Financial Statements

	Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Revenues (a)	$64,467	$63,116	$62,461	$61,119
Expenses (a)	(26,524)	(25,205)	(29,002)	(24,699)
Net income (c)	17,926	20,249	22,591	39,490
Less: Net income attributable to noncontrolling interests	(7,826)	(7,741)	(6,228)	(18,684)

Net income attributable to CPA®15 Shareholders	10,100	12,508	16,363	20,806

Earnings per share attributable to CPA®15 Shareholders	0.08	0.10	0.13	0.16
Distributions declared per share	0.1807	0.1810	0.1813	0.1816

(a)	Certain amounts from previous quarters have been retrospectively adjusted as discontinued operations (Note 15).
(b)	Inclusive of out-of-period adjustments recorded in 2011 as discussed in Note 2.
(c)	Inclusive of out-of-period adjustments recorded in 2010 as discussed in Note 2.

Note 18. Subsequent Event

Proposed Merger

On February 17, 2012, we and WPC entered into a definitive agreement pursuant to which we will merge with and into a subsidiary of WPC for a combination of cash and shares of WPC’s common stock as described below. In connection with the Proposed Merger, WPC plans to file a registration statement with the SEC regarding the shares of WPC’s common stock to be issued to our shareholders in the Proposed Merger. Special meetings will be scheduled to obtain the approval of our shareholders and WPC’s shareholders of the Proposed Merger. The closing of the Proposed Merger is also subject to customary closing conditions. If the Proposed Merger is approved and the other closing conditions are met, we currently expect that the closing will occur by the third quarter of 2012, although there can be no assurance of such timing.

In the Proposed Merger, our shareholders will be entitled to receive a $1.25 in cash and 0.2326 shares of WPC common stock for each share of our common stock owned, which equated to $11.73 per share based on WPC’s $45.07 per share closing price as of February 17, 2012, the date that the merger agreement was signed. Our NAV was $10.40 as of September 30, 2011, the most recent available date. The advisor computed our NAV internally, relying in part upon a third-party valuation of our real estate portfolio and indebtedness as of September 30, 2011. The estimated total Proposed Merger consideration includes cash of approximately $151.8 million and the issuance of approximately 28,241,000 shares of WPC common stock, based on our total shares outstanding of 131,566,206, of which 10,153,074 shares were owned by WPC, at February 17, 2012. Additionally, if the Proposed Merger is consummated, WPC has agreed to waive its subordinated disposition and termination fees. The Proposed Merger is expected to be tax-free for U.S. Federal purposes, except for the cash consideration.

In February 2012, our Board of Directors suspended participation in our DRIP in light of the Proposed Merger.

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

SCHEDULE III — REAL ESTATE and ACCUMULATED DEPRECIATION

December 31, 2011

(in thousands)

		Initial Cost to Company		Costs Capitalized Subsequent to Acquisition (a)	Increase (Decrease) in Net Investments (b)	Gross Amount at which Carried at Close of Period (c)			Accumulated Depreciation (c)	Date Acquired	Life on which Depreciation in Latest Statement of Income is Computed
Description	Encumbrances	Land	Buildings			Land	Buildings	Total
Real Estate Under Operating Leases:
Industrial facilities in Bluffton, OH; Auburn, IN and Milan, TN	$10,828	$1,180	$19,816	$16	$—	$1,180	$19,832	$21,012	$5,264	Apr. 2002	40 yrs.
Land in Irvine, CA	2,720	4,930	—	—	—	4,930	—	4,930	—	May 2002	N/A
Office facility in Alpharetta, GA	7,372	1,750	11,339	—	—	1,750	11,339	13,089	3,063	Jun. 2002	40 yrs.
Office facility in Clinton, NJ	25,621	—	47,016	3	—	—	47,019	47,019	11,760	Aug. 2002	40 yrs.
Warehouse/distribution and office facilities in Miami, FL	9,119	6,600	8,870	40	—	6,600	8,910	15,510	2,493	Sep. 2002	40 yrs.
Office facilities in St. Petersburg, FL	18,398	1,750	7,408	21,563	922	3,200	28,443	31,643	7,018	Sep. 2002	40 yrs.
Movie theatre in Baton Rouge, LA	10,354	4,767	6,912	—	286	4,767	7,198	11,965	1,656	Oct. 2002	40 yrs.
Office facilities in San Diego, CA	17,401	8,050	22,077	24	—	8,050	22,101	30,151	6,448	Oct. 2002	40 yrs.
Industrial facilities in Richmond, CA	—	870	4,098	—	—	870	4,098	4,968	1,020	Nov. 2002	40 yrs.
Nursing care facilities in Chatou, Poissy, Rosny sous Bois, Paris, Rueil Malmaison and Sarcelles, France	34,031	5,329	35,001	11,614	3,671	6,899	48,716	55,615	14,132	Dec. 2002	40 yrs.
Warehouse/distribution and industrial facilities in Kingman, AZ; Woodland, CA; Jonesboro, GA; Kansas City, MO; Springfield, OR; Fogelsville, PA and Corsicana, TX	66,358	19,250	101,536	—	7	19,250	101,543	120,793	22,964	Dec. 2002	40 yrs.
Warehouse/distribution facilities in Lens, Nimes, Colomiers, Thuit Hebert, Ploufragen and Cholet, France	96,055	11,250	95,123	49,862	7,332	15,962	147,605	163,567	41,303	Dec. 2002	40 yrs.

SCHEDULE III — REAL ESTATE and ACCUMULATED DEPRECIATION (Continued)

December 31, 2011

(in thousands)

		Initial Cost to Company		Costs Capitalized Subsequent to Acquisition (a)	Increase (Decrease) in Net Investments (b)	Gross Amount at which Carried at Close of Period (c)			Accumulated Depreciation (c)	Date Acquired	Life on which Depreciation in Latest Statement of Income is Computed
Description	Encumbrances	Land	Buildings			Land	Buildings	Total
Warehouse/distribution facilities in Orlando, FL; Macon, GA; Rocky Mount, NC and Lewisville, TX	14,976	3,440	26,975	—	(879)	3,300	26,236	29,536	6,728	Dec. 2002	40 yrs.
Fitness and recreational sports center in Newton, MA	7,486	44,473	111,521	20,010	(167,756)	2,353	5,895	8,248	1,044	Feb. 2003	40 yrs.
Industrial facilities in Chattanooga, TN	—	540	5,881	—	—	540	5,881	6,421	1,305	Feb. 2003	40 yrs.
Industrial facilities in Mooresville, NC	6,828	600	13,837	—	—	600	13,837	14,437	3,070	Feb. 2003	40 yrs.
Industrial facility in MaCalla, AL	6,753	1,750	13,545	—	—	1,750	13,545	15,295	2,637	Mar. 2003	40 yrs.
Office facility in Lower Makefield Township, PA	11,351	900	20,120	—	—	900	20,120	21,020	4,380	Apr. 2003	40 yrs.
Warehouse/distribution facility in Virginia Beach, VA	16,326	3,000	32,241	2,244	(11,467)	1,894	24,124	26,018	6,905	Jul. 2003	40 yrs.
Industrial facility in Fort Smith, AZ	—	980	7,262	—	—	980	7,262	8,242	1,536	Jul. 2003	40 yrs.
Retail facilities in Greenwood, IN and Buffalo, NY	9,265	—	14,676	4,891	—	—	19,567	19,567	3,952	Aug. 2003	40 yrs.
Industrial facilities in Bowling Green, KY and Jackson, TN	7,141	680	11,723	—	—	680	11,723	12,403	2,455	Aug. 2003	40 yrs.
Industrial facilities in Mattoon, IL; Holyoke, MA; Morristown, TN and a warehouse/distribution facility in Westfield, MA	5,330	1,230	15,707	—	(4,522)	1,060	11,355	12,415	2,378	Aug. 2003	40 yrs.
Industrial facility in Rancho Cucamonga, CA and educational facilities in Glendale Heights, IL; Exton, PA and Avondale, AZ	40,499	12,932	6,937	61,872	718	12,932	69,527	82,459	12,612	Sep. 2003, Dec. 2003, Feb. 2004, Sep. 2004	40 yrs.

SCHEDULE III — REAL ESTATE and ACCUMULATED DEPRECIATION (Continued)

December 31, 2011

(in thousands)

		Initial Cost to Company		Costs Capitalized Subsequent to Acquisition (a)	Increase (Decrease) in Net Investments (b)	Gross Amount at which Carried at Close of Period (c)			Accumulated Depreciation (c)	Date Acquired	Life on which Depreciation in Latest Statement of Income is Computed
Description	Encumbrances	Land	Buildings			Land	Buildings	Total
Sports facilities in Rochester Hills and Canton, MI	22,740	9,791	32,780	—	(2,124)	9,791	30,656	40,447	6,335	Sep. 2003	40 yrs.
Industrial facilities in St. Petersburg, FL; Buffalo Grove, IL; West Lafayette, IN; Excelsior Springs, MO and North Versailles, PA	12,777	4,980	21,905	2	5	4,981	21,911	26,892	4,507	Oct. 2003	40 yrs.
Industrial facilities in Tolleson, AZ; Alsip, IL and Solvay, NY	16,300	4,210	23,911	2,640	3,106	4,210	29,657	33,867	5,884	Nov. 2003	40 yrs.
Land in Kahl, Germany	4,868	7,070	—	—	265	7,335	—	7,335	—	Dec. 2003	N/A
Land in Memphis, TN and sports facilities in Bedford, TX and Englewood, CO	8,595	4,392	9,314	—	—	4,392	9,314	13,706	1,827	Dec. 2003, Sep. 2004	40 yrs.
Office facilities in Brussels, Belgium	10,651	2,232	8,796	2,786	673	2,342	12,145	14,487	2,942	Jan. 2004	40 yrs.
Warehouse/distribution facilities in Oceanside, CA and Concordville, PA	4,844	2,575	5,490	6	—	2,575	5,496	8,071	1,093	Jan. 2004	40 yrs.
Office facility in Peachtree City, GA	4,278	990	6,874	—	(3)	990	6,871	7,861	1,338	Mar. 2004	40 yrs.
Self-storage and trucking facilities in numerous locations throughout the U.S.	155,777	69,080	189,082	—	28	69,080	189,110	258,190	36,444	Apr. 2004	40 yrs.
Warehouse/distribution facility in La Vista, NE	23,325	5,700	648	36,835	1,149	5,700	38,632	44,332	5,496	May 2004	40 yrs.
Office facility in Pleasanton, CA	14,395	16,230	14,052	266	(177)	16,230	14,141	30,371	2,680	May 2004	40 yrs.
Office facility in San Marcos, TX	—	225	1,180	—	—	225	1,180	1,405	223	Jun. 2004	40 yrs.
Office facilities in Espoo, Finland	64,861	16,766	68,556	(172)	3,808	17,556	71,402	88,958	13,321	Jul. 2004	40 yrs.
Office facility in Conflans, France	22,623	21,869	65,213	357	(64,400)	4,796	18,243	23,039	3,872	Jul. 2004	40 yrs.
Office facilities in Chicago, IL	14,783	4,910	32,974	—	(13,892)	3,109	20,883	23,992	3,752	Sep. 2004	40 yrs.

SCHEDULE III — REAL ESTATE and ACCUMULATED DEPRECIATION (Continued)

December 31, 2011

(in thousands)

		Initial Cost to Company		Costs Capitalized Subsequent to Acquisition (a)	Increase (Decrease) in Net Investments (b)	Gross Amount at which Carried at Close of Period (c)			Accumulated Depreciation (c)	Date Acquired	Life on which Depreciation in Latest Statement of Income is Computed
Description	Encumbrances	Land	Buildings			Land	Buildings	Total
Industrial facility in Louisville, CO	11,398	1,892	19,612	—	—	1,892	19,612	21,504	3,575	Sep. 2004	40 yrs.
Industrial facilities in Hollywood and Orlando, FL	—	1,244	2,490	—	—	1,244	2,490	3,734	454	Sep. 2004	40 yrs.
Office facility in Playa Vista, CA	24,094	20,950	7,329	—	—	20,950	7,329	28,279	1,336	Sep. 2004	40 yrs.
Industrial facility in Golden, CO	—	1,719	4,689	661	(2,889)	1,114	3,066	4,180	513	Sep. 2004	40 yrs.
Industrial facilities in Texarkana, TX and Orem, UT	2,861	616	3,723	—	—	616	3,723	4,339	679	Sep. 2004	40 yrs.
Industrial facility in Eugene, OR	4,936	1,009	6,739	—	4	1,009	6,743	7,752	1,229	Sep. 2004	40 yrs.
Office facility in Little Germany, United Kingdom	—	103	3,978	—	(570)	88	3,423	3,511	624	Sep. 2004	40 yrs.
Industrial facility in Neenah, WI	5,027	262	4,728	—	—	262	4,728	4,990	862	Sep. 2004	40 yrs.
Industrial facility in South Jordan, UT	12,952	2,477	5,829	—	—	2,477	5,829	8,306	1,063	Sep. 2004	40 yrs.
Warehouse/distribution facility in Ennis, TX	2,633	190	4,512	—	—	190	4,512	4,702	823	Sep. 2004	40 yrs.
Land in Chandler and Tucson, AZ; Alhambra, Chino, Garden Grove and Tustin, CA; Naperville, IL; Westland and Canton, MI and Carrollton, Duncansville and Lewisville, TX	—	5,830	3,270	—	(3,915)	4,472	713	5,185	216	Sep. 2004	40 yrs.
Retail facility in Oklahoma City, OK	5,782	1,114	4,643	218	—	1,114	4,861	5,975	865	Sep. 2004	40 yrs.
Land in Farmington, CT and Braintree, MA	1,600	2,972	—	—	—	2,972	—	2,972	—	Sep. 2004	N/A
Office facilities in Helsinki, Finland	74,908	24,688	71,815	—	(4,016)	23,601	68,886	92,487	11,989	Jan. 2005	40 yrs.
Office facility in Paris, France	79,987	24,180	60,846	604	5,541	25,900	65,271	91,171	10,524	Jul. 2005	40 yrs.

SCHEDULE III — REAL ESTATE and ACCUMULATED DEPRECIATION (Continued)

December 31, 2011

(in thousands)

		Initial Cost to Company		Costs Capitalized Subsequent to Acquisition (a)	Increase (Decrease) in Net Investments (b)	Gross Amount at which Carried at Close of Period (c)			Accumulated Depreciation (c)	Date Acquired	Life on which Depreciation in Latest Statement of Income is Computed
Description	Encumbrances	Land	Buildings			Land	Buildings	Total
Retail facilities in Bydgoszcz, Czestochowa, Jablonna, Katowice, Kielce, Lodz, Lubin, Olsztyn, Opole, Plock, Walbrzych, Warsaw and Warszawa, Poland	148,777	38,233	122,575	10,515	10,731	42,437	139,617	182,054	26,121	Mar. 2006	30 yrs.
Office facility in Laupheim, Germany	—	7,090	22,486	20	(16,882)	1,919	10,795	12,714	1,222	Oct. 2007	30 yrs.

	$1,179,984	$441,840	$1,469,660	$226,877	$(255,246)	$386,016	$1,497,115	$1,883,131	$317,932

		Initial Cost to Company		Costs Capitalized Subsequent to Acquisition (a)	Increase (Decrease) in Net Investments (b)	Gross Amount at which Carried at Close of Period Total	Date Acquired
Description	Encumbrances	Land	Buildings
Direct Financing Method:
Office facility in Irvine, CA	$5,605	$—	$8,525	$69	$1,566	$10,160	May 2002
Warehouse/distribution facilities in Mesquite, TX	6,253	1,513	10,843	2,824	(1,175)	14,005	Jun. 2002
Warehouse/distribution facility in Birmingham, United Kingdom	10,278	2,206	8,691	6,679	(247)	17,329	Jan. 2003, Mar. 2003
Industrial facility in Rochester, MN	5,422	2,250	10,328	—	1,185	13,763	Mar. 2003
Office facilities in Corpus Christi, Odessa, San Marcos and Waco, TX	5,646	1,800	12,022	—	(936)	12,886	Aug. 2003
Retail facility in Freehold, NJ	5,677	—	9,611	—	(219)	9,392	Aug. 2003
Industrial facility in Kahl, Germany	5,458	7,070	10,137	—	(8,983)	8,224	Dec. 2003
Retail facility in Plano, TX	—	1,119	4,165	—	(2,633)	2,651	Sep. 2004
Sports facility in Memphis, TN	1,772	—	6,511	—	(2,834)	3,677	Sep. 2004
Industrial facility in Owingsville, KY	79	16	4,917	—	(781)	4,152	Sep. 2004
Retail facilities in Farmington, CT and Braintree, MA	4,689	—	12,617	—	(4,311)	8,306	Sep. 2004
Education facilities in Chandler and Tucson, AZ; Alhambra, Chino, Garden Grove and Tustin, CA; Naperville, IL; Westland and Canton, MI; Carrollton, Duncansville and Lewisville, TX	—	—	6,734	—	(2,053)	4,681	Sep. 2004
Industrial facility in Brownwood, TX	—	142	5,141	—	(970)	4,313	Sep. 2004
Education facility in Glendale Heights, IL	1,798	—	9,435	—	(5,591)	3,844	Sep. 2004
Retail facilities in Osnabruck, Borken, Bunde, Arnstadt, Dorsten, Duisburg, Freiberg, Leimbach-Kaiserro, Monheim, Oberhausen, Rodewisch, Sankt Augustin, Schmalkalden, Stendal, Wuppertal and Monheim, Germany	88,297	26,470	127,701	15,872	(1,980)	168,063	Jun. 2005

	$140,974	$42,586	$247,378	$25,444	$(29,962)	$285,446

NOTES TO SCHEDULE III — REAL ESTATE AND ACCUMULATED DEPRECIATION

(in thousands)

(a)	Consists of the costs of improvements subsequent to purchase and acquisition costs including construction costs on build-to-suit transactions, legal fees, appraisal fees, title costs and other related professional fees.
(b)	The increase (decrease) in net investment is primarily due to (i) the amortization of unearned income from net investment in direct financing leases, which produces a periodic rate of return that at times may be greater or less than lease payments received, (ii) sales of properties, (iii) impairment charges and (iv) changes in foreign currency exchange rates.
(c)	Reconciliation of real estate and accumulated depreciation (see below):

	Reconciliation of Real Estate Subject to Operating Leases
	Years Ended December 31,
	2011	2010	2009
Balance at beginning of year	$2,091,380	$2,267,459	$2,306,018
Additions	—	442	2,552
Dispositions	(156,339)	(38,050)	(59,007)
Impairment charges	(29,286)	(4,105)	(30,285)
Foreign currency translation adjustment	(16,397)	(58,772)	16,987
Reclassification from (to) direct financing lease, real estate under construction, funds held in escrow or intangible assets.	—	(2,889)	31,194
Deconsolidation of real estate asset	(2,950)	(71,660)	—
Reclassification to assets held for sale	(3,277)	(1,045)	—

Balance at close of year	$1,883,131	$2,091,380	$2,267,459

	Reconciliation of Accumulated Depreciation for Real Estate Subject to Operating Leases
	Years Ended December 31,
	2011	2010	2009
Balance at beginning of year	$298,531	$281,854	$238,360
Depreciation expense	41,736	44,750	47,240
Dispositions	(18,196)	(7,588)	(6,821)
Foreign currency translation adjustment	(3,586)	(6,771)	3,075
Reclassification to intangible assets	—	(688)	—
Deconsolidation of real estate asset	(229)	(12,917)	—
Reclassification to assets held for sale	(324)	(109)	—

Balance at close of year	$317,932	$298,531	$281,854

At December 31, 2011, the aggregate cost of real estate, net of accumulated depreciation and accounted for as operating leases, owned by us and our consolidated subsidiaries for federal income tax purposes was $1.8 billion.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Corporate Property Associates 16—Global Incorporated:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Corporate Property Associates 16—Global Incorporated and its subsidiaries (the “Company”) at December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules listed in the accompanying index present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 29, 2012

CORPORATE PROPERTY ASSOCIATES 16—GLOBAL INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31,
	2011	2010
Assets
Investments in real estate:
Real estate, at cost (inclusive of amounts attributable to consolidated VIEs of $419,462 and $428,061, respectively)	$2,265,576	$1,730,421
Operating real estate, at cost (inclusive of amounts attributable to consolidated VIEs of $29,219 and $29,219, respectively)	85,087	84,772
Accumulated depreciation (inclusive of amounts attributable to consolidated VIEs of $48,814 and $38,981, respectively)	(203,139)	(155,580)

Net investments in properties	2,147,524	1,659,613
Net investments in direct financing leases (inclusive of amounts attributable to consolidated VIEs of $48,577 and $49,705, respectively)	467,136	318,233
Equity investments in real estate	244,303	149,614
Assets held for sale	3,077	440

Net investments in real estate	2,862,040	2,127,900
Notes receivable (inclusive of amounts attributable to consolidated VIEs of $21,306 and $21,805, respectively)	55,494	55,504
Cash and cash equivalents (inclusive of amounts attributable to consolidated VIEs of $14,812 and $17,195, respectively)	109,694	59,012
Intangible assets, net (inclusive of amounts attributable to consolidated VIEs of $24,025 and $25,900, respectively)	520,401	149,082
Funds in escrow (inclusive of amounts attributable to consolidated VIEs of $6,937 and $7,840, respectively)	23,037	15,962
Other assets, net (inclusive of amounts attributable to consolidated VIEs of $3,410 and $3,506, respectively)	74,268	30,931

Total assets	$3,644,934	$2,438,391

Liabilities and Equity
Liabilities:
Non-recourse and limited-recourse debt (inclusive of amounts attributable to consolidated VIEs of $413,555 and $426,783, respectively)	$1,715,779	$1,369,248
Line of credit	227,000	—
Accounts payable, accrued expenses and other liabilities (inclusive of amounts attributable to consolidated VIEs of $15,000 and $10,241, respectively)	44,901	30,875
Prepaid and deferred rental income and security deposits (inclusive of amounts attributable to consolidated VIEs of $10,462 and $11,137, respectively)	91,498	57,095
Due to affiliates	9,756	8,191
Distributions payable	33,411	20,826

Total liabilities	2,122,345	1,486,235

Redeemable noncontrolling interest	21,306	21,805

Commitments and contingencies (Note 12)
Equity:
CPA®:16—Global shareholders’ equity:
Common stock $0.001 par value, 400,000,000 shares authorized; 211,462,089 and 134,708,674 shares, issued and outstanding, respectively	211	135
Additional paid-in capital	1,934,291	1,216,565
Distributions in excess of accumulated earnings	(382,913)	(275,948)
Accumulated other comprehensive loss	(27,530)	(8,460)
Less, treasury stock at cost, 11,202,404 and 8,952,317 shares, respectively	(100,002)	(81,080)

Total CPA®:16—Global shareholders’ equity	1,424,057	851,212
Noncontrolling interests	77,226	79,139

Total equity	1,501,283	930,351

Total liabilities and equity	$3,644,934	$2,438,391

See Notes to Consolidated Financial Statements.

CORPORATE PROPERTY ASSOCIATES 16—GLOBAL INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Years Ended December 31,
	2011	2010	2009
Revenues
Rental income	$237,001	$148,594	$144,753
Interest income from direct financing leases	36,726	26,913	27,234
Other operating income	8,471	3,131	3,151
Interest income on notes receivable	4,463	25,955	28,796
Other real estate income	25,950	24,815	23,660

	312,611	229,408	227,594

Operating Expenses
General and administrative	(27,778)	(10,420)	(9,050)
Depreciation and amortization	(87,566)	(47,721)	(46,237)
Property expenses	(35,487)	(29,231)	(32,303)
Other real estate expenses	(19,218)	(18,697)	(18,064)
Issuance of Special Member Interest	(34,300)	—	—
Impairment charges	(10,685)	(9,594)	(30,337)

	(215,034)	(115,663)	(135,991)

Other Income and Expenses
Income from equity investments in real estate	22,071	17,573	13,837
Other income and (expenses)	(409)	356	(517)
Gain on extinguishment of debt	3,504	—	6,512
Bargain purchase gain on acquisition	28,709	—	—
Interest expense	(107,028)	(76,197)	(77,326)

	(53,153)	(58,268)	(57,494)

Income from continuing operations before income taxes	44,424	55,477	34,109
Provision for income taxes	(11,586)	(4,846)	(5,793)

Income from continuing operations	32,838	50,631	28,316

Discontinued Operations
Income from operations of discontinued properties	554	860	317
Gain on deconsolidation of a subsidiary	1,167	7,082	—
Gain on sale of real estate	81	—	7,634
(Loss) gain on extinguishment of debt	(369)	879	2,313
Impairment charges	(12,978)	(214)	(25,621)

(Loss) income from discontinued operations	(11,545)	8,607	(15,357)

Net Income	21,293	59,238	12,959
Net (income) loss attributable to noncontrolling interests	(9,891)	(4,905)	8,050
Less: Net income attributable to redeemable noncontrolling interests	(1,902)	(22,326)	(23,549)

Net Income (Loss) Attributable to CPA®:16—Global Shareholders	$9,500	$32,007	$(2,540)

Earnings (Loss) Per Share
Income from continuing operations attributable to CPA®:16—Global shareholders	$0.12	$0.22	$0.02

(Loss) income from discontinued operations attributable to CPA®:16—Global shareholders	(0.07)	0.04	(0.04)

Net income (loss) attributable to CPA®:16—Global shareholders	$0.05	$0.26	$(0.02)

Weighted Average Shares Outstanding	175,435,064	124,631,975	122,824,957

Amounts Attributable to CPA®:16—Global Shareholders
Income from continuing operations, net of tax	$20,968	$26,930	$2,775
(Loss) income from discontinued operations, net of tax	(11,468)	5,077	(5,315)

Net income (loss)	$9,500	$32,007	$(2,540)

See Notes to Consolidated Financial Statements.

CORPORATE PROPERTY ASSOCIATES 16—GLOBAL INCORPORATED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(in thousands)

	Years Ended December 31,
	2011	2010	2009
Net Income	$21,293	$59,238	$12,959
Other Comprehensive (Loss) Income
Foreign currency translation adjustments	(18,873)	(34,540)	11,613
Change in unrealized appreciation on marketable securities	(92)	29	(28)
Change in unrealized (loss) gain on derivative instruments	(849)	(1,316)	(900)

	(19,814)	(35,827)	10,685

Comprehensive Income	1,479	23,411	23,644

Amounts Attributable to Noncontrolling Interests:
Net (income) loss	(9,891)	(4,905)	8,050
Foreign currency translation adjustments	(5,266)	3,628	(1,860)
Change in unrealized appreciation on marketable securities	(21)	—	—
Change in unrealized loss (gain) on derivative instruments	—	13	(13)

Comprehensive (income) loss attributable to noncontrolling interests	(15,178)	(1,264)	6,177

Amounts Attributable to Redeemable Noncontrolling Interests:
Net income	(1,902)	(22,326)	(23,549)
Foreign currency translation adjustments	499	18,329	(5,555)

Comprehensive income attributable to redeemable noncontrolling interests	(1,403)	(3,997)	(29,104)

Comprehensive (Loss) Income Attributable to CPA®:16—Global Shareholders	$(15,102)	$18,150	$717

See Notes to Consolidated Financial Statements.

CORPORATE PROPERTY ASSOCIATES 16—GLOBAL INCORPORATED

CONSOLIDATED STATEMENTS OF EQUITY

Years Ended December 31, 2011, 2010, and 2009

(in thousands, except share and per share amounts)

		CPA®:16—Global Shareholders
	Total Outstanding Shares	Common Stock	Additional Paid-In Capital	Distributions in Excess of Accumulated Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total CPA®:16—Global Shareholders	Noncontrolling Interests	Total
Balance at January 1, 2009	122,065,650	$125	$1,130,135	$(141,938)	$2,140	$(30,566)	$959,896	$86,709	$1,046,605
Shares issued, net of offering costs	3,440,053	4	32,257				32,261		32,261
Shares issued to affiliates	1,202,996	1	11,838				11,839		11,839
Contributions from noncontrolling interests							—	24,884	24,884
Distributions declared ($0.6621 per share)				(80,984)			(80,984)		(80,984)
Distributions to noncontrolling interests							—	(17,248)	(17,248)
Net income				(2,540)			(2,540)	(8,050)	(10,590)
Other comprehensive income (loss):							—		—
Foreign currency translation adjustments					4,198		4,198	1,860	6,058
Change in unrealized loss on derivative instruments					(913)		(913)	13	(900)
Change in unrealized loss on marketable securities					(28)		(28)		(28)
Repurchase of shares	(3,847,598)					(35,070)	(35,070)		(35,070)

Balance at December 31, 2009	122,861,101	130	1,174,230	(225,462)	5,397	(65,636)	888,659	88,168	976,827

Shares issued, net of offering costs	3,435,991	4	30,583				30,587		30,587
Shares issued to affiliates	1,277,511	1	11,752				11,753		11,753
Contributions from noncontrolling interests							—	417,458	417,458
Distributions declared ($0.6624 per share)				(82,493)			(82,493)		(82,493)
Distributions to noncontrolling interests							—	(427,751)	(427,751)
Net income				32,007			32,007	4,905	36,912
Other comprehensive loss:
Foreign currency translation adjustments					(12,583)		(12,583)	(3,628)	(16,211)
Change in unrealized loss on derivative instruments					(1,303)		(1,303)	(13)	(1,316)
Change in unrealized gain on marketable securities					29		29		29
Repurchase of shares	(1,818,246)					(15,444)	(15,444)		(15,444)

Balance at December 31, 2010	125,756,357	135	1,216,565	(275,948)	(8,460)	(81,080)	851,212	79,139	930,351

Shares issued, net of offering costs	3,746,731	3	31,327				31,330		31,330
Shares issued to affiliates	15,641,539	16	137,752				137,768		137,768
Shares issued to shareholders of CPA®:14 in the Merger	57,365,145	57	510,492				510,549		510,549
Issuance of noncontrolling interest							—	78,136	78,136
Purchase of noncontrolling interests through Merger			3,543		5,532		9,075	(54,964)	(45,889)
Issuance of Special Member Interest			34,612				34,612	34,612	69,224
Change of ownership interest							—	(34,300)	(34,300)
Distributions declared ($0.6642 per share)				(116,465)			(116,465)		(116,465)
Contributions from noncontrolling interests							—	2,271	2,271
Distributions to noncontrolling interests							—	(42,846)	(42,846)
Net income				9,500			9,500	9,891	19,391
Other comprehensive loss:
Foreign currency translation adjustments					(23,640)		(23,640)	5,266	(18,374)
Change in unrealized loss on derivative instruments					(849)		(849)		(849)
Change in unrealized gain on marketable securities					(113)		(113)	21	(92)
Repurchase of shares	(2,250,087)					(18,922)	(18,922)		(18,922)

Balance at December 31, 2011	200,259,685	$211	$1,934,291	$(382,913)	$(27,530)	$(100,002)	$1,424,057	$77,226	$1,501,283

See Notes to Consolidated Financial Statements.

CORPORATE PROPERTY ASSOCIATES 16—GLOBAL INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2011	2010	2009
Cash Flows—Operating Activities
Net income	$21,293	$59,238	$12,959
Adjustments to net income:
Depreciation and amortization including intangible assets and deferred financing costs	92,026	49,664	49,348
(Income) loss from equity investments in real estate in excess of distributions received	(824)	(1,660)	1,788
Issuance of shares to affiliate in satisfaction of fees due	16,768	11,753	11,839
Gain on bargain purchase	(28,709)	—	—
Issuance of Special Member Interest	34,300	—	—
Gain on deconsolidation of a subsidiary	(1,167)	(7,082)	—
Gain on sale of real estate	(471)	—	(7,634)
Unrealized loss on foreign currency transactions and others	2,308	768	378
Realized (gain) loss on foreign currency transactions and others	(1,815)	(856)	400
Straight-line rent adjustment and amortization of rent-related intangibles	357	594	3,007
Gain on extinguishment of debt	(3,135)	(879)	(8,825)
Impairment charges	23,663	9,808	55,958
Net changes in other operating assets and liabilities	2,333	42	(2,593)

Net cash provided by operating activities	156,927	121,390	116,625

Cash Flows—Investing Activities
Distributions received from equity investments in real estate in excess of equity income	38,034	5,245	46,959
Capital contributions to equity investments	—	—	(62,448)
Acquisitions of real estate and other capital expenditures	(7,794)	(24,285)	(137,380)
Cash acquired through Merger	189,438	—	—
Cash and other distributions paid to liquidating shareholders of CPA®:14 in connection with the Merger	(539,988)	—	—
Cash acquired on issuance of additional shares in subsidiary	7,121	—	—
Funding/purchases of notes receivable and securities	(4,340)	(7,794)	(5,978)
Proceeds from sale of real estate	131,077	1	28,185
Funds placed in escrow	(11,735)	(7,481)	(7,618)
Funds released from escrow	18,828	9,813	36,114
Payment of deferred acquisition fees to an affiliate	(1,911)	(6,261)	(9,082)

Net cash used in investing activities	(181,270)	(30,762)	(111,248)

Cash Flows—Financing Activities
Distributions paid	(103,880)	(82,013)	(80,778)
Contributions from noncontrolling interests	2,597	3,534	24,884
Distributions to noncontrolling interests	(44,768)	(37,593)	(44,447)
Scheduled payments of mortgage principal	(52,034)	(21,613)	(18,747)
Prepayments of mortgage principal	(155,489)	(29,000)	(34,781)
Proceeds from mortgage financing	76,275	36,946	78,516
Proceeds from line of credit	327,000	—	—
Repayments of line of credit	(100,000)	—	—
Funds placed in escrow	64	8,090	2,732
Funds released from escrow	(1,025)	(9,404)	(16,852)
Deferred financing costs and mortgage deposits	(6,080)	(41)	(386)
Proceeds from issuance of shares, net of issuance costs	152,330	30,587	32,261
Purchase of treasury stock	(18,922)	(15,444)	(35,070)

Net cash provided by (used in) financing activities	76,068	(115,951)	(92,668)

Change in Cash and Cash Equivalents During the Year
Effect of exchange rate changes on cash	(1,043)	350	(2,933)

Net increase (decrease) in cash and cash equivalents	50,682	(24,973)	(90,224)
Cash and cash equivalents, beginning of year	59,012	83,985	174,209

Cash and cash equivalents, end of year	$109,694	$59,012	$83,985

(Continued)

CORPORATE PROPERTY ASSOCIATES 16—GLOBAL INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Continued)

Non-cash investing and financing activities

In January 2011, we acquired 10 properties, the Carrefour SAS properties, from CPA®:14 in exchange for newly issued shares in one of our wholly-owned subsidiaries with a fair value of $75.5 million (Note 5). The newly issued equity in our subsidiary, which is in substance real estate, has resulted in a reduction of our effective ownership stake in the entity from 100% to 3%; however, we continued to consolidate this entity in the first quarter of 2011 because we effectively bought back these shares as part of the Merger (Note 1). As a result of the Merger, we acquired the remaining 97% interest in this entity on May 2, 2011. This non-cash transaction consisted of the acquisition and assumption of certain assets and liabilities, respectively, and an increase in noncontrolling interest at fair value as detailed in the table below.

In May 2011, we acquired all of the outstanding stock of CPA®:14 in exchange for 57,365,145 newly issued shares of our common stock with a fair value of $510.5 million and cash of $444.0 million (Note 3) in the Merger.

These transactions consisted of the acquisition and assumption of certain assets and liabilities, respectively, as detailed in the table below (in thousands).

	Carrefour	CPA®:14
Assets acquired at fair value:
Investments in real estate (a)	$97,722	$604,093
Net investment in direct financing leases	—	161,414
Assets held for sale	—	11,202
Equity investments in real estate	—	134,609
Intangible assets (a)	48,029	418,631
Other assets, net (a)	154	27,264
Liabilities assumed at fair value:
Non-recourse debt (a)	(81,671)	(460,007)
Accounts payable, accrued expenses and other liabilities	(1,193)	(9,878)
Prepaid and deferred rental income and security deposits (a)	(96)	(49,412)
Due to affiliates	—	(2,753)
Distributions payable	—	(95,943)
Amounts attributable to noncontrolling interests (a)	(70,066)	58,188

Net (liabilities assumed) assets acquired excluding cash	(7,121)	797,408
Fair value of common shares issued	—	(510,549)
Cash consideration	—	(444,045)
Change in interest upon acquisition of noncontrolling interest of Carrefour	—	(3,543)
Bargain purchase gain on acquisition	—	(28,709)

Cash acquired on acquisition of subsidiaries, net	$(7,121)	$(189,438)

(a)

During the third and fourth quarters of 2011, we identified measurement period adjustments that impacted the provisional acquisition accounting related to certain assets acquired and liabilities assumed from CPA®:14, which resulted in an increase of $11.7 million to the preliminary fair values of the assets acquired and the Bargain purchase gain on acquisition (Note 3).

During the years ended December 31, 2011 and 2010, we deconsolidated International Aluminum Corp. and Goertz & Schiele Corp., respectively, because we no longer had control over the activities that most significantly impact the economic performance of these subsidiaries following possession of each of the properties by a receiver (Note 17). The following table presents the assets and liabilities of these subsidiaries on the date of deconsolidation.

	Years Ended December 31,
	2011	2010
Assets:
Net investments in properties	$36,536	$5,897
Cash and cash equivalents	—	43
Intangible assets, net	1,539	762
Other assets, net	49	759

Total	$38,124	$7,461

Liabilities:
Non-recourse debt	$(38,668)	$(13,336)
Accounts payable, accrued expenses and other liabilities	(623)	(1,207)

Total	$(39,291)	$(14,543)

Supplemental cash flow information (in thousands):

	Years Ended December 31,
	2011	2010	2009
Interest paid, net of amounts capitalized	$107,429	$78,462	$81,620

Interest capitalized	$—	$2,793	$2,446

Income taxes paid	$8,431	$4,871	$3,880

See Notes to Consolidated Financial Statements.

CORPORATE PROPERTY ASSOCIATES 16—GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Business and Organization

CPA®:16—Global is a publicly owned, non-listed REIT that invests primarily in commercial properties leased to companies domestically and internationally. As a REIT, we are not subject to U.S. federal income taxation as long as we satisfy certain requirements, principally relating to the nature of our income, the level of our distributions and other factors. We earn revenue principally by leasing the properties we own to single corporate tenants, primarily on a triple-net lease basis, which requires the tenant to pay substantially all of the costs associated with operating and maintaining the property. Revenue is subject to fluctuation because of the timing of new lease transactions, lease terminations, lease expirations, contractual rent adjustments, tenant defaults and sales of properties. At December 31, 2011, our portfolio was comprised of our full or partial ownership interests in 512 properties, substantially all of which were triple-net leased to 150 tenants, and totaled approximately 49 million square feet (on a pro rata basis), with an occupancy rate of approximately 98%. We were formed in 2003 and are managed by the advisor.

CPA®:16—Global and certain of its subsidiaries entered into the Merger Agreement, dated as of December 13, 2010, with CPA®:14, WPC and certain of their subsidiaries. On April 26, 2011, the Merger was approved by CPA®:14’s shareholders. The Merger (Note 3) was consummated and became effective on May 2, 2011.

Following the consummation of the Merger, we implemented an internal reorganization pursuant to which CPA®:16—Global was reorganized as an UPREIT to hold substantially all of its assets and liabilities in the Operating Partnership, a newly formed Delaware limited liability company subsidiary (Note 3). At December 31, 2011, CPA®:16—Global owned approximately 99.985% of general and limited partnership interests in the Operating Partnership.

Note 2. Summary of Significant Accounting Policies

Basis of Consolidation

The consolidated financial statements reflect all of our accounts, including those of our majority-owned and/or controlled subsidiaries. The portion of equity in a subsidiary that is not attributable, directly or indirectly, to us is presented as noncontrolling interests. All significant intercompany accounts and transactions have been eliminated.

We have investments in tenancy-in-common interests in various domestic and international properties. Consolidation of these investments is not required as they do not qualify as VIEs and do not meet the control requirement required for consolidation. Accordingly, we account for these investments using the equity method of accounting. We use the equity method of accounting because the shared decision-making involved in a tenancy-in-common interest investment creates an opportunity for us to have significant influence on the operating and financial decisions of these investments and thereby creates some responsibility by us for a return on our investment. Additionally, we own interests in single-tenant net leased properties leased to corporations through noncontrolling interests in partnerships and limited liability companies that we do not control but over which we exercise significant influence. We account for these investments under the equity method of accounting. At times, the carrying value of our equity investments may fall below zero for certain investments. We intend to fund our share of the ventures’ future operating deficits should the need arise. However, we have no legal obligation to pay for any of the liabilities of such ventures nor do we have any legal obligation to fund operating deficits.

Out-of-Period Adjustment

During the second quarter of 2011, we identified an error in the consolidated financial statements related to the year 2010 through the first quarter of 2011. The error relates to the recognition of lease revenues in connection

Notes to Consolidated Financial Statements

with an operating lease in 2010 and the first quarter of 2011. We concluded this adjustment, which totaled $2.2 million, was not material to our results for the prior year periods or the quarter ended June 30, 2011, and as such, this cumulative change was recorded in the statement of operations in the second quarter of 2011 as an out-of-period adjustment of $2.2 million.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and the disclosure of contingent amounts in our consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

Reclassifications and Revisions

Certain prior year amounts have been reclassified to conform to the current year presentation. The consolidated financial statements included in this Report have been retrospectively adjusted to reflect the disposition (or planned disposition) of certain properties as discontinued operations for all periods presented.

Purchase Price Allocation

In accordance with the revised guidance for business combinations, we determine whether a transaction or other event is a business combination, which requires that the assets acquired and liabilities assumed constitute a business. Each business combination is then accounted for by applying the acquisition method. If the assets acquired are not a business, we account for the transaction or other event as an asset acquisition. Under the acquisition method, we recognize the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity, as well as recognizing and measuring goodwill or a gain from a bargain purchase. Additionally, we immediately expense acquisition-related costs and fees associated with business combinations.

When we acquire properties accounted for as operating leases, we allocate the purchase costs to the tangible and intangible assets and liabilities acquired based on their estimated fair values. We determine the value of the tangible assets, consisting of land and buildings, as if vacant, and record intangible assets, including the above-market and below-market value of leases, the value of in-place leases and the value of tenant relationships, at their relative estimated fair values. See Real Estate Leased to Others and Depreciation below for a discussion of our significant accounting policies related to tangible assets. We include the value of below-market leases in Prepaid and deferred rental income and security deposits in the consolidated financial statements.

We record above-market and below-market lease values for owned properties based on the present value (using an interest rate reflecting the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the leases negotiated and in place at the time of acquisition of the properties and (ii) our estimate of fair market lease rates for the property or equivalent property, both of which are measured over a period equal to the estimated market lease term. We amortize the capitalized above-market lease value as a reduction of rental income over the estimated market lease term. We amortize the capitalized below-market lease value as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

We allocate the total amount of other intangibles to in-place lease values and tenant relationship intangible values based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with each tenant. The characteristics we consider in allocating these values include estimated market rent, the nature and extent of the existing relationship with the tenant, the expectation of lease renewals, estimated carrying costs of the property if vacant and estimated costs to execute a new lease, among other factors. We determine these values using our estimates or by relying in part upon third-party appraisals. We amortize the capitalized value of

Notes to Consolidated Financial Statements

in-place lease intangibles to expense over the remaining initial term of each lease. We amortize the capitalized value of tenant relationships to expense over the initial and expected renewal terms of the lease. No amortization period for intangibles will exceed the remaining depreciable life of the building.

If a lease is terminated, we charge the unamortized portion of above-market and below-market lease values to lease revenue and in-place lease and tenant relationship values to amortization expenses.

Real Estate and Operating Real Estate

We carry land and buildings and personal property at cost less accumulated depreciation. We capitalize renewals and improvements, while we expense replacements, maintenance and repairs that do not improve or extend the lives of the respective assets as incurred.

Real Estate Under Construction

For properties under construction, operating expenses including interest charges and other property expenses, including real estate taxes, are capitalized rather than expensed. We capitalize interest by applying the interest rate applicable to outstanding borrowings to the average amount of accumulated qualifying expenditures for properties under construction during the period.

Notes Receivable

For investments in mortgage notes and loan participations, the loans are initially reflected at acquisition cost which consists of the outstanding balance, net of the acquisition discount or premium. We amortize any discount or premium as an adjustment to increase or decrease, respectively, the yield realized on these loans over the life of the loan. As such, differences between carrying value and principal balances outstanding do not represent embedded losses or gains as we generally plan to hold such loans to maturity.

Cash and Cash Equivalents

We consider all short-term, highly liquid investments that are both readily convertible to cash and have a maturity of three months or less at the time of purchase to be cash equivalents. Items classified as cash equivalents include commercial paper and money-market funds. Our cash and cash equivalents are held in the custody of several financial institutions, and these balances, at times, exceed federally insurable limits. We seek to mitigate this risk by depositing funds only with major financial institutions.

Marketable Securities

Marketable securities, which consist of common stock in publicly traded companies, are classified as available for sale securities and reported at fair value, with any unrealized gains and losses on these securities reported as a component of Other comprehensive income until realized.

Other Assets and Other Liabilities

We include accounts receivable, stock warrants, marketable securities, deferred charges and deferred rental income in Other assets. We include derivatives and miscellaneous amounts held on behalf of tenants in Other liabilities. Deferred charges are costs incurred in connection with mortgage financings and refinancings that are amortized over the terms of the mortgages and included in Interest expense in the consolidated financial statements. Deferred rental income is the aggregate cumulative difference for operating leases between scheduled rents that vary during the lease term, and rent recognized on a straight-line basis.

Notes to Consolidated Financial Statements

Deferred Acquisition Fees Payable to Affiliate

Fees payable to the advisor for structuring and negotiating investments and related mortgage financing on our behalf are included in Due to affiliates. A portion of these fees is payable in equal annual installments each January of the three calendar years following the date on which a property was purchased. Payment of such fees is subject to the performance criterion (Note 4).

Treasury Stock

Treasury stock is recorded at cost.

Special Member Interest

We accounted for the Special Member Interest as a non-controlling interest based on the fair value of the rights attributed to the interest at the time it was transferred to the Special General Partner (Note 3). The Special Member Interest entitles the Special General Partner to cash distributions and, in the event there is a termination or non-renewal of the advisory agreement, redemption rights at our option. In exchange for the Special Member Interest, we amended the fee arrangement with the advisor. The Special Member Interest was accounted for at fair value representing the estimated net present value of the related fee reduction. Cash distributions to the Special General Partner are accounted for as a charge to net income attributable to non-controlling interest.

Real Estate Leased to Others

We lease real estate to others primarily on a triple-net leased basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance, repairs, renewals and improvements. We charge expenditures for maintenance and repairs, including routine betterments, to operations as incurred. We capitalize significant renovations that increase the useful life of the properties. For the years ended December 31, 2011, 2010 and 2009, although we are legally obligated for the payment, pursuant to our lease agreements with our tenants, lessees were responsible for the direct payment to the taxing authorities of real estate taxes of approximately $36.3 million, $14.5 million and $14.7 million, respectively. The increase for the year ended December 31, 2010 as compared to 2011 was primarily a result of properties acquired in the Merger.

We diversify our real estate investments among various corporate tenants engaged in different industries, by property type and by geographic area (Note 10). Substantially all of our leases provide for either scheduled rent increases, periodic rent adjustments based on formulas indexed to changes in the CPI or similar indices or percentage rents. CPI-based adjustments are contingent on future events and are therefore not included in straight-line rent calculations. We recognize rents from percentage rents as reported by the lessees, which is after the level of sales requiring a rental payment to us is reached. Percentage rents were insignificant for the periods presented.

We account for leases as operating or direct financing leases as described below:

Operating leases—We record real estate at cost less accumulated depreciation; we recognize future minimum rental revenue on a straight-line basis over the term of the related leases and charge expenses (including depreciation) to operations as incurred (Note 5).

Direct financing method—We record leases accounted for under the direct financing method at their net investment (Note 6). We defer and amortize unearned income to income over the lease term so as to produce a constant periodic rate of return on our net investment in the lease.

Notes to Consolidated Financial Statements

On an ongoing basis, we assess our ability to collect rent and other tenant-based receivables and determine an appropriate allowance for uncollected amounts. Because we have a limited number of lessees (21 lessees represented 61% of lease revenues during 2011), we believe that it is necessary to evaluate the collectability of these receivables based on the facts and circumstances of each situation rather than solely using statistical methods. Therefore, in recognizing our provision for uncollected rents and other tenant receivables, we evaluate actual past due amounts and make subjective judgments as to the collectability of those amounts based on factors including, but not limited to, our knowledge of a lessee’s circumstances, the age of the receivables, the tenant’s credit profile and prior experience with the tenant. Even if a lessee has been making payments, we may reserve for the entire receivable amount if we believe there has been significant or continuing deterioration in the lessee’s ability to meet its lease obligations.

Depreciation

We compute depreciation of building and related improvements using the straight-line method over the estimated useful lives of the properties, or improvements, which range from 2 to 40 years. We compute depreciation of tenant improvements using the straight-line method over the lesser of the remaining term of the lease or the estimated useful life.

Impairments

We periodically assess whether there are any indicators that the value of our long-lived assets may be impaired or that their carrying value may not be recoverable. These impairment indicators include, but are not limited to, the vacancy of a property that is not subject to a lease; a lease default by a tenant that is experiencing financial difficulty; the termination of a lease by a tenant or the rejection of a lease in a bankruptcy proceeding. We may incur impairment charges on long-lived assets, including real estate, direct financing leases, assets held for sale and equity investments in real estate. We may also incur impairment charges on marketable securities. Our policies for evaluating whether these assets are impaired are presented below.

Real Estate

For real estate assets in which an impairment indicator is identified, we follow a two-step process to determine whether an asset is impaired and to determine the amount of the charge. First, we compare the carrying value of the property to the future net undiscounted cash flow that we expect the property will generate, including any estimated proceeds from the eventual sale of the property. The undiscounted cash flow analysis requires us to make our best estimate of market rents, residual values and holding periods. Depending on the assumptions made and estimates used, the future cash flow projected in the evaluation of long-lived assets can vary within a range of outcomes. We consider the likelihood of possible outcomes in determining the best possible estimate of future cash flows. If the future net undiscounted cash flow of the property is less than the carrying value, the property is considered to be impaired. We then measure the loss as the excess of the carrying value of the property over its estimated fair value.

Direct Financing Leases

We review our direct financing leases at least annually to determine whether there has been an other-than-temporary decline in the current estimate of residual value of the property. The residual value is our estimate of what we could realize upon the sale of the property at the end of the lease term, based on market information. If this review indicates that a decline in residual value has occurred that is other-than-temporary, we recognize an impairment charge and revise the accounting for the direct financing lease to reflect a portion of the future cash flow from the lessee as a return of principal rather than as revenue.

Notes to Consolidated Financial Statements

Assets Held for Sale

We classify real estate assets that are accounted for as operating leases as held for sale when we have entered into a contract to sell the property, all material due diligence requirements have been satisfied and we believe it is probable that the disposition will occur within one year. When we classify an asset as held for sale, we calculate its estimated fair value as the expected sale price, less expected selling costs. We then compare the asset’s estimated fair value to its carrying value, and if the estimated fair value is less than the property’s carrying value, we reduce the carrying value to the estimated fair value. We will continue to review the property for subsequent changes in the estimated fair value, and may recognize an additional impairment charge if warranted.

If circumstances arise that we previously considered unlikely and, as a result, we decide not to sell a property previously classified as held for sale, we reclassify the property as held and used. We measure and record a property that is reclassified as held and used at the lower of (i) its carrying amount before the property was classified as held for sale, adjusted for any depreciation expense that would have been recognized had the property been continuously classified as held and used, or (ii) the estimated fair value at the date of the subsequent decision not to sell.

Equity Investments in Real Estate

We evaluate our equity investments in real estate on a periodic basis to determine if there are any indicators that the value of our equity investment may be impaired and whether or not that impairment is other-than-temporary. To the extent impairment has occurred, we measure the charge as the excess of the carrying value of our investment over its estimated fair value, which is determined by multiplying the estimated fair value of the underlying venture’s net assets by our ownership interest percentage.

Marketable Securities

We evaluate our marketable securities for impairment if a decline in estimated fair value below cost basis is considered other-than-temporary. In determining whether the decline is other-than-temporary, we consider the underlying cause of the decline in value, the estimated recovery period, the severity and duration of the decline, as well as whether we plan to sell the security or will more likely than not be required to sell the security before recovery of its cost basis. If we determine that the decline is other-than-temporary, we record an impairment charge to reduce our cost basis to the estimated fair value of the security. In accordance with current accounting guidance, the credit component of an other-than-temporary impairment is recognized in earnings while the non-credit component is recognized in Other comprehensive income.

Assets Held for Sale

We classify assets that are accounted for as operating leases as held for sale when we have entered into a contract to sell the property, all material due diligence requirements have been satisfied and we believe it is probable that the disposition will occur within one year. Assets held for sale are recorded at the lower of carrying value or estimated fair value, which is generally calculated as the expected sale price, less expected selling costs. The results of operations and the related gain or loss on sale of properties that have been sold or that are classified as held for sale are included in discontinued operations (Note 17).

If circumstances arise that we previously considered unlikely and, as a result, we decide not to sell a property previously classified as held for sale, we reclassify the property as held and used. We measure and record a property that is reclassified as held and used at the lower of (i) its carrying amount before the property was classified as held for sale, adjusted for any depreciation expense that would have been recognized had the property been continuously classified as held and used or (ii) the estimated fair value at the date of the subsequent decision not to sell.

Notes to Consolidated Financial Statements

We recognize gains and losses on the sale of properties when, among other criteria, we no longer have continuing involvement, the parties are bound by the terms of the contract, all consideration has been exchanged and all conditions precedent to closing have been performed. At the time the sale is consummated, a gain or loss is recognized as the difference between the sale price, less any selling costs, and the carrying value of the property.

Foreign Currency

Translation

We have interests in real estate investments in the European Union, Canada, Malaysia, Mexico and Thailand and own interests in properties in the European Union. The functional currencies for these investments are primarily the Euro and the British Pound Sterling and, to a lesser extent, the Swedish krona, the Canadian dollar, the Thai baht, and the Malaysian ringgit. We perform the translation from these local currencies to the U.S. dollar for assets and liabilities using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. We report the gains and losses resulting from this translation as a component of Other comprehensive income in equity. At December 31, 2011 and 2010, the cumulative foreign currency translation adjustments were losses of $28.4 million and $4.7 million, respectively.

Transaction Gains or Losses

Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid. A change in the exchange rates between the functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of that transaction. That increase or decrease in the expected functional currency cash flows is an unrealized foreign currency transaction gain or loss that generally will be included in the determination of net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later), realized upon settlement of a foreign currency transaction generally will be included in net income for the period in which the transaction is settled. Foreign currency transactions that are (i) designated as, and are effective as, economic hedges of a net investment and (ii) intercompany foreign currency transactions that are of a long-term nature (that is, settlement is not planned or anticipated in the foreseeable future), when the entities to the transactions are consolidated or accounted for by the equity method in our financial statements are not included in determining net income are accounted for in the same manner as foreign currency translation adjustments and reported as a component of Other comprehensive income in equity.

Derivative Instruments

We measure derivative instruments at fair value and record them as assets or liabilities, depending on our rights or obligations under the applicable derivative contract. Derivatives that are not designated as hedges must be adjusted to fair value through earnings. For a derivative designated and that qualified as a fair value hedge, the change in the fair value of the derivative is offset against the change in fair value of the hedged asset, liability, or firm commitment through earnings. For a derivative designated and that qualified as a cash flow hedge, the effective portion of the change in fair value of the derivative is recognized in Other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative’s change in fair value is immediately recognized in earnings.

Income Taxes

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code. In order to maintain our qualification as a REIT, we are required, among other things, to distribute at least 90% of our REIT net taxable income to our shareholders and meet certain tests regarding the nature of our income and assets. As a

Notes to Consolidated Financial Statements

REIT, we are not subject to federal income tax with respect to the portion of our income that meets certain criteria and is distributed annually to shareholders. Accordingly, no provision for federal income taxes is included in the consolidated financial statements with respect to these operations. We believe we have operated, and we intend to continue to operate, in a manner that allows us to continue to meet the requirements for taxation as a REIT.

We conduct business in various states and municipalities within the U.S. and the European Union and, as a result, we or one or more of our subsidiaries file income tax returns in the U.S. federal jurisdiction and various state and certain foreign jurisdictions. As a result, we are subject to certain foreign, state and local taxes and a provision for such taxes is included in the consolidated financial statements.

Significant judgment is required in determining our tax provision and in evaluating our tax positions. We establish tax reserves based on a benefit recognition model, which we believe could result in a greater amount of benefit (and a lower amount of reserve) being initially recognized in certain circumstances. Provided that the tax position is deemed more likely than not of being sustained, we recognize the largest amount of tax benefit that is greater than 50 percent likely of being ultimately realized upon settlement. We derecognize the tax position when it is no longer more likely than not of being sustained.

We elected to treat certain of our corporate subsidiaries as a TRS. In general, a TRS may perform additional services for our tenants and generally may engage in any real estate or non-real estate-related business (except for the operation or management of health care facilities or lodging facilities or providing to any person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated). A TRS is subject to corporate federal income tax. Our TRS subsidiaries own hotels that are managed on our behalf by third-party hotel management companies.

Our earnings and profits, which determine the taxability of dividends to shareholders, differ from net income reported for financial reporting purposes due primarily to differences in depreciation, including hotel properties, for federal income tax purposes. Deferred income taxes relate primarily to our TRSs and are accounted for using the asset and liability method. Under this method, deferred income taxes are recognized for temporary differences between the financial reporting bases of assets and liabilities of our TRSs and their respective tax bases and for their operating loss and tax credit carry forwards based on enacted tax rates expected to be in effect when such amounts are realized or settled. However, deferred tax assets are recognized only to the extent that it is more likely than not that they will be realized based on consideration of available evidence, including tax planning strategies and other factors.

Earnings (Loss) Per Share

We have a simple equity capital structure with only common stock outstanding. As a result, earnings (loss) per share, as presented, represents both basic and dilutive per share amounts for all periods presented in the consolidated financial statements.

Future Accounting Requirements

The following Accounting Standards Updates (“ASUs”) promulgated by FASB are applicable to us in future reports, as indicated:

ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs—In May 2011, the FASB issued an update to ASC 820, Fair Value Measurements. The amendments in the update explain how to measure fair value and do not require additional fair value measurements, nor are they intended to establish valuation standards or affect valuation practices outside of financial reporting. These new amendments will impact the level of information we provide, particularly for level 3 fair value measurements and the measurement’s sensitivity to changes in unobservable inputs, our use of a nonfinancial asset

Notes to Consolidated Financial Statements

in a way that differs from that asset’s highest and best use, and the categorization by level of the fair value hierarchy for items that are not measured at fair value in the balance sheet but for which the fair value is required to be disclosed. These amendments are expected to impact the form of our disclosures only, are applicable to us prospectively and are effective for our interim and annual periods beginning in 2012.

ASU 2011-05 and ASU 2011-12, Presentation of Comprehensive Income—In June and December 2011, the FASB issued updates to ASC 220, Comprehensive Income. The amendments in the initial update change the reporting options applicable to the presentation of other comprehensive income and its components in the financial statements. The initial update eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. Additionally, the initial update requires the consecutive presentation of the statement of net income and other comprehensive income. Finally, the initial update required an entity to present reclassification adjustments on the face of the financial statements from other comprehensive income to net income; however, the update issued in December 2011 tabled this requirement for further deliberation. These amendments impact the form of our disclosures only, are applicable to us retrospectively and are effective for our interim and annual periods beginning in 2012.

ASU 2011-10, Derecognition of in Substance Real Estate—a Scope Clarification—In December 2011, the FASB issued an update to clarify that when a parent (reporting entity) ceases to have a controlling financial interest (as described in ASC subtopic 810-10, Consolidation) in a subsidiary that is in substance real estate as a result of default on the subsidiary’s nonrecourse debt, the reporting entity should apply the guidance in subtopic 360-20, Property, Plant and Equipment, to determine whether it should derecognize the in substance real estate. Generally, a reporting entity would not satisfy the requirements to derecognize the in substance real estate before the legal transfer of the real estate to the lender and the extinguishment of the related nonrecourse indebtedness. Under this new guidance, even if the reporting entity ceases to have a controlling financial interest under subtopic 810-10, the reporting entity would continue to include the real estate, debt, and the results of the subsidiary’s operations in its consolidated financial statements until legal title to the real estate is transferred to legally satisfy the debt. This amendment is applicable to us prospectively for deconsolidation events occurring after June 15, 2012 and will impact the timing in which we recognize the impact of such transactions, which may be material, within our results of operations.

ASU 2011-11, Disclosures about Offsetting Assets and Liabilities—In December 2011, the FASB issued an update to ASC 210, Balance Sheet, which enhances current disclosures about financial instruments and derivative instruments that are either offset on the statement of financial position or subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset on the statement of financial position. Entities are required to provide both net and gross information for these assets and liabilities in order to facilitate comparability between financial statements prepared on the basis of U.S. GAAP and financial statements prepared on the basis of IFRS. This standard will be effective for our fiscal quarter beginning January 1, 2014 with retrospective application required. We do not expect the adoption will have a material impact on our statement of financial position.

Note 3. Merger and UPREIT Reorganization

Merger

On May 2, 2011, CPA®:14 merged with and into one of our consolidated subsidiaries based on the Merger Agreement, which entitled shareholders of CPA®:14 to receive $10.50 per share after giving effect to a $1.00 per share special cash distribution to be funded by CPA®:14. The NAV of CPA®:14 as of May 2, 2011 was $11.90 per share. NAV per share was determined based upon an estimate of the fair market value of real estate adjusted to give effect to the estimated fair value of mortgages encumbering our assets as well as other adjustments. There are a number of variables that comprise this calculation, including individual tenant credits, lease terms, lending credit spreads, foreign currency exchange rates, and tenant defaults, among others.

Notes to Consolidated Financial Statements

For each share of CPA®:14 stock owned, each CPA®:14 shareholder received the Merger Consideration. We paid the Merger Consideration of $954.6 million, including the payment of $444.0 million in cash to liquidating shareholders and the issuance of 57,365,145 shares of common stock with a fair value of $510.5 million on the date of closing to shareholders of CPA®:14 in exchange for 48,076,723 shares of CPA®:14 common stock. The $1.00 per share special cash distribution, totaling $90.4 million in the aggregate, was funded from the proceeds of properties sold by CPA®:14 in connection with the Merger, as described below. In order to fund the Merger Consideration, we utilized a portion of the $302.0 million of available cash drawn under our new line of credit (Note 11) and $121.0 million in cash we received from WPC in return for the issuance of 13,750,000 of our common shares.

The assets we acquired and liabilities we assumed in the Merger exclude certain sales made by CPA®:14 of equity interests in entities that owned six properties (the “Property Sales”) in connection with the Merger to two affiliates, CPA®:17—Global and WPC, for an aggregate of $89.5 million in cash. Immediately prior to the Merger and subsequent to the Property Sales, CPA®:14’s portfolio was comprised of full or partial ownership in 177 properties, substantially all of which were triple-net leased. In the Merger, we acquired these properties and their related leases with an average remaining life of 8.3 years and an estimated aggregate annualized contractual minimum base rent of $149.8 million. We also assumed the related property debt comprised of seven variable-rate and 48 fixed-rate non-recourse mortgages with preliminary fair values of $38.1 million and $421.9 million, respectively, with weighted average annual interest rates of 6.8% and 6.1%, respectively. We accounted for the Merger as a business combination under the acquisition method of accounting. As part of the Merger, we acquired from CPA®:14 the remaining equity interests in a subsidiary that we previously consolidated, which was accounted for as an equity transaction. Acquisition costs of $13.6 million related to the Merger, as well as those related to the equity transaction described above and the reorganization described below, have been expensed as incurred and classified within General and administrative expense in the consolidated statements of income for the year ended December 31, 2011.

Notes to Consolidated Financial Statements

The purchase price was allocated to the assets acquired and liabilities assumed, based upon their preliminary fair values. The following table summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed in the acquisition as well as subsequent adjustments, based on the best estimates of management at the date of Merger. We are in the process of finalizing our assessment of the fair value of the assets acquired and liabilities assumed. Investments in real estate, Net investments in direct financing leases, Equity investments in real estate, Non-recourse debt and Amounts attributable to noncontrolling interests were based on preliminary valuation data and estimates. Accordingly, the fair values of these assets and liabilities and the impact to the bargain purchase gain are subject to change.

	Initially Reported at June 30, 2011	Measurement Period Adjustments	As Revised at December 31, 2011
Merger Consideration:
Fair value of CPA®:16—Global common shares issued	$510,549	$—	$510,549
Cash consideration	444,045	—	444,045

	$954,594	$—	$954,594

Assets acquired at fair value:
Investments in real estate	$582,802	$21,291	$604,093
Net investment in direct financing leases	161,414	—	161,414
Assets held for sale	11,202	—	11,202
Equity investments in real estate	134,609	—	134,609
Intangible assets	419,928	(1,297)	418,631
Cash and cash equivalents	189,266	172	189,438
Other assets, net	27,577	(313)	27,264

	1,526,798	19,853	1,546,651

Liabilities assumed at fair value:
Non-recourse debt	(460,271)	264	(460,007)
Accounts payable, accrued expenses and other liabilities	(9,878)	—	(9,878)
Prepaid and deferred rental income and security deposits	(45,848)	(3,564)	(49,412)
Due to affiliates	(2,753)	—	(2,753)
Distributions payable	(95,943)	—	(95,943)

	(614,693)	(3,300)	(617,993)

Amounts attributable to noncontrolling interests	63,003	(4,815)	58,188

Net assets acquired at fair value	975,108	11,738	986,846
Change in interest upon acquisition of noncontrolling interest of Carrefour	(3,543)	—	(3,543)

Bargain purchase gain on acquisition	$(16,971)	$(11,738)	$(28,709)

As required by GAAP, fair value related to the assets acquired and liabilities assumed as well as the shares exchanged, has been computed as of the closing date of the Merger by the advisor in a manner consistent with the methodology described above. The computed fair values as of the closing date of the Merger reflect increases in the fair values of our and CPA®:14’s net assets during that period, which were primarily attributable to changes in foreign exchange rates as well the length of time that elapsed between the date of the Merger Agreement which was December 13, 2010 and May 2, 2011, the date on which we obtained control of CPA®:14. The advisor normally calculates our NAV annually as of year-end, however, in connection with entering into the Merger

Notes to Consolidated Financial Statements

Agreement the advisor had determined that our NAV as of September 30, 2010 was $8.80 per share. As of the date of the Merger, the advisor conducted a more recent analysis reflecting an increase of $0.10 per share or $8.90, which was unchanged as of June 30, 2011. The increase in NAV at the date of the Merger resulted in the total fair value of the merger consideration of $954.6 million; however the preliminary fair value for the net assets acquired from CPA®:14 increased more to $975.1 million, resulting in a bargain purchase gain on acquisition of $17.0 million recorded on the consolidated statements of operations for the six months ended June 30, 2011. During the third and fourth quarters of 2011, we identified certain measurement period adjustments that impacted the provisional acquisition accounting, primarily related to properties leased to PETsMART (Note 17) which resulted in an increase of $11.7 million to the preliminary fair values of the assets acquired and the Bargain purchase gain on acquisition, which increased to $986.8 million and $28.7 million, respectively.

The estimated revenues and income from operations contributed from the properties acquired in the Merger from May 2, 2011 through December 31, 2011 were $55.6 million and $5.3 million, respectively.

UPREIT Reorganization

Immediately following the Merger on May 2, 2011, we completed an internal reorganization whereby CPA®:16 – Global formed an UPREIT, which was approved by our shareholders in connection with the Merger. In connection with this UPREIT Reorganization, we contributed substantially all of our assets and liabilities to the Operating Partnership in exchange for a managing member interest and units of membership interest in the Operating Partnership, which together represent a 99.985% capital interest of the Managing Member (representing our stockholders’ interest). The Special General Partner, a subsidiary of WPC, acquired a Special Member Interest of 0.015% in the Operating Partnership entitling it to receive certain profit allocations and distributions of Available Cash and a Final Distribution, each as discussed below. As we have control of the Operating Partnership through our managing member’s interest, we consolidate the Operating Partnership in our financial results.

We amended our advisory agreement with affiliates of WPC to give effect to this reorganization and to reflect a revised fee structure whereby (i) our asset management fees are prospectively reduced to 0.5% from 1.0% of the asset value of a property under management and (ii) the former 15% subordinated incentive fee and termination fees have been eliminated. The Available Cash Distribution is contractually limited to 0.5% of our Adjusted Invested Assets. The fee structure related to initial acquisition fees, subordinated acquisition fees and subordinated disposition fees remains unchanged.

The Special General Partner is entitled to the Available Cash Distribution, which is contractually limited to 0.5% of the value of our assets under management. The Special General Partner may also elect to receive the Available Cash Distribution in shares of our common stock. In the event of a capital transaction such as a sale, exchange, disposition or refinancing of our net assets, the Special General Partner may also be entitled to receive the Final Distribution.

In May 2011, we incurred a non-cash charge of $34.3 million in connection with the issuance of the Special Member Interest to a subsidiary of WPC in consideration of the amendment of our advisory agreement. This charge was recorded in the consolidated statements of operations and is equal to the fair value of the noncontrolling interests issued (Note 15). We determined the fair value of the Special Member Interest based on a discounted cash flow model, which included assumptions related to estimated future cash flows.

Notes to Consolidated Financial Statements

Note 4. Agreements and Transactions with Related Parties

Transactions with the Advisor

We have an advisory agreement with the advisor whereby the advisor performs certain services for us. Prior to the completion of the Merger on May 2, 2011, the terms of this agreement provided for the advisor to manage our day-to-day operations, for which we paid the advisor asset management and performance fees, and to structure and negotiate the purchase and sale of investments and debt placement transactions for us, for which we paid the advisor structuring and subordinated disposition fees. On May 2, 2011, following the Merger, we amended the agreement to reflect the UPREIT Reorganization and to reflect a revised fee structure (Note 3). The agreement, which is currently in place, is scheduled to expire on the earlier of September 30, 2012 or the closing of the proposed merger between our advisor and CPA®:15, which was announced on February 21, 2012. The following tables present a summary of fees we paid and expenses we reimbursed to the advisor in accordance with the advisory agreement (in thousands):

	Years Ended December 31,
	2011	2010	2009
Amounts included in operating expenses:
Asset management fees	$16,920	$11,750	$11,721
Performance fees	3,921	11,750	11,729
Distributions of available cash	6,157	—	—
Personnel reimbursements	5,513	3,377	3,082
Office rent reimbursements	1,058	715	772
Issuance of Special Member Interest	34,300	—	—

	$67,869	$27,592	$27,304

Transaction fees incurred:
Current acquisition fees	$147	$—	$2,960
Deferred acquisition fees	118	—	2,368
Mortgage refinancing fees	639	145	—

	$904	$145	$5,328

	December 31, 2011	December 31, 2010
Unpaid transaction fees:
Deferred acquisition fees	$3,391	$2,701
Subordinated disposition fees	1,116	1,013

	$4,507	$3,714

Asset Management and Performance Fees

We pay the advisor asset management fees, which are 1/2 of 1% per annum of our average invested assets and are computed as provided for in the advisory agreement. Prior to the Merger, we also paid the advisor performance fees, which were also 1/2 of 1% per annum of our average invested assets and were computed as provided for in the advisory agreement. The performance fees were subordinated to the performance criterion, a non-compounded cumulative annual distribution return of 6% per annum. The asset management and, prior to the Merger, performance fees are payable in cash or shares of our common stock at the advisor’s option. If the advisor elects to receive all or a portion of its fees in shares, the number of shares issued is determined by

Notes to Consolidated Financial Statements

dividing the dollar amount of fees by our most recently published NAV per share as approved by our board of directors. For 2011, 2010 and 2009, the advisor elected to receive its asset management fees in cash and its performance fees in shares. Subsequent to the Merger, the advisor elected to receive its asset management fees in shares. As a result of the UPREIT Reorganization, in accordance with the terms of the amended and restated advisory agreement, beginning on May 2, 2011, we no longer pay the advisor performance fees, but instead we pay the Available Cash Distribution (Note 3). Asset management and performance fees are included in Property expenses in the consolidated financial statements. These expenses are impacted by an increase in revenues and assets under management as a result of the Merger.

Distributions of Available Cash

In connection with this UPREIT Reorganization, the Special General Partner, a subsidiary of WPC, acquired a Special Member Interest of 0.015% in the Operating Partnership entitling it to receive the Available Cash Distribution, which is defined as cash generated from operations, excluding capital proceeds, as reduced by operating expenses and debt service, excluding prepayments and balloon payments. The Available Cash Distribution is contractually limited to 0.5% of our assets excluding cash, cash equivalents and certain short-term investments and non-cash reserves (“Adjusted Invested Assets”). The Special General Partner may also elect to receive the Available Cash Distribution in shares of our common stock. In the event of a capital transaction such as a sale, exchange, disposition or refinancing of our net assets, the Special General Partner may also be entitled to receive a Final Distribution.

Personnel and Office Rent Reimbursements

We reimburse the advisor for various expenses it incurs in the course of providing services to us. We reimburse certain third-party expenses paid by the advisor on our behalf, including property-specific costs, professional fees, office expenses and business development expenses. In addition, we reimburse the advisor for the allocated costs of personnel and overhead in providing management of our day-to-day operations, including accounting services, shareholder services, corporate management, and property management and operations. We do not reimburse the advisor for the cost of personnel if these personnel provide services for transactions for which the advisor receives a transaction fee, such as acquisitions, dispositions and refinancings. Personnel and office rent reimbursements are included in General and administrative expenses in the consolidated financial statements.

The advisor is obligated to reimburse us for the amount by which our operating expenses exceeds the 2%/25% guidelines (the greater of 2% of average invested assets or 25% of net income) as defined in the advisory agreement for any twelve-month period. If in any year our operating expenses exceed the 2%/25% guidelines, the advisor will have an obligation to reimburse us for such excess, subject to certain conditions. If our independent directors find that the excess expenses were justified based on any unusual and nonrecurring factors that they deem sufficient, the advisor may be paid in future years for the full amount or any portion of such excess expenses, but only to the extent that the reimbursement would not cause our operating expenses to exceed this limit in any such year. We will record any reimbursement of operating expenses as a liability until any contingencies are resolved and will record the reimbursement as a reduction of asset management and performance fees at such time that a reimbursement is fixed, determinable and irrevocable. Our operating expenses have not exceeded the amount that would require the advisor to reimburse us.

Issuance of Special Member Interest

In May 2011, we incurred a non-cash charge in connection with the issuance of the Special Member Interest to the Special General Partner, a subsidiary of WPC, in consideration of the amendment of our advisory agreement (Note 3).

Notes to Consolidated Financial Statements

Transaction Fees

We also pay the advisor acquisition fees for structuring and negotiating investments and related mortgage financing on our behalf. Acquisition fees average 4.5% or less of the aggregate cost of investments acquired and are comprised of a current portion of 2.5%, which is paid at the date the property is purchased, and a deferred portion of 2%, which is payable in equal annual installments each January of the three calendar years following the date on which a property was purchased, subject to satisfying the 6% performance criterion. Interest on unpaid installments is 5% per year. Current and deferred acquisition fees were capitalized and included in the cost basis of the assets acquired. Mortgage refinancing fees are capitalized to deferred financing costs and amortized over the life of the new loans. We paid annual deferred acquisition fee installments of $1.9 million, $6.3 million and $9.1 million in cash to the advisor in January 2011, 2010, and 2009, respectively.

We also pay fees to the advisor for services provided to us in connection with the disposition of investments. These fees, which are subordinated to the performance criterion and certain other provisions included in the advisory agreement, are deferred and are payable to the advisor only in connection with a liquidity event.

In connection with the Merger, the advisor waived any acquisition fees payable by us under the advisory agreement in respect of the properties acquired in the Merger and also waived any disposition fees that may subsequently be payable by us upon a sale of such assets. As the advisor to CPA®:14, they earned acquisition fees related to those properties acquired by CPA®:14 and disposition fees on those properties upon the liquidation of CPA®:14 and, as a result, we and the advisor agreed that the advisor should not receive fees upon the acquisition or disposition of the same properties by us.

Joint Ventures and Other Transactions with Affiliates

Together with certain affiliates, we participate in an entity that leases office space used for the administration of our operations. This entity does not have any significant assets, liabilities or operations other than its interest in the office lease. Under the terms of an office cost-sharing agreement among the participants in this entity, rental, occupancy and leasehold improvement costs are allocated among the participants based on gross revenues and are adjusted quarterly.

We own interests in entities ranging from 25% to 90%, as well as a jointly-controlled tenancy-in-common interest in properties, with the remaining interests generally held by affiliates. We consolidate certain of these entities and account for the remainder under the equity method of accounting.

Merger

In order to fund a portion of the Merger Consideration, we received $121.0 million in cash from WPC in return for the issuance of 13,750,000 shares of our common stock. Immediately after giving effect to the Merger, subsidiaries of WPC collectively owned approximately 17.5% of our outstanding common stock, which excludes its ownership in the Special Member Interest. At December 31, 2011, the advisor owned 35,860,931 shares, or 17.9%, of our common stock.

Notes to Consolidated Financial Statements

Note 5. Net Investments in Properties

Real Estate

Real estate, which consists of land and buildings leased to others, at cost, and which are subject to operating leases, is summarized as follows (in thousands):

	December 31,
	2011	2010
Land	$476,790	$338,979
Buildings	1,788,786	1,391,442
Less: Accumulated depreciation	(190,316)	(145,957)

	$2,075,260	$1,584,464

As discussed in Note 3, we acquired properties in the Merger, which increased the carrying value of our real estate by $701.8 million. Assets disposed of during the current year are discussed in Note 17.

Carrefour France, SAS acquisition

In January 2011, we acquired shares in a subsidiary of CPA®:14 that owns ten properties in France (the “Carrefour Properties”) in exchange for newly issued shares in one of our wholly-owned subsidiaries that also owns several properties in France. The Carrefour Properties had a fair value of $143.1 million at the date of acquisition. As part of the transaction, we also assumed two related non-recourse mortgages on these properties with an aggregate fair value of $81.7 million at the date of acquisition. The mortgages mature in April 2017 and bear interest at variable rates, which were 6.4% and 2.9% at December 31, 2011. The newly issued equity in our subsidiary resulted in a reduction of our ownership stake in the entity from 100% to 3%; however, we continued to consolidate this entity in the first quarter of 2011 because we effectively bought back these shares as part of the Merger. As part of the Merger, we acquired the remaining 97% interest in this entity on May 2, 2011, which was accounted for as an equity transaction, with the difference of $3.5 million recorded as an adjustment to our Additional paid-in capital. Following this change in ownership interest, the amount previously recorded in non-controlling interests of $5.5 million representing its proportionate share of the cumulative translation adjustment was reclassified and is reflected in Accumulated other comprehensive loss in our consolidated balance sheet at December 31, 2011.

Operating Real Estate

Operating real estate, which consists of our two hotel operations, at cost, is summarized as follows (in thousands):

	December 31,
	2011	2010
Land	$8,296	$8,296
Buildings	68,216	68,100
Furniture, Fixtures & Equipment	8,575	8,376
Less: Accumulated depreciation	(12,823)	(9,623)

	$72,264	$75,149

Notes to Consolidated Financial Statements

Scheduled future minimum rents, exclusive of renewals and expenses paid by tenants and future CPI — based adjustments, under non-cancelable operating leases at December 31, 2011 are as follows (in thousands):

Years Ending December 31,	Total
2012	$262,959
2013	263,737
2014	262,826
2015	251,171
2016	239,096

Note 6. Finance Receivables

Assets representing rights to receive money on demand or at fixed or determinable dates are referred to as finance receivables. Our finance receivable portfolios consist of our Net investments in direct financing leases and notes receivable. Operating leases are not included in finance receivables as such amounts are not recognized as an asset in the consolidated balance sheets.

Net Investment in Direct Financing Leases

Net investment in direct financing leases is summarized as follows (in thousands):

	December 31,
	2011	2010
Minimum lease payments receivable	$611,549	$526,832
Unguaranteed residual value	395,663	243,120

	1,007,212	769,952
Less: unearned income	(540,076)	(451,719)

	$467,136	$318,233

During the years ended December 31, 2011, 2010 and 2009, in connection with our annual reviews of our estimated residual values of our properties, we recorded impairment charges related to several direct financing leases of $2.3 million, $6.8 million and $2.3 million, respectively. Impairment charges related primarily to other-than-temporary declines in the estimated residual values of the underlying properties due to market conditions (Note 13). At December 31, 2011 and 2010, Other assets included $1.3 million and $1.1 million, respectively, of accounts receivable related to amounts billed under these direct financing leases.

Scheduled future minimum rents, exclusive of renewals and expenses paid by tenants and future CPI-based adjustments, under non-cancelable direct financing leases at December 31, 2011 are as follows (in thousands):

Years Ending December 31,	Total
2012	$43,850
2013	43,968
2014	45,249
2015	45,077
2016	43,733

Notes to Consolidated Financial Statements

Notes Receivable

Hellweg 2

In April 2007, we and our affiliates acquired a property venture that in turn acquired a 24.7% ownership interest in a limited partnership. We and our affiliates also acquired a lending venture, which made a loan, the note receivable, to the holder of the remaining 75.3% interests in the limited partnership. We refer to this transaction as the Hellweg 2 transaction.

In connection with the acquisition, the property venture agreed to three option agreements that give the property venture the right to purchase, from our partner, the remaining 75.3% (direct and indirect) interest in the limited partnership at a price equal to the principal amount of the note receivable at the time of purchase. In November 2010, the property venture exercised the first of its three options and acquired from our partner a 70% direct interest in the limited partnership for $297.3 million, thus owning a (direct and indirect) 94.7% interest in the limited partnership. The property venture has assignable option agreements to acquire the remaining (direct and indirect) 5.3% interest in the limited partnership by October 2012. If the property venture does not exercise its option agreements, our partner has option agreements to put its remaining interests in the limited partnership to the property venture during 2014 at a price equal to the principal amount of the note receivable at the time of purchase. Currently, under the terms of the note receivable, the lending venture will receive interest income that approximates 5.3% of all income earned by the limited partnership less adjustments. Under the terms of the note receivable, the lending venture will receive interest at a fixed annual rate of 8%. The note receivable matures in April 2017. The note receivable had a principal balance of $21.3 million and $21.8 million, inclusive of our affiliates’ noncontrolling interest of $15.8 million and $16.2 million at December 31, 2011 and 2010, respectively.

Other

In June 2007, we entered into an agreement to provide a developer with a construction loan of up to $14.8 million that provides for a variable annual interest rate of the British Bankers Association London Inter-bank Offered Rate, or “LIBOR,” plus 2.5% and was scheduled to mature in April 2010. This agreement was subsequently amended to provide for two loans of up to $19.0 million and $4.9 million, respectively, with a variable annual interest rate of LIBOR plus 2.5% and a fixed interest rate of 8.0%, respectively, both with maturity dates of December 2011. The maturity date for both loans was extended to February 2012, with the interest rate on the first loan now fixed at 8.0%. At December 31, 2011 and 2010, the aggregate balances of these notes receivable were $23.9 million and $24.0 million, respectively. Both loans were subsequently repaid in January 2012.

We had a B-note receivable that totaled $9.8 million and $9.7 million at December 31, 2011 and 2010, respectively, with a fixed annual interest rate of 6.3% and a maturity date of February 2015.

In addition, in connection with the Merger, we acquired three notes receivable. One of these notes was repaid during the third quarter of 2011. The two remaining notes totaled $0.5 million at December 31, 2011.

Credit Quality of Finance Receivables

We generally seek investments in facilities that we believe are critical to each tenant’s business and that we believe have a low risk of tenant defaults. At December 31, 2011 and 2010, none of the balances of our finance receivables were past due. Our allowance for uncollected accounts was less than $0.1 million and $0.2 million at December 31, 2011 and 2010, respectively. During 2011, we modified one lease with a tenant to defer certain rental payments as a result of the tenant experiencing financial difficulties. This modification did not materially impact the carrying value of finance receivable at December 31, 2011. We evaluate the credit quality of our tenant receivables utilizing an internal 5-point credit rating scale, with 1 representing the highest credit quality and 5 representing the lowest. The credit quality evaluation of our tenant receivables was last updated in the fourth quarter of 2011.

Notes to Consolidated Financial Statements

A summary of our finance receivables by internal credit quality rating for the periods presented is as follows (dollars in thousands):

	Number of Tenants at December 31,		Net Investments in Direct Financing Leases at December 31,
Internal Credit Quality Indicator	2011	2010	2011	2010
1	2	2	$51,309	$39,505
2	4	3	69,318	49,639
3	15	3	250,523	26,015
4	6	10	95,986	203,074
5	—	—	—	—

			$467,136	$318,233

	Number of Obligors at December 31,		Notes Receivable at December 31,
Internal Credit Quality Indicator	2011	2010	2011	2010
1	—	—	$—	$—
2	2	1	9,784	9,738
3	2	2	21,793	45,766
4	1	—	23,917	—
5	—	—	—	—

			$55,494	$55,504

Note 7. Equity Investments in Real Estate and Other

We own interests in single-tenant net leased properties leased to corporations through noncontrolling interests (i) in partnerships and limited liability companies that we do not control but over which we exercise significant influence or (ii) as tenants-in-common subject to common control. Generally, the underlying investments are jointly-owned with affiliates. We account for these investments under the equity method of accounting (i.e., at cost, increased or decreased by our share of earnings or losses, less distributions, plus contributions and other adjustments required by equity method accounting, such as basis differences from other-than-temporary impairments).

Notes to Consolidated Financial Statements

The following table sets forth our ownership interests in our equity investments in real estate and their respective carrying values. The carrying values of these ventures are affected by the timing and nature of distributions (dollars in thousands):

	Ownership Interest	Carrying Value at December 31,
Lessee	at December 31, 2011	2011	2010
True Value Company (a)	50%	$44,887	$—
The New York Times Company	27%	32,960	33,888
Advanced Micro Devices, Inc. (a) (b)	67%	32,185	—
U-Haul Moving Partners, Inc. and Mercury Partners, LP	31%	31,886	32,808
Schuler A.G. (b) (c)	33%	20,951	21,892
Hellweg Die Profi-Baumarkte GmbH & Co. KG (Hellweg 1) (c) (d)	25%	20,460	18,493
The Upper Deck Company (a)	50%	9,880	—
Del Monte Corporation (a)	50%	6,868	—
TietoEnator Plc (c) (e)	40%	6,271	6,921
Frontier Spinning Mills, Inc.	40%	6,255	6,249
Police Prefecture, French Government (c)	50%	5,537	6,636
Pohjola Non-life Insurance Company (c)	40%	4,662	5,419
Actebis Peacock GmbH (c)	30%	4,638	5,043
Barth Europa Transporte e.K/MSR Technologies GmbH (formerly Lindenmaier A.G.) (c) (f)	33%	4,155	1,179
LifeTime Fitness, Inc. and Town Sports International Holdings, Inc. (a) (g)	56%	3,485	—
OBI A.G. (c) (h)	25%	3,310	4,907
Actuant Corporation (c)	50%	2,618	2,670
Consolidated Systems, Inc. (b)	40%	2,092	2,109
Talaria Holdings, LLC (i)	27%	691	1,400
Thales S.A. (c)	35%	512	—

		$244,303	$149,614

(a)	We acquired our interest in this investment in connection with the Merger (Note 3).
(b)	Represents a tenancy-in-common interest.
(c)	The carrying value of this investment is affected by the impact of fluctuations in the exchange rate of the Euro.
(d)	The increase in carrying value was due in part to a cash contribution of $1.3 million made by us to the venture for funding of an expansion project.
(e)	The decrease in carrying value was primarily due to cash distributions made to us by the venture.
(f)	In September 2011, the venture bought back, at a discount, the non-recourse mortgage loan encumbered by the property. We made a contribution of $2.3 million to repay this loan and recognized our proportionate share of the gain of $1.2 million on extinguishment of the debt.
(g)	In December 2011, the venture sold the LifeTime Fitness, Inc. properties owned by the venture. The venture retained its interest in the Town Sports International Holdings, Inc. properties.
(h)	The carrying value of this investment included our share of the Other comprehensive loss on interest rate swap derivative instruments recognized by the venture.
(i)	The decrease in the carrying value was primarily due to our share of the losses recognized by the Talaria Company.

Notes to Consolidated Financial Statements

The following tables present combined summarized financial information of our venture properties. Amounts provided are the total amounts attributable to the venture properties and do not represent our proportionate share (in thousands):

	December 31,
	2011	2010
Assets	$1,623,578	$1,406,049
Liabilities	(1,060,503)	(936,691)

Partners’/members’ equity	$563,075	$469,358

	Years Ended December 31,
	2011 (a)	2010	2009
Revenues	$179,162	$142,918	$141,324
Expenses	(99,583)	(82,338)	(85,123)
Impairment charges (b)	(10,361)	(4,145)	(13,119)
Gain on sale of real estate (c)	3,133	—	11,084
Gain on extinguishment of debt (d)	3,464	—	—

Net income from continuing operations	$75,815	$56,435	$54,166

Net income attributable to the joint ventures	$75,815	$56,435	$54,166

(a)	Includes the results of the venture properties acquired in the Merger from the date of acquisition, May 2, 2011, through December 31, 2011.
(b)	For the year ended December 31, 2011, the amount reflects impairment charges incurred by a venture that formerly leased property to Best Buy Stores, L. P. The years ended December 31, 2010 and 2009, reflect impairment charges incurred by a venture that leases property to Thales S.A. to reduce the carrying value of the property to its estimated fair value. The year ended December 31, 2009 also reflects impairment charges incurred by a venture that formerly leased properties to Lindenmaier A.G. as a result of the tenant’s bankruptcy filing (Note 13).
(c)	In December 2011, the LifeTime Fitness, Inc. venture sold its portfolio of properties back to the tenant for $108.0 million and recognized a gain on sale of $2.9 million. In September 2011, the Best Buy Stores, L.P. venture sold several properties for $52.5 million and recognized a net gain on sale of $0.3 million. In July 2009, the Thales S.A. venture sold four of its five properties back to the tenant for $46.6 million and recognized a gain on sale of $11.1 million.
(d)	In September 2011, the Barth Europa Transporte e.K/MSR Technologies GmbH venture bought back, at a discount, the non-recourse mortgage loan encumbering the property and recognized a gain on extinguishment of debt of $3.7 million. Additionally, in connection with the sale described above, the Best Buy Stores, L.P. venture recognized a loss on extinguishment of debt of $0.3 million.

We recognized income from equity investments in real estate of $22.1 million, $17.6 million and $13.8 million for the years ended December 31, 2011, 2010 and 2009, respectively. Income from equity investments in real estate represents our proportionate share of the income or losses of these ventures as well as certain depreciation and amortization adjustments related to other-than-temporary impairment charges.

The New York Times Financial Data

NYT Real Estate Company, LLC is the tenant of a property pursuant to a net lease with our subsidiary, 620 Eighth NYT (NY) Limited Partnership, which was deemed to be a material equity investment during 2009 primarily because of impairment charges included in Income from continuing operations totaling $33.9 million

Notes to Consolidated Financial Statements

on several of our consolidated investments in that year. The following tables present summarized combined balance sheet information for the years ended December 31, 2011 and 2010 and summarized combined income statement and cash flow information each for the period from March 6, 2009 (“inception”) through December 31, 2009 and the years ended December 31, 2010 and 2011, as well as scheduled debt principal payments during each of the five years following December 31, 2011 and thereafter of 620 Eighth NYT (NY) Limited Partnership and 620 Eighth Lender NYT (NY) Limited Partnership, collectively the “New York Times venture.” Amounts provided are the total amounts attributable to the New York Times venture and do not represent our proportionate share (in thousands):

	620 Eighth NYT (NY) L.P. & 620 Eighth Lender NYT (NY) L.P.
	December 31,
	2011	2010
Assets
Net investment in direct financing lease	$240,112	$237,916
Note receivable	—	49,560
Other assets, net (a)	6,696	6,526

Total assets	$246,808	$294,002

Liabilities and Capital
Debt	$122,679	$116,684
Other liabilities (b)	4,695	5,200

Total liabilities	127,374	121,884

Capital	119,434	172,118

Total liabilities and capital	$246,808	$294,002

(a)	Other assets, net consist of cash and cash equivalents, escrow and restricted cash, deferred financing costs, derivative instruments, accrued interest, and other amounts receivable from the tenant.
(b)	Other liabilities consist of prepaid rent and deferred rental income, accounts payable and accrued expenses.

	620 Eighth NYT (NY) L.P. & 620 Eighth Lender NYT (NY) L.P.
	Years Ended December 31,		Inception through December 31, 2009
	2011	2010
Revenues
Interest income from direct financing lease	$27,362	$27,094	$21,860
Interest income from note receivable	575	1,276	—
Other operating income	6	—	—

	27,943	28,370	21,860

Operating Expenses
General & administrative	(78)	(9)	(24)
Other Income and Expenses

Other interest income	1	3	1
Interest expense	(5,270)	(6,675)	(2,248)

	(5,269)	(6,672)	(2,247)

Net Income	$22,596	$21,689	$19,589

Notes to Consolidated Financial Statements

	620 Eighth NYT (NY) L.P. & 620 Eighth Lender NYT (NY) L.P.
	Years Ended December 31,		Inception through December 31, 2009
	2011	2010
Net cash provided by (used in):
Operating activities	$21,161	$19,510	$17,213
Investing activities	49,560	(49,693)	(233,720)
Financing activities	(70,776)	30,181	216,566

Net increase in cash and cash equivalents	(55)	(2)	59
Cash and cash equivalents, beginning of year	57	59	—

Cash and cash equivalents, end of year	$2	$57	$59

Years Ending December 31,	620 Eighth NYT (NY) L.P. & 620 Eighth Lender NYT (NY) L.P.
2012	$3,565
2013	3,666
2014	3,770
2015	3,878
2016	3,988
Thereafter through 2018	103,812

Total	$122,679

Note 8. Intangible Assets and Liabilities

In connection with our acquisition of properties, we have recorded net lease intangibles of $544.0 million, inclusive of $435.4 million net lease intangibles acquired in connection with the Merger and the Carrefour Properties acquisition, which are being amortized over periods ranging from 4 years to 40 years. In-place lease, tenant relationship, above-market rent, management contract and franchise agreement intangibles are included in Intangible assets, net in the consolidated financial statements. Below-market rent intangibles are included in Prepaid and deferred rental income and security deposits in the consolidated financial statements.

Notes to Consolidated Financial Statements

Intangible assets and liabilities are summarized as follows (in thousands):

	December 31,
	2011	2010
Amortizable Intangible Assets
Management contract	$874	$874
Franchise agreement	2,240	2,240
Less: accumulated amortization	(1,483)	(1,134)

	1,631	1,980

Lease intangibles:
In-place lease	366,886	114,544
Tenant relationship	33,622	33,934
Above-market rent	202,693	41,769
Below-market ground lease (Note 2)	6,611	—
Less: accumulated amortization	(91,042)	(43,145)

Total intangible assets	518,770	147,102

	$520,401	$149,082

Amortizable Below-Market Rent Intangible Liabilities
Below-market rent	$(65,812)	$(43,037)
Less: accumulated amortization	9,400	6,963

	$(56,412)	$(36,074)

Net amortization of intangibles, including the effect of foreign currency translation, was $48.5 million, $8.0 million and $8.5 million for 2011, 2010 and 2009, respectively. Amortization of below-market and above-market rent intangibles is recorded as an adjustment to lease revenue, while amortization of in-place lease and tenant relationship intangibles is included in depreciation and amortization.

Based on the intangible assets and liabilities recorded at December 31, 2011, scheduled annual net amortization of intangibles for each of the next five years is as follows (in thousands):

Years Ending December 31,	Total
2012	$48,050
2013	46,109
2014	45,580
2015	42,456
2016	32,035
Thereafter	249,759

$463,989

Note 9. Fair Value Measurements

Under current authoritative accounting guidance for fair value measurements, the fair value of an asset is defined as the exit price, which is the amount that would either be received when an asset is sold or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The guidance establishes a three-tier fair value hierarchy based on the inputs used in measuring fair value. These tiers are: Level 1, for which quoted market prices for identical instruments are available in active markets, such as money market

Notes to Consolidated Financial Statements

funds, equity securities and U.S. Treasury securities; Level 2, for which there are inputs other than quoted prices included within Level 1 that are observable for the instrument, such as certain derivative instruments including interest rate caps and swaps; and Level 3, for which little or no market data exists, therefore requiring us to develop our own assumptions, such as certain securities.

Items Measured at Fair Value on a Recurring Basis

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Marketable Securities—Our marketable securities consisted of our investments in the common stock of certain companies. These investments were classified as Level 1 as we used quoted prices from active markets to determine their fair values.

Restricted Securities—Our restricted securities are comprised of Canadian Treasury securities obtained in connection with the defeasance of a loan. These investments were classified as Level 1 as we used quoted prices from active markets to determine their fair values.

Derivative Assets—Our derivative assets are comprised of foreign currency collars, as well as an embedded credit derivative and stock warrants that were granted to us by lessees in connection with structuring initial lease transactions. The foreign currency collars were measured at fair value using readily observable market inputs, such as quotations on interest rates and were classified as Level 2 as these instruments are custom, over-the-counter contracts with various bank counterparties that are not traded in the open market. Our embedded credit derivative and stock warrants are not traded in an active market. We estimated the fair value of these assets using internal valuation models that incorporate market inputs and our own assumptions about future cash flows. We classified these assets as Level 3.

Other Securities—Our other securities are comprised of our interest in a commercial mortgage loan securitization, our investments in equity units in Rave Reviews Cinemas, LLC and our interest in an interest-only senior note. These assets are not traded in an active market. We estimated the fair value of these assets using internal valuation models that incorporate market inputs and our own assumptions about future cash flows. We classified these assets as Level 3.

Derivative Liabilities—Our derivative liabilities are comprised of interest rate swaps. These derivative instruments were measured at fair value using readily observable market inputs, such as quotations on interest rates. Our derivative instruments were classified as Level 2 as these instruments are custom, over-the-counter contracts with various bank counterparties that are not traded in an active market.

Notes to Consolidated Financial Statements

The following tables set forth our assets and liabilities that were accounted for at fair value on a recurring basis. Assets and liabilities presented below exclude assets and liabilities owned by unconsolidated ventures (in thousands):

	Fair Value Measurements at December 31, 2011 Using:
Description	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Assets:
Marketable securities	$10	$10	$—	$—
Restricted securities	4,303	4,303	—	—
Other securities	15,410	—	—	15,410
Derivative assets	2,384	—	1,194	1,190

Total	$22,107	$4,313	$1,194	$16,600

Liabilities:
Derivative liabilities	$(4,155)	$—	$(4,155)	$—

Total	$(4,155)	$—	$(4,155)	$—

	Fair Value Measurements at December 31, 2010 Using:
Description	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Assets:
Money market funds	$6,769	$6,769	$—	$—
Other securities	1,553	—	—	1,553
Derivative assets	1,369	—	—	1,369

Total	$9,691	$6,769	$—	$2,922

Liabilities:
Derivative liabilities	$(504)	$—	$(504)	$—

Total	$(504)	$—	$(504)	$—

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3 Only)
	Year Ended December 31, 2011			Year Ended December 31, 2010
	Other Securities	Derivative Assets	Total Assets	Other Securities	Derivative Assets	Total Assets
Beginning balance	$1,553	$1,369	$2,922	$1,851	$2,178	$4,029
Acquisition of CCMT mortgage securitization	15,179	—	15,179	—	—	—
Total gains or losses (realized and unrealized):
Included in earnings	(675)	(179)	(854)	—	(738)	(738)
Included in other comprehensive income (loss)	(52)	—	(52)	29	(71)	(42)
Amortization and accretion	(595)	—	(595)	(327)	—	(327)

Ending balance	$15,410	$1,190	$16,600	$1,553	$1,369	$2,922

The amount of total gains or losses for the period included in earnings attributable to the change in unrealized gains or losses relating to assets still held at the reporting date	$(675)	$(179)	$(854)	$—	$(738)	$(738)

Notes to Consolidated Financial Statements

We did not have any transfers into or out of Level 1, Level 2 and Level 3 measurements during the years ended December 31, 2011 and 2010, except for those assets and liabilities acquired in connection with the Merger. Gains and losses (realized and unrealized) included in earnings are reported in Other income and (expenses) in the consolidated financial statements.

Our other financial instruments had the following carrying values and fair values as of the dates shown (in thousands):

	December 31, 2011		December 31, 2010
	Carrying Value	Fair Value	Carrying Value	Fair Value
Non-recourse and limited-recourse debt	$1,715,779	$1,718,375	$1,369,248	$1,314,768
Line of credit	227,000	227,000	—	—
Notes receivable	55,494	57,025	55,504	55,682

We determined the estimated fair value of our debt and note instruments using a discounted cash flow model with rates that take into account the credit of the tenants and interest rate risk. We estimated that our other financial assets and liabilities (excluding net investments in direct financing leases) had fair values that approximated their carrying values at both December 31, 2011 and 2010.

Items Measured at Fair Value on a Non-Recurring Basis

We perform an assessment, when required, of the value of certain of our real estate investments in accordance with current authoritative accounting guidance. As part of that assessment, we determine the valuation of these assets using widely accepted valuation techniques, including expected discounted cash flows or an income capitalization approach, which considers prevailing market capitalization rates. We review each investment based on the highest and best use of the investment and market participation assumptions. We determined that the significant inputs used to value these investments fall within Level 3. As a result of our assessments, we calculated impairment charges based on market conditions and assumptions that existed at the time. The valuation of real estate is subject to significant judgment and actual results may differ materially if market conditions or the underlying assumptions change.

Notes to Consolidated Financial Statements

The following table presents information about our other assets that were measured on a fair value basis for the periods presented. All of the impairment charges were measured using unobservable inputs (Level 3) and were recorded based on market conditions and assumptions that existed at the time (in thousands):

	Year Ended December 31, 2011		Year Ended December 31, 2010		Year Ended December 31, 2009
	Total Fair Value Measurements	Total Impairment Charges	Total Fair Value Measurements	Total Impairment Charges	Total Fair Value Measurements	Total Impairment Charges
Impairment Charges From Continuing Operations:
Real estate
Net investments in properties	$91,552	$8,368	$17,295	$2,835	$124,630	$24,068
Net investments in direct financing leases	136,934	2,317	38,252	6,759	167,752	2,279
Equity investments in real estate	5,685	3,833	1,226	1,046	1,925	3,598
Intangible assets	—	—	949	—	7,183	4,027
Intangible liabilities	—	—	—	—	(1,394)	(37)

	$234,171	$14,518	$57,722	$10,640	$300,096	$33,935

Impairment Charges From Discontinued Operations:
Net investments in properties	$44,524	$12,488	$—	$—	$10,911	$22,083
Net investments in direct financing leases	2,310	41	1,313	214	—	—
Intangible assets	1,555	449	—	—	987	3,538

	$48,389	$12,978	$1,313	$214	$11,898	$25,621

The amounts above exclude the assets acquired and non-recourse mortgages assumed as part of the Merger. As described in Note 3, the assets acquired and liabilities assumed were recorded at fair value as of the closing of the Merger and were measured primarily using unobservable inputs (Level 3) based on market conditions and assumptions that existed at the time. The bargain purchase gain of $28.7 million was derived based upon the change in fair value of the Merger consideration and the assets received using unobservable inputs.

Note 10. Risk Management and Use of Derivative Financial Instruments

Risk Management

In the normal course of our ongoing business operations, we encounter economic risk. There are three main components of economic risk: interest rate risk, credit risk and market risk. We are primarily subject to interest rate risk on our interest-bearing liabilities. Credit risk is the risk of default on our operations and tenants’ inability or unwillingness to make contractually required payments. Market risk includes changes in the value of our properties and related loans as well as changes in the value of our other securities due to changes in interest rates or other market factors. In addition, we own investments in the European Union, Canada, Mexico, Malaysia and Thailand and are subject to the risks associated with changing foreign currency exchange rates.

Notes to Consolidated Financial Statements

Use of Derivative Financial Instruments

When we use derivative instruments, it is generally to reduce our exposure to fluctuations in interest rates and foreign currency exchange rate movements. We have not entered, and do not plan to enter into financial instruments for trading or speculative purposes. In addition to derivative instruments that we entered into on our own behalf, we may also be a party to derivative instruments that are embedded in other contracts, and we may own common stock warrants, granted to us by lessees when structuring lease transactions, that are considered to be derivative instruments. The primary risks related to our use of derivative instruments are that a counterparty to a hedging arrangement could default on its obligation or that the credit quality of the counterparty may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction. While we seek to mitigate these risks by entering into hedging arrangements with counterparties that are large financial institutions that we deem to be creditworthy, it is possible that our hedging transactions, which are intended to limit losses, could adversely affect our earnings. Furthermore, if we terminate a hedging arrangement, we may be obligated to pay certain costs, such as transaction or breakage fees. We have established policies and procedures for risk assessment and the approval, reporting and monitoring of derivative financial instrument activities.

We measure derivative instruments at fair value and record them as assets or liabilities, depending on our rights or obligations under the applicable derivative contract. Derivatives that are not designated as hedges must be adjusted to fair value through earnings. For a derivative designated and that qualified as a fair value hedge, the change in the fair value of the derivative is offset against the change in fair value of the hedged asset, liability, or firm commitment through earnings. For a derivative designated and qualified as a cash flow hedge, the effective portion of the change in fair value of the derivative is recognized in Other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative’s change in fair value is immediately recognized in earnings.

The following table sets forth certain information regarding our derivative instruments for the periods presented (in thousands):

		Asset Derivatives Fair Value at December 31,		Liability Derivatives Fair Value at December 31,
Derivatives Designated as Hedging Instruments	Balance Sheet Location	2011	2010	2011	2010
Foreign currency collar contracts	Accounts payable, accrued expenses and other liabilities	$—	$—	$—	$(106)
Foreign currency collar contracts	Other assets, net	1,194	—	—	—
Interest rate swaps	Accounts payable, accrued expenses and other liabilities	—	—	(4,155)	(398)

Derivatives Not Designated as Hedging Instruments
Embedded credit derivatives	Other assets, net	29	46	—	—
Stock warrants	Other assets, net	1,161	1,323	—	—

Total derivatives		$2,384	$1,369	$(4,155)	$(504)

Notes to Consolidated Financial Statements

The following tables present the impact of derivative instruments on the consolidated financial statements (in thousands):

	Amount of Gain (Loss) Recognized in Other Comprehensive Income on Derivative (Effective Portion)			Amount of Gain (Loss) Reclassified from Other Comprehensive Income into Income (Effective Portion)
	Years Ended December 31,			Years Ended December 31,
Derivatives in Cash Flow Hedging Relationships	2011	2010	2009	2011	2010	2009
Interest rate swaps (a)	$(1,028)	$(162)	$284	$—	$—	$—
Foreign currency contracts (a) (b)	1,300	99	(143)	254	(62)	27

Total	$272	$(63)	$141	$254	$(62)	$27

(a)	During the years ended December 31, 2011, 2010 and 2009, no gains or losses were reclassified from Other comprehensive income into income related to ineffective portions of hedging relationships or to amounts excluded from effectiveness testing.
(b)	Gains (losses) reclassified from Other comprehensive income into income for contracts that have settled are included in Other income and (expenses).

		Amount of Gain (Loss) Recognized in Income on Derivatives
Derivatives Not in Cash Flow	Location of Gain (Loss)	Years Ended December 31,
Hedging Relationships	Recognized in Income	2011	2010	2009
Embedded credit derivatives (a)	Other income and (expenses)	$(17)	$(846)	$(1,136)
Stock warrants	Other income and (expenses)	(162)	108	338
Interest rate swaps (b)	Other income and (expenses)	(1,237)	—	—

Total		$(1,416)	$(738)	$(798)

(a)	Included losses attributable to noncontrolling interests totaling less than $0.1 million, $0.6 million and $0.8 million for the years ended December 31, 2011, 2010 and 2009, respectively.
(b)

These derivative instruments were acquired in the Merger and prior to the Merger were designated as cash flow hedges by CPA®:14. Upon acquisition, we did not designate these as hedges and therefore did not achieve hedge accounting on these instruments until October 2011.

See below for information on our purposes for entering into derivative instruments, including those not designated as hedging instruments, and for information on derivative instruments owned by unconsolidated ventures, which are excluded from the tables above.

Interest Rate Swaps and Caps

We are exposed to the impact of interest rate changes primarily through our borrowing activities. To limit this exposure, we attempt to obtain mortgage financing on a long-term, fixed-rate basis. However, from time to time, we or our venture partners may obtain variable-rate non-recourse mortgage loans and, as a result, may enter into interest rate swap agreements or interest rate cap agreements with counterparties. Interest rate swaps, which effectively convert the variable-rate debt service obligations of the loan to a fixed rate, are agreements in which one party exchanges a stream of interest payments for a counterparty’s stream of cash flow over a specific period. The notional, or face, amount on which the swaps are based is not exchanged. Interest rate caps limit the effective borrowing rate of variable-rate debt obligations while allowing participants to share in downward shifts in interest rates. Our objective in using these derivatives is to limit our exposure to interest rate movements.

Notes to Consolidated Financial Statements

The derivative instruments that we had outstanding on our consolidated ventures at December 31, 2011 were designated as cash flow hedges and are summarized as follows (dollars in thousands):

	Type	Notional Amount	Effective Interest Rate	Effective Date	Expiration Date	Fair Value at December 31, 2011
1-Month LIBOR	“Pay-fixed” swap	$3,730	6.7%	2/2008	2/2018	$(604)
1-Month LIBOR	“Pay-fixed” swap	11,542	5.6%	3/2008	3/2018	(1,643)
1-Month LIBOR	“Pay-fixed” swap	6,120	6.4%	7/2008	7/2018	(1,043)
1-Month LIBOR	“Pay-fixed” swap	3,929	6.9%	3/2011	3/2021	(529)
1-Month LIBOR	“Pay-fixed” swap	6,000	5.4%	11/2011	12/2020	(189)
1-Month LIBOR	“Pay-fixed” swap	5,990	4.9%	12/2011	12/2021	(147)

						$(4,155)

The derivative instruments that our unconsolidated ventures had outstanding at December 31, 2011 were designated as cash flow hedges and are summarized as follows (dollars in thousands):

	Ownership Interest at December 31, 2011	Type	Notional Amount	Cap Rate	Spread	Effective Interest Rate	Effective Date	Expiration Date	Fair Value at December 31, 2011
3-Month LIBOR	25%	“Pay-fixed” swap	$148,778	N/A	N/A	5.0%-5.6%	7/2006-4/2008	10/2015-7/2016	$(13,887)
3-Month LIBOR	27%	Interest rate cap	122,679	4.0%	1.2%	N/A	3/2011	8/2014	80

									$(13,807)

Our share of changes in the fair value of these interest rate caps and swaps is included in Accumulated other comprehensive income in equity and reflected unrealized losses of $1.1 million, $1.2 million and $1.1 million for the years ended December 31, 2011, 2010 and 2009, respectively.

Foreign Currency Contracts

We are exposed to foreign currency exchange rate movements in the Euro and, to a lesser extent, the British Pound Sterling. We manage foreign currency exchange rate movements by generally placing both our debt obligation to the lender and the tenant’s rental obligation to us in the same currency. This reduces our overall exposure to the actual equity that we have invested and the equity portion of our cash flow. However, we are subject to foreign currency exchange rate movements to the extent of the difference in the timing and amount of the rental obligation and the debt service. We may also face challenges with repatriating cash from our foreign investments. We may encounter instances where it is difficult to repatriate cash because of jurisdictional restrictions or because repatriating cash may result in current or future tax liabilities. Realized and unrealized gains and losses recognized in earnings related to foreign currency transactions are included in Other income and (expenses) in the consolidated financial statements.

In order to hedge certain of our foreign currency cash flow exposures, we enter into foreign currency forward contracts and collars. A foreign currency forward contract is a commitment to deliver a certain amount of currency at a certain price on a specific date in the future. By entering into forward contracts, we are locked into a future currency exchange rate for the term of the contract. A foreign currency collar consists of a purchased call option to buy and a written put option to sell the foreign currency. These instruments guarantee that the exchange rate will not fluctuate beyond the range of the options’ strike prices.

Notes to Consolidated Financial Statements

In September 2011, we entered into seven foreign currency collars to hedge against a change in the exchange rate of the Euro versus the U.S. dollar. These collars had a total notional amount of $21.5 million, based on the exchange rate of the Euro to the U.S. dollar at December 31, 2011, and placed a floor on the exchange rate of the Euro to the U.S. dollar at $1.4000 and a ceiling on that exchange rate ranging from $1.4213 to $1.4313. Two of these collars settled in 2011 and we recognized a gain of $0.4 million in Other income and (expenses) in the consolidated financial statements during 2011. The remaining collars have settlement dates between March 2012 and March 2013.

Embedded Credit Derivatives

In connection with our April 2007 investment in a portfolio of German properties (the Hellweg 2 transaction) through a venture in which we have a total effective ownership interest of 26% and which we consolidate, we obtained non-recourse mortgage financing for which the interest rate has both fixed and variable components. In connection with providing the financing, the lender entered into an interest rate swap agreement on its own behalf through which the fixed interest rate component of the financing was converted into a variable interest rate instrument. Through the venture, we have the right, at our sole discretion, to prepay this debt at any time and to participate in any realized gain or loss on the interest rate swap at that time. These participation rights are deemed to be embedded credit derivatives. At December 31, 2011, the embedded credit derivative had an estimated fair value of less than $0.1 million, which is included in Other assets, net, within the consolidated financial statements.

Stock Warrants

We own stock warrants that were generally granted to us by lessees in connection with structuring initial lease transactions. These warrants are defined as derivative instruments because they are readily convertible to cash or provide for net cash settlement upon conversion. At December 31, 2011, warrants issued to us had an aggregate estimated fair value of $1.2 million, which is included in Other assets, net, within the consolidated financial statements.

Other

Amounts reported in Other comprehensive income related to derivatives will be reclassified to interest expense or interest income as interest payments are made on our variable-rate debt. At December 31, 2011, we estimate that an additional $0.2 million will be reclassified as interest income during the next twelve months.

We measure credit exposure on a counterparty basis as the net positive aggregate estimated fair value, net of collateral received, if any. None was received as of December 31, 2011. The total credit exposure and the maximum exposure to any single counterparty as of December 31, 2011 was $1.2 million.

Some of the agreements we have with our derivative counterparties contain certain credit contingent provisions that could result in a declaration of default against us regarding our derivative obligations if we either default or are capable of being declared in default on certain of our indebtedness. At December 31, 2011, we had not been declared in default on any of our derivative obligations. The estimated fair value of our derivatives that were in a net liability position was $4.3 million and $0.5 million at December 31, 2011 and 2010, respectively, which included accrued interest but excluded any adjustment for nonperformance risk. If we had breached any of these provisions at either December 31, 2011 or 2010, we could have been required to settle our obligations under these agreements at their termination value of $4.7 million or $0.6 million, respectively.

Notes to Consolidated Financial Statements

Portfolio Concentration Risk

Concentrations of credit risk arise when a group of tenants is engaged in similar business activities or is subject to similar economic risks or conditions that could cause them to default on their lease obligations to us. We regularly monitor our portfolio to assess potential concentrations of credit risk. While we believe our portfolio is reasonably well diversified, it does contain concentrations in excess of 10%, based on the percentage of our annualized contractual minimum base rent at December 31, 2011, in certain areas, as shown in the table below. The percentages in the table below represent our directly-owned real estate properties and do not include our pro rata share of equity investments.

Region:	December 31, 2011
Total U.S.	68%

Germany	15%
Other Europe	15%

Total Europe	30%
Other international	2%

Total international	32%

Total	100%

Asset Type:
Industrial	37%
Warehouse/Distribution	23%
Retail	18%
Office	13%
All others	9%

Total	100%

Tenant Industry:
Retail	26%
All others	74%

Total	100%

Tenant:
Hellweg Die Profi-Baumarkte (Germany)	11%

There were no significant concentrations, individually or in the aggregate, related to our unconsolidated ventures.

Note 11. Debt

Line of Credit

On May 2, 2011, we entered into the Credit Agreement with several banks, including Bank of America, N.A., which acts as the administrative agent. CPA 16 Merger Sub Inc., our subsidiary, is the borrower, and we and CPA 16 LLC, a subsidiary, are guarantors. The Credit Agreement provides for a secured revolving credit facility in an amount of up to $320.0 million, with an option for CPA 16 Merger Sub Inc. to request an increase in the facility by an aggregate principal amount of up to $30.0 million for a total credit facility of up to $350.0 million. The revolving credit facility is scheduled to mature on May 2, 2014, with an option by CPA 16 Merger Sub Inc. to extend the maturity date for an additional 12 months, subject to the conditions provided in the credit agreement. The revolving credit facility was used to finance in part the Merger, to repay certain property level indebtedness and for general corporate purposes.

Notes to Consolidated Financial Statements

The line of credit provides for an annual interest rate, at our election, of either: (a) 3.25% plus LIBOR; or (b) 2.25% plus the greater of: (i) the lender’s prime rate, (ii) the Federal Funds Effective Rate plus 0.5%, or (iii) LIBOR plus 1.0%. The Credit Agreement also provides for the issuance of letters of credit at an annual interest rate of 3.25%. In addition, we are required to pay an annual fee of 50 basis points of the unused portion of the credit facility amount. We incurred costs of $4.5 million to procure the facility, which are being amortized over the term of the Credit Agreement.

Availability under the Credit Agreement is dependent upon the number, operating performance, cash flows and diversification of the properties comprising the borrowing base pool. At December 31, 2011, availability under the line was $296.6 million, of which we had drawn $227.0 million.

The Credit Agreement is full recourse to CPA®:16—Global and contains customary affirmative and negative covenants, including covenants that restrict CPA®:16—Global and its subsidiaries’ ability to, among other things, incur additional indebtedness (other than non-recourse indebtedness), grant liens, dispose of assets, merge or consolidate, make investments, make acquisitions, pay dividends (as described below), enter into certain transactions with affiliates, and change the nature of its business or fiscal year. In addition, the Credit Agreement contains customary events of default.

The Credit Agreement stipulates several financial covenants that require us to maintain the following ratios and benchmarks at the end of each quarter (the quoted variables are specifically defined in the Credit Agreement):

•

a maximum “consolidated leverage ratio,” which requires us to maintain a ratio for “consolidated total indebtedness” to “total asset value” less than or equal to 65% (such rate is applicable through May 2013 and declines thereafter);

•

a “minimum total equity value,” which requires us to maintain a “total equity value” of at least $1.19 billion. This amount must be adjusted in the event of any securities offering by adding 75% of the “net cash proceeds”;

•	a “consolidated fixed charge coverage ratio,” which requires us to maintain a ratio for “consolidated EBITDA” to “consolidated fixed charges” of less than 1.50 to 1.0;

•

a limitation on dividend payments, which requires us to ensure that dividends paid in cash are limited to 95% of “adjusted funds from operations,” except to the extent dividend payments are required for CPA®:16—Global to maintain its status as a REIT under the Internal Revenue Code; and

•

a limitation on “recourse indebtedness,” which prohibits us from incurring additional secured indebtedness other than “non-recourse indebtedness” or indebtedness that is recourse to us that exceeds $75.0 million.

We were in compliance with these covenants at December 31, 2011.

Non-Recourse and Limited-recourse Debt

Non-recourse and limited-recourse debt consists of mortgage notes payable, which are collateralized by the assignment of real property and direct financing leases, with an aggregate carrying value of $2.2 billion and $1.8 billion at December 31, 2011 and 2010, respectively. Our mortgage notes payable had fixed annual interest rates ranging from 4.4% to 8.1% and variable annual interest rates ranging from 2.9% to 6.9%, with maturity dates ranging from 2012 to 2031, at December 31, 2011.

In connection with the Merger (Note 3), we assumed property level debt comprised of seven variable-rate and 48 fixed-rate non-recourse mortgages with fair values totaling $38.1 million and $421.9 million, respectively, on the date of acquisition, of which three loans bear interest at a variable-rate that has been effectively converted to a

Notes to Consolidated Financial Statements

fixed annual interest rate through the use of an interest rate swap. We recorded an aggregate net fair market value adjustment of $6.9 million at the date of acquisition. The fair market value adjustment is amortized to interest expense over the remaining lives of the related loans. These fixed-rate and variable-rate mortgages had weighted-average annual interest rates of 6.8% and 6.1%, respectively.

Additionally, during the year ended December 31, 2011, we obtained non-recourse financing totaling $42.5 million, of which $10.0 million was limited-recourse to us, under certain conditions. These mortgage loans had a weighted-average annual interest rate and term of 5.2% and 5.9 years, respectively. Of the total financing, $20.0 million is secured by a hotel property acquired in 2008, $16.5 million is secured by three unleveraged investments acquired in connection with the Merger and $6.0 million bears interest at a variable-rate that has been effectively converted to a fixed annual interest rate through the use of an interest rate swap.

During 2011, we refinanced maturing non-recourse mortgage loans totaling $23.3 million with new non-recourse financing totaling $33.8 million, of which $6.0 million bears interest at a variable-rate that has been effectively converted to a fixed annual interest rate through the use of an interest rate swap. These mortgage loans had a weighted average annual interest rate and term of 6.1% and 9.6 years, respectively.

In connection with obtaining our line of credit during the second quarter of 2011, as discussed above, we defeased eight loans with a fair value of $68.5 million and incurred a $2.5 million loss on extinguishment of debt.

Scheduled debt principal payments during each of the next five calendar years following December 31, 2011 and thereafter are as follows (in thousands):

Years Ending December 31,	Total
2012	$110,815
2013	42,393
2014 (a)	333,949
2015	156,454
2016	242,627
Thereafter through 2031	1,061,381

1,947,619
Unamortized premium, net (b)	(4,840)

Total	$1,942,779

(a)	Includes $227.0 million outstanding under our line of credit, as discussed above, which is scheduled to mature in 2014 unless extended pursuant to its terms.
(b)	Represents the fair market value adjustment of $6.5 million described above, partially offset by a $1.7 million unamortized discount on a non-recourse loan that we repurchased from the lender.

Certain amounts in the table above are based on the applicable foreign currency exchange rate at December 31, 2011.

Note 12. Commitments and Contingencies

At December 31, 2011, we were not involved in any material litigation.

Various claims and lawsuits arising in the normal course of business are pending against us. The results of these proceedings are not expected to have a material adverse effect on our consolidated financial position or results of operations.

Notes to Consolidated Financial Statements

Note 13. Impairment Charges

We periodically assess whether there are any indicators that the value of our real estate investments may be impaired or that their carrying value may not be recoverable. For investments in real estate in which an impairment indicator is identified, we follow a two-step process to determine whether the investment is impaired and to determine the amount of the charge. First, we compare the carrying value of the real estate to the future net undiscounted cash flow that we expect the real estate will generate, including any estimated proceeds from the eventual sale of the real estate. If this amount is less than the carrying value, the real estate is considered to be impaired, and we then measure the loss as the excess of the carrying value of the real estate over the estimated fair value of the real estate, which is primarily determined using market information such as recent comparable sales or broker quotes. If relevant market information is not available or is not deemed appropriate, we then perform a future net cash flow analysis discounted for inherent risk associated with each investment.

The following table summarizes impairment charges recognized on our consolidated and unconsolidated real estate investments for all periods presented (in thousands):

	Years Ended December 31,
	2011	2010	2009
Net investments in properties (a)	$8,368	$2,835	$28,058
Net investments in direct financing leases	2,317	6,759	2,279

Total impairment charges included in expenses	10,685	9,594	30,337
Equity investments in real estate (b)	3,833	1,046	3,598

Total impairment charges included in income from continuing operations	14,518	10,640	33,935
Impairment charges included in discontinued operations	12,978	214	25,621

Total impairment charges	$27,496	$10,854	$59,556

(a)	Includes charges recognized on intangible assets and liabilities related to net investments in properties (Note 8).
(b)	Other-than-temporary impairment charges on our equity investments in real estate are included in Income from equity investments in real estate within the consolidated financial statements.

2011 Impairment Charges

Carrefour France, SAS

During the fourth quarter of 2011, we recognized an impairment charge of $7.5 million on a property leased to Carrefour France, SAS to reduce the carrying value of the property to its estimated fair value. At December 31, 2011, this property was classified as Net investment in properties in the consolidated financial statements.

Mountain City Meats Co., Inc.

During the fourth quarter of 2011, we incurred an impairment charge of $0.9 million on a property leased to Mountain City Meats Co. Inc., which filed for bankruptcy in September 2011, to reduce the carrying value of the property to its estimated fair value. The tenant vacated the property and rejected the lease in bankruptcy proceedings in January 2012. At December 31, 2011, this property was classified as Net investment in properties in the consolidated financial statements.

Notes to Consolidated Financial Statements

Other

During 2011, we recognized impairment charges of $2.3 million on several properties accounted for as Net investments in direct financing leases in connection with other-than-temporary declines in the estimated fair value of the properties’ residual value.

Best Buy Stores, L.P.

During the second quarter of 2011, we recognized an other-than-temporary impairment charge of $3.8 million to reduce the carrying value of several properties held by the venture to their estimated fair values based upon the potential sale of the properties by the venture, which was consummated in July 2011.

International Aluminum Corp.

During the second quarter of 2011, we recognized an impairment charge of $12.4 million in connection with several properties formerly leased to International Aluminum Corp. in order to reduce their carrying values to their estimated fair values in connection with the tenant filing for bankruptcy in May 2011. In August 2011, we suspended debt service payments on the related non-recourse mortgage loan and the court appointed a receiver to take possession of the properties. As we no longer had control over the activities that most significantly impact the economic performance of this subsidiary following possession by the receiver, we deconsolidated the subsidiary during the third quarter of 2011 and recognized a gain on deconsolidation of $1.2 million. For the year ended December 31, 2011, the results of operations of these properties are included in (Loss) income from discontinued operations in the consolidated financial statements.

2010 Impairment Charges

The Talaria Company (Hinckley)

During 2010, we recognized impairment charges of $8.2 million, inclusive of amounts attributable to noncontrolling interests of $2.5 million, on a property leased to The Talaria Company (Hinckley) to reduce the carrying value of this investment to its estimated fair value based on a potential sale of the property which was not consummated. Of this impairment, $5.4 million was recognized on the building portion of the property accounted for as Net investments in direct financing leases, with the remaining $2.8 million recognized on the land portion of the property accounted for as Net investments in properties. At December 31, 2011, the land was classified as Net investments in properties and the building was classified as Net investment in direct financing leases in the consolidated financial statements.

Other

During 2010, we recognized impairment charges totaling $1.4 million on several properties accounted for as Net investments in direct financing leases in connection with other-than-temporary declines in the estimated fair value of the properties’ residual value. We recognized other-than-temporary impairment charges totaling $1.1 million on two ventures to reflect the decline in the estimated fair value of the ventures’ underlying net assets in comparison with the carrying values of our interests in these ventures. Additionally, we recognized impairment charges totaling $0.2 million on three properties formerly leased to Fraikin SAS in connection with other-than-temporary declines in the estimated fair value of the properties’ residual value. The results of operations of the properties formerly leased to Fraikin SAS including the impairment charge, are included in (Loss) income from discontinued operations in the consolidated financial statements.

Notes to Consolidated Financial Statements

2009 Impairment Charges

Foss Manufacturing Company, LLC

During 2009, we incurred impairment charges totaling $16.0 million in connection with a property leased to Foss Manufacturing Company, LLC as a result of a significant deterioration in the tenant’s financial outlook. We calculated the estimated fair value of this property based on a discounted cash flow analysis. At December 31, 2011, this property was classified as Net investments in properties in the consolidated financial statements.

John McGavigan Limited

During 2009, we incurred an impairment charge of $5.3 million in connection with a property in the United Kingdom where the tenant, John McGavigan Limited, filed for bankruptcy in September 2009. We calculated the estimated fair value of this property based on a discounted cash flow analysis. At December 31, 2011, this property was classified as Net investment in properties in the consolidated financial statements.

Other

During 2009, we recognized impairment charges totaling $2.3 million on several properties accounted for as net investments in direct financing leases in connection with other-than-temporary declines in the estimated fair value of the properties’ residual value.

Lindenmaier A.G.

During 2009, we recognized other-than-temporary impairment charges of $2.7 million to reduce the carrying value of a venture to the estimated fair value of its underlying net assets, which we assessed using a discounted cash flow analysis. The venture formerly leased property to Lindenmaier A.G., which filed for bankruptcy in the second quarter of 2009. This venture was classified as Equity investment in real estate in the consolidated financial statements at December 31, 2011.

Thales

During 2009, we recognized net other-than-temporary impairment charges of $0.9 million. In July 2009, a venture that owned a portfolio of five French properties leased to Thales S.A. sold four properties back to Thales. The outstanding debt balance on the four properties sold was allocated to the remaining property. An impairment charge was incurred to reduce the carrying value of the venture to the estimated fair value of its underlying net assets, which we assessed using a discounted cash flow analysis.

Görtz & Schiele GmbH & Co. and Goertz & Schiele Corp.

During 2009, we recognized impairment charges of $2.9 million and $6.8 million, respectively, related to two properties leased to Görtz & Schiele GmbH & Co., which filed for bankruptcy in November 2008. In March 2010, SaarOTEC, a successor tenant to Görtz & Schiele GmbH & Co., signed a new lease on one of the two properties with substantially the same terms, while the other property remained vacant. In April 2011, the vacant property was sold. At December 31, 2011, the property currently leased to SaarOTEC was classified as Net investments in properties in the consolidated financial statements. The results of operations of the property formerly leased to Goertz & Schiele Corp., including the impairment charge of $2.9 million, is included in (Loss) income from discontinued operations in the consolidated financial statements.

During 2009, we recognized an impairment charge of $15.7 million related to a property leased to Goertz & Schiele Corp., which filed for bankruptcy in September 2009. Goertz & Schiele Corp. terminated its

Notes to Consolidated Financial Statements

lease with us in bankruptcy proceedings in January 2010 and following possession by the receiver during January 2010, the subsidiary was deconsolidated during the first quarter of 2010 (Note 17). The results of operations of the property formerly leased to Goertz & Schiele Corp., including the impairment charge, are included in (Loss) income from discontinued operations in the consolidated financial statements.

MetalsAmerica, Inc.

During 2009, we recognized an impairment charge of $5.1 million related to a domestic property formerly leased to MetalsAmerica, Inc., which filed for bankruptcy in July 2009. We reduced the property’s carrying value to its estimated selling price and sold the property in August 2009. The results of operations of this property, including the impairment charge, are included in Income (loss) from discontinued operations in the consolidated financial statements.

Valley Diagnostic

During 2009, we incurred an impairment charge of $1.9 million in connection with a domestic property where the tenant, Valley Diagnostic, entered liquidation proceedings. We calculated the estimated fair value of this property using third-party broker quotes. During the fourth quarter of 2010, this property was foreclosed. The results of operations of the property formerly leased to Valley Diagnostic, including this impairment charge, are included in Income (loss) from discontinued operations in the consolidated financial statements.

Note 14. Equity

Distributions

Distributions paid to shareholders consist of ordinary income, capital gains, return of capital or a combination thereof for income tax purposes. The following table presents distributions per share reported for tax purposes:

	Years Ended December 31,
	2011	2010	2009
Ordinary income	$0.41	$0.13	$0.18
Return of capital	—	0.53	0.48
Capital gains	0.25	—	—

Total distributions	$0.66	$0.66	$0.66

We declared a quarterly distribution of $0.1668 per share in December 2011, which was paid in January 2012 to shareholders of record at December 31, 2011 and of which 8.6% was deemed a taxable distribution for the year ended December 31, 2011. 38.2% of the taxable distribution amount was designated as long-term capital gain and 61.8% as ordinary income.

The following table presents distributions per share reported for tax purposes of CPA 16 Merger Sub, which was formed in 2011:

Year Ended December 31, 2011
Ordinary income	$0.30
Capital gains	0.22

Total distributions	$0.52

Notes to Consolidated Financial Statements

Accumulated Other Comprehensive Income

The following table presents Accumulated other comprehensive income in equity. Amounts include our proportionate share of other comprehensive income or loss from our unconsolidated investments (in thousands):

	December 31,
	2011	2010
Unrealized gain on marketable securities	$(53)	$39
Foreign currency translation adjustment	(28,387)	(4,747)
Unrealized loss on derivative instrument	(4,601)	(3,752)
Unrealized loss on marketable securities	(21)	—
Reclassification of cumulative foreign currency translation adjustment due to Carrefour acquisition (Note 5)	5,532	—

Accumulated other comprehensive income	$(27,530)	$(8,460)

Note 15. Noncontrolling Interests

Noncontrolling interest is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. Other than our acquisition of noncontrolling interests in three properties from CPA®:14 in connection with the CPA®:14 Property Sales (Note 3), there were no changes in our ownership interest in any of our consolidated subsidiaries for the year ended December 31, 2011.

Special Member Interest

In connection with the UPREIT Reorganization, we contributed substantially all of our assets and liabilities to the Operating Partnership, in exchange for a managing member interest and units of membership interest in the Operating Partnership, which together represent a 99.985% capital interest of the Managing Member (representing our stockholders’ interest). The Special General Partner acquired a Special Member Interest of 0.015% in the Operating Partnership for $0.3 million entitling it to receive certain profit allocations and distributions of Available Cash Distribution and a Final Distribution. The Special General Partner may elect to receive the Available Cash Distribution in shares of our common stock. In the event of a capital transaction such as a sale, exchange, disposition or refinancing of our net assets, the Special General Partner may also be entitled to receive a Final Distribution. As we have control of the Operating Partnership through our Managing Member’s interest, we consolidate the Operating Partnership in our financial results. The Available Cash Distribution is recognized as a component of Noncontrolling interests. During 2011, we paid $6.2 million of Available Cash Distributions to the Special General Partner.

Redeemable Noncontrolling Interests

We account for the noncontrolling interests in an entity that holds a note receivable recorded in connection with the Hellweg 2 transaction as redeemable noncontrolling interests because the transaction contains put options that, if exercised, would obligate the partners to settle in cash. The partners’ interests are reflected at estimated redemption value for all periods presented. In November 2010, the property venture exercised an option to acquire an additional 70% interest in the limited partnership for $297.3 million.

Notes to Consolidated Financial Statements

The following table presents a reconciliation of redeemable noncontrolling interests (in thousands):

	Years Ended December 31,
	2011	2010	2009
Beginning balance	$21,805	$337,397	$331,842
Foreign currency translation adjustment	(499)	(18,329)	5,555
Reduction in noncontrolling interest due to Hellweg 2 option exercise (Note 6)	—	(297,263)	—

Ending balance	$21,306	$21,805	$337,397

Note 16. Income Taxes

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code. Our subsidiary, CPA 16 Merger Sub, which is consolidated by the Operating Partnership, holds substantially all of our assets and has also elected to be taxed as a REIT. Our REIT status depends on the REIT status of CPA 16 Merger Sub. We believe we have operated, and we intend to continue to operate, in a manner that allows us to continue to qualify as a REIT. Under the REIT operating structure, we are permitted to deduct distributions paid to our shareholders and generally will not be required to pay U.S. federal income taxes. Accordingly, no provision has been made for U.S. federal income taxes in the consolidated financial statements.

We conduct business in the various states and municipalities within the U.S. and in the European Union, Canada, Mexico, Malaysia and Thailand, and as a result, we file income tax returns in the U.S. federal jurisdiction and various state and certain foreign jurisdictions.

We account for uncertain tax positions in accordance with current authoritative accounting guidance. The following table presents a reconciliation of the beginning and ending amount of unrecognized tax benefits (in thousands):

	Years Ended December 31,
	2011	2010
Balance at beginning of year	$491	$375
Addition of CPA®:14 unrecognized tax benefit prior to Merger	409	—
Additions based on tax positions related to the current year	241	105
Additions for tax positions of prior years	95	71
Reductions for tax positions of prior years	(8)	(60)
Reductions for expiration of statute of limitations	(78)	—

Balance at end of year	$1,150	$491

At December 31, 2011, we had unrecognized tax benefits as presented in the table above that, if recognized, would have a favorable impact on the effective income tax rate in future periods. We recognize interest and penalties related to uncertain tax positions in income tax expense. At December 31, 2011 and 2010, we had $0.1 million and less than $0.1 million, respectively, of accrued interest related to uncertain tax positions.

Our provision for income taxes was $11.6 million, $4.8 million and $5.8 million for the years ended December 31, 2011, 2010 and 2009, respectively. Our current year provision is comprised primarily of our current foreign tax provision totaling $9.7 million, of which $5.2 million relates to our Hellweg 2 investment, $2.8 million relates to the Carrefour properties acquired in the Merger and $1.2 million relates to various German investments. We have no material federal income tax provision or deferred tax provision.

Notes to Consolidated Financial Statements

As of December 31, 2011 and 2010, we had net operating losses (“NOL”) in foreign jurisdictions of approximately $22.2 million and $24.6 million, respectively, translating to a deferred tax asset before valuation allowance of $5.5 million and $6.1 million, respectively. Our NOLs began expiring in 2011 in certain foreign jurisdictions. The utilization of NOLs may be subject to certain limitations under the tax laws of the relevant jurisdiction. Management determined that as of December 31, 2011 and 2010, $5.5 million and $6.1 million, respectively, of deferred tax assets related to losses in foreign jurisdictions did not satisfy the recognition criteria set forth in accounting guidance for income taxes and established valuation allowances for these amounts.

Our tax returns are subject to audit by taxing authorities. Such audits can often take years to complete and settle. The tax years 2006 through 2011 remain open to examination by the major taxing jurisdictions to which we are subject.

We have elected to treat two of our corporate subsidiaries, which engage in hotel operations, as TRSs. These subsidiaries own hotels that are managed on our behalf by third-party hotel management companies. A TRS is subject to corporate federal income taxes and we provide for income taxes in accordance with current authoritative accounting guidance. One of these subsidiaries has operated at a loss since inception until it became profitable in the fourth quarter of 2011. We have recorded a full valuation allowance for this subsidiary’s NOL carry-forwards. The other subsidiary became profitable in the first quarter of 2009, and therefore we have recorded a tax provision for this subsidiary.

Note 17. Discontinued Operations

From time to time, tenants may vacate space due to lease buy-outs, elections not to renew their leases, insolvency or lease rejection in the bankruptcy process. In these cases, we assess whether we can obtain the highest value from the property by re-leasing or selling it. In addition, in certain cases, we may try to sell a property that is occupied. When it is appropriate to do so under current authoritative accounting guidance for the disposal of long-lived assets, we classify the property as an asset held for sale on our consolidated balance sheet and the current and prior period results of operations of the property are reclassified as discontinued operations.

The results of operations for properties that are held for sale or have been sold are reflected in the consolidated financial statements as discontinued operations for all periods presented and are summarized as follows (in thousands):

	Years Ended December 31,
	2011	2010	2009
Revenues	$6,277	$6,043	$11,606
Expenses	(5,723)	(5,183)	(11,289)
Gain on deconsolidation of a subsidiary	1,167	7,082	—
Gain on sale of assets	81	—	7,634
(Loss) gain on extinguishment of debt	(369)	879	2,313
Impairment charges	(12,978)	(214)	(25,621)

(Loss) income from discontinued operations	$(11,545)	$8,607	$(15,357)

2011—In April 2011, we sold a vacant property previously leased to Görtz & Schiele GmbH & Co. for $0.4 million, net of selling costs, and recognized a net loss of less than $0.1 million, inclusive of the impact of impairment charges recognized during fiscal 2009 totaling $2.9 million. All amounts are inclusive of the 50% interest in the venture owned by our affiliate as the noncontrolling interest partner. Amounts are based upon the exchange rate of the Euro at the date of sale.

Notes to Consolidated Financial Statements

In July 2011, a venture in which we and CPA®:15 hold interests of 70% and 30%, respectively, and which we consolidate, sold several properties leased to PETsMART for $74.0 million. Our share of the sale price was approximately $51.8 million. The venture used a portion of the sale proceeds to defease the non-recourse mortgage loan totaling $25.1 million on the related properties, of which our share was $17.6 million. As our interest was acquired through the Merger, the disposition did not result in a gain or loss. Rather, the difference between our initial provisional carrying amount and sales price was considered a measurement period adjustment (Note 3).

In May 2011, International Aluminum Corp. filed for bankruptcy protection and terminated their lease with us in bankruptcy proceedings. In August 2011, we suspended debt service payments on the related non-recourse mortgage loan and the court appointed a receiver to take possession of the properties. As we no longer had control over the activities that most significantly impact the economic performance of this subsidiary following possession by the receiver, we deconsolidated the subsidiary during the third quarter of 2011. At the date of deconsolidation, the property had a carrying value of $38.1 million, reflecting the impact of impairment charges totaling $12.4 million recognized in 2011, and the related non-recourse mortgage loan had an outstanding balance of $38.7 million. In connection with this deconsolidation, we recognized a gain of $1.2 million. We have recorded the operations and gain recognized upon deconsolidation as discontinued operations, as we have no significant influence on the entity and there are no continuing cash flows from the property.

In September 2011, we entered into an agreement to sell a Canadian property formerly leased to U.S. Aluminum of Canada, which also filed for bankruptcy in May 2011 and terminated its lease with us in bankruptcy proceedings, for approximately $5.1 million. We completed the sale of this property in October 2011 and used a portion of the proceeds to partially defease the non-recourse mortgage loan on this property. At September 30, 2011, this property was classified as Assets held for sale on our consolidated balance sheet.

In October 2011, we sold seven properties leased to Fraikin SAS, of which the results of operations of six properties are reflected as discontinued operations in the consolidated financial statements. These six properties were sold for $6.1 million, net of selling costs and we recognized a net gain on these sales of $0.5 million, inclusive of the impact of impairment charges recognized during 2011 and 2010 of less than $0.1 million and $0.2 million, respectively.

In December 2011, we entered into an agreement to sell three properties, which were acquired in the Merger. We completed the sale of these properties in January 2012 for approximately $3.0 million, net of selling costs. At December 31, 2011, the properties were classified as Assets held for sale on our consolidated balance sheet.

During 2011, we sold six properties acquired in the Merger for a total price of $45.3 million, net of selling costs. We prepaid the existing non-recourse mortgages on three of these properties totaling $9.6 million and incurred an aggregate prepayment penalty of $0.3 million. We recognized a net loss on the sales of $0.4 million, inclusive of the impact of impairment charges recognized during 2011 of less than $0.1 million. We also recognized lease termination income of $0.3 million and a net loss on the extinguishment of debt of less than $0.1 million. Amounts are based upon the applicable exchange rate at the date of sale.

2010—We suspended debt service payments on the related non-recourse debt obligation after our tenant, Goertz & Schiele Corp., ceased making rent payments to us. Goertz & Schiele Corp. had filed for bankruptcy and, in January 2010, terminated its lease with us in bankruptcy proceedings, and we subsequently consented to a court order appointing a receiver. As we no longer had control over the activities that most significantly impact the economic performance of this subsidiary following possession by the receiver, we deconsolidated the subsidiary during the first quarter of 2010. At the date of deconsolidation, the property had a carrying value of $5.9 million, reflecting the impact of impairment charges totaling $15.7 million recognized in 2009, and the non-recourse mortgage loan had an outstanding balance of $13.3 million. In connection with this deconsolidation, we recognized a gain of $7.1 million,

Notes to Consolidated Financial Statements

inclusive of amounts attributable to noncontrolling interests of $3.5 million. We have recorded the operations and gain recognized upon deconsolidation as discontinued operations, as we have no significant influence on the entity and there are no continuing cash flows from the property.

In November 2010, a building previously leased to Valley Diagnostic was foreclosed upon and subsequently sold by the bank to a third party for $2.0 million. We recognized a net gain on extinguishment of debt of $0.9 million, excluding impairment charges recognized in 2009 totaling $1.9 million.

2009—In July and August 2009, we sold two domestic properties for $51.9 million, net of selling costs. We recognized a net gain on the sales of these properties totaling $7.6 million, excluding an impairment charge recognized in 2009 of $5.1 million on one of the properties (Note 13). Additionally, we recognized a net gain on extinguishment of debt of $2.3 million as a result of the lender releasing all liens on one of the properties in exchange for the sale proceeds.

Note 18. Segment Information

We have determined that we operate in one business segment, real estate ownership, with domestic and foreign investments. Geographic information for this segment is as follows (in thousands):

Year Ended December 31, 2011	Domestic	Foreign (a)	Total Company
Revenues	$192,970	$119,641	$312,611
Total long-lived assets (b)	1,874,784	987,256	2,862,040

Year Ended December 31, 2010	Domestic	Foreign (a)	Total Company
Revenues	$127,160	$102,248	$229,408
Total long-lived assets (b)	1,214,261	913,639	2,127,900

Year Ended December 31, 2009	Domestic	Foreign (a)	Total Company
Revenues	$123,647	$103,947	$227,594
Total long-lived assets (b)	1,235,053	988,496	2,223,549

(a)	Consists of operations in the European Union, Mexico, Canada and Asia.
(b)	Consists of real estate, net; net investment in direct financing leases; equity investments in real estate; and real estate under construction.

Notes to Consolidated Financial Statements

Note 19. Selected Quarterly Financial Data (Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31, 2011	June 30, 2011 (b)	September 30, 2011 (b)	December 31, 2011 (b)
Revenues (a)	$58,879	$80,602	$85,805	$87,325
Expenses (a)	(32,560)	(83,825)	(44,716)	(53,933)
Net income (loss)	7,783	(18,267)	25,667	6,110
Less: Net income attributable to noncontrolling interests	(1,960)	(1,392)	(2,447)	(4,092)
Less: Net income attributable to redeemable noncontrolling interests	(421)	(455)	(510)	(516)

Net income (loss) attributable to CPA®16—Global Shareholders	5,402	(20,114)	22,710	1,502

Earnings (loss) per share attributable to CPA®16—Global Shareholders	0.04	(0.12)	0.11	0.02

Distributions declared per share	0.1656	0.1656	0.1662	0.1668

	Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Revenues (a)	$57,567	$56,779	$57,988	$57,074
Expenses (a)	(34,628)	(25,621)	(26,492)	(28,922)
Net income	14,412	16,185	15,773	12,868
Less: Net income attributable to noncontrolling interests	(2,007)	(1,885)	(656)	(357)
Less: Net income attributable to redeemable noncontrolling interests	(6,445)	(6,792)	(4,208)	(4,881)

Net income attributable to CPA®16—Global Shareholders	5,960	7,508	10,909	7,630

Earnings per share attributable to CPA®16—Global Shareholders	0.05	0.06	0.09	0.06

Distributions declared per share	0.1656	0.1656	0.1656	0.1656

(a)	Certain amounts from previous quarters have been retrospectively adjusted as discontinued operations (Note 17).
(b)	The results of operations for the second, third and fourth quarter of 2011 reflect the impact of the Merger.

Notes to Consolidated Financial Statements

Note 20. Pro Forma Financial Information (Unaudited)

The following consolidated pro forma financial information has been presented as if the Merger had occurred on January 1, 2009 for the years ended December 31, 2011, 2010 and 2009. The pro forma financial information is not necessarily indicative of what the actual results would have been, nor does it purport to represent the results of operations for future periods.

(Dollars in thousands, except per share amounts):

	Years Ended December 31,
	2011	2010	2009
Pro forma total revenues	$340,781	$344,953	$343,139
Pro forma income from continuing operations	58,233	82,019	57,523
Less: Income from continuing operations attributable to noncontrolling interests	(14,301)	(23,856)	(25,696)

Pro forma income from continuing operations attributable to CPA®:16—Global shareholders	$43,932	$58,163	$31,827

Pro forma earnings per share: (a)
Income from continuing operations attributable to CPA®:16—Global shareholders	$0.22	$0.29	$0.16

(a)	The pro forma weighted-average shares outstanding for each of the years ended December 31, 2011, 2010 and 2009 totaled 200,259,685 shares and were determined as if all shares issued since our inception through December 31, 2011 were issued on January 1, 2009.

CORPORATE PROPERTY ASSOCIATES 16—GLOBAL INCORPORATED

SCHEDULE III—REAL ESTATE and ACCUMULATED DEPRECIATION

December 31, 2011

(in thousands)

	Encumbrances	Initial Cost to Company		Costs Capitalized Subsequent to Acquisition (a)	Increase (Decrease) in Net Investments (b)	Gross Amount at which Carried at Close of Period (c)			Accumulated Depreciation (d)	Date Acquired	Life on which Depreciation in Latest Statement of Income is Computed
Description		Land	Buildings			Land	Buildings	Total
Real Estate Under Operating Leases:
Industrial, warehouse/distribution and office facilities in Englewood, CA and industrial facility in Chandler, AZ	$7,151	$3,380	$8,885	$—	$3	$3,380	$8,888	$12,268	$1,676	Jun. 2004	40 yrs.
Industrial and office facilities in Hampton, NH	13,224	9,800	19,960	—	(14,952)	4,454	10,354	14,808	2,973	Jul. 2004	40 yrs.
Land in Alberta, Calgary, Canada	1,421	2,247	—	—	633	2,880	—	2,880	—	Aug. 2004	N/A
Office facility in Tinton Falls, NJ	8,362	1,700	12,934	—	—	1,700	12,934	14,634	2,358	Sep. 2004	40 yrs.
Industrial facility in The Woodlands, TX	23,472	6,280	3,551	27,331	—	6,280	30,882	37,162	4,864	Sep. 2004	40 yrs.
Office facility in Southfield, MI	7,756	1,750	14,384	—	—	1,750	14,384	16,134	2,502	Jan. 2005	40 yrs.
Industrial facility in Cynthiana, KY	3,590	760	6,885	524	2	760	7,411	8,171	1,217	Jan. 2005	40 yrs.
Industrial facility in Buffalo Grove, IL	8,543	2,120	12,468	—	—	2,120	12,468	14,588	2,169	Jan. 2005	40 yrs.
Office and industrial facilities in Lumlukka, Thailand and warehouse/distribution and office facilities in Udom Soayudh Road, Thailand	15,991	8,942	10,547	6,174	5,727	10,854	20,536	31,390	3,421	Jan. 2005	40 yrs.
Industrial facility in Allen, TX and office facility in Sunnyvale, CA	13,439	10,960	9,933	—	—	10,960	9,933	20,893	1,707	Feb. 2005	40 yrs.
Industrial facilities in Sandersville, GA; Fernley, NV; Erwin, TN and Gainsville, TX	3,982	1,190	5,961	—	—	1,190	5,961	7,151	1,025	Feb. 2005	40 yrs.
Office facility in Piscataway, NJ	73,637	19,000	70,490	—	(308)	18,692	70,490	89,182	11,968	Mar. 2005	40 yrs.
Land in Stuart, FL; Trenton and Southwest Harbor, ME and Portsmouth, RI	9,844	20,130	—	—	(2,835)	17,295	—	17,295	—	May 2005	N/A
Industrial facilities in Peru, IL; Huber Heights, Lima and Sheffield, OH and Lebanon, TN and office facility in Lima, OH	16,325	1,720	23,439	—	—	1,720	23,439	25,159	3,882	May 2005	40 yrs.

SCHEDULE III—REAL ESTATE and ACCUMULATED DEPRECIATION (Continued)

December 31, 2011

(in thousands)

	Encumbrances	Initial Cost to Company		Costs Capitalized Subsequent to Acquisition (a)	Increase (Decrease) in Net Investments (b)	Gross Amount at which Carried at Close of Period (c)			Accumulated Depreciation (d)	Date Acquired	Life on which Depreciation in Latest Statement of Income is Computed
Description		Land	Buildings			Land	Buildings	Total
Industrial facility in Cambridge, Canada	6,316	800	8,158	—	2,065	994	10,029	11,023	1,661	May 2005	40 yrs.
Education facility in Nashville, TN	5,967	200	8,485	140	—	200	8,625	8,825	1,395	Jun. 2005	40 yrs.
Industrial facility in Ramos Arizpe, Mexico	—	390	3,227	6	2	390	3,235	3,625	522	Jul. 2005	40 yrs.
Warehouse/distribution facility in Norwich, CT	13,542	1,400	6,698	28,357	2	2,600	33,857	36,457	4,862	Aug. 2005	40 yrs.
Industrial facility in Glasgow, Scotland	6,016	1,264	7,885	—	(5,288)	468	3,393	3,861	834	Aug. 2005	40 yrs.
Industrial facility in Aurora, CO	3,147	460	4,314	—	(728)	460	3,586	4,046	565	Sep. 2005	40 yrs.
Warehouse/distribution facility in Kotka, Finland	6,375	—	12,266	—	862	—	13,128	13,128	2,682	Oct. 2005	29 yrs.
Warehouse/distribution facility in Plainfield, IN	21,517	1,600	8,638	18,185	—	4,200	24,223	28,423	3,265	Nov. 2005	40 yrs.
Residential facility in Blairsville, PA (e)	15,036	648	2,896	23,295	—	1,046	25,793	26,839	2,973	Dec. 2005	40 yrs.
Residential facility in Laramie, WY (e)	16,790	1,650	1,601	21,450	—	1,650	23,051	24,701	2,731	Jan. 2006	40 yrs.
Warehouse/distribution and industrial facilities in Houston, Weimar, Conroe and Odessa, TX	7,548	2,457	9,958	—	190	2,457	10,148	12,605	2,140	Mar. 2006	20 -30 yrs.
Office facility in Greenville, SC	9,775	925	11,095	—	57	925	11,152	12,077	1,944	Mar. 2006	33 yrs.
Retail facilities in Maplewood, Creekskill, Morristown, Summit and Livingston, NJ	33,074	10,750	32,292	—	98	10,750	32,390	43,140	5,143	Apr. 2006	35 -39 yrs.
Warehouse/distribution facilities in Alameda, CA and Ringwood, NJ	5,625	1,900	5,882	—	—	1,900	5,882	7,782	809	Jun. 2006	40 yrs.
Industrial facility in Amherst, NY	9,528	500	14,651	—	—	500	14,651	15,151	2,645	Aug. 2006	30 yrs.
Industrial facility in Shah Alam, Malaysia	8,047	—	3,927	3,496	556	—	7,979	7,979	694	Sep. 2006	35 yrs.
Warehouse/distribution facility in Spanish Fork, UT	8,146	1,100	9,448	—	—	1,100	9,448	10,548	1,220	Oct. 2006	40 yrs.
Industrial facilities in Georgetown, TX and Woodland, WA	3,449	800	4,368	3,693	2,570	1,737	9,694	11,431	887	Oct. 2006	40 yrs.
Office facility in Washington, MI	29,199	7,500	38,094	—	—	7,500	38,094	45,594	4,841	Nov. 2006	40 yrs.
Office and industrial facilities in St. Ingbert and Puttlingen, Germany	8,843	1,248	10,921	—	(6,902)	465	4,802	5,267	879	Dec. 2006	40 yrs.

SCHEDULE III—REAL ESTATE and ACCUMULATED DEPRECIATION (Continued)

December 31, 2011

(in thousands)

	Encumbrances	Initial Cost to Company		Costs Capitalized Subsequent to Acquisition (a)	Increase (Decrease) in Net Investments (b)	Gross Amount at which Carried at Close of Period (c)			Accumulated Depreciation (d)	Date Acquired	Life on which Depreciation in Latest Statement of Income is Computed
Description		Land	Buildings			Land	Buildings	Total
Warehouse/distribution facilities in Flora, MS and Muskogee, OK	3,703	335	5,816	—	—	335	5,816	6,151	739	Dec. 2006	40 yrs.
Various transportation and warehouse facilities throughout France	27,680	4,341	6,254	4,521	22,048	29,062	8,102	37,164	1,343	Dec. 2006, Mar. 2007	30 yrs.
Industrial facility in Fort Collins, CO	8,289	1,660	9,464	—	—	1,660	9,464	11,124	1,183	Dec. 2006	40 yrs.
Industrial facility in St. Charles, MO	13,300	2,300	15,433	—	—	2,300	15,433	17,733	1,929	Dec. 2006	40 yrs.
Industrial facilities in Salt Lake City, UT	5,137	2,575	5,683	—	—	2,575	5,683	8,258	739	Dec. 2006	38 - 40 yrs.
Warehouse/distribution facilities in Atlanta, Doraville and Rockmart, GA	57,206	10,060	72,000	6,816	—	10,060	78,816	88,876	10,278	Feb. 2007	30 - 40 yrs.
Industrial facility in Tuusula, Finland	14,888	1,000	16,779	8	(467)	971	16,349	17,320	2,395	Mar. 2007	32 yrs.
36 Retail facilities throughout Germany	353,321	83,345	313,770	27,965	(18,745)	80,951	325,384	406,335	42,353	Apr. 2007	30 - 40 yrs.
Industrial facilities in Denver, CO and Nashville, TN	9,839	1,872	14,665	—	(854)	1,804	13,879	15,683	2,121	Jun. 2007, Jul. 2007	28 - 35 yrs.
Industrial facility in Sacramento, CA	30,060	—	42,478	3	—	—	42,481	42,481	4,691	Jul. 2007	40 yrs.
Industrial facility in Guelph, Canada	6,239	4,592	3,657	—	(4,452)	1,961	1,836	3,797	203	Jul. 2007	40 yrs.
Retail facilities in Wichita, KS and Oklahoma City, OK and warehouse/distribution facility in Wichita, KS	7,601	2,090	9,128	8	—	2,090	9,136	11,226	1,345	Jul. 2007	30 yrs.
Industrial facility in Beaverton, MI	2,039	70	3,608	—	16	70	3,624	3,694	514	Oct. 2007	30 yrs.
Industrial facilities in Evansville, IN; Lawrence, KS and Baltimore, MD	28,019	4,890	78,288	—	(120)	4,770	78,288	83,058	10,438	Dec. 2007	30 yrs.
Warehouse/distribution facility in Suwanee, GA	16,171	1,950	20,975	—	—	1,950	20,975	22,925	2,098	Dec. 2007	40 yrs.

SCHEDULE III—REAL ESTATE and ACCUMULATED DEPRECIATION (Continued)

December 31, 2011

(in thousands)

	Encumbrances	Initial Cost to Company		Costs Capitalized Subsequent to Acquisition (a)	Increase (Decrease) in Net Investments (b)	Gross Amount at which Carried at Close of Period (c)			Accumulated Depreciation (d)	Date Acquired	Life on which Depreciation in Latest Statement of Income is Computed
Description		Land	Buildings			Land	Buildings	Total
Industrial facilities in Colton, CA; Bonner Springs, KS and Dallas, TX and land in Eagan, MN	23,081	10,430	32,063	—	(764)	10,430	31,299	41,729	3,300	Mar. 2008	30 - 40 yrs.
Industrial facility in Ylamylly, Finland	8,980	58	14,220	1,519	(2,437)	48	13,312	13,360	1,108	Apr. 2008	40 yrs.
Industrial facility in Nurieux-Volognat, France	—	1,478	15,528	—	(6,652)	1,230	9,124	10,354	840	Jun. 2008	38 yrs.
Industrial facility in Windsor, CT	—	425	1,160	—	(188)	425	972	1,397	87	Jun. 2008	39 yrs.
Office and industrial facilities in Wolfach, Bunde and Dransfeld, Germany	—	2,554	13,492	—	(6,444)	2,122	7,480	9,602	873	Jun. 2008	30 yrs.
Warehouse/distribution facilities in Gyal and Herceghalom, Hungary	43,473	12,802	68,993	—	(6,441)	11,674	63,680	75,354	6,190	Jul. 2009	25 yrs.
Hospitality facility in Miami Beach, FL	—	6,400	42,156	35,441	—	6,400	77,597	83,997	2,433	Sep. 2009	40 yrs.
Sports facilities in Salt Lake City, UT and St. Charles, MO	6,743	3,789	2,226	—	—	3,789	2,226	6,015	51	May 2011	40 yrs.
Fitness and recreational facility in Houston, TX	4,000	1,397	1,596	—	—	1,397	1,596	2,993	42	May 2011	29.7 yrs.
Land in Scottsdale, AZ	6,779	10,731	—	—	—	10,731	—	10,731	—	May 2011	N/A
Warehouse/distribution facilities in Burlington, NJ and Manassas, VA	8,819	4,281	18,565	—	(10,164)	2,070	10,612	12,682	250	May 2011	40 yrs.
Industrial facility in Albuquerque, NM	4,874	1,762	3,270	—	—	1,763	3,269	5,032	74	May 2011	40 yrs.
Warehouse/distribution facilities in Monon, IN; Champlin, MN; Robbinsville, NJ; Radford, VA and North Salt Lake City, UT	4,479	6,020	18,121	—	—	6,020	18,121	24,141	414	May 2011	40 yrs.
Industrial facilities in Welcome, NC; Murrysville, PA and Wylie, TX	—	5,010	14,807	—	—	5,010	14,807	19,817	326	May 2011	40 yrs.
Warehouse/distribution facility in Rock Island, IL	—	2,171	3,421	—	—	2,171	3,421	5,592	77	May 2011	40 yrs.
Retail store in Torrance, CA	22,281	4,321	13,405	—	—	4,321	13,405	17,726	328	May 2011	40 yrs.
Office facility in Houston, TX	4,280	1,606	3,380	—	—	1,606	3,380	4,986	76	May 2011	40 yrs.

SCHEDULE III—REAL ESTATE and ACCUMULATED DEPRECIATION (Continued)

December 31, 2011

(in thousands)

	Encumbrances	Initial Cost to Company		Costs Capitalized Subsequent to Acquisition (a)	Increase (Decrease) in Net Investments (b)	Gross Amount at which Carried at Close of Period (c)			Accumulated Depreciation (d)	Date Acquired	Life on which Depreciation in Latest Statement of Income is Computed
Description		Land	Buildings			Land	Buildings	Total
Industrial facility in Doncaster, United Kingdom	4,953	1,831	1,485	—	(294)	1,693	1,329	3,022	44	May 2011	21.7 yrs.
Retail and warehouse/distribution facilities in Johnstown and Whitehall, PA	4,870	5,296	11,723	—	—	5,296	11,723	17,019	301	May 2011	30.3 yrs.
Retail and warehouse/distribution facilities in York, PA	10,049	3,153	12,743	—	—	3,153	12,743	15,896	275	May 2011	40 yrs.
Industrial facility in Pittsburgh, PA	5,753	717	9,254	—	—	717	9,254	9,971	224	May 2011	40 yrs.
Warehouse/distribution facilities in Harrisburg, NC; Atlanta, GA; Cincinnati, OH and Elkwood, VA	11,493	5,015	9,542	—	—	5,015	9,542	14,557	212	May 2011	40 yrs.
Warehouse/distribution facilities in Boe, Carpiquet, Mans, Vendin Le Vieil, Lieusaint, Lagnieu, Luneville and St. Germain de Puy, France	74,592	16,575	81,145	—	(9,704)	13,891	74,125	88,016	2,554	May 2011	40 yrs.
Educational facilities in Chandler, AZ; Fleming Island, FL; Ackworth, GA; Hauppauge and Patchogue, NY; Sugar Land, TX; Hampton, VA and Silverdale, WA	5,619	3,827	5,044	—	—	3,827	5,044	8,871	134	May 2011	29.6 yrs.
Land in Midlothian, VA	1,648	2,709	—	—	—	2,709	—	2,709	—	May 2011	N/A
Retail facilities Fairfax, VA and Lombard, IL	11,542	5,650	19,711	—	—	5,650	19,711	25,361	451	May 2011	33.6 yrs.
Retail facilities in Kennesaw, GA and Leawood, KS	13,264	4,420	18,899	—	—	4,420	18,899	23,319	432	May 2011	40 yrs.
Retail facility in South Tulsa, OK	4,871	2,282	2,471	—	—	2,282	2,471	4,753	64	May 2011	30 yrs.
Industrial facilities in South Windsor and Manchester, CT	—	5,802	7,580	—	—	5,802	7,580	13,382	166	May 2011	N/A
Industrial and office facilities in Elgin, IL; Bozeman, MT and Nashville, TN	9,784	5,029	6,982	—	—	5,029	6,982	12,011	156	May 2011	40 yrs.
Warehouse/distribution facilities in Charlotte and Lincolnton, NC and Mauldin, SC	7,888	3,304	5,935	—	—	3,304	5,935	9,239	128	May 2011	40 yrs.

SCHEDULE III—REAL ESTATE and ACCUMULATED DEPRECIATION (Continued)

December 31, 2011

(in thousands)

	Encumbrances	Initial Cost to Company		Costs Capitalized Subsequent to Acquisition (a)	Increase (Decrease) in Net Investments (b)	Gross Amount at which Carried at Close of Period (c)			Accumulated Depreciation (d)	Date Acquired	Life on which Depreciation in Latest Statement of Income is Computed
Description		Land	Buildings			Land	Buildings	Total
Warehouse/distribution facilities in Valdosta, GA and Johnson City, TN	9,819	3,112	8,451	—	—	3,112	8,451	11,563	192	May 2011	40 yrs.
Industrial and warehouse/distribution facilities in Westfield, MA	—	2,048	9,756	—	—	2,048	9,756	11,804	215	May 2011	34.7 yrs.
Warehouse/distribution and office facilities in Davenport, IA and Bloomington, MN	17,084	4,060	8,258	—	—	4,061	8,257	12,318	177	May 2011	40 yrs.
Industrial facility in Gorinchem, Netherlands	5,159	5,518	1,617	—	(1,036)	4,824	1,275	6,099	6	May 2011	40 yrs.
Educational facilities in Union, NJ; Allentown and Philadelphia, PA and Grand Prairie, TX	—	3,960	5,055	—	—	3,960	5,055	9,015	110	May 2011	40 yrs.
Industrial facility in Salisbury, NC	6,054	3,723	4,053	—	—	3,723	4,053	7,776	88	May 2011	40 yrs.
Industrial facility in San Clemente, CA	—	3,199	7,694	—	—	3,199	7,694	10,893	181	May 2011	40 yrs.
Industrial and office facilities in Rome, GA; Plymouth, MI and Twinsburg, OH	—	3,345	10,370	—	—	3,345	10,370	13,715	230	May 2011	40 yrs.
Office facilities in Lindon, UT	—	1,441	3,116	—	—	1,441	3,116	4,557	69	May 2011	40 yrs.
Industrial facility in Milford, OH	—	1,234	3,558	—	—	1,234	3,558	4,792	78	May 2011	40 yrs.
Office facility in Lafayette, LA	2,070	874	1,137	—	—	874	1,137	2,011	25	May 2011	40 yrs.
Industrial facility in Richmond, MO	6,000	1,977	2,107	—	—	1,977	2,107	4,084	46	May 2011	34.8 yrs.
Warehouse/distribution facility in Dallas, TX	6,739	665	3,587	—	—	665	3,587	4,252	91	May 2011	30.8 yrs.
Office facility in Turku, Finland	38,238	1,950	31,151	—	(4,179)	1,705	27,217	28,922	460	May 2011	40 yrs.
Industrial, warehouse/distribution and office facilities in Waterloo, WI	—	3,852	3,384	—	—	3,852	3,384	7,236	142	May 2011	20.3 yrs.
Retail facilities in several cities in the following states: Arizona, California, Florida, Illinois, Massachusetts, Maryland, Michigan and Texas	19,923	3,671	9,056	—	—	3,671	9,056	12,727	197	May 2011	40 yrs.
Industrial and warehouse facilities in Burbank, CA and Las Vegas, NV	4,229	2,143	4,420	—	—	2,143	4,420	6,563	106	May 2011	40 yrs.

SCHEDULE III—REAL ESTATE and ACCUMULATED DEPRECIATION (Continued)

December 31, 2011

(in thousands)

	Encumbrances	Initial Cost to Company		Costs Capitalized Subsequent to Acquisition (a)	Increase (Decrease) in Net Investments (b)	Gross Amount at which Carried at Close of Period (c)			Accumulated Depreciation (d)	Date Acquired	Life on which Depreciation in Latest Statement of Income is Computed
Description		Land	Buildings			Land	Buildings	Total
Warehouse/distribution, office and industrial facilities in Perris, CA; Eugene, OR; West Jordan, UT and Tacoma, WA	—	4,374	5,049	—	—	4,375	5,048	9,423	109	May 2011	40 yrs.
Industrial facility in Carlsbad, CA	—	1,233	2,714	1,038	—	1,233	3,752	4,985	89	May 2011	30.8 yrs.
Multiplex motion picture theater in Port St. Lucie and Pensacola, FL	7,411	4,837	4,493	—	—	4,837	4,493	9,330	99	May 2011	40 yrs.
Theater in Hickory Creek, TX	3,618	1,923	4,045	—	—	1,923	4,045	5,968	91	May 2011	34 yrs.
Industrial facilities in Fort Dodge, IN and Oconomowoc, WI	—	2,002	6,056	—	—	2,002	6,056	8,058	212	May 2011	23.5 yrs.
Industrial facility in Mesa, AZ	—	3,236	2,681	—	—	3,236	2,681	5,917	59	May 2011	34.5 yrs.
Industrial facility in North Amityville, NY	—	3,657	6,153	—	—	3,657	6,153	9,810	142	May 2011	40 yrs.
Warehouse/distribution facilities in Greenville, SC	—	1,413	6,356	—	—	1,413	6,356	7,769	181	May 2011	27.8 yrs.
Industrial facilities in Clinton Township, MI and Upper Sandusky, OH	8,119	2,575	7,507	—	(556)	2,491	7,035	9,526	152	May 2011	40 yrs.
Land in Elk Grove Village, IL	1,075	1,911	—	—	—	1,911	—	1,911	—	May 2011	N/A
Office facility in Houston, TX	—	1,115	5,837	—	—	1,115	5,837	6,952	132	May 2011	40 yrs.
Industrial facility in Shelburne, VT	—	1,087	1,626	—	—	1,088	1,625	2,713	41	May 2011	30.6 yrs.
Industrial facilities in City of Industry, CA; Florence, KY; Chelmsford, MA and Lancaster, TX	—	3,743	7,468	—	—	3,744	7,467	11,211	163	May 2011	7 - 40 yrs.

	$1,447,822	$467,374	$1,657,911	$209,970	$(69,679)	$476,790	$1,788,786	$2,265,576	$190,316

SCHEDULE III—REAL ESTATE and ACCUMULATED DEPRECIATION (Continued)

December 31, 2011

(in thousands)

		Initial Cost to Company		Costs Capitalized Subsequent to	(Decrease) Increase in Net	Gross Amount at which Carried at Close of	Date
Description	Encumbrances	Land	Buildings	Acquisition (a)	Investments (b)	Period Total	Acquired
Direct Financing Method:
Office and industrial facilities in Leeds, United Kingdom	$14,379	$6,908	$21,012	$—	$(2,664)	$25,256	May 2004
Industrial facility in Alberta, Calgary, Canada	2,149	—	3,468	41	846	4,355	Aug. 2004
Industrial facilities in Kearney, MO; Fair Bluff, NC; York, NE; Walbridge, OH; Middlesex Township, PA; Rocky Mount, VA and Martinsburg, WV; warehouse/distribution facility in Fair Bluff, NC	13,729	2,980	29,191	—	(1,249)	30,922	Aug. 2004
Retail facilities in Vantaa, Finland and Linkoping, Sweden	16,047	4,279	26,628	50	(3,711)	27,246	Dec. 2004
Industrial and office facilities in Stuart, FL and industrial facilities in Trenton and Southwest Harbor, ME and Portsmouth, RI	18,342	—	38,189	—	(5,962)	32,227	May 2005
Warehouse/distribution and office facilities in Newbridge, United Kingdom	13,679	3,602	21,641	3	(4,049)	21,197	Dec. 2005
Office facility in Marktheidenfeld, Germany	14,110	1,534	22,809	—	(1,457)	22,886	May 2006
Retail facilities in Socorro, El Paso and Fabens, TX	13,753	3,890	19,603	31	(1,836)	21,688	Jul. 2006
Various transportation and warehouse facilities in France	20,504	23,524	33,889	6,814	(37,692)	26,535	Dec. 2006
Industrial facility in Bad Hersfeld, Germany	24,178	13,291	26,417	68	(3,637)	36,139	Dec. 2006
Retail facility in Gronau, Germany	3,885	414	3,789	—	(199)	4,004	Apr. 2007
Industrial facility in St. Ingbert, Germany	—	1,610	29,466	—	(3,795)	27,281	Aug. 2007
Industrial facility in Mt. Carmel, IL	2,293	56	3,528	—	(8)	3,576	Oct. 2007
Industrial facility in Elma, WA	3,730	1,300	5,261	—	(807)	5,754	Feb. 2008
Industrial facility in Eagan, MN	4,654	—	8,267	—	(517)	7,750	Mar. 2008
Industrial facility in Monheim, Germany	—	2,210	10,654	—	(3,055)	9,809	Jun. 2008
Office facility in Scottsdale, AZ	27,518	—	43,779	—	(220)	43,559	May 2011
Industrial facility in Dallas, TX	—	2,160	10,770	—	(10)	12,920	May 2011

SCHEDULE III—REAL ESTATE and ACCUMULATED DEPRECIATION (Continued)

December 31, 2011

(in thousands)

		Initial Cost to Company		Costs Capitalized Subsequent to	(Decrease) Increase in Net	Gross Amount at which Carried at Close of	Date
Description	Encumbrances	Land	Buildings	Acquisition (a)	Investments (b)	Period Total	Acquired
Industrial and manufacturing facilities in Old Fort and Albemarie, NC; Holmesville, OH and Springfield, TN	—	6,801	21,559	—	(65)	28,295	May 2011
Multiplex theater facility in Midlothian, VA	9,453	—	15,781	—	(243)	15,538	May 2011
Educational facility in Mooresville, NC	4,694	1,913	15,997	—	(194)	17,716	May 2011
Multiplex motion picture theater in Pensacola, FL	7,414	—	12,551	—	—	12,551	May 2011
Industrial facility in Ashburn Junction, VA	—	2,965	18,475	—	(82)	21,358	May 2011
Warehouse/distribution facility in Elk Grove Village, IL	4,824	—	8,660	—	(86)	8,574	May 2011

	$219,335	$79,437	$451,384	$7,007	$(70,692)	$467,136

		Initial Cost to Company			Costs Capitalized	Decrease	Gross Amount at which Carried at Close of Period (c)						Life on which Depreciation in Latest Statement of
Description	Encumbrances	Land	Buildings	Personal Property	Subsequent to Acquisition (a)	in Net Investments (b)	Land	Buildings	Personal Property	Total	Accumulated Depreciation (c)	Date Acquired	Income is Computed
Operating Real Estate:
Hotel in Bloomington, MN	$19,889	$3,976	$7,492	$—	$35,904	$—	$3,976	$38,456	$4,940	$47,372	$6,674	Sep. 2006	40 yrs.
Hotel in Memphis, TN	27,400	4,320	29,929	3,635	2,946	(3,115)	4,320	29,760	3,635	37,715	6,149	Sep. 2007	30 yrs.

	$47,289	$8,296	$37,421	$3,635	$38,850	$(3,115)	$8,296	$68,216	$8,575	$85,087	$12,823

CORPORATE PROPERTY ASSOCIATES 16—GLOBAL INCORPORATED

NOTES TO SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

(in thousands)

(a)	Includes unamortized discount on a mortgage note.
(b)	Consists of the costs of improvements subsequent to purchase and acquisition costs including construction costs on build-to-suit transactions, legal fees, appraisal fees, title costs and other related professional fees.
(c)	The increase (decrease) in net investment is primarily due to (i) the amortization of unearned income from net investment in direct financing leases, which produces a periodic rate of return that at times may be greater or less than lease payments received, (ii) sales of properties, (iii) impairment charges, and (iv) changes in foreign currency exchange rates.
(d)	Reconciliation of real estate and accumulated depreciation (see below).
(e)	Represents a triple-net lease to a tenant for student housing.

	Reconciliation of Real Estate Subject to
	Operating Leases
	Years Ended December 31,
	2011	2010	2009
Balance at beginning of year	$1,730,421	$1,696,872	$1,661,160
Additions	647,129	6,432	102,303
Reclassification from real estate under construction	—	82,513	8,525
Reclassification from (to) direct financing lease, operating real estate, intangible or other assets	—	6	1,073
Deconsolidation of real estate asset	(40,153)	(7,271)	—
Reclassification to assets held for sale	(2,903)	(398)	—
Impairment charges	(19,748)	(2,835)	(46,531)
Dispositions	(24,751)	(4,021)	(45,139)
Foreign currency translation adjustment	(24,419)	(40,877)	15,481

Balance at close of year	$2,265,576	$1,730,421	$1,696,872

	Reconciliation of Accumulated Depreciation for
	Real Estate Subject to Operating Leases
	Years Ended December 31,
	2011	2010	2009
Balance at beginning of year	$145,957	$112,385	$76,943
Depreciation expense	51,376	37,555	36,719
Dispositions	(570)	(369)	(2,007)
Deconsolidation of real estate asset	(3,617)	(1,373)	—
Reclassification to assets held for sale	(52)	(129)	—
Foreign currency translation adjustment	(2,778)	(2,112)	730

Balance at close of year	$190,316	$145,957	$112,385

	Reconciliation of Operating Real Estate
	Years Ended December 31,
	2011	2010	2009
Balance at beginning of year	$84,772	$83,718	$82,667
Additions	315	1,054	1,051

Balance at close of year	$85,087	$84,772	$83,718

	Reconciliation of Accumulated Depreciation for
	Operating Real Estate
	Years Ended December 31,
	2011	2010	2009
Balance at beginning of year	$9,623	$6,448	$3,306
Depreciation expense	3,200	3,175	3,142

Balance at close of year	$12,823	$9,623	$6,448

At December 31, 2011, the aggregate cost of real estate, net of accumulated depreciation and accounted for as operating leases, owned by us and our consolidated subsidiaries for federal income tax purposes was $2.4 billion.

CORPORATE PROPERTY ASSOCIATES 16—GLOBAL INCORPORATED

SCHEDULE IV—MORTGAGE LOANS ON REAL ESTATE

at December 31, 2011

(dollars in thousands)

	$000,000,000	$000,000,000	$000,000,000	$000,000,000
Description	Interest Rate	Final Maturity Date	Face Amount of Mortgage	Carrying Amount of Mortgage
Note receivable issued to venture partner—Hellweg 2 transaction (a) (b)	8.0%	Apr. 2017	$304,841	$21,308

Construction line of credit provided to Ryder Properties, LLC (b) (c)	8.0% and 3.3%	Feb. 2012	23,917	23,917
Subordinated mortgage collateralized by properties occupied by Reyes Holding, LLC (b)	6.3%	Feb. 2015	9,504	9,783
Seller financed interest only note issued by Pembroke Aurora, LLC	9.0%	Apr. 2012	700	486

			$338,962	$55,494

(a)	Amounts are based on the exchange rate of the local currencies at December 31, 2011.
(b)	Balloon payments equal to the face amount of the loan are due at maturity.
(c)	Two notes comprise the outstanding balance at December 31, 2011. The interest rates represent the applicable annual interest rate at December 31, 2011. Mortgage face and carrying values represent amounts funded on total commitment of $23.9 million and interest accrued on the outstanding balance to date.

NOTES TO SCHEDULE IV—MORTGAGE LOANS ON REAL ESTATE

(in thousands)

	$000,000,000	$000,000,000	$000,000,000
	Reconciliation of Mortgage Loans on Real Estate
	Years Ended December 31,
	2011	2010	2009
Balance at beginning of year	$55,504	$362,707	$351,200
Additions	700	8,349	5,917
Accretion of principal	49	40	41
Amortization of premium	—	—	(6)
Reduction in Hellweg 2 note receivable due to put option exercise (a)	—	(297,263)	—
Repayments	(260)	—	—
Foreign currency translation adjustment	(499)	(18,329)	5,555

Balance at close of year	$55,494	$55,504	$362,707

(a)	During 2010, we and our affiliates exercised an option to acquire an additional interest in a venture from an unaffiliated third party. In this option exercise, we reduced the third party’s note receivable with us by $297.3 million (Note 6).

ANNEX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

Dated as of February 17, 2012

by and among

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED,

CPA 15 HOLDCO, INC.,

CPA 15 MERGER SUB INC.,

W. P. CAREY & CO. LLC,

W. P. CAREY REIT, INC.

and, for the limited purposes set forth in Section 4.3,

CAREY ASSET MANAGEMENT CORP.

and

W. P. CAREY & CO. B.V.

(continued)

EXHIBITS

Exhibit A	–	Articles of Merger

SCHEDULES

W. P. Carey Disclosure Letter:

Section 2.2(b)(iii)	–	Issued and Outstanding or Reserved for Issuance Securities
Section 2.2(b)(iv)	–	Registration Rights
Section 2.2(c)(iii)	–	Consents, Approvals, Authorizations, Permits, Filings, and Notifications
Section 2.2(c)(iv)(C)	–	Required Consents
Section 2.2(e)	–	Certain Changes or Events
Section 2.2(f)	–	Material Liabilities
Section 2.2(i)	–	Litigation
Section 2.2(j)	–	Taxes
Section 2.2(k)	–	Pension and Benefit Plans
Section 2.2(n)	–	Environmental Matters
Section 2.2(o)(i)	–	Real Property Liens and Ownership
Section 2.2(o)(i)(F)	–	Liens on Equity Interests
Section 2.2(o)(ii)	–	Contracts for Sale, Acquisition, or Transfer, and Development and Construction Contracts
Section 2.2(o)(iii)	–	Agreements of Sale, Option Agreements, Rights of First Offer, Rights of First Refusal, and Early Termination Rights.
Section 2.2(p)	–	Insurance Policies
Section 2.2(q)	–	Vote Required
Section 2.2(t)(i)	–	Material Contracts in Default
Section 2.2(t)(ii)	–	Due-on-Sale Provisions
Section 2.2(t)(iii)	–	Non-Competition Agreements
Section 2.2(t)(iv)	–	Indemnification Agreements
Section 2.2(u)	–	Related Party Transactions
Section 3.2	–	Post Execution Conduct of Business
Section 9.1	–	Officers for Knowledge Qualifier

CPA15 Disclosure Letter:

Schedule 2.2(c)(ii)	–	Consents, Approvals, Authorizations, Permits, Filings and Notifications
Schedule 9.1	–	Officers for Knowledge Qualifier

INDEX OF DEFINED TERMS

Affiliate	48
Agreement	1
Articles of Merger	3
Asset Management Agreement	32
Benefit Plans	18
Business Day	48
CAM	1
Cash Component	4
CERCLA	19
Claim	36
Closing	3
Closing Date	3
Code	2
Competing Transaction	35
Conversion Agreement	1
Conversion Transaction Documents	11
CPA 15 Holdco	1
CPA15	1
CPA15 Advisory Agreement	32
CPA15 Advisory Agreements	32
CPA15 Bylaws	7
CPA15 Charter	7
CPA15 Common Stock	1
CPA15 Competing Transaction	34
CPA15 Disclosure Letter	6
CPA15 Expenses	43
CPA15 Material Adverse Effect	48
CPA15 Material Contract	8
CPA15 Merger	1
CPA15 Property	48
CPA15 SEC Documents	49
CPA15 Special Committee	1
CPA15 Stockholder Approval	9
CPA15 Stockholder Meeting	8
CPA15 Stockholders	3
CPA15 Subsidiary	49
CPA15 Superior Competing Transaction	35
Dissenting Shares	4
Dissenting Stockholder	4
Effective Time	3
Employee Benefit Plans	49
Environmental Law	19
ERISA	18
ERISA Affiliate	18
Exchange Act	9
Exchange Fund	6
Exchange Shares	4
Expense Amount	44
Extended Termination Date	42
Foreign Subsidiary	1
Form S-4	29
GAAP	48
Governmental Entity	5
Hazardous Material	19
Indemnified Parties	36
IRS	49
Joint Proxy Statement/Prospectus	29
Knowledge	49
Law	49

Liens	49
Listed Shares	1
Merger Sub	1
Merger Sub Bylaws	3
Merger Sub Charter	3
Merger Sub Common Stock	11
Merger Transaction Documents	8
MGCL	2
NewCo REIT	1
NewCo REIT Bylaws	12
NewCo REIT Charter	12
NewCo REIT Common Stock	1
Paying and Exchange Agent	6
PCBs	19
Pension Plans	18
Per Share Merger Consideration	4
Person	49
Qualifying Income	45
Receiving Party	44
REIT	2
REIT Subsidiaries	17
Release	20
Reorganization	1
SDAT	3
SEC	9
Securities Act	9
Stockholder Approvals	23
Subsidiary	49
Surviving Company	2
Takeover Statute	10
Tax	49
Tax Protection Agreement	49
Tax Return	50
Taxes	49
Termination Date	42
Transaction Document	8
Transaction Documents	8
Transfer and Gains Taxes	35
Voting Debt	50
W. P. Carey	1
W. P. Carey B.V.	1
W. P. Carey Bylaws	12
W. P. Carey Competing Transaction	33
W. P. Carey Conversion	1
W. P. Carey Disclosure Letter	10
W. P. Carey Expenses	43
W. P. Carey Holdco LLC	50
W. P. Carey Intangible Property	19
W. P. Carey LLC Agreement	12
W. P. Carey Material Adverse Effect	50
W. P. Carey Material Contracts	23
W. P. Carey Permits	15
W. P. Carey Properties	21
W. P. Carey Property	21
W. P. Carey Property Restrictions	21
W. P. Carey SEC Documents	13
W. P. Carey Stockholder Meeting	11
W. P. Carey Stockholders	11
W. P. Carey Subsidiary	51

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of February 17, 2012, by and among Corporate Property Associates 15 Incorporated, a Maryland corporation (“CPA15” ), CPA 15 Holdco, Inc., a Maryland corporation and a wholly-owned subsidiary of CPA 15 (“CPA 15 Holdco”), W. P. Carey & Co. LLC, a Delaware limited liability company and the ultimate parent of the external manager of CPA15 (“W. P. Carey”), W. P. Carey REIT, Inc., a Maryland corporation and a wholly-owned subsidiary of W. P. Carey (“NewCo REIT”), CPA 15 Merger Sub Inc., a Maryland corporation and an indirect subsidiary of NewCo REIT (“Merger Sub”), and, for the limited purposes set forth in Section 4.3, Carey Asset Management Corp. (“CAM”) and W. P. Carey & Co. B.V. (“Foreign Subsidiary”), each a subsidiary of W. P. Carey.

RECITALS

A. Immediately prior to the execution and delivery hereof, W. P. Carey and NewCo REIT have entered into an Agreement and Plan of Merger dated as of the date hereof (as it may be amended or supplemented from time to time, the “Conversion Agreement”), which provides for the merger of W. P. Carey with and into NewCo REIT, with NewCo REIT surviving the merger (such transactions are collectively referred to herein as the “W. P. Carey Conversion”), upon the terms and subject to the conditions set forth therein.

B. The Conversion Agreement contemplates that W. P. Carey shall, following the Reorganization (as defined in Section 3.4), merge with and into NewCo REIT and each outstanding listed share of W. P. Carey, no par value (the “Listed Shares”), shall be cancelled and, in exchange for cancellation of such share, the rights attaching to such share shall be converted into one (1) share of NewCo REIT’s common stock, $0.001 par value per share (“NewCo REIT Common Stock”), as set forth in the Conversion Agreement.

C. Prior to the consummation of the W. P. Carey Conversion, W. P. Carey and certain of its affiliates shall, as a condition to the Closing, consummate the Reorganization.

D. Prior to the Merger (as defined below), a newly-formed, wholly-owned subsidiary of CPA 15 Holdco will merge with and into CPA15 (the “CPA15 Merger”), and each outstanding share of common stock, $0.001 par value per share, of CPA15 shall be converted into one share of common stock, $0.001 par value per share, of CPA 15 Holdco (the term “CPA15 Common Stock” as used herein shall refer to the common stock of CPA15 prior to such merger and the common stock of CPA 15 Holdco from and after the effective time of such merger).

E. After the completion of the W. P. Carey Conversion and the Reorganization, W. P. Carey, CPA15 Holdco, NewCo REIT, W. P. Carey Holdco LLC and Merger Sub intend, upon the terms and subject to the conditions set forth in this Agreement, to merge CPA 15 Holdco with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a direct subsidiary of W. P. Carey Holdco LLC (a direct subsidiary of NewCo REIT) and CPA 15 being a direct subsidiary of Merger Sub.

F. A special committee of independent directors of the Board of Directors of CPA15 (the “CPA15 Special Committee”) has unanimously (i) determined that this Agreement, and the transactions contemplated hereby and by the Merger Transaction Documents (as defined herein), including the Merger, are advisable and in the best interests of CPA15 and the CPA15 Stockholders (as defined herein) and (ii) recommended to the Board of Directors of CPA15 that it approve and declare advisable this Agreement, and the transactions contemplated hereby and by the Merger Transaction Documents, including the Merger, upon the terms and conditions contained herein and therein.

G. The Board of Directors of W. P. Carey has unanimously determined that (A) the Reorganization, (B) the Conversion Agreement, and the transactions contemplated thereby and by the Conversion Transaction Documents (as defined herein), including the W. P. Carey Conversion and (C) this Agreement, and the transactions contemplated hereby and by the Merger Transaction Documents, including the Merger, are advisable and in the best interests of W. P. Carey and the W. P. Carey Stockholders (as defined herein).

H. This Agreement, and the transactions contemplated hereby and by the Merger Transaction Documents, including the Merger, have been approved by (i) the Board of Directors of W. P. Carey, including a majority of the independent directors and a majority of the directors who are not interested in the Merger and the other transactions contemplated by the Merger Transaction Documents, (ii) the Board of Directors of CPA15, including a majority of the independent directors and a majority of the directors who are not interested in the Merger and the other transactions contemplated by the Merger Transaction Documents, following the recommendation of the CPA15 Special Committee, (iii) the board of directors of Merger Sub and (iv) the board of directors of NewCo REIT. In addition, the Conversion Agreement, and the transactions contemplated thereby and by the Conversion Transaction Documents, including the W. P. Carey Conversion, have been approved by (i) the Board of Directors of W. P. Carey and (ii) the board of directors of NewCo REIT.

I. For U.S. federal income Tax purposes, it is intended that the CPA15 Merger shall be characterized as a reorganization governed by Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Merger shall be characterized as a reorganization governed by Section 368(a)(1)(A) of the Code.

J. The parties desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement.

AGREEMENT

In consideration of the premises and the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the procedures set forth in Section 3-105 of the Maryland General Corporation Law (the “MGCL”), CPA 15 Holdco shall merge with and into Merger Sub. Following the Merger, Merger Sub will continue as the surviving corporation (the “Surviving Company”) and a direct subsidiary of W. P. Carey Holdco LLC, a direct subsidiary of NewCo REIT, and the separate corporate existence of CPA 15 Holdco will cease, each in accordance with Section 3-114 of the MGCL, and, from and after the Effective Time (as hereinafter defined), the Merger shall have the effects set forth in the applicable provisions of the MGCL. NewCo REIT will maintain its existence as a real estate investment trust (“REIT”) under Section 856(c) of the Code.

Section 1.2. Closing. The closing (the “Closing”) of the Merger will take place commencing at 10:00 a.m., local time, on a date to be specified by the parties, which shall be no later than the third Business Day after satisfaction or waiver of the conditions set forth in Article V (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of DLA Piper LLP (US), 1251 Avenue of the Americas, New York, New York 10020, or at such other time and place as is agreed to in writing by the parties hereto (the date on which the Closing takes place, the “Closing Date”).

Section 1.3. Effective Time. Upon the terms and subject to the conditions set forth herein, as part of the Closing, CPA15 and Merger Sub shall execute articles of merger (the “Articles of Merger”) in substantially the form attached hereto as Exhibit B and shall file such Articles of Merger in accordance with the MGCL with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and shall make all other filings and recordings required under the MGCL with respect to the Merger. The Merger shall become effective at such time as NewCo REIT and CPA15 shall agree should be specified in the Articles of Merger (such time as the Merger becomes effective, the “Effective Time”); provided that such time is not earlier than the time the Articles of Merger are filed of record and does not exceed 30 days after the Articles of Merger are accepted for record. Unless otherwise agreed, the parties shall cause the Effective Time to occur on the Closing Date.

Section 1.4. Charter and Bylaws. The articles of incorporation of Merger Sub (the “Merger Sub Charter”) and the bylaws of Merger Sub (the “Merger Sub Bylaws”) as in effect immediately prior to the Effective Time of the Merger, shall, except for any required amendments, be the articles of incorporation and the bylaws of the Surviving Company, until further amended in accordance with the respective terms of such articles of incorporation and bylaws and applicable Maryland Law.

Section 1.5. Directors and Officers of the Surviving Company. Unless otherwise determined by NewCo REIT and CPA15, from and after the Effective Time (i) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company, and (ii) the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Company, in each case until duly removed or replaced in accordance with the bylaws of the Surviving Company and the MGCL.

Section 1.6. Per Share Merger Consideration.

(a) As of the Effective Time, pursuant to this Agreement and by virtue of the Merger and without any further action on the part of W. P. Carey, CPA15, CPA 15 Holdco, Merger Sub, NewCo REIT, any other W. P. Carey Subsidiary or any stockholder of CPA15 and CPA 15 Holdco (the stockholders of CPA15 and CPA 15 Holdco, the “CPA15 Stockholders”), each share of CPA15 Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and, in exchange for cancellation of such share (other than the Dissenting Shares discussed in Section 1.7), the rights attaching to such share shall be converted into the right to receive the Per Share Merger Consideration (as defined below). Notwithstanding anything herein to the contrary, each share of CPA15 Common Stock that is owned by W. P. Carey or any W. P. Carey Subsidiary immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist without any conversion thereof or payment therefor.

(b) Subject to Section 1.7, at the Effective Time, all shares of CPA15 Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of CPA15 Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration or any cash pursuant to Section 1.9(e).

(c) For purposes of this Agreement, the following terms shall have the following meanings:

“Cash Component” means $1.25.

“Exchange Shares” means 0.2326 shares of NewCo REIT Common Stock.

“Per Share Merger Consideration” means (i) the Cash Component and (ii) the Exchange Shares.

Section 1.7. Dissenters’ Rights.

(a) Notwithstanding any provision of this Agreement to the contrary, to the extent that the right to demand payment of fair value of the CPA15 Common Stock in connection with the Merger is available under the MGCL, any outstanding shares of CPA15 Common Stock held by a Dissenting Stockholder (“Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the MGCL; provided, however, that each share of CPA15 Common Stock outstanding immediately prior to the Effective Time and held by a Dissenting Stockholder who, after the Effective Time, withdraws his demand or fails to perfect or otherwise loses his right to receive payment of fair value, pursuant to the MGCL, shall be deemed to be converted as of the Effective Time into the right to receive the Per Share Merger Consideration, without interest. As used in this Agreement, “Dissenting Stockholder” means any record holder or beneficial owner of shares of CPA15 Common Stock who is entitled to demand and receive payment of the fair value of such holder’s shares pursuant to Section 3-202 of the MGCL and who does not vote for the Merger and complies with all provisions of the MGCL (including all provisions of Section 3-203 of the MGCL) concerning the right of holders of shares of CPA15 Common Stock to object to the Merger and obtain fair value for their shares.

(b) CPA15 and CPA 15 Holdco shall give NewCo REIT (i) prompt notice of any demands for payment of fair value pursuant to the applicable provisions of the MGCL received by CPA15 or CPA 15 Holdco, attempted withdrawals of such demands, and any other instruments served pursuant to the MGCL and received by CPA15 or CPA 15 Holdco relating to rights of appraisal and (ii) the opportunity to participate in and direct the conduct of all negotiations and proceedings with respect to demands for payment of fair value under the MGCL. CPA15 and CPA 15 Holdco shall not, except with the prior written consent of NewCo REIT, make any payment with respect to any such demands for payment of fair value, or settle, or offer to settle, or otherwise negotiate any such demands for payment of fair value.

Section 1.8. Adjustments to Per Share Merger Consideration.

The Per Share Merger Consideration shall be adjusted to reflect fully the effect of any reclassification, combination, subdivision, stock split, reverse stock split, stock dividend (including any stock dividend or distribution of securities convertible into CPA15 Common Stock or NewCo REIT Common Stock, as applicable), reorganization, recapitalization or other like change with respect to CPA15 Common Stock (or for which a record date is established) and with respect to the NewCo REIT Common Stock (or for which a record date is established), after the date hereof and prior to the Effective Time; provided that nothing in this Section 1.8 shall be construed to permit W. P. Carey, NewCo REIT, Merger Sub, any other W. P. Carey Subsidiary or CPA15 or CPA 15 Holdco to take any action with respect to their securities that is prohibited by the terms of this Agreement.

Section 1.9. Recordation of Exchange; Payment of Merger Consideration.

(a) Delivery of NewCo REIT Common Stock. As soon as practicable following the Effective Time, NewCo REIT shall cause the transfer agent for the NewCo REIT Common Stock to record the issuance on the stock records of NewCo REIT of the amount of NewCo REIT Common Stock issuable as Per Share Merger Consideration to each holder of CPA15 Common Stock pursuant to Section 1.6(a).

(b) No Interest. No interest shall be paid or shall accrue on unpaid dividends declared in respect of the CPA15 Common Stock and with a record date prior to the Effective Time and which remain unpaid at the Effective Time.

(c) No Further Ownership Rights. All Per Share Merger Consideration paid by NewCo REIT in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the CPA15 Common Stock in respect of which such Per Share Merger Consideration was paid. At the close of business on the day on which the Effective Time occurs, the share transfer books of CPA 15 Holdco and CPA15 shall be closed, and there shall be no further registration of transfers on the share transfer books of the Surviving Company of the shares of CPA15 Common Stock that were outstanding immediately prior to the Effective Time.

(d) No Liability. None of W. P. Carey, NewCo REIT, Merger Sub, or any employee, officer, director, partner, agent or Affiliate of any of them, shall be liable to any person for any part of the Per Share Merger Consideration or for dividends or distributions with respect thereto delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any shares of CPA15 Common Stock five years after the Effective Time or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any federal, state, local government, or agency or any court, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”), shall, to the extent permitted by applicable Law, become the property of NewCo REIT or its designated Affiliate free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

(e) Fractional Shares. No certificates for fractional shares of NewCo REIT Common Stock shall be issued hereunder. To the extent that a holder of CPA15 Common Stock would otherwise be entitled to receive a fraction of a share of NewCo REIT Common Stock, computed on the basis of the aggregate number of shares of CPA15 Common Stock held by such holder, such holder shall instead receive a cash payment in an amount equal to such fraction multiplied by $10.48.

(f) Paying and Exchange Agent. Prior to the Effective Time, W. P. Carey shall designate a bank or trust company reasonably acceptable to CPA15 to act as agent for the payment of the Per Share Merger Consideration (the “Paying and Exchange Agent”). W. P. Carey shall take all steps necessary to enable, and shall cause, the Surviving Company to provide to the Paying and Exchange Agent immediately following the Effective Time the aggregate cash portion of the Per Share Merger Consideration payable upon cancellation of the CPA15 Common Stock pursuant to Section 1.6. The funds deposited with the Paying and Exchange Agent in respect of the Per Share Merger Consideration is hereinafter referred to as the “Exchange Fund.” As soon as practicable after the Effective Time, and in any event not later than the 10th Business Day thereafter, the Paying and Exchange Agent shall pay to each holder of CPA15 Common Stock the amount of cash such holder is entitled to receive pursuant to Section 1.6(a).

(g) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of CPA15 Common Stock one year after the Effective Time shall be delivered to NewCo REIT or its designated Affiliate, upon demand, and any holder of CPA15 Common Stock who has not theretofore complied with this Article I shall thereafter look only to NewCo REIT or its successor in interest for payment of its claim for the Per Share Merger Consideration (subject to applicable abandoned property, escheat and other similar Law).

(h) Investment of Exchange Fund. The Paying and Exchange Agent shall invest any cash included in the Exchange Fund, as directed by NewCo REIT, on a daily basis; provided, however, that such investments shall be in (i) obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (iii) certificates of deposit maturing not more than 180 days after the date of purchase issued by a bank organized under the Laws of the United States or any state thereof having a combined capital and surplus of at least $3,000,000,000 or (iv) a money market fund having assets of at least $1,000,000,000. Any interest and other income resulting from such investments shall be the property of, and paid to, NewCo REIT or its designated Affiliate.

(i) Withholding Rights. NewCo REIT or the Paying and Exchange Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of CPA15 Common Stock, such amounts as it is required to deduct and withhold with respect to such payments under the Code or any other provision of state, local or foreign Tax Law. Any such amounts so deducted and withheld shall be paid over to the applicable Governmental Entity in accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the former holder of CPA15 Common Stock in respect of which such deduction and withholding was made.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of CPA15 and CPA 15 Holdco. CPA15 and CPA 15 Holdco, jointly and severally, represent and warrant to each of W. P. Carey, NewCo REIT and Merger Sub that, except as disclosed in the CPA15 disclosure letter dated as of the date of this Agreement and delivered to W. P. Carey, NewCo REIT and Merger Sub in connection with the execution hereof (the “CPA15 Disclosure Letter”), the statements set forth in this Section 2.1 are true and correct; provided that CPA15, CPA 15 Holdco, W. P. Carey, NewCo REIT and Merger Sub agree that CPA15 and CPA 15 Holdco shall have no liability for any breach of representations and warranties set forth in this Section 2.1 to the extent due to actions or inactions of W. P. Carey or any W. P. Carey Subsidiary, in each case in its capacity as advisor to CPA15 pursuant to the CPA15 Advisory Agreements (as defined in Section 4.3):

(a) Organization, Standing and Corporate Power of CPA15 and CPA 15 Holdco. Each of CPA15 and CPA 15 Holdco is a corporation duly organized, validly existing and in good standing under the Laws of the State of

Maryland and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of CPA15 and CPA 15 Holdco has heretofore made available to W. P. Carey complete and correct copies of its charter, as amended and supplemented to the date hereof (the “CPA15 Charters”), and its bylaws, as amended to the date hereof (“CPA15 Bylaws”).

(b) Capital Structure.

(i) As of the date of this Agreement, the authorized capital stock of CPA15 consists of 240,000,000 shares of CPA15 Common Stock, 131,566,205.9423 shares of which are issued and outstanding and which constitute all of the issued and outstanding securities of CPA15. All issued and outstanding shares of CPA15 Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right contained in the charter or Bylaws of CPA 15 or in any material contract filed as an exhibit to CPA 15’s annual report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission (the “SEC”). No dividends or distributions on securities of CPA15 or any CPA15 Subsidiary have been declared or authorized by the Board of Directors of CPA15since January 1, 2011 other than those presented by W. P. Carey, in its capacity as advisor to CPA15, to the Board of Directors of CPA15 for their consideration.

(ii) As of the date of this Agreement, the authorized capital stock of CPA 15 Holdco consists of 240,000,000 shares of common stock, $0.001 par value per share, 10 shares of which are issued and outstanding and all of which are held by CPA 15. All 10 issued and outstanding shares of common stock of CPA 15 Holdco are duly authorized, validly issued, fully paid and nonassessable.

(iii) Following the CPA15 Merger, CPA15 will be a wholly-owned subsidiary of CPA 15 Holdco.

(iv) Other than agreements or understandings proposed by W. P. Carey, in its capacity as advisor to CPA15, for consideration by the Board of Directors of CPA15 and entered into by CPA15, the Board of Directors of CPA15 has not authorized CPA15 to enter into any (x) agreements or understandings relating to the voting of any shares of capital stock of CPA15 or any ownership interests in any CPA15 Subsidiary or (y) agreements or understandings relating to the sale or transfer of any shares of CPA15 or any ownership interests in any CPA15 Subsidiary.

(c) Authority; No Violations; Consents and Approval.

(i) The CPA15 Special Committee, at a meeting duly called and held, unanimously (A) determined that this Agreement, and the transactions contemplated hereby and by the Merger Transaction Documents, including the Merger and the CPA15 Merger, are advisable and in the best interests of CPA15 and the CPA15 Stockholders and (B) recommended to the Board of Directors of CPA15 that it approve and declare advisable this Agreement, and the transactions contemplated hereby and by the Merger Transaction Documents, including the Merger and the CPA15 Merger, upon the terms and conditions contained herein and therein. The Board of Directors of CPA15, including a majority of the independent directors and a majority of the directors who are not interested in the Merger and the other transactions contemplated by the Merger Transaction Documents, has duly approved and declared advisable the Merger and the other transactions contemplated by the Merger Transaction Documents, including the CPA15 Merger, has recommended the approval of the Merger and the CPA15 Merger by the CPA15 Stockholders and has authorized that the Merger and the CPA15 Merger be submitted for consideration at a special meeting of the CPA15 Stockholders (the “CPA15 Stockholder Meeting”). Each of CPA15 and CPA 15 Holdco has all requisite power and authority to enter into this Agreement and all other documents to be executed in connection with the transactions contemplated hereby (this Agreement and such other documents each a “Merger Transaction Document” and collectively, the “Merger Transaction Documents”), including the Merger and the CPA15 Merger, and, subject to receipt of the CPA15 Stockholder Approval, to consummate the transactions contemplated thereby. The execution and delivery of the Merger Transaction Documents and the consummation of the transactions contemplated thereby have been, or when executed will have been, duly authorized by all necessary action on the part of CPA15 and CPA 15 Holdco, subject to receipt of the CPA15 Stockholder Approval, and are enforceable in accordance with their terms, subject to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(ii) Assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Schedule 2.1(c)(ii) of the CPA15 Disclosure Letter are duly and timely obtained or made and the CPA15 Stockholder Approval has been obtained, the execution and delivery of the Merger Transaction Documents by CPA15 and CPA 15 Holdco do not, and the consummation of the transactions contemplated thereby, and compliance with the provisions hereof or thereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of CPA15 or require the consent or approval of any third party under, any provision of (A) the CPA15 Charters or the CPA15 Bylaws, (B) any material contract filed as an exhibit to CPA 15’s annual report on Form 10-K for the year ended December 31, 2010 filed with the SEC (a “CPA15 Material Contract”) (it being understood that no representation is being given as to whether the Surviving Company will be in compliance with any financial covenants contained therein following the Merger) or (C) any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to CPA15 or any of its properties or assets, other than, in the case of clauses (B) or (C), any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate, would not reasonably be expected to have a CPA15 Material Adverse Effect.

(iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity, is required by or with respect to CPA15 or CPA 15 Holdco or any of the CPA15 Subsidiaries in connection with the execution and delivery of the Merger Transaction Documents by CPA15 or CPA 15 Holdco or the consummation by CPA15, CPA 15 Holdco or the applicable CPA15 Subsidiaries of the transactions contemplated thereby, except for: (A) the filing with the SEC of (1) (a) the Joint Proxy Statement/Prospectus or (b) other documents otherwise required in connection with the transactions contemplated hereby and (2) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and such other compliance with the Exchange Act, as may be required in connection with the Merger Transaction Documents and the transactions contemplated thereby; (B) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT; (C) the filing of the articles of merger with respect to the CPA15 Merger with, and the acceptance for record of such articles of merger by, the SDAT; (D) such filings and approvals as may be required by any applicable Environmental Laws; and (E) any such consent, approval, order, authorization, registration, declaration, filing or permit that the failure to obtain or make individually or in the aggregate, would not reasonably be expected to have a CPA15 Material Adverse Effect.

(d) Information Supplied. The Form S-4 and the Joint Proxy Statement/Prospectus will (with respect to the disclosures therein relating to CPA15 and CPA 15 Holdco, their respective officers and directors and the CPA15 Subsidiaries) comply in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and the Exchange Act; provided that no representation is made as to statements made or incorporated by reference by NewCo REIT, W. P. Carey or Merger Sub.

(e) Opinion of Financial Advisor. The Board of Directors of CPA15 has received the opinion of Deutsche Bank Securities Inc. dated as of the date of this Agreement, to the effect that, as of such date, the Per Share Merger Consideration is fair from a financial point of view to the holders of CPA15 Common Stock, which opinion will be made available to W. P. Carey solely for informational purposes as promptly as practicable following receipt thereof by CPA15. CPA15 has been advised that Deutsche Bank Securities Inc. will permit the inclusion of the opinion in its entirety and, subject to prior review and consent by Deutsche Bank Securities Inc., a reference to the opinion in the Form S-4 and the Joint Proxy Statement/Prospectus.

(f) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of CPA15 Common Stock is the only vote of holders of securities of CPA15 or CPA 15 Holdco required to approve the Merger and the other transactions contemplated by the Merger Transaction Documents (the “CPA15 Stockholder Approval”).

(g) Brokers. Except for the fees and expenses payable to Deutsche Bank Securities Inc. (which fees have been disclosed to W. P. Carey), no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by the Merger Transaction Documents based upon arrangements made by or on behalf of CPA15, CPA 15 Holdco or any CPA15 Subsidiary.

(h) Investment Company Act of 1940. None of CPA15, CPA 15 Holdco or any of the CPA15 Subsidiaries is, or after giving effect to the transactions contemplated by this Agreement will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(i) State Takeover Statutes; Charter Waiver. CPA15 and CPA 15 Holdco have taken all action necessary to exempt the transactions contemplated by this Agreement from operation of any “fair price,” “business combination,” “moratorium,” “control share acquisition” or any other anti-takeover statute or similar statute enacted under federal or state Laws of the United States or similar statute or regulation (a “Takeover Statute”). CPA15 and the CPA15 Board of Directors have taken all appropriate and necessary actions to waive or remove, or to exempt W. P. Carey, NewCo REIT and Merger Sub and their beneficial owners from triggering, any and all limitations on ownership of CPA15 Common Stock contained in the CPA15 Charter or CPA15 Bylaws by reason of the Merger and the other transactions contemplated by this Agreement.

Section 2.2. Representations and Warranties of W. P. Carey, NewCo REIT and Merger Sub. W. P. Carey, NewCo REIT and Merger Sub represent and warrant to CPA15 and CPA 15 Holdco that, except as disclosed in the W. P. Carey / NewCo REIT / Merger Sub disclosure letter dated as of the date of this Agreement and delivered to CPA15 in connection with the execution hereof (the “W. P. Carey Disclosure Letter”), the statements set forth in this Section 2.2 are true and correct. Unless the context expressly requires otherwise, for purposes of this Section 2.2, references to “W. P. Carey” shall refer (a) prior to the W. P. Carey Conversion, to W. P. Carey, and (b) following the W. P. Carey Conversion, to NewCo REIT.

(a) Organization, Standing and Corporate Power. W. P. Carey is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of NewCo REIT and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland. Each of W. P. Carey, NewCo REIT and Merger Sub has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of W. P. Carey, NewCo REIT and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have, or would not be reasonably likely to have, a W. P. Carey Material Adverse Effect.

(b) Capital Structure.

(i) As of the date of this Agreement, the authorized capital stock of W. P. Carey consists of 100,000,000 Listed Shares, 39,730,186.1295 shares of which are issued and outstanding. All issued and outstanding Listed Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right. All dividends or distributions on securities of W. P. Carey or any W. P. Carey Subsidiary that have been declared or authorized prior to the date of this Agreement have been paid in full.

(ii) As of the date of this Agreement, the authorized capital stock of NewCo REIT consists of 100,000,000 shares of NewCo REIT Common Stock, 10 shares of which are issued and outstanding and held by W. P. Carey. W. P. Carey owns 100% of the issued and outstanding equity interests of NewCo REIT. All 10 issued and outstanding shares of NewCo REIT common stock are duly authorized, validly issued, fully paid and nonassessable.

(iii) Except as permitted under this Agreement or as set forth in Schedule 2.2(b)(iii) of the W. P. Carey Disclosure Letter, there are issued and outstanding or reserved for issuance: (1) no shares of stock, Voting Debt or other voting securities or equity securities of W. P. Carey, NewCo REIT, W. P. Carey Holdco LLC or Merger Sub; (2) no securities of W. P. Carey or any W. P. Carey Subsidiary or securities or assets of any other entity convertible into or exchangeable for shares of stock, Voting Debt or other voting securities or equity securities of W. P. Carey or any W. P. Carey Subsidiary; and (3) no subscriptions, options, warrants, conversion rights, calls, performance stock awards, stock appreciation rights or phantom stock rights, rights of first refusal, rights (including preemptive rights), commitments or arrangements or agreements to which W. P. Carey or any W. P. Carey Subsidiary is a party or by which it is bound obligating W. P. Carey or any W. P. Carey Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of stock, Voting Debt or other voting securities of W. P. Carey or of any W. P. Carey Subsidiary, or obligating W. P. Carey or any W. P. Carey Subsidiary to grant, extend or enter into any such subscription, option, warrant, conversion right, call, performance stock award, stock appreciation right or phantom stock right, right of first refusal, right, commitment or arrangement or agreement.

(iv) Except as set forth in Schedule 2.2(b)(iv) of the W. P. Carey Disclosure Letter, no holder of securities in W. P. Carey or any W. P. Carey Subsidiary has any right to have such securities registered under the Securities Act or under any state securities Laws by W. P. Carey or any W. P. Carey Subsidiary, as the case may be. All prior issuances of securities by W. P. Carey or any W. P. Carey Subsidiary were, in all respects, made in compliance with all applicable federal and state securities Laws.

(v) As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share (“Merger Sub Common Stock”), 10 shares of which are issued and outstanding and all of which are held by W. P. Carey Holdco LLC. All 10 issued and outstanding shares of Merger Sub common stock are duly authorized, validly issued, fully paid and nonassessable.

(vi) NewCo REIT is the sole member and manager of W. P. Carey Holdco LLC.

(c) Authority; No Violations; Consents and Approval.

(i) The Board of Directors of W. P. Carey, at a meeting duly called and held, unanimously determined that (1) the Reorganization, (2) the Conversion Agreement, and the transactions contemplated thereby and by the Conversion Transaction Documents, including the W. P. Carey Conversion and (3) this Agreement, and the transactions contemplated hereby and by the Merger Transaction Documents, including the Merger, are advisable and in the best interests of W. P. Carey and the stockholders of W. P. Carey. The Board of Directors of W. P. Carey, including a majority of the independent directors and a majority of the directors who are not interested in the Reorganization, the W. P. Carey Conversion and the Merger and the other transactions contemplated by the Transaction Documents, has duly approved and declared advisable the Reorganization, the W. P. Carey Conversion, the Merger and the other transactions contemplated by the Transaction Documents, has recommended the approval of the W. P. Carey Conversion and the Merger by the stockholders of W. P. Carey (the “W. P. Carey Stockholders”) and has authorized that the W. P. Carey Conversion and the Merger be submitted for consideration at a special meeting (the “W. P. Carey Stockholder Meeting”) of the W. P. Carey Stockholders. Each of the Board of Directors of Merger Sub and NewCo REIT has duly approved and declared advisable this Agreement and the transactions contemplated hereby and by the Merger

Transaction Documents, including the Merger. In addition, the board of directors of NewCo REIT has duly approved and declared advisable the Conversion Agreement and the transactions contemplated thereby and by the Conversion Transaction Documents, including the W. P. Carey Conversion.

(ii) Each of W. P. Carey, NewCo REIT and Merger Sub has all requisite power and authority to enter into this Agreement and the Merger Transaction Documents and, subject to receipt of the Stockholder Approvals, to consummate the transactions contemplated thereby. In addition, each of W. P. Carey and NewCo REIT has all requisite power and authority to enter into the Conversion Agreement and all other documents to be executed in connection with the transactions contemplated by the Conversion Agreement (the “Conversion Transaction Documents” and together with the Merger Transaction Documents, the “Transaction Documents”) to which it is a party and to consummate the transactions contemplated thereby to which it is a party. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been, or when executed will have been, duly authorized by all necessary action on the part of W. P. Carey, NewCo REIT and Merger Sub, subject to receipt of the Stockholder Approvals, and are enforceable in accordance with their terms, subject to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(iii) Assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Schedule 2.2(c)(iii) of the W. P. Carey Disclosure Letter are duly and timely obtained or made and the Stockholder Approvals have been obtained, the execution and delivery of the Transaction Documents by W. P. Carey, NewCo REIT and Merger Sub do not, and the consummation of the transactions contemplated thereby, and compliance with the provisions hereof or thereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of W. P. Carey, NewCo REIT, W. P. Carey Holdco LLC or Merger Sub under or require the consent or approval of any third party under, any provision of (A) the articles of incorporation of NewCo REIT (“NewCo REIT Charter”) or the bylaws of NewCo REIT (the “NewCo REIT Bylaws”) (with respect to NewCo REIT) or the amended and restated W. P. Carey limited liability agreement (the “W. P. Carey LLC Agreement”) or the amended and restated W. P. Carey bylaws (the “W. P. Carey Bylaws”) (with respect to W. P. Carey), the W. P. Carey Holdco LLC limited liability company agreement or the Merger Sub Charter or the Merger Sub Bylaws (with respect to Merger Sub), (B) any W. P. Carey Material Contract or (C) any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to W. P. Carey, NewCo REIT or Merger Sub or any of their respective properties or assets, other than, in the case of clauses (B) or (C), any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate, would not reasonably be expected to have a W. P. Carey Material Adverse Effect.

(iv) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity, is required by or with respect to W. P. Carey or any of the W. P. Carey Subsidiaries in connection with the execution and delivery of the Transaction Documents by NewCo REIT, W. P. Carey or Merger Sub or the consummation by NewCo REIT, W. P. Carey or Merger Sub or the applicable W. P. Carey Subsidiaries of the transactions contemplated thereby, except for: (A) the filing with the SEC of (1) (a) the Joint Proxy Statement/Prospectus or (b) other documents otherwise required in connection with the transactions contemplated hereby and (2) such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act, as may be required in connection with the Transaction Documents and the transactions contemplated thereby; (B) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT; (C) the filings and approvals required to consummate the W. P. Carey Conversion as listed in Schedule 2.2(c)(iii)(C) of the W. P. Carey Disclosure Letter; (D) such filings and approvals as may be required by any applicable Environmental Laws; and (E) any such consent, approval, order, authorization, registration, declaration, filing or permit that the failure to obtain or make individually or in the aggregate, would not reasonably be expected to have a W. P. Carey Material Adverse Effect.

(d) SEC Documents.

(i) W. P. Carey has made available to CPA15 (by public filing with the SEC or otherwise) a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by W. P. Carey or NewCo REIT with the SEC since January 1, 2008 (the “W. P. Carey SEC Documents”), which are all of the documents required to have been filed by NewCo REIT and W. P. Carey with the SEC since that date. As of their respective dates, the W. P. Carey SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002, as the case may be, and the rules and regulations of the SEC thereunder applicable to such W. P. Carey SEC Documents and none of the W. P. Carey SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later W. P. Carey SEC Documents filed and publicly available prior to the date of this Agreement. Neither NewCo REIT nor W. P. Carey has any outstanding and unresolved comments from the SEC with respect to the W. P. Carey SEC Documents. The consolidated financial statements of W. P. Carey and W. P. Carey Subsidiaries, included in the W. P. Carey SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and fairly presented, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated financial position of W. P. Carey and the W. P. Carey Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of W. P. Carey and the W. P. Carey Subsidiaries for the periods presented therein, in each case, except to the extent such financial statements have been modified or superseded by later W. P. Carey SEC Documents filed and publicly available prior to the date of this Agreement. No W. P. Carey Subsidiary is required to make any filing with the SEC.

(ii) W. P. Carey maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) access to assets is permitted only in accordance with management’s general or specific authorization and (C) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(iii) W. P. Carey’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that (A) all information (both financial and non-financial) required to be disclosed by W. P. Carey in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and (B) all such information is accumulated and communicated to W. P. Carey’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of W. P. Carey required under the Exchange Act with respect to such reports.

(iv) Since December 31, 2010, W. P. Carey has not received any notification of (A) a “significant deficiency” or (B) a “material weakness” in W. P. Carey’s internal controls. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Release 2004-001 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

(e) Absence of Certain Changes or Events. Except as disclosed or reflected in the W. P. Carey SEC Documents filed with the SEC prior to the date of this Agreement or as disclosed in Schedule 2.2(e) of the W. P. Carey Disclosure Letter, since December 31, 2010 there has not been: (i) (A) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to any of

W. P. Carey’s or NewCo REIT’s capital stock except for regular quarterly dividends on the Listed Shares; (B) any amendment of any term of any outstanding equity security of W. P. Carey or any W. P. Carey Subsidiary; (C) any repurchase, redemption or other acquisition by W. P. Carey or any W. P. Carey Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, W. P. Carey or any W. P. Carey Subsidiary; (D) any change in any method of accounting or accounting practice or any Tax method, practice or election by W. P. Carey or any W. P. Carey Subsidiary that would materially adversely affect its assets, liabilities or business, except insofar as may have been required by a change in applicable Law or GAAP; (E) any W. P. Carey Material Adverse Effect, or (F) any incurrence, assumption or guarantee by W. P. Carey or any W. P. Carey Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business consistent with past practices.

(f) No Undisclosed Material Liabilities. Except as disclosed in the W. P. Carey SEC Documents, as set forth in Schedule 2.2(f) of the W. P. Carey Disclosure Letter or as otherwise would not reasonably be expected to have a W. P. Carey Material Adverse Effect, there are no liabilities of W. P. Carey or any W. P. Carey Subsidiary of a nature that would be required under GAAP to be set forth on the financial statements of W. P. Carey or the notes thereto, other than: (i) liabilities adequately provided for on the balance sheet of W. P. Carey dated as of December 31, 2010 (including the notes thereto) as required by GAAP, (ii) liabilities incurred in connection with the transactions contemplated by this Agreement or (iii) liabilities incurred in the ordinary course of business subsequent to December 31, 2010.

(g) No Default. None of W. P. Carey, NewCo REIT, Merger Sub or any material W. P. Carey Subsidiary is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the W. P. Carey LLC Agreement or the W. P. Carey Bylaws, the NewCo REIT Charter or the NewCo REIT Bylaws, or the Merger Sub Charter or the Merger Sub Bylaws, or any provision of the comparable charter or organizational documents of any of such W. P. Carey Subsidiaries, as applicable, (ii) any loan or credit agreement, note, or any bond, mortgage or indenture, to which W. P. Carey, NewCo REIT, Merger Sub or any of such W. P. Carey Subsidiaries is a party or by which W. P. Carey, NewCo REIT, Merger Sub or any of such W. P. Carey Subsidiaries or any of their respective properties or assets is bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to W. P. Carey, NewCo REIT, Merger Sub or any of such W. P. Carey Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a W. P. Carey Material Adverse Effect.

(h) Compliance with Applicable Laws; Regulatory Matters. Except for environmental matters, which are addressed in Section 2.2(n), W. P. Carey and the W. P. Carey Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the “W. P. Carey Permits”), except where the failure so to hold such W. P. Carey Permits, individually or in the aggregate, would not reasonably be expected to have a W. P. Carey Material Adverse Effect. W. P. Carey and the W. P. Carey Subsidiaries are in compliance with the terms of the W. P. Carey Permits, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a W. P. Carey Material Adverse Effect. Except as disclosed in the W. P. Carey SEC Documents, the businesses of W. P. Carey and the W. P. Carey Subsidiaries are not being conducted in violation of any Law, except for violations which, individually or in the aggregate, would not reasonably be expected to have a W. P. Carey Material Adverse Effect. No investigation or review by any Governmental Entity with respect to W. P. Carey or any W. P. Carey Subsidiary is pending or, to W. P. Carey’s Knowledge, threatened, other than those the outcome of which, individually or in the aggregate, would not reasonably be expected to have a W. P. Carey Material Adverse Effect. Neither W. P. Carey nor any W. P. Carey Subsidiary is subject to any order, writ, injunction, decree, statute, rule or regulation that would, individually or in the aggregate, reasonably be expected to have a W. P. Carey Material Adverse Effect. None of W. P. Carey, NewCo REIT or Merger Sub is subject to any judgment, decree, injunction, rule or order of any Governmental Entity that prohibits or would reasonably be expected to prohibit any of the transactions contemplated hereby or by the Conversion Agreement. None of W. P. Carey, NewCo REIT or Merger Sub has taken any action, nor have any other steps been taken or have any legal proceedings been commenced, nor to the Knowledge of W. P. Carey, threatened, against W. P. Carey, NewCo REIT or Merger Sub, for the winding up, liquidation or dissolution of W. P. Carey, NewCo REIT or Merger Sub.

(i) Litigation. Except as disclosed in Schedule 2.2(i) of the W. P. Carey Disclosure Letter or the W. P. Carey SEC Documents, there is no suit, action or proceeding pending or, to the Knowledge of W. P. Carey, threatened against or affecting W. P. Carey or any W. P. Carey Subsidiary or any of their respective properties or assets that, individually or in the aggregate, would reasonably be expected to have a W. P. Carey Material Adverse Effect, nor is there any such suit, action or proceeding pending against W. P. Carey or any W. P. Carey Subsidiary or any of their respective properties or assets which in any manner challenges or seeks to prevent or enjoin, alter or materially delay any of the transactions contemplated hereby.

(j) Taxes.

(i) Each of W. P. Carey and the W. P. Carey Subsidiaries (including, for the avoidance of doubt, NewCo REIT and its Subsidiaries) has timely filed all material Tax Returns required to be filed by it (after giving effect to any valid extension to file). Each such Tax Return is true, correct and complete in all material respects. W. P. Carey and each W. P. Carey Subsidiary has paid (or W. P. Carey has paid on its behalf), all material Taxes required to be paid. All material Taxes which W. P. Carey or the W. P. Carey Subsidiaries are required by Law to withhold or collect, including Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party and sales, gross receipts and use Taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Entities within the time period prescribed by Law. The most recent audited financial statements contained in the W. P. Carey SEC Documents filed with the SEC prior to the date of this Agreement reflect an adequate reserve in accordance with GAAP for all material Taxes payable by W. P. Carey and the W. P. Carey Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. W. P. Carey and each W. P. Carey Subsidiary has established (and until the Closing Date shall continue to establish and maintain) on its books and records reserves that are adequate for the payment of all material Taxes not yet due and payable. Since December 31, 2010, neither W. P. Carey nor any of the W. P. Carey Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business and other than transfer or similar Taxes arising in connection with the sales of property. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed upon W. P. Carey or any W. P. Carey Subsidiary. Except as disclosed in Schedule 2.2(j) of the W. P. Carey Disclosure Letter, neither W. P. Carey nor any W. P. Carey Subsidiary is the subject of any audit, examination, or other proceeding in respect of federal, state, local or foreign Taxes; to the Knowledge of W. P. Carey, no audit, examination or other proceeding in respect of federal, state, local or foreign Taxes involving W. P. Carey or any W. P. Carey Subsidiary is being considered by any Tax authority; and no audit, examination or proceeding in respect of federal, state, local or foreign Taxes involving W. P. Carey or any W. P. Carey Subsidiary has occurred since December 31, 2008. No deficiencies for any Taxes have been asserted or assessed in writing (or to the Knowledge of W. P. Carey or any W. P. Carey Subsidiary, proposed) against W. P. Carey or any of the W. P. Carey Subsidiaries, including claims by any taxing authority in a jurisdiction where W. P. Carey or any W. P. Carey Subsidiary does not file Tax Returns but in which any of them is or may be subject to taxation, which individually or in the aggregate would be material, and no requests for waivers of the time to assess any such Taxes have been granted and remain in effect or are pending. There are no Liens for Taxes upon the assets of W. P. Carey or the W. P. Carey Subsidiaries except for statutory Liens for Taxes not yet due or payable and for which appropriate reserves have been established on their respective financial statements in accordance with GAAP.

(ii) NewCo REIT (A) intends to be subject to taxation as a REIT within the meaning of the Code and to satisfy the requirements to qualify as a REIT beginning with its initial taxable year ending December 31, 2012, (B) has operated, and intends to continue to operate, consistent with the requirements for qualification and taxation as a REIT through the Effective Time and (C) has not taken or omitted to take any action which could reasonably be expected to result in the failure to qualify as a REIT. Each Subsidiary of NewCo REIT which is a partnership, joint venture or limited liability company has since its acquisition by NewCo REIT (A) been classified for federal income Tax purposes as a partnership or treated as a disregarded entity and not as an association taxable as a corporation, or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code, and (B) not owned any assets (including, without limitation, securities) that would cause NewCo REIT to violate Section 856(c)(4) of the Code. Each NewCo REIT Subsidiary which is a corporation, and each other issuer of securities in which NewCo REIT holds securities (within the meaning of Section 856(c) of the Code but excluding “straight debt” of issuers as described in Section 856(m) of the Code) having a value of more than 10 percent of the total value, or more than 10 percent of the total voting power, of the outstanding securities of such issuer, has since its acquisition by NewCo REIT been a REIT, a qualified REIT subsidiary under Section 856(i) of the Code or a taxable REIT subsidiary under Section 856(l) of the Code. Neither NewCo REIT nor any NewCo REIT Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as announced in IRS Notice 88-19 or Treasury Regulation Section 1.337(d)-5, Treasury Regulation Section 1.337(d)-6 or Treasury Regulation Section 1.337(d)-7 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

(iii) For each taxable year beginning with its taxable year ended December 31, 2008, W. P. Carey has been properly classified and qualified to be taxed as a partnership for U.S. federal income tax purposes.

(iv) None of W. P. Carey or any of the W. P. Carey Subsidiaries is (A) subject, directly or indirectly, to any Tax Protection Agreement or (B) in violation of or in default under any Tax Protection Agreement.

(v) Neither W. P. Carey nor any W. P. Carey Subsidiary is a party to any Tax allocation or sharing agreement or has changed any method of accounting for Tax purposes.

(vi) W. P. Carey does not have any liability for the Taxes of any person other than W. P. Carey and the W. P. Carey Subsidiaries and the W. P. Carey Subsidiaries do not have any liability for the Taxes of any person other than W. P. Carey and the W. P. Carey Subsidiaries (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (B) as a transferee or successor, (C) by contract or (D) otherwise.(vii) Neither W. P. Carey nor any W. P. Carey Subsidiary (x) has requested, received or is subject to any written ruling of a Governmental Entity related to Taxes or has entered into any written and legally binding agreement with a Governmental Entity relating to Taxes, (y) has engaged in any transaction of which it has made (or was required to make) disclosure to any Governmental Entity to avoid the imposition of any penalties related to Taxes, or (z) has participated in any transaction that could give rise to a disclosure obligation as a “listed transaction” under Section 6011 of the Code and the Treasury Regulations thereunder or any similar provision under applicable Law.

(viii) Each of Carey REIT II, Inc., Carey REIT III, Inc., 308 Route 38, Inc., and Keystone Capital Company, Inc. (together the “REIT Subsidiaries”) (A) for each of its taxable year commencing with its organization has been subject to taxation as a REIT within the meaning of the Code and has satisfied the requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, consistent with the requirements for qualification and taxation as a REIT through the Effective Time and (C) has not taken or omitted to take any action which could reasonably be expected to result in the loss of its qualification as a REIT, and no challenge to such REIT Subsidiary’s qualification as a REIT is pending, or to such REIT Subsidiary’s Knowledge, threatened. Each Subsidiary of each REIT Subsidiary that is a partnership, joint venture or limited liability company that has not elected to be an association taxable as a corporation has since its acquisition by such REIT Subsidiary (A) been classified for federal income Tax purposes as a partnership or treated as a disregarded entity and not as an association taxable as a corporation, or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code, and (B) not owned any assets (including, without limitation, securities) that would cause the relevant REIT Subsidiary to violate Section 856(c)(4) of the Code. Each Subsidiary of each REIT Subsidiary that is, or has elected to be taxable as, a corporation, and each other issuer of securities in which a REIT Subsidiary holds securities (within the meaning of Section 856(c) of the Code but excluding “straight debt” of issuers as described in Section 856(m) of the Code) having a value of more than 10 percent of the total value, or more than 10 percent of the total voting power, of the outstanding securities of such issuer, has since its acquisition by such REIT Subsidiary been a REIT, a qualified REIT subsidiary under Section 856(i) of the Code or a taxable REIT subsidiary under Section 856(l) of the Code. No REIT Subsidiary and no Subsidiary of any REIT Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as announced in IRS Notice 88-19 or Treasury Regulation Section 1.337(d)-5, Treasury Regulation Section 1.337(d)-6 or Treasury Regulation Section 1.337(d)-7 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder. As of the date of this Agreement, no REIT Subsidiary has any earnings and profits attributable to itself or any other corporation in any non REIT year within the meaning of Section 857 of the Code.

(k) Pension and Benefit Plans and Employee Relations. Schedule 2.2(k) of the W. P. Carey Disclosure Letter lists each written material “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (referred to herein as “Pension Plans”) or “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), other than as set forth in the W. P. Carey SEC Documents, providing benefits to any current employee, officer or director of W. P. Carey or any of the W. P. Carey Subsidiaries or any entity that is or required under Section 414 of the Code to be treated with W. P. Carey as a single employer (an “ERISA Affiliate”) or with respect to which W. P. Carey or any ERISA Affiliate could have any liability that would reasonably be expected to have a W. P. Carey Material Adverse Effect (collectively, the “Benefit Plans”). Each Benefit Plan has been administered in all material respects in accordance with its terms and the applicable requirements of ERISA, the Code and all other applicable laws. Each Pension Plan intended to be qualified under Section 401(a) of the Code has been the subject of a determination letter from the Internal Revenue Service to the effect that such Pension Plan is so qualified under all currently applicable provisions of Section 401(a) of the Code and, to the knowledge of W. P. Carey, no circumstances exist that would adversely affect the qualification of any such Pension Plan. No Benefit Plan is subject to Title IV of ERISA. Each Benefit Plan may be amended or terminated in accordance with its terms. Schedule 2.2(k) of the W. P. Carey Disclosure Letter lists each material employment, severance, consulting or other contract or plan with or for the benefit of any officer, director or employee of W. P. Carey or any of the W. P. Carey Subsidiaries containing a “change of control” provision that provides for any material payment, additional benefits, vesting or acceleration of benefits or rights or otherwise upon the execution of this Agreement or the consummation of any of the transactions contemplated hereby.

(l) Information Supplied. None of the information supplied or to be supplied by NewCo REIT, W. P. Carey or Merger Sub in writing for inclusion or incorporation by reference in the Form S-4, the Joint Proxy Statement/Prospectus or in any materials to be delivered by NewCo REIT, W. P. Carey or Merger Sub to potential financing sources in connection with the transactions contemplated by this Agreement will (a) in the case of the Form S-4, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, (b) in the case of the Joint Proxy Statement/Prospectus, at the time of the mailing thereof or at the time the W. P. Carey Stockholder Meeting is to be held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (c) in the case of any materials to be delivered to potential financing sources in connection with the transactions contemplated by this Agreement, at the date such information is delivered, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will (with respect to NewCo REIT, W. P. Carey, Merger Sub, their respective officers and directors and the W. P. Carey Subsidiaries) comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act; provided that no representation is made as to statements made or incorporated by reference by CPA15.

(m) Intangible Property. W. P. Carey and the W. P. Carey Subsidiaries own, possess or have adequate rights to use all trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of W. P. Carey and the W. P. Carey Subsidiaries (collectively, the “W. P. Carey Intangible Property”, except where the failure to possess or have adequate rights to use such properties, individually or in the aggregate, would not reasonably be expected to have a W. P. Carey Material Adverse Effect. All of the W. P. Carey Intangible Property is owned or licensed by W. P. Carey or the W. P. Carey Subsidiaries free and clear of any and all Liens, except those that, individually or in the aggregate, would not reasonably be expected to have a W. P. Carey Material Adverse Effect, and neither W. P. Carey nor any such W. P. Carey Subsidiary has forfeited or otherwise relinquished any W. P. Carey Intangible Property which forfeiture has resulted in, individually or in the aggregate, or would reasonably be expected to result in a W. P. Carey Material Adverse Effect. To the Knowledge of W. P. Carey, the use of W. P. Carey Intangible Property by W. P. Carey or the W. P. Carey Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor, of any other Person, and there have been no claims made, and neither W. P. Carey nor any of the W. P. Carey Subsidiaries has received any notice of any claims or otherwise has Knowledge of any claims that any of the W. P. Carey Intangible Property is invalid or conflicts with the asserted rights of any other Person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the W. P. Carey Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that, individually or in the aggregate, would not reasonably be expected to have a W. P. Carey Material Adverse Effect.

(n) Environmental Matters. For purposes of this Agreement, (x) “Environmental Law” means any Law of any Governmental Entity relating to human health, safety or protection of the environment, including, but not limited to, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), and (y) “Hazardous Material” means (A) any petroleum or petroleum products, regulated radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, and transformers and other equipment that contain dielectric fluid containing greater than 50 parts per million polychlorinated biphenyls (“PCBs”); or (B) any chemicals, materials, substances or wastes which are defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import, under any applicable Environmental Law. Except as disclosed in Schedule 2.2(n) of the W. P. Carey Disclosure Letter, the W. P. Carey SEC Documents or in the environmental audits/reports listed therein or except as would not reasonably be expected to have a W. P. Carey Material Adverse Effect:

(i) None of W. P. Carey or the W. P. Carey Subsidiaries has received written notice that any administrative or compliance order has been issued that is still in effect, any complaint has been filed that remains unresolved, any penalty has been assessed that has not been paid and any investigation or review is pending or threatened by any Governmental Entity with respect to any alleged failure by W. P. Carey or any W. P. Carey Subsidiary to have any permit required under any applicable Environmental Law or with respect to any treatment, storage, recycling, transportation, disposal or “release” (as defined in 42 U.S.C. (S) 9601(22) (“Release”)) by W. P. Carey or any W. P. Carey Subsidiary of any Hazardous Material in material violation of any Environmental Law.

(ii) To the Knowledge of W. P. Carey, except in material compliance with applicable Environmental Laws, (A) there are no asbestos-containing materials present on any property owned or operated by W. P. Carey or any W. P. Carey Subsidiary, (B) there are no regulated levels of PCBs present on any property owned or operated by W. P. Carey or any W. P. Carey Subsidiary, and (C) there are no underground storage tanks, active or abandoned, used for the storage of Hazardous Materials currently present on any property owned or operated by W. P. Carey or any W. P. Carey Subsidiary.

(iii) None of W. P. Carey or any W. P. Carey Subsidiary has received written notice of a claim, that has not been resolved, to the effect that it is liable to a third party, including a Governmental Entity, as a result of a Release of a Hazardous Material into the environment in material violation of any Environmental Law at any property currently or formerly owned, leased (including ground leases) or operated by W. P. Carey or a W. P. Carey Subsidiary.

(iv) None of W. P. Carey or any W. P. Carey Subsidiary has received written notice of (A) any Liens arising under or pursuant to any applicable Environmental Law on any W. P. Carey Property or (B) any action taken which could subject any W. P. Carey Property to such Liens. To the Knowledge of W. P. Carey, no such action is in process. W. P. Carey and the W. P. Carey Subsidiaries currently do not have any duty under any applicable Environmental Law to place any restriction relating to the presence of Hazardous Material at any W. P. Carey Property.

(v) None of W. P. Carey or the W. P. Carey Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which, to the Knowledge of W. P. Carey, is the subject of any action, suit or proceeding that could be reasonably expected to result in claims against W. P. Carey or the W. P. Carey Subsidiaries related to such Hazardous Material for clean-up costs, remedial work, damages to natural resources or personal injury claims, including but not limited to claims under CERCLA and the rules and regulations promulgated thereunder.

(vi) W. P. Carey and the W. P. Carey Subsidiaries have made notification of Releases of a Hazardous Material where required by applicable Environmental Law, and no property now or, to the Knowledge of W. P. Carey, previously owned, leased (including ground leases) or operated by W. P. Carey or the W. P. Carey Subsidiaries is listed or, to the Knowledge of W. P. Carey, proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar list of sites under any Environmental Law of any other Governmental Entity where such listing requires active investigation or clean-up.

(vii) W. P. Carey and the W. P. Carey Subsidiaries have not entered into any agreements to provide indemnification to any third party purchaser pursuant to Environmental Laws in relation to any property or facility previously owned or operated by W. P. Carey and the W. P. Carey Subsidiaries.

(viii) None of W. P. Carey or the W. P. Carey Subsidiaries has in its possession or control any environmental assessment or investigation reports prepared within the last four years that (A) have not been provided to CPA15 prior to the execution of this Agreement and (B) disclose a material environmental condition with respect to the W. P. Carey Properties which is not being addressed or remediated or has not been addressed or remediated or been made the subject of an environmental insurance policy listed in Schedule 2.2(p) of the W. P. Carey Disclosure Letter, except for such reports that reflect the results of an asbestos survey and/or abatement work performed in the ordinary course of renovation or demolition activities.

(o) Properties.

(i) (A) Except as listed in Schedule 2.2(o)(i) of the W. P. Carey Disclosure Letter, W. P. Carey or a W. P. Carey Subsidiary owns fee simple title to or has a valid leasehold interest in, or has an interest (directly or indirectly) in an entity that owns fee simple title to or has a valid leasehold interest in, each of the real properties reflected on the most recent balance sheet of W. P. Carey included in the W. P. Carey SEC Documents (each, a “W. P. Carey Property” and collectively, the “W. P. Carey Properties”), which are all of the real estate properties owned or leased by them, in each case free and clear of Liens except for (1) debt and other matters identified on Schedule 2.2(o)(i) of the W. P. Carey Disclosure Letter, (2) inchoate mechanics’, workmen’s, repairmen’s and other inchoate Liens imposed for construction work in progress or otherwise incurred in the ordinary course of business, (3) mechanics’, workmen’s and repairmen’s Liens (other than inchoate Liens for work in progress) which have heretofore been bonded or insured, and landlord liens, (4) all matters (x) disclosed on existing title policies or (y) as would be disclosed on current title reports, legal due diligence reports, landlord waivers, zoning reports or surveys and would not have a material adverse effect on the value or use of the affected property (excluding outstanding indebtedness), (5) real estate Taxes and special assessments not yet due and payable which are being contested in good faith in the ordinary course of business, and (6) Liens that would not cause a material adverse effect on the value or use of the affected property;

(B) except as would not reasonably be expected to have a material adverse effect on the value or use of the affected property, the W. P. Carey Properties are not subject to any rights of way, written agreements, Laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, “W. P. Carey Property Restrictions”), except for (1) W. P. Carey Property Restrictions imposed or promulgated by Law with respect to real property, including zoning regulations, which would not reasonably be expected to have a material adverse effect on the value or use of the affected property, (2) landlord liens, easement agreements and all matters disclosed on existing title policies, title reports, legal due diligence reports, landlord waivers, zoning reports or surveys or as would be disclosed on current title policies, title reports, legal due diligence reports, landlord waivers, zoning reports or surveys and which would not reasonably be expected to have a material adverse effect on the value or use of the affected property (excluding outstanding indebtedness) and (3) real estate Taxes and special assessments;

(C) except as would not reasonably be expected to have a material adverse effect on the value or use of the affected property, none of W. P. Carey or a W. P. Carey Subsidiary has received written notice to the effect that there are any (1) condemnation or rezoning proceedings that are pending or, to the Knowledge of W. P. Carey and the W. P. Carey Subsidiaries threatened, with respect to any material portion of any of the W. P. Carey Properties or (2) zoning, building or similar Laws or orders that are presently being violated or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the W. P. Carey Properties or by the continued maintenance, operation or use of the parking areas located thereon or appurtenant thereto or used in connection therewith;

(D) except as would not reasonably be expected to have a material adverse effect on the value or use of the affected property, none of W. P. Carey or any W. P. Carey Subsidiary has received written notice that it is currently in default or violation of any W. P. Carey Property Restrictions;

(E) except for the owners of the W. P. Carey Properties in which W. P. Carey, any W. P. Carey Subsidiary or any joint venture involving W. P. Carey or the W. P. Carey Subsidiaries has a leasehold interest, no Person (other than W. P. Carey, a W. P. Carey Subsidiary or any joint venture involving W. P. Carey or the W. P. Carey Subsidiaries) has any ownership interest in any of the W. P. Carey Properties; and

(F) except as listed on Schedule 2.2(o)(i)(F) of the W. P. Carey Disclosure Letter, all equity interests held by W. P. Carey or a W. P. Carey Subsidiary in entities which directly or indirectly own or lease W. P. Carey Properties are so held free and clear of Liens.

(ii) Except, individually or in the aggregate, as would not reasonably be expected to have a W. P. Carey Material Adverse Effect, all properties currently under development or construction by W. P. Carey or the W. P. Carey Subsidiaries and all properties currently under contract for acquisition, sale or transfer, development or commencement of construction as of the date of this Agreement by W. P. Carey and the W. P. Carey Subsidiaries are listed as such in Schedule 2.2(o)(ii) of the W. P. Carey Disclosure Letter.

(iii) Schedule 2.2(o)(iii) of the W. P. Carey Disclosure Letter lists (1) all agreements existing as of the date of this Agreement to which W. P. Carey or any W. P. Carey Subsidiary is a party providing (x) for the sale of, or option to sell, any W. P. Carey Property or the purchase of, or option to purchase, by W. P. Carey or any W. P. Carey Subsidiary, on the one hand, or the other party thereto, on the other hand, any real estate not yet consummated as of the date hereof or (y) all rights of first offer and rights of first refusal with regard to any W. P. Carey Properties and (2) all tenants of W. P. Carey Properties who have been granted early termination rights with respect to their lease obligations.

(p) Insurance. Schedule 2.2(p) of the W. P. Carey Disclosure Letter sets forth a complete list as of the date of this Agreement of all insurance policies (but excluding title insurance policies) which W. P. Carey or any W. P. Carey Subsidiary maintains with respect to its respective businesses or properties. W. P. Carey has not been informed that any such policies are not in full force and effect in all material respects, as of the date of this Agreement. All premiums due and payable by W. P. Carey or any W. P. Carey Subsidiary thereof under each such policy obtained by W. P. Carey or any W. P. Carey Subsidiary have been paid.

(q) Vote Required. Schedule 2.2(q) of the W. P. Carey Disclosure Letter lists all the votes of the holders of the Listed Shares and the NewCo REIT Common Stock required to approve the W. P. Carey Conversion, the Merger and the other transactions contemplated by the Transaction Documents (the “Stockholder Approvals”).

(r) Brokers. Except for the fees and expenses payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated (which fees have been disclosed to CPA15), no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of W. P. Carey or any W. P. Carey Subsidiary. W. P. Carey has previously provided CPA15 with a true and complete copy of the engagement letter with Merrill Lynch, Pierce, Fenner & Smith Incorporated as in effect on the date hereof, pursuant to which such fees and expenses are payable, and the amounts payable by W. P. Carey pursuant to such letter shall not have been increased between the date of this Agreement and the Closing Date.

(s) Investment Company Act of 1940. Neither W. P. Carey nor any of the W. P. Carey Subsidiaries is, or after giving effect to the transactions contemplated by this Agreement will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(t) Contracts.

(i) Except as set forth in Schedule 2.2(t)(i) of the W. P. Carey Disclosure Letter or in the W. P. Carey SEC Documents, each W. P. Carey Material Contract is valid, binding and enforceable in accordance with its terms and in full force and effect with respect to W. P. Carey and the W. P. Carey Subsidiaries, as applicable, and, to the Knowledge of W. P. Carey, each of the other parties thereto, except where such failure to be so valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, reasonably be expected to have a W. P. Carey Material Adverse Effect, and there are no defaults (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default) under any W. P. Carey Material Contract by W. P. Carey or any W. P. Carey Subsidiary, or, to the Knowledge of W. P. Carey, any of the other parties thereto, except for those defaults that would not, individually or in the aggregate, reasonably be expected to have a W. P. Carey Material Adverse Effect. For purposes of this Agreement, “W. P. Carey Material Contracts” shall mean (A) any partnership, limited liability company or joint venture agreement between W. P. Carey or any W. P. Carey Subsidiary, on the one hand, and a third party, on the other hand, (B) any capitalized lease obligations and other indebtedness to any Person, other than individual items of indebtedness in a principal amount less than $5,000,000, (C) each material commitment, contractual obligation, borrowing, capital expenditure or transaction entered into by W. P. Carey or any W. P. Carey Subsidiary which may result in total payments by or liability of W. P. Carey or any W. P. Carey Subsidiary in excess of $5,000,000, (D) any other agreements filed or required to be filed as exhibits to the W. P. Carey SEC Documents pursuant to Item 601(b)(10) of Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations, (E) any interest rate cap, interest rate collar, interest rate swap, currency hedging transaction and any other agreement relating to a similar transaction to which W. P. Carey or any W. P. Carey Subsidiary is a party or an obligor with respect thereto, (F) the W. P. Carey Leases with respect to the five largest W. P. Carey Tenants measured by lease revenue, and (G) any agreement, commitment, instrument or obligation of a type described in Sections 2.2(t)(ii) through 2.2(t)(iv); in each case including all amendments, modifications and supplements to such W. P. Carey Material Contracts and all side letters to which W. P. Carey or any W. P. Carey Subsidiary is a party affecting the obligations of any party thereunder.

(ii) The Merger, the W. P. Carey Conversion and the other transactions contemplated by the Transaction Documents will not trigger any due-on-sale provision on any mortgages that, individually or in the aggregate, would reasonably be expected to have a W. P. Carey Material Adverse Effect, except as set forth in Schedule 2.2(t)(ii) of the W. P. Carey Disclosure Letter.

(iii) Except for those agreements set forth in Schedule 2.2(t)(iii) of the W. P. Carey Disclosure Letter or agreements in which W. P. Carey agrees not to sell a W. P. Carey Property to a competitor of the W. P. Carey Property’s current tenant, there are no non-competition agreements or other contracts or agreements that contain covenants that restrict W. P. Carey’s or any W. P. Carey Subsidiary’s ability to conduct its business in any location or present a material restriction on the conduct of the business of W. P. Carey or the W. P. Carey Subsidiaries.

(iv) Except as set forth in Schedule 2.2(t)(iv) of the W. P. Carey Disclosure Letter, there are no indemnification agreements entered into by and between W. P. Carey and any director or officer of W. P. Carey or any of the W. P. Carey Subsidiaries, other than in respect of independent directors as may be required in connection with financing the W. P. Carey Properties.

(u) Related Party Transactions. Except as expressly described in the W. P. Carey SEC Documents or as set forth in Schedule 2.2(u) of the W. P. Carey Disclosure Letter, there are no material arrangements, agreements or contracts entered into by W. P. Carey or any of the W. P. Carey Subsidiaries, on the one hand, and any Person who is an officer, director or Affiliate of W. P. Carey or any W. P. Carey Subsidiary, any relative of the foregoing or an entity of which any of the foregoing is an Affiliate, on the other hand. Copies of any such documents have been previously provided to CPA15.

(v) Limited Business Activities. Merger Sub and NewCo REIT are each a subsidiary of W. P. Carey that were formed solely for the purpose of (i) with respect to NewCo REIT, engaging in the W. P. Carey Conversion, and (ii) with respect to Merger Sub, engaging in the Merger. Since the date of their respective incorporations and prior to the Effective Time, neither Merger Sub nor NewCo REIT have carried, nor will they carry, on any business or conduct any operations other than the execution of this Agreement, the performance of their respective obligations hereunder and matters ancillary thereto (including the W. P. Carey Conversion).

(w) Availability of Funds. W. P. Carey has, or will have available to it at the Effective Time, immediately available cash in amounts sufficient to pay the aggregate Cash Component and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

ARTICLE III

COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER

Section 3.1. Conduct of Business by CPA15.

(a) During the period from the date of this Agreement to the Effective Time, CPA15 shall, and shall cause each of the CPA15 Subsidiaries to, use all commercially reasonable efforts to carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with applicable Law and, to the extent consistent herewith, use commercially reasonable efforts to preserve intact in all material respects its current business organization, goodwill, ongoing businesses and CPA15’s qualification as a REIT within the meaning of the Code; provided that the parties hereto agree that CPA15 shall have no liability for any breach of covenants set forth in this Section 3.1 to the extent due to actions or inactions of W. P. Carey or any W. P. Carey Subsidiary in its capacity as advisor to CPA15 pursuant to the CPA15 Advisory Agreements. CPA15 will promptly notify W. P. Carey of any litigation involving CPA15 having, to the Knowledge of CPA15, a reasonable likelihood of potential liability to CPA15 or any of the CPA15 Subsidiaries in excess of $2,500,000 or any complaint, investigation or hearing, of which CPA15 has Knowledge, by a Governmental Entity involving CPA15 or any of the CPA15 Subsidiaries, other than any such matter that was notified to W. P. Carey or any W. P. Carey Subsidiary prior to its being notified to the independent directors of CPA15.

(b) Without limiting the generality of the foregoing, during the period from the date of this Agreement to the earlier of the termination of this Agreement in accordance with Section 7.1 and the Effective Time, except (i) as disclosed on Schedule 3.1 of the CPA15 Disclosure Letter, (ii) as otherwise contemplated by, or necessary to carry out the transactions described in, this Agreement or (iii) to the extent consented to by W. P. Carey, which consent shall not be unreasonably withheld, conditioned or delayed, CPA15 and any of the CPA15 Subsidiaries shall not engage in, authorize or agree to any of the following:

(i) amend the CPA15 Charters or CPA15 Bylaws, except as required by this Agreement or applicable Law;

(ii) exempt any Person, other than W. P. Carey, NewCo REIT and Merger Sub or any of their Affiliates or Subsidiaries or, if applicable, any Person that enters into a definitive agreement with CPA15, CPA 15 Holdco or any CPA15 Subsidiary in connection with a CPA15 Superior Competing Transaction, from any limits or restrictions contained in the CPA15 Charters or CPA15 Bylaws with respect to the ownership of any equity securities of CPA15 or CPA 15 Holdco;

(iii) except as otherwise expressly contemplated by this Agreement, merge, consolidate or enter into any other similar extraordinary corporate transaction with any Person; acquire or agree to acquire (by merger, consolidation or acquisition) any corporation, partnership or other entity; or purchase any equity interest in, or all or substantially all of the assets of, any Person or any division or business thereof;

(iv) make or rescind any express or deemed election relating to Taxes (unless CPA15 reasonably determines after consultation with W. P. Carey that such action is required by Law or necessary to preserve CPA15’s qualification as a REIT or the tax classification of any other CPA15 Subsidiary which files Tax Returns as a partnership for federal Tax purposes, in which event CPA15 shall make such election in a timely manner); provided that nothing in this Agreement shall preclude CPA15 from designating dividends paid by it as “capital gain dividends” within the meaning of Section 857 of the Code, with the prior written consent of W. P. Carey, which will not be unreasonably withheld;

(v) (A) change in any material respect that is adverse to CPA15 any of its methods, principles or practices of accounting (including any method of accounting for Tax purposes) in effect or (B) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except in the case of settlements or compromises relating to Taxes on real property or sales Taxes in an amount not to exceed, individually or in the aggregate, $2,000,000, or change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ended December 31, 2010, except as to clauses (A) and (B) as may be required by the SEC, applicable Law or GAAP;

(vi) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of CPA15 or CPA 15 Holdco;

(vii) enter into, assume or acquire any asset subject to any Tax Protection Agreement;

(viii) take any action or fail to take any action that could reasonably be expected to prevent, materially delay or materially impede the ability of the parties to consummate the Merger or that could reasonably be expected to prevent or impede the Merger from being governed by Section 368(a) of the Code pursuant to this Agreement and the Joint Proxy Statement/Prospectus; or

(ix) authorize, commit or agree to take, or take any action inconsistent with any of the foregoing.

Section 3.2. Conduct of Business by W. P. Carey.

(a) During the period from the date of this Agreement to the Effective Time, W. P. Carey shall, and shall cause each of the W. P. Carey Subsidiaries to, (i) use all commercially reasonable efforts to carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with applicable Law and, to the extent consistent herewith, use commercially reasonable efforts to preserve intact in all material respects its current business organization, goodwill and ongoing businesses and (ii) in its capacity as advisor pursuant to the CPA15 Advisory Agreements, not cause CPA15 and the CPA15 Subsidiaries to take any actions or fail to take any actions, as a result of which actions or failure to take actions, CPA15 would be unable to satisfy the conditions set forth in Section 5.2 or would be in breach of this Agreement . W. P. Carey will promptly notify CPA15 of any litigation involving either W. P. Carey having, to the Knowledge of W. P. Carey, a reasonable likelihood of potential liability to W. P. Carey or any of the W. P. Carey Subsidiaries in excess of $2,500,000 or any complaint, investigation or hearing, of which W. P. Carey has Knowledge, by a Governmental Entity involving W. P. Carey or any of the W. P. Carey Subsidiaries.

(b) Without limiting the generality of the foregoing, during the period from the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, except (i) as disclosed on Schedule 3.2 of the W. P. Carey Disclosure Letter, (ii) as otherwise contemplated by, or necessary to carry out the transactions described in, this Agreement, (iii) in connection with the W. P. Carey Conversion or the Reorganization or (iv) to the extent consented to by CPA15, which consent shall not be unreasonably withheld, conditioned or delayed, W. P. Carey and any of the W. P. Carey Subsidiaries shall not engage in, authorize or agree to any of the following:

(i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, Listed Shares, NewCo REIT Common Stock or stock or other equity interests in any W. P. Carey Subsidiary that is not directly or indirectly wholly-owned by W. P. Carey, except the authorization and payment of regular quarterly dividends that are consistent with past practices with respect to the Listed Shares, provided that W. P. Carey shall notify CPA15 of the proposed record date for any such distribution prior to such date, (B) split, combine or reclassify any Listed Shares or NewCo REIT Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Listed Shares or NewCo REIT Common Stock or (C) other than as permitted under Section 4.11, purchase, redeem or otherwise acquire any Listed Shares or NewCo REIT Common Stock or any options, warrants or rights to acquire, or security convertible into, Listed Shares or NewCo REIT Common Stock;

(ii) except as contemplated by this Agreement with respect to the W. P. Carey Conversion or in connection with the Reorganization, issue, deliver, sell, grant, pledge or encumber or agree to issue, deliver, sell, grant, pledge or encumber any stock, Voting Debt or other voting securities or equity securities of W. P. Carey (including any Listed Shares) or NewCo REIT, or any W. P. Carey Subsidiary or any option or other material right in respect of any Listed Shares, NewCo REIT Common Stock or capital stock, any other voting or redeemable securities of W. P. Carey or NewCo REIT or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or redeemable securities, except pursuant to W. P. Carey’s distribution reinvestment plan;

(iii) amend the W. P. Carey LLC Agreement or W. P. Carey Bylaws or any provision of the comparable charter or organizational documents of any of the W. P. Carey Subsidiaries,, except as required by this Agreement or applicable Law or in connection with the W. P. Carey Conversion or the Reorganization;

(iv) amend the NewCo REIT Charter or NewCo REIT Bylaws, except as required by this Agreement or applicable Law or in connection with the W. P. Carey Conversion or the Reorganization;

(v) amend the Merger Sub Charter or Merger Sub Bylaws, except as required by this Agreement or applicable Law or in connection with the W. P. Carey Conversion or the Reorganization;

(vi) except as contemplated by this Agreement with respect to the W. P. Carey Conversion or in connection with the Reorganization, merge, consolidate or enter into any other similar extraordinary corporate transaction with any Person; acquire or agree to acquire (by merger, consolidation or acquisition) any corporation, partnership or other entity; or purchase any equity interest in, or all or substantially all of the assets of, any Person or any division or business thereof;

(vii) amend the Conversion Agreement;

(viii) (A) change in any material respect that is adverse to W. P. Carey any of its methods, principles or practices of accounting (including any method of accounting for Tax purposes) in effect or (B) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except in the case of settlements or compromises relating to Taxes on real property or sales Taxes in an amount not to exceed, individually or in the aggregate, $2,000,000, or change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ended December 31, 2010, except as to clauses (A) and (B) as may be required by the SEC, applicable Law or GAAP;

(ix) waive, release, assign, settle or compromise any pending or threatened litigation, action or claim, including any shareholder derivative or class action claims other than settlements or compromises for litigation providing solely for the payment of money damages where the amount paid (after reduction by any insurance proceeds actually received or appropriate credits are applied from self-insurance reserves), in settlement or compromise, exceeds, individually or in the aggregate, $2,000,000, except where such settlement or compromise provides for a complete release of W. P. Carey and each applicable W. P. Carey Subsidiary for all claims and which do not provide for any admission of liability by W. P. Carey or any W. P. Carey Subsidiary;

(x) amend or terminate, or waive compliance with the terms of, or breaches under, any W. P. Carey Material Contract if, after giving effect to the Merger, such amendment, termination or waiver would have a W. P. Carey Material Adverse Effect;

(xi) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of W. P. Carey, NewCo REIT, Merger Sub or any W. P. Carey Subsidiary, except in connection with the Reorganization;

(xii) enter into, assume or acquire any asset subject to any Tax Protection Agreement;

(xiii) take any action or fail to take any action that could reasonably be expected to prevent, materially delay or materially impede the ability of the parties to consummate the Merger or that could reasonably be expected to prevent or impede the Merger from being governed by Section 368(a) of the Code pursuant to this Agreement and the Joint Proxy Statement/Prospectus; or

(xiv) authorize, commit or agree to take, or take any action inconsistent with any of the foregoing.

Section 3.3. No Control of Other Party’s Business. Nothing contained in this Agreement shall give CPA15 or CPA 15 Holdco, directly or indirectly, the right to control or direct W. P. Carey’s or any W. P. Carey Subsidiary’s operations prior to the Effective Time, and nothing contained in this Agreement shall give W. P. Carey or Merger Sub, directly or indirectly (other than in connection with and pursuant to the CPA15 Advisory Agreements), the right to control or direct CPA15’s, CPA 15 Holdco’s or any CPA15 Subsidiary’s operations prior to the Effective Time. Prior to the Effective Time, each of CPA15, CPA 15 Holdco and W. P. Carey shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 3.4. Reorganization. Notwithstanding anything in Section 3.2 to the contrary, the parties acknowledge and agree that W. P. Carey and certain of its Affiliates shall, prior to the W. P. Carey Conversion, consummate an internal reorganization in form and substance reasonably satisfactory to CPA15 and pursuant to documents in form and substance reasonably satisfactory to CPA15 (the “Reorganization”).

ARTICLE IV

ADDITIONAL COVENANTS

Section 4.1. Preparation of the Form S-4 and the Joint Proxy Statement/Prospectus; Stockholders Meetings.

(a) As soon as practicable following the date of this Agreement, CPA15, W. P. Carey and NewCo REIT shall jointly prepare and file with the SEC mutually acceptable preliminary proxy materials and any amendments or supplements thereto which shall constitute the Joint Proxy Statement/Prospectus relating to the matters to be submitted to the CPA15 Stockholders at the CPA15 Stockholder Meeting and the W. P. Carey Stockholders at the W. P. Carey Meeting (such Joint Proxy Statement/Prospectus, and any amendments or supplements thereto, the “Joint Proxy Statement/Prospectus”), and W. P. Carey and NewCo REIT shall prepare and file with the SEC the Registration Statement on Form S-4, with respect to the issuance of NewCo REIT Common Stock in the Merger (the “Form S-4”) in which the Joint Proxy Statement/Prospectus will be included as a prospectus. The Form S-4 and the Joint Proxy Statement/Prospectus shall comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act. The parties shall cooperate fully with each other in the preparation of the Form S-4 and the Joint Proxy Statement/Prospectus, and shall furnish each other with all information reasonably requested by the other for inclusion therein or otherwise in respect thereof. Each of CPA15, W. P. Carey and NewCo REIT shall use all reasonable best efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective under the Securities Act as promptly as practicable after filing it with the SEC and to keep the Form S-4 effective as long as necessary to consummate the Merger. The parties shall promptly provide copies to each other, consult with each other and jointly prepare written responses with respect to any written comments received from the SEC with respect to the Form S-4 and the Joint Proxy Statement/Prospectus and promptly advise the other party of any oral comments received from the SEC. The parties shall cooperate and provide each other with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and Form S-4 prior to filing such with the SEC and will provide each other a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or Form S-4 shall be made without the approval of both parties, which approval shall not be unreasonably withheld, conditioned or delayed. The parties shall use all reasonable best efforts to cause the Joint Proxy Statement/Prospectus and all other customary proxy or other materials for meetings such as the CPA15 Stockholder Meeting and the W. P. Carey Stockholder Meeting to be mailed to their respective stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Each of CPA15, W. P. Carey and NewCo REIT shall comply in all respects with the requirements of the Exchange Act and the Securities Act applicable to the Joint Proxy Statement/Prospectus and the solicitation of proxies for their respective meetings of stockholders. W. P. Carey and NewCo REIT shall also take any action required to be taken under any applicable state securities Laws in connection with the issuance of the NewCo REIT Common Stock in the Merger (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) and CPA15 shall furnish all information concerning CPA15 and the CPA15 Stockholders as may be reasonably requested by W. P. Carey in connection with any such action.

(b) CPA15 shall, in accordance with applicable Law, the CPA15 Charters and the CPA15 Bylaws, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold the CPA15 Stockholder Meeting solely for the purposes of obtaining the CPA15 Stockholder Approval and, subject to the provisions of Section 4.5 and Article VI, shall, through its Board of Directors, recommend to the CPA15 Stockholders the approval of the Merger and the CPA15 Merger. Subject to the foregoing, CPA15 shall use its reasonable best efforts to obtain the CPA15 Stockholder Approval as promptly as practicable.

(c) W. P. Carey shall, in accordance with applicable Law, the W. P. Carey LLC Agreement and the W. P. Carey Bylaws, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold the W. P. Carey Stockholder Meeting solely for the purposes of obtaining the Stockholder Approvals and shall, through its Board of Directors, recommend to the W. P. Carey Stockholders the approval of the Merger. Subject to the foregoing, W. P. Carey shall use its reasonable best efforts to obtain the Stockholder Approvals as promptly as practicable.

(d) The CPA15 Stockholder Meeting and the W. P. Carey Stockholder Meeting shall take place on the same date to the extent practicable.

(e) If at any time prior to the Effective Time any information with respect to W. P. Carey, NewCo REIT, Merger Sub or any other W. P. Carey Subsidiary (including their respective officers and directors or any W. P. Carey Subsidiary) shall be discovered or any event shall occur that in the determination of W. P. Carey is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement/Prospectus or the Form S-4, W. P. Carey shall notify CPA15 thereof and such event shall be so described. Any such amendment or supplement shall be promptly filed with the SEC and, as and to the extent required by Law, disseminated to the stockholders of W. P. Carey, and such amendment or supplement shall comply in all material respects with all provisions of applicable Law.

(f) If at any time prior to the Effective Time any information with respect to CPA15 or CPA 15 Holdco (including their respective officers and directors and CPA15 Subsidiaries) shall be discovered or any event shall occur that in the determination of CPA15 is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement/Prospectus or the Form S-4, CPA15 shall notify W. P. Carey thereof and such event shall be so described. Any such amendment or supplement shall be promptly filed with the SEC and, as and to the extent required by Law, disseminated to the CPA15 Stockholders, and such amendment or supplement shall comply in all material respects with all provisions of applicable Law.

(g) The foregoing actions are subject to compliance with applicable Law and the other terms of this Agreement.

(h) If, on the date of the CPA15 Stockholder Meeting, CPA15 has not received proxies representing a sufficient number of shares of CPA15 Common Stock to approve the Merger, CPA15 shall adjourn the CPA15 Stockholder Meeting until such date as shall be mutually agreed upon by CPA15 and W. P. Carey, which date shall not be less than five days nor more than ten days after the date of adjournment, and subject to the terms and conditions of this Agreement shall continue to use its reasonable best efforts, together with its proxy solicitor, to assist in the solicitation of proxies from stockholders relating to the CPA15 Stockholder Approval.

(i) If, on the date of the W. P. Carey Stockholder Meeting, W. P. Carey has not received proxies representing a sufficient number of Listed Shares to approve the Merger, W. P. Carey shall adjourn the W. P. Carey Stockholder Meeting until such date as shall be mutually agreed upon by W. P. Carey and CPA15, which date shall not be less than five days nor more than ten days after the date of adjournment, and subject to the terms and conditions of this Agreement shall continue to use its reasonable best efforts, together with its proxy solicitor, to assist in the solicitation of proxies from stockholders relating to the Stockholder Approvals.

Section 4.2. Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement and compliance with applicable Law and the other terms of this Agreement, each of NewCo REIT, W. P. Carey, Merger Sub, CPA 15 Holdco and CPA15 agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party or its Subsidiaries pursuant to the Conversion Agreement and this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Merger, the CPA15 Merger, the W. P. Carey Conversion, the Reorganization and the other transactions contemplated by the

Transaction Documents, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from any Governmental Entity, (ii) the obtaining of all necessary consents, approvals, waivers or exemptions from non-governmental third parties, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Conversion Agreement and this Agreement. In addition, each of NewCo REIT, W. P. Carey, Merger Sub, CPA15 and CPA 15 Holdco agrees (and W. P. Carey agrees to cause each other W. P. Carey Subsidiary party to the Reorganization) to use its reasonable best efforts to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging the W. P. Carey Conversion, the Conversion Agreement, the Reorganization, the Merger, the CPA15 Merger, this Agreement or the transactions contemplated by the Transaction Documents, including seeking to have any stay, temporary restraining order, injunction, or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by the Transaction Documents entered by any court or other Governmental Entity vacated or reversed. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of the Conversion Agreement, the Reorganization or this Agreement, the proper officers and directors of CPA15, CPA 15 Holdco, NewCo REIT, W. P. Carey and Merger Sub shall take (and W. P. Carey shall cause to be taken with respect to each other W. P. Carey Subsidiary party to the Reorganization) all such necessary action. From the date of this Agreement through the Effective Time, CPA15 shall timely file, or cause to be filed, with the SEC all CPA15 SEC Documents required to be so filed.

(b) Each of CPA15, CPA 15 Holdco, NewCo REIT, W. P. Carey and Merger Sub shall give prompt notice to each other party if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and, provided further that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 5.2(b) or 5.3(b), as the case may be.

Section 4.3. Fees Payable to CAM and its Affiliates. As a condition and inducement to the willingness of NewCo REIT, W. P. Carey and Merger Sub to enter into this Agreement and to consummate the transactions contemplated hereby, each of CPA15, CAM and Foreign Subsidiary agree that, concurrently with and conditioned on the closing of the transactions contemplated by this Agreement, the amended and restated advisory agreement dated as of October 1, 2009, between CPA15 and CAM (the “CPA15 Advisory Agreement”) and the Asset Management Agreement, dated as of July 1, 2008, between CPA15 and Foreign Subsidiary (the “Asset Management Agreement, ” and together with the CPA15 Advisory Agreement, the “CPA15 Advisory Agreements”), shall automatically terminate without any action by any of the parties thereto and, in connection with such termination and the Merger CAM and Foreign Subsidiary each hereby waives its right to receive (i) a Termination Fee (as such term is defined in the CPA15 Advisory Agreements) and (ii) a Subordinated Disposition Fee (as such term is defined in the CPA15 Advisory Agreements). Notwithstanding anything to the contrary set forth herein or in the CPA15 Advisory Agreements, CPA15, CAM and Foreign Subsidiary each agrees that CAM and Foreign Subsidiary shall continue to be entitled to receive any and all fees accrued pursuant to the CPA15 Advisory Agreements prior to the closing of the transactions contemplated by this Agreement that are not expressly waived pursuant to the preceding sentence of this Section 4.3.

Section 4.4. Tax Treatment.

(a) CPA15 shall prepare or cause to be prepared and file or cause to be filed on a timely basis all Tax Returns and amendments thereto required to be filed by CPA15 or any of the CPA15 Subsidiaries in a manner consistent with past practice (unless an alternative manner is required to avoid imposition of any penalties, fines or additions to Tax) prior to the Closing Date (after electing all available automatic extensions of time to file such Tax Returns). Prior to filing any such Tax Returns, CPA15 shall deliver draft copies (together with supporting documentation, including Tax Return work papers) to W. P. Carey for W. P. Carey’s review and comment, and CPA15 shall accept all reasonable comments of W. P. Carey with respect to such Tax Returns. CPA15 shall pay all Taxes required to be paid by CPA15 prior to the Effective Time. W. P. Carey shall have a reasonable period of time (but in no event less than 30 days) to review and comment on such Tax Returns and amendments prior to filing. If the parties do not agree on the draft Tax Returns or amendments, the parties shall hire a nationally recognized accounting firm reasonably acceptable to CPA15 and W. P. Carey to prepare the contested Tax Returns or amendments.

(b) CPA15 will take all necessary actions, including but not limited to making sufficient distributions prior to Closing if needed, to assure that CPA15 (and CPA 15 Holdco, for the period that it is the successor of CPA15 for U.S. federal income tax purposes) will qualify as a REIT for its Tax year ending on the Closing Date. During the period from the date of this Agreement to the Effective Time, CPA15 shall, and shall cause each CPA15 Subsidiary to, facilitate all reasonable requests of NewCo REIT with respect to the maintenance of CPA15’s REIT qualification.

(c) Merger Sub, NewCo REIT and CPA15 shall report the Merger for U.S. federal income tax purposes and all relevant state and local income tax purposes as a reorganization governed by Section 368(a), unless otherwise required by Law or administrative action, and shall comply with any applicable Tax reporting requirements.

Section 4.5. No Solicitation of Transactions—W. P. Carey.

(a) None of W. P. Carey or any W. P. Carey Subsidiary shall, nor shall it authorize or permit, directly or indirectly, any officer, director, investment advisor, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other agent, representative or controlled Affiliate of W. P. Carey or any W. P. Carey Subsidiary to initiate, solicit, encourage or facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any W. P. Carey Competing Transaction, or enter into discussions or negotiate with any Person in furtherance of such inquiries or to obtain a W. P. Carey Competing Transaction. W. P. Carey shall, and shall cause the W. P. Carey Subsidiaries to, take all actions reasonably necessary to cause their respective officers, directors, investment advisors, investment bankers, financial advisors, attorneys, accountants, brokers, finders and any other agents, representatives or controlled Affiliates to, immediately cease any discussions, negotiations or communications with any party or parties with respect to any W. P. Carey Competing Transaction. W. P. Carey shall be responsible for (x) any failure on the part of it, any of the W. P. Carey Subsidiaries or any of their respective officers and directors to comply with this Section 4.5(a) and (y) any material failure by their respective employees, agents, investment bankers, financial advisors, attorneys, accountants, brokers, finders or other representatives or controlled Affiliates to comply with this Section 4.5(a). W. P. Carey shall promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition, stock sale, asset sale or otherwise) W. P. Carey or any W. P. Carey Subsidiary, if any, to return or destroy all confidential information heretofore furnished to such person by or on behalf of W. P. Carey or any W. P. Carey Subsidiary.

(b) W. P. Carey shall notify CPA15 in writing (as promptly as practicable but in any event within 24 hours of receipt) of the relevant details relating to all inquiries and proposals (including the identity of the parties, price and other material terms thereof) which it or any of the W. P. Carey Subsidiaries or any of their respective officers, directors, employees, agents, investment bankers, financial advisors, attorneys, accountants, brokers, finders or other representatives or controlled Affiliates may receive after the date hereof relating to any of the matters described in Section 4.5(a) or otherwise relating to any request for information relating to W. P. Carey or any of the W. P. Carey Subsidiaries (other than requests for information unrelated to a W. P. Carey Competing Transaction). W. P. Carey shall keep CPA15 reasonably informed on a prompt basis as to any material developments regarding any such inquiries or proposals. None of W. P. Carey or any of the W. P. Carey

Subsidiaries shall, after the date of this Agreement, enter into any confidentiality agreement that would prohibit them from providing such information to CPA15. W. P. Carey shall not, and shall not permit any of the W. P. Carey Subsidiaries to, terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which W. P. Carey or any of the W. P. Carey Subsidiaries is a party, in each case relating to a W. P. Carey Competing Transaction. W. P. Carey shall promptly inform CPA15 in writing with respect to any such inquiry or proposal that becomes reasonably likely to lead to a proposal for a W. P. Carey Competing Transaction.

(c) For purposes of this Agreement, a “W. P. Carey Competing Transaction” shall mean any of the following (other than the transactions expressly provided for in this Agreement): (i) any merger, consolidation, share exchange, business combination or similar transaction involving W. P. Carey (or any of the material W. P. Carey Subsidiaries); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of W. P. Carey and the W. P. Carey Subsidiaries, taken as a whole, in a single transaction or series of related transactions, excluding any bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets; or (iii) any tender offer or exchange offer for 50% or more of the voting power in the election of directors exercisable by the holders of the outstanding Listed Shares (or any of the W. P. Carey Subsidiaries), in each case excluding any transaction (x) that is conditioned upon the consummation of the transactions contemplated by this Agreement and the Conversion Agreement or (y) the consummation of which would not reasonably be expected to materially impede, interfere with, prevent or delay the consummation of the transactions contemplated by this Agreement and the Conversion Agreement. For the avoidance of doubt, the transactions contemplated by the Reorganization shall not constitute a W. P. Carey Competing Transaction.

Section 4.6. No Solicitation of Transactions—CPA15.

(a) Subject to Section 6.1, none of CPA15, CPA 15 Holdco or any CPA15 Subsidiary shall, nor shall it authorize or permit, directly or indirectly, any officer, director, investment advisor, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other agent, representative or controlled Affiliate of CPA15, CPA 15 Holdco or any CPA15 Subsidiary to initiate, solicit, encourage or facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any CPA15 Competing Transaction, or enter into discussions or negotiate with any Person in furtherance of such inquiries or to obtain a CPA15 Competing Transaction. CPA15 and CPA 15 Holdco shall, and shall cause the CPA15 Subsidiaries to, take all actions reasonably necessary to cause their respective officers, directors, investment advisors, investment bankers, financial advisors, attorneys, accountants, brokers, finders and any other agents, representatives or controlled Affiliates to, immediately cease any discussions, negotiations or communications with any party or parties with respect to any CPA15 Competing Transaction. CPA15 shall be responsible for (x) any failure on the part of it, CPA 15 Holdco, any of the CPA15 Subsidiaries or any of their respective officers and directors to comply with this Section 4.6(a) and (y) any material failure by their respective employees, agents, investment bankers, financial advisors, attorneys, accountants, brokers, finders or other representatives or controlled Affiliates to comply with this Section 4.6(a). CPA15 shall promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition, stock sale, asset sale or otherwise) CPA15 or any CPA15 Subsidiary, if any, to return or destroy all confidential information heretofore furnished to such person by or on behalf of CPA15 or any CPA15 Subsidiary. For purposes of this Section 4.6(a), neither W. P. Carey nor the W. P. Carey Subsidiaries shall be deemed to be an agent or representative of CPA15, CPA 15 Holdco or the CPA15 Subsidiaries.

(b) CPA15 shall notify W. P. Carey in writing (as promptly as practicable but in any event within 24 hours of receipt) of the relevant details relating to all inquiries and proposals (including the identity of the parties, price and other material terms thereof) which it, CPA 15 Holdco or any of the CPA15 Subsidiaries or any of their respective officers, directors, employees, agents, investment bankers, financial advisors, attorneys, accountants, brokers, finders or other representatives or controlled Affiliates may receive after the date hereof relating to any of the matters described in Section 4.6(a) or otherwise relating to any request for information relating to CPA15, CPA 15 Holdco or any of the CPA15 Subsidiaries (other than requests for information unrelated to a CPA15 Competing Transaction or a CPA15 Superior Competing Transaction). CPA15 shall keep W. P. Carey reasonably informed on a prompt basis as to any material developments regarding any such inquiries or proposals. None of CPA15, CPA 15 Holdco or any of the CPA15 Subsidiaries shall, after the date of this Agreement, enter into any confidentiality agreement that would prohibit them from providing such information to W. P. Carey. CPA15 shall not, and shall not permit CPA 15 Holdco or any of the CPA15 Subsidiaries to, terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which CPA15, CPA 15 Holdco or any of the CPA15 Subsidiaries is a party, in each case relating to a CPA15 Competing Transaction. CPA15 shall promptly inform W. P. Carey in writing with respect to any such inquiry or proposal that becomes reasonably likely to lead to a proposal for a CPA15 Competing Transaction, regardless of whether or not such proposal is likely to lead to a CPA15 Superior Competing Transaction.

(c) For purposes of this Agreement, a “CPA15 Competing Transaction” shall mean any of the following (other than the transactions expressly provided for in this Agreement): (i) any merger, consolidation, share exchange, business combination or similar transaction involving CPA15 (or any of the material CPA15 Subsidiaries); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of CPA15 and the CPA15 Subsidiaries, taken as a whole, in a single transaction or series of related transactions, excluding any bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets; or (iii) any tender offer or exchange offer for 50% or more of the voting power in the election of directors exercisable by the holders of outstanding CPA15 Common Stock (or any of the CPA15 Subsidiaries).

(d) For purposes of this Agreement, a “CPA15 Superior Competing Transaction” means a bona fide proposal for a CPA15 Competing Transaction made by a third party which the Board of Directors of CPA15 determines (after taking into account any amendment of the terms of the W. P. Carey Conversion, the Reorganization or the Merger by W. P. Carey and/or any proposal by W. P. Carey to amend the terms of the Transaction Documents or W. P. Carey Conversion, the Reorganization or the Merger), in good faith and after consultation with its financial and legal advisors, (i) is on terms which are more favorable from a financial point of view to the CPA15 Stockholders than the Merger and the other transactions contemplated by this Agreement, (ii) would result in such third party owning, directly or indirectly, all or substantially all of the CPA15 Common Stock then outstanding (or all or substantially all of the equity of the surviving entity in a merger) or all or substantially all of the assets of CPA15 and the CPA15 Subsidiaries taken as a whole, (iii) is reasonably capable of being consummated and (iv) was not solicited by CPA15, any CPA15 Subsidiary or any of their respective officers, directors, investment advisors, investment bankers, financial advisors, attorneys, accountants, brokers, finders and any other agents, representatives or controlled Affiliates in breach of this Section 4.6.

Section 4.7 Public Announcements. CPA15, W. P. Carey and NewCo REIT shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Conversion Agreement or any of the transactions contemplated by the Transaction Documents, except as otherwise required by Law in a manner which makes consultation impracticable.

Section 4.8. Transfer and Gains Taxes. NewCo REIT or Merger Sub shall, with CPA15’s good faith cooperation and assistance, prepare, execute and file, or cause to be prepared, executed and filed, all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement (together, with any related interest, penalties or additions to Tax, “Transfer and Gains Taxes”). From and after the Effective Time, NewCo REIT or the Surviving Company shall pay or cause to be paid all Transfer and Gains Taxes without deductions withheld from any amounts payable to the holders of the CPA15 Common Stock.

Section 4.9. Indemnification; Directors’ and Officers’ Insurance.

It is understood and agreed that CPA15 shall indemnify and hold harmless, and, after the Effective Time, the Surviving Company and NewCo REIT shall indemnify and hold harmless, each director and officer of CPA15 or any of the CPA15 Subsidiaries (the “Indemnified Parties”), as and to the same extent as such Indemnified Parties are indemnified by CPA15 or the CPA15 Subsidiaries as of the date hereof. Any Indemnified Party wishing to claim indemnification under this Section 4.9, upon learning of any such claim, action, suit, demand, proceeding or investigation, shall notify CPA15 and, after the Effective Time, the Surviving Company and NewCo REIT, promptly thereof; provided that the failure to so notify shall not affect the obligations of CPA15, the Surviving Company and NewCo REIT except to the extent such failure to notify materially prejudices such party.

NewCo REIT agrees that it shall maintain in full force and effect for a period of six years from the Effective Time all rights to indemnification existing in favor of, and all limitations of the personal liability of, the directors and officers of CPA15 and the CPA15 Subsidiaries provided for in the CPA15 Charter or CPA15 Bylaws or any provision of the comparable charter or organizational documents of any of the CPA15 Subsidiaries, as in effect as of the date hereof, with respect to matters occurring prior to the Effective Time, including the Merger; provided, however, that all rights to indemnification in respect of any claims (each a “Claim”) asserted or made within such period shall continue until the disposition of such Claim. Prior to the Effective Time, W. P. Carey shall purchase directors’ and officers’ liability insurance coverage for CPA15’s and CPA15 Subsidiaries’ directors and officers, in a form reasonably acceptable to CPA15, which shall provide such directors and officers with runoff coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable on the whole to the insured persons than, the directors’ and officers’ liability insurance coverage presently maintained by CPA15 and the CPA15 Subsidiaries.

This Section 4.9 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of NewCo REIT, CPA15 and the Surviving Company. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 4.9.

In the event that NewCo REIT or the Surviving Company or any of their successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of NewCo REIT and the Surviving Company, as the case may be, assume the obligations set forth in this Section 4.9.

Section 4.10. Purchases and Redemptions of CPA15 Common Stock. During the period from the date of this Agreement to the earlier of the termination of this Agreement in accordance with Section 7.1 or the Effective Time of the Merger, CPA15 and CPA 15 Holdco each agrees that it will not purchase, redeem or otherwise acquire any CPA15 Common Stock or stock or other equity interests in any CPA15 Subsidiary or any options, warrants or rights to acquire, or security convertible into, shares of CPA15 Common Stock or stock or other equity interests in any CPA15 Subsidiary, except that CPA15 may complete any qualified redemptions pending as of the date of this Agreement to the extent permitted by applicable Law.

Section 4.11. Purchases and Redemptions of Listed Shares or NewCo REIT Common Stock. During the period from the date of this Agreement to the earlier of the termination of this Agreement in accordance with Section 7.1 or the Effective Time of the Merger, each of W. P. Carey and NewCo REIT agrees that it will not, other than in the ordinary course of business or in connection with the Reorganization, purchase, redeem or otherwise acquire any Listed Shares, NewCo REIT Common Stock or stock or other equity interests in any W. P. Carey Subsidiary or any options, warrants or rights to acquire, or security convertible into, shares of Listed Shares or NewCo REIT Common Stock or stock or other equity interests in any W. P. Carey Subsidiary, in each case other than repurchases from employees or Affiliates of W. P. Carey or any W. P. Carey Subsidiary (including, for purposes of this Section 4.11, any holder of ten percent (10%) or more of (a) the Listed Shares or (b) stock or equity interests of any such W. P. Carey Subsidiary).

Section 4.12. Access; Confidentiality. To the extent applicable, CPA15 and W. P. Carey agree that upon reasonable notice, and except as may otherwise be required or restricted by applicable Law, each shall (and shall cause its Subsidiaries to) afford the other’s officers, employees, counsel, accountants and other authorized representatives, reasonable access, during normal business hours throughout the period prior to the Effective Time, to its executive officers and to its properties, books, contracts and records and, during such period, each shall (and each shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties, personnel and litigation claims as may reasonably be requested but only to the extent such access does not unreasonably interfere with the business or operations of such party; provided that no investigation pursuant to this Section 4.12 shall affect or be deemed to modify any representation or warranty made in this Agreement; provided further that the parties hereto shall not be required to provide information (i) in breach of applicable Law or (ii) that is subject to confidentiality obligations. Unless otherwise required by Law, the parties shall hold all information of the other party which is confidential and is reasonably identified as such or should reasonably be known to be confidential in confidence until such time as such information otherwise becomes publicly available through no wrongful act of the receiving party. If this Agreement is terminated for any reason, each party shall promptly return to such other party or destroy, providing reasonable evidence of such destruction, all such confidential information obtained from any other party, and any copies made of (and other extrapolations from or work product or analyses based on) such documents.

Section 4.13. NYSE Listing and Deregistration. Each of W. P. Carey and NewCo REIT shall use its reasonable best efforts to cause the NewCo REIT Common Stock to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Closing Date. W. P. Carey and NewCo REIT shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary to enable the deregistration of the CPA15 Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Closing Date.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the parties to this Agreement to effect the Merger and to consummate the other transactions contemplated by the Transaction Documents on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholders’ Approvals. The CPA15 Stockholder Approval and the Stockholder Approvals shall have been obtained.

(b) Registration Statement. The Form S-4 shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and remain in effect and no proceeding to that effect shall have been commenced or threatened. All necessary state securities or blue sky authorizations shall have been received.

(c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions or agreements contemplated by the Transaction Documents shall be in effect.

(d) Other Approvals. All consents, approvals, permits and authorizations required to be obtained from any Governmental Entity as indicated in Schedule 2.1(d)(iii) of the CPA15 Disclosure Letter or Schedule 2.2(c)(iii) of the W. P. Carey Disclosure Letter in connection with the execution and delivery of the Conversion Agreement, this Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby shall have been made or obtained (as the case may be).

Section 5.2. Conditions to Obligations of NewCo REIT, W. P. Carey and Merger Sub. The obligations of NewCo REIT, W. P. Carey and Merger Sub to effect the Merger and to consummate the other transactions contemplated by the Transaction Documents on the Closing Date are further subject to the following conditions, any one or more of which may be waived by NewCo REIT:

(a) Representations and Warranties. The representations and warranties of CPA15 and CPA 15 Holdco set forth in this Agreement shall be true and correct on and as of the Closing Date, as though made on and as of the Closing Date (except (x) for such changes resulting from actions permitted under Section 3.1 and (y) to the extent any representation or warranty is expressly limited by its terms to another date), except where the failure of such representations and warranties to be true and correct (without giving effect to any materiality, CPA15 Material Adverse Effect or any similar qualification or limitation), in the aggregate, would not reasonably be likely to have a CPA15 Material Adverse Effect, and NewCo REIT and Merger Sub shall have received a certificate signed on behalf of CPA15 and CPA 15 Holdco by the Chief Executive Officer and the Chief Financial Officer of CPA15 and CPA 15 Holdco to such effect.

(b) Performance of Covenants and Obligations of CPA15. Each of CPA15 and CPA 15 Holdco shall have performed in all material respects all covenants and obligations required to be performed by it under this Agreement at or prior to the Effective Time, and NewCo REIT and Merger Sub shall have received a certificate signed on behalf of CPA15 and CPA 15 Holdco by the Chief Executive Officer and the Chief Financial Officer of CPA15 and CPA 15 Holdco to such effect.

(c) Material Adverse Change. Since the date of this Agreement, there shall have occurred no changes, events or circumstances which, individually or in the aggregate, constitute a CPA15 Material Adverse Effect. NewCo REIT and Merger Sub shall have received a certificate signed on behalf of CPA15 by the Chief Executive Officer and the Chief Financial Officer of CPA15 to such effect.

(d) Opinion Relating to REIT Qualification. NewCo REIT and Merger Sub shall have received an opinion, dated as of the Closing Date, of Clifford Chance US LLP to the effect that, at all times since its taxable year ended December 31, 2008 through the Closing Date, CPA15 has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code. For purposes of such opinion, which shall be in a form customary for transactions of this nature, Clifford Chance US LLP may rely on customary assumptions and representations of CPA15 reasonably acceptable to NewCo REIT.

(e) Consents. All necessary consents and waivers from third parties in connection with the consummation of the Merger and the other transactions contemplated by the Merger Transaction Documents shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a CPA15 Material Adverse Effect.

(f) Opinion Relating to the W. P. Carey Conversion. NewCo REIT, W. P. Carey and Merger Sub shall have received an opinion from DLA Piper LLP (US), dated as of the Closing Date, to the effect that for U.S. federal income tax purposes (i) the mergers of Carey REIT II Holdings, Inc., Carey REIT III, Inc., 308 Route 38, Inc. and KeyStone Capital Company, Inc. with Merger Sub 2 Inc. in the W. P. Carey Conversion will each qualify as a reorganization under Section 368(a) of the Code; (ii) the merger of CAM with a wholly-owned subsidiary of NewCo REIT in the Reorganization will qualify as a reorganization within the meaning of Section 368(a) of the Code; and (iii) the transfer of shares of Foreign Subsidiary to NewCo REIT by operation of law pursuant to the

W. P. Carey Conversion should qualify as a transfer under Section 351 of the Code. For purposes of the foregoing opinions, which shall be in a form customary for transactions of this nature, DLA Piper LLP (US) shall be entitled to rely upon customary assumptions and representations of CPA15, NewCo REIT, W. P. Carey and Merger Sub.

(g) FIRPTA Certificate. NewCo REIT shall have received a certificate, duly completed and executed by CPA 15 Holdco, pursuant to Section 1.1445-2(b)(2) of the U.S. Treasury Regulations, certifying that CPA 15 Holdco is not a “foreign person” within the meaning of Section 1445 of the Code.

(h) CPA15 Merger. The CPA15 Merger shall have occurred.

Section 5.3. Conditions to Obligations of CPA15 and CPA 15 Holdco. The obligations of CPA15 and CPA 15 Holdco to effect the Merger and to consummate the other transactions contemplated by the Merger Transaction Documents on the Closing Date are further subject to the following conditions, any one or more of which may be waived by CPA15:

(a) Representations and Warranties. The representations and warranties of NewCo REIT, W. P. Carey and Merger Sub set forth in this Agreement shall be true and correct on and as of the Closing Date, as though made on and as of the Closing Date (except (x) for such changes resulting from actions permitted under Section 3.2 and (y) to the extent any representation or warranty is expressly limited by its terms to another date), except where the failure of such representations and warranties to be true and correct (without giving effect to any materiality, W. P. Carey Material Adverse Effect or any similar qualification or limitation), in the aggregate, would not reasonably be likely to have a W. P. Carey Material Adverse Effect, and CPA15 shall have received a certificate signed on behalf of NewCo REIT, W. P. Carey and Merger Sub by the respective Chief Executive Officer and the Chief Financial Officer of NewCo REIT, W. P. Carey and Merger Sub to such effect.

(b) Performance of Covenants or Obligations of NewCo REIT. W. P. Carey and NewCo REIT shall have performed in all material respects all covenants and obligations required to be performed by it under this Agreement at or prior to the Effective Time, and CPA15 shall have received a certificate signed on behalf of W. P. Carey and NewCo REIT by the respective Chief Executive Officer and the Chief Financial Officer of W. P. Carey and NewCo REIT to such effect.

(c) W. P. Carey Conversion and Reorganization. The closing of the transactions contemplated by the W. P. Carey Conversion and the Reorganization shall have occurred.

(d) NYSE Listing. NewCo REIT Common Stock shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(e) Material Adverse Change. Since the date of this Agreement, there shall have occurred no change, events or circumstances which, individually or in the aggregate, constitute a W. P. Carey Material Adverse Effect. CPA15 and CPA 15 Holdco shall have received a certificate signed on behalf of W. P. Carey and NewCo REIT by the respective Chief Executive Officer and Chief Financial Officer to such effect.

(f) Opinion Relating to REIT Qualification. CPA15 and CPA 15 Holdco shall have received an opinion, dated as of the Closing Date, of DLA Piper LLP (US) to the effect that, commencing with its taxable year ending December 31, 2012, NewCo REIT has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation as described in the Joint Proxy Statement/Prospectus and Form S-4 will enable NewCo REIT to continue to meet the requirements for qualification and taxation as a REIT under the Code. For purposes of such opinion, DLA Piper LLP (US) may rely on customary assumptions and representations of NewCo REIT reasonably acceptable to CPA15, and the opinion set forth in Section 5.2(d).

(g) Consents. All necessary consents and waivers from third parties in connection with the consummation of the W. P. Carey Conversion and the Merger and the other transactions contemplated by the Transaction Documents shall have been obtained, other than (i) those required to be delivered pursuant to Section 5.2(e) and (ii) such consents and waivers from third parties, which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a W. P. Carey Material Adverse Effect.

(h) Opinion Relating to the Merger. CPA15 and CPA 15 Holdco shall have received an opinion of Clifford Chance US LLP, dated as of the Closing Date, to the effect that for U.S. federal income tax purposes (i) the Merger will qualify as a reorganization under Section 368(a) of the Code and (ii) CPA15 Merger will qualify as a reorganization under Section 368(a) of the Code. For purposes of the foregoing opinion, which shall be in a form customary for transactions of this nature, Clifford Chance US LLP shall be entitled to rely upon customary assumptions and representations of CPA15, NewCo REIT, W. P. Carey and Merger Sub.

(i) Opinion Relating the Partnership Classification. CPA15 and CPA 15 Holdco shall have received an opinion of DLA Piper LLP (US), dated as of the Closing Date, to the effect that, at all times since 2008, W. P. Carey has been classified as a partnership and not as an association taxable as a corporation for U.S. federal income tax purposes. For purposes of such opinion, which shall be in a form customary for transactions of this nature, DLA Piper LLP (US) may rely on customary assumptions and representations of W. P. Carey reasonably acceptable to CPA15.

ARTICLE VI

BOARD ACTIONS

Section 6.1. CPA15 Board Actions. Notwithstanding Section 4.6 or any other provision of this Agreement to the contrary, to the extent the Board of Directors of CPA15 determines that the directors’ duties under Law so require, as determined by such Board in good faith after consultation with outside counsel, CPA15 may:

(a) disclose to the CPA15 Stockholders any information required to be disclosed under applicable Law;

(b) to the extent applicable, comply with Rule 14e-2(a) or Rule 14(d)-9 promulgated under the Exchange Act with respect to a CPA15 Competing Transaction; provided, however, that neither CPA15 nor its Board of Directors shall be permitted to approve or recommend a CPA15 Competing Transaction which is not a CPA15 Superior Competing Transaction;

(c) if it receives a proposal for a CPA15 Competing Transaction (that was not solicited in violation of Section 4.6), (x) furnish non-public information with respect to CPA15 and the CPA15 Subsidiaries to the Person who made such proposal (provided that CPA15 (i) has previously or concurrently furnished such information to W. P. Carey and (ii) shall furnish such information pursuant to a confidentiality agreement) and (y) contact such third party and its advisors solely for the purpose of clarifying the proposal and any material contingencies and the capability of consummation, so as to determine whether the proposal for a CPA15 Competing Transaction is reasonably likely to lead to a CPA15 Superior Competing Transaction;

(d) if its Board of Directors determines in good faith (after consulting with its outside counsel and financial advisors) that a proposal for a CPA15 Competing Transaction (which proposal was not solicited in breach of Section 4.6) is reasonably likely to lead to a CPA15 Superior Competing Transaction, continue to furnish non-public information and participate in negotiations regarding such proposal; provided, however, that not fewer than 72 hours prior to any determination by CPA15’s Board of Directors that the proposal for a CPA15 Competing Transaction is reasonably likely to lead to a CPA15 Superior Competing Transaction, W. P. Carey shall be notified orally and in writing of the CPA15 Board of Directors’ intention to take such action and CPA15 shall negotiate in good faith with W. P. Carey concerning any such new proposal by W. P. Carey prior to the expiration of such 72-hour period; provided further that CPA15 shall promptly notify W. P. Carey if the CPA15 Board of Directors determines that a CPA15 Competing Transaction is not, and is unlikely to become, a CPA15 Superior Competing Transaction; and

(e) approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of this Agreement and the Merger) a CPA15 Superior Competing Transaction or enter into an agreement with respect to such CPA15 Superior Competing Transaction.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger whether before or after the CPA15 Stockholder Approval and the Stockholder Approvals are obtained:

(a) by mutual written consent duly authorized by the Boards of Directors of each of CPA15 and W. P. Carey;

(b) by W. P. Carey, upon a breach of any representation, warranty, covenant or agreement on the part of CPA15 or CPA 15 Holdco set forth in this Agreement, or if any representation or warranty of CPA15 or CPA 15 Holdco shall have become untrue, in either case such that the conditions set forth in Section 5.2(a) or (b), as the case may be, would be incapable of being satisfied by September 30, 2012 (the “Termination Date”); provided that CPA15 and CPA 15 Holdco shall not be deemed to have breached a representation, warranty, covenant or agreement set forth in this Agreement to the extent the actions or inactions of W. P. Carey or any W. P. Carey Subsidiary in its capacity as advisor to CPA15 pursuant to the CPA15 Advisory Agreements resulted in such breach;

(c) by CPA15, upon a breach of any representation, warranty, covenant or agreement on the part of NewCo REIT, W. P. Carey or Merger Sub set forth in this Agreement, or if any representation or warranty of NewCo REIT, W. P. Carey or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 5.3(a) or (b), as the case may be, would be incapable of being satisfied by the Termination Date;

(d) by either W. P. Carey or CPA15, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable after the parties have used reasonable best efforts to have such judgment, injunction, order, decree or action removed, repealed or overturned;

(e) by either W. P. Carey or CPA15, if the Merger shall not have been consummated before the Termination Date; provided, however, that (1) a party that has materially breached a representation, warranty, covenant or agreement of such party set forth in this Agreement shall not be entitled to exercise its right to terminate under this Section 7.1(e) and (2) W. P. Carey shall not be entitled to exercise its right to terminate under this Section 7.1(e) to the extent it or any of its Subsidiaries’ actions or inactions in its capacity as advisor to CPA15 pursuant to the CPA15 Advisory Agreements resulted in a breach by CPA15 or a failure of CPA15 to perform its obligations under this Agreement; provided further that the Termination Date shall be automatically extended until October 31, 2012 (the “Extended Termination Date”), if the condition to Closing set forth in Section 5.1(d) is not capable of being satisfied as of the Termination Date, but is reasonably likely to be satisfied by the Extended Termination Date, or if the condition to Closing set forth in Section 5.1(e) is not satisfied as of the Termination Date;

(f) by W. P. Carey or CPA15 if, upon a vote at a duly held CPA15 Stockholder Meeting or any adjournment thereof, the CPA15 Stockholder Approval shall not have been obtained, as contemplated by Section 4.1;

(g) by CPA15, if the Board of Directors of CPA15 or any committee thereof shall have withdrawn its recommendation of the Merger or this Agreement in connection with, or approved or recommended, a CPA15 Superior Competing Transaction in accordance with the provisions of Section 6.1 and, subject to the provisions of Section 7.6, CPA15 has paid, or has agreed in writing to pay, the W. P. Carey Expenses in accordance with Section 7.2 of this Agreement;

(h) by W. P. Carey, if (i) prior to the CPA15 Stockholder Meeting, the Board of Directors of CPA15 or any committee thereof shall have withdrawn or modified in any manner adverse to W. P. Carey its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any CPA15 Superior Competing Transaction or (ii) CPA15 shall have entered into any agreement with respect to any CPA15 Superior Competing Transaction; or

(i) by W. P. Carey or CPA15 if, upon a vote at a duly held W. P. Carey Stockholder Meeting or any adjournment thereof, the Stockholder Approvals shall not have been obtained, as contemplated by Section 4.1.

The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Affiliate of any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement. A terminating party shall provide written notice of termination to the other parties specifying with particularity the reason for such termination. If more than one provision in this Section 7.1 is available to a terminating party in connection with a termination, a terminating party may rely on any and all available provisions in this Section 7.1 for any such termination.

Section 7.2. Expenses.

(a) Except as otherwise specified in this Section 7.2 or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such cost or expense; provided that CPA15 and W. P. Carey shall each bear one half of the costs of filing, printing and mailing the Joint Proxy Statement/Prospectus and the Form S-4.

(b) CPA15 agrees that if this Agreement shall be terminated pursuant to Section 7.1(b), 7.1(g) or Section 7.1(h), then CPA15 will pay to W. P. Carey, or as directed by W. P. Carey, an amount equal to the W. P. Carey Expenses; provided that such amount shall be paid promptly, but in no event later than two Business Days after such termination. For purposes of this Agreement, the “W. P. Carey Expenses” shall be an amount equal to W. P. Carey’s out-of-pocket expenses incurred in connection with this Agreement and the other transactions contemplated hereby (including, without limitation, all attorneys’, accountants’ and investment bankers’ fees and expenses).

(c) W. P. Carey agrees that if this Agreement shall be terminated pursuant to Section 7.1(c) or Section 7.1(i) then W. P. Carey will pay to CPA15, or as directed by CPA15, an amount equal to the CPA15 Expenses; provided that such amount shall, subject to the provisions of Section 7.6, be paid promptly, but in no event later than two Business Days after such termination. For purposes of this Agreement, the “CPA15 Expenses” shall be an amount equal to CPA15’s out-of-pocket expenses incurred in connection with this Agreement and the other transactions contemplated hereby (including, without limitation, all attorneys’, accountants’ and investment bankers’ fees and expenses and fees and expenses of the CPA15 Special Committee).

(d) The foregoing provisions of this Section 7.2 have been agreed to by CPA15 and W. P. Carey in order to induce the other parties to enter into this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement, it being agreed and acknowledged by each of them that the execution of this Agreement by them constitutes full and reasonable consideration for such provisions.

(e) In the event that either W. P. Carey or CPA15 is required to file suit to seek all or a portion of the amounts payable under this Section 7.2, and such party prevails in such litigation, such party shall be entitled to all expenses, including reasonable attorneys’ fees and expenses, which it has incurred in enforcing its rights under this Section 7.2.

Section 7.3. Effect of Termination. In the event of termination of this Agreement by either CPA15 or W. P. Carey as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of NewCo REIT, W. P. Carey, Merger Sub, CPA 15 Holdco or CPA15, other than Section 7.2, this Section 7.3, Section 7.6 and Article VIII and except to the extent that such termination results from a willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement or a failure or refusal by such party to consummate the transactions contemplated hereby when such party was obligated to do so in accordance with the terms hereof.

Section 7.4. Amendment. This Agreement may be amended by the parties in writing by action of their respective Boards of Directors at any time before or after the CPA15 Stockholder Approval is obtained and prior to the filing of the Articles of Merger for the Merger with, and the acceptance for record of such Articles of Merger by, the SDAT; provided, however, that, after the CPA15 Stockholder Approval is obtained, no such amendment, modification or supplement shall alter the amount of the Per Share Merger Consideration to be delivered to the CPA15 Stockholders or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the CPA15 Stockholders.

Section 7.5. Extension; Waiver. At any time prior to the Effective Time, each of CPA15 and W. P. Carey may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the provisions of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 7.6. Payment of Expenses.

(a) In the event that CPA15 or W. P. Carey becomes obligated to pay any expenses under Section 7.2 (the “Expense Amount”), CPA15 or W. P. Carey, as applicable, shall pay to the party entitled to receive such payment (the “Receiving Party”) from the amount deposited into escrow in accordance with this Section 7.6(a), an amount equal to the lesser of (i) the Expense Amount and (ii) the sum of (A) the maximum amount that can be paid to the Receiving Party without causing the Receiving Party to fail to meet the requirements of Sections 856(c)(2) and (c)(3) of the Code for the year in which the Expense Amount would otherwise be payable, for this purpose treating such amount as income that does not qualify for purposes of Sections 856(c)(2) and (c)(3) of the Code, as determined by the Receiving Party’s independent certified public accountants, plus (B) if the Receiving Party receives either (1) a letter from the Receiving Party’s counsel indicating that the Receiving Party has received a ruling from the IRS described in Section 7.6(b) or (2) an opinion from the Receiving Party’s counsel as described in Section 7.6(b), an amount equal to the Expense Amount less the amount payable under clause (A) above. To the extent the entire Expense Amount is not paid to the Receiving Party in the year in which such amount would otherwise be payable as a result of the restrictions set forth in this Section 7.6(a), the Expense Amount shall be carried forward to the succeeding year and shall be payable (as described above) in such succeeding year by applying the same formula and by deeming such Expense Amount as payable in such succeeding year. To the extent the full Expense Amount has not been paid in the initial and succeeding year, the amount shall similarly be carried forward for each of the next three taxable years. To the extent that the entire Expense Amount has not been paid in the initial year, the succeeding year and the three following years, the Expense Amount shall be forfeited by the Receiving Party. To secure the obligation of CPA15 or W. P. Carey, as applicable, to pay these amounts, CPA15 or W. P. Carey, as applicable, shall deposit into escrow an amount in cash equal to the Expense Amount with an escrow agent selected by CPA15 or W. P. Carey, as applicable, and on such terms (subject to Section 7.6(b)) as shall be mutually agreed upon by CPA15 or W. P. Carey, as applicable, the Receiving Party and the escrow agent. The payment or deposit into escrow of the Expense Amount pursuant to this Section 7.6(a) shall be made at the time CPA15 or W. P. Carey, as applicable, would otherwise be obligated to pay the Receiving Party pursuant to Section 7.2.

(b) The escrow agreement shall provide that the Expense Amount in escrow or any portion thereof shall not be released to the Receiving Party unless the escrow agent receives any of the following: (i) a letter from the Receiving Party’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Receiving Party without causing the payee to fail to meet the requirements of Sections 856(c)(2) and (c)(3) of the Code determined as if the payment of such amount did not constitute income that qualifies for purposes of Sections 856(c)(2) and (c)(3) of the Code (“Qualifying Income”) or a subsequent letter from the Receiving Party’s accountants revising that amount, in which case the escrow agent shall release such amount to the Receiving Party, or (ii) a letter from the Receiving Party’s counsel indicating that the Receiving Party received a ruling from the IRS holding that the receipt by the Receiving Party of the Expense Amount would either constitute Qualifying Income or would be excluded from gross income for purposes of Code Sections 856(c)(2) and (3) (or alternatively, the Receiving Party’s counsel has rendered a legal opinion to the effect that the receipt by the Receiving Party of the Expense Amount would either constitute Qualifying Income or would be excluded from gross income for purposes of Sections 856(c)(2) and (c)(3)of the Code), in which case the escrow agent shall release the remainder of the Expense Amount to the Receiving Party. CPA15 and W. P. Carey each agree to amend this Section 7.6 at the request of the Receiving Party in order to (A) maximize the portion of the Expense Amount that may be distributed to the Receiving Party hereunder without causing the Receiving Party to fail to meet the requirements of Sections 856(c)(2) and (c)(3) of the Code, (B) improve the likelihood of the Receiving Party securing a ruling described in this Section 7.6(b), or (C) assist the Receiving Party in obtaining a legal opinion from its counsel as described in this Section 7.6(b). The escrow agreement shall also provide that any portion of the Expense Amount not paid to the Receiving Party in the initial year and the four succeeding years shall be released by the escrow agent to CPA15 or W. P. Carey, as applicable. Unless such party is the Receiving Party, none of CPA15 or W. P. Carey shall be a party to such escrow agreement and neither shall bear any cost of or have liability resulting from the escrow agreement.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 8.2. Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by facsimile (providing confirmation of transmission) at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

(a) if to CPA15 or CPA 15 Holdco, to:

Corporate Property Associates 15 Incorporated

50 Rockefeller Plaza

New York, New York 10020

Attn: Chairman of the Audit Committee and Chief Legal Officer

Fax: (212) 492-8922

with a copy to:

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attn: Kathleen L. Werner, Esq.

Fax: (212) 878 8375

(b) if to NewCo REIT, W. P. Carey or Merger Sub, to:

W. P. Carey & Co. LLC

50 Rockefeller Plaza

New York, New York 10020

Attn: Chief Executive Officer and Chief Financial Officer

Fax: (212) 492-8922

with a copy to:

W. P. Carey & Co. LLC

50 Rockefeller Plaza

New York, New York 10020

Attn: Paul Marcotrigiano, Esq.

Fax: (212) 492-8922

with a further copy to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Attn: Christopher P. Giordano, Esq.

Fax: (212) 884-8522

Section 8.3. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” is used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 8.4. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.5. Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Conversion Agreement and the other agreements entered into in connection with the transactions (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and, (ii) except for the provisions of Article I and Section 4.9, which shall inure to the benefit of the Persons expressly specified therein, are not intended to confer upon any Person other than the parties hereto any rights or remedies. The rights of such third party beneficiaries expressly specified under the provisions of Article I and Section 4.9 shall not arise unless and until the Effective Time occurs.

Section 8.6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 8.7. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

Section 8.8. Enforcement. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Article VII, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Maryland or in any Maryland State court and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (i) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of Maryland or any Maryland State court if any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

Section 8.9. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereto (a) certifies that no representative of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 8.9.

Section 8.10. Exhibits; Disclosure Letters. All Exhibits referred to herein, in the CPA15 Disclosure Letter and in the W. P. Carey Disclosure Letter are intended to be and hereby are specifically made a part of this Agreement.

Section 8.11. Conflict Waiver. Recognizing that Clifford Chance US LLP has acted as legal counsel to CPA15 in connection with the transactions contemplated by this Agreement, and that Clifford Chance US LLP has represented W. P. Carey in unrelated matters, CPA15, NewCo REIT, W. P. Carey and Merger Sub each hereby waives, on its own behalf and agrees to cause its Affiliates to waive, any conflicts that may arise in connection with Clifford Chance US LLP representing CPA15. This Section 8.11 shall survive the consummation of the Merger.

ARTICLE IX

CERTAIN DEFINITIONS

Section 9.1. Certain Definitions.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Business Day” means any day other than a Saturday, Sunday or any day on which banks located in New York, New York are authorized or required to be closed for the conduct of regular banking business.

“CPA15 Material Adverse Effect” means a material adverse effect (A) on the business, properties, financial condition or results of operations of CPA15 and the CPA15 Subsidiaries taken as a whole or (B) that would, or would be reasonably likely to, prevent or materially delay the performance by CPA15 of its material obligations under this Agreement or the consummation of the Merger or any other transactions contemplated by this Agreement. Notwithstanding anything to the contrary set forth in this definition, the parties agree that a CPA15 Material Adverse Effect shall not include any effect or event with respect to CPA15 or any CPA15 Subsidiary to the extent resulting from or attributable to (a) general national, international or regional economic, financial or political conditions or events, including, without limitation, the effects of an outbreak or escalation of hostilities, any acts of war, sabotage or terrorism that do not result in the destruction or material physical damage of a material portion of the CPA15 Properties, taken as a whole, (b) the announcement, pendency or consummation of this Agreement or the other Transaction Documents or the transactions contemplated thereby, (c) conditions generally affecting the securities markets or the industries in which CPA15 and the CPA15 Subsidiaries operate, except to the extent such conditions have a materially disproportionate effect on CPA15 and the CPA15 Subsidiaries, taken as a whole, relative to others in the industries in which CPA15 and the CPA15 Subsidiaries operate, (d) any failure, in and of itself, by CPA15 or the CPA15 Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a CPA15 Material Adverse Effect), (e) any change in applicable Law, regulation or U.S. generally accepted accounting principles (“GAAP”) (or authoritative interpretation thereof), except to the extent such effect has a materially disproportionate effect on CPA15 and the CPA15 Subsidiaries, taken as a whole, relative to others in the industries in which CPA15 and the CPA15 Subsidiaries operate or (f) any hurricane, tornado, flood, earthquake or other natural disaster that does not result in the destruction or material physical damage of a material portion of the CPA15 Properties, taken as a whole.

“CPA15 Property” means each of the real properties reflected on the most recent balance sheet of CPA15 included in the CPA15 SEC Documents in which CPA15 or a CPA15 Subsidiary owns fee simple title to or has a valid leasehold interest in, or has an interest (directly or indirectly) in an entity that owns fee simple title to or has a valid leasehold interest.

“CPA15 SEC Documents” means each report, schedule, registration statement and definitive proxy statement filed by CPA15 with the SEC since January 1, 2008.

“CPA15 Subsidiary” means each Subsidiary of CPA15, other than Subsidiaries of CPA15 with no assets that are in the process of being dissolved.

“Employee Benefit Plans” means all “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, pension plans and all other employee compensation and benefit arrangements or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus (including, without limitation, any retention bonus plan), long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs.

“IRS” means the United States Internal Revenue Service.

“Knowledge” (A) where used herein with respect to CPA15 and any CPA15 Subsidiary shall mean the actual (and not constructive or imputed) knowledge of the persons named in Schedule 9.1 of the CPA15 Disclosure Letter and (B) where used herein with respect to W. P. Carey and any W. P. Carey Subsidiary shall mean the actual (and not constructive or imputed) knowledge of the persons named in Schedule 9.1 of the W. P. Carey Disclosure Letter.

“Law” means any statute, law, common law, regulation, rule, order, decree, code, judgment, ordinance or any other applicable requirement of any Governmental Entity applicable to W. P. Carey or CPA15 or any of their respective Subsidiaries.

“Liens” means pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns either (A) a general partner, managing member or other similar interest or (B) 50% or more of the voting stock, value of or other equity interests (voting or non-voting) of such corporation, partnership, limited liability company, joint venture or other legal entity.

“Tax” or “Taxes” shall mean any federal, state, local and foreign income, gross receipts, license, withholding, property, recording, stamp, transfer, sales, use, abandoned property, escheat, franchise, employment, payroll, excise, environmental and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions thereto.

“Tax Protection Agreement” shall mean any agreement, oral or written, (i) that has as one of its purposes to permit a Person to take the position that such Person could defer taxable income that otherwise might have been recognized upon a transfer of property to any CPA15 Subsidiary that is treated as a partnership for U.S. federal income Tax purposes, and that (A) prohibits or restricts in any manner the disposition of any assets of CPA15 or any CPA15 Subsidiary, (B) requires that CPA15 or any CPA15 Subsidiary maintain, put in place, or replace indebtedness, whether or not secured by one or more of the CPA15 Properties, or (C) requires that CPA15 or any CPA15 Subsidiary offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly (including, without limitation, through a “deficit restoration obligation,” guarantee (including, without limitation, a “bottom” guarantee), indemnification agreement or other similar arrangement), the risk of loss for federal income Tax purposes for indebtedness or other liabilities of CPA15 or any CPA15 Subsidiary, (ii) that specifies or relates to a method of taking into account book-Tax disparities under Section 704(c) of the Code with respect to one or more assets of CPA15 or a CPA15 Subsidiary, or (iii) that requires a particular method for allocating one or more liabilities of CPA15 or any CPA15 Subsidiary under Section 752 of the Code.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Voting Debt” shall mean bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of equity interests in CPA15, any CPA15 Subsidiary or W. P. Carey, as applicable, may vote.

“W. P. Carey Holdco LLC” means WPC Holdco LLC, a Maryland limited liability company.

“W. P. Carey Material Adverse Effect” means a material adverse effect (A) on the business, properties, financial condition or results of operations of W. P. Carey and the W. P. Carey Subsidiaries taken as a whole or (B) that would, or would be reasonably likely to, prevent or materially delay the performance by W. P. Carey or any W. P. Carey Subsidiary of its material obligations under this Agreement or the consummation of the Merger or any other transactions contemplated by this Agreement. Notwithstanding anything to the contrary set forth in this definition, the parties agree that, a W. P. Carey Material Adverse Effect shall not include any effect or event with respect to W. P. Carey or any W. P. Carey Subsidiary to the extent resulting from or attributable to (a) general national, international or regional economic, financial or political conditions or events, including, without limitation, the effects of an outbreak or escalation of hostilities, any acts of war, sabotage or terrorism that do not result in the destruction or material physical damage of a material portion of the W. P. Carey Properties, taken as a whole, (b) the announcement, pendency or consummation of this Agreement or the other Transaction Documents or the transactions contemplated thereby, (c) conditions generally affecting the securities markets or the industries in which W. P. Carey and the W. P. Carey Subsidiaries operate, except to the extent such conditions have a materially disproportionate effect on W. P. Carey and the W. P. Carey Subsidiaries, taken as a whole, relative to others in the industries in which W. P. Carey and the W. P. Carey Subsidiaries operate, (d) any failure, in and of itself, by W. P. Carey or the W. P. Carey Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a W. P. Carey Material Adverse Effect), (e) any change in applicable Law, regulation or U.S. GAAP (or authoritative interpretation thereof), except to the extent such effect has a materially disproportionate effect on W. P. Carey and the W. P. Carey Subsidiaries, taken as a whole, relative to others in the industries in which W. P. Carey and the W. P. Carey Subsidiaries operate or (f) any hurricane, tornado, flood, earthquake or other natural disaster that does not result in the destruction or material physical damage of a material portion of the W. P. Carey Properties, taken as a whole.

“W. P. Carey Subsidiary” means each Subsidiary of W. P. Carey.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

By:	/s/ Mark J. DeCesaris
Name: Mark J. DeCesaris
Title: Chief Financial Officer

CPA 15 HOLDCO, INC.

By:	/s/ Mark J. DeCesaris
Name: Mark J. DeCesaris
Title: Chief Financial Officer

CPA 15 MERGER SUB INC.

By:	/s/ Trevor P. Bond
Name: Trevor P. Bond
Title: Chief Executive Officer

W. P. CAREY REIT, INC.

By:	/s/ Trevor P. Bond
Name: Trevor P. Bond
Title: Chief Executive Officer

W. P. CAREY & CO. INC.

By:	/s/ Trevor P. Bond
Name: Trevor P. Bond
Title: Chief Executive Officer

AND FOR THE LIMITED PURPOSES SET FORTH IN SECTION 4.3:

CAREY ASSET MANAGEMENT CORP.

By:	/s/ Trevor P. Bond
Name: Trevor P. Bond
Title: Chief Executive Officer

W. P. CAREY & CO. B.V.

By:	/s/ Gregory Butchart
Name: Gregory Butchart
Title: Director

[Signature Page – Merger Agreement]

EXHIBIT A

Articles of Merger

ARTICLES OF MERGER

between

CPA 15 HOLDCO, INC.

(a Maryland corporation)

and

CPA 15 MERGER SUB INC.

(a Maryland corporation)

CPA 15 HOLDCO, INC., a corporation duly incorporated and existing under the laws of the State of Maryland (“CPA15 Holdco”), and CPA 15 MERGER SUB INC., a corporation duly incorporated and existing under the laws of the State of Maryland (“Merger Sub”), do hereby certify that:

FIRST: CPA15 Holdco and Merger Sub, being the corporations that are each party to these Articles of Merger, have agreed to merge (the “Merger”) pursuant to an Agreement and Plan of Merger, dated as of February 17, 2012, by and among Corporate Property Associates 15 Incorporated, a Maryland corporation (“CPA15”), CPA15 Holdco, W. P. Carey & Co. LLC, a Delaware limited liability company and the ultimate parent of the external manager of CPA15 (“W. P. Carey”), W. P. Carey REIT, Inc., a Maryland corporation and a wholly-owned subsidiary of W. P. Carey (“NewCo REIT”), Merger Sub, a Maryland corporation and an indirect subsidiary of NewCo REIT, and, for the limited purposes set forth therein, Carey Asset Management Corp. and W. P. Carey & Co. B.V., each a subsidiary of W. P. Carey. (the “Merger Agreement”) in the manner and on the terms set forth in these Articles of Merger. Prior to the Effective Time (as defined below in Article NINTH) of the Merger, (i) [CPA 15 Holdco Merger Sub, Inc.], a Maryland corporation and wholly-owned subsidiary of CPA15 Holdco (“Holdco Merger Sub”), merged with and into CPA15, with CPA15 surviving such merger as a wholly-owned subsidiary of CPA15 Holdco, on the terms set forth in the an Agreement and Plan of Merger, dated as of by and among CPA15, CPA15 Holdco and Holdco Merger Sub; and (ii) W. P. Carey merged with and into NewCo REIT, with NewCo REIT surviving such merger, on the terms set forth in that certain Agreement and Plan of Merger, dated as of February 17, 2012, by and among W. P. Carey and NewCo REIT.

SECOND: The name and place of incorporation of each party to these Articles of Merger are (a) “CPA15 Holdco, Inc.”, a Maryland corporation, and (b) “CPA 15 Merger Sub Inc.”, a Maryland corporation. Merger Sub shall survive the Merger as the surviving corporation (the “Surviving Corporation”) and shall continue as a corporation of the State of Maryland under the name “CPA15 Merger Sub Inc.” pursuant to the provisions of the Maryland General Corporation Law.

THIRD: CPA15 Holdco has its principal office in the State of Maryland in Baltimore City. Merger Sub has its principal office in the State of Maryland in Baltimore City.

FOURTH: CPA15 Holdco does not own an interest in land in the State of Maryland.

FIFTH: The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized, and approved by each corporation party to these Articles of Merger in the manner and by the vote required by its charter and the laws of the state of its incorporation. The manner of approval was as follows:

(a) The Board of Directors of CPA15 Holdco by a unanimous written consent signed by all of the directors and filed with the minutes of proceedings of the Board of Directors of CPA15 Holdco, dated February 17, 2012, adopted resolutions declaring that the proposed Merger was advisable, and approving the proposed Merger, in each case, on substantially the terms and conditions set forth or referred to in the resolutions, and directed that the proposed Merger be submitted for consideration at a special meeting of the stockholders of CPA15 and CPA15 Holdco. Notice which stated that a purpose of the special meeting was to act on the proposed Merger was given by each of CPA15 and CPA15 Holdco to its respective stockholders as required by law. The proposed Merger was approved by the stockholders of CPA15 Holdco at a special meeting of stockholders duly called and held on [        ] by the affirmative vote of the holders of at least a majority of the votes represented by the total number of shares of all classes outstanding and entitled to be voted on the matter, as required by law and the charter of CPA15 Holdco.

(b) The Board of Directors and sole stockholder of Merger Sub by a joint unanimous written consent of the board of directors and sole stockholder of Merger Sub dated February 17, 2012, signed by all of the directors of Merger Sub and the sole stockholder of Merger Sub, adopted resolutions pursuant to which (i) the Board of Directors determined that the proposed Merger was advisable and approved the proposed Merger, in each case, on substantially the terms and conditions set forth or referred to in the resolutions, (ii) the Board of Directors directed that the proposed Merger be submitted for consideration by the sole stockholder of Merger Sub by written consent, and (iii) the sole stockholder of Merger Sub approved the proposed Merger, as required by law and the charter of Merger Sub. Notice was waived by each stockholder of Merger Sub entitled to vote on the proposed Merger and each stockholder not entitled to vote on the proposed Merger.

SIXTH: Neither the charter nor the bylaws of the Surviving Corporation will be amended as a result of the Merger. At the Effective Time of the Merger, the directors and officers of Merger Sub immediately prior to the Effective Time of the Merger shall remain the directors and officers, respectively, of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation, or removal.

SEVENTH: The total number of shares of stock of all classes which CPA15 Holdco and Merger Sub, respectively, have authority to issue, the number of shares of stock of each class which CPA15 Holdco and Merger Sub, respectively, have authority to issue and the par value of the shares of such stock of each such class, and the aggregate par value of all the authorized shares of all classes which CPA15 Holdco and Merger Sub, respectively, have authority to issue are as follows:

(a) The total number of shares of stock of all classes which CPA15 Holdco has authority to issue is Two Hundred Forty Million (240,000,000) shares, all of which are classified as common stock, par value $0.001 per share (the “CPA15 Holdco Common Stock”). The aggregate par value of all the authorized shares of stock of all classes of CPA15 Holdco with par value is Two Hundred Forty Thousand Dollars ($240,000.00).

(b) The total number of shares of stock of all classes which Merger Sub has authority to issue is One Thousand (1,000) shares, all of which shares are classified as common stock, par value $0.001 per share (“Merger Sub Common Stock”). The aggregate par value of all the shares of stock of all classes of Merger Sub with par value is One Dollar ($1.00).

EIGHT: At the Effective Time, in accordance with Section 3-114 of the Maryland General Corporation Law, the separate corporate existence of CPA15 Holdco will cease by virtue of the Merger and without any further action on the part of CPA15, CPA15 Holdco, Merger Sub, NewCo REIT or any stockholder of CPA15,CPA15 Holdco, Merger Sub or of NewCo REIT. The manner and basis of converting or exchanging issued stock of the merging corporations into different stock of a corporation or other consideration, and the treatment of any issued stock of the merging corporations not to be converted or exchanged are as follows:

(a) Each share of CPA15 Holdco Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of CPA15 Holdco Common Stock described in paragraph (b)(i) below) shall be, at the Effective Time, cancelled and converted into (i) the right to receive an amount in cash equal to One and 25/100 Dollars ($1.25) (payable in U.S. dollars), and (ii) 0.23261 shares of common stock, par

[1]	To be updated prior to filing to reflect adjustments (if any) to the conversion ratio made in accordance with Section 1.8 of the Merger Agreement.

value $0.001 per share of NewCo REIT (“NewCo REIT Common Stock”) (the consideration described in clauses (i) and (ii) is hereinafter referred to, collectively, as the “Per Share Merger Consideration”); provided that no Per Share Merger Consideration shall be paid to the holder of any issued and outstanding share of CPA15 Holdco Common Stock unless and until such holder has executed and delivered all documentation required or requested pursuant to the Merger Agreement by NewCo REIT or by the bank or trust company designated to act as the paying and exchange agent for the payment and delivery of the Per Share Merger Consideration in accordance with the terms of the Merger Agreement (the “Paying and Exchange Agent”);

(b) Each share of CPA15 Holdco Common Stock that, immediately prior to the Effective Time, (i) is held by NewCo REIT or any subsidiary of NewCo REIT (in each case, if any), [(ii) constitutes an authorized, issued, but not outstanding share of CPA 15 Holdco Common Stock,] or (iii) is an authorized and unissued share of CPA15 Holdco Common Stock, shall be, at the Effective Time, cancelled and retired and shall cease to exist without any conversion thereof or payment made with respect thereto; and

(c) Each share of Merger Sub Common Stock (i) issued and outstanding immediately prior to the Effective Time or (ii) that, immediately prior to the Effective Time, is held by NewCo REIT or any subsidiary of NewCo REIT, shall remain outstanding and unchanged. Each share of Merger Sub Common Stock that, immediately prior to the Effective Time, is an authorized and unissued share of Merger Sub Common Stock, shall remain unchanged.

(d) From and after the Effective Time, each share of CPA15 Holdco Common Stock shall no longer be outstanding, shall automatically be cancelled and retired and shall cease to exist and each holder thereof shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration; provided that to the extent that the right to demand payment of the fair value of CPA15 Holdco Common Stock is available under the Maryland General Corporation Law and a holder of CPA15 Holdco Common Stock, who does not vote for the Merger, and makes demand for, and otherwise complies with all of the requirements of the Maryland General Corporation Law concerning the right to receive, fair value for such holder’s shares of CPA15 Holdco Common Stock (without withdrawing such demand or otherwise forfeiting such right), then, in lieu of the right to receive the Per Share Merger Consideration, such holder’s shares of CPA15 Holdco Common Stock shall be cancelled and entitle the holder thereof to receive such per share cash consideration as may be determined to be due to such holder of CPA15 Holdco Common Stock under the Maryland General Corporation Law, without interest and without duplication.

NINTH: The Merger shall become effective [as of [        ] local time in Baltimore City, Maryland on [    ], 2012]/[upon acceptance for record by the State Department of Assessments and Taxation of Maryland] (the “Effective Time”).

[ REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. ]

IN WITNESS WHEREOF, CPA 15 HOLDCO INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on this                      day of                                                      , 2012.

ATTEST:	CPA 15 HOLDCO, INC., a Maryland corporation

By:
Name:		Name:
Title:		Title:

THE UNDERSIGNED, President of CPA 15 HOLDCO, INC., who executed on behalf of CPA15 Holdco the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of CPA15 Holdco the foregoing Articles of Merger to be the corporate act of CPA15 Holdco and hereby certifies that to the best of [his/her] knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

Name:
Title:

IN WITNESS WHEREOF, CPA 15 MERGER SUB INC. has caused these presents to be signed in its name and on its behalf by its [President] and attested by its [Secretary] on this                          day of                                                              , 2012.

ATTEST:	CPA 15 MERGER SUB INC., a Maryland corporation

By:
Name:		Name:
Title:		Title:

THE UNDERSIGNED, [President] of CPA 15 MERGER SUB INC., who executed on behalf of Merger Sub the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of Merger Sub the foregoing Articles of Merger to be the corporate act of Merger Sub and hereby certifies that to the best of [his/her] knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

Name:
Title:

W. P. CAREY & CO. LLC

AGREEMENT AND PLAN OF MERGER

DATED AS OF FEBRUARY 17, 2012

DISCLOSURE LETTER

This Disclosure Letter modifies, supplements and forms a part of that certain Agreement and Plan of Merger (the “Agreement”) dated as of February 17, 2012, by and among Corporate Property Associates 15 Incorporated, a Maryland corporation (“CPA15”), CPA 15 Holdco, Inc., a Maryland corporation and a wholly-owned subsidiary of CPA15 (“CPA 15 Holdco”), W. P. Carey & Co. LLC, a Delaware limited liability company and the ultimate parent of the external manager of CPA15 (“W. P. Carey”), W. P. Carey REIT, Inc., a Maryland corporation and a wholly-owned subsidiary of W. P. Carey (“NewCo REIT”), CPA 15 Merger Sub, Inc., a Maryland corporation and an indirect subsidiary of NewCo REIT (“Merger Sub”), and, for the limited purposes set forth in Section 4.3, Carey Asset Management Corp. (“CAM”) and W. P. Carey & Co. B.V. (“W. P. Carey B.V.”), each a subsidiary of W. P. Carey; and is arranged in Sections corresponding to the numbered Sections contained in the Agreement. This Disclosure Schedule sets forth items the disclosure of which are necessary or appropriate by W. P. Carey, either in response to an express informational requirement contained in or requested by a provision of the Agreement, or as an exception to one or more representations, warranties or covenants contained in the Agreement; provided, that the mere inclusion of an item in this Disclosure Schedule as an exception to a representation or warranty or covenant shall not be deemed an admission that such item (or any undisclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance. Capitalized terms used in this Disclosure Letter shall have the same meanings as in the Agreement.

SECTIONS OF DISCLOSURE SCHEDULE

Section 2.2(b)(iii)	Issued and Outstanding or Reserved for Issuance Securities
Section 2.2(b)(iv)	Registration Rights
Section 2.2(c)(iii)	Consents, Approvals, Authorizations, Permits, Filings, and Notifications
Section 2.2(c)(iv)(C)	Required Consents
Section 2.2(e)	Certain Changes or Events
Section 2.2(f)	Material Liabilities
Section 2.2(i)	Litigation
Section 2.2(j)	Taxes
Section 2.2(k)	Pension and Benefit Plans
Section 2.2(n)	Environmental Matters
Section 2.2(o)(i)	Real Property Liens and Ownership
Section 2.2(o)(i)(F)	Liens on Equity Interests
Section 2.2(o)(ii)	Contracts for Sale, Acquisition, or Transfer, and Development and Construction Contracts
Section 2.2(o)(iii)	Agreements of Sale, Option Agreements, Rights of First Offer, Rights of First Refusal, and Early Termination Rights.
Section 2.2(p)	Insurance Policies
Section 2.2(q)	Vote Required
Section 2.2(t)(i)	Material Contracts in Default
Section 2.2(t)(ii)	Due-on-Sale Provisions
Section 2.2(t)(iii)	Non-Competition Agreements
Section 2.2(t)(iv)	Indemnification Agreements
Section 2.2(u)	Related Party Transactions
Section 3.2	Post Execution Conduct of Business
Section 9.1	Officers for Knowledge Qualifier

Section 2.2(b)(iii)

Issued and Outstanding or Reserved for Issuance Securities

1.	Listed Shares (in amounts disclosed in W. P. Carey’s publicly available financial statements) are issuable upon the vesting or exercise of outstanding grants under W. P. Carey’s stock plans.

Section 2.2(b)(iv)

Registration Rights

NONE.

Section 2.2(c)(iii)

Consents, Approvals, Authorizations, Permits, Filings, and Notifications

1.	Approvals, consents and authorizations to be obtained in connection with the organizational documents of the joint ventures, tenancies in common, and/or funds set forth on the list attached hereto.

2.	Approvals, consents and authorizations to be obtained in connection with that certain Holiday Inn Hotel Conversion License Agreement dated November 12, 2010 by and between Holiday Hospitality Franchising, Inc. and Livho, Inc., for real property located at 17123 Laurel Park Drive North, Livonia, MI 48152.

3.	Approvals, consents and authorizations to be obtained from the lenders under mortgages and related loan documents evidencing and/or securing the loans identified on Schedule 2.2(o)(i).

4.	Approvals, consents, and authorizations, to be obtained from tenants as set forth in some or all of the leases or related documents with respect to the rent roll attached hereto.

Third Party Joint Ventures, Tenancies in Common, and Funds

** Non-subsidiary

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
Carey Watermark Holdings, LLC	Delaware	CW Advisors Holdings, LLC, a Delaware limited liability company (80%) Watermark Capital Partners, LLC (20%)**	CW Advisors Holdings, LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	W.P. Carey & Co. LLC (80%) Watermark Capital Partners, LLC (20%)**

CWI OP, LP**	Delaware

Carey Watermark Investors Incorporated, a Maryland corporation (99.985%; general and limited partner)**

CAREY LODGING ADVISORS, LLC, a Delaware limited liability company (.015%), which is owned per the description above

			See above	Carey Watermark Investors Incorporated (99.985%)** W.P. Carey & Co. LLC (.015%)

AWHQ LLC** and FLY (CD) LLC (American West Holding Corp.)	AWHQ LLC**: Arizona FLY (CD) LLC: Delaware

AWHQ LLC, an Arizona limited liability company** is owned by America West Airlines, Inc.** (1%) and America West Holdings Corporation** (99%)

Fly (CD) LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%)

			Carey REIT II, Inc. (100%) is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	America West Airlines, Inc. (1% of 20%)** America West Holdings Corporation (99% of 20%)** W.P. Carey & Co. LLC (80%)

CAREY STORAGE 1 (MA ) LLC	Delaware	Carey Storage Mezzanine I, LLC a Delaware limited liability company (100%)	Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)	HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)** Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%) Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

STORAGE (CT) LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

CAREY STORAGE I (GA) AMERISTOR LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
CAREY STORAGE I (TX) ACES LP	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (99.5%) Carey Storage Aces GP LLC, a Delaware limited liability company (.5%)

Carey Storage Aces GP LLC is owned by Carey Storage Mezzanine I, LLC (100%) which is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

CAREY STORAGE I (CA) ROHNERT LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

CAREY STORAGE I (TX) TARRANT LP	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (99.5%) Carey Storage Aces GP LLC, a Delaware limited liability company (.5%)	Carey Storage Aces GP LLC is owned by Carey Storage Mezzanine I, LLC (100%) which is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)	HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

CAREY STORAGE I (TX) BELTLINE LP	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (99.5%) Carey Storage Aces GP LLC, a Delaware limited liability company (.5%)

Carey Storage Aces GP LLC is owned by Carey Storage Mezzanine I, LLC (100%) which is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

CAREY STORAGE 1 (GA) STORE HOUSE LLC	Delaware	Carey Storage Mezzanine 1, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage investor LLC, a Delaware limited liability company (0%

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v)

HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
CAREY STORAGE I (OH) ARMOR LLC	Delaware	Carey Storage Mezzanine 1, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)** Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

CAREY STORAGE I (FL) BULL RUN LLC	Delaware	Carey Storage Mezzanine 1, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine 1, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

BEDFORD WPC STORAGE (IL) LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
PULASKI WPC STORAGE (IL) LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (appr oximately 100%)

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

HARLEM WPC STORAGE (IL) LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

LINCOLNSHIRE WPC STORAGE (IL) LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
TOTAL STORAGE (AR) LLC	Delaware	Carey Storage Mezzanine I, LLC a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

BEST STORAGE (FL) LLC	Delaware	Carey Storage Mezzanine I, LLC a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
87TH STREET STORAGE OWNER (IL) LLC	Delaware	Carey Storage Mezzanine I, LLC a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

pg1a Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

llikinvest Tours Invest (Bouyges Telecom/Groupe Sofemo	llikinvest-France Tours Invest -France	llikinvest is owned by Polkinvest Sprl (75%), REM France (10%)** and two unaffiliated Belgian individuals (15%)** Tours Invest is owned by Polkinvest Sprl (95%) and REM France (5%)**	POLKINVEST Sprl is owned by (i) Carey REIT II, Inc., a Maryland corporation (approximately 21,819 shares) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%) and (ii) W.P. Carey & Co., Inc., a Delaware corporation (1 share)**

llikinvest – W.P. Carey & Co. LLC (approximately 74.9999%), W.P. Carey & Co., Inc. (approximately .0001%)**, REM France (10%)** and two unaffiliated Belgian individuals (15%)**

Tours Invest – W.P. Carey & Co. LLC (approximately 94.9999%), W.P. Carey & Co., Inc. (approximately .0001%)**, and REM France (5%)**

WPC LLC Rent Roll at 01/31/12

Tenant Location	WPC LLC Ownership Interest	Square Footage	Rent per Square Foot	Share Of Current Annual Rents	Rent Increase Factor	Lease Term	Maximum Term
24 Hour Fitness USA, Inc.
Austin, TX	100.00%	43,935	$21.67	$952,084.	CPI	06/30/2017	06/30/2037
Alstom Power
Erlanger, KY	100.00%	197,400	$2.46	$484,746.	FIXED	06/30/2017	06/30/2020
Amylin Pharmaceuticals, Inc.
San Diego, CA	100.00%	144,311	$25.92	$3,740,956.	FIXED	07/31/2019	07/31/2029
Anthony, Inc. and Anthony Holdings, Inc.
San Fernando, CA	100.00%	182,845	$6.35	$1,161,757.	CPI	05/31/2012	05/31/2012
AutoZone, Inc.						02/29/2016	02/28/2026
Hammond, LA; Panama City, LA;	100.00%	302,230	$7.33	$2,216,594.	NONE	8/31/2012;	8/31/2037;
Jacksonville, FL; St. Peters, MO; Shelby, NC;						8/31/2013;	8/31/2038;
Albuquerque, NM; Farmington, NM;						10/31/2013;	10/31/2023;
Houston, TX; San Antonio, TX; Lexington,						3/31/2014;	3/31/2024;
SC; Albany, GA; Grunswick GA; Augusta, GA;						4/30/2014;	4/30/2019;
Macon, GA; East Ridge, TN; Baton Rouge,						5/14/2014;	5/14/2024;
LA; Knoxville, TN; Kannapolis, NC;						10/31/2015;	10/31/2025;
Morgantown, NC; Gastonia, NC; Charlotte,						1/31/2016;	8/31/2019;
NC; Statesviile, NC; Lenoir, NC; Austin, TX;						2/29/2016	1/31/2026;
Waco, TX; Corpus Christi, TX; Victoria, TX;							2/28/2026
San Antonio, TX; Nederland, TX; West
Orange, TX; Decatur, AL; Bessemer, AL;
Phenix City, AL; Mobile, AL; Chickasaw, AL;
Montgomery, AL; Coliinsville, IL; Alton, IL;
Wood River, IL; Belleville, IL; Columbus, GA;
Maplewood, MO; Overland, MO; St. Louis,
MO; Breckenridge, MO; West Monroe, LA;
Lake Charles, LA

Tenant Location	WPC LLC Ownership Interest	Square Footage	Rent per Square Foot	Share Of Current Annual Rents	Rent Increase Factor	Lease Term	Maximum Term
BE Aerospace, Inc.
Lenexa, KS; Winston-Salem, NC; Dallas, TX	100.00%	426,990	$3.80	$1,624,648.	FIXED	09/30/2017	09/30/2037
BellSouth Telecommunications, Inc.
Fort Lauderdale, FL	100.00%	80,450	$7.85	$631,586.	FIXED	06/30/2016	06/30/2021
Bouygues Telecom
Tours, FR	95.00%	57,264	$16.89	$967,350.	CPI	09/30/2012	09/30/2012
Bouygues Telecom	75.00%	49,148	$37.41	$1,838,576.	CPI	02/06/2013; 12/31/2015	02/06/2013; 05/31/2020
lllkirch-Graffens, FR
Broomfield Properties
Broomfield, CO	100.00%	80,692	$2.58	$207,940.	NONE	01/31/2015; 12/31/2016; 04/30/2013	01/31/2015; 12/31/2016; 04/30/2013
Caisse Centrale d’Activfties Sociales
(C.C.A.S.)
Tours, FR	95.00%	10,655	$14.75	$157,139.	CPI	02/28/2018	02/28/2021
Candle Lamp Company, LLC
Memphis, TN	100.00%	75,000	$2.53	$189,882.	CPI	03/31/2014	03/31/2014
Carrefour Hypermarche/Logidis/Maison
Johanes Boubee
Lens, FR; Thuit Hebert, FR; Nimes, FR;	45.805%	1,346,669	$5.61	$7,555,735.	FIXED	06/30/2015;	06/30/2018;
Colomiers, FR; Crepy en Valois, FR;						06/30/2016	06/30/2019
Ploufragan, FR; Cholet, FR
CheckFree Corporation
Norcross, GA	100.00%	220,676	$24.21	$5,342,457.	CPI	12/31/2015	12/31/2030
Childtime Childcare, Inc.
Carrollton, TX; Duncanvilie,TX; Lewisville,	33.93%	28,617	$19.58	$560,176.	CPI	01/31/2016	01/31/2041
TX; Westland, Ml; Canton, Ml; Chandler,AZ;
Tuscon, AZ; Alhambra, CA; Chino, CA;
Garden Grove, CA; Tustin, CA
Classic Cuisines Catering
Bloomingdale, IL	100.00%	1,000	$10.00	$10,000.	NONE	04/30/2012	04/30/2012
Consolidated Systems, inc.
Columbia, SC	60.00%	338,765	$3.08	$1,042,470.	FIXED	10/31/2026	10/31/2046
Continental Airlines, Inc.
Houston, TX	100.00%	25,125	$8.25	$207,240.	FIXED	07/31/2013	07/31/2013
Deloro Stellite Company, Inc.
Goshen, IN	100.00%	52,000	$5.10	$265,200.	FIXED	02/28/2018	02/28/2023

Tenant Location	WPC LLC Ownership Interest	Square Footage	Rent per Square Foot	Share Of Current Annual Rents	Rent Increase Factor	Lease Term	Maximum Term
Englobal U. S., Inc.
Beaumont, TX	100.00%	8,580	$9.75	$83,655.	NONE	11/21/2014	11/21/2024
Eroski Sociedad Cooperativa
Mallorca, ES	70.00%	138,383	$12.37	$1,712,263.	CPI	06/30/2030	06/30/2045
Fairpoint Communications, Inc.
Milton, VT	100.00%	30,624	$7.23	$221,438.	FIXED	02/28/2013	02/28/2013
Faurecia Exhaust Systems
Toledo, OH	100.00%	61,000	$6.35	$387,415.	CPI	11/30/2022	11/30/2022
Federal Express Corporation
College Station, TX; Corpus Christi, TX; Collierville, TN	100.00%	432,672	$17.42	$7,535,112.	CPI	04/30/2012; 05/31/2012; 11/30/2019	04/30/2017; 05/31/2017; 08/31/2039
Fiskars Brands, Inc.
Apopka, FL	100.00%	369,537	$3.19	$1,178,750.	FIXED	03/31/2015	03/31/2015
Golder Associates, Inc.
Houston, TX	100.00%	15,796	$6.96	$109,940.	FIXED	10/31/2017	10/31/2022
Google Inc.
Venice, CA	100.00%	67,681	$30.36	$2,054,795.	FIXED	10/31/2025	10/31/2035
Groupe SOFEMO
lllkirch-Graffens, FR	75.00%	16,631	$18.17	$302,256.	CPI	01/31/2014	01/31/2020
Hologic, Inc.
Bedford, MA; Danbury, CT	36.00%	96,855	$14.18	$1,373,622.	CPI	08/31/2022	08/31/2042
Jada Toys, Inc.
Industry, CA	100.00%	92,595	$5.40	$499,728.	FIXED	04/30/2012	04/30/2017
JPMorgan Chase Bank, National Assoc.
Fort Worth, TX	100.00%	384,246	$10.05	$3,861,540.	CPI	02/09/2030	02/28/2050
Juniper Networks, Inc.
Sunnyvale, CA	100.00%	50,311	$10.50	$528,266.	FIXED	11/30/2016	11/30/2021
Kenyon International Emergency Services
Houston, TX	100.00%	17,725	$5.40	$95,715.	NONE	10/31/2014	10/31/2019
Kerr Corporation
Romulus, Ml	100.00%	220,000	$6.61	$1,453,610.	CPI	12/31/2018	12/31/2043
Kmart Corporation
Drayton Plains, Ml; Citrus Heights, CA	100.00%	192,778	$2.02	$390,000.	NONE	03/31/2016; 05/31/2015	03/31/2026; 05/31/2026
Knight Security Systems
Houston, TX	100.00%	4,456	$6.00	$26,736.	FIXED	06/30/2016	06/30/2021
L-3 Communications Titan Corp.
San Diego, CA	100.00%	166,403	$18.36	$3,054,816.	CPI	07/31/2012	07/31/2017
Lincoln Technical Institute, Inc.
Moorestown, NJ	100.00%	35,567	$5.87	$208,710.	FIXED	04/30/2025	04/30/2035
LIVHO, Inc.
Livonia, Ml	100.00%	158,000	$6.33	$1,000,000.	FIXED	12/31/2014	12/31/2014

Tenant Location	WPC LLC Ownership Interest	Square Footage	Rent per Square Foot	Share Of Current Annual Rents	Rent Increase Factor	Lease Term	Maximum Term
Lockheed Martin Corporation
Webster, TX	100.00%	87,304	$10.11	$882,814.	FIXED	3/31/2012; 12/31/2014; 5/31/2018	6/30/2012; 12/31/2017; 5/31/2025
Lowes Home Improvement Warehouse
Bellevue, WA	100.00%	143,352	$10.97	$1,572,426.	CPI	08/31/2018	08/31/2018
Medica France
Chatou, Fr; Poissy, FR; Rosny sous Bois, FR; Paris, FR; Rueil Malmaison, FR; Sarcelles, FR	45.805%	154,312	$18.10	$2,793,073.	CPI	09/30/2021	09/30/2030
Moran Foods, Inc.
Montgomery, AL	100.00%	32,690	$1.64	$53,500.	NONE	10/31/2017	10/31/2037
NVR, Inc.
Thurmont, MD; Farminton, NY	100.00%	179,741	$4.89	$878,413.	CPI	04/30/2019	04/30/2039
NYT Real Estate Company LLC
New York, NY	17.75%	126,420	$34.99	$4,423,046.	FIXED	03/31/2024	03/31/2044
OBI Group
Wroclaw, PL	100.00%	113,570	$8.86	$1,006,628.	CPI	12/31/2025	12/31/2040
Olmsted Kirk Paper Co.
Beaumont, TX	100.00%	5,760	$8.10	$46,656.	FIXED	12/31/2017	12/31/2022
Orbital Sciences Corporation
Chandler, AZ	100.00%	355,307	$10.82	$3,842,930.	CPI	09/29/2019	09/30/2029
Ormco Corporation
Glendora, CA	100.00%	25,000	$22.21	$555,148.	CPI	12/31/2018	12/31/2043
Pioneer Credit Recovery
Moorestown, NJ	100.00%	30,000	$13.50	$405,000.	FIXED	05/31/2012	05/31/2017
Qwest Communications, Inc.
Scottsdale, AZ	100.00%	4,460	$61.50	$274,304.	FIXED	02/28/2017	02/28/2017
Raytheon Company
Webster, TX	100.00%	9,138	$10.00	$91,380.	FIXED	07/31/2012	09/30/2016
RGIS, LLC
Bloomingdale, IL	100.00%	2,550	$8.82	$22,500.	FIXED	11/30/2014	11/30/2014
Richard Design Services, Inc.
Beaumont, TX	100.00%	34,300	$8.75	$300,000.	NONE	02/28/2013	05/31/2013
S&ME, Inc.
Raleigh, NC	100.00%	27,770	$12.52	$347,712.	FIXED	07/31/2016	07/31/2026
SBH Holdings, LLC
Houston, TX	100.00%	5,632	$8.04	$45,281.	FIXED	08/31/2013	08/31/2016
Schuler AG
Göppingen, GR	33.00%	246,380	$9.28	$2,286,514.	CPI	10/31/2027	10/31/2047
Sports Wholesale, Inc.
Birmingham, AL	100.00%	219,312	$4.21	$924,023.	CPI	12/31/2014	12/31/2029

Tenant Location	WPC LLC Ownership Interest	Square Footage	Rent per Square Foot	Share Of Current Annual Rents	Rent Increase Factor	Lease Term	Maximum Term
Sprint Spectrum Realty Company, L.P.
Rio Rancho, NM	100.00%	94,730	$16.15	$1,529,889.	FIXED	05/31/2016	05/31/2021
Supinfo
lllkirch-Graffens, FR	75.00%	6,999	$16.50	$115,513.	CPI	03/31/2019	03/30/2013
Swat-Fame, Inc.
Industry, CA	100.00%	233,205	$3.74	$872,478.	CPI	06/30/2020	06/30/2020
SymphonyIRI Group, Inc.
Chicago, IL	33.33%	53,195	$14.86	$790,646.	CPI	01/31/2021	01/31/2021
The American Bottling Company
Irving, TX; Houston, TX	100.00%	721,947	$6.89	$4,972,047.	CPI	07/31/2014	07/31/2029
The SI Organization
King of Prussia, PA	100.00%	88,578	$9.75	$863,636.	FIXED	07/31/2013	07/31/2023
The United States Playing Card Company
Erlanger, KY	100.00%	572,204	$2.04	$1,168,608.	FIXED	06/30/2017	06/30/2020
Tubular Metal Systems
Pinconning, Mi	100.00%	220,588	$1.35	$297,684.	CPI	07/30/2018	12/31/2022
Unisource Worldwide, Inc.
Anchorage, AK; Commerce, CA	100.00%	456,273	$4.22	$1,926,356.	FIXED	12/31/2014; 4/30/2020	12/31/2029; 4/30/2030
United Space Alliance, LLC
Webster, TX	100.00%	69,132	$6.22	$430,012.	NONE	9/30/2013; 9/30/2015	9/30/2013; 9/30/2020
United States Postal Service
Bloomingdale, IL	100.00%	60,000	$11.63	$697,500.	FIXED	04/30/2016	04/30/2016
United Stationers Supply Co.
San Antoinia, TX; New Orleans, LA	100.00%	122,658	$4.05	$496,869.	CPI	9/30/2012; 3/31/2014	09/30/2012; 03/31/2017
US Airways Group, Inc.
Tempe, AZ	74.58%	167,890	$19.64	$3,297,279.	CPI	04/30/2014	11/30/2029
USA Self Storage, LLC
Pensacola, FL	100.00%	51,867	$3.39	$176,003.	OTHER	12/31/2012	12/31/2012
Wal-Mart Stores, Inc.
Greenfield, IN	100.00%	82,620	$4.00	$330,560.	NONE	01/31/2020	01/31/2025
World Color Printing (USA) Corp.
Doraville, GA	100.00%	432,559	$4.09	$1,770,950.	CPI	12/31/2017	12/31/2042
Xerox Corporation
Hot Springs, AR	100.00%	36,850	$4.85	$178,722.	FIXED	03/31/2014	03/31/2017

Section 2.2(c)(iv)(C)

Required Consents

1.	Certificate of Merger to be filed with/accepted by the Delaware Secretary of State with respect to the Conversion.

2.	Articles of Merger to be filed with/accepted by the State Department of Assessments and Taxation of Maryland with respect to the Conversion.

Section 2.2(e)

Certain Changes or Events

NONE.

Section 2.2(f)

Material Liabilities

NONE.

Section 2.2(i)

Litigation

NONE.

Section 2.2(j)

Audits, Examinations, or other Proceedings in Respect of Taxes

1.	Carey Asset Management Corp.

New York State (2008 & 2009)

Florida (2007, 2008 & 2009)

2.	W. P. Carey International LLC

New York City (2006 & 2007)

Section 2.2(k)

Pension and Benefit Plans

1.	Carey Profit Sharing and 401(k) Plan.

2.	Carey Asset Management Corp. Flexible Benefits Plan.

3.	Carey Asset Management Corp. Health & Insurance Plan.

Section 2.2(n)

Environmental Matters

NONE.

Section 2.2(o)(i)

Real Property Liens and Ownership

1.	None, other than the Liens associated with the loans set forth in the list entitled “WP Carey & Co. LLC – Existing Indebtedness” attached hereto and associated with the inter-company loans set forth on the list entitled “Inter-Company Loans” attached hereto.

W. P. Carey & Co. LLC - Existing Indebtedness

W. P. Carey & Co. LLC - Existing Indebtedness (Domestic Properties)

Borrower	Tenant	Original Lender	Face Amount (US$)
620 Eighth NYT (NY) Limited Partnership	NYT Real Estate Company LLC	BANK OF CHINA, NEW YORK BRANCH	125,000,000.
24 HR-TX (TX) Limited Partnership	24 Hour Fitness USA, Inc.	American Bank of Texas	3,350,000.
AMLN Landlord LLC	Amylin Pharmaceuticals, Inc.	Wells Fargo Bank, National Association	35,350,000.
ANTH WPC (CA) LLC	Anthony, Inc. and Anthony Holdings, Inc.	JPMorgan Chase Bank	9,285,000.
ANT-LM LLC	Orbital Sciences Corporation	Thrivent Financial For Lutherans	14,000,000.
AW WPC (KY) LLC	The United States Playing Card Company	JPMorgan Chase Bank, N.A.	10,750,000.
Bone (DE) QRS 15-2, Inc.	Hologic, Inc.	GMAC Commercial Mortgage Bank	18,500,000.
Call LLC	Sprint Spectrum Realty Company, L.P.	Wells Fargo Bank National Association	8,500,000.
CAREY NORCROSS LLC	CheckFree Corporation	PNC Bank, National Association	30,000,000.
CONSYS-9 (SC) LLC	Consolidated Systems, Inc.	Morgan Stanley Mortgage Capital Inc.	12,000,000.
AZO-C L.P.	AutoZone, Inc.	Teachers Insurance Annuity Association of America	2,033,191.01
AZO-D L.P.	AutoZone, Inc.	Teachers Insurance Annuity Association of America	4,677,621.02
DP WPC (TX) LLC	The American Bottling Company	JPMorgan Chase Bank	33,950,000.
FAUR WPC (OH) LLC	Faurecia Exhaust Systems	JPMorgan Chase Bank	2,675,000.
FLY (CD) LLC	US Airways Group, Inc.	NATIONAL BANK OF ARIZONA	19,000,000.
FORGE RIVER (TX) LP	Lockheed Martin Corporation	Wells Fargo Bank, NA	4,500,000.
FOUR WORLD LANDLORD (GA) LLC	World Color Printing (USA) Corp.	Merill Lynch Mortgage Lending, Inc.	5,000,000.
JPCENTRE (TX) LLC	JPMorgan Chase Bank, National Assoc.	Texas Capital Bank	35,000,000.
Keystone Capital Company	Lowes Home Improvement Warehouse	National Western Life Insurance Company	9,725,000.
QRS 11-41 (AL), LLC	Sports Wholesale, Inc.	Wells Fargo Bank, National Association	4,750,000.
Quest-US West (AZ) QRS 11-68, LLC	Qwest Communications, Inc.	P & M Commercial Funding Inc.	1,594,022.62
Randolph/Clinton Limited Partnership	SymphonyIRI Group, Inc.	Wells Fargo Bank, National Association	15,000,000.
RUSH IT LLC	Federal Express Corporation	JPMorgan Chase Bank, N.A.	54,000,000.
Three Aircraft Seats (DE) LP	BE Aerospace, Inc.	CIBC Inc.	9,200,000.
VENICE (CA) LP	Google, Inc.	AIG Annuity Insurance Co.	24,000,000.

W. P. Carey & Co. LLC Existing Indebtedness (Storage Properties)
Borrower	Tenant	Original Lender	Face Amount (US$)
87th Street Storage Owner (IL) LLC	STO - Chicago, IL, 87th St.	Standard Insurance Company	2,150,000.00
Bedford WPC Storage (IL) LLC	STO - Bedford Park, IL	Standard Insurance Company	1,777,000.00
Best Storage (FL) LLC	STO - Tallahassee, FL,	Bank of America, N.A.	4,000,000.00
Carey Storage I (CA) Rohnert, LLC	STO - Rohnert Park, CA	Standard Insurance Company	4,480,000.00
Carey Storage I (FL) Bull Run LLC	STO - Tallahassee, FL, Roanoke	Standard Insurance Company	3,920,000.00
Carey Storage I (GA) Ameristor, LLC	STO - Augusta, GA	Standard Insurance Company	2,350,000.00
Carey Storage I (GA) Store House, LLC	STO - Lawrenceville, GA	Standard Insurance Company	3,805,000.00
Carey Storage I (MA) LLC	STO - N. Billerica, MA	Standard Insurance Company	4,240,000.00
Carey Storage I (MA) LLC	STO - Brockton, MA	Standard Insurance Company	2,450,000.00
Carey Storage I (MA) LLC	STO - N. Andover, MA	Standard Insurance Company	2,400,000.00
Carey Storage I (MA) LLC	STO - Taunton, MA	Standard Insurance Company	1,900,000.00
Carey Storage I (OH) Armor, LLC	STO - Fairfield, OH	Standard Insurance Company	2,240,000.00
Carey Storage I (TX) ACES LP	STO - Killeen, TX	Standard Insurance Company	3,450,000.00
Carey Storage I (TX) Beltline, LP	STO - Garland, TX	Standard Insurance Company	2,750,000.00
Carey Storage I (TX) Tarrant, LP	STO - Ft. Worth, TX	Standard Insurance Company	3,600,000.00
Harlem WPC Storage (IL) LLC	STO - Chicago, IL, West 60th St.	Standard Insurance Company	1,466,000.00
Lincolnshire WPC Storage (IL) LLC	STO - Lincolnshire, IL	Standard Insurance Company	2,533,000.00
Pensacola Storage (FL) LLC	STO - Pensacola, FL	Standard Insurance Company	2,050,000.00
Pulaski WPC Storage (IL) LLC	STO - Chicago, IL, Pulaski	Standard Insurance Company	1,746,000.00
Storage I (CT) LLC	STO - Newington, CT	Standard Insurance Company	2,415,000.00
Total Storage (AR) LLC	STO - Bentonville, AR	Artesia Mortgage Capital Corporation	2,200,000.00

WP Carey & Co. LLC Existing Indebtedness (Foreign Entities)
Borrower	Tenant	Original Lender	Face Amount (€)
Société SCI CARLOG	Carrefour Hypermarche	Aareal Bank AG	84,244,000.00
Société SCI CARLOG	Carrefour Hypermarche	Aareal Bank AG	14,025,000.00
SCI MAP INVEST	Medica France	Credit Foncier de France	34,000,000.00
Sas Ilkinvest	Bouyges Telecom	Entenial	8,383,171.45
Sas Ilkinvest	Bouyges Telecom	Wuerttemberger Hypo Bank	8,383,171.45
OLlMPlA INVESTMENTS Sp. zoo	OBI Group	Euro Hypo	6,578,000.00

INTER-COMPANY LOANS

Lender	Borrower	Initial Principal	Principal Paydown	Date	Principal outstanding
Carey REIT II	Eros II Spain 17-16 B.V.	€14,342,674.00	€209,854.00	6/30/2010
			€1,820,000.00	8/31/2011
			€210,000.00	9/30/2011

			€2,239,854.00		€12,102,820.00
Eros II Spain 17-16 B.V.	Goldyard S.L. (EUR)	€20,953,364.00	€2,600,000.00	8/31/2011
			€300,000.00	9/30/2011

			€2,900,000.00		€18,053,364.00
Schobi (GER-POL) LLC	Jamesinvest SPRL	€5,260,000.00			€5,260,000.00
Schobi (GER-POL) LLC	Jamesinvest SPRL	€3,000,000.00	€1,300,000.00	10/14/2008	€1,700,000.00
Polk Invest SPRL	Jamesinvest SPRL	€6,437,846.00			€6,437,846.00
Schobi (GER-POL) LLC	Olimpia Investment Sp z.o.o.	€12,067,568.80	€6,250,000.00	3/19/2008
			€2,092,050.21	3/26/2008

			€8,342,050.21		€3,725,518.59
Jamesinvest SPRL	Polkinvest SPRL	€1,550,000.00			€1,550,000.00
Carey REIT II, Inc.	H2 Lender WPC LLC	€114,930.13			€114,930.13
H2 Lender WPC LLC	HLWG Two Lender SARL (consolidate in CPA16)	€114,930.13			€114,930.13
Carey REIT II, Inc.	24 HR-TX GP (TX) QRS 12-66	$2,472,300.00			$2,472,300.00
Carey REIT II, Inc.	ABI (TX) Limited Partnership	$4,558,500.00			$4,558,500.00

Section 2.2(o)(i)(F)

Liens on Equity Interests

1.	None, other than the Liens associated with the loans set forth on the list entitled “WP Carey & Co. LLC – Existing Indebtedness” attached to Schedule 2.2(o)(i).

Section 2.2(o)(ii)

Contracts for Sale, Acquisition, or Transfer, and Development and Construction

Contracts

W.P. Properties under Contracts for Sale or Transfer:

1.	Real Estate Purchase Agreement by and between Corporate Property Associates 4, as seller, and Varma Family Limited Partnership, as purchaser, dated January 19, 2012 for real property located at 4025 and 4063 Viscount Avenue, Memphis, Tennessee 38118.

2.	Purchase and Sale Agreement by and between Corporate Property Associates 6, as seller, and Augeo LLC, as buyer, dated February 1, 2012 for real property located at 2252 Mount Meigs Road, Montgomery, Alabama.

3.	Purchase and Sale Agreement by and between Torrey Pines Limited Partnership, as seller, and ARE-SD Region No. 35, LLC, as buyer, dated January 9, 2012 for real property located at 3013-3033 Science Park Road, San Diego, California.

Contracts for Acquisition (with W. P. Carey or W. P. Carey Subsidiary as purchaser):

NONE.

Development and Construction Contracts:

1.	Landlord work to be performed and tenant allowance to be paid under that certain Civil Lease between Tours Invest, as lessor, and Caisse Centrale D’Activities Sociales, as lessee, dated December 16, 2011.

2.	Landlord work to be performed and tenant allowance to be paid under that certain Lease Agreement by and between Autopress (GER) LLC, as landlord, and Schuler AG, Schuler Pressen Gmbh & Co. KG, Schuler Cartec GmbH & Co. KG and Schuler GUB GmbH&Co. KG, jointly as tenant, dated September 3, 2007.

Section 2.2(o)(iii)

Agreements of Sale, Option Agreements, Rights of First Offer, Rights of First

Refusal, and Early Termination Rights

W. P. Carey Properties under Agreements of Sale:

1.	See Schedule 2.2(o)(ii)

Option Agreements (with W. P. Carey or W. P. Carey Subsidiary as Optionee):

NONE.

W.P. Carey Properties subject to Rights of First Offer, Rights of First Refusal, or Early Termination:

1.	Certain tenants of W. P. Carey Properties may have rights of first refusal, rights of first offer, purchase options, and/or early termination rights contained in the leases and other related documents associated with the rent roll provided in Schedule 2.2(c)(iii).

Section 2.2(p)

Insurance Policies

See attached.

W. P. Carey & Co., LLC Insurance 2011 - 2012

Broker	Program	Policy	Limit	Deductible	Description	Insurance Carrier	Policy Period	Policy Number

McGriff, Seibels & Williams	Insured Assets	Domestic Property - Primary	$2,000,000,000	$100,000/$250,000	Covers scheduled real estate assets and includes Contingent coverage for assets covered under tenants’ primary insurance programs	Travelers Property Casualty Co, of America	05/01/11 - 05/01/12	KTK-JMB-123D949-2-11
		Domestic Property - Contingent		$500,000
		Domestic Liability - Primary & Contingent	$1,000,000	None	Covers scheduled real estate assets and includes Contingent endorsement	Travelers Insurance Co.	05/01/11- 05/01/12	Y660-8246A745-TIL-11
		Excess Liability	$25,000,000	$10,000	Extends liability coverage for real estate assets/Contingent component	Zurich American Ins. Co.	05/01/11- 05/01/12	AUC937331708
	International	Contingent Property	$50,000,000	$500,000	Covers real estate assets and includes Contingent component	Travelers Insurance Co.	05/01/11 - 05/01/12	KTK-CMB-157R20-A-11
		Commercial Contingent Liability	$1,000,000	None	Covers real estate assets and includes Contingent component	Chubb Insurance Co.	05/01/11 - 05/01/12	35850558

Section 2.2(q)

Vote Required

W. P. Carey Conversion:

1.	The affirmative vote of the holders of a majority of the outstanding Listed Shares entitled to vote is required for the adoption of the Conversion Agreement.

2.	The affirmative vote of W. P. Carey, as sole stockholder of NewCo REIT, is required for the adoption of the Conversion Agreement.

Merger:

1.	The affirmative vote of the holders of a majority of the outstanding Listed Shares entitled to vote is required for the adoption of the Merger Agreement.

2.	The affirmative vote of W. P. Carey, the sole stockholder of NewCo REIT, is required for the adoption of the Merger Agreement.

Section 2.2(t)(i)

Material Contracts in Default

NONE.

Section 2.2(t)(ii)

Due-on-Sale Provisions

Approvals, consents and authorizations to be obtained from the lenders under mortgages and related loan documents evidencing and/or securing the loans identified on Schedule 2.2(o)(i).

Section 2.2(t)(iii)

Non-Competition Agreements

NONE.

Section 2.2(t)(iv)

Indemnification Agreements

1.	Director and Officer Indemnification Policy of W. P. Carey & Co. LLC

Section 2.2(u)

Related Party Transactions

1.	Organizational documents and other agreements relating to the joint ventures between such Related Parties set forth on the list attached hereto.

RELATED PARTY JOINT VENTURES

** Non-subsidiary

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
Asiainvest LLC	Delaware	Individual Member(s) (7.69%)	N/A	Individual Member(s) (7.69%)

		W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)		W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

Brassington Limited	Hong Kong	Asiainvest LLC, a Delaware limited liability company (100%)	Asiainvest LLC is owned by W.P. Carey & Co. LLC (92.31%) Individual Member(s) (7.69%)	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

W. P. Carey International LLC	Delaware	Individual Member(s) (7.69%) Carey Asset Management Corp., a Delaware corporation (92.31%)	Carey Asset Management Corp. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (100%)	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

W. P. Carey & Co. Limited	England	W.P. Carey International LLC, a Delaware limited liability company (100%)	W.P. Carey International LLC is owned by (i) Individual Member(s) (7.69%) and (ii) Carey Asset Management Corp., a Delaware corporation (92.31%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

WP Carey Holdings LLC	Delaware	WPCI Holdings I LLC (a/k/ WPCI Holdings LLC) (50% International) Carey REIT II, Inc., a Maryland corporation (50% International, 100% Domestic)	WPCI Holdings I LLC is owned by (i) Carey REIT II, Inc., a Maryland corporation (92.31%), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%), and (ii) Individual Member(s) (7.69%).	N/A as to Domestic Individual Member(s) (7.69%) (as to International) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%) (as to International)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
WPCI Holdings I LLC	Delaware	Carey REIT II, Inc., a Maryland corporation (92.31%) Individual Member(s) (7.69%)	Carey REIT II, Inc. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

WPCI Holdings II LLC	Delaware	W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%) Individual Member(s) (7.69%)	N/A	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

W.P. Carey & Co B.V.	Netherlands	W.P. Carey & Co. LLC, a Delaware limited liability company (50.00%) WPCI Holdings II LLC, a Delaware limited liability company (50.00%)	WPCI Holdings II LLC is owned by W.P.Carey & Co. LLC, a Delaware limited liability company (92.31%) and Individual Member(s) (7.69%)	Individual Member(s) (approximately 3.845%) W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 96.155%)

W.P. Carey Equity Investment Management (Shanghai) Limited	Shanghai	Brassington Limited, a Honk Kong company (100%) which is owned by Asiainvest LLC, a Delaware limited liability company (100%)	Asiainvest LLC is owned by W.P. Carey & Co. LLC (92.31%) Individual Member(s) (7.69%)	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

WPCI Shanghai Rep Office	N/A – representative Shanghai office	W.P. Carey International LLC, a Delaware limited liability company (100%)	W.P. Carey International LLC is owned by (i) Individual Member(s) (7.69%) and (ii) Carey Asset Management Corp., a Delaware corporation (92.31%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
620 Eighth NYT (NY) Limited Partnership** (NY Times Building)	Delaware	620 Eighth GP NYT (NY) LLC, a Delaware limited liability company (55% (general partner))** 620 Eighth Investor NYT (NY) QRS 16-150, Inc., a Delaware corporation (27.25%)**	620 Eighth GP NYT (NY) LLC** is owned by CPA: 17 Limited Partnership, a Delaware limited partnership (100%)**, which is owned by (i) Corporate Property Associates 17 – Global Incorporated, a	Corporate Property Associates 17 – Global Incorporated (approximately 55%)** W.P. Carey & Co. LLC (approximately 17.75%)

Carey REIT II, Inc., a Maryland corporation (17.75%)

Maryland corporation (99.985%; general partner)** and (ii) W.P. Carey Holdings LLC, a Delaware limited liability company (0.015%) which is owned by Carey REIT II, Inc.

Carey REIT II, Inc. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%).

620 Eighth Investor NYT (NY) QRS 16-150, Inc.** is owned by CPA 16 Merger Sub Inc., a Maryland corporation (100%)** which is owned by CPA 16 LLC, a Delaware limited liability company (approximately 100%)**, which is owned by (i) Corporate Property Associated 16 – Global Incorporated, a Maryland corporation (99.985% (managing member))** and (ii) Carey REIT III Inc., a Maryland corporation (.015%), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%).

Corporate Property Associated 16 – Global Incorporation (approximately 25.25%)**

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
Bone (DE) QRS 15-12, Inc. (64%)** and Bone (DE) LLC (36%) (tenants in common) (Hologic, Inc.)	Delaware	Bone (DE) QRS 15-12, Inc.** is owned by Corporate Property Associates 15 Incorporated, a Maryland corporation (100%)** Bone (DE) LLC is owned by Bone Manager, Inc., a Delaware corporation (100%)	Bone Manager Inc. is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	Corporate Property Associates 15 Incorporated (64%)** W.P. Carey & Co. LLC (36%)

CCARE(MULTI) Limited Partnership** (Learning Care Group (Childtime Childcare, Inc.))	Delaware	CCARE(MULTI)GP QRS 11-60, Inc., a Delaware corporation (66.07%; general partner)** CCARE(MULTI)LP QRS 9-1, Inc., a Delaware corporation (33.93%)

CCARE(MULTI)GP QRS 11-60, Inc.** is owned by CIP Acquisition Incorporated, a Maryland corporation (100%)**, which is owned by CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED, a Maryland corporation (100%)**

CCARE(MULTI)LP QRS 9-1, Inc. is owned by Corporate Property Associates 9 is owned by Carey Management LLC, a Delaware limited liability company (7.67%; general partner) and Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner). Carey Management LLC is owned by Carey REIT II, Inc. (100%), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Corporate Property Associates 15 Incorporated (66.07%)** W.P. Carey & Co. LLC (33.93%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
Consys-9 (SC) LLC (60%) and Consys (SC) QRS 16-66, Inc. (40%)** (as tenants in common) (Consolidated Systems, Inc.)	Delaware

Consys-9 (SC) LLC, a Delaware limited liability company is owned by Corporate Property Associates 9, L.P., a Delaware limited partnership (100%)

Consys (SC) QRS 16-66, Inc., a Delaware limited liability company** is owned by CPA 16 Merger Sub Inc., a Maryland corporation (100%)**

Corporate Property Associates 9, L.P. is owned by (i) Carey Management LLC, a Delaware limited liability company (7.67%; general partner) which is owned by Carey

REIT II, Inc., a Maryland corporation (100%) and (ii) Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%) CPA 16 Merger Sub Inc.** is owned by CPA 16 LLC, a Delaware limited liability company (approximately 100%)**, which is owned by (i) Corporate Property Associated 16 – Global Incorporated, a Maryland corporation (99.985% (managing member))** and (ii) Carey REIT III Inc., a Maryland corporation (.015%), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Corporate Property Associates 16-Global Incorporated (60%)** W.P. Carey & Co. LLC (40%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
Randolph/Clinton Limited Partnership (Symphony IRI Group (Information Resources, Inc.))	Delaware	Corporate Property Associates 9, L.P., a Delaware limited partnership (33.33%) QRS 10-1 (ILL), Inc., an Illinois corporation (66.66%; general partner)**

Corporate Property Associates 9 is owned by Carey Management LLC, a Delaware limited liability company (7.67%; general partner) and Carey REIT II, Inc., a Maryland corporation (92.33% limited partner).

QRS 10-1 (ILL), Inc.** is owned by CIP Acquisition Incorporated, a Maryland corporation (100%)**, which is owned by Corporate Property Associates 15 Incorporated, a Maryland corporation (100%)**

W.P. Carey & Co. LLC (33.33%) Corporate Property Associates 15 Incorporated (66.66%)**

Autopress (GER) LLC** (67%) and Jamesinvest Sprl (33%) (as tenants in common) (Schuler Tic)	Autopress (GER) LLC: Delaware Jamesinvest Sprl: Belgium

Autopress (GER) LLC** is owned by (i) Work (GER) QRS 16-117, Inc., a Delaware corporation (49.75%; limited partner)** and (ii) Metal (GER) QRS 15- 94, Inc., a Delaware corporation (50.25%; general partner)**

Jamesinvest Sprl is owned by Polkinvest Sprl, a Belgian company (100%)

Work (GER) QRS 16-117, Inc.** is owned by owned by CPA 16 Merger Sub, Inc., a Maryland corporation (100%)**, which is owned be CPA 16 LLC, a Delaware limited liability company (100%)**, which is owned by Corporate Property Associates 16 – Global Incorporated, a Maryland corporation (99.985% capital Interest)** and Carey REIT III Inc., a Delaware corporation (0.015% Capital Interest). Carey REIT III Inc. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (100%)

Corporate Property Associates 16 – Global Incorporated (33.33%)**

W.P. Carey & Co., LLC (approximately 32.9999%)

Corporate Property Associates 15 Incorporated (33.67%)**

W.P. Carey & Co., Inc. (approximately .0001%)**

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Metal (GER) QRS 15-94, Inc.** is owned by owned by CPA 15 INCORPORATED, a Maryland corporation (100%)**

Polkinvest Sprl is owned by (i) Carey REIT II, Inc., a Maryland corporation (approximately 21,819 shares) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%) and (ii) W.P. Carey & Co., Inc., a Delaware corporation (1 share)**

Goldyard, S.L. (Eroski: Mallorca)	Spain	Eros II Spain 17-16 B.V., a Dutch company (100%)

Eros II Spain 17-16 B.V. is owned by:

(i) CPA 17 Pan-European Holding Coop (30%)**, which is owned by (a) CPA 17 International Holding and Financing LLC, a Delaware limited liability company (1%)**, which is owned by CPA: 17 Limited Partnership, a Delaware limited partnership (100%)**, and (b) CPA: 17 Limited Partnership, a Delaware limited partnership (99%)**, which is owned by Corporate Property Associates 17- Global Incorporated, a Maryland corporation (99.985%; general partner)** and W. P. Carey Holdings LLC, a Delaware limited

Corporate Property Associates 17- Global Incorporated (29.85%)** W.P. Carey & Co. LLC (70.15%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

liability company (.015%). W.P. Carey Holdings LLC is owned by Carey REIT II Inc., a Maryland corporation (50%), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%); and

(ii) EROS (ESP) CR QRS INC., a Delaware corporation (70%), which is owned by Carey REIT II Inc., a Maryland corporation (100%), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Olimpia Investment Sp. z o.o. (OBI 3) (Wroclaw)	Poland	Pilbara Investments Limited, a Cypress company (100%)	Pilbara Investments Limited is owned by Polkinvest Sprl (100%) which is owned by (i) Carey REIT II, Inc., a Maryland corporation (approximately 21,819 shares) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%) and (ii) W.P. Carey & Co., Inc., a Delaware corporation (1 share)**	W.P. Carey & Co., LLC (approximately 99.9999%) W.P. Carey & Co., Inc. (approximately .0001%)**

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
SCI MAP INVEST** (Medica)	France	MAP INVEST 1 SARL (50%)** MAP INVEST 2 SARL (50%)**	MAP INVEST 1 SARL** and MAP INVEST 2 SARL** are owned by MAPI INVEST SPRL (100%)** which is owned by (i) POLKINVEST Sprl (1,994 shares), which is owned by (A) Carey REIT II, Inc., a Maryland corporation (approximately 21,819 shares) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%) and (B) W.P. Carey & Co., Inc., a Delaware corporation (1 share)** and (ii) Carey REIT II, Inc. (3,500 shares), which is owned by WP Carey & Co. LLC (approximately 100%), (iii) MAPINVEST DELAWARE LLC (1 share)** and (iv) Corporate Property Associates 15 Incorporated (6,499 shares)**

W.P. Carey & Co. LLC (approximately 45.7999)

W.P. Carey & Co., Inc. (approximately .0001%)**

Corporate Property Associates 15 Incorporated (approximately 54.19%)**

Mapinvest Delaware LLC (approximately .01%)**

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
CARLOG** (Carrefour/Logidis)	France	CARLOG 2 SARL (50%)** CARLOG 1 SARL (50%)**	CARLOG 2 SARL** and CARLOG 1 SARL** are owned by MAPI INVEST SPRL (100%)** which is owned by (i) POLKINVEST Sprl (1,994 shares), which is owned by (A) Carey REIT II, Inc., a Maryland corporation (approximately 21,819 shares) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%) and (B) W.P. Carey & Co., Inc., a Delaware corporation (1 share)** and (ii) Carey REIT II, Inc. (3,500 shares), which is owned by WP Carey & Co. LLC (approximately 100%), (iii) MAPINVEST DELAWARE LLC (1 share)** and (iv) Corporate Property Associates 15 Incorporated (6,499 shares)**

W.P. Carey & Co. LLC (approximately 45.7999)

W.P. Carey & Co., Inc. (approximately .0001%)**

Corporate Property Associates 15 Incorporated (approximately 54.19%)**

Mapinvest Delaware LLC (approximately .01%)**

Section 3.2

Post Execution Conduct of Business

NONE

Section 9.1

Officers for Knowledge Qualifier

1.	Trevor P. Bond

2.	Thomas E. Zacharias

3.	Mark J. DeCesaris

4.	John J. Park

5.	Hisham A. Kader

6.	Jiwei Yuan

7.	Paul Marcotrigiano

8.	Susan C. Hyde

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

AGREEMENT AND PLAN OF MERGER

DATED AS OF FEBRUARY 17, 2012

DISCLOSURE LETTER

This Disclosure Letter modifies, supplements and forms a part of that certain Agreement and Plan of Merger (the “Agreement”) dated as of February 17, 2012, by and among Corporate Property Associates 15 Incorporated, a Maryland corporation (“CPA15”), CPA 15 Holdco, Inc., a Maryland corporation and a wholly-owned subsidiary of CPA15 (“CPA 15 Holdco”), W. P. Carey & Co. LLC, a Delaware limited liability company and the ultimate parent of the external manager of CPA15 (“W. P. Carey”), W. P. Carey REIT, Inc., a Maryland corporation and a wholly-owned subsidiary of W. P. Carey (“NewCo REIT”), CPA 15 Merger Sub, Inc., a Maryland corporation an indirect subsidiary of NewCo REIT (“Merger Sub”), and, for the limited purposes set forth in Section 4.3, Carey Asset Management Corp. (“CAM”) and W. P. Carey & Co. B.V. (“W. P. Carey B.V.”), each a subsidiary of W. P. Carey; and is arranged in Sections corresponding to the numbered Sections contained in the Agreement. This Disclosure Schedule sets forth items the disclosure of which are necessary or appropriate by CPA15, either in response to an express informational requirement contained in or requested by a provision of the Agreement, or as an exception to one or more representations, warranties or covenants contained in the Agreement; provided, that the mere inclusion of an item in this Disclosure Schedule as an exception to a representation or warranty or covenant shall not be deemed an admission that such item (or any undisclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance. Capitalized terms used in this Disclosure Letter shall have the same meanings as in the Agreement.

SCHEDULES OF DISCLOSURE LETTER

Schedule 2.2(c)(ii)	Consents, Approvals, Authorizations, Permits, Filings and Notifications
Schedule 9.1	Officers for Knowledge Qualifier

Schedule 2.2(c)(ii)

Consents, Approvals, Authorizations, Permits, Filings and Notifications

NONE.

Schedule 9.1

Officers for Knowledge Qualifier

Trevor P. Bond

Thomas E. Zacharias

Mark J. DeCesaris

John J. Park

Hisham A. Kader

Jiwei Yuan

Paul Marcotrigiano

Susan C. Hyde

ANNEX B

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of February 17, 2012, by and among W. P. Carey & Co. LLC, a Delaware limited liability company (“W. P. Carey”), and W. P. Carey REIT, Inc., a Maryland corporation and a wholly-owned subsidiary of W. P. Carey (“NewCo REIT,” and together with W. P. Carey, the “Parties”).

RECITALS

WHEREAS, W. P. Carey has adopted an overall plan to restructure its business operations so as to qualify as a real estate investment trust (“REIT”) for federal income tax purposes;

WHEREAS, as part of the overall restructuring process, W. P. Carey will merge with and into NewCo REIT (the “REIT Conversion”), and pursuant to the terms of this Agreement, each outstanding listed share of W. P. Carey, no par value (the “W. P. Carey Listed Shares”), shall be cancelled and, in exchange for cancellation of such share, the rights attaching to each such share shall be converted into the right to receive one share of NewCo REIT’s common stock, $0.001 par value per share (“NewCo REIT Common Stock”);

WHEREAS, prior to the consummation of the REIT Conversion, W. P. Carey and certain of its affiliates shall, as a condition to the closing of the Merger, consummate the Reorganization (as defined in the Merger Agreement below).

WHEREAS, immediately following the consummation of the REIT Conversion and the Reorganization, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger (the “Merger Agreement”) dated as of February 17, 2012, by and among Corporate Property Associates 15 Incorporated, a Maryland corporation (“CPA 15”), CPA 15 Holdco, Inc., a Maryland corporation that will be the sole stockholder of CPA 15 immediately preceding the Merger (as defined below) (“CPA 15 Holdco”), W. P. Carey, NewCo REIT, CPA 15 Merger Sub Inc. (“Merger Sub”), a Maryland corporation and a subsidiary of W. P. Carey Holdco LLC, a Maryland limited liability company and a subsidiary of NewCo REIT, and, for the limited purposes set forth in Section 4.3, Carey Asset Management Corp. (“CAM”) and W. P. Carey & Co. B.V. (“Foreign Subsidiary”), each a subsidiary of W. P. Carey, W. P. Carey, CPA 15, CPA 15 Holdco, NewCo REIT and Merger Sub intend to merge CPA 15 Holdco with and into Merger Sub(the “Merger”), with Merger Sub surviving the Merger as a direct subsidiary of W. P. Carey Holdco LLC and CPA 15 being a direct subsidiary of Merger Sub.

WHEREAS, the Board of Directors of W. P. Carey (the “W. P. Carey Board”) and the Board of Directors of NewCo REIT (the “NewCo REIT Board”) have each determined that this Agreement and the transactions contemplated hereby, including the REIT Conversion, are advisable and in the best interest of W. P. Carey, NewCo REIT and their respective stockholders and have each approved this Agreement, and the transactions contemplated hereby, including the REIT Conversion;

WHEREAS, the W. P. Carey Board and the NewCo REIT Board have (i) recommended the approval of the REIT Conversion by the W. P. Carey Stockholders and the NewCo REIT Stockholders (as each such term is herein defined), and (ii) authorized that the REIT Conversion be submitted for consideration at a special meeting of the W. P. Carey Stockholders and the NewCo REIT Stockholders; and

WHEREAS, the Parties intend that the REIT Conversion be treated for U.S. federal income tax purposes as a contribution of the assets of W. P. Carey (other than NewCo REIT Common Stock) to NewCo REIT in exchange for NewCo REIT Common Stock in a transaction that, together with the Merger, qualifies under Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), followed by a distribution of all of the NewCo REIT Common Stock held by W. P. Carey to its stockholders in liquidation of W. P. Carey in a transaction that is governed by Section 731 of the Code.

NOW, THEREFORE, for good and valuable consideration, and in consideration of the foregoing, the Parties hereby agree as follows:

ARTICLE I

THE REIT CONVERSION

Section 1.1. The REIT Conversion. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”) and the procedures set forth in Section 3-105 of the Maryland General Corporation Law (the “MGCL”), W. P. Carey shall be merged with and into NewCo REIT. Following the REIT Conversion, NewCo REIT will continue as the surviving corporation (the “Surviving Company”), the separate corporate existence of W. P. Carey will cease, each in accordance with Section 3-114 of the MGCL, and, from and after the Effective Time (as hereinafter defined), the REIT Conversion shall have the effects set forth in the applicable provisions of the MGCL. The Parties intend that the REIT Conversion be treated for U.S. federal income tax purposes as a contribution of the assets of W. P. Carey (other than NewCo REIT Common Stock) to NewCo REIT in exchange for NewCo REIT Common Stock in a transaction that, together with the Merger, qualifies under Section 351 of the Code, followed by a distribution of all of the NewCo REIT Common Stock held by W. P. Carey to its stockholders in liquidation of W. P. Carey in a transaction that is governed by Section 731 of the Code.

Section 1.2. Closing. The closing (the “Closing”) of the REIT Conversion will take place at such time and on such date as shall be specified by the Parties, which shall be no later than the third Business Day after satisfaction or waiver of the conditions set forth in Article III (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of DLA Piper LLP (US), 1251 Avenue of the Americas, New York, New York 10020, or at such other time and place as is agreed to in writing by the Parties hereto (the date on which the Closing takes place, the “Closing Date”).

Section 1.3. Effective Time. Upon the terms and subject to the conditions set forth herein, as part of the Closing, the Parties shall (i) execute a certificate of merger in accordance with the provisions of the DLLCA (the “Delaware Certificate of Merger”) in substantially the form attached hereto as Exhibit A, file such Delaware Certificate of Merger with the Delaware Secretary of State and make all other filings and recordings required under the DLLCA with respect to the REIT Conversion, and (ii) execute articles of merger in accordance with the provisions of the MGCL (the “Maryland Articles of Merger” and together with the Delaware Certificate of Merger, the “Requisite Articles of Merger”) in substantially the form attached hereto as Exhibit B, file such Maryland Articles of Merger with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and shall make all other filings and recordings required under the MGCL with respect to the REIT Conversion. The REIT Conversion shall become effective at such time as the Parties shall agree should be specified in the Requisite Articles of Merger (such time as the REIT Conversion becomes effective, the “Effective Time”); provided that such time (i) is not earlier than the time the (a) Maryland Articles of Merger are accepted for record by the SDAT and (b) Delaware Certificate of Merger is accepted for record by the Delaware Secretary of State, and (ii) does not exceed 30 days after the later of the (a) filing of the Delaware Certificate of Merger with the Delaware Secretary of State and (b) acceptance for record of the Maryland Articles of Merger by the SDAT. Unless otherwise agreed, the Parties shall cause the Effective Time to occur on the Closing Date.

Section 1.4. Charter and Bylaws. The articles of incorporation of NewCo REIT (the “NewCo REIT Charter”) and the bylaws of NewCo REIT (the “NewCo REIT Bylaws”) as in effect immediately prior to the Effective Time, shall, except for any required amendments, be the articles of incorporation and the bylaws of the Surviving Company, until further amended in accordance with the respective terms of such articles of incorporation, bylaws and the MGCL.

Section 1.5. Directors and Officers of the Surviving Company. Unless otherwise determined by the Parties, from and after the Effective Time (i) the directors of W. P. Carey immediately prior to the Effective Time shall be the directors of the Surviving Company, and (ii) the officers of W. P. Carey immediately prior to the Effective Time shall be the officers of the Surviving Company, in each case until the earlier of their respective death, resignation or removal and their respective successors is duly elected and qualifies in accordance with the bylaws of the Surviving Company and the MGCL.

Section 1.6. Conversion Consideration. As of the Effective Time, pursuant to this Agreement and by virtue of the REIT Conversion, and without any further action on the part of W. P. Carey, NewCo REIT or any stockholder of W. P. Carey (the “W. P. Carey Stockholders”) or any stockholder of NewCo REIT (the “NewCo REIT Stockholders”):

(a) each W. P. Carey Listed Share outstanding immediately prior to the Effective Time shall be cancelled and, in exchange for cancellation of such share, the rights attaching to such share shall be converted into the right to receive one share of NewCo REIT Common Stock (the “Conversion Consideration”), which shall constitute the only issued and outstanding shares of capital stock of the Surviving Company immediately after the Effective Time;

(b) each option or other right to purchase or otherwise acquire W. P. Carey Listed Shares pursuant to stock option or other stock-based plans of W. P. Carey granted and outstanding immediately prior to the Effective Time shall, without any action on the part of the holder of such option or right, be converted into and become a right to purchase or otherwise acquire the same number of shares of NewCo REIT Common Stock at the same price per share and upon the same terms and subject to the same conditions as applicable to such options or other rights immediately prior to the Effective Time;

(c) each authorized, unissued (or, if previously issued, no longer outstanding) and unreserved W. P. Carey Listed Share and any W. P. Carey Listed Shares that are owned as treasury shares shall be canceled and cease to exist, without any conversion thereof and without payment of any consideration therefor; and

(d) each share of capital stock of NewCo REIT issued and outstanding immediately prior to the Effective Time shall be canceled and retired without payment of any consideration therefor.

(e) From and after the Effective Time, all W. P. Carey Listed Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of the W. P. Carey Listed Shares shall cease to have any rights with respect thereto, except the right to receive the Conversion Consideration described above.

Section 1.7. Recordation of Exchange.

(a) Delivery of NewCo REIT Common Stock. As soon as practicable following the Effective Time, NewCo REIT shall cause the transfer agent for the NewCo REIT Common Stock to record the transfer on the stock records of NewCo REIT of the amount of NewCo REIT Common Stock issuable as Conversion Consideration to each holder of W. P. Carey Listed Shares pursuant to Section 1.6(a).

(b) No Further Ownership Rights. All Conversion Consideration paid by NewCo REIT in accordance with the terms of this Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to the W. P. Carey Listed Shares in respect of which such Conversion Consideration was paid. At the close of business on the day on which the Effective Time occurs, the share transfer books of W. P. Carey shall be closed, and there shall be no further registration of transfers on the share transfer books of the Surviving Company of W. P. Carey Listed Shares.

(c) No Liability. None of W. P. Carey, NewCo REIT, or any employee, officer, director, partner, agent or affiliate of any of them, shall be liable to any person for any part of the Conversion Consideration or for dividends or distributions with respect thereto delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any W. P. Carey Listed Shares five years after the Effective Time or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any federal, state, local government, or agency or any court, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, shall, to the extent permitted by applicable law, become the property of NewCo REIT or its designated affiliate free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

Section 1.8. Closing Deliveries. Subject to the provisions of Article III hereof, at the Closing:

(a) W. P. Carey shall deliver, or cause to be delivered, to NewCo REIT the various certificates, instruments and documents referred to in Article III hereof to be delivered to NewCo REIT;

(b) NewCo REIT shall deliver, or cause to be delivered, to W. P. Carey the various certificates, instruments and documents referred to in Article III hereof to be delivered to W. P. Carey; and

(c) W. P. Carey and NewCo REIT shall cause the Delaware Certificate of Merger to be filed with the Delaware Secretary of State, and the Maryland Articles of Merger to be filed with the SDAT, and to become effective at the Effective Time.

ARTICLE II

COVENANTS

Section 2.1. Stock Exchange Listing. NewCo REIT shall use its reasonable best efforts to cause the NewCo REIT Common Stock to be issued in the REIT Conversion to be approved for listing on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance, prior to the Closing Date.

Section 2.2. Indemnification; Directors’ and Officers’ Insurance. From and after the effective time, the Surviving Company agrees that it will indemnify, and pay or reimburse the reasonable expenses of, to the fullest extent permitted by law and its articles of incorporation and bylaws (each as amended or restated from time to time), in advance of final disposition of a proceeding, (i) any individual who is a present or former director or officer of W. P. Carey or (ii) any individual who, while a director of W. P. Carey and at the request of the W. P. Carey, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time.

Section 2.3. Further Assurances. Each Party shall execute and deliver to the other Party all such other and further instruments and documents and take or cause to be taken all such other and further actions as the other Party may reasonably request in order to effect the REIT Conversion and any related transaction.

Section 2.4. Distributions. W. P. Carey’s obligations with respect to any dividends or other distributions to the W. P. Carey Stockholders that have been declared by W. P. Carey but not paid prior to the Effective Time will be assumed by the Surviving Company in accordance with the terms thereof.

Section 2.5. Tax Treatment. NewCo REIT shall elect to treat each of Foreign Subsidiary and any subsidiary of Asiainvest LLC treated as a corporation for U.S. federal income tax purposes as a taxable REIT subsidiary under Section 856(l) of the Code, effective as of the Effective Time.

ARTICLE III

CONDITIONS

Section 3.1. Conditions of Each Party’s Obligation to Effect the REIT Conversion. The respective obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions at or prior to the Closing Date:

(a) the REIT Conversion shall have been duly approved by the requisite vote of the W. P. Carey Stockholders and the NewCo REIT Stockholders entitled to vote thereon;

(b) the Merger shall have been duly approved by the requisite vote of the W. P. Carey Stockholders and the stockholders of CPA 15 entitled to vote thereon;

(c) the registration statement on Form S-4 (the “Form S-4”) to be filed with the Securities and Exchange Commission (the “SEC”) by NewCo REIT in connection with the REIT Conversion shall have been declared effective by the SEC, and shall not have been subjected to any stop order or other suspension of effectiveness;

(d) the shares of NewCo REIT Common Stock issuable to W. P. Carey Stockholders pursuant to the terms of this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance;

(e) W. P. Carey shall have received all governmental approvals and third party consents required to be obtained by W. P. Carey or its subsidiaries in connection with the REIT Conversion; except where the failure to obtain such approvals or consents would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Surviving Company and its subsidiaries taken as a whole;

(f) the W. P. Carey Board shall have determined, in its sole discretion, that the transactions necessary for NewCo REIT to qualify as a REIT for federal income tax purposes have occurred or are reasonably likely to occur;

(g) the W. P. Carey Board shall have determined, in its sole discretion, that no legislation, or proposed legislation with a reasonable possibility of being enacted, would have the effect of substantially (i) impairing the ability of NewCo REIT to qualify as a REIT, (ii) increasing the federal tax liabilities of NewCo REIT resulting from the REIT Conversion, or (iii) reducing the expected benefits to NewCo REIT resulting from the REIT Conversion; and

(h) the Requisite Articles of Merger shall have each been duly executed by an authorized officer of W. P. Carey and NewCo REIT, together with any and all other filings and recordings required under the DLLCA or the MGCL with respect to the REIT Conversion to which W. P. Carey or NewCo REIT is a signatory.

ARTICLE IV

TERMINATION

Section 4.1. Termination by Mutual Consent. This Agreement may be terminated and the REIT Conversion may be abandoned at any time prior to the Effective Time, before or after the approval by the W. P. Carey Stockholders, by the mutual consent of the W. P. Carey Board and the NewCo REIT Board.

Section 4.2. Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the REIT Conversion pursuant to this Article IV, no Party hereto (or any of its directors or officers) shall have any liability or further obligation to any other Party to this Agreement.

ARTICLE V

MISCELLANEOUS AND GENERAL

Section 5.1. Entire Agreement. This Agreement, including any Exhibits and documents delivered by the Parties in connection herewith, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any Party hereto unless made in writing and signed by all Parties hereto.

Section 5.2. Modification or Amendment. Subject to the applicable provisions of the DLLCA and the MGCL, at any time prior to the Effective Time, the Parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective Parties.

Section 5.3. Waiver of Conditions. The conditions to each of the Parties’ respective obligation to consummate the REIT Conversion are for the sole benefit of such Party and may be waived before or after the Effective Time by such Party in whole or in part to the extent permitted by applicable law.

Section 5.4. Counterparts. For the convenience of the Parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 5.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 5.6. Incorporation. All Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

Section 5.7. No Third-Party Beneficiaries. Except as provided in Section 2.2, this Agreement is not intended to confer upon any person other than the Parties hereto any rights or remedies hereunder.

Section 5.8. Headings. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

Section 5.9. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 5.10. No Appraisal Rights. The holders of the W. P. Carey Listed Shares are not entitled under the DLLCA to dissenters’ or appraisal rights as a result of the REIT Conversion.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto on the date first herein above written.

W. P. CAREY & CO. LLC

By:	/s/ Trevor P. Bond
Name: Trevor P. Bond
Title: Chief Executive Officer

W. P. CAREY REIT, INC.

By:	/s/ Trevor P. Bond
Name: Trevor P. Bond
Title: Chief Executive Officer

[Signature Page – Conversion Agreement]

Exhibit A

Delaware Certificate of Merger

CERTIFICATE OF MERGER

of

W. P. CAREY & CO. LLC

(a Delaware limited liability company)

WITH AND INTO

W. P. CAREY REIT, INC.

(a Maryland corporation)

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act (“DLLCA”), the undersigned hereby certify that:

1.	The entities participating in the merger (the “Merger”) herein are:

a.	W. P. Carey & Co. LLC, a Delaware limited liability company (“Parent”); and

b.	W. P. Carey REIT, Inc., a Maryland corporation (“Surviving Corporation”).

2.	An agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by Parent and Surviving Corporation in accordance with the provisions of Section 18-209 of the DLLCA.

3.	The name of the Surviving Corporation in the Merger is W. P. Carey REIT, Inc.

4.	The certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of the surviving corporation, as in force and effect at the effective time of the Merger, without any amendment or change effected by the Merger.

5.	The Merger shall become effective immediately upon filing this Certificate of Merger.

6.	An executed copy of the agreement and plan of merger will be maintained on file at the principal place of business of the Surviving Corporation at:

                                                                      50 Rockefeller Plaza

                                                                      New York, NY 10020

7.	A copy of the agreement and plan of merger will be furnished by the Surviving Corporation on request, and without cost, to any stockholder of the constituent corporations.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be executed by its authorized officer this [    ] day of [            ], 2012.

W. P. CAREY & CO. LLC, a Delaware limited liability company

By:
Name:
Title:

W. P. CAREY & CO. LLC, a Maryland corporation

By:
Name:
Title:

Exhibit B

Maryland Articles of Merger

ARTICLES OF MERGER

between

W. P. CAREY & CO. LLC

(a Delaware limited liability company)

and

W. P. CAREY REIT, INC.

(a Maryland corporation)

W. P. CAREY & CO. LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (“W. P. Carey”), and W. P. CAREY REIT, INC., a corporation duly organized and existing under the laws of the State of Maryland (the “REIT”), do hereby certify that:

FIRST: W. P. Carey and the REIT, being the parties to these Articles of Merger, have agreed to merge (the “Merger”) pursuant to that certain Agreement and Plan of Merger, dated as of February 17, 2012, by and among W. P. Carey and the REIT (as amended or restated through the date hereof, the “Merger Agreement”) in the manner and on the terms set forth in these Articles of Merger.

SECOND: The name and place of incorporation or organization of each party to these Articles of Merger are “W. P. Carey REIT, Inc.”, a Maryland corporation, and “W. P. Carey & Co. LLC”, a Delaware limited liability company. The REIT shall survive the Merger as the surviving corporation (the “Surviving Corporation”) and shall continue as a corporation of the State of Maryland under the name “W. P. Carey REIT, Inc.” pursuant to the provisions of the Maryland General Corporation Law.

THIRD: W. P. Carey was formed on October 15, 1996, under the general laws of the State of Delaware. W. P. Carey does not have a principal office in the State of Maryland. W. P. Carey is not registered or qualified to do business in the State of Maryland. The principal office of the REIT in the State of Maryland is in Baltimore City.

FOURTH: [W. P. Carey does not own an interest in land in the State of Maryland.]

FIFTH: The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized, and approved by each party to these Articles of Merger in the manner and by the vote required by its organizational documents and the laws of the state of its incorporation or organization, as applicable. The manner of approval was as follows:

(a)     The Board of Directors of W. P. Carey at a meeting duly called and held on February 17, 2012 adopted resolutions declaring that the proposed Merger was advisable, and approving the proposed Merger, in each case, on substantially the terms and conditions set forth or referred to in the resolutions, and directed that the proposed Merger be submitted for consideration at a special meeting of the shareholders of W. P. Carey. Notice which stated that a purpose of the special meeting was to act on the proposed Merger was given by W. P. Carey to its shareholders as required by law. The proposed Merger was approved by the shareholders of W. P. Carey at a special meeting of shareholders duly called and held on [ ] by the affirmative vote of the holders of at least a majority of the votes represented by the total number of shares of all classes outstanding and entitled to be voted on the matter, as required by law and the organizational documents of W. P. Carey.

[1]

DLA Draft Note: Please confirm that as of the Effective Time, neither W. P. Carey nor W. P. Carey REIT will hold any interest in land located in the State of Maryland, either of record or beneficially.

(b)     The Board of Directors and sole stockholder of the REIT by a joint unanimous written consent of the board of directors and sole stockholder of the REIT, dated February 17, 2012, signed by all of the directors of the REIT and the sole stockholder of the REIT, adopted resolutions pursuant to which (i) the Board of Directors determined that the proposed Merger was advisable and approved the proposed Merger, in each case, on substantially the terms and conditions set forth or referred to in the resolutions, (ii) the Board of Directors directed that the proposed Merger be submitted for consideration by the sole stockholder of the REIT by written consent, and (iii) the sole stockholder of the REIT approved the proposed Merger, as required by law and the charter of the REIT. Notice was waived by each stockholder of the REIT entitled to vote on the proposed Merger and each stockholder not entitled to vote on the proposed Merger.

SIXTH: Neither the charter nor the bylaws of the Surviving Corporation will be amended as a result of the Merger. At the Effective Time of the Merger, the directors and officers of W. P. Carey immediately prior to the Effective Time of the Merger shall become the directors and officers, respectively, of the Surviving Corporation, until their respective successors are duly elected and qualified or until their earlier death, resignation, or removal.

SEVENTH: The membership interests of W. P. Carey are comprised of shares with no par value (the “W. P. Carey Listed Shares”), representing 100% of the total percentage of membership interests in W. P. Carey, and such sharesare not divided into classes. The total number of W. P. Carey Listed Shares of which W. P. Carey has authority to issue is One Hundred Million (100,000,000) shares.

EIGHTH: The total number of shares of stock of all classes which the REIT has authority to issue is One Hundred Million (100,000,000) shares, all of which are classified as common stock, par value $0.001 per share (the “REIT Common Stock”). The aggregate par value of all the authorized shares of stock of all classes of the REIT with par value is One Hundred Thousand Dollars ($100,000.00).

NINTH: At the Effective Time, in accordance with Section 3-114 of the Maryland General Corporation Law, the separate existence of W. P. Carey will cease by virtue of the Merger and without any further action on the part of W. P. Carey or the REIT or any shareholder of W. P. Carey or stockholder of the REIT. The manner and basis of converting or exchanging the outstanding W. P. Carey Listed Shares into shares of stock of the Surviving Corporation or other consideration, and the treatment of any issued W. P. Carey Listed Shares or share of stock of the REIT not to be converted or exchanged are as follows:

(c)     Each W. P. Carey Listed Share outstanding immediately prior to the Effective Time shall, at the Effective Time, be cancelled and retired and, in exchange for cancellation of such share, shall be converted into one share of REIT Common Stock (the “Per Share Merger Consideration”), which shall constitute the only issued and outstanding shares of stock of the Surviving Corporation immediately after the Effective Time;

(d) Each option or other right to purchase or otherwise acquire W. P. Carey Listed Shares pursuant to stock option or other stock-based plans of W. P. Carey granted and outstanding immediately prior to the Effective Time shall, at the Effective Time and without any action on the part of the holder of such option or right, be converted into and become a right to purchase or otherwise acquire the same number of shares of REIT Common Stock at the same price per share and upon the same terms and subject to the same conditions as applicable to such options or other rights immediately prior to the Effective Time; and

(e) Each W. P. Carey Listed Share that constitutes an authorized and unissued (or, if previously issued, no longer outstanding) W. P. Carey Listed Share immediately prior to the Effective Time shall, at the Effective Time, be canceled and retired and cease to exist, without any conversion thereof and without payment of any consideration therefor; and

(f) Each share of REIT Common Stock issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, be canceled and retired, without any conversion thereof and without payment of any consideration therefor.

(g) From and after the Effective Time, all W. P. Carey Listed Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of the W. P. Carey Listed Shares shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration described above in subparagraph (a).

TENTH: The Merger shall become effective [as of [        ] local time in Baltimore City, Maryland on [    ], 2012]/ [upon acceptance for record by the State Department of Assessments and Taxation of Maryland] (the “Effective Time”).

[ REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. ]

IN WITNESS WHEREOF, W. P. CAREY & CO. LLC has caused these presents to be signed in its name and on its behalf by its [President] and attested by its [Secretary] on this                          day of                                                                  , 2012.

ATTEST:	W. P. CAREY & CO. LLC, a Delaware limited liability company

By:
Name:		Name:
Title:		Title:

THE UNDERSIGNED, [President] of W. P. CAREY & CO. LLC, who executed on behalf of W. P. Carey the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of W. P. Carey the foregoing Articles of Merger to be the corporate act of W. P. Carey and hereby certifies that to the best of [his/her] knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

Name:
Title:

IN WITNESS WHEREOF, W. P. Carey REIT, Inc. has caused these presents to be signed in its name and on its behalf by its [President] and attested by its [Secretary] on this                     day of                                                              , 2012.

ATTEST:	W. P. CAREY REIT, INC,, a Maryland corporation

By:
Name:		Name:
Title:		Title:

THE UNDERSIGNED, [President] of W. P. CAREY REIT, INC., who executed on behalf of the REIT the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of the REIT the foregoing Articles of Merger to be the corporate act of the REIT and hereby certifies that to the best of [his/her] knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

Name:
Title:

Annex C

[LETTERHEAD OF BOFA MERRILL LYNCH]

February 17, 2012

The Board of Directors

W. P. Carey & Co. LLC

50 Rockefeller Plaza

New York, New York 10020

The Board of Directors:

We understand that W. P. Carey & Co. LLC (“W. P. Carey”) proposes to enter into an Agreement and Plan of Merger, dated as of February 17, 2012 (the “Agreement”), among Corporate Property Associates 15 Incorporated (“CPA 15”), CPA 15 Holdco, Inc., a wholly owned subsidiary of CPA 15 (“CPA 15 Holdco”), W. P. Carey, the parent of the external manager of CPA 15, W. P. Carey REIT, Inc., a wholly owned subsidiary of W. P. Carey (“NewCo REIT”), CPA 15 Merger Sub Inc., an indirect subsidiary of NewCo REIT (“Merger Sub”), and certain other subsidiaries of W. P. Carey party thereto pursuant to which, among other things, W. P. Carey will acquire CPA 15 (the “Transaction”). As more fully described in the Agreement, prior to the Transaction, (i) W. P. Carey and certain of its affiliates will consummate an internal reorganization (the “Reorganization”) and W. P. Carey will then merge with and into NewCo REIT (the “Conversion”) pursuant to which shares of the common stock, no par value, of W. P. Carey (“W. P. Carey Common Stock”) will be converted into shares of the common stock, par value $0.001 per share, of NewCo REIT (“NewCo REIT Common Stock”) and (ii) a wholly owned subsidiary of CPA 15 Holdco will merge with and into CPA 15 pursuant to which shares of the common stock, par value $0.001 per share, of CPA 15 will be converted into shares of the common stock, par value $0.001 per share, of CPA 15 Holdco (“CPA 15 Common Stock” and, such merger, the “CPA 15 Merger”). The Agreement further provides that, following the Reorganization, the Conversion and the CPA 15 Merger, CPA 15 Holdco will merge with and into Merger Sub and each outstanding share of CPA 15 Common Stock will be converted into the right to receive (i) $1.25 in cash (the “Cash Consideration”) and (ii) 0.2326 of a share (such number of shares, the “Stock Consideration” and, together with the Cash Consideration, the “Consideration”) of NewCo REIT Common Stock. The terms and conditions of the Transaction and related transactions, including the Reorganization, the Conversion and the CPA 15 Merger, are more fully set forth in the Agreement and certain related documents.

You have requested our opinion as to the fairness, from a financial point of view, to W. P. Carey of the Consideration to be paid by W. P. Carey in the Transaction.

In connection with this opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to CPA 15 and W. P. Carey;

(ii)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of CPA 15 furnished to or discussed with us by W. P. Carey as the parent of the external manager of CPA 15, including certain financial forecasts relating to CPA 15 prepared by such external manager and further discussed with us by the management of W. P. Carey (such forecasts, the “CPA 15 Forecasts”);

(iii)	reviewed an appraisal of CPA 15’s real estate portfolio prepared by CPA 15’s independent third-party appraiser as of December 2011 (the “Appraisal”);

(iv)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of W. P. Carey furnished to or discussed with us by the management of W. P. Carey, including certain financial forecasts relating to W. P. Carey prepared by the management of W. P. Carey (such forecasts, the “W. P. Carey Forecasts”);

The Board of Directors

W. P. Carey & Co. LLC

(v)	discussed the past and current business, operations, financial condition and prospects of CPA 15 and W. P. Carey and certain trends and recent developments in, and prospects for, the commercial real estate market and related credit and financial markets with members of senior management of W. P. Carey;

(vi)	reviewed the potential pro forma financial impact of the Transaction on the future financial performance of W. P. Carey, including the potential effect on W. P. Carey’s estimated funds from operations and adjusted funds from operations;

(vii)	reviewed the trading history of, and indexed total returns relating to, W. P. Carey Common Stock and a comparison of such indexed total returns with those of other companies we deemed relevant;

(viii)	compared certain financial information of CPA 15 and certain financial and stock market information of W. P. Carey with similar information of other companies we deemed relevant;

(ix)	reviewed the Agreement and certain related documents; and

(x)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of W. P. Carey that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the CPA 15 Forecasts, we have been advised by W. P. Carey as the parent of the external manager of CPA 15, and have assumed, with the consent of W. P. Carey, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of such external manager and the management of W. P. Carey as to the future financial performance of CPA 15. With respect to the W. P. Carey Forecasts, we have assumed, at the direction of W. P. Carey, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of W. P. Carey as to the future financial performance of W. P. Carey. With respect to the Appraisal, we have assumed, with the consent of W. P. Carey, that it has been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the preparer thereof as to CPA 15’s real estate portfolio. At the direction of W. P. Carey, we have relied upon the assessments of the management of W. P. Carey as to certain trends and recent developments in, and prospects for, the commercial real estate market and related credit and financial markets.

We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of CPA 15 (other than the Appraisal which we have reviewed and relied upon without independent verification for purposes of this opinion), W. P. Carey or any other entity, nor have we made any physical inspection of the properties or assets of CPA 15, W. P. Carey or any other entity. We also have not made an analysis of, nor do we express any opinion or view as to, the adequacy or sufficiency of allowances for credit losses with respect to leases or any other matters and we have been advised and therefore have assumed that any such allowances for losses are, and on a pro forma basis will be, in the aggregate appropriate to cover such losses. We further have not evaluated the solvency or fair value of CPA 15, W. P. Carey or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of W. P. Carey, that the Transaction and related transactions will be consummated in accordance with their respective terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction and related transactions, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an

The Board of Directors

W. P. Carey & Co. LLC

adverse effect on CPA 15, W. P. Carey, NewCo REIT or the contemplated benefits of the Transaction. We also have assumed, at the direction of W. P. Carey, that the Transaction will qualify for federal income tax purposes as a reorganization under the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. We have been advised that CPA 15 has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) for federal income tax purposes since its formation as a REIT and further have assumed, at the direction of W. P. Carey, that NewCo REIT will qualify as a REIT for federal income tax purposes and that the Transaction will not adversely affect such status or operations of CPA 15 or NewCo REIT. In addition, we have assumed, with the consent of W. P. Carey, that the value of NewCo REIT Common Stock issuable in the Transaction is equivalent to the market value of W. P. Carey Common Stock.

We express no view or opinion as to any terms or other aspects or implications of the Transaction (other than the Consideration to the extent expressly specified herein) or any related transactions, including, without limitation, the form or structure of the Consideration or the Transaction or any terms, aspects or implications of the Reorganization, the Conversion, the CPA 15 Merger or any other arrangements, agreements or understandings entered into in connection with or related to the Transaction or otherwise. Our opinion is limited to the fairness, from a financial point of view, to W. P. Carey of the Consideration to be paid in the Transaction and no opinion or view is expressed with respect to any consideration received in connection with the Transaction or related transactions by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any officers, directors or employees of any party to the Transaction or related transactions, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Transaction and related transactions in comparison to other strategies or transactions that might be available to W. P. Carey or in which W. P. Carey might engage or as to the underlying business decision of W. P. Carey to proceed with or effect the Transaction and related transactions. We also are not expressing any view or opinion with respect to, and have relied, with the consent of W. P. Carey, upon the assessments of representatives of W. P. Carey regarding, legal, regulatory, accounting, tax and similar matters relating to CPA 15, W. P. Carey, NewCo REIT, any related entity and the Transaction and related transactions (including the contemplated benefits thereof) as to which we understand that W. P. Carey obtained such advice as it deemed necessary from qualified professionals. We further are not expressing any opinion as to what the value of NewCo REIT Common Stock actually will be when issued or the prices at which W. P. Carey Common Stock or NewCo REIT Common Stock will trade at any time. In addition, we express no opinion or recommendation as to how any shareholder should vote or act in connection with the Transaction or any related matter.

We have acted as financial advisor to W. P. Carey in connection with the Transaction and will receive a fee for our services, portions of which are payable upon delivery of this opinion and completion of the Conversion and a significant portion of which is contingent upon consummation of the Transaction. In addition, W. P. Carey has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of W. P. Carey, CPA 15, NewCo REIT and certain of their respective affiliates.

The Board of Directors

W. P. Carey & Co. LLC

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to W. P. Carey and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as administrative agent, arranger and book runner for, and as a lender under, certain credit facilities, term loans, real estate loans and letters of credit of W. P. Carey and certain of its affiliates, (ii) having provided or providing certain foreign exchange trading services to W. P. Carey and certain of its affiliates and (iii) having provided or providing certain treasury management services and products to W. P. Carey and certain of its affiliates. We and our affiliates in the future also may provide investment banking, commercial banking and other financial services to NewCo REIT, for which services we and our affiliates would expect to receive compensation.

It is understood that this letter is for the benefit and use of the Board of Directors of W. P. Carey (in its capacity as such) in connection with and for purposes of its evaluation of the Transaction.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on W. P. Carey, CPA 15, NewCo REIT or the Transaction and related transactions. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be paid by W. P. Carey in the Transaction is fair, from a financial point of view, to W. P. Carey.

Very truly yours,

/S/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Annex D

[LETTERHEAD OF DEUTSCHE BANK SECURITIES INC.]

February 17, 2012

Board of Directors

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

50 Rockefeller Plaza

New York, NY 10020

Dear Lady and Gentlemen:

Deutsche Bank Securities Inc. (“Deutsche Bank”) has acted as financial advisor to the Special Committee of the Board of Directors (the “Special Committee”) of Corporate Property Associates 15 Incorporated (“CPA15”) in connection with the proposed merger of CPA 15 Merger Sub Inc. (“Merger Sub”), a wholly owned subsidiary of W. P. Carey REIT, Inc. (“NewCo REIT”), with CPA15 Holdco, Inc. (the “Transaction”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) to be entered into among CPA15, CPA15 Holdco, Inc., NewCo REIT, Merger Sub, W. P. Carey & Co. LLC (“W. P. Carey”), the ultimate parent of the external manager of CPA15 and the direct parent of NewCo REIT and, for certain limited purposes, Carey Asset Management Corp. and W. P. Carey & Co. B.V. The Merger Agreement provides, among other things, for the merger of Merger Sub with CPA15 Holdco, Inc., as a result of which CPA15 will become an indirect subsidiary of NewCo REIT. As set forth more fully in the Merger Agreement, upon effectiveness of the Merger, each stockholder of CPA15 (each, a “CPA15 Stockholder”) shall be entitled to receive, with respect to each share of CPA15 common stock, par value $0.001 per share (“CPA15 Common Stock”), held by such CPA15 Stockholder (other than shares of CPA15 Common Stock held by W. P. Carey or any W. P. Carey subsidiary, which shall be canceled for no consideration), (i) $1.25 in cash (the “Cash Consideration”) and (ii) 0.2326 shares of NewCo REIT common stock, par value $0.001 per share (the “Stock Consideration”, and together with the Cash Consideration, the “Merger Consideration”). In addition, in accordance with the Merger Agreement, immediately prior to the consummation of the Transaction and in connection therewith, W. P. Carey will merge with and into NewCo REIT. The terms and conditions of the Transaction and certain related transactions are more fully set forth in the Merger Agreement.

You have requested our opinion, as investment bankers, as to the fairness of the Merger Consideration, from a financial point of view, to the CPA15 Stockholders, other than W. P. Carey or any subsidiary of W. P. Carey that holds CPA15 Common Stock.

In connection with our role as financial advisor to the Special Committee, and in arriving at our opinion, we reviewed certain publicly available financial and other information concerning CPA15 and W. P. Carey, and certain internal analyses, financial forecasts and other information relating to CPA15 and W. P. Carey prepared and furnished to us by W. P. Carey and approved for our use by CPA15. We have also held discussions with certain senior officers and other representatives and advisors of W. P. Carey regarding the businesses and prospects of W. P. Carey and CPA15. In addition, we have (i) reviewed the reported prices and trading activity for the W. P. Carey common stock, (ii) compared certain financial and stock market information for W. P. Carey with, to the extent publicly available, similar information for certain other companies we considered relevant whose securities are publicly traded, (iii) reviewed the net asset value estimates for CPA15 provided by W. P. Carey and derived from third party appraisals as of September 30, 2011 (the “NAV Estimates”), (iv) reviewed, to the extent publicly available, the financial terms of certain recent business combinations which we deemed relevant, (v) reviewed a draft dated February 15, 2012 of the Merger Agreement, and (vi) performed such other studies and analyses and considered such other factors as we deemed appropriate.

We have not assumed responsibility for independent verification of, and have not independently verified, any information, whether publicly available or furnished to us, concerning W. P. Carey or CPA15, including, without limitation, the NAV Estimates or any financial information, considered in connection with the rendering of our opinion. Accordingly, for purposes of our opinion, we have, with your knowledge and permission, assumed and relied upon the accuracy and completeness of all such information. We have not conducted a physical inspection of any of the properties or assets, and have not prepared, obtained or (other than the NAV Estimates) reviewed any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of W. P. Carey or CPA15, nor have we evaluated the solvency or fair value of W. P. Carey or CPA15 under any law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts for both W. P. Carey and CPA15 made available to us and used in our analyses, we have assumed with your knowledge and permission that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the representatives of W. P. Carey as to the matters covered thereby and that such forecasts will be realized in the amounts and time periods currently estimated by W. P. Carey. In rendering our opinion, we express no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

For purposes of rendering our opinion, we have assumed with your knowledge and permission that, in all respects material to our analysis, the Transaction will be consummated in accordance with the terms of the Merger Agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to our analysis. We also have assumed with your knowledge and permission that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions will be imposed that would be material to our analysis. In addition, you have informed us, and accordingly for purposes of rendering our opinion we have assumed that the Transaction will be tax-free to CPA15 and tax-free with respect to the Stock Consideration to the CPA15 Stockholders. We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by the Special Committee and its other advisors with respect to such issues. The Special Committee has informed us, and we have further assumed with your knowledge and permission, that the final terms of the Merger Agreement will not differ materially from the terms set forth in the draft we have reviewed.

This opinion has been approved and authorized for issuance by a Deutsche Bank fairness opinion review committee and is addressed to, and is for the use and benefit of, the Board of Directors of CPA15 in connection with and for the purpose of its evaluation of the Transaction. This opinion is limited to the fairness of the Merger Consideration, from a financial point of view, to the CPA15 Stockholders, other than W. P. Carey or any subsidiary of W. P. Carey that holds CPA15 Common Stock, as of the date hereof. This opinion does not address any other terms of the Transaction or the Merger Agreement, nor does it address the terms of any other agreement entered into or to be entered into in connection with the Transaction. You have not asked us to, and this opinion does not, address the fairness of the Transaction, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of CPA15, nor does it address the fairness of the contemplated benefits of the Transaction. We express no opinion as to the merits of the underlying decision by CPA15 to engage in the Transaction, nor do we express an opinion, and this opinion does not constitute a recommendation, as to how any CPA15 Stockholder should vote with respect to the Transaction. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the officers, directors, or employees of any parties to the Transaction, or any class of such persons, in connection with the Transaction relative to the Merger Consideration to be received by the CPA15 Stockholders. This opinion does not in any manner address the prices at which the common stock of W. P. Carey, NewCo REIT or other NewCo REIT securities will trade following the announcement or consummation of the Transaction.

We were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or part of CPA15, and our opinion does not address the relative merits of the Transaction as compared to any alternative transaction or business strategies.

Deutsche Bank will be paid a fee for its services as financial advisor to CPA15 in connection with the Transaction, a portion of which becomes payable upon delivery of this opinion (or would have become payable if Deutsche Bank had advised the Board of Directors that it was unable to render this opinion) and a substantial portion of which is contingent upon consummation of the Transaction. CPA15 has also agreed to reimburse Deutsche Bank for its expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement. We are an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). One or more members of the DB Group have, from time to time, provided, and are currently providing, investment banking and other financial services to W. P. Carey or its affiliates for which they have received, and in the future may receive, compensation, including acting as financial advisor to the Special Committee of the Board of Directors of Corporate Property Associates 16—Global Incorporated in December 2010. The DB Group may also provide investment and commercial banking services to CPA15 and NewCo REIT in the future, for which we would expect the DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of NewCo REIT and their respective affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Based upon and subject to the foregoing assumptions, limitations, qualifications and conditions, it is Deutsche Bank’s opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the CPA15 Stockholders, other than W. P. Carey or any subsidiary of W. P. Carey that holds CPA15 Common Stock.

Very truly yours,

/s/ DEUTSCHE BANK SECURITIES INC.
DEUTSCHE BANK SECURITIES INC.

Annex E

MARYLAND GENERAL CORPORATION LAW

TITLE 3, SUBTITLE 2

RIGHTS OF OBJECTING STOCKHOLDERS

TITLE 3, SUBTITLE 2. RIGHTS OF OBJECTING STOCKHOLDERS

§ 3-201. Definitions

(a) In general.—In this subtitle the following words have the meanings indicated.

(b) Affiliate.—“Affiliate” has the meaning stated in § 3-601 of this title.

(c) Associate.—“Associate” has the meaning stated in § 3-601 of this title.

(d) Beneficial Owner.—“Beneficial owner”, when used with respect to any voting stock, means a person that:

(1) Individually or with any of its affiliates or associates, beneficially owns voting stock, directly or indirectly;

(2) Individually or with any of its affiliates or associates, has:

(i) The right to acquire voting stock (whether the right is exercisable immediately or within 60 days after the date on which beneficial ownership is determined), in accordance with any agreement, arrangement, or understanding, on the exercise of conversion rights, exchange rights, warrants, or options, or otherwise; or

(ii) Except solely by virtue of a revocable proxy, the right to vote voting stock in accordance with any agreement, arrangement, or understanding; or

(3) Except solely by virtue of a revocable proxy, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of voting stock with any other person that beneficially owns, or the affiliates or associates of which beneficially own, directly or indirectly, the voting stock.

(e) Executive officer—“Executive officer” means a corporation’s president, any vice president in charge of a principal business unit, division, or function, such as sales, administration, or finance, any other person who performs a policy making function for the corporation, or any executive officer of a subsidiary of the corporation who performs a policy making function for the corporation.

(f) Successor.—

(1) “Successor”, except when used with respect to a share exchange, includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

(2) “Successor”, when used with respect to a share exchange, means the corporation the stock of which was acquired in the share exchange.

(g) “Voting stock” has the meaning stated in § 3–601 of this title.

§ 3-202. Right to Fair Value of Stock.

(a) General rule.—Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder’s stock from the successor if:

(1) The corporation consolidates or merges with another corporation;

(2) The stockholder’s stock is to be acquired in a share exchange;

(3) The corporation transfers its assets in a manner requiring action under § 3-105 (e) of this title;

(4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder’s rights, unless the right to do so is reserved by the charter of the corporation; or

(5) The transaction is governed by § 3-602 of this title or exempted by § 3-603 (b) of this title.

(b) Basis of fair value.—

(1) Fair value is determined as of the close of business:

(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the day notice is given or waived under § 3-106; or

(ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

(2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

(3) In any transaction governed by § 3-602 of this title or exempted by § 3-603 (b) of this title, fair value shall be value determined in accordance with the requirements of § 3-603 (b) of this title.

(c) When right to fair value does not apply.—Unless the transaction is governed by § 3-602 of this title or is exempted by § 3-603 (b) of this title, a stockholder may not demand the fair value of the stockholder’s stock and is bound by the terms of the transaction if:

(1) Except as provided in subsection (d) of this section, any shares of the class or series of the stock are listed on a national securities exchange:

(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the date notice is given or waived under § 3-106 of this title; or

(ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

(2) The stock is that of the successor in a merger, unless:

(i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

(ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;

(3) The stock is not entitled, other than solely because of § 3-106 of this title, to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;

(4) The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or

(5) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.

(d) Merger, consolidation, or share exchange.—With respect to a merger, consolidation, or share exchange, a stockholder of a Maryland corporation who otherwise would be bound by the terms of the transaction under subsection (c)(1) of this section may demand the fair value of the stockholder’s stock if:

(1) In the transaction, stock of the corporation is required to be converted into or exchanged for anything of value except:

(i) Stock of the corporation surviving or resulting from the merger, consolidation, or share exchange, stock of any other corporation, or depositary receipts for any stock described in this item;

(ii) Cash in lieu of fractional shares of stock or fractional depositary receipts described in item (i) of this item; or

(iii) Any combination of the stock, depositary receipts, and cash in lieu of fractional shares or fractional depositary receipts described in items (i) and (ii) of this item;

(2) The directors and executive officers of the corporation were the beneficial owners, in the aggregate, of 5 percent or more of the outstanding voting stock of the corporation at any time within the 1–year period ending on:

(i) The day the stockholders voted on the transaction objected to; or

(ii) With respect to a merger under § 3–106 of this title, the effective date of the merger; and

(3) Unless the stock is held in accordance with a compensatory plan or arrangement approved by the board of directors of the corporation and the treatment of the stock in the transaction is approved by the board of directors of the corporation, any stock held by persons described in item (2) of this subsection, as part of or in connection with the transaction and within the 1–year period described in item (2) of this subsection, will be or was converted into or exchanged for stock of a person, or an affiliate of a person, who is a party to the transaction on terms that are not available to all holders of stock of the same class or series.

(e) Beneficial owners.—If directors or executive officers of the corporation are beneficial owners of stock in accordance with § 3–201(d)(2)(i) of this subtitle, the stock is considered outstanding for purposes of determining beneficial ownership by a person under subsection (d)(2) of this section.

§ 3-203. Procedure by Stockholder.

(a) Specific duties.—A stockholder of a corporation who desires to receive payment of the fair value of the stockholder’s stock under this subtitle:

(1) Shall file with the corporation a written objection to the proposed transaction:

(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, within 30 days after notice is given or waived under § 3-106; or

(ii) With respect to any other transaction, at or before the stockholders’ meeting at which the transaction will be considered or, in the case of action taken under § 2-505 (b) of this article, within 10 days after the corporation gives the notice required by § 2-505 (b) of this article;

(2) May not vote in favor of the transaction; and

(3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for the stockholder’s stock, stating the number and class of shares for which the stockholder demands payment.

(b) Failure to comply with section.—A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

§ 3-204. Effect of Demand on Dividend and Other Rights.

A stockholder who demands payment for his stock under this subtitle:

(1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle; and

(2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

§ 3-205. Withdrawal of Demand.

A demand for payment may be withdrawn only with the consent of the successor.

§ 3-206. Restoration of Dividend and Other Rights.

(a) When rights restored.—The rights of a stockholder who demands payment are restored in full, if:

(1) The demand for payment is withdrawn;

(2) A petition for an appraisal is not filed within the time required by this subtitle;

(3) A court determines that the stockholder is not entitled to relief; or

(4) The transaction objected to is abandoned or rescinded.

(b) Effect of restoration.—The restoration of a stockholder’s rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

§ 3-207. Notice and Offer to Stockholders.

(a) Duty of successor.—

(1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

(2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

(i) A balance sheet as of a date not more than six months before the date of the offer;

(ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and

(iii) Any other information the successor considers pertinent.

(b) Manner of sending notice.—The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the U.S. Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

§ 3-208. Petition for Appraisal; Consolidation of Proceedings; Joinder of Objectors.

(a) Petition for appraisal.—Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

(b) Consolidation of suits; joinder of objectors.—

(1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

(2) Two or more objecting stockholders may join or be joined in an appraisal proceeding.

§ 3-209. Notation on Stock Certificate.

(a) Submission of certificate.—At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

(b) Transfer of stock bearing notation.—If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

§ 3-210. Appraisal of Fair Value.

(a) Court to appoint appraisers.—If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

(b) Report of appraisers—Filing.—Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

(c) Report of appraisers—Contents.—The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

(d) Report of appraisers—Service; objection.—

(1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

(2) Within 15 days after the report is filed, any party may object to it and request a hearing.

§ 3-211. Action by Court on Appraisers’ Report.

(a) Order of court.—The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

(1) Confirms, modifies, or rejects it; and

(2) If appropriate, sets the time for payment to the stockholder.

(b) Procedure after order.—

(1) If the appraisers’ report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

(2) If the appraisers’ report is rejected, the court may:

(i) Determine the fair value of the stock and enter judgment for the stockholder; or

(ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

(c) Judgment includes interest.—

(1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under § 3-202 of this subtitle.

(2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i) The price which the successor offered for the stock;

(ii) The financial statements and other information furnished to the stockholder; and

(iii) Any other circumstances it considers relevant.

(d) Costs of proceedings.—

(1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i) The price which the successor offered for the stock;

(ii) The financial statements and other information furnished to the stockholder; and

(iii) Any other circumstances it considers relevant.

(2) Costs may not include attorney’s fees or expenses. The reasonable fees and expenses of experts may be included only if:

(i) The successor did not make an offer for the stock under § 3-207 of this subtitle; or

(ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

(e) Effect of judgment.—The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

§ 3-212. Surrender of Stock.

The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

(1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

(2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

§ 3-213. Rights of Successor with Respect to Stock.

(a) General rule.—A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle.

(b) Successor in transfer of assets.—After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

(c) Successor in consolidation, merger, or share exchange.—Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

Annex F

[To be provided in an amendment.]

Annex G

[To be provided in an amendment.]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission. Our charter and bylaws require us to indemnify our directors and officers and permit us to indemnify certain other parties to the fullest extent permitted from time to time by Maryland law.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis of that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We will enter into indemnification agreements with our directors and executive officers that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements will provide that if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as a director, officer or employee of our company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or executive officer actually received an improper personal benefit in money, property or other services; or

•	with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe his or her conduct was unlawful.

The indemnification agreements will also provide that upon application of a director or executive officer of our company to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:

•

the court determines the director or executive officer is entitled to indemnification under the applicable section of the MGCL, in which case the director or executive officer shall be entitled to recover from us the expenses of securing such indemnification; or

•

the court determines that such director or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or executive officer has met the standards of conduct set forth in the applicable section of the MGCL or has been adjudged liable for receipt of an improper benefit under the applicable section of the MGCL; provided, however, that our indemnification obligations to such director or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by or in the right of our company or in which the executive officer or director shall have been adjudged liable for receipt of an improper personal benefit under the applicable section of the MGCL.

Notwithstanding, and without limiting, any other provisions of the indemnification agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as a director, executive officer or employee of our company, and such director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify such director or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice. In addition, the indemnification agreements will require us to advance reasonable expenses incurred by the indemnitee within 10 days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•

a written undertaking by or on behalf of the indemnitee to repay the portion of any expenses advanced to the indemnitee relating to claims, issues or matters in a proceeding if it is ultimately established that the standard of conduct was not met.

The indemnification agreements will also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of us.

Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed as part of this registration statement. Documents other than those designated as being filed herewith are incorporated herein by reference.

Exhibit No.	Description	Method of Filing

2.1	Agreement and Plan of Merger, dated as of February 17, 2012, by and among Corporate Property Associates 15 Incorporated, CPA 15 Holdco, Inc., CPA 15 Merger Sub Inc.,
	W. P. Carey & Co. LLC, W. P. Carey REIT, Inc. and, for the limited purposes set forth in Section 4.3, Carey Asset Management Corp. and W. P. Carey & Co. B.V.	Annex A to Joint Proxy Statement/Prospectus contained in Registration Statement on Form S-4 (No. 333-[—])

2.2	Agreement and Plan of Merger, dated as of February 17, 2012, by and between W. P. Carey & Co. LLC and W. P. Carey REIT, Inc.	Annex B to Joint Proxy Statement/Prospectus contained in Registration Statement on Form S-4 (No. 333-[—])

3.1	Amended and Restated Limited Liability Company Agreement of W. P. Carey & Co. LLC	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed August 9, 2006

3.2	Amended and Restated Bylaws of W. P. Carey & Co. LLC	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed August 6, 2009

3.3***	Form of Articles of Amendment and Restatement of W. P. Carey Inc.

3.4***	Form of Amended and Restated Bylaws of W. P. Carey Inc.

3.5	Articles of Incorporation of Corporate Property Associates 15 Incorporated	Incorporated by reference to Registration Statement on Form S-11 (No. 333-58854) filed April 13, 2001 by Corporate Property Associates 15 Incorporated

3.6	Amended and Restated Bylaws of Corporate Property Associates 15 Incorporated	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed August 14, 2009 by Corporate Property Associates 15 Incorporated

4.1***	Form of W. P. Carey Inc. Common Stock Certificate

4.2	2008 Amended and Restated Distribution Reinvestment and Stock Purchase Plan of Corporate Property Associates 15 Incorporated	Incorporated by reference to Registration Statement on Form S-3 (No. 333-149648) filed March 11, 2008 by Corporate Property Associates 15 Incorporated

5.1 ***	Form of Opinion of DLA Piper LLP (US) as to the legality of W. P. Carey Inc.’s securities to be issued

8.1 ***	Form of Opinion of DLA Piper LLP (US) regarding certain tax matters concerning the merger and the REIT conversion merger

8.2 ***	Form of Opinion of Clifford Chance US LLP regarding certain tax matters concerning the merger and the REIT conversion merger

10.1	Management Agreement Between Carey Management LLC and the Company	Incorporated by reference to Registration Statement on Form S-4 (No. 333-37901) filed October 15, 1997

10.2 *	1997 Non-Employee Directors’ Incentive Plan (Amended and restated as of April 23, 2007)	Incorporated by reference to Schedule 14A filed April 30, 2007

10.3 *	W. P. Carey & Co. LLC 1997 Share Incentive Plan (Amended through June 11, 2009) (the “1997 Share Incentive Plan”)	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed August 6, 2009

10.4 *	W. P. Carey & Co. Long-Term Incentive Program	Incorporated by reference to Annual Report on Form 10-K for the year ended December 31, 2008 filed March 2, 2009

10.5 *	W. P. Carey & Co. LLC Deferred Compensation Plan for Employees	Incorporated by reference to Annual Report on Form 10-K for the year ended December 31, 2008 filed March 2, 2009

10.6 *	W. P. Carey & Co. LLC 2009 Share Incentive Plan (the “2009 Share Incentive Plan”)	Incorporated by reference to Exhibit A to definitive proxy statement filed April 30, 2009 (the “2009 Proxy Statement”)

10.7 *	Form of Share Option Agreement under the 2009 Share Incentive Plan	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed August 6, 2009

10.8 *	Form of Restricted Share Agreement under the 2009 Share Incentive Plan	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed August 6, 2009

10.9 *	Form of Restricted Share Unit Agreement under the 2009 Share Incentive Plan	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed August 6, 2009

10.10 *	Form of Long-Term Performance Share Unit Award Agreement under the 2009 Share Incentive Plan	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed August 6, 2009

10.11 *	W. P. Carey & Co. LLC 2009 Non-Employee Directors’ Incentive Plan (the “2009 Directors Plan”)	Incorporated by reference to Exhibit B to the 2009 Proxy Statement

10.12 *	Form of Restricted Share Unit Agreement under the 2009 Directors Plan	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed August 6, 2009

10.13	Amended and Restated Advisory Agreement dated as of October 1, 2009 between Corporate Property Associates 15 Incorporated and Carey Asset Management Corp.	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 filed November 6, 2009

10.14	Asset Management Agreement dated as of July 1, 2008 between Corporate Property Associates 15 Incorporated and W. P. Carey & Co. B. V.	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed August 8, 2008

10.15	Amended and Restated Advisory Agreement dated as of October 1, 2009 between Corporate Property Associates 17—Global Incorporated and Carey Asset Management Corp.	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 filed November 6, 2009

10.16	Asset Management Agreement dated as of July 1, 2008 between Corporate Property Associates 17—Global Incorporated and W. P. Carey & Co. B. V.	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed August 8, 2008

10.17	Advisory Agreement dated September 15, 2010 between Carey Watermark Investors Incorporated, CWI OP, LP, and Carey Lodging Advisors, LLC	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed November 5, 2010

10.18	Agreement and Plan of Merger dated as of December 13, 2010 by and among Corporate Property Associates 14 Incorporated, Corporate Property Associates 16—Global Incorporated, CPA 16 Merger Sub Inc., a subsidiary of CPA ®:16, CPA 16 Holdings Inc., CPA 16 Acquisition Inc., CPA 14 Sub Inc., W. P. Carey & Co. LLC, and, for the limited purposes set forth therein, Carey Asset Management Corp. and W. P. Carey & Co. B. V., each a subsidiary of W. P. Carey	Incorporated by reference to the Current Report on Form 8-K filed December 14, 2010

10.19	Sale and Purchase Agreement dated as of December 13, 2010 by and among Corporate Property Associates 14 Incorporated and W. P. Carey & Co. LLC	Incorporated by reference to the Current Report on Form 8-K filed December 14, 2010

10.20	Amended and Restated Advisory Agreement, dated May 2, 2011, by and among Corporate Property Associates 16—Global Incorporated CPA 16 LLC and Carey Asset Management Corp.	Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed May 6, 2011 by Corporate Property Associates 16—Global Incorporated

10.21	Asset Management Agreement, dated May 2, 2011, by and among W. P. Carey & Co. B.V., Corporate Property Associates 16—Global Incorporated and CPA 16 LLC	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed August 9, 2011

10.22	Credit Agreement dated as of December 28, 2011, by and among the Borrowers set forth therein, W. P. Carey & Co. LLC as guarantor, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent	Incorporated by reference to the Current Report on Form 8-K filed January 4, 2012

10.23	Amended and Restated Credit Agreement dated as of February 17, 2012, by and among the Borrowers set forth therein, W. P. Carey & Co. LLC as guarantor, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent	Incorporated by reference to the Current Report on Form 8-K filed February 21, 2012

21.1 ***	List of subsidiaries of W. P. Carey Inc.

21.2	List of subsidiaries of Corporate Property Associates 15 Incorporated	Incorporated by reference to Annual Report on Form 10-K for the fiscal ended December 31, 2011, filed March 5, 2012 by Corporate Property Associates 15 Incorporated

23.1	Consents of PricewaterhouseCoopers LLP	Filed herewith

23.2 ***	Consent of DLA Piper LLP (US)

23.3 ***	Consent of Clifford Chance US LLP

24.1	Powers of Attorney	Contained on Signature Pages of Registration Statement on Form S-4 (No. 333-[—])

31.1	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	Incorporated by reference to Annual Report on Form 10-K for the fiscal ended December 31, 2011, filed on February 29, 2012

31.2	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	Incorporated by reference to Annual Report on Form 10-K for the fiscal ended December 31, 2011, filed on February 29, 2012

32	Certifications pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Incorporated by reference to Annual Report on Form 10-K for the fiscal ended December 31, 2011, filed on February 29, 2012

99.1	Director and Officer Indemnification Policy	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed August 6, 2009

99.2 ***	Form of Proxy Card for Corporate Property Associates 15 Incorporated

99.3 ***	Form of Proxy Card for W. P. Carey Inc.

99.4	Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated	Filed herewith

99.5	Consent of Deutsche Bank Securities, Inc.	Filed herewith

99.6	Consent of Robert A. Stanger & Co., Inc.	Filed herewith

101(a) **	The following materials from W. P. Carey & Co. LLC’s Annual Report on Form 10-K for the year ended December 31, 2011, formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets at December 31, 2011 and 2010, (ii) Consolidated Statements of Income for the years ended December 31, 2011, 2010 and 2009, (iii) Consolidated Statements of Comprehensive Income for the years ended December 31, 2011, 2010 and 2009, (iv) Consolidated Statements of Equity for the years ended December 31, 2011, 2010 and 2009, (v) Consolidated Statements of Cash Flows for the years ended December 31, 2011, 2010 and 2009, (vi) Notes to Consolidated Financial Statements, (vii) Schedule III—Real Estate and Accumulated Depreciations, and (viii) Notes to Schedule III.	Filed herewith

*	The referenced exhibit is a management contract or compensation plan or arrangement described in Item 601(b)(10)(iii) of SEC Regulation S-K.
**	Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 (as incorporated by reference to Annual Report on Form 10-K for the fiscal ended December 31, 2011, filed on February 29, 2012) are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.
***	To be filed by amendment.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d) The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 23, 2012.

W. P. CAREY INC.

By:	/s/ Trevor P. Bond
Trevor P. Bond Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Trevor P. Bond, Mark J. DeCesaris, Thomas E. Zacharias and Susan C. Hyde to be their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing), to sign this registration statement and any and all other amendments to the registration statement (including other post-effective amendments and any registration statement pursuant to Rule 462(b)), and to file the same, with all exhibits therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 23, 2012.

Signature	Title	Date

/s/ Trevor P. Bond Trevor P. Bond	Director and Chief Executive Officer (Principal Executive Officer)	March 23, 2012

/s/ Mark J. DeCesaris Mark J. DeCesaris	Director and Chief Financial Officer (Principal Financial Officer)	March 23, 2012

/s/ Hisham A. Kader Hisham A. Kader	Chief Accounting Officer (Principal Accounting Officer)	March 23, 2012

/s/ Thomas E. Zacharias Thomas E. Zacharias	Director and Chief Operating Officer	March 23, 2012

EXHIBIT INDEX

The following exhibits are filed as part of this registration statement. Documents other than those designated as being filed herewith are incorporated herein by reference.

Exhibit No.	Description	Method of Filing

2.1	Agreement and Plan of Merger, dated as of February 17, 2012, by and among Corporate Property Associates 15 Incorporated, CPA 15 Holdco, Inc., CPA 15 Merger Sub Inc., W. P. Carey & Co. LLC, W. P. Carey REIT, Inc. and, for the limited purposes set forth in Section 4.3, Carey Asset Management Corp. and W. P. Carey & Co. B.V.	Annex A to Joint Proxy Statement/Prospectus contained in Registration Statement on Form S-4 (No. 333-[—])

2.2	Agreement and Plan of Merger, dated as of February 17, 2012, by and between W. P. Carey & Co. LLC and W. P. Carey REIT, Inc.	Annex B to Joint Proxy Statement/Prospectus contained in Registration Statement on Form S-4 (No. 333-[—])

3.1	Amended and Restated Limited Liability Company Agreement of W. P. Carey & Co. LLC	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed August 9, 2006

3.2	Amended and Restated Bylaws of W. P. Carey & Co. LLC	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed August 6, 2009

3.3***	Form of Articles of Amendment and Restatement of W. P. Carey Inc.

3.4***	Form of Amended and Restated Bylaws of W. P. Carey Inc.

3.5	Articles of Incorporation of Corporate Property Associates 15 Incorporated	Incorporated by reference to Registration Statement on Form S-11 (No. 333-58854) filed April 13, 2001 by Corporate Property Associates 15 Incorporated

3.6	Amended and Restated Bylaws of Corporate Property Associates 15 Incorporated	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed August 14, 2009 by Corporate Property Associates 15 Incorporated

4.1***	Form of W. P. Carey Inc. Common Stock Certificate

4.2	2008 Amended and Restated Distribution Reinvestment and Stock Purchase Plan of Corporate Property Associates 15 Incorporated	Incorporated by reference to Registration Statement on Form S-3 (No. 333-149648) filed March 11, 2008 by Corporate Property Associates 15 Incorporated

5.1***	Form of Opinion of DLA Piper LLP (US) as to the legality of W. P. Carey Inc.’s securities to be issued

8.1***	Form of Opinion of DLA Piper LLP (US) regarding certain tax matters concerning the merger and the REIT conversion merger

8.2***	Form of Opinion of Clifford Chance US LLP regarding certain tax matters concerning the merger and the REIT conversion merger

10.1	Management Agreement Between Carey Management LLC and the Company	Incorporated by reference to Registration Statement on Form S-4 (No. 333-37901) filed October 15, 1997

10.2*	1997 Non-Employee Directors’ Incentive Plan (Amended and restated as of April 23, 2007)	Incorporated by reference to Schedule 14A filed April 30, 2007

10.3*	W. P. Carey & Co. LLC 1997 Share Incentive Plan (Amended through June 11, 2009) (the “1997 Share Incentive Plan”)	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed August 6, 2009

10.4*	W. P. Carey & Co. Long-Term Incentive Program	Incorporated by reference to Annual Report on Form 10-K for the year ended December 31, 2008 filed March 2, 2009

10.5*	W. P. Carey & Co. LLC Deferred Compensation Plan for Employees	Incorporated by reference to Annual Report on Form 10-K for the year ended December 31, 2008 filed March 2, 2009

10.6*	W. P. Carey & Co. LLC 2009 Share Incentive Plan (the “2009 Share Incentive Plan”)	Incorporated by reference to Exhibit A to definitive proxy statement filed April 30, 2009 (the “2009 Proxy Statement”)

10.7 *	Form of Share Option Agreement under the 2009 Share Incentive Plan	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed August 6, 2009

10.8*	Form of Restricted Share Agreement under the 2009 Share Incentive Plan	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed August 6, 2009

10.9*	Form of Restricted Share Unit Agreement under the 2009 Share Incentive Plan	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed August 6, 2009

10.10*	Form of Long-Term Performance Share Unit Award Agreement under the 2009 Share Incentive Plan	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed August 6, 2009

10.11*	W. P. Carey & Co. LLC 2009 Non-Employee Directors’ Incentive Plan (the “2009 Directors Plan”)	Incorporated by reference to Exhibit B to the 2009 Proxy Statement

10.12*	Form of Restricted Share Unit Agreement under the 2009 Directors Plan	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed August 6, 2009

10.13	Amended and Restated Advisory Agreement dated as of October 1, 2009 between Corporate Property Associates 15 Incorporated and Carey Asset Management Corp.	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 filed November 6, 2009

10.14	Asset Management Agreement dated as of July 1, 2008 between Corporate Property Associates 15 Incorporated and W. P. Carey & Co. B. V.	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed August 8, 2008

10.15	Amended and Restated Advisory Agreement dated as of October 1, 2009 between Corporate Property Associates 17—Global Incorporated and Carey Asset Management Corp.	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 filed November 6, 2009

10.16	Asset Management Agreement dated as of July 1, 2008 between Corporate Property Associates 17—Global Incorporated and W. P. Carey & Co. B. V.	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed August 8, 2008

10.17	Advisory Agreement dated September 15, 2010 between Carey Watermark Investors Incorporated, CWI OP, LP, and Carey Lodging Advisors, LLC	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed November 5, 2010

10.18	Agreement and Plan of Merger dated as of December 13, 2010 by and among Corporate Property Associates 14 Incorporated, Corporate Property Associates 16—Global Incorporated, CPA 16 Merger Sub Inc., a subsidiary of CPA ®:16, CPA 16 Holdings Inc., CPA 16 Acquisition Inc., CPA 14 Sub Inc., W. P. Carey & Co. LLC, and, for the limited purposes set forth therein, Carey Asset Management Corp. and W. P. Carey & Co. B. V., each a subsidiary of W. P. Carey	Incorporated by reference to the Current Report on Form 8-K filed December 14, 2010

10.19	Sale and Purchase Agreement dated as of December 13, 2010 by and among Corporate Property Associates 14 Incorporated and W. P. Carey & Co. LLC	Incorporated by reference to the Current Report on Form 8-K filed December 14, 2010

10.20	Amended and Restated Advisory Agreement, dated May 2, 2011, by and among Corporate Property Associates 16—Global Incorporated, CPA 16 LLC and Carey Asset Management Corp.	Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed May 6, 2011 by Corporate Property Associates 16—Global Incorporated

10.21	Asset Management Agreement, dated May 2, 2011, by and among W. P. Carey & Co. B.V., Corporate Property Associates 16—Global Incorporated and CPA 16 LLC	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed August 9, 2011

10.22	Credit Agreement dated as of December 28, 2011, by and among the Borrowers set forth therein, W. P. Carey & Co. LLC as guarantor, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent	Incorporated by reference to the Current Report on Form 8-K filed January 4, 2012

10.23	Amended and Restated Credit Agreement dated as of February 17, 2012, by and among the Borrowers set forth therein, W. P. Carey & Co. LLC as guarantor, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent	Incorporated by reference to the Current Report on Form 8-K filed February 21, 2012

10.24	Employment Agreement dated as of March 1, 2012, by and among W. P. Carey & Co. LLC and Trevor P. Bond	Incorporated by reference to the Current Report on Form 8-K filed March 2, 2012

21.1***	List of subsidiaries of W. P. Carey Inc.

21.2	List of subsidiaries of Corporate Property Associates 15 Incorporated	Incorporated by reference to Annual Report on Form 10-K for the fiscal ended December 31, 2011, filed March 5, 2012 by Corporate Property Associates 15 Incorporated

23.1	Consents of PricewaterhouseCoopers LLP	Filed herewith

23.2***	Consent of DLA Piper LLP (US)

23.3***	Consent of Clifford Chance US LLP

24.1	Powers of Attorney	Contained on Signature Pages of Registration Statement on Form S-4 (No. 333-[—])

31.1	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	Incorporated by reference to Annual Report on Form 10-K for the fiscal ended December 31, 2011, filed on February 29, 2012

31.2	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	Incorporated by reference to Annual Report on Form 10-K for the fiscal ended December 31, 2011, filed on February 29, 2012

32	Certifications pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Incorporated by reference to Annual Report on Form 10-K for the fiscal ended December 31, 2011, filed on February 29, 2012

99.1	Director and Officer Indemnification Policy	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed August 6, 2009

99.2***	Form of Proxy Card for Corporate Property Associates 15 Incorporated

99.3 ***	Form of Proxy Card for W. P. Carey Inc.

99.4	Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated	Filed herewith

99.5	Consent of Deutsche Bank Securities, Inc.	Filed herewith

99.6	Consent of Robert A. Stanger & Co., Inc.	Filed herewith

101(a) **	The following materials from W. P. Carey & Co. LLC’s Annual Report on Form 10-K for the year ended December 31, 2011, formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets at December 31, 2011 and 2010, (ii) Consolidated Statements of Income for the years ended December 31, 2011, 2010 and 2009, (iii) Consolidated Statements of Comprehensive Income for the years ended December 31, 2011, 2010 and 2009, (iv) Consolidated Statements of Equity for the years ended December 31, 2011, 2010 and 2009, (v) Consolidated Statements of Cash Flows for the years ended December 31, 2011, 2010 and 2009, (vi) Notes to Consolidated Financial Statements, (vii) Schedule III—Real Estate and Accumulated Depreciations, and (viii) Notes to Schedule III.	Filed herewith

*	The referenced exhibit is a management contract or compensation plan or arrangement described in Item 601(b)(10)(iii) of SEC Regulation S-K.
**	Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 (as incorporated by reference to Annual Report on Form 10-K for the fiscal ended December 31, 2011, filed on February 29, 2012) are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.
***	To be filed by amendment.